As filed with United States Securities and Exchange Commission on November 12, 2024

Registration No: 333-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALPHAVEST ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Cayman Islands*	6770	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

For co-registrants, see “Table of Co-Registrants” on the following page.

205 W. 37th Street

New York, NY 10018

(203) 998-5540

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Yong (David) Yan

205 W. 37th Street

New York, NY 10018

(203) 998-5540

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Blankenship Winston & Strawn LLP 800 Capitol Street, Suite 2400 Houston, TX 77002 Tel: 713-651-2678	Jeffrey M. Gallant Eric T. Schwartz Graubard Miller 405 Lexington Avenue, 44th Floor New York, NY 10174 Tel: 212-818-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective and all other conditions to the business combination described in the enclosed proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

*	Immediately prior to, and on the same date as, the consummation of the Business Combination described in the proxy statement/prospectus, AlphaVest Acquisition Corp intends to effect a deregistration under the Companies Act (As Revised) of the Cayman Islands and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which the jurisdiction of incorporation for AlphaVest Acquisition Corp will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by the continuing entity following the Domestication, which will be renamed “[●]” in connection with the Business Combination, as further described in the proxy statement/prospectus. As used herein, the “Surviving PubCo” refers to AlphaVest Acquisition Corp as a Delaware corporation by way of continuation following the Domestication and the Business Combination.

The Registrant and Co-Registrant hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant and Co-Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter(1)(2)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
AMC Corporation	Washington	7372	38-4199902

(1)	The Co-Registrant has the following principal executive office:

AMC Corporation

4794 231st Place S.E.

Sammamish, WA 98075

(2)	The agent for service for the Co-Registrant is:

AMC Corporation
4794 231st Place S.E.
Sammamish, WA 98075

Attn: Chairman

The information in this proxy statement/prospectus is not complete and may be changed. The registrant may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. The proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY — SUBJECT TO COMPLETION, DATED NOVEMBER 12, 2024

PROXY STATEMENT FOR

EXTRAORDINARY GENERAL MEETING OF ALPHAVEST ACQUISITION CORP

PROSPECTUS FOR

25,239,378 SHARES OF COMMON STOCK OF ALPHAVEST ACQUISITION CORP

(AFTER ITS DOMESTICATION AS A CORPORATION INCORPORATED IN THE STATE OF

DELAWARE, WHICH WILL BE RENAMED “[●]”

IN CONNECTION WITH THE BUSINESS COMBINATION

DESCRIBED HEREIN)

The board of directors of AlphaVest Acquisition Corp, a Cayman Islands exempted company (“SPAC” or “ATMV”), has approved (i) the de-registration of SPAC as an exempted company in the Cayman Islands and the transfer by way of continuation of SPAC as a Delaware corporation (the “Domestication”); (ii) the Business Combination with AMC Corporation, a Washington corporation (the “Company” or “AMC”), pursuant to which AMC will become a wholly owned subsidiary of SPAC; (iii) the Business Combination Agreement, dated as of August 16, 2024 (the “Business Combination Agreement”), by and among, ATMV, AV Merger Sub Inc, a Washington corporation (the “Merger Sub” and together with ATMV, the “SPAC Parties”), and AMC; (iv) the Ancillary Documents to which SPAC is or will be a party; and (v) the other transactions contemplated by the Business Combination Agreement. AMC creates and distributes innovative and smart security products and related solutions.

Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Business Combination Agreement or the section entitled “Selected Definitions” in the accompanying proxy statement/prospectus.

We refer to SPAC following the Business Combination as “Surviving PubCo.” The board of directors of the SPAC (the “SPAC Board”) determined that the Business Combination Agreement (a copy of which is attached to this proxy statement/prospectus as Annex A), the Domestication, the Merger and the related Transactions are fair to and in the best interest of the SPAC Shareholders, approved and adopted the Business Combination Agreement, the Domestication, the Merger and the related Transactions and declared their advisability. As described in this proxy statement/prospectus, the SPAC Shareholders are being asked to consider a vote upon (among other things) the Business Combination as recommended by the SPAC Board. This proxy statement/prospectus is dated [●], 2024 and is first being mailed to the SPAC Shareholders on or about [●], 2024.

The Domestication

Immediately prior to, and on the same date as, the consummation of the Business Combination (the “Closing Date”), among other things, SPAC shall cause the Domestication to occur in accordance with Section 388 of the DGCL and Part XII of the Companies Act (As Revised) of the Cayman Islands.

In connection with the Domestication, SPAC shall cause:

●	Each unit of SPAC (the “SPAC Unit”) that is issued and outstanding immediately prior to the Domestication to be separated into one ordinary share, par value $0.0001 per share, of SPAC (“SPAC Ordinary Share”) and one right of SPAC (“SPAC Right”);

●	Each SPAC Ordinary Share that is issued and outstanding immediately prior to the Domestication (including those ordinary shares so separated from the SPAC Units) to be converted into one share of common stock, par value $0.00001 per share, of Surviving PubCo (as incorporated under the laws of Delaware) (the “Surviving PubCo Common Stock”); and

●	Each SPAC Right that is outstanding immediately prior to the Merger shall convert into one-tenth of one share of Surviving PubCo Common Stock.

The Merger

On the Closing Date, immediately following the consummation of the Domestication, Merger Sub shall merge with and into the Company (the “Merger”). As a result of the Merger, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving company of the Merger (the “Surviving Company”). At the Closing, the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Washington a certificate of merger (the “Certificate of Merger”), to be executed and filed in accordance with the relevant provisions of the Revised Code of Washington (the “RCW”). The Merger shall become effective on the date and time at which the Certificate of Merger is accepted for filing by the Secretary of State of the State of Washington or at such later date or time as is agreed by SPAC and the Company and specified in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).

Pursuant to the terms of the Business Combination Agreement, at the Effective Time, by virtue of the Merger, without any action on the part of any party or any other person:

■	Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one share of common stock, par value $0.0001 per share, of the Surviving Company (a “Surviving Company Share”).

■	Each Company Share (other than any Company Shares held in treasury that are cancelled and extinguished and any Company Dissenting Shares) issued and outstanding as of immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into the right to receive a number of shares of Surviving PubCo Common Stock equal to the Exchange Ratio (the “Per Share Merger Consideration”).

■	Each Company Share held immediately prior to the Effective Time by the Company as treasury stock shall be automatically cancelled and extinguished, and no consideration shall be paid with respect thereto.

Additionally, at the Effective Time, (i) all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company, in each case, in accordance with the RCW; (ii) the Governing Documents of Merger Sub shall be the Governing Documents of the Surviving Company, in each case, until thereafter changed or amended; and (iii) the officers, and except as disclosed herein, the directors of the Company immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Company. Pursuant to the Business Combination Agreement, the consummation of the Business Combination is subject to customary closing conditions.

The Business Combination Agreement provides that the Exchange Share Consideration shall equal 17,500,000 shares of Surviving PubCo Common Stock. The Exchange Ratio shall equal (i) 17,500,000 shares of Surviving PubCo Common Stock divided by (ii) the number of Fully Diluted Shares (as defined herein).

The Business Combination Agreement includes a covenant for SPAC and its Representatives to use commercially reasonable efforts to cooperate and assist the Company with the private placement of equity securities of SPAC and/or the Company, in each case, on the terms and with counterparties, and otherwise satisfactory to the Company in its sole discretion (the “Financing”). The Company and SPAC anticipate raising a minimum of $8 million in such Financing. The parties to the Business Combination Agreement intend to obtain the Financing, but there are currently no commitments for such Financing.

In connection with the execution of the Business Combination Agreement, (i) AlphaVest Holding, LP, a Delaware limited partnership and sponsor to SPAC (the “Sponsor”), SPAC and the Company entered into a support agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor agreed to vote its shares of SPAC in favor of the Business Combination Agreement and the Business Combination and pay or reimburse SPAC for certain expenses; and (ii) certain holders of Company Shares, SPAC and the Company entered into support agreements (the “Transaction Support Agreements”), pursuant to which, among other things, such holders of Company Shares agreed to support and vote in favor of the Business Combination Agreement and the Ancillary Agreements to which the Company is or will be a party and the Business Combination.

i

In addition, in connection with the closing of the Business Combination, SPAC (as domesticated in Delaware)  will enter into (i) a lock-up agreement (the “Lock-Up Agreement”) with the Sponsor, certain directors and officers of SPAC, and certain Company stockholders pursuant to which each of the parties will agree not to effect any sale or distribution of any equity securities of Surviving PubCo held by any of them during the lock-up period set forth therein, and (ii) a registration rights agreement (the “New Registration Rights Agreement”) along with the Sponsor, certain directors and officers of SPAC and certain Company stockholders pursuant to which Surviving PubCo will agree to file a registration statement for the resale of shares held by the Sponsor, such directors and officers of SPAC, and such Company stockholders subject to the terms and conditions described therein.

Listing of Securities

The SPAC Units, SPAC Ordinary Shares, and SPAC Rights are currently listed on the Nasdaq Global Market (the “Nasdaq”) under the symbols “ATMVU,” “ATMV” and “ATMVR,” respectively. SPAC will apply for listing, to be effective at the time of the Business Combination, of the Surviving PubCo Common Stock on the Nasdaq under the proposed symbol “[●].”

SPAC Financing

Since SPAC’s formation, SPAC’s material financings have consisted of various promissory notes. On June 3, 2022, SPAC issued an unsecured promissory note (as amended) to the Sponsor for $150,000 to cover expenses related to the initial public offering (“IPO”), none of which was still outstanding as of June 30, 2024. On December 21, 2023, SPAC issued an unsecured promissory note (as amended) to the Sponsor to cover expenses in connection with extension payments for the business combination period. The initial amount of the loan was $165,000. The promissory note was subsequently amended and restated on April 15, 2024, to increase the principal amount to $715,000 and extend the maturity date to the earlier of (i) September 12, 2024, or (ii) the date the business combination is consummated. On October 25, 2024, the promissory note was further amended and restated to extend the maturity date to promptly after the date the business combination is consummated. As of June 30, 2024, $220,000 was outstanding on such note.

Additionally, on March 12, 2024, SPAC issued a promissory note to TenX Global Capital LP, a limited partner of the Sponsor, pursuant to which SPAC could borrow up to an aggregate of $400,000. On October 21, 2024, the promissory note was amended and restated to extend the maturity date to the earlier of: (i) December 12, 2024, or (ii) the date that the business combination is consummated. As of June 30, 2024, there was $91,532 outstanding on such note.

On May 2, 2024, SPAC issued a promissory note to AMC, pursuant to which SPAC could borrow an aggregate of $440,000 to cover expenses in connection with the extension of time SPAC has to consummate the business combination. The promissory note is due and payable on the earlier of: (i) December 12, 2024, or (ii) promptly after the date on which the business combination is consummated. As of June 30, 2024, $110,000 was outstanding under this promissory note.

On May 2, 2024, SPAC also issued a second promissory note to AMC pursuant to which SPAC could borrow up to an aggregate of $126,000 to cover SPAC’s working capital requirements. The promissory note is due and payable on the earlier of: (i) December 12, 2024, or (ii) promptly after the date the business combination is consummated. As of June 30, 2024, there was $126,000 outstanding under this promissory note.

On October 11, 2024, SPAC issued a third promissory note to AMC pursuant to which SPAC could borrow up to an aggregate of $100,000 to cover SPAC’s working capital requirements. The promissory note is interest free and due and payable on the earlier of: (i) December 31, 2024, or (ii) promptly after the date on which the business combination is consummated. As of the date of this proxy statement/prospectus, there was approximately $14,184 outstanding under this promissory note.

Pro Forma Ownership

The table below illustrates varying beneficial ownership levels in Surviving PubCo immediately upon Closing, assuming (i) no redemptions by SPAC Public Shareholders, (ii) 25% redemption by SPAC Public Shareholders, (iii) 75% redemption by SPAC Public Shareholders and (iv) the maximum redemptions by SPAC Public Shareholders. The following table also assumes that no shareholders of AMC exercise dissenters’ rights.

	Scenario 1	Scenario 2	Scenario 3	Scenario 4
	Assuming No Redemptions into Cash	Assuming 25% Redemptions into Cash	Assuming 75% Redemptions into Cash	Assuming Maximum Redemptions into Cash
SPAC’s Public Shareholders (1)	5,415,829	4,234,372	1,871,457	690,000
SPAC’s Initial Shareholders (2)	2,323,549	2,323,549	2,323,549	2,323,549
AMC Shareholders	17,500,000	17,500,000	17,500,000	17,500,000
Total shares outstanding (incl. shares underlying SPAC Right)	25,239,378	24,057,921	21,695,006	20,513,549

(1)	Includes an aggregate of 690,000 SPAC Shares to be issued upon conversion of the outstanding SPAC Rights upon consummation of the Business Combination

(2)	Includes an aggregate of 43,049 SPAC Shares to be issued upon conversion of the SPAC Private Rights upon consummation of the Business Combination.

ii

Compensation Received by the Sponsor

The Sponsor is AlphaVest Holdings, LP, a Delaware limited partnership. The Sponsor’s sole managing member is AlphaVest Management LLC, which is managed by Dahe Zhang. On February 7, 2022, the Sponsor paid SPAC $25,000, or approximately $0.014 per share, for 1,725,000 founder shares (the “SPAC Founder Shares”). Up to 225,000 SPAC Founder Shares were subject to forfeiture to the extent that EarlyBirdCapital, Inc. (“EBC”), the representative of the underwriters in the IPO, did not exercise its over-allotment option in full. On December 29, 2022, EBC exercised its over-allotment option in full resulting in no SPAC Founder Shares being forfeited. On April 18, 2023, the Sponsor transferred an aggregate of 1,035,000 SPAC Founder Shares to Peace Capital Limited, an entity controlled by Pengfei Zheng, SPAC’s Chairman. As of the date of this proxy statement/prospectus, the Sponsor holds 851,162 SPAC Ordinary Shares (which includes the SPAC Ordinary Shares underlying the private placement units) and 161,162 private placement units. Peace Capital Limited currently holds 1,276,742 SPAC Ordinary Shares (which includes the SPAC Ordinary Shares underlying the private placement units) and 241,742 private placement units. Upon the completion of the Business Combination, Sponsor and its affiliates will hold a total of [●] shares of Surviving PubCo Common Stock. Additionally, pursuant to an Administrative Services Agreement, until the completion of SPAC’s initial business combination or liquidation, it will pay a monthly fee of $10,000 to TenX Global Capital LP for office space, secretarial and administrative services.

The Sponsor will not receive any compensation in connection with the Business Combination. Since the Sponsor only paid $25,000 for the SPAC Founder Shares it will retain at the closing of the Business Combination (approximately $0.014 per share) as compared to the $10.00 per share price paid by the SPAC Public Shareholders in the initial public offering of SPAC, the Sponsor will still be able to make a positive rate of return even if the market price of the shares is very low after the Closing while a SPAC Public Shareholder who purchased in the initial public offering would only make a positive rate of return if the trading price exceeds $10.00 per share. In addition, simultaneously with the closing of the initial public offering, the Sponsor also purchased in a private placement 365,000 private placement units at a purchase price of $10.00 per private placement unit for an aggregate capital contribution of $3,650,000. On December 29, 2022, simultaneously with the sale of the overallotment SPAC Units, the Sponsor also purchased in a private placement 37,904 private placement units at a purchase price of $10.00 per private placement unit for an aggregate capital contribution of $379,040. As disclosed herein, the Sponsor transferred to Peace Capital Limited a portion of its private placement units, such that as of the date of this proxy statement/prospectus, the Sponsor holds 161,162 private placement units and Peace Capital Limited holds 241,742 private placement units. Since the SPAC Founder Shares and the private placement units have been issued, there will not be material additional dilution to the equity interests of non-redeeming shareholders from those securities upon consummation of the Business Combination. The exchange of the SPAC Rights included in the private placement units for 40,290 shares of the Surviving PubCo Common Stock also will not result in material dilution to the non-redeeming shareholders. See “Proposal No. 1 – The Business Combination Proposal – Interests of the Sponsor and SPAC’s Directors and Officers and others in the Business Combination.”

In considering the unanimous recommendation of the SPAC Board to vote in favor of the Business Combination, SPAC Public Shareholders should be aware that, aside from their interests as shareholders, Sponsor and certain members of SPAC’s management have interests in the Business Combination that are different from, or in addition to, those of other SPAC Public Shareholders generally. SPAC’s directors were aware of and considered these interests, among others, in evaluating the Business Combination, and in recommending to SPAC Shareholders that they approve the Business Combination. SPAC Shareholders should take these interests into account in deciding whether to approve the Business Combination. See “Proposal No. 1 – The Business Combination Proposal – Interests of the Sponsor and SPAC’s Directors and Officers and others in the Business Combination” for a description of such potential conflicts of interest.

SPAC currently estimates that the total amount payable for reimbursement of transaction expenses and any outstanding loans or other obligations to the Sponsor is approximately $[●]. As such expenses and obligations will be repaid, rather than converted to equity instruments, the reimbursements payable to Sponsor at Closing will not result in a material dilution of the equity interests of non-redeeming SPAC shareholders.

This proxy statement/prospectus provides shareholders of SPAC with detailed information about the Business Combination and other matters to be considered at the extraordinary general meeting of SPAC. We encourage you to read this entire document, including the Annexes and other documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 43 of this proxy statement/prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

iii

LETTER TO SHAREHOLDERS OF

ALPHAVEST ACQUISITION CORP

AlphaVest Acquisition Corp

205 W. 37th Street

New York, NY 10018

Tel: (203) 998-5540

To the shareholders of AlphaVest Acquisition Corp:

You are cordially invited to attend the extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) of AlphaVest Acquisition Corp, a Cayman Islands exempted company (“SPAC” and, after the Domestication as described below “Surviving PubCo”), which will be held at [●] a.m., Eastern Time, on [●], 2024 at the offices of Winston & Strawn LLP located at 800 Capitol Street, Suite 2400, Houston, Texas 77002 and in a virtual meeting format at [●], or such other time, on such other date and such other place to which the Extraordinary General Meeting may be adjourned, for the purpose of voting on SPAC’s proposed business combination with AMC Corporation, a Washington corporation (the “Company” or “AMC”), and the other matters described in the accompanying proxy statement/prospectus. This proxy statement/prospectus includes instructions on how to access the Extraordinary General Meeting and how to listen, vote, and submit questions from home or any remote location with internet connectivity. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Business Combination Agreement or the section entitled “Selected Definitions” in the accompanying proxy statement/prospectus.

Only shareholders who held SPAC Ordinary Shares at the close of business on [●], 2024 (the “Record Date”) will be entitled to vote at the Extraordinary General Meeting and at any adjournment thereof.

At the Extraordinary General Meeting, shareholders of SPAC will be asked to consider and vote upon the following proposals (the “Proposals”):

Proposal No. 1 – The Business Combination Proposal – a proposal, which is referred to herein as the “Business Combination Proposal,” to approve by ordinary resolution and adopt the Business Combination Agreement, dated as of August 16, 2024 (the “Business Combination Agreement”), by and among, SPAC, AV Merger Sub Inc, a Washington corporation (“Merger Sub”), and the Company, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, and the transactions contemplated thereby. In accordance with the terms and subject to the conditions of the Business Combination Agreement, among other things, immediately following the Domestication of SPAC to the State of Delaware as described below, SPAC will acquire all of the equity interests of the Company, by way of its wholly-owned subsidiary, Merger Sub, merging with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Surviving PubCo and the stockholders of the Company becoming stockholders of Surviving PubCo (the “Business Combination”).

Proposal No. 2 – The Domestication Proposal - a proposal, which is referred to herein as the “Domestication Proposal,” to approve by special resolution that SPAC be transferred by way of continuation from the Cayman Islands to Delaware pursuant to Part XII of the Companies Act (Revised) of the Cayman Islands (the “Cayman Companies Act”) and Section 388 of the General Corporation Law of the State of Delaware and de-registered as a Cayman Islands exempted company in accordance with section 206 of the Cayman Companies Act and, immediately upon being de-registered in the Cayman Islands, SPAC be continued and domesticated as a corporation under the laws of the State of Delaware (the “Domestication”) and, conditional upon, and with effect from, the registration of SPAC as a corporation in the State of Delaware, the name of SPAC be changed from “AlphaVest Acquisition Corp” to “[ ]”. The Domestication will be effected immediately prior to, and on the same date as, the consummation of the Business Combination by SPAC filing a Certificate of Corporate Domestication and a Certificate of Incorporation with the Delaware Secretary of State and filing an application to de-register with the Registrar of Companies of the Cayman Islands. Upon the effectiveness of the Domestication, all outstanding securities of SPAC will convert to outstanding securities of Surviving PubCo, as described in more detail in the accompanying proxy statement/prospectus.

iv

Proposal No. 3 – The Nasdaq Proposal – a proposal, which is referred to herein as the “Nasdaq Proposal,” to approve by ordinary resolution, for purposes of complying with applicable listing rules of Nasdaq, the issuance of shares of common stock, par value $0.00001 per share, of Surviving PubCo (“Surviving PubCo Common Stock”) in connection with the Business Combination (including the Financing).

Proposal No. 4 – The Governing Documents Proposal  – a proposal, which is referred to herein as the “Governing Documents Proposal,” to approve by special resolution, the Surviving PubCo Certificate of Incorporation and the Surviving PubCo Bylaws, copies of which are attached to the accompanying proxy statement/prospectus as Annex B and Annex C, respectively, which, if approved, would take effect substantially concurrently with the Effective Time.

Proposal No. 5 - The Equity Incentive Plan Proposal – a proposal, which is referred to herein as the “Equity Incentive Plan Proposal,” to approve by ordinary resolution the Equity Incentive Plan in the form attached to the accompanying proxy statement/prospectus as Annex D; and

Proposal No. 6 - The Adjournment Proposal – a proposal, which is referred to herein as the “Adjournment Proposal” to consider and vote upon a proposal by ordinary resolution to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further time to consummate the Domestication and the Business Combination.

Approval of the Business Combination Proposal, the Domestication Proposal, the Nasdaq Proposal, the Governing Documents Proposal, and the Equity Incentive Plan Proposal are conditions to closing the Business Combination. The Business Combination will be consummated only if the Business Combination Proposal, the Domestication Proposal, the Governing Documents Proposal, the Nasdaq Proposal and the Equity Incentive Plan Proposal (collectively, the “Required SPAC Proposals”) are approved at the Extraordinary General Meeting. Each of the Required SPAC Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other Proposal set forth in the accompanying proxy statement/prospectus.

After careful consideration, the board of directors of SPAC (the “SPAC Board”) has (a) approved the Business Combination Agreement, the Ancillary Documents to which the SPAC is or will be a party, and the Transactions and (b) recommended approval of the Business Combination Agreement and the Transactions (including the Domestication and Merger).

Upon the consummation of the Business Combination, Surviving PubCo will continue as the public reporting company and be renamed [●]. Surviving PubCo is offering up to [●] shares of common stock, par value $0.00001 per share in the Business Combination. Surviving PubCo intends to apply to list the Surviving PubCo Common Stock on Nasdaq with the ticker symbol “[●].”

Pursuant to the terms of the Business Combination Agreement:

The Domestication

Immediately prior to, and on the same date as, the consummation of the Business Combination (the “Closing Date”), among other things, SPAC shall cause the Domestication to occur in accordance with Section 388 of the DGCL and Part XII of the Cayman Companies Act.

In connection with the Domestication, SPAC shall cause:

●	Each unit of SPAC (the “SPAC Unit”) that is issued and outstanding immediately prior to the Domestication to be separated into one ordinary share, par value $0.0001 per share, of SPAC (“SPAC Ordinary Share”) and one right of SPAC (the “SPAC Right”);

v

●	Each SPAC Ordinary Share that is issued and outstanding immediately prior to the Domestication (including those ordinary shares so separated from SPAC Unit) to be converted into one share of Surviving PubCo Common Stock; and

●	Each SPAC Right that is outstanding immediately prior to the Merger shall convert into one-tenth of one share of Surviving PubCo Common Stock at the Effective Time.

The Merger

On the Closing Date, immediately following the consummation of the Domestication, Merger Sub shall merge with and into the Company (the “Merger”). As a result of the Merger, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving company of the Merger (the “Surviving Company”). At the Closing, the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Washington a certificate of merger (the “Certificate of Merger”), to be executed and filed in accordance with the relevant provisions of the Revised Code of Washington (the “RCW”). The Merger shall become effective on the date and time at which the Certificate of Merger is accepted for filing by the Secretary of State of the State of Washington or at such later date or time as is agreed by SPAC and the Company and specified in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).

Pursuant to the terms of the Business Combination Agreement, at the Effective Time, by virtue of the Merger, without any action on the part of any party or any other person:

■	Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one share of common stock, par value $0.0001 per share, of the Surviving Company (a “Surviving Company Share”).

■	Each Company Share (other than any Company Shares held in treasury that are cancelled and extinguished and any Company Dissenting Shares) issued and outstanding as of immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into the right to receive a number of shares of Surviving PubCo Common Stock equal to the Exchange Ratio (the “Per Share Merger Consideration”).

■	Each Company Share held immediately prior to the Effective Time by the Company as treasury stock shall be automatically cancelled and extinguished, and no consideration shall be paid with respect thereto.

Additionally, at the Effective Time, (i) all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company, in each case, in accordance with the RCW; (ii) the Governing Documents of Merger Sub shall be the Governing Documents of the Surviving Company, in each case, until thereafter changed or amended; and (iii) the officers, and except as disclosed herein, the directors of the Company immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Company.

The Business Combination Agreement provides that the Exchange Share Consideration shall equal 17,500,000 shares of Surviving PubCo Common Stock. The Exchange Ratio shall equal (i) 17,500,000 shares of Surviving PubCo Common Stock divided by (ii) the number of Fully Diluted Shares.

It is anticipated that upon Closing (assuming no redemptions and after giving effect to the exchange of SPAC Rights for Surviving PubCo Common Stock), (i) existing SPAC Shareholders (other than the Sponsor Related Parties) will own approximately [●]% of the issued and outstanding Surviving PubCo Common Stock, (ii) the Company’s existing securityholders will own approximately [●]% of the outstanding Surviving PubCo Common Stock, (iii) the Sponsor and Sponsor Related Parties, through their ownership of SPAC Ordinary Shares on the date hereof, will own approximately [●]% of the issued and outstanding Surviving PubCo Common Stock, and (iv) EBC, through its ownership of SPAC Ordinary Shares on the date hereof, will own approximately [●]% of the issued and outstanding Surviving PubCo Common Stock.

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SPAC Financing

Since the SPAC’s formation, the SPAC’s material financings have consisted of various promissory notes. On June 3, 2022, the SPAC issued an unsecured promissory note (as amended) to the Sponsor for $150,000 to cover expenses related to the initial public offering, none of which was still outstanding as of June 30, 2024. On December 21, 2023, SPAC issued an unsecured promissory note to the Sponsor to cover expenses in connection with extension payments for the business combination period. The initial amount of the loan was $165,000. The promissory note was subsequently amended and restated on April 15, 2024, to increase the principal amount to $715,000 and extend the maturity date to the earlier of (i) September 12, 2024, or (ii) the date the business combination is consummated. On October 25, 2024, the promissory note was further amended and restated to extend the maturity date to promptly after the date the business combination is consummated. As of June 30, 2024, $220,000 was outstanding on such note.

On March 12, 2024, SPAC issued a promissory note to TenX Global Capital LP, pursuant to which SPAC could borrow up to an aggregate of $400,000. On October 21, 2024, the promissory note was amended and restated to extend the maturity date to the earlier of: (i) December 12, 2024, or (ii) the date that the business combination is consummated. As of June 30, 2024, there was $91,532 outstanding on such note.

On May 2, 2024, SPAC issued a promissory note to AMC, pursuant to which SPAC could borrow an aggregate of $440,000 to cover expenses in connection with the extension of time SPAC has to consummate the business combination. The promissory note is due and payable on the earlier of: (i) December 12, 2024, or (ii) promptly after the date on which the business combination is consummated. As of June 30, 2024, $110,000 was outstanding under this promissory note.

On May 2, 2024, SPAC also issued a second promissory note to AMC pursuant to which SPAC could borrow up to an aggregate of $126,000 to cover SPAC’s working capital requirements. The promissory note is due and payable on the earlier of: (i) December 12, 2024, or (ii) promptly after the date the business combination is consummated. As of June 30, 2024, there was $126,000 outstanding under this promissory note.

On October 11, 2024, SPAC issued a third promissory note to AMC pursuant to which SPAC could borrow up to an aggregate of $100,000 to cover SPAC’s working capital requirements. The promissory note is interest free and due and payable on the earlier of: (i) December 31, 2024, or (ii) promptly after the date on which the business combination is consummated. As of the date of this proxy statement/prospectus, there was approximately $14,184 outstanding under this promissory note.

Previous Business Combination Agreement

On August 11, 2023, SPAC entered into a business combination agreement with Wanshun Technology Industrial Group Limited, a Cayman Islands exempted company (“Wanshun”). The SPAC Board had unanimously (i) approved and declared advisable the business combination agreement and the related transactions and (ii) resolved to recommend the approval and adoption of the business combination agreement and the related transactions to the shareholders of the SPAC. On March 18, 2024, SPAC delivered to Wanshun a Notice of Termination of Business Combination, in which the business combination agreement was terminated pursuant to Section 8.1(e) of the business combination agreement due to certain purported breaches of the agreement by Wanshun. The termination of the business combination agreement became effective as of March 18, 2024.

2023 Extraordinary General Meeting

When SPAC completed its initial public offering on December 22, 2022, SPAC had until December 22, 2023 to complete its initial business combination (or up to June 22, 2024, subject to the exercise of two extensions each for three months). On December 21, 2023, SPAC held the 2023 Extraordinary General Meeting at which SPAC adopted the Second Amended and Restated Memorandum and Articles of Association reflecting the extension of the date by which SPAC must consummate a business combination from December 22, 2023 (the “Termination Date”) to up to December 22, 2024, upon up to ten (10) individual extensions, with the first extension comprised of three months, and the subsequent nine (9) extensions comprised of one month each (each an “Extension”) (i.e., for a period of time ending up to 24 months after the consummation of its initial public offering for a total of twelve (12) months after the Termination Date (assuming a business combination has not occurred). SPAC also entered into an amendment (the “Trust Agreement Amendment”) to the Investment Management Trust Agreement, dated as of December 19, 2022, with Continental Stock Transfer & Trust Company (as amended, the “Trust Agreement”) to effectuate the foregoing. Pursuant to the Trust Agreement Amendment, each Extension requires the Sponsor to provide five days’ advance notice to the Trustee prior to the applicable Termination Date, or extended date, of its intention to extend the Termination Date and depositing into the Trust Account $55,000 for each monthly extension (the “Extension Payment”) until December 22, 2024 (assuming a business combination has not occurred). Each Extension Payment would be evidenced by a non-interest bearing, unsecured promissory note payable upon the consummation of a business combination.

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In connection with the shareholders’ vote at the 2023 Extraordinary General Meeting, holders of 2,174,171 SPAC Ordinary Shares exercised their right to redeem such shares (the “Redemption”) for a pro rata portion of the funds held in the Trust Account. As a result, approximately $23,282,935 (approximately $10.71 per share) was removed from the Trust Account to pay such holders and approximately $50,608,334 remained in the Trust Account. Following the Redemption, SPAC had 7,006,329 ordinary shares outstanding.

On December 21, 2023, SPAC exercised its first extension by depositing $165,000 into the Trust Account to extend the deadline to complete the Business Combination from December 22, 2023 to March 22, 2024. On March 21, 2024, April 19, 2024, May 21, 2024, June 21, 2024, July 22, 2024, August 21, 2024, September 20, 2024, and October 21, 2024, the Company exercised its extension options by depositing $55,000 into the Trust Account to extend the deadline to complete the Business Combination to November 22, 2024. As of the date of this proxy statement/prospectus, an aggregate of $605,000 was deposited into Trust Account to extend the deadline to consummate the Business Combination.

The SPAC Board has fixed the close of business on [●], 2024 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Extraordinary General Meeting or any postponement or adjournment thereof. SPAC Shareholders should carefully read the accompanying Notice of Extraordinary General Meeting and proxy statement/prospectus for a more complete statement of the Proposals to be considered at the Extraordinary General Meeting.

The SPAC Board has approved and adopted the Business Combination Agreement and the Transactions and recommends that the SPAC Shareholders vote “FOR” each of the Proposals presented to the SPAC Shareholders at the Extraordinary General Meeting. When you consider the SPAC Board’s recommendation of these Proposals, you should keep in mind that the directors and officers of SPAC have interests in the Business Combination that may conflict with your interests as a shareholder. See the section titled “Proposal No. 1 – The Business Combination Proposal — Interests of SPAC’s Directors and Officers in the Business Combination” in this proxy statement/prospectus.

Pursuant to the SPAC’s Second Amended and Restated Memorandum and Articles of Association adopted on December 21, 2023, SPAC Public Shareholders have Redemption Rights in connection with the Business Combination. SPAC Shareholders are not required to affirmatively vote for or against the Business Combination or vote at all in order to redeem their SPAC Public Shares for cash. In order for a SPAC Shareholder to request redemption of the holder’s SPAC Public Shares, such request must be received on or before [●], 2024 (two Business Days before the Extraordinary General Meeting), regardless of whether or not they are holders as of the Record Date, and whether such shares are voted for or against the Proposals at the Extraordinary General Meeting or not voted at all.

Each SPAC Shareholder’s vote is very important. Whether or not you plan to participate at the Extraordinary General Meeting, please submit your proxy card without delay. Proxy cards must be submitted no later than the time appointed for the commencement of the Extraordinary General Meeting or adjourned or postponed Extraordinary General Meeting. SPAC Shareholders may revoke proxies at any time before they are voted at the Extraordinary General Meeting. Voting by proxy will not prevent a shareholder from attending the Extraordinary General Meeting in person if such shareholder subsequently chooses to participate in the Extraordinary General Meeting.

We encourage you to read this proxy statement/prospectus carefully. In particular, you should review the matters discussed under the caption “Risk Factors” beginning on page 43.

The SPAC Board obtained an opinion from Newbridge Securities Corporation. That the Business Combination was fair, from a financial point of view. See section titled “Proposal 1 – The Business Combination Proposal – Opinion of ATMV’s Financial Advisor” and the opinion attached to the proxy statement/prospectus as Annex E.

THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS PROVIDES THE SPAC SHAREHOLDERS WITH DETAILED INFORMATION ABOUT THE BUSINESS COMBINATION AND OTHER MATTERS TO BE CONSIDERED AT THE EXTRAORDINARY GENERAL MEETING. WE ENCOURAGE YOU TO READ THIS ENTIRE DOCUMENT, INCLUDING THE ANNEXES AND OTHER DOCUMENTS REFERRED TO THEREIN, CAREFULLY AND IN THEIR ENTIRETY. YOU SHOULD ALSO CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED IN “RISK FACTORS” BEGINNING ON PAGE 43 OF THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

This proxy statement/prospectus is dated [●], 2024 and is first being mailed to SPAC Shareholders on or about [●], 2024.

By Order of the SPAC Board

Sincerely,

Yong (David) Yan
Chief Executive Officer

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NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

ALPHAVEST ACQUISITION CORP

TO BE HELD ON [●], 2024

ALPHAVEST ACQUISITION CORP

205 W. 37th Street

New York, NY 10018

Telephone No.: (203) 998-5540

NOTICE IS HEREBY GIVEN that an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) of AlphaVest Acquisition Corp, a Cayman Islands exempted company (“SPAC” and, after the Domestication as described below “Surviving PubCo”), will be held on [●], 2024 at [●] Eastern Time at the offices of Winston & Strawn LLP located at 800 Capitol Street, Suite 2400, Houston, Texas 77002 and in a virtual meeting format at [●], or such other time, on such other date and such other place to which the Extraordinary General Meeting may be adjourned. You will be able to attend, vote your shares and submit questions during the Extraordinary General Meeting via a live webcast available at the website address above. Unless otherwise defined herein, capitalized terms used in this notice shall have the meanings ascribed to them in the section entitled “Selected Definitions” in the accompanying proxy statement/prospectus. At the Extraordinary General Meeting, SPAC Shareholders will be asked to consider and vote upon the following proposals (the “Proposals”):

Proposal No. 1 – The Business Combination Proposal –a proposal, which is referred to herein as the “Business Combination Proposal,” to approve by ordinary resolution the Business Combination Agreement, dated as of August 16, 2024 (the “Business Combination Agreement”), by and among, SPAC, AV Merger Sub, a Washington corporation (the “Merger Sub”), and AMC Corporation, a Washington corporation (the “Company”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, and the transactions contemplated thereby. In accordance with the terms and subject to the conditions of the Business Combination Agreement, among other things, following the Domestication of SPAC to the State of Delaware as described below, SPAC will acquire all of the equity interests of the Company, by way of its wholly-owned subsidiary, Merger Sub, merging with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly-owned subsidiary of Surviving PubCo and the stockholders of the Company becoming stockholders of Surviving PubCo (the “Business Combination”).

Proposal No. 2 – The Domestication Proposal – a proposal, which is referred to herein as the “Domestication Proposal,” to approve by special resolution that SPAC be transferred by way of continuation from the Cayman Islands to Delaware pursuant to Part XII of the Companies Act (Revised) of the Cayman Islands (the “Cayman Companies Act”) and Section 388 of the General Corporation Law of the State of Delaware and de-registered as a Cayman Islands exempted company in accordance with section 206 of the Cayman Companies Act and, immediately upon being de-registered in the Cayman Islands, SPAC be continued and domesticated as a corporation under the laws of the State of Delaware (the “Domestication”) and, conditional upon, and with effect from, the registration of SPAC as a corporation in the State of Delaware, the name of SPAC be changed from “AlphaVest Acquisition Corp” to “[●]”. The Domestication will be effected immediately prior to, and on the same date as, the consummation of the Business Combination by SPAC filing a Certificate of Corporate Domestication and a Certificate of Incorporation with the Delaware Secretary of State and filing an application to de-register with the Registrar of Companies of the Cayman Islands. Upon the effectiveness of the Domestication, all outstanding securities of SPAC will convert to outstanding securities of Surviving PubCo, as described in more detail in the accompanying proxy statement/prospectus.

Proposal No. 3 – The Nasdaq Proposal –a proposal, which is referred to herein as the “Nasdaq Proposal,” to approve, by ordinary resolution, for purposes of complying with applicable listing rules of Nasdaq, the issuance of shares of common stock, par value $0.00001 per share, of Surviving PubCo (“Surviving PubCo Common Stock”) in connection with the Business Combination (including the Financing).

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Proposal No. 4 – The Governing Documents Proposal – a proposal, which is referred to herein as the “Governing Documents Proposal,” to approve by special resolution, that with effect from the date of the Domestication, the SPAC’s Second Amended and Restated Memorandum and Articles of Association currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the proposed Surviving PubCo Bylaws (copy of which is attached to the proxy statement/prospectus in respect of the Extraordinary General Meeting as Annex B and Annex C) and (ii) the name of SPAC be changed to “[●].”

Proposal No. 5 - The Equity Incentive Plan Proposal – a proposal, which is referred to herein as the “Equity Incentive Plan Proposal,” to approve by ordinary resolution the Equity Incentive Plan in the form attached to the accompanying proxy statement/prospectus as Annex D; and

Proposal No. 6 - The Adjournment Proposal – a proposal, which is referred to herein as the “Adjournment Proposal” to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Extraordinary General Meeting, there are not sufficient votes to approve one or more Proposals presented to the SPAC Shareholders for vote.

Only holders of record of SPAC Ordinary Shares at the close of business on [●], 2024 (the “Record Date”) are entitled to notice of the Extraordinary General Meeting and to vote at the Extraordinary General Meeting and any adjournments or postponements of the Extraordinary General Meeting. You will be able to attend the Extraordinary General Meeting in person or remotely by visiting [●]. SPAC recommends that you log in at least 15 minutes before the Extraordinary General Meeting to ensure you are logged in when the meeting starts.

Each of the Business Combination Proposal, the Domestication Proposal, the Nasdaq Proposal, the Governing Documents Proposal, and the Equity Incentive Plan Proposal are conditions to closing the Business Combination. The Business Combination will be consummated only if the Business Combination Proposal, the Domestication Proposal, the Governing Documents Proposal, the Nasdaq Proposal and the Equity Incentive Plan Proposal (collectively, the “Required SPAC Proposals”) are approved at the Extraordinary General Meeting. Each of the Required SPAC Proposals is cross conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other Proposal set forth in the accompanying proxy statement/prospectus.

Each of the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan and the Adjournment Proposal will require an ordinary resolution as a matter of Cayman Islands law, being the affirmative vote of the members representing at least a simple majority of the votes cast by holders of SPAC Ordinary Shares present and voting in person or by proxy at the Extraordinary General Meeting.

Each of the Domestication Proposal and the Governing Documents Proposal will require a special resolution as a matter of Cayman Islands law, being the affirmative vote of the members representing at least two-thirds of the votes cast by holders of SPAC Ordinary Shares entitled to vote and present and voting in person or by proxy at the Extraordinary General Meeting.

Each of these Proposals is more fully described in the accompanying proxy statement/prospectus, which we encourage you to read carefully and in its entirety. Unless waived in accordance with the Business Combination Agreement, the consummation of the Business Combination is also subject to customary closing conditions. The parties to the Business Combination Agreement intend to obtain Financing but there are currently no commitments for such Financing.

After careful consideration, the SPAC Board has determined that the Proposals are fair to and in the best interests of SPAC and its shareholders and unanimously recommends that the holders of SPAC Ordinary Shares entitled to vote with respect to each of the Proposals, vote or give instruction to vote “FOR” the Business Combination Proposal, “FOR” the Domestication Proposal, “FOR” the Nasdaq Proposal, “FOR” the Governing Documents Proposal, “FOR” the Equity Incentive Plan Proposal, and “FOR” the Adjournment Proposal.

Since the Sponsor Related Parties have interests that are different, or in addition to (and which may conflict with), the interests of the other holders of SPAC Ordinary Shares, a conflict of interest may exist in determining whether the Business Combination with the Company is appropriate. Such interests include that the Sponsor Related Parties, will lose their entire investment in SPAC if SPAC does not complete a business combination. When you consider the recommendation of the SPAC Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Sponsor Related Parties, have interests in such proposal that are different from, or in addition to (which may conflict with), those of the SPAC shareholders generally. See the section entitled “Proposal No. 1 – The Business Combination Proposal – Interests of the Sponsor and SPAC’s Directors and Officers and others in the Business Combination” in the accompanying proxy statement/prospectus for a further discussion of these considerations.

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Pursuant to the SPAC’s Second Amended and Restated Memorandum and Articles of Association, a SPAC Public Shareholder may request that SPAC redeem all or a portion of its SPAC Public Shares for cash if the Business Combination is consummated. As a holder of SPAC Public Shares, you will be entitled to receive cash for any SPAC Public Shares to be redeemed only if you:

(i) hold SPAC Public Shares separately from other securities (if you hold SPAC Public Shares through SPAC Units, you must elect to separate your SPAC Units into the underlying SPAC Public Shares and SPAC Rights prior to exercising your Redemption Rights with respect to the SPAC Public Shares);

(ii) submit a written request to Continental Stock Transfer & Trust Company (“CST”), SPAC’s transfer agent, in which you (a) request that SPAC redeem all or a portion of your SPAC Public Shares for cash, and (b) identify yourself as the beneficial holder of the SPAC Public Shares and provide your legal name, phone number and address; and

(iii) deliver your share certificates (if any) and other redemption forms (as applicable) in respect of your SPAC Public Shares to CST, SPAC’s transfer agent, physically or deliver your SPAC Public Shares electronically through The Depository Trust Company (“DTC”).

SPAC Public Shareholders may seek to have their SPAC Public Shares redeemed by SPAC, regardless of whether they vote for or against the Business Combination Proposal or any other Proposals (or do not vote at all) and whether or not they held SPAC Ordinary Shares as of the Record Date. In order for a SPAC Public Shareholder to request redemption of such holder’s SPAC Ordinary Shares, such request must be made on or before [●], 2024 (two Business Days before the Extraordinary General Meeting). If a request for redemption is validly made, the holder will have his, her or its shares redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid. For illustrative purposes, based on funds in the Trust Account of approximately $[●] million on [●], 2024, and including anticipated additional interest through the closing of the Business Combination (assuming interest accrues at recent rates and no additional tax payments are made out of the Trust Account). As of the record date, the estimated per share redemption price is expected to be approximately $[●]. A SPAC Public Shareholder who has properly tendered his, her or its SPAC Public Shares for Redemption will be entitled to receive his, her or its pro rata portion of the aggregate amount then on deposit in the Trust Account in cash for such shares only if the Business Combination is completed. If the Business Combination is not completed, the Redemptions will be cancelled and the tendered shares will be returned to the relevant SPAC Public Shareholders as appropriate.

SPAC Shareholders who seek to redeem their SPAC Public Shares must demand Redemption no later than 5:00 p.m., Eastern Time, on [●], 2024 (two Business Days before the Extraordinary General Meeting) by (a) submitting a written request to the Transfer Agent that SPAC redeem such holder’s SPAC Public Shares for cash, (b) affirmatively certifying in such request to the Transfer Agent for Redemption if such holder is acting in concert or as a “group” (as defined in Section 13 d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with any other shareholder with respect to ordinary shares of SPAC and (c) tendering their ordinary shares, either physically or by delivering their share certificates (if any) and other redemption forms (as applicable) or electronically using DTC’s deposit/withdrawal at custodian system (“DWAC”), at the holder’s option, to the Transfer Agent two Business Days prior to the Extraordinary General Meeting. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Shares that have not been tendered to the Transfer Agent (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge the tendering broker a nominal fee and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the Business Combination is not completed, this may result in an additional cost to shareholders for the return of their shares.

A SPAC Shareholder, together with any affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate shares in excess of 15% of the aggregate shares of SPAC Ordinary Shares included in the SPAC Units sold in the initial public offering. Holders of our outstanding SPAC Rights and SPAC Units do not have Redemption Rights with respect to such securities in connection with the Business Combination. Holders of outstanding SPAC Units must separate the SPAC Units into the underlying SPAC Ordinary Shares and SPAC Rights prior to exercising Redemption Rights with respect to the SPAC Ordinary Shares included in such SPAC Units. The Sponsor and SPAC’s officers and directors have agreed to waive their Redemption Rights with respect to any shares of SPAC Ordinary Shares they may hold in connection with the consummation of the Business Combination, and such shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

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Pursuant to the Letter Agreement, dated as of December 19, 2022, by and among, SPAC, its directors and officers, and the Sponsor, the parties thereto have waived all of their Redemption Rights and will not have Redemption Rights with respect to any SPAC Ordinary Shares owned by them, directly or indirectly. Holders of the SPAC Rights will not have Redemption Rights with respect to the rights.

On December 21, 2023, SPAC held the 2023 Extraordinary General Meeting at which SPAC adopted the Second Amended and Restated Memorandum and Articles of Association reflecting the extension of the date by which SPAC must consummate a business combination from December 22, 2023 (the “Termination Date”) to up to December 22, 2024, upon ten (10) individual extensions, with the first extension comprised of three months, and the subsequent nine (9) extensions comprised of one month each (each an “Extension”) up to December 22, 2024 (i.e., for a period of time ending up to 24 months after the consummation of its initial public offering for a total of twelve (12) months after the Termination Date (assuming a business combination has not occurred). SPAC also entered into an amendment (the “Trust Agreement Amendment”) to the Investment Management Trust Agreement, dated as of December 19, 2022, with Continental Stock Transfer & Trust Company (as amended, the “Trust Agreement”) to effectuate the foregoing. Pursuant to the Trust Agreement Amendment, each Extension requires the Sponsor to provide five days’ advance notice to the Trustee prior to the applicable Termination Date, or extended date, and depositing into the Trust Account $55,000 for each monthly extension (the “Extension Payment”) until December 22, 2024 (assuming a business combination has not occurred). Each Extension Payment would be evidenced by a non-interest bearing, unsecured promissory note payable upon the consummation of a business combination.

Currently, the Sponsor and SPAC’s directors and officers and their affiliates own 30.4% of the issued and outstanding shares of SPAC Ordinary Shares. The Sponsor and SPAC’s directors and officers have agreed to vote any shares of SPAC Ordinary Shares owned by them in favor of the Business Combination Proposal and all other Proposals presented in the accompanying proxy statement/prospectus.

All SPAC Shareholders are cordially invited to virtually attend the Extraordinary General Meeting. To ensure your representation at the Extraordinary General Meeting; however, you are urged to mark, sign and date the enclosed proxy card and return it as soon as possible in the pre-addressed postage paid envelope provided. If you are a shareholder of record of SPAC Ordinary Shares, you may also cast your vote in person at the Extraordinary General Meeting. If your shares are held in an account at a brokerage firm or bank, or by a nominee, you must instruct your broker, bank or nominee on how to vote your shares or, if you wish to attend the Extraordinary General Meeting and vote virtually, obtain a proxy from your broker, bank or nominee.

Whether or not you plan to attend the Extraordinary General Meeting, we urge you to read the accompanying proxy statement/prospectus (and any documents incorporated into the accompanying proxy statement/prospectus by reference) carefully. Please pay particular attention to the section entitled “Risk Factors” in the accompanying proxy statement/prospectus. If you have any questions or need assistance voting your shares, please call at [●], SPAC’s proxy solicitor, by calling [●], or by emailing [●].

Your vote is important regardless of the number of shares you own. Whether you plan to attend the Extraordinary General Meeting or not, please mark, sign and date the enclosed proxy card and return it as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

As of [●], 2024, there was $[●] in the Trust Account. Each redemption of shares of SPAC Ordinary Shares by SPAC Shareholders will decrease the amount in the Trust Account.

Thank you for your participation. We look forward to your continued support.

By Order of the SPAC Board

Yong (David) Yan
Chief Executive Officer and Director

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS. YOU MAY EXERCISE YOUR RIGHTS TO DEMAND THAT SPAC REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT WHETHER YOU VOTE FOR OR AGAINST THE PROPOSALS OR DO NOT VOTE AT ALL AND WHETHER OR NOT YOU WERE A HOLDER ON THE RECORD DATE. TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST TENDER YOUR SHARES TO SPAC’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE EXTRAORDINARY GENERAL MEETING. YOU MAY TENDER YOUR SHARES FOR REDEMPTION BY EITHER YOUR SHARE CERTIFICATES (IF ANY) AND OTHER REDEMPTION FORMS TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DWAC SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE TENDERED SHARES WILL NOT BE REDEEMED FOR CASH AND WILL BE RETURNED TO THE APPLICABLE SHAREHOLDER. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER OR BANK TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE THE SECTION ENTITLED “EXTRAORDINARY GENERAL MEETING OF SPAC SHAREHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

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ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by AlphaVest Acquisition Corp (“SPAC” and, after the Domestication as described this proxy statement/prospectus, “Surviving PubCo”) (File No. 333-[●]) (the “Registration Statement”), constitutes a prospectus of SPAC and AMC Corporation (the “Company” or “AMC”) under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Surviving PubCo Common Stock of Surviving PubCo and rights to receive Surviving PubCo Common Stock that will be issued if the Business Combination described below is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Extraordinary General Meeting of SPAC at which SPAC Shareholders will be asked to consider and vote upon the proposals to adopt the Business Combination Proposal (as described below), the Domestication Proposal (as described below), the Nasdaq Proposal (as described below), the Governing Documents Proposals (as described below), the Equity Incentive Plan Proposal (as described below), and, if necessary, the Adjournment Proposal (as described below).

At the Extraordinary General Meeting, shareholders of SPAC will be asked to consider and vote upon the following proposals (the “Proposals”):

Proposal No. 1 - The Business Combination Proposal - to consider and vote upon a proposal, which is referred to herein as the “Business Combination Proposal,” to approve by ordinary resolution and adopt the Business Combination Agreement, dated as of August 16, 2024 (the “Business Combination Agreement”), by and among, SPAC, AV Merger Sub Inc, a Washington corporation (“Merger Sub”), and the Company, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, and the transactions contemplated thereby. In accordance with the terms and subject to the conditions of the Business Combination Agreement, among other things, following the Domestication of SPAC to the State of Delaware as described below, SPAC will acquire all of the equity interests of the Company, by way of its wholly-owned subsidiary, Merger Sub, merging with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Surviving PubCo and the stockholders of the Company becoming stockholders of Surviving PubCo (the “Business Combination”).

Proposal No. 2 - The Domestication Proposal - a proposal, which is referred to herein as the “Domestication Proposal,” to approve by special resolution that SPAC be transferred by way of continuation from the Cayman Islands to Delaware pursuant to Part XII of the Companies Act (Revised) of the Cayman Islands (the “Cayman Companies Act”) and Section 388 of the General Corporation Law of the State of Delaware and de-registered as a Cayman Islands exempted company in accordance with section 206 of the Cayman Companies Act and, immediately upon being de-registered in the Cayman Islands. SPAC be continued and domesticated as a corporation under the laws of the state of Delaware (the “Domestication”) and, conditional upon, and with effect from, the registration of SPAC as a corporation in the State of Delaware, the name of SPAC be changed from “AlphaVest Acquisition Corp” to “[●]”. The Domestication will be effected immediately prior to, and on the same date as, the consummation of the Business Combination by SPAC filing a Certificate of Corporate Domestication and a Certificate of Incorporation with the Delaware Secretary of State and filing an application to de-register with the Registrar of Companies of the Cayman Islands. Upon the effectiveness of the Domestication, all outstanding securities of SPAC will convert to outstanding securities of Surviving PubCo, as described in more detail in the accompanying proxy statement/prospectus.

Proposal No. 3 - The Nasdaq Proposal - to consider and vote upon a proposal, which is referred to herein as the “Nasdaq Proposal,” to approve, by ordinary resolution, for purposes of complying with applicable listing rules of Nasdaq, the issuance of shares of common stock, par value $0.00001 per share, of Surviving PubCo (“Surviving PubCo Common Stock”) in connection with the Business Combination (including the Financing).

Proposal No. 4 - The Governing Documents Proposal - a proposal, which is referred to herein as the “Governing Documents Proposal,” to approve by special resolution, the Surviving PubCo Certificate of Incorporation and the Surviving PubCo Bylaws, copies of which are attached to the accompanying proxy statement/prospectus as Annex B and Annex C, respectively, which, if approved, would take effect substantially concurrently with the Effective Time.

Proposal No. 5 - The Equity Incentive Plan Proposal - a proposal, which is referred to herein as the “Equity Incentive Plan Proposal,” to approve by ordinary resolution the Equity Incentive Plan in the form attached to the accompanying proxy statement/prospectus as Annex D; and

Proposal No. 6 - The Adjournment Proposal - a proposal, which is referred to herein as the “Adjournment Proposal” to consider and vote upon a proposal to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Extraordinary General Meeting, there are not sufficient votes to approve one or more Proposals presented to the SPAC Shareholders for vote.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

This proxy statement/prospectus incorporates important business and financial information about SPAC that is not included in or delivered with the document.

You may request copies of this proxy statement/prospectus, without charge, by written or oral request to SPAC’s proxy solicitor at:

Telephone: [●]

Email: [●]

To obtain timely delivery of requested materials, you must request the documents no later than five Business Days prior to the date of the Extraordinary General Meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

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MARKET AND INDUSTRY DATA

Certain information contained in this document relates to or is based on studies, publications, surveys and other data obtained from third-party sources and ATMV’s own internal estimates and research. While we are not aware of any misstatements regarding such third-party information and data presented in this proxy statement/prospectus, such information and data involves risks and uncertainties and is subject to change based on various factors, including, potentially, those discussed under the section entitled “Risk Factors.” Furthermore, such information and data cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. Finally, while we believe our own internal estimates and research are reliable, and are not aware of any misstatements regarding such information and data presented in this proxy statement/prospectus, such research has not been verified by any independent source.

TRADEMARKS

This document may contain references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this proxy statement/prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this proxy statement/prospectus, including statements regarding the Company’s or SPAC’s future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, the Company’s or SPAC’s expectations concerning the outlook for their business, market size, exploration and development plans, regulatory matters, competition and competitive position, operational performance, developments in the capital markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations of SPAC as set forth in the sections of this proxy statement/prospectus titled “Proposal 1 — The Business Combination Proposal — SPAC’s Board of Directors’ Reasons for the the Business Combination,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company,” and “The Company’s Business.” Forward-looking statements also include statements regarding the expected benefits of the proposed Business Combination between the Company and SPAC.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	SPAC and the Company’s ability to consummate the Business Combination;

●	The ability of the Company to realize the anticipated benefits of the Business Combination;

●	The Company’s financial condition and results of operations;

●	political, economic and other uncertainties;

●	changes in laws and regulations; and

●	the other matters described in the section titled “Risk Factors” beginning on page 43.

In addition, the Business Combination is subject to the satisfaction or waiver of the conditions to the completion of the Business Combination set forth in the Business Combination Agreement and the absence of events that could give rise to the termination of the Business Combination Agreement, the possibility that the Business Combination does not close, and the business of the Company (which will become the business of Surviving PubCo) is subject to the risk that the proposed Business Combination disrupts current plans and operations and business relationships for the Company.

Forward-looking statements set forth herein are based on information currently available as of the date a forward-looking statement is made and speak only as of the date of this proxy statement/prospectus. Neither the Company or SPAC undertakes any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that the Company or SPAC will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear, up to the consummation of the Business Combination, in SPAC’s public filings with the SEC or, upon and following the consummation of the Business Combination, in Surviving PubCo’s public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section titled “Where You Can Find More Information” on page 184.

Market and industry data used throughout this proxy statement/prospectus, including statements regarding market size, is based on independent industry surveys and publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While the Company is not aware of any misstatements regarding the industry data presented herein, its estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company” in this proxy statement/prospectus.

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SELECTED DEFINITIONS

“2023 Extraordinary General Meeting”	means the extraordinary general meeting of the SPAC Shareholders commenced on December 20, 2023 (as subsequently adjourned to December 21, 2023).

“Adjournment Proposal”	means the proposal to approve the adjournment of the Extraordinary General Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt one or more of the Proposals or additional time is needed to consummate the Business Combination.

“affiliate”	means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“AMC Board”	means the board of directors of AMC.

“AMC Stockholders”	means, as of a particular date, the stockholders of AMC as of such date.

“AMC Subsidiary”	means each direct and indirect subsidiary (of any tier) of AMC.

“AMC” or “Company”	means AMC Corporation, a Washington corporation.

“Ancillary Documents”	means the Lock-Up Agreements, Sponsor Support Agreement, the Transaction Support Agreements, the New Registration Rights Agreement, the Letters of Transmittal, and each other agreement, document, instrument or certificate executed, or contemplated to be executed, in connection with the transactions contemplated hereby, including the Merger and the Domestication.

“Business Combination Agreement”	means that certain Business Combination Agreement, dated as of August 16, 2024, by and among SPAC, Merger Sub, and AMC, as it may be amended from time to time in accordance with its terms.

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“Business Combination Proposal”	means the proposal to approve and adopt the Business Combination Agreement, the Merger, and the other Transactions contemplated thereunder.

“Business Combination”	means the Merger contemplated by the Business Combination Agreement.

“Business Day”	means a day, other than a Saturday or Sunday, on which commercial banks in the Cayman Islands, New York, New York are open for the general transaction of business.

“Cayman Companies Act”	means the Companies Act (As Revised) of the Cayman Islands.

“Closing Date”	means the date on which the Closing actually occurs.

“Closing”	means the closing of the Merger and the related Transactions.

“Company Dissenting Shares”	means any Company Shares for which a Company Shareholder (a) has not voted in favor of the Merger or consented to it in writing and (b) has demanded the appraisal of such Company Shares in accordance with, and has complied in all respects with, Section 23B.13 of the RCW.

“Company Preferred Stock”	means shares of the Company’s series seed preferred stock, par value $0.00001 per share, series A-1 preferred stock, par value $0.00001 per share, series AA preferred stock, $0.00001 per share and series A preferred stock, par value $0.00001 per share.

“Company Shares”	means collectively, (i) shares of common stock, par value $0.00001 per share, of the Company and (ii) shares of Company Preferred Stock.

“Continental”	means Continental Stock Transfer & Trust Company.

“DGCL”	means the Delaware General Corporation Law.

“Domestication Proposal”	means the approval and adoption of the Domestication in accordance with applicable Law.

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“Domestication”	means the de-registration of SPAC in the Cayman Islands and the transfer by way of continuation of SPAC as a Delaware corporation.

“EBC Founder Share”	means a SPAC Ordinary Share initially issued to EBC in a private placement prior to the IPO.

“EBC” or “EarlyBirdCapital”	means EarlyBirdCapital, Inc., the representative of the underwriters in the SPAC IPO.

“Exchange Act”	means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio”	means the quotient obtained by dividing (a) the Exchange Share Consideration, by (b) the number of Fully Diluted Shares.

“Exchange Share Consideration”	means an aggregate number of Surviving PubCo Common Stock equal to the quotient obtained by dividing (a) the Enterprise Value, by (b) $10.00.

“Execution Date”	means August 16, 2024.

“Extraordinary General Meeting”	means the extraordinary general meeting of the SPAC Shareholders (including any adjournment or postponement thereof) to be held to consider the Proposals.

“Financing”	means the private placement of equity securities of SPAC and/or the Company, in each case, on terms and with counterparties and otherwise satisfactory to the Company in its sole discretion.

“Founder Share”	means SPAC Founder Shares and EBC Founder Shares.

“Fully Diluted Shares”	means an amount equal to the sum of, without duplication, (a) the aggregate number of Company Shares that are issued and outstanding as of immediately prior to the Effective Time (in the case of the Company Preferred Stock, on an as-converted basis), and (b) the aggregate number of Company Shares issuable upon the full exercise, exchange, settlement or conversion of equity securities that are outstanding as of immediately prior to the Effective Time, including pursuant to any Company Equity Awards, in each case, other than any equity securities issued in connection with a Financing.

“Governing Documents”	means the legal document(s) by which any Person (other than an individual) establishes its legal existence or that govern its internal affairs, including in the case of (a) a U.S. corporation, its certificate or articles of incorporation and by-laws, (b) a U.S. limited partnership, its limited partnership agreement and certificate of limited partnership, (c) a U.S. limited liability company, its operating or limited liability company agreement and certificate of formation or organization, and (d) a Cayman Islands exempted company, its memorandum and articles of association.

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“Indebtedness”	means, as of any time, without duplication, with respect to any Person, all Liabilities arising under or in respect of (a) indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) obligations for the deferred or unpaid purchase price of property, assets or services (but excluding any trade payables arising in the ordinary course of business any “earn-out” obligation until such earn-out obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be recorded as a capital lease in accordance with GAAP, (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, and (f) any of the obligations of any other Person of the type referred to in clauses (a) through (h) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person, and in each case including any related unpaid interest, fees, expenses, or prepayment, cancellation, termination or breakage penalties or costs; provided, that Indebtedness shall not include (i) accounts payable to trade creditors (other than such accounts payable owed and outstanding for more than 180 days from the respective dates such payables were due); and (ii) Indebtedness owing from one Group Company that is directly or indirectly wholly owned by the Company or any other Group Company.

“Investment Company Act”	means the Investment Company Act of 1940, as amended.

“IPO Prospectus”	means the final prospectus of SPAC, declared effective by the SEC on December 19, 2022 (File No. 333-268188).

“IPO” or “Initial Public Offering”	means the initial public offering of the SPAC Units pursuant to the IPO Prospectus.

“IRS”	means the U.S. Internal Revenue Service.

“JOBS Act”	means the Jumpstart Our Business Startups Act.

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“Law”	means any statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation or other legally binding directive issued, promulgated or enforced by a Governmental Entity.

“Letters of Transmittal”	means the letter of transmittal, substantially in a form reasonably acceptable to the Company and SPAC (including a release of claims against the Group Companies and SPAC to the extent permissible under applicable Law), such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or SPAC, as applicable.

“Lock-Up Agreement”	means a lock-up agreement by and among SPAC, the Sponsor, certain directors and officers of SPAC and certain AMC Stockholders (to be agreed by the parties), pursuant to which, among other things, each of Sponsor, such directors and officers of SPAC and such AMC Stockholders will agree not to effect any sale or distribution of any equity securities of SPAC held by any of them during the lock-up period described therein, on the terms and subject to the conditions set forth therein.

“Merger Sub Interests”	means 100% of the issued and outstanding shares of Merger Sub as of the Execution Date.

“Merger Sub”	AV Merger Sub Inc, a Washington corporation.

“Merger”	means the business combination transaction pursuant to which following the Domestication and immediately prior to the Closing, Merger Sub will merge with and into the AMC, with AMC surviving as a wholly-owned subsidiary of Surviving PubCo.

“Merger Consideration”	means the issuance of 17,500,000 shares of Surviving PubCo Common Stock to the AMC equity holders at the Closing.

“Nasdaq”	means the Nasdaq Stock Market LLC.

“New Registration Rights Agreement”	means the registration rights agreement entered into by and among SPAC, Sponsor, certain directors and officers of SPAC and certain AMC Stockholders pursuant to which, among other things, SPAC will agree to file a registration statement for the resale of shares by Sponsor, such directors and officers of SPAC and such AMC Stockholders on a continuous or delayed basis and to have such registration statement declared effective no later than the end of the lock-up period described in the Lock-Up Agreement;

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“Non-U.S. Holder”	means a beneficial owner of SPAC Ordinary Shares or SPAC Rights that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust that is not a U.S. Holder.

“Order”	means any writ, order, judgment, injunction, settlement, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“Organizational Documents”	means, with respect to any Person, its certificate of incorporation and bylaws, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Person”	means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

“PFIC”	means a passive foreign investment company, within the meaning of Section 1297 of the Code.

“PRC”	means the People’s Republic of China.

“Proposals”	means the following proposals, collectively, to be considered at the Extraordinary General Meeting: (i) the Business Combination Proposal, (ii) the Domestication Proposal, (iii) the Governing Documents Proposal, (iv) the Nasdaq Proposal, (v) the Equity Incentive Plan Proposal, and (vi) the Adjournment Proposal, if necessary.

“Record Date”	means the record date for the Extraordinary General Meeting.

“Redemption Rights”	means the right of SPAC Public Shareholders to have their SPAC Public Shares redeemed by SPAC for a pro rata portion of the funds in the Trust Account, as described herein.

“Redemption”	means the redemption of SPAC Public Shares pursuant to Redemption Rights.

“Registration Rights Agreement”	means the Amended and Restated Registration Rights Agreement to be entered into by and among SPAC, Sponsor and certain other parties in connection with the Closing.

“Registration Statement”	means the registration statement on Form S-4 (as amended or supplemented from time to time, and including this proxy statement/prospectus), in connection with the Business Combination, Domestication, Merger and the Transactions and the registration under the Securities Act of the Surviving PubCo Common Stock.

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“Required Company Stockholder Approvals”	means the approval and adoption of the Business Combination Agreement and the Business Combination by holder of a majority of the voting power of the outstanding Company Common Stock and Company Preferred Stock

“Required SPAC Proposals”	means, collectively, the Business Combination Proposal, the Domestication Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal, and the Governing Documents Proposal.

“Required SPAC Shareholder Approval”	means (a) the approval of the Domestication Proposal and the Governing Documents Proposal by a special resolution, being a resolution passed by holders of at least two-thirds of SPAC Ordinary Shares entitled to vote and that do so vote thereon at the Extraordinary General Meeting (or any adjournment thereof), whether in person or by proxy, in accordance with the Governing Documents of SPAC and applicable Law, and (b) the approval of the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal by an ordinary resolution, being a resolution passed by a majority of the holders of SPAC Ordinary Shares entitled to vote and that do so vote thereon at the Extraordinary General Meeting (or any adjournment thereof), whether in person or by proxy, in accordance with the Governing Documents of SPAC and applicable Law.

“Sarbanes-Oxley Act”	means the Sarbanes-Oxley Act of 2002.

“SEC”	means the Securities and Exchange Commission.

“Securities Act”	means the Securities Act of 1933.

“SPAC” or “ATMV”	means AlphaVest Acquisition Corp, a Cayman Islands exempted company.

“SPAC Board”	means the board of directors of SPAC.

“SPAC Founder Shares”	means the SPAC Ordinary Shares initially issued to the Sponsor in a private placement prior to the IPO for an aggregate price of $25,000.

“SPAC Memorandum and Articles of Association”	means the Second Amended and Restated Memorandum and Articles of Association of SPAC adopted by special resolution on December 21, 2023.

“SPAC Ordinary Share”	means, prior to the consummation of Domestication, an ordinary share, par value $0.0001 per share, of SPAC.

“SPAC Party” and “SPAC Parties”	means, individually or collectively, SPAC and Merger Sub.

“SPAC Private Placement”	means the private placement of 430,500 private placement units at a price of $10.00 per private placement unit sold by SPAC to the Sponsor and EBC which took place simultaneously with the Closing of the Initial Public Offering.

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“SPAC Private Rights”	means the SPAC Rights issued in connection with the SPAC Private Placement.

“SPAC Private Shares”	means the SPAC Ordinary Shares issued in connection with the SPAC Private Placement.

“SPAC Public Rights”	means the SPAC Rights held by the SPAC Public Shareholders.

“SPAC Public Shareholders”	means all holders of SPAC Public Shares other than the Sponsor Related Parties.

“SPAC Public Shares”	means the SPAC Ordinary Shares held by the SPAC Public Shareholders.

“SPAC Rights”	means the SPAC Public Rights and SPAC Private Rights, each entitling the holder to receive one-tenth of one share upon the consummation of an initial business combination.

“SPAC Unit”	means the units of the SPAC, with each unit consisting of one SPAC Ordinary Share and one SPAC Right.

“Sponsor Related Parties”	means the Sponsor, its affiliates and any Representatives of the foregoing (including the officers and directors of SPAC as of the Execution Date).

“Sponsor Support Agreement”	means the sponsor support agreement by and among the Sponsor, SPAC and the Company pursuant to which the Sponsor agreed to (a) vote in favor of the Business Combination Agreement and the Transactions (including the Merger), (b) waive any anti-dilution rights with respect to the SPAC Founder Shares, and (c) pay or reimburse the SPAC for certain expenses.

“Sponsor”	means AlphaVest Holding, LP, a Delaware limited partnership.

“Surviving PubCo Board”	means the board of directors of Surviving PubCo.

“Surviving PubCo Bylaws”	means the bylaws to be adopted by Surviving PubCo in connection with the consummation of the Domestication and Business Combination.

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“Surviving PubCo Certificate of Incorporation”	means the certificate of incorporation filed by Surviving PubCo in connection with the consummation of the Domestication and Business Combination.

“Surviving PubCo Common Stock”	means the shares of common stock of Surviving PubCo, par value of $0.00001 per share.

“Surviving PubCo Organizational Documents”	means the Surviving PubCo Bylaws and Surviving PubCo Certificate of Incorporation.

“Surviving PubCo”	means SPAC following the Domestication and Business Combination.

“Transactions”	means the transactions contemplated by the Business Combination Agreement and the Ancillary Documents.

“Transfer Agent”	means Continental Stock Transfer & Trust Company.

“Treasury Regulations”	means the United States Treasury regulations issued pursuant to the Code.

“Trust Account”	means the account established by SPAC for the benefit of the SPAC Public Shareholders pursuant to the Trust Agreement.

“Trust Agreement”	means the Investment Management Trust Agreement, dated as of December 19, 2022, by and between SPAC and the Trustee.

“Trustee”	means Continental Stock Transfer & Trust Company.

“U.S. GAAP”	means accounting principles generally accepted in the United States of America.

“U.S. Holder”	means a beneficial owner of SPAC Ordinary Shares and SPAC Rights for U.S. federal income tax purposes.

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QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION AND THE EXTRAORDINARY GENERAL MEETING

Q:	Why am I receiving this proxy statement/prospectus?

A:	You are receiving this proxy statement/prospectus in connection with the Extraordinary General Meeting of AlphaVest Acquisition Corp. SPAC is holding the Extraordinary General Meeting to consider and vote upon the Proposals described below. Your vote is important. You are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

Q:	What is being voted on at the Extraordinary General Meeting?

SPAC’s shareholders are being asked to consider and vote upon the following proposals (the “Proposals”) at the Extraordinary General Meeting.

The Business Combination Proposal - to approve by ordinary resolution and adopt the Business Combination Agreement, by and among, SPAC, Merger Sub, and the Company, and the transactions contemplated thereby. In accordance with the terms and subject to the conditions of the Business Combination Agreement, among other things, following the Domestication of SPAC to the State of Delaware as described below, SPAC will acquire all of the equity interests of the Company, by way of its wholly-owned subsidiary, Merger Sub, merging with and into the Company, with the Company surviving the Merger and becoming a wholly-owned subsidiary of Surviving PubCo and the stockholders of the Company becoming stockholders of Surviving PubCo. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A and SPAC encourages its shareholders to read it in its entirety. See the section entitled “Proposal No. 1 - The Business Combination Proposal.”

The Domestication Proposal - to approve by special resolution that SPAC be transferred by way of continuation from the Cayman Islands to Delaware pursuant to Part XII of the Cayman Companies Act and Section 388 of the General Corporation Law of the State of Delaware and de-registered as a Cayman Islands exempted company in accordance with section 206 of the Cayman Companies Act and, immediately upon being de-registered in the Cayman Islands, SPAC be continued and domesticated as a corporation under the laws of the state of Delaware and, conditional upon, and with effect from, the registration of SPAC as a corporation in the State of Delaware, the name of SPAC be changed from “AlphaVest Acquisition Corp” to “[●].” The Domestication will be effected by SPAC filing a Certificate of Corporate Domestication and a Certificate of Incorporation with the Delaware Secretary of State and filing an application to de-register with the Registrar of Companies of the Cayman Islands, whereby all outstanding securities of SPAC will convert to outstanding securities of Surviving PubCo, as described in more detail in this proxy statement/prospectus. The Domestication will become effective immediately prior to, and on the same date as, the completion of the Business Combination. See the section entitled “Proposal No. 2 - The Domestication Proposal.”

The Nasdaq Proposal - to approve, by ordinary resolution, for purposes of complying with applicable listing rules of Nasdaq, the issuance of shares of common stock, par value $0.00001 per share, of Surviving PubCo Common Stock in connection with the Business Combination (including the Financing). See the section entitled “Proposal No. 3 - The Nasdaq Proposal.”

The Governing Documents Proposal - to approve by special resolution, the Surviving PubCo Certificate of Incorporation and the Surviving PubCo Bylaws, copies of which are attached to the accompanying proxy statement/prospectus as Annex B and Annex C, respectively, which, if approved, would take effect substantially concurrently with the Effective Time. See the section entitled “Proposal No. 4 - The Governing Documents Proposal.”

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The Equity Incentive Plan Proposal - to approve by ordinary resolution the Equity Incentive Plan in the form attached to the accompanying proxy statement/prospectus as Annex D, which SPAC encourages its shareholders to read it in its entirety. See the section entitled “Proposal No. 5 - The Equity Incentive Plan Proposal”

The Adjournment Proposal - to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, including, to permit further solicitation and vote of proxies if it is determined by SPAC that more time is necessary or appropriate to approve one or more Proposals presented to the SPAC Shareholders for vote. See the section entitled “Proposal No. 6 - The Adjournment Proposal.”

The presence of holders of a majority of the shares of SPAC, being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative, will constitute a quorum for the Extraordinary General Meeting.

YOUR VOTE IS IMPORTANT. YOU ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS.

Q:	Are the Proposals conditioned on one another?

A:	Each of the Business Combination Proposal, the Domestication Proposal, the Nasdaq Proposal, the Governing Documents Proposal and the Equity Incentive Plan Proposal is interdependent upon the others and each must be approved in order for SPAC to complete the Business Combination contemplated by the Business Combination Agreement. The Adjournment Proposal is not conditioned upon the approval of any other Proposal.

Q:	Why is SPAC proposing the Domestication?

A:	The SPAC Board believes Delaware provides a recognized body of corporate law that will facilitate corporate governance by the Surviving PubCo’s officers and directors. Delaware maintains a favorable legal and regulatory environment in which to operate. For many years, Delaware has followed a policy of encouraging companies to incorporate there and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that are regularly updated and revised to meet changing business needs. As a result, many major corporations have initially chosen Delaware as their domicile or have subsequently reincorporated in Delaware in a manner similar to the procedures SPAC is proposing. Due to Delaware’s longstanding policy of encouraging incorporation in that state and consequently its prevalence as the state of incorporation, the Delaware courts have developed a considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing the DGCL and establishing public policies with respect to Delaware corporations. It is anticipated that the DGCL will continue to be interpreted and explained in a number of significant court decisions that may provide greater predictability with respect to the Surviving PubCo’s corporate legal affairs.

The Domestication will not occur unless the SPAC Shareholders have approved the Domestication Proposal, the Business Combination Proposal, the Nasdaq Proposal, the Governing Documents Proposal and the Equity Incentive Plan Proposal and upon the Business Combination Agreement being in full force and effect prior to the Domestication. The Domestication will only occur immediately prior to, and on the same date as, the completion of the Business Combination.

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Q:	What is involved with the Domestication?

A:	The Domestication will require SPAC to file certain documents in both the Cayman Islands and the State of Delaware. At the effective time of the Domestication, which will be the Closing Date, SPAC will cease to be an exempted company incorporated under the laws of the Cayman Islands and in connection with the Business Combination, SPAC will continue as a Delaware corporation and, simultaneously with the Business Combination, will change its corporate name to “[●].” The SPAC Memorandum and Articles of Association will be replaced by the Surviving PubCo Certificate of Incorporation and Surviving PubCo Bylaws and your rights as a shareholder will cease to be governed by the laws of the Cayman Islands and will be governed by Delaware law.

Q:	When do you expect that the Domestication will be effective?

A:	The Domestication is expected to become effective immediately prior to, and on the same date as, the completion of the Business Combination.

Q:	How will the Domestication affect my securities of SPAC?

A:	Pursuant to the Domestication and the Business Combination and without further action on the part of SPAC’s shareholders:

●	Each SPAC Unit that is issued and outstanding immediately prior to the Domestication to be separated into one SPAC Ordinary Share and one SPAC Right.

●	Each SPAC Ordinary Share that is issued and outstanding immediately prior to the Domestication to be converted into one share of Surviving PubCo Common Stock.

●	Each SPAC Right that is outstanding immediately prior to the Merger shall convert into one-tenth of one share of Surviving PubCo Common Stock.

Although it will not be necessary for you to exchange your certificates representing ordinary shares after the Domestication, the Surviving PubCo will, upon request, exchange your SPAC share certificates for the applicable number of shares of the Surviving PubCo Common Stock, and all certificates for securities issued after the Domestication will be certificates representing securities of the Surviving PubCo.

Q:	What are the material U.S. federal income tax consequences of the Domestication to Holders of SPAC Ordinary Shares and SPAC Rights?

A:	As discussed more fully under “Material U.S. Federal Income Tax Consequences,” the Domestication is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code. Assuming that the Domestication so qualifies, and subject to the PFIC rules discussed below and under “Material U.S. Federal Income Tax Consequences,” U.S. Holders (as defined therein) will be subject to Section 367(b) of the Code and, as a result:

●	A U.S. Holder whose SPAC Ordinary Shares and SPAC Rights have a fair market value of less than $50,000 on the date of the Domestication and who, on the date of the Domestication, owns (actually or constructively) less than 10% of the total combined voting power of all classes of shares of SPAC entitled to vote and less than 10% of the total value of all classes of shares of SPAC is not expected to recognize any gain or loss and is not expected to be required to include any part of SPAC’s earnings in income pursuant to the Domestication;

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●	A U.S. Holder whose SPAC Ordinary Shares and SPAC Rights have a fair market value of $50,000 or more and who, on the date of the Domestication, owns (actually or constructively) less than 10% of the total combined voting power of all classes of SPAC shares entitled to vote and less than 10% of the total value of all classes of SPAC shares generally is expected to recognize gain (but not loss) on the exchange of SPAC Ordinary Shares and SPAC Rights for Surviving PubCo Common Stock pursuant to the Domestication. As an alternative to recognizing gain, such U.S. Holder may file an election to include in income as a deemed dividend the “all earnings and profits amount” (as defined in the Treasury Regulations under Section 367(b) of the Code) attributable to its SPAC Ordinary Shares, provided certain other requirements are satisfied; and

●	A U.S. Holder who owns (actually or constructively) 10% or more of the total combined voting power of all classes of SPAC shares entitled to vote or 10% or more of the total value of all classes of SPAC shares generally is expected to be required to include in income as a deemed dividend the “all earnings and profits amount” attributable to its SPAC Ordinary Shares and SPAC Rights.

As discussed more fully under “Material U.S. Federal Income Tax Consequences,” SPAC believes that it is likely classified as a PFIC for U.S. federal income tax purposes. In such case, notwithstanding the U.S. federal income tax consequences of the Domestication discussed above, a U.S. Holder is expected to recognize gain (but not loss) on the exchange of SPAC Ordinary Shares and SPAC Rights for Surviving PubCo Common Stock pursuant to the Domestication. Any such gain would be taxable income with no corresponding receipt of cash in the Domestication. The tax on any such gain would be imposed at the rate applicable to ordinary income and an interest charge would apply based on a complex set of rules. For a more complete discussion of the potential application of the PFIC rules to U.S. Holders as a result of the Domestication, see the section entitled “Material U.S. Federal Income Tax Consequences.”

If the Domestication does not qualify as a reorganization, a U.S. Holder that exchanges its SPAC Ordinary Shares and SPAC Rights for Surviving PubCo Common Stock generally is expected to recognize gain or loss equal to the difference between (i) the sum of the fair market value of the Surviving PubCo Common Stock received and (ii) the U.S. Holder’s adjusted tax basis in the SPAC Ordinary Shares and SPAC Rights exchanged.

The tax consequences of the Domestication are complex and will depend on a holder’s particular circumstances. All holders are urged to consult their tax advisors regarding the tax consequences to them of the Domestication, including the applicability and effect of U.S. federal, state, local and non-U.S. tax laws. For a more complete discussion of the U.S. federal income tax considerations of the Domestication, see the section entitled “Material U.S. Federal Income Tax Consequences.”

Q:	What are the material U.S. federal income tax consequences to Holders of SPAC Ordinary Shares and SPAC Rights that exercise their Redemption Rights?

A:	The U.S. federal income tax consequences of exercising your Redemption Rights depend on your particular facts and circumstances. See the section entitled “Material U.S. Federal Income Tax Consequences.” All holders of SPAC Ordinary Shares and SPAC Rights considering exercising their Redemption Rights are urged to consult their tax advisors on the tax consequences to them of an exercise of Redemption Rights, including the applicability and effect of U.S. federal, state and local non-U.S. income and other tax laws.

Q:	Why is SPAC proposing the Business Combination?

A:	SPAC was organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses or entities. Since SPAC’s incorporation, the SPAC Board has sought to identify suitable candidates in order to effect such a transaction. In its review of AMC, the SPAC Board considered a variety of factors weighing positively and negatively in connection with the Business Combination. After careful consideration, the SPAC Board has determined that the Business Combination presents a highly-attractive business combination opportunity and is in the best interests of the SPAC Shareholders. The SPAC Board believes that, based on its review and consideration, the Business Combination with AMC presents an opportunity to increase shareholder value. However, there can be no assurance that the anticipated benefits of the Business Combination will be achieved. Shareholder approval of the Business Combination is required by the Business Combination Agreement and the SPAC Memorandum and Articles of Association, as well as to comply with Nasdaq Listing Rule 5635.

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Q:	What will happen in the Business Combination?

A:	On the Closing Date, immediately following the consummation of the Domestication, Merger Sub shall merge with and into the Company. As a result of the Merger, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving company of the Merger. At the Closing, the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Washington a Certificate of Merger to be executed and filed in accordance with the relevant provisions of the Revised Code of Washington. The Merger shall become effective on the date and time at which the Certificate of Merger is accepted for filing by the Secretary of State of the State of Washington or at such later date or time as is agreed by SPAC and the Company and specified in the Certificate of Merger.

Pursuant to the terms of the Business Combination Agreement, at the Effective Time, by virtue of the Merger, without any action on the part of any party or any other person:

●	Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one Surviving Company Share.

●	Each Company Share (other than any Company Shares held in treasury that are cancelled and extinguished and any Company Dissenting Shares) issued and outstanding as of immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into the right to receive the Per Share Merger Consideration.

●	Each Company Share held immediately prior to the Effective Time by the Company as treasury stock shall be automatically cancelled and extinguished, and no consideration shall be paid with respect thereto.

Additionally, at the Effective Time, (i) all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company, in each case, in accordance with the RCW; (ii) the Governing Documents of Merger Sub shall be the Governing Documents of the Surviving Company, in each case, until thereafter changed or amended; and (iii) the officers, and except as disclosed herein, the directors of the Company immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Company. Pursuant to the Business Combination Agreement, the consummation of the Business Combination is subject to customary closing conditions.

Q:	What consideration will AMC holders receive in connection with the Business Combination?

A:	The Business Combination Agreement provides that the Exchange Share Consideration payable to AMC Stockholders shall equal 17,500,000 shares of Surviving PubCo Common Stock. The Exchange Ratio shall equal (i) 17,500,000 shares of Surviving PubCo Common Stock divided by (ii) the number of Fully Diluted Shares.

For further details, see “Proposal No. 1 - The Business Combination Proposal - The Business Combination Agreement - Merger Consideration.”

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Q:	What equity stake will current SPAC Shareholders and the AMC Members hold in the Surviving PubCo immediately after the completion of the Business Combination and what are the possible sources and the extent of dilution that the SPAC Public Shareholders that elect not to redeem their shares will experience in connection with the Business Combination?

A:	Immediately after the completion of the Business Combination, SPAC Public Shareholders will own a significantly smaller percentage of the Surviving PubCo than they currently own of SPAC. The following table illustrates the potential impact of redemptions on the ownership percentage of SPAC Public Shareholders in a range of redemption scenarios, with the maximum redemption scenario representing the redemption of all SPAC Public Shares and also gives no effect for any shares to be issued upon conversion of the SPAC Rights.

	Share Ownership in Surviving PubCo
	Assuming No Further Redemptions(1)	Voting Power and Implied Ownership	Assuming 25% Redemptions(2)	Voting Power and Implied Ownership	Assuming 75% Redemptions(3)	Voting Power and Implied Ownership	Maximum Redemptions(4)	Voting Power and Implied Ownership
SPAC Public Shareholders	5,415,829	21.5%	4,234,372	17.6%	1,871,457	8.6%	690,000	3.4%
SPAC’s Initial Shareholders(6)	2,323,549	9.2%	2,323,549	9.7%	2,323,549	10.7%	2,323,549	11.3%
AMC Shareholders(5)	17,500,000	69.3%	17,500,000	72.7%	17,500,000	80.7%	17,500,000	85.3%
Total shares outstanding (including shares underlying SPAC Rights)	25,239,378	100.0%	24,057,921	100.0%	21,695,006	100. %	20,513,549	100.0%

(1)	Assumes that no SPAC Public Shareholders exercise Redemption Rights with respect to their SPAC Public Shares for a pro rata share of the funds in the Trust Account.

(2)	Assumes that 25% of SPAC Public Shareholders, holding 1,181,457 SPAC Public Shares, will exercise their Redemption Rights for an aggregate payment of approximately $[●] million (based on the estimated per-share redemption price of approximately $[●] per share) from the Trust Account.

(3)	Assumes that 75% of SPAC Public Shareholders, holding 3,544,372 SPAC Public Shares, will exercise their Redemption Rights for an aggregate payment of approximately $[●] million (based on the estimated per-share redemption price of approximately $[●] per share) from the Trust Account.

(4)

Assumes the maximum number of SPAC Public Shareholders, holding 4,725,829 SPAC Public Shares, will exercise their Redemption Rights for an aggregate payment of approximately $[●] million (based on the estimated per-share redemption price of approximately $[●] per share) from the Trust Account.

(5)	Represents the shares to be held by the AMC equityholders.

(6)	Represents the SPAC Ordinary Shares held by the Sponsor Related Parties.

Q:	Did the SPAC Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:	Yes, SPAC obtained a fairness opinion from Newbridge Securities Corporation (“Newbridge”) in determining whether or not to proceed with the Business Combination, as well as relied on the financial skills and background of its officers and directors. The SPAC Board believed that the officers and directors of SPAC have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background enabled them to make the necessary analyses and determinations regarding the Business Combination.

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Q:	What happens to the funds deposited in the Trust Account after consummation of the Business Combination?

A:	Following the closing of our IPO, an amount equal to $70,380,000 million ($10.20 per unit) of the net proceeds from our IPO and the private placements conducted in connection with IPO was placed in the Trust Account. As of the date hereof, $ [●] million remained and was held in the Trust Account for the purposes of consummating an initial business combination (which will be the Business Combination should it occur). These funds will remain in the Trust Account, except for the withdrawal of interest to pay taxes, if any, until the earliest of (1) the completion of a business combination (including the closing of the Business Combination) or (2) the redemption of all of the SPAC Public Shares if we are unable to complete a business combination by December 22, 2024, subject to applicable law. In connection with the 2023 Extraordinary General Meeting, the holders of an aggregate of 2,174,171 SPAC Ordinary Shares exercised their right to redeem their shares for an aggregate of approximately $23,282,935 in cash held in the Trust Account. Following the 2023 Extraordinary General Meeting, an aggregate of 7,006,329 SPAC Ordinary Shares (of which only 4,725,829 SPAC Public Shares are subject to redemption in connection with the Extraordinary General Meeting) remained outstanding and approximately $50,608,334 million remained in the Trust Account (before the payment of any additional amounts to extend the time SPAC has to consummate the Business Combination).

Q:	What happens if a substantial number of the SPAC Public Shareholders vote in favor of the Business Combination Proposal and exercise their Redemption Rights?

A:	SPAC Public Shareholders are not required to vote “FOR”, “AGAINST” or not vote at all on the Business Combination in order to exercise their Redemption Rights, although redemption is only available if the Business Combination is consummated. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of SPAC Public Shareholders are reduced as a result of redemptions by SPAC Public Shareholders.

The Business Combination Agreement provides that the obligations of the parties to consummate the Business Combination are conditioned on, among other things, the requisite approval of the parties’ respective equity holders. The Business Combination Agreement is also subject to the satisfaction or waiver of certain other closing conditions as described in this proxy statement/prospectus. There can be no assurance that the parties to the Business Combination Agreement would waive any such provision of the Business Combination Agreement.

Additionally, as a result of redemptions, the trading market for the Surviving PubCo Common Stock may be less liquid than the market for the SPAC Public Shares was prior to consummation of the Business Combination and we may not be able to meet the listing standards for Nasdaq or another national securities exchange.

Q:	When do you expect the Business Combination to be completed?

A:	It is currently expected that the Business Combination will be completed in the first half of 2025. This timing depends, among other things, on the approval of the Proposals to be presented at the Extraordinary General Meeting. However, the Extraordinary General Meeting could be adjourned if the Adjournment Proposal is adopted at the Extraordinary General Meeting and SPAC elects to adjourn the Extraordinary General Meeting to a later date or dates to permit further solicitation and vote of proxies if reasonably determined to be necessary or desirable by SPAC.

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Q:	What happens if the Business Combination is not completed?

A:	If a SPAC Public Shareholder has tendered shares to be redeemed but the Business Combination is not completed, the Redemptions will be canceled and the tendered shares will be returned to the relevant SPAC Public Shareholders as appropriate. The current deadline set forth in the SPAC Memorandum and Articles of Association for SPAC to complete its initial business combination (which will be the Business Combination should it occur) is December 22, 2024, pursuant to the 2023 Extraordinary General Meeting. If we fail to consummate our initial business combination by the deadline we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten Business Days thereafter subject to lawfully available funds therefor, redeem the SPAC Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of such net interest released to us to pay dissolution expenses), divided by the number of then-outstanding SPAC Public Shares, which redemption will completely extinguish SPAC Public Shareholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and the SPAC Board, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

We expect that the amount of any distribution our SPAC Public Shareholders will be entitled to receive upon our dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the Business Combination, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. Holders of the Founder Shares are not entitled to liquidating distributions from the Trust Account with respect to those shares.

In the event of liquidation, there will be no distribution with respect to our outstanding SPAC Rights, which will expire worthless.

Q:	When and where will the Extraordinary General Meeting be held?

A:	The Extraordinary General Meeting will be held at [●] a.m., Eastern Time, on [●], 2024 at the offices of Winston & Strawn, LLP located at 800 Capitol Street, Houston, TX 77002 and in a virtual meeting format at [●] or at such other time, on such other date and at such other place to which the meeting may be adjourned. This proxy statement/prospectus includes instructions on how to access the virtual meeting and how to listen, vote, and submit questions from home or any remote location with Internet connectivity.

Q:	Who is entitled to vote at the Extraordinary General Meeting?

A:	The SPAC Board has fixed [●], 2024 as the Record Date. If you were a shareholder of SPAC at the close of business on the Record Date, you are entitled to vote on matters that come before the Extraordinary General Meeting.

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Q:	How do I vote?

A:	If you are a record owner of your shares, there are two ways to vote your SPAC Ordinary Shares at the Extraordinary General Meeting:

You Can Vote By Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the SPAC Board “FOR” the Business Combination Proposal, the Domestication Proposal, the Nasdaq Proposal, the Governing Documents Proposal, the Equity Incentive Plan Proposal, and the Adjournment Proposal (if presented) at the Extraordinary General Meeting. Votes received after a matter has been voted upon at the Extraordinary General Meeting will not be counted.

You Can Virtually Attend the Extraordinary General Meeting and Participate Virtually. You can participate in the virtual Meeting and vote during the Extraordinary General Meeting even if you have previously voted by submitting a proxy as described above.

You Can Personally Attend the Extraordinary General Meeting and Participate. You can attend personally and participate in the Meeting and vote during the Meeting even if you have previously voted by submitting a proxy as described above.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the Extraordinary General Meeting virtually and vote your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way SPAC can be sure that the broker, bank or nominee has not already voted your shares.

Q:	What if I do not vote my SPAC Ordinary Shares or if I abstain from voting?

A:	Each of the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan and the Adjournment Proposal will require an ordinary resolution as a matter of Cayman Islands law, being the affirmative vote of the members representing at least a simple majority of the votes cast by holders of SPAC Ordinary Shares present and voting in person or by proxy at the Extraordinary General Meeting. Each of the Domestication Proposal and the Governing Documents Proposal will require a special resolution as a matter of Cayman Islands law, being the affirmative vote of the members representing at least two-thirds of the votes cast by holders of SPAC Ordinary Shares entitled to vote and present and voting in person or by proxy at the Extraordinary General Meeting. If any of the Required SPAC Proposals fail to receive the required approval by the shareholders of SPAC at the Extraordinary General Meeting, the Business Combination will not be completed. Abstentions will be considered present for the purposes of establishing a quorum. Abstentions will not count as votes cast at the Extraordinary General Meeting. Accordingly, if you do not vote or if you abstain from voting, it will have no effect on the outcome for any of the proposals. However, if you do not vote by proxy and do not attend the meeting virtually or in person, you shares will not count towards the establishment of a quorum. All proposals presented at the Extraordinary General Meeting are “non-routine” matters and, therefore, there will be no “broker non-votes.

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Q:	How does the SPAC Board recommend that I vote on the Proposals?

A:	The SPAC Board recommends that the holders of SPAC’s Ordinary Shares entitled to vote on the Proposals, vote as follows:

“FOR” approval of the Business Combination Proposal;

“FOR” approval of the Domestication Proposal;

“FOR” approval of the Nasdaq Proposal;

“FOR” approval of the Governing Documents Proposal;

“FOR” approval of the Equity Incentive Plan Proposal; and

“FOR” approval of the Adjournment Proposal, if presented.

Q:	How many votes do I have?

A:	SPAC Shareholders have one vote per each SPAC Ordinary Share held by them on the Record Date for each of the Proposals. SPAC Rights do not have voting rights.

Q:	How will the Sponsor and SPAC’s officers and directors vote in connection with the SPAC Proposals?

A:	As of the date of this proxy statement/prospectus, the Sponsor, Peace Capital Limited and the SPAC’s officers and directors own an aggregate of 2,127,904 SPAC Ordinary Shares, representing approximately 30.4% of the issued and outstanding SPAC Ordinary Shares. Pursuant to the Letter Agreement and the Sponsor Support Agreement, the Sponsor has agreed to vote the SPAC Ordinary Shares owned by it in favor of the Proposals and the other holders of the Founder Shares have agreed to vote the SPAC Ordinary Shares owned by them in favor of the Business Combination Proposal.

Q:	What interests do the current Sponsor, officers and directors of SPAC have in the Business Combination?

A:	When considering the recommendation of the SPAC Board to vote in favor of approval of the Business Combination Proposal, you should keep in mind that the Sponsor and SPAC’s directors and executive officers, have interests in such Proposal that are different from, or in addition to, those of SPAC Shareholders generally. These interests include, among other things, the interests listed below:

●

The Sponsor, SPAC’s officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on SPAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on SPAC’s behalf. If SPAC is unable to consummate a business combination, these expenses will likely not be reimbursed. These expenses will likely not be reimbursed if SPAC does not consummate a business combination.

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●	If SPAC is unable to complete a business combination within the required time period, the aggregate dollar amount of non-reimbursable funds the Sponsor and its affiliates have at risk that depends on the completion of a business combination is $[●] comprised of (a) $25,000 representing the aggregate purchase price paid for the SPAC Founder Shares, (b) $4,029,040 representing the aggregate purchase price paid for the private placement units, and (c) $[●] representing the aggregate amount outstanding as of [●], 2024 under the promissory notes.
●	If SPAC does not complete an initial business combination by December 22, 2024 (or a later date approved by SPAC Shareholders pursuant to the SPAC Memorandum and Articles of Association), the proceeds from the sale of the private placement units of $4,305,000, which includes the Sponsor’s private placement units and EBC’s private placement units, will be included in the liquidating distribution to SPAC Public Shareholders and the private placement units will expire worthless.
●	The Sponsor and EBC have agreed that their founder shares and private placement units, including all of their underlying securities, will not be sold or transferred by them (except to permitted transferees, as applicable) until the Business Combination has been consummated.
●	The fact that the Sponsor and SPAC’s directors and officers and their affiliates own an aggregate of 2,127,904 SPAC Ordinary Shares as of the date hereof, representing 30.4% of the voting power of the SPAC Ordinary Shares, and such holders are required by the Letter Agreement and Sponsor Support Agreement to vote those shares in favor of the Business Combination.
●	The fact that the other Sponsor Related Parties own 1,276,742 SPAC Ordinary Shares as of the date hereof, representing 18.2% of the voting power of the SPAC Ordinary Shares, and the Sponsor Related Parties are required by the Letter Agreement and Sponsor Support Agreement to vote those shares in favor of the Business Combination.
●	The 1,725,000 shares of Surviving PubCo Common Stock into which the 1,725,000 SPAC Ordinary Shares held by the Sponsor, Peace Capital Limited, an affiliate of Pengfei Zheng, and their respective affiliates will automatically convert in connection with the Business Combination, if unrestricted and freely tradeable, would have had an aggregate market value of $[●], based upon the closing price of $[●] per public share on the Nasdaq on [●], 2024, the most recent practicable date prior to the date of this proxy statement/prospectus. The 402,904 shares of Surviving PubCo Common Stock into which the 402,904 SPAC Private Shares underlying the private placement units held by the Sponsor and its affiliates will automatically convert in connection with the Business Combination, if unrestricted and freely tradeable, would have had an aggregate market value of $[●], based upon the closing price of $[●] per public share on the Nasdaq on [●], the most recent practicable date prior to the date of this proxy statement/prospectus. The [●] shares of Surviving PubCo Common Stock into which the [●] SPAC Private Rights underlying the private placement units held by the Sponsor and its affiliates will automatically convert in connection with the Business Combination, if unrestricted and freely tradeable, would have had an aggregate market value of $[●], based upon the closing price of $[●] per public share on the Nasdaq on [●], the most recent practicable date prior to the date of this proxy statement/prospectus.
●

As a result of the low initial purchase price (consisting of $25,000 for the 1,725,000 Founder Shares, or approximately $0.014 per share, and $4,029,040 for the private placement units), the Sponsor, its affiliates and SPAC’s management team and advisors and affiliates stand to earn a positive rate of return or profit on their investment, even if other shareholders, such as the SPAC Public Shareholders, experience a negative rate of return because the post-business combination company subsequently declines in value. Thus the Sponsor, the SPAC officers and directors, and their respective affiliates may have more of an economic incentive for SPAC to, rather than liquidate if SPAC fails to complete the initial Business Combination by December 22, 2024, enter into an initial business combination on potentially less favorable terms with a potentially less favorable, more risky, weaker-performing or financially unstable business, or an entity lacking an established record of revenues or earnings, than would be the case if such parties had paid the full offering price for their SPAC Ordinary Shares.

●	The fact that the Sponsor and EBC have agreed not to redeem any of the Founder Shares and EBC Founder Shares in connection with a shareholder vote to approve the proposed Business Combination.
●	The fact that upon completion of the Business Combination, a business combination marketing fee of $2.415 million will be payable to EBC.

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●

The Sponsor has agreed that it will be liable to SPAC if and to the extent any claims by a third party for services rendered or products sold to SPAC, or by a prospective target business with which SPAC has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.20 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets.

●

The fact that SPAC’s existing officers and directors will be eligible for continued indemnification and continued coverage under a directors’ and officers’ liability insurance policy after the Business Combination and pursuant to the Business Combination Agreement.

●	The exercise of SPAC’s officers and directors’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate.
●	SPAC’s officers, advisors, and directors are not required to, and will not, commit their full time to SPAC’s affairs. The SPAC’s Second Amended and Restated Memorandum and Articles of Association provides that the directors and officers of SPAC shall have no duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as SPAC. To the fullest extent permitted by applicable Law, and subject to his or her fiduciary duties under applicable Law, SPAC renounces any interest or expectancy of SPAC in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity offered to any director and officer of SPAC, on the one hand, and SPAC, on the other, unless such opportunity is expressly offered to such director or officer of SPAC solely in their capacity as an officer or director of SPAC and the opportunity is one SPAC is permitted to complete on a reasonable basis.
●	At the option of the Sponsor, the $[●] principal balances under the promissory notes may be converted into SPAC Ordinary Shares, at a price of $10.00 per SPAC Ordinary Share, in connection with the consummation of the Business Combination.

Q:	Do I have Redemption Rights with respect to my SPAC Shares?

A:	Under Article 37.6 of the SPAC Memorandum and Articles of Association, prior to, and on the same date as, the completion of the Business Combination, SPAC will provide all of the SPAC Public Shareholders (who is not a founder, officer, or director) with the opportunity to have their SPAC Public Shares redeemed upon the completion of the Business Combination, subject to certain limitations, for cash equal to the applicable redemption price.

SPAC Public Shareholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination (or do not vote at all), and whether or not they were holders of SPAC Ordinary Shares as of the Record Date. The Redemption  will be effectuated in accordance with the SPAC Memorandum and Articles of Association and Cayman Islands law. In order for a SPAC Public Shareholder to request redemption of such holder’s SPAC Ordinary Shares, such request must be made on or before [●], 2024 (two Business Days before the Extraordinary General Meeting). Any SPAC Public Shareholder who exercises Redemption Rights will have his, her or its shares redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the completion of the Business Combination; provided that such SPAC Public Shareholders follow the procedures provided for exercising such Redemption as set forth in the SPAC Memorandum and Articles of Association, as described below, by such date.

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Pursuant to the Letter Agreement, the Sponsor Related Parties have agreed to waive their Redemption Rights with respect to the founder shares and private placement shares, as well as any SPAC Ordinary Shares acquired by them after the IPO, in connection with the consummation of the Business Combination. Such shares will be excluded from the pro rata calculation used to determine the per-share redemption price, and do not result in cash proceeds to Surviving PubCo.

Q:	May the Sponsor, SPAC’s directors, officers, advisors or their affiliates purchase shares in connection with the Business Combination?

A:	The Sponsor and SPAC’s directors, officers, advisors or their affiliates may purchase SPAC Ordinary Shares in privately negotiated transactions or in the open market either prior to or after the Closing, including from SPAC Public Shareholders who would have otherwise exercised their Redemption Rights. However, the Sponsor, directors, officers and their affiliates have no current commitments or plans to engage in such transactions and have not formulated any terms or conditions for any such transactions at the date of this proxy statement/prospectus. If the Sponsor or the SPAC’s directors, officers, advisors or affiliates engage in such transactions, any such purchases will be subject to limitations regarding possession of any material nonpublic information not disclosed to the seller of such shares and they will not make any such purchases if such purchases are prohibited by Regulation M under the Exchange Act. They will also not vote any shares purchased in connection with the Business Combination. Any such purchase after the Record Date would include a contractual acknowledgement that the selling shareholder, although still the record holder of SPAC Ordinary Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its Redemption Rights. In the event the Sponsor or SPAC’s directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from SPAC Public Shareholders who have already elected to exercise their Redemption Rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. None of the funds in the Trust Account will be used to purchase Public Shares in such transactions.

Q:	Is there a limit on the number of shares I may redeem?

A:	Each SPAC Public Shareholder, together with any affiliate or any other person with whom such SPAC Public Shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking Redemption Rights with respect to 15% or more of the SPAC Public Shares. Accordingly, any shares held by a SPAC Public Shareholder or “group” in excess of such 15% cap will not be redeemed by SPAC. Any SPAC Public Shareholder who holds less than 15% of the SPAC Public Shares may have all of the SPAC Public Shares held by him or her redeemed for cash.

Q:	How do I exercise my Redemption Rights?

A:	If you are a SPAC Public Shareholder and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern Time, on [●], 2024 (two Business Days before the Extraordinary General Meeting), that SPAC redeem your shares for cash, (ii) affirmatively certify in your request to the Transfer Agent for Redemption if you “ARE” or “ARE NOT” acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) and (iii) submit your request in writing to SPAC’s Transfer Agent, at the address listed at the end of this section and deliver your share certificates (if any) and other redemption forms to the Transfer Agent physically or your shares electronically using The Depository Trust Company’s DWAC system at least two Business Days prior to the vote at the Extraordinary General Meeting.

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Any request for Redemption, once made by a SPAC Public Shareholder, may not be withdrawn once submitted to the company unless the SPAC Board determines (in its sole discretion) to permit the withdrawal of such redemption request (which they may do in whole or in part). In addition, if you deliver your share certificates (if any) and other redemption forms for the Redemption to the Transfer Agent and later decide prior to the Extraordinary General Meeting not to elect the Redemption, you may request that the Transfer Agent return the shares (physically or electronically). You may make such request by contacting the Transfer Agent at the phone number or address listed at the end of this section.

Any corrected or changed written demand of Redemption Rights must be received by SPAC’s secretary two Business Days prior to the vote taken on the Business Combination Proposal at the Extraordinary General Meeting. No demand for the Redemption will be honored unless the holder’s share certificates (if any) and other redemption forms have been delivered (either physically or electronically) to the Transfer Agent at least two Business Days prior to the vote at the Extraordinary General Meeting.

SPAC Public Shareholders seeking to exercise their Redemption Rights and opting to deliver share certificates (if any) and other redemption forms should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is SPAC’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, SPAC does not have any control over this process and it may take longer than two weeks. Shareholders who hold their shares in street name will have to coordinate with their banks, brokers or other nominees to have the shares certificated or delivered electronically. There is a cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a nominal fee to the tendering broker and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the Business Combination is not completed, this may result in an additional cost to shareholders for the return of their shares.

If a SPAC Public Shareholder properly demands the Redemption as described above, then, if the Business Combination is completed, SPAC will redeem the shares subject to the Redemption for cash. Such amount will be paid promptly after completion of the Business Combination. If you exercise your Redemption Rights, then you will be exchanging your SPAC Ordinary Shares for cash and will no longer own these shares following the Business Combination.

If you are a SPAC Public Shareholder and you exercise your Redemption Rights, it will not result in either the exercise or loss of any SPAC Rights that you may hold. Your SPAC Rights will continue to be outstanding following exercise of the Redemption of your SPAC Ordinary Shares and will be converted into shares of Surviving PubCo Common Stock in connection with the completion of the Business Combination, subject to the applicable requirements under the terms therein.

If you intend to seek to exercise Redemption Rights, you will need to deliver your share certificates (if any) and other redemption forms (either physically or electronically) to the Transfer Agent prior to the Extraordinary General Meeting, as described in this proxy statement/prospectus. If you have questions regarding the certification of your position or delivery of your share certificates (if any) and other redemption forms, please contact:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, NY 10004
Attention:
Email: spacredemption@continentalstock.com

Q:	If I am a holder of SPAC Units, can I exercise Redemption Rights with respect to my SPAC Units?

A:	No. Holders of issued and outstanding SPAC Units must elect to separate the SPAC Units into the underlying SPAC Public Shares and SPAC Public Rights prior to exercising Redemption Rights with respect to the SPAC Public Shares. If you hold your SPAC Units in an account at a brokerage firm or bank, you must notify your broker or bank that you elect to separate the SPAC Units into the underlying SPAC Ordinary Shares and SPAC Rights, or if you hold SPAC Units registered in your own name, you must contact the Transfer Agent directly and instruct them to do so. The Redemption Rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to the Transfer Agent in order to validly redeem its shares. You are requested to cause your SPAC Public Shares to be separated and delivered to the Transfer Agent by 5:00 p.m., Eastern Time, on [●], 2024 (two Business Days before the Extraordinary General Meeting) in order to exercise your Redemption Rights with respect to your SPAC Public Shares.

Q:	If I am a holder of SPAC Rights, can I exercise Redemption Rights with respect to my SPAC Rights?

A:	No. The holders of SPAC Rights have no redemption rights with respect to SPAC Rights. Further, while the level of Redemptions will not directly change the value of the SPAC Rights, as the SPAC Rights will remain outstanding regardless of the level of redemptions, as redemptions of SPAC Ordinary Shares increase, a holder of SPAC Rights will ultimately own a greater interest in the Surviving PubCo because there would be fewer shares of Surviving PubCo Common Stock outstanding overall. For additional information see “- Ownership of Surviving PubCo After the Closing.”

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SUMMARY OF PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. You should carefully read the entire proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus, including the annexes, to fully understand the Business Combination Agreement, the Business Combination and the other matters being considered at the Extraordinary General Meeting. For additional information, see “Where You Can Find More Information” on page 184. Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.

The Parties to the Business Combination

AlphaVest Acquisition Corp

SPAC is a blank check company incorporated on January 14, 2022 as a Cayman Islands exempted company and formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. SPAC has generated no revenues to date, and SPAC does not expect to generate operating revenues at the earliest until it consummates the initial business combination. While SPAC may pursue an acquisition opportunity in any industry or geographic region, it currently intends to focus on identifying businesses in Asia.

The SPAC Units, SPAC Ordinary Shares and SPAC Rights are currently listed on Nasdaq under the symbols “ATMVU,” “ATMV” and “ATMVR,” respectively. The mailing address of SPAC’s principal executive offices are 205 W. 37th Street, New York, NY 10018, and its telephone number is (203) 998-5540.

AV Merger Sub Inc

Merger Sub is a Washington corporation and wholly-owned subsidiary of SPAC formed for the purpose of effecting the Business Combination. Merger Sub owns no material assets and does not operate any business.

AMC Corporation

AMC creates and distributes innovative and smart security products and related solutions. AMC’s goal is to build the world’s most advanced camera and chip designed specifically for use in a variety of edge devices, optimized for video capture and AI analysis, enabling new proprietary AI systems to be built across a range of environments and situations.

The mailing address of AMC’s principal executive offices are 4794 231st Place S.E., Sammamish, Washington 98075 and its telephone number is (734) 709-5127.

Transaction Agreements

The Business Combination Agreement

On August 16, 2024, SPAC entered into the Business Combination Agreement with Merger Sub and AMC. Pursuant to the Business Combination Agreement, (i) SPAC will de-register as an exempted company in the Cayman Islands and transfer by way of continuation as a Delaware corporation and (ii) on the Closing Date, following the Domestication, Merger Sub will merge with and into AMC with AMC continuing as the surviving entity of the Merger and a subsidiary of Surviving PubCo.

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Treatment of Securities

In connection with, and as part of, the Domestication, SPAC will cause:

●	Each SPAC Unit that is issued and outstanding immediately prior to the Domestication to be separated into one SPAC Ordinary Share and one SPAC Right.
●	Each SPAC Ordinary Share that is issued and outstanding immediately prior to the Domestication to be converted into one share of Surviving PubCo Common Stock.
●	Each SPAC Right that is outstanding immediately prior to the Merger shall convert into one-tenth of one share of Surviving PubCo Common Stock.

By virtue of the Merger, without any action on the part of any party or any other person:

●	Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one Surviving Company Share.
●	Each Company Share (other than any Company Shares held in treasury that are cancelled and extinguished and any Company Dissenting Shares) issued and outstanding as of immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into the right to receive the Per Share Merger Consideration.
●	Each Company Share held immediately prior to the Effective Time by the Company as treasury stock shall be automatically cancelled and extinguished, and no consideration shall be paid with respect thereto.

Representations, Warrants, and Covenants

The Business Combination Agreement contains customary representations and warranties of the parties thereto with respect to, among other things, (a) with respect to the Company and the Group Companies: (i) entity organization, good standing and qualification, (ii) subsidiaries and capitalization, (iii) authorization to enter into the Business Combination Agreement and to consummate the Transactions, (iv) financial statements, (v) material contracts, (vi) intellectual property, (vii) title to properties and assets and outstanding liens, (viii) real property, (ix) environmental matters, (x) non-conflict with Governing Documents, laws and governmental orders, and certain contracts, (xi) absence of material changes, (xii) litigation, (xiii) insurance, (xiv) governmental consents, (xv) material permits, (xvi) registration and voting rights, (xvii) brokers, finders and transaction expenses, (xviii) related-party transactions, (xix) labor agreements, actions and employee compensation, (xx) employee benefit plans, (xxi) taxes, (xxii) books and records, (xxiii) anti-money laundering, (xxiv) takeover statutes and charter provisions, (xxv) registration statement, (xxvi) approval of AMC Board, and (xxvii) equity incentive plan, and, (b) with respect to SPAC: (i) entity organization, good standing and qualification, (ii) capitalization, (iii) authorization to enter into the Business Combination Agreement and to consummate the Transactions, (iv) financial statements, (v) compliance with other instruments, (vi) absence of material changes, (vii) litigation, (viii) governmental consents, (ix) brokers, finders and transaction expenses, (x) taxes, (xi) registration statement, (xii) SEC filings, (xiii) trust account, (xiv) the Investment Company Act, (xv) the JOBS Act, (xvi) NASDAQ quotation, and (xvii) approval of the SPAC Board.

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The Business Combination Agreement also includes customary covenants of the parties with respect to the operation of their respective businesses prior to the consummation of the Business Combination and efforts to satisfy conditions to the consummation of the Business Combination. The Business Combination Agreement also contains additional covenants of the parties, including, among others, covenants providing for: (i) the Company to operate the business of the Group Companies in the ordinary course of business, (ii) the Company to maintain and preserve intact the business organization, assets, properties and business relations of the Group Companies consistent with past practices, (iii) each of the parties to use reasonable best efforts to take all actions reasonably necessary or advisable to consummate and make effective the Transactions, (iv) each party to make any appropriate filings, and (v) SPAC to use reasonable best efforts to cause the initial listing application to be approved by an Nasdaq.

Conditions to the Parties’ Obligations to Consummate the Business Combination

Under the Business Combination Agreement, the obligations of the parties to consummate (or cause to be consummated) the Business Combination is conditioned upon, among other things:

●	The absence of any governmental order, statute, rule or regulation enjoining or prohibiting the consummation of the Business Combination.
●	The effectiveness of the registration statement to be filed with the SEC and the absence of a stop order or proceedings seeking such stop order.
●	The approval and adoption of the Required Company Stockholder Approvals.
●	The approval and adoption of the Required SPAC Shareholder Approvals.
●	The consummation of the Domestication.
●	Solely with respect to the obligations of SPAC, among others conditions: (a) certain representation and warranties of the Company being true and correct, subject to applicable bringdown standards; (b) each of the agreements and covenants of the Company having been performed or complied with in all material respects; (c) the execution and delivery of certain Ancillary Agreements; and (d) the delivery by the Company to SPAC of (1) a closing certificate, (2) certain documents relating to compliance and notice in connection with certain Treasury Regulations, and (3) the certain closing financial information.
●	Solely with respect to the obligations of the Company, among others conditions: (a) certain representation and warranties of SPAC being true and correct, subject to applicable bringdown standards; (b) each of the agreements and covenants of SPAC having been performed or complied with in all material respects; (c) the receipt of conditional approval of the listing application in connection with the Business Combination, for listing on the NYSE, NASDAQ Capital Market or Nasdaq Global Market; (d) the absence of any action, suit or proceeding before any governmental entity that would prevent or rescind any transaction contemplated by the Business Combination, or that would affect materially and adversely or otherwise encumber the title of the SPAC shares to be issued in connection with the Merger; (e) the execution and delivery of certain Ancillary Agreements; (f) the delivery by SPAC to the Company of (1) a closing certificate and (2) written resignations of the SPAC Board, other than as provided by the Business Combination Agreement.

Termination Rights

Prior to the Closing, the Business Combination Agreement may be terminated and the Transactions abandoned:

●	by mutual written consent of the Company and SPAC;

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●	by either SPAC or the Company, if there shall be in effect any (a) applicable Law or (b) Order (other than, for the avoidance of doubt, a temporary restraining order), that (1) in the case of each of clauses (a) and (b), permanently restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Merger, and (2) in the case of clause (b) such Order shall have become final and non-appealable;
●	by either SPAC or the Company, if the Effective Time has not occurred by 11:59 p.m., New York City time, on December 22, 2024; provided, however, that if the SEC has not declared the applicable registration statement effective on or prior to December 22, 2024, the Termination Date shall be automatically extended to June 30, 2025; and provided, further, that the Party seeking to terminate is not in material breach of any provision of the Business Combination Agreement which caused or resulted in the failure of the Merger to be consummated by such time;
●	by either SPAC or the Company if SPAC fails to obtain the SPAC Required Stockholder Approvals upon vote taken thereon;
●	by SPAC, if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Business Combination Agreement, subject to certain limitations set forth therein, including with respect to the availability of applicable cure period;
●	by the Company, if SPAC has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Business Combination Agreement, subject to certain limitations set forth therein, including with respect to the availability of applicable cure periods; and
●	by SPAC, by written notice to the Company, if the Company fails to deliver the written consents from a sufficient number of Company stockholders to effect the Company Required Stockholder Approval by the applicable deadline.

Support Agreement and Transaction Support Agreements

Concurrently with the execution and delivery of the Business Combination Agreement, (i) the Sponsor, SPAC and the Company entered into the Sponsor Support Agreement, pursuant to which, among other things, the Sponsor agreed to vote its shares in favor of the Business Combination Agreement and the Business Combination, waive any anti-dilution rights with respect to any SPAC Ordinary Shares held by the Sponsor and pay or reimburse SPAC for certain expenses; and (ii) certain holders of Company Shares, SPAC and the Company entered into the Transaction Support Agreements, pursuant to which, among other things, such holders agreed to support and vote in favor of the Business Combination Agreement, the Ancillary Agreements to which the Company is or will be a party and the Business Combination.

Lock-Up Agreement

Prior to the Closing Date, SPAC will enter into a lock-up agreement (a “Lock-Up Agreement”) with each of Sponsor, certain directors and officers of SPAC and certain Company stockholders (to be agreed by the parties), pursuant to which, among other things, each of Sponsor, such directors and officers of SPAC and such Company stockholders will agree not to effect any sale or distribution of any equity securities of SPAC held by any of them during the lock-up period described therein, on the terms and subject to the conditions set forth therein.

New Registration Rights Agreement

On or prior to the Closing Date, each of SPAC, Sponsor, certain directors and officers of SPAC and certain Company stockholders will enter into a registration rights agreement, in form and substance reasonably satisfactory to SPAC and the Company (the “New Registration Rights Agreement”), pursuant to which, among other things, SPAC will agree to file a registration statement for the resale of shares by Sponsor, such directors and officers of SPAC and such Company stockholders on a continuous or delayed basis and to have such registration statement declared effective no later than the end of the lock-up period described in the Lock-Up Agreement.

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Proposals to be submitted at the Extraordinary General Meeting

The Business Combination Proposal

The SPAC Shareholders will vote on the Business Combination Proposal to approve by ordinary resolution and adopt the Business Combination Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, and the Transactions contemplated thereby.

The Domestication Proposal

The SPAC Shareholders will vote on the Domestication Proposal to approve by special resolution the de-registration of SPAC as an exempted company in the Cayman Islands and its registration by way of continuation as a corporation incorporated under the laws of the State of Delaware. Upon the effectiveness of the Domestication, SPAC will become a Delaware corporation and will change its corporate name to “[●]” and all outstanding securities of SPAC will convert to outstanding securities of Surviving PubCo.

The Nasdaq Proposal

The SPAC Shareholders will vote on the Nasdaq Proposal to approve by ordinary resolution, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of Surviving PubCo Common Stock in connection with the Business Combination (including the Financing).

The Governing Documents Proposal

The SPAC Shareholders will vote on the Governing Documents Proposal to approve by special resolution, the Surviving PubCo Certificate of Incorporation and the Surviving PubCo Bylaws, copies of which are attached to the accompanying proxy statement/prospectus as Annex B and Annex C.

The Equity Incentive Plan Proposal

The SPAC Shareholders will vote on the Equity Incentive Plan Proposal to approve by ordinary resolution the equity incentive plan in the form attached to the accompanying proxy statement/prospectus as Annex D.

The Adjournment Proposal

The SPAC Shareholders will vote on the Adjournment Proposal to approve the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further time to consummate the Domestication and the Business Combination.

Board Recommendation to SPAC Shareholders

The SPAC Board believes that the Business Combination Proposal and the other Proposals to be presented at the Extraordinary General Meeting are in the best interest of SPAC and its shareholders and unanimously recommends that its shareholders vote “FOR” the Business Combination Proposal, “FOR” the Domestication Proposal, “FOR” the Governing Documents Proposal, “FOR” the Nasdaq Proposal, “FOR” the Equity Incentive Plan Proposal, and “FOR” the Adjournment Proposal, in each case, if presented to the Extraordinary General Meeting.

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SPAC’s Board of Directors’ Reasons for the Business Combination

The SPAC Board, in evaluating the transaction with AMC with respect to its business, consulted with its legal counsel, financial advisors, accounting advisors and other consultants. In reaching its resolution (i) that the terms and conditions of the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination and the Domestication, are advisable, fair to and in the best interests of SPAC and its shareholders and (ii) to recommend that the SPAC Shareholders approve the Business Combination Agreement and approve the Required SPAC Proposals, the SPAC Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below:

●	the expanding growth industry in which AMC operates;
●	AMC’s public company readiness;
●	the combined company’s experienced and proven management team;
●	AMC’s financial condition;
●	the fairness of the consideration being paid in the transaction;
●	other alternatives available to SPAC; and
●	the risks attendant to the transaction.

For a description of the SPAC Board’s reasons for the approval of the Business Combination, see the section titled “Proposal 1 – The Business Combination Proposal – SPAC’s Board of Directors’ Reasons for the Business Combination.”

Pro Forma Voting Power and Implied Ownership Levels

We anticipate that, upon the Closing the Sponsor, SPAC’s directors, officers and other initial stockholders and their affiliates will own [●] Surviving PubCo Common Stock, which would be valued at approximately $[●] million, based on the closing price of SPAC Ordinary Shares of $[●] per share on [●], 2024, the record date of the Extraordinary General Meeting.

The following table sets forth varying pro forma voting power and implied ownership levels in Surviving PubCo immediately following the completion of the Business Combination assuming no redemptions, 25% redemptions, 75% redemptions, and maximum redemptions. The table below does not include any Surviving PubCo Common Stock that may be issued in connection any Financing. The ownership percentages reflected in the table are based upon the number of Company Shares and shares of Surviving PubCo Common Stock issued and outstanding as of [●], 2024, and are subject to the following additional assumptions:

	Share Ownership in Surviving PubCo
	Assuming No Redemptions	Voting Power and Implied Ownership	Assuming 25% Redemptions	Voting Power and Implied Ownership	Assuming 75% Redemptions	Voting Power and Implied Ownership	Maximum Redemptions	Voting Power and Implied Ownership
SPAC Public Shareholders	5,415,829	21.5%	4,234,372	17.6%	1,871,457	8.6%	690,000	3.4%
SPAC’s Initial Shareholders	2,323,549	9.2%	2,323,549	9.7%	2,323,549	10.7%	2,323,549	11.3%
AMC Shareholders	17,500,000	69.3%	17,500,000	72.7%	17,500,000	80.7%	17,500,000	85.3%
Total shares outstanding (including shares underlying SPAC Rights)	25,239,378	100.0%	24,057,921	100.0%	21,695,006	100. %	20,513,549	100.0%

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For purposes of the table above:

No Redemptions: This scenario assumes that no SPAC Public Shareholders exercise Redemption Rights in connection with the approval of the Business Combination with respect to their SPAC Public Shares.

25% Maximum Redemptions: This scenario assumes that SPAC Public Shareholders exercise Redemption Rights with respect to 1,181,457 SPAC Public Shares (approximately 25% of the issued, outstanding and unredeemed SPAC Public Shares) at a Redemption Price of approximately $11.04 per share as of June 30, 2024.

75% Maximum Redemptions: This scenario assumes that SPAC Public Shareholders exercise Redemption Rights with respect to 3,544,372 SPAC Public Shares (approximately 75% of the issued, outstanding and unredeemed SPAC Public Shares) at a Redemption Price of approximately $11.04 per share as of June 30, 2024.

Maximum Redemptions: This scenario assumes that SPAC Public Shareholders exercise Redemption Rights with respect to 4,725,829 SPAC Public Shares (100% of the issued, outstanding and unredeemed SPAC Public Shares) at a Redemption Price of approximately $11.04 per share as of June 30, 2024. This maximum redemption scenario reflects the maximum number of SPAC Public Shares that may be redeemed.

Executive Officers of Surviving PubCo

The executive officers of Surviving PubCo upon the Closing will be Shengwei (Sean) Da, Chairman of the Board, Felix Danciu, Chief Executive Officer, and [●].

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Board of Directors of Surviving PubCo

Upon the Closing, the Surviving PubCo Board will consist of [●] directors, which will include Shengwei (Sean) Da, AMC’s chairman of the board, Felix Danciu, Hongfie Zhang, Wendy Hayes, Yong (David) Yan, SPAC’s chairman of the board, and [●].

Appraisal Rights under the Cayman Companies Act

The SPAC Shareholders will not have appraisal rights under Cayman Islands law or otherwise in connection with the Business Combination Proposal or the other proposals. For further details, see “Extraordinary General Meeting of SPAC Shareholders – Appraisal Rights.”

Interests of the Sponsor and SPAC’s Directors and Officers and others in the Business Combination

When considering the recommendation of the SPAC Board to vote in favor of approval of the Business Combination Proposal, you should keep in mind that the Sponsor, SPAC’s directors and executive officers, and others have interests in such Proposal that are different from, or in addition to, those of SPAC Shareholders generally. These interests include, among other things, the interests listed below:

●	The SPAC’s Second Amended and Restated Memorandum and Articles of Association provides that the directors and officers of SPAC shall have no duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as SPAC. To the fullest extent permitted by applicable Law, and subject to his or her fiduciary duties under applicable Law, SPAC renounces any interest or expectancy of SPAC in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity offered to any director and officer of SPAC, on the one hand, and SPAC, on the other, unless such opportunity is expressly offered to such director or officer of SPAC solely in their capacity as an officer or director of SPAC and the opportunity is one SPAC is permitted to complete on a reasonable basis.
●	The Sponsor, SPAC’s officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on SPAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on SPAC’s behalf. These expenses will likely not be reimbursed if SPAC does not consummate a business combination.
●	If SPAC is unable to complete a business combination within the required time period, the aggregate dollar amount of non-reimbursable funds the Sponsor and its affiliates have at risk that depends on the completion of a business combination is $[●] comprised of (a) $25,000 representing the aggregate purchase price paid for the SPAC Founder Shares, (b) $4,029,040 representing the aggregate purchase price paid for the private placement units, and (c) $[●] representing the aggregate amount outstanding as of [●], 2024 under the promissory notes.
●	If SPAC does not complete an initial business combination by December 22, 2024 (or a later date approved by SPAC Shareholders pursuant to the SPAC Memorandum and Articles of Association), the proceeds from the sale of the private placement units of $4,305,000, which includes the Sponsor’s private placement units and EBC’s private placement units, will be included in the liquidating distribution to SPAC Public Shareholders and the private placement units will expire worthless.
●	The Sponsor and EBC have agreed that their founder shares and private placement units, including all of their underlying securities, will not be sold or transferred by them (except to permitted transferees, as applicable) until the Business Combination has been consummated.
●	The fact that the Sponsor and SPAC’s directors, officers and their affiliates own an aggregate of 2,127,904 SPAC Ordinary Shares as of the date hereof, representing 30.4% of the voting power of the SPAC Ordinary Shares, and such holders are required by the Letter Agreement and Sponsor Support Agreement to vote those shares in favor of the Business Combination.

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●

The fact that the other Sponsor Related Parties own 1,276,742 SPAC Ordinary Shares as of the date hereof, representing 18.2% of the voting power of the SPAC Ordinary Shares, and the Sponsor Related Parties are required by the Letter Agreement and Sponsor Support Agreement to vote those shares in favor of the Business Combination.

●

The 1,725,000 shares of Surviving PubCo Common Stock into which the 1,725,000 SPAC Ordinary Shares held by the Sponsor and its affiliates will automatically convert in connection with the Business Combination, if unrestricted and freely tradeable, would have had an aggregate market value of $[●], based upon the closing price of $[●] per public share on the Nasdaq on [●], 2024, the most recent practicable date prior to the date of this proxy statement/prospectus. The 402,904 shares of Surviving PubCo Common Stock into which the 402,904 SPAC Private Shares underlying the private placement units held by the Sponsor and its affiliates will automatically convert in connection with the Business Combination, if unrestricted and freely tradeable, would have had an aggregate market value of $[●], based upon the closing price of $[●] per public share on the Nasdaq on [●], the most recent practicable date prior to the date of this proxy statement/prospectus. The [●] shares of Surviving PubCo Common Stock into which the [●] SPAC Private Rights underlying the private placement units held by the Sponsor and its affiliates will automatically convert in connection with the Business Combination, if unrestricted and freely tradeable, would have had an aggregate market value of $[●], based upon the closing price of $[●] per public share on the Nasdaq on [●], the most recent practicable date prior to the date of this proxy statement/prospectus.

●	As a result of the low initial purchase price (consisting of $25,000 for the 1,725,000 Sponsor Founder Shares, or approximately $0.014 per share, and $4,029,040 for the private placement units), the Sponsor, its affiliates and SPAC’s management team and advisors stand to earn a positive rate of return or profit on their investment, even if other shareholders, such as the SPAC Public Shareholders, experience a negative rate of return because the post-business combination company subsequently declines in value. Thus the Sponsor, the SPAC officers and directors, and their respective affiliates may have more of an economic incentive for SPAC to, rather than liquidate if SPAC fails to complete the initial Business Combination by December 22, 2024, enter into an initial business combination on potentially less favorable terms with a potentially less favorable, more risky, weaker-performing or financially unstable business, or an entity lacking an established record of revenues or earnings, than would be the case if such parties had paid the full offering price for their SPAC Ordinary Shares.
●	The fact that the Sponsor and EBC have agreed not to redeem any of the Sponsor Founder Shares and EBC Founder Shares in connection with a shareholder vote to approve the proposed Business Combination.
●	The fact that upon completion of the Business Combination, a business combination marketing fee of $2.415 million will be payable to EBC.
●

The Sponsor has agreed that it will be liable to SPAC if and to the extent any claims by a third party for services rendered or products sold to SPAC, or by a prospective target business with which SPAC has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.20 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets.

●	The fact that Pengfei Zheng, the chairman of the SPAC Board, has an economic interest in the SPAC Founder Shares currently held by Peace Capital Limited, an affiliate of the Sponsor.
●	The fact that SPAC’s existing officers and directors will be eligible for continued indemnification and continued coverage under a directors’ and officers’ liability insurance policy after the Business Combination and pursuant to the Business Combination Agreement.
●	The exercise of SPAC’s officers and directors’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate.
●	SPAC’s officers, advisors, and directors are not required to, and will not, commit their full time to SPAC’s affairs, which may result in a conflict of interest in allocating their time between SPAC’s operations and the proposed Business Combination and their other businesses, on the other hand.
●	At the option of the Sponsor, the $[●] principal balances under the promissory notes may be converted into SPAC Ordinary Shares, at a price of $10.00 per SPAC Ordinary Share, in connection with the consummation of the Business Combination.

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Pursuant to the Letter Agreement and the Sponsor Support Agreement, the Sponsor Related Parties have agreed to vote any founder shares owned by them in favor of the Proposals and waive their Redemption Rights with respect to such founder shares in connection with the consummation of the Business Combination. Such shares will be excluded from the pro rata calculation used to determine the per-share redemption price. As of the date of this proxy statement/prospectus, the Sponsor and SPAC’s directors, officers and their affiliates own an aggregate of approximately 30.4% of the issued and outstanding SPAC Ordinary Shares. For further details, see “Proposal No. 1 – The Business Combination Proposal – The Business Combination Agreement.”

At any time at or prior to the Extraordinary General Meeting, during a period when they are not then aware of any material nonpublic information regarding SPAC or its securities, the Sponsor, AMC and/or their directors, officers, advisors or respective affiliates may purchase SPAC Public Shares from institutional and other investors who vote, or indicate an intention to vote, against any of the Required SPAC Proposals, or execute agreements to purchase such SPAC Ordinary Shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire SPAC Public Shares or vote their SPAC Public Shares in favor of the Required SPAC Proposals. Such a purchase may include a contractual acknowledgement that such SPAC shareholder, although still the record or beneficial holder of SPAC Ordinary Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its Redemption Rights.

In the event that the Sponsor, AMC and/or their directors, officers, advisors or respective affiliates purchase SPAC Ordinary Shares in privately negotiated transactions from SPAC Public Shareholders who have already elected to exercise their Redemption Rights, such selling SPAC shareholders would be required to revoke their prior elections to redeem their SPAC Ordinary Shares. The purpose of such SPAC Ordinary Share purchase and other transactions would be to limit the number of SPAC Public Shares electing to redeem, and to increase the likelihood that the Required SPAC Proposals receive the requisite vote of SPAC shareholders.

Entering into any such arrangements may have a depressive effect on the SPAC Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he or she owns, either at or prior to the Business Combination. However, any SPAC Public Shares purchased by the Sponsor, AMC and/or their directors, officers, advisors or respective affiliates would be purchased at a price no higher than the per share pro rata portion of the Trust Account.

If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. However, any SPAC Public Shares so purchased would not be voted in favor of the Required SPAC Proposals at the Extraordinary General Meeting and would not be redeemable by such purchasers. SPAC will file or submit a Current Report on Form 8-K to disclose any arrangements entered into or purchases made by any of the aforementioned persons, which report will include the number of Public Shares purchased, the purchase price, the purpose of the purchase, the impact that such purposes would have on the likelihood that the Required SPAC Proposals will be approved, the identity (if not purchased in the open market) or nature of the security holders who sold to the aforementioned persons, and the number of SPAC Public Shares then redeemed.

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Compensation Received by the Sponsor

On February 7, 2022, the Sponsor paid SPAC $25,000, or approximately $0.014 per share, for 1,725,000 SPAC Founder Shares. On April 18, 2023, the Sponsor transferred an aggregate of 1,035,000 SPAC Founder Shares to Peace Capital Limited. As of the date of this proxy statement/prospectus, the Sponsor holds 851,162 SPAC Ordinary Shares and 161,162 private placement units.

The Sponsor will not receive any compensation in connection with the Business Combination. Since the SPAC Founder Shares and the private placement units have been issued, there will not be material additional dilution to the equity interests of non-redeeming shareholders from those securities upon consummation of the Business Combination. The exchange of the SPAC Rights included in the private placement units for 40,290 shares of the Surviving PubCo Common Stock also will not result in material dilution to the non-redeeming shareholders.

Material U.S. Federal Income Tax Consequences of the Domestication, the Business Combination and the Exercise of Redemption Rights to SPAC Shareholders

For a description of the material U.S. federal income tax consequences of the Business Combination, the Domestication, and the exercise of Redemption Rights in respect of SPAC Ordinary Shares, please see “Material U.S. Federal Income Tax Consequences” beginning on page 112.

Anticipated Accounting Treatment

It is anticipated the that Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under a reverse recapitalization, SPAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of AMC issuing stock for the net assets of SPAC, accompanied by a recapitalization. The net assets of SPAC will be stated at their historical carrying amounts with no goodwill or intangible assets recognized in accordance with U.S. GAAP. For further details, see “Proposal No. 1 - The Business Combination Proposal - The Business Combination Agreement - Anticipated Accounting Treatment.”

Regulatory Matters

The Business Combination and the transactions contemplated by the Business Combination Agreement are not subject to any additional regulatory requirement or approval, except for (i) filings with the Registrar of Companies of the Cayman Islands and Secretary of State of the State of Delaware necessary to effectuate the Domestication and (ii) filings required with the SEC pursuant to the reporting requirements applicable to SPAC, and the requirements of the Securities Act and the Exchange Act, including the requirement to file the registration statement of which this proxy statement/prospectus forms a part and to disseminate this proxy statement/prospectus to SPAC’s shareholders. SPAC must comply with applicable U.S. federal and state securities laws in connection with the Domestication, including the filing with Nasdaq of a press release disclosing the Domestication, among other things. For further details, see “Proposal No. 1 - The Business Combination Proposal - The Business Combination Agreement - Regulatory Matters.”

Extraordinary General Meeting

Date, Time, and Place of Extraordinary General Meeting of SPAC’s Shareholders

The Extraordinary General Meeting will be held at [●] a.m. Eastern Time, on [●], 2024 at the offices of Winston & Strawn LLP located at 800 Capitol Street, Suite 2400, Houston, TX 77002 and in a virtual meeting format at [●], or at such other time, on such other date and at such other place to which the meeting may be adjourned. This proxy statement/prospectus includes instructions on how to access the Extraordinary General Meeting and how to listen, vote, and submit questions from home or any remote location with Internet connectivity. At the Extraordinary General Meeting, shareholders of SPAC will be asked to consider and vote upon the Proposals, including, if necessary, the Adjournment Proposal to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Extraordinary General Meeting, each of the Required SPAC Proposals have not been approved.

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Voting Power; Record Date

SPAC has fixed the close of business on [●], 2024, as the Record Date for determining the SPAC Shareholders entitled to notice of and to attend and vote at the Extraordinary General Meeting. As of the close of business on such date, there were [●] SPAC Ordinary Shares outstanding and entitled to vote. The SPAC Ordinary Shares vote together as a single class and each share is entitled to one vote per share at the Extraordinary General Meeting.

Redemption Rights

Pursuant to the SPAC Memorandum and Articles of Association, a SPAC Public Shareholder may request that the SPAC redeem all or a portion of its SPAC Ordinary Shares for cash if the Business Combination is consummated. As a holder of SPAC Ordinary Shares, you will be entitled to receive cash for any SPAC Ordinary Shares to be redeemed only if you:

(i)	hold SPAC Public Shares separately from other securities (if you hold SPAC Ordinary Shares through SPAC Units, you must elect to separate your Units into the underlying SPAC Ordinary Shares prior to exercising your Redemption Rights with respect to the SPAC Ordinary Shares);
(ii)	submit a written request to the Transfer Agent, in which you (a) request that SPAC redeem all or a portion of your SPAC Ordinary Shares for cash, and (b) identify yourself as the beneficial holder of the SPAC Ordinary Shares and provide your legal name, phone number and address; and
(iii)	tender your SPAC Public Shares to the Transfer Agent, physically or by delivering electronically through DTC.

SPAC Public Shareholders may seek to have their SPAC Ordinary Shares redeemed by SPAC, regardless of whether they vote for or against the Business Combination or any other Proposals (or do not vote at all) and whether or not they held SPAC Public Shares as of the Record Date. In order for a SPAC Public Shareholder to request redemption of such holder’s SPAC Ordinary Shares, such request must be made on or before [●], 2024 (two Business Days before the Extraordinary General Meeting). Any SPAC Public Shareholder who exercises Redemption Rights will have his or her SPAC Ordinary Shares redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid. For illustrative purposes, based on funds in the Trust Account of approximately $[●] million on [●], 2024, and including anticipated additional interest through the closing of the Business Combination (assuming interest accrues at recent rates and no additional tax payments are made out of the Trust Account), the estimated per share redemption price is expected to be approximately $[●]. A SPAC Public Shareholder that has properly tendered his, her or its SPAC Ordinary Shares for Redemption will be entitled to receive his, her or its pro rata portion of the aggregate amount then on deposit in the Trust Account in cash for such SPAC Ordinary Shares only if the Business Combination is completed. If the Business Combination is not completed, the Redemptions will be cancelled and the tendered SPAC Ordinary Shares will be returned to the relevant SPAC Public Shareholders as appropriate.

SPAC Public Shareholders who seek to redeem their SPAC Ordinary Shares must demand Redemption no later than 5:00 p.m., Eastern Time, on [●], 2024 (two Business Days before the Extraordinary General Meeting) by (i) submitting a written request to the Transfer Agent that SPAC redeem such SPAC Public Shareholder’s SPAC Ordinary Shares for cash, (ii) affirmatively certifying in such request to the Transfer Agent for Redemption if such SPAC Public Shareholder is acting in concert or as a “group” (as described in Section 13(d)(3) of the Exchange Act) with any other shareholder with respect to ordinary shares of SPAC and (iii) tendering their SPAC Ordinary Shares, either physically or by delivering them electronically using DTC’s DWAC System, at the SPAC Public Shareholder’s option, to the Transfer Agent prior to the Extraordinary General Meeting. If a SPAC Public Shareholder holds the SPAC Ordinary Shares in street name, such SPAC Public Shareholder will have to coordinate with his, her or its broker to have such SPAC Ordinary Shares certificated or delivered electronically. Certificates that have not been tendered to the Transfer Agent (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge the tendering broker a nominal fee and it would be up to the broker whether or not to pass this cost on to the redeeming SPAC Public Shareholder. In the event the Business Combination is not completed, this may result in an additional cost to SPAC Public Shareholders for the return of their shares.

Notwithstanding the foregoing, a SPAC Public Shareholder, together with any affiliate of his, her, its or any other person with whom he, she or it is acting in concert or as a “group” (as described in Section 13(d)(3) of the Exchange Act) will be restricted from seeking Redemption Rights with respect to 15% or more of SPAC Ordinary Shares. Accordingly, any shares held by a SPAC Public Shareholder or “group” in excess of such 15% cap will not be redeemed by SPAC.

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Quorum and Required Vote for Proposals for the Extraordinary General Meeting

A quorum of SPAC Shareholders is necessary to hold the Extraordinary General Meeting. The presence of holders of a majority of the SPAC Ordinary Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative will constitute a quorum for the Extraordinary General Meeting.

Each of the Business Combination Proposal, the Domestication Proposal, the Nasdaq Proposal, the Governing Documents Proposal, and the Equity Incentive Plan Proposal is interdependent upon the others and must be approved in order for SPAC to complete the Business Combination contemplated by the Business Combination Agreement. If any of the Business Combination Proposal, the Domestication Proposal, the Nasdaq Proposal, the Governing Documents Proposal and the Equity Incentive Plan Proposal fails to receive the required approval by the shareholders of SPAC at the Extraordinary General Meeting, the Business Combination will not be completed.

Each of the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal, and the Adjournment Proposal will require an ordinary resolution as a matter of Cayman Islands law, being the affirmative vote of the members representing at least a simple majority of the votes cast by holders of SPAC Ordinary Shares present and voting in person or by proxy at the Extraordinary General Meeting. The Domestication Proposal and the Governing Documents Proposal will require a special resolution as a matter of Cayman Islands law, being the affirmative vote of the members representing at least two-thirds of the votes cast by holders of SPAC Ordinary Shares present and voting in person or by proxy at the Extraordinary General Meeting.

Accordingly, if you do not vote or if you abstain from voting, it will have no effect on the outcome for any of the proposals. However, if you do not vote by proxy and do not attend the meeting virtually or in person, your shares will not count towards the establishment of a quorum. All proposals presented at the Extraordinary General Meeting are “non-routine” matters and, therefore, there will be no “broker non-votes.”

Proxy Solicitation

SPAC is soliciting proxies on behalf of the SPAC Board. This solicitation is being made by mail but also may be made by telephone or in person. SPAC and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. SPAC will bear all of the costs of the solicitation, which SPAC estimates will be approximately $[●] in the aggregate. SPAC has engaged [●] as proxy solicitor to assist in the solicitation of proxies.

If a shareholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the Extraordinary General Meeting. A shareholder may also change its vote by submitting a later-dated proxy, as described in the section entitled “Extraordinary General Meeting of SPAC Shareholders – Revoking Your Proxy; Changing Your Vote.”

Comparison of Corporate Governance and Shareholder Rights

When the Domestication is completed, the rights of shareholders will be governed by Delaware law, including the DGCL, rather than by the laws of the Cayman Islands. Certain differences exist between the DGCL and the Cayman Islands Companies Act that will alter certain of the rights of shareholders and affect the powers of the Surviving PubCo Board and management following the Domestication.

Shareholders should consider the following summary comparison of the laws of the Cayman Islands, on the one hand, and the DGCL, on the other. This comparison is not intended to be complete and is qualified in its entirety by reference to the DGCL and the Cayman Islands Companies Act. For further information, see the section titled “Comparison of Rights of Surviving PubCo Shareholders and SPAC Shareholders.”

The owners of a Delaware corporation’s shares are referred to as “stockholders.” For purposes of language consistency, in certain sections of this proxy statement/prospectus, we may continue to refer to the share owners of Surviving PubCo as “shareholders.”

	Cayman Islands	Delaware
Stockholder/Shareholder Approval of Business Combinations

Mergers require a special resolution, and any other authorization as may be specified in the relevant articles of association. Parties holding certain security interests in a Cayman Islands constituent company must also consent.

All mergers require shareholder approval, other than parent/subsidiary mergers where one constituent company owns 90% or more of the equity of the other constituent company.

Where a bidder has acquired 90% or more of the shares in a Cayman Islands company, it can compel the acquisition of the shares of the remaining shareholders and thereby become the sole shareholder.

A Cayman Islands company may also be acquired through a “scheme of arrangement” sanctioned by a Cayman Islands court and approved by 75% in value of shareholders in attendance and voting at a shareholders’ meeting.

Mergers generally require a majority of all outstanding shares entitled to vote thereon.

Mergers in which less than 20% of the acquirer’s stock is issued generally do not require acquirer stockholder approval.

Mergers in which one corporation owns 90% or more of a second corporation may be completed without the vote of the second corporation’s board of directors or stockholders.

Stockholder/Shareholder Votes for Routine Matters	Under the Cayman Islands Companies Act, routine corporate matters may be approved by an ordinary resolution (being a resolution passed by a simple majority of the shareholders who, being entitled to do so, attend and vote at a shareholder meeting).

Generally, approval of routine corporate matters that are put to a stockholder vote require the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

Under the Surviving PubCo Bylaws, generally, approval of routine corporate matters that are put to a stockholder vote require the affirmative vote of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote thereon.

Appraisal Rights	Minority shareholders that dissent from a merger are entitled to be paid the fair value of their shares, which if necessary may ultimately be determined by the court.	A stockholder of a publicly traded corporation has appraisal rights in connection with a merger unless the merger consideration is all stock in another publicly traded corporation or another exception applies.

Inspection of Books and Records	Shareholders generally do not have any rights to inspect or obtain copies of the register of shareholders or other corporate records of a company.	Any stockholder may inspect the corporation’s books and records for a proper purpose during the usual hours for business.

Stockholder/Shareholder Lawsuits	In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. A shareholder may be entitled to bring a derivative action on behalf of the company, but only in certain limited circumstances.	A stockholder may bring a derivative suit subject to procedural requirements (including adopting Delaware as the exclusive forum).

Fiduciary Duties of Directors	A director owes fiduciary duties to a company, including to exercise loyalty, honesty and good faith to the company as a whole.	Directors must exercise a duty of care and duty of loyalty and good faith to a corporation and its stockholders.

In addition to fiduciary duties, directors owe a duty of care, diligence and skill. Such duties are owed to the company but may be owed direct to creditors or shareholders in certain limited circumstances.

Indemnification of Directors and Officers	A Cayman Islands company generally may indemnify its directors or officers except with regard to actual fraud, dishonesty or willful default or to protect from the consequences of committing a crime.	A corporation is generally permitted to indemnify its directors and officers acting in good faith.

Limited Liability of Directors	Liability of directors may be limited, except with regard to their actual fraud or willful default.	Permits limiting or eliminating the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of duty of loyalty, intentional misconduct, unlawful repurchases or dividends, or improper personal benefit.

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Emerging Growth Company

SPAC is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in SPAC’s periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. SPAC has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, SPAC, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of SPAC’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of SPAC’s IPO, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

Additionally, SPAC is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. SPAC will remain a smaller reporting company and may take advantage of certain scaled disclosures available to smaller reporting companies for so long as the market value of our voting and non-voting common equity held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common equity held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Controlled Company

Upon consummation of the Business Combination, entities controlled by Sean Da will own approximately [●]% of Surviving PubCo’s issued common stock assuming no shares of Public Stock are redeemed and approximately [●]% of Surviving PubCo’s issued common stock assuming all shares of Public Stock are redeemed. As a result, Surviving PubCo will be a “controlled company” as defined in the corporate governance rules of Nasdaq. For so long as Surviving PubCo is as a controlled company under that definition, it would be permitted to elect to rely on certain exemptions from the Nasdaq corporate governance rules, including the requirements that (i) a majority of the board of directors consists of independent directors; (ii) its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (iii) its board of directors have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. As a result, investors may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Surviving PubCo’s status as a controlled company could cause its securities to look less attractive to certain investors or otherwise harm the trading price. Please see “Risk Factors — General risks applicable to Surviving PubCo post-business combination – We will be a controlled company under Nasdaq Rules.”

Summary Risk Factors

The Business Combination, SPAC and AMC are subject to numerous risks and uncertainties. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” of this proxy statement/prospectus. Such risks include, but are not limited to:

Risks Related to SPAC and the Business Combination

●	Since the Sponsor and SPAC’s directors and executive officers, have interests that are different, or in addition to (and which may conflict with), the interests of our SPAC shareholders, a conflict of interest may have existed in determining whether the Business Combination with AMC is appropriate as our initial business combination. Such interests include that the Sponsor as well as our executive officers and directors, will lose their entire investment in us if we do not complete a business combination.
●	SPAC Public Shareholders will experience dilution as a consequence of the issuance of Surviving PubCo Common Stock as consideration in the Business Combination. Having a minority share position may reduce the influence that SPAC Public Shareholders have on the management of Surviving PubCo.
●	You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your SPAC Public Shares or SPAC Public Rights, potentially at a loss.
●	The securities in which SPAC invests the funds held in the Trust Account could bear a negative rate of interest, which could reduce the interest income available for payment of taxes or reduce the value of the assets held in trust such that the per-share redemption amount received by SPAC Public Shareholders may be less than $10.20 per share.
●	SPAC shareholders may be held liable for claims by third parties against SPAC to the extent of distributions received by them upon redemption of their shares.
●	Past performance by SPAC’s management team, advisors or their respective affiliates may not be indicative of future performance of Surviving PubCo .
●	SPAC may not be able to consummate an initial business combination by December 22, 2024 or, if such period is extended, within such extended period, in which case SPAC would cease all operations except for the purpose of winding up and SPAC would redeem its SPAC Public Shares and liquidate.
●	The SEC adopted final rules to regulate special purpose acquisition companies that may increase SPAC’s costs and the time needed to complete SPAC’s initial business combination.
●	The value of the founder shares following completion of the Business Combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of SPAC Ordinary Shares at such time is substantially less than $10.00 per share.
●	In the event that a significant number of shares of SPAC shareholders exercise their Redemption Rights, SPAC Ordinary Shares (or Surviving PubCo Common Stock following the Business Combination) may become less liquid.

Risks Related to AMC’s business

●	AMC’s operating results may fluctuate due to seasonality.
●	Aggressive business tactics by AMC’s competitors may reduce AMC’s revenue.
●	The proper and efficient functioning of AMC’s network operations and data back-up systems is central to its solutions.
●	AMC sells security solutions and if its solutions fail for any reason, it could be subject to liability and its business could suffer.
●	AMC receives a substantial portion of its revenue from a limited number of service providers, and the loss of, or a significant reduction in, orders from one or more of its major service providers would result in decreased revenue and profitability.
●	A significant decline in AMC’s sharing revenue, which is generated from one of its major related party entities. This entity provides SaaS service to the end-user, and the decline of such sharing revenue would have an adverse effect on AMC’s business, financial condition and operating results.
●	If AMC’s major related party entity which provides SaaS services is unable to develop new customer solutions into new markets or further penetrate its existing markets, AMC’s revenue may not grow as expected.
●	AMC’s major related party entity relies on wireless carriers to provide access to wireless networks and any interruption of such access would impair AMC’s business.
●	The technology AMC employs may become obsolete, and AMC may need to incur significant capital expenditures to update its technology.
●	AMC depends on its suppliers, and the loss of any key supplier could materially and adversely affect its business, financial condition and results of operations.
●	Growth of AMC’s business will depend on market awareness and a strong brand, and any failure to develop, maintain, protect and enhance its brand would hurt AMC’s ability to retain or attract subscribers.

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●	Evolving government and industry regulation and changes in applicable laws relating to the Internet and data privacy may increase AMC’s expenditures related to compliance efforts or otherwise limit the solutions it can offer, which may harm AMC’s business and adversely affect its financial condition.
●	AMC relies on the performance of its senior management and highly skilled personnel, and if AMC is unable to attract, retain and motivate well-qualified employees, its business and results of operations could be harmed.
●	If AMC fails to protect its intellectual property and proprietary rights adequately, its business could be harmed.
●	The use of open source software in AMC’s platform and solutions may expose it to additional risks and harm its intellectual property.

Risks related to Foreign Operations of AMC and Surviving PubCo

●	Because suppliers of AMC’s products and partial operations are in China, AMC’s business is partially subject to the evolving and complex laws and regulations in China, which are different in material aspects from the laws of the United States.
●	The PRC government may exercise certain oversight over the conduct of AMC’s business, and may influence AMC’s operations, which could result in changes in AMC’s operations. Changes in China’s economic or social conditions or government policies could have a material adverse effect on AMC, and the surviving combined business after the combination, and their business, results of operations, financial condition, and the value of AMC securities.
●	AMC may experience delays and/or failures in obtaining and renewing relevant PRC governmental approvals, licenses, permits or others required for its operation conducted in PRC.
●	The enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may adversely affect AMC’s operations.
●	AMC may be involved in legal or other proceedings arising out of their operations from time to time and may face reputational risks and significant liabilities as a result.

General risks applicable to Surviving Pubco post-business combination

●	Surviving PubCo’s securities may not be listed on a national securities exchange after the Business Combination, which could limit investors’ ability to make transactions in Surviving PubCo’s securities and subject Surviving PubCo to additional trading restrictions.
●	AMC will be a controlled company under Nasdaq rules.
●	Anti-takeover provisions in our organizational documents could make an acquisition of Surviving PubCo more difficult.
●	It is not expected that Surviving Pubco will pay dividends in the forseeable future after the Business Combination.
●	AMC’s management team has limited experience managing a public company.

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SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
INFORMATION

The following summary unaudited pro forma condensed combined financial information (the “Summary Pro Forma Information”) of SPAC and AMC, gives effect to the transactions contemplated by the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma combined balance sheet as of June 30, 2024 gives pro forma effect to the Business Combination as if they had been consummated as of that date. The unaudited pro forma combined statements of operations for the six months ended June 30, 2024 and the year ended December 31, 2023 give pro forma effect to the Transactions as if they had occurred as of the beginning of the earliest period presented.

The Summary Pro Forma Information has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information included in the section titled “Unaudited Pro Forma Condensed Combined Financial Information” in this proxy statement/prospectus and the accompanying notes thereto. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical financial statements and related notes of SPAC and AMC for the applicable periods included in this proxy statement/prospectus. The Summary Pro Forma Information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Business Combination and related transactions been completed as of the dates indicated. In addition, the Summary Pro Forma Information does not purport to project the future financial position or operating results of the combined company’s following the Business Combination.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of SPAC ordinary shares:

●	Scenario 1 — Assuming No Redemptions: This presentation assumes no SPAC shareholders exercise their Redemption Rights. The outstanding 4,725,829 SPAC shares previously subject to redemption would be transferred to shareholders’ equity.

●	Scenario 2 — Assuming 25% Redemptions: This presentation assumes that 1,181,457 SPAC Public Shares are redeemed for aggregate redemption payments of $13,040,477, assuming a $11.04 per share Redemption Price and based on funds in the trust account as of June 30, 2024.

●	Scenario 3 — Assuming 75% Redemptions: This presentation assumes that 3,544,372 SPAC Public Shares are redeemed for aggregate redemption payments of $39,121,432, assuming a $11.04 per share Redemption Price and based on funds in the trust account as of June 30, 2024.

●	Scenario 4 — Assuming Maximum Redemptions: This presentation assumes that 100% of SPAC’s 4,725,829 shares are redeemed for aggregate redemption payments of $52,161,909, assuming a $11.04 per share Redemption Price and based on funds in the trust account as of June 30, 2024.

	Pro Forma Combined
	Scenario 1	Scenario 2	Scenario 3	Scenario 4
	Assuming No Redemptions	Assuming 25% Redemptions	Assuming 75% Redemptions	Assuming Maximum Redemptions*
Summary Unaudited Pro Forma Condensed Combined Statements of Operations Data for the Six Months Ended June 30, 2024
Net loss for the period	$(5,345,127)	$(5,345,127)	$(5,341,127)	$(5,345,127)
Pro forma basic and diluted net loss per share	(0.21)	(0.22)	(0.25)	(0.26)
Summary Unaudited Pro Forma Condensed Combined Statements of Operations Data for the Year Ended December 31, 2023
Net loss for the year	(5,758,653)	(5,758,653)	(5,758,653)	(5,758,653)
Pro forma basic and diluted net loss per share	(0.23)	(0.24)	(0.27)	(0.28)
Summary Unaudited Pro Forma Condensed Combined Balance Sheets Data as of June 30, 2024
Total assets	57,378,939	44,338,462	18,257,507	8,024,734
Total liabilities	12,681,788	12,681,788	12,681,788	15,177,961
Total equity/(deficit)	$44,697,151	$31,656,674	$5,575,719	$(7,153,226)

* In maximum redemption scenario, to maintain net tangible assets of at least $5,000,001 as of Closing, AMC and SPAC are in advanced negotiations with several investors for the potential Financing. Without such Financing, failure to maintain compliance with the net tangible assets requirement will result in termination of the Merger.

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RISK FACTORS

Following the completion of the Business Combination, Surviving PubCo will operate in a market environment that is difficult to predict and that involves significant risks, many of which will be beyond its control. You should carefully consider the risks described below before voting your shares. Additional risks and uncertainties that are not presently known to SPAC or AMC or that they do not currently believe are important to an investor, if they materialize, also may adversely affect the Business Combination. If any of the events, contingencies, circumstances or conditions described in the following risks actually occur, Surviving PubCo’s business, financial condition or results of operations could be seriously harmed. If that happens, the trading price of Surviving PubCo’s securities or, if the Business Combination is not consummated, SPAC Ordinary Shares could decline, and you may lose part or all of the value of any SPAC Ordinary Shares or, if the Business Combination is not consummated, all or any part of the value of any SPAC Ordinary Shares that you hold.

Risks Related to SPAC

The risks discussed herein have been identified by SPAC’s management based on an evaluation of the historical risks faced by AMC and relate to SPAC’s management’s current expectations as to future risks that may result from SPAC’s anticipated ownership of AMC. Unless the context otherwise requires, all references in this section to “we,” “us” or “our” refer to SPAC.

Risks Related to SPAC and the Business Combination

Since the Sponsor and SPAC’s directors and executive officers, have interests that are different, or in addition to (and which may conflict with), the interests of our SPAC shareholders, a conflict of interest may have existed in determining whether the Business Combination with AMC is appropriate as our initial business combination. Such interests include that the Sponsor as well as our executive officers and directors, will lose their entire investment in us if we do not complete a business combination.

When you consider the recommendation of the SPAC Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Sponsor and SPAC’s directors and executive officers, have interests in such proposal that are different from, or in addition to (which may conflict with), those of the SPAC shareholders generally.

These interests and conflicts of interest include, among other things, the interests listed below:

●	The Sponsor, SPAC’s officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on SPAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on SPAC’s behalf. If SPAC is unable to consummate a business combination, these expenses will likely not be reimbursed.
●	If SPAC is unable to complete a business combination within the required time period, the aggregate dollar amount of non-reimbursable funds the Sponsor and its affiliates have at risk that depends on the completion of a business combination is $[●] comprised of (a) $25,000 representing the aggregate purchase price paid for the SPAC Founder Shares, (b) $4,029,040 representing the aggregate purchase price paid for the private placement units, and (c) $[●] representing the aggregate amount outstanding as of [●], 2024 under the promissory notes.
●	If SPAC does not complete an initial business combination by December 22, 2024 (or a later date approved by SPAC Shareholders pursuant to the SPAC Memorandum and Articles of Association), the proceeds from the sale of the private placement units of $4,305,000, which includes the Sponsor’s private placement units and EBC’s private placement units, will be included in the liquidating distribution to SPAC Public Shareholders and the private placement units will expire worthless.
●	The Sponsor and EBC have agreed that their founder shares and private placement units, including all of their underlying securities, will not be sold or transferred by them (except to permitted transferees, as applicable) until the Business Combination has been consummated.
●	The fact that the Sponsor and SPAC’s directors, officers and their affiliates own an aggregate of 2,127,904 SPAC Ordinary Shares as of the date hereof, representing 30.4% of the voting power of the SPAC Ordinary Shares, and such holders are required by the Letter Agreement and Sponsor Support Agreement to vote those shares in favor of the Business Combination.
●	The fact that the other Sponsor Related Parties own 1,276,742 SPAC Ordinary Shares as of the date hereof, representing 18.2% of the voting power of the SPAC Ordinary Shares, and the Sponsor Related Parties are required by the Letter Agreement and Sponsor Support Agreement to vote those shares in favor of the Business Combination.
●	The 1,725,000 shares of Surviving PubCo Common Stock into which the 1,725,000 SPAC Ordinary Shares held by the Sponsor, Peace Capital Limited, an affiliate of Pengfei Zheng, and their respective affiliates will automatically convert in connection with the Business Combination, if unrestricted and freely tradeable, would have had an aggregate market value of $[●], based upon the closing price of $[●] per public share on the Nasdaq on [●], 2024, the most recent practicable date prior to the date of this proxy statement/prospectus. The 402,904 shares of Surviving PubCo Common Stock into which the 402,904 SPAC Private Shares underlying the private placement units held by the Sponsor and its affiliates will automatically convert in connection with the Business Combination, if unrestricted and freely tradeable, would have had an aggregate market value of $[●], based upon the closing price of $[●] per public share on the Nasdaq on [●], the most recent practicable date prior to the date of this proxy statement/prospectus. The [●] shares of Surviving PubCo Common Stock into which the [●] SPAC Private Rights underlying the private placement units held by the Sponsor and its affiliates will automatically convert in connection with the Business Combination, if unrestricted and freely tradeable, would have had an aggregate market value of $[●], based upon the closing price of $[●] per public share on the Nasdaq on [●], the most recent practicable date prior to the date of this proxy statement/prospectus.
●	As a result of the low initial purchase price (consisting of $25,000 for the 1,725,000 Founder Shares, or approximately $0.014 per share, and $4,029,040 for the private placement units), the Sponsor, its affiliates and SPAC’s management team and advisors and affiliates stand to earn a positive rate of return or profit on their investment, even if other shareholders, such as the SPAC Public Shareholders, experience a negative rate of return because the post-business combination company subsequently declines in value. Thus the Sponsor, the SPAC officers and directors, and their respective affiliates may have more of an economic incentive for SPAC to, rather than liquidate if SPAC fails to complete the initial Business Combination by December 22, 2024, enter into an initial business combination on potentially less favorable terms with a potentially less favorable, more risky, weaker-performing or financially unstable business, or an entity lacking an established record of revenues or earnings, than would be the case if such parties had paid the full offering price for their SPAC Ordinary Shares.
●	The fact that the Sponsor and EBC have agreed not to redeem any of the Founder Shares and EBC Founder Shares in connection with a shareholder vote to approve the proposed Business Combination.
●	The fact that upon completion of the Business Combination, a business combination marketing fee of $2.415 million will be payable to EBC.
●	The Sponsor has agreed that it will be liable to SPAC if and to the extent any claims by a third party for services rendered or products sold to SPAC, or by a prospective target business with which SPAC has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.20 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets.
●	The fact that SPAC’s existing officers and directors will be eligible for continued indemnification and continued coverage under a directors’ and officers’ liability insurance policy after the Business Combination and pursuant to the Business Combination Agreement.
●	The exercise of SPAC’s officers and directors’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate.
●	SPAC’s officers, advisors, and directors are not required to, and will not, commit their full time to SPAC’s affairs. The SPAC’s Second Amended and Restated Memorandum and Articles of Association provides that the directors and officers of SPAC shall have no duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as SPAC. To the fullest extent permitted by applicable Law, and subject to his or her fiduciary duties under applicable Law, SPAC renounces any interest or expectancy of SPAC in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity offered to any director and officer of SPAC, on the one hand, and SPAC, on the other, unless such opportunity is expressly offered to such director or officer of SPAC solely in their capacity as an officer or director of SPAC and the opportunity is one SPAC is permitted to complete on a reasonable basis.
●	At the option of the Sponsor, the $[●] principal balances under the promissory notes may be converted into SPAC Ordinary Shares, at a price of $10.00 per SPAC Ordinary Share, in connection with the consummation of the Business Combination.

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SPAC Public Shareholders will experience dilution as a consequence of the issuance of Surviving PubCo Common Stock as consideration in the Business Combination. Having a minority share position may reduce the influence that SPAC Public Shareholders have on the management of Surviving PubCo.

The issuance of Surviving PubCo securities in the Business Combination will dilute the equity interests of SPAC Public Shareholders who do not exercise their Redemption Rights and may adversely affect prevailing market prices for Surviving PubCo securities. SPAC Public Shareholders who do not exercise their Redemption Rights may experience dilution to varying degrees in connection with and after the Business Combination, including:

●	their proportionate ownership interest in Surviving PubCo will decrease;

●	the amount of cash available per share, including for payment of dividends in the future, may decrease; or

●	the market price of Surviving PubCo Common Stock may decline.

The following summarizes the pro forma ownership of Surviving PubCo following the Business Combination under four redemption scenarios.

	Share Ownership in Surviving PubCo
	Assuming No Redemptions	Voting Power and Implied Ownership	Assuming 25% Redemptions	Voting Power and Implied Ownership	Assuming 75% Redemptions	Voting Power and Implied Ownership	Maximum Redemptions	Voting Power and Implied Ownership
SPAC Public Shareholders	5,415,829	21.5%	4,234,372	17.6%	1,871,457	8.6%	690,000	3.4%
SPAC’s Initial Shareholders	2,323,549	9.2%	2,323,549	9.7%	2,323,549	10.7%	2,323,549	11.3%
AMC Shareholders	17,500,000	69.3%	17,500,000	72.7%	17,500,000	80.7%	17,500,000	85.3%
Total shares outstanding (including shares underlying SPAC Rights)	25,239,378	100.0%	24,057,921	100.0%	21,695,006	100. %	20,513,549	100.0%

The Sponsor and SPAC directors, advisors and officers have agreed to vote in favor of the Business Combination, regardless of how SPAC Public Shareholders vote.

The Sponsor and SPAC directors, advisors and officers owned, directly or indirectly, approximately 23.2% of the outstanding SPAC Ordinary Shares as of the Record Date. The Sponsor and SPAC directors, advisors and officers also may from time to time purchase SPAC Ordinary Shares prior to the Business Combination. The SPAC Memorandum and Articles of Association provide that, if SPAC seeks shareholder approval, SPAC will complete its initial business combination only if it obtains the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of shareholders who attend and vote at a general meeting of the company. The Sponsor and SPAC officers and directors have agreed, pursuant to the terms of the Sponsor Support Agreement entered into with SPAC, to vote all SPAC Ordinary Shares held by them in favor of SPAC’s initial business combination. As a result, SPAC would not need any of the outstanding SPAC Public Shares sold in the IPO after prior redemptions (including the exercise by the underwriter of its over-allotment option) to be voted in favor of the Business Combination in order to have the Business Combination Proposal approved. Accordingly, given that SPAC is seeking shareholder approval of the Business Combination, the agreement by the Sponsor and SPAC directors, advisors and officers to vote in favor of the Business Combination will increase the likelihood that SPAC will receive the requisite shareholder approval for the Business Combination Proposal.

You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your SPAC Public Shares or SPAC Public Rights, potentially at a loss.

SPAC Public Shareholders will be entitled to receive funds from the Trust Account only upon the earliest to occur of: (i) SPAC’s completion of an initial business combination, and then only in connection with those SPAC Ordinary Shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any SPAC Public Shares properly tendered in connection with a shareholder vote to amend the SPAC Memorandum and Articles of Association (A) to modify the substance or timing of SPAC’s obligation to provide holders of SPAC Ordinary Shares the right to have their shares redeemed in connection with an initial business combination or to redeem 100% of the SPAC Public Shares if SPAC does not complete its initial business combination by December 22, 2024 or, if such period is extended, within such extended period or (B) with respect to any other provision relating to the rights of holders of SPAC Ordinary Shares, and (iii) the redemption of SPAC Public Shares if SPAC has not consummated an initial business combination by December 22, 2024 or, if such period is extended, within such extended period, subject to applicable law and as further described herein. SPAC Public Shareholders who redeem their SPAC Ordinary Shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the Trust Account upon the subsequent completion of an initial business combination or liquidation if SPAC has not consummated an initial business combination by December 22, 2024 or, if such period is extended, within such extended period, with respect to such SPAC Ordinary Shares so redeemed. In no other circumstances will a SPAC Public Shareholder have any right or interest of any kind in the Trust Account. Holders of SPAC Rights will not have any right to the proceeds held in the Trust Account with respect to the SPAC Rights. Accordingly, to liquidate your investment, you may be forced to sell your SPAC Public Shares or SPAC Public Rights, potentially at a loss.

The securities in which SPAC invests the funds held in the Trust Account could bear a negative rate of interest, which could reduce the interest income available for payment of taxes or reduce the value of the assets held in trust such that the per-share redemption amount received by SPAC Public Shareholders may be less than $10.20 per share.

As of June 30, 2024, there were approximately $52.0 million of funds held in an interest-bearing Trust Account. The funds held in the Trust Account may only be invested in direct U.S. Treasury obligations having a maturity of 185 days or less, or in certain money market funds which invest only in direct U.S. Treasury obligations. While short-term U.S. Treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event of very low or negative yields, the amount of interest income (which SPAC may withdraw to pay its taxes, if any) would be reduced. In the event that SPAC is unable to complete the Business Combination or another initial business combination, the SPAC Public Shareholders will be entitled to receive their pro-rata share of the proceeds held in the Trust Account, plus any interest income. If the balance of the Trust Account is reduced below $52.0 million as a result of negative interest rates, the amount of funds in the Trust Account available for distribution to SPAC Public Shareholders may be reduced below $10.20 per share.

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If SPAC has not consummated an initial business combination by December 22, 2024 or, if such period is extended, within such extended period, SPAC Public Shareholders may be forced to wait beyond such December 22, 2024 or longer, if extended, before redemption from the Trust Account.

If SPAC has not consummated an initial business combination by December 22, 2024 or, if such period is further extended, within such extended period, the proceeds then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to SPAC to pay its taxes, if any (less up to $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of SPAC Public Shares. Any redemption of SPAC Public Shareholders from the Trust Account will be effected automatically by function of the SPAC Memorandum and Articles of Association prior to any voluntary winding up. If SPAC is required to wind up, liquidate the Trust Account and distribute such amount therein, pro rata, to the SPAC Public Shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Cayman Companies Act. In that case, investors may be forced to wait beyond 36 months from the closing of the Initial Public Offering or, if such 36 month period is extended, beyond such extended period before the redemption proceeds of the Trust Account become available to them, and they receive the return of their pro rata portion of the proceeds from the Trust Account. SPAC has no obligation to return funds to investors prior to the date of its redemption or liquidation unless, prior thereto, SPAC consummates its initial business combination or amend certain provisions of the SPAC Memorandum and Articles of Association , and only then in cases where investors have sought to redeem their SPAC Ordinary Shares. Only upon SPAC’s redemption or any liquidation will SPAC Public Shareholders be entitled to distributions if SPAC does not complete its initial business combination and does not amend certain provisions of the SPAC Memorandum and Articles of Association . The SPAC Memorandum and Articles of Association provide that, if SPAC winds up for any other reason prior to the consummation of its initial business combination, SPAC will follow the foregoing procedures with respect to the liquidation of the Trust Account as promptly as reasonably possible but not more than ten Business Days thereafter, subject to applicable Cayman Islands law.

If SPAC is unable to complete an initial business combination by December 22, 2024, SPAC may seek an amendment to the SPAC Memorandum and Articles of Association to extend the period of time SPAC has to complete an initial business combination beyond December 22, 2024. The SPAC Memorandum and Articles of Association require at least a special resolution of SPAC shareholders as a matter of Cayman Islands law, meaning that such an amendment be approved by the affirmative vote of the members representing at least two-thirds of the votes cast by holders of SPAC Ordinary Shares present and voting in person or by proxy at the Extraordinary General Meeting. If SPAC seeks shareholder approval to extend beyond December 22, 2024 in which to complete an initial business combination to a later date, SPAC will offer SPAC Public Shareholders the right to have their SPAC Public Shares redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account.

SPAC’s public securities are listed on Nasdaq. Nasdaq IM-5101-2 requires that a special purpose acquisition company complete one or more business combinations within 36 months of the effectiveness of its initial public offering registration statement, which, in the case of SPAC, would be December 22, 2025. If SPAC is unable to complete an initial business combination by December 22, 2025 and seeks to extend beyond such 36-month period, such extension would violate Nasdaq IM-5101-2, and there is a risk that trading in SPAC’s securities may be suspended, and SPAC may be subject to delisting by Nasdaq. We cannot assure that Nasdaq will not delist SPAC in the event SPAC does not complete one or more business combinations by the December 22, 2025, or that we will be able to obtain a hearing with Nasdaq’s hearings panel to appeal the delisting determination, or that our securities will not be suspended pending the hearing panel’s decision. If Nasdaq delists any of our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect such securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences.

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SPAC shareholders may be held liable for claims by third parties against SPAC to the extent of distributions received by them upon redemption of their shares.

If SPAC is forced to enter into an insolvent liquidation, any distributions received by SPAC shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, SPAC was unable to pay its debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by SPAC shareholders. Furthermore, SPAC directors may be viewed as having breached their fiduciary duties to SPAC or its creditors and/or may have acted in bad faith, thereby exposing themselves and SPAC to claims, by paying the SPAC Public Shareholders from the Trust Account prior to addressing the claims of creditors. SPAC cannot assure you that claims will not be brought against SPAC for these reasons. SPAC and its directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of SPAC’s share premium account while SPAC were unable to pay its debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable for a fine of $18,292.68 and imprisonment for five years in the Cayman Islands.

Legal proceedings in connection with the Business Combination, the outcomes of which are uncertain, could delay or prevent the Business Combination from being completed.

Lawsuits may be filed against SPAC or its directors and officers in connection with the Business Combination. Defending such additional lawsuits could require SPAC to incur significant costs and draw the attention of SPAC’s management team away from the Business Combination. Shareholder lawsuits asserting class, derivative and/or individual claims for, among other things, violations of the federal securities laws and/or breaches of fiduciary duty are often brought against public companies that have entered into Business Combination Agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources.

An adverse judgment could result in monetary damages, which could have a negative impact on Surviving PubCo’s liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting the completion of the Business Combination, that injunction may delay or prevent the Closing, which may adversely affect SPAC’s and AMC’s respective businesses, financial condition and results of operation. Further, the defense or settlement of any lawsuit or claim that remains unresolved at the time the Business Combination are consummated may adversely affect Surviving PubCo’s business, financial condition, results of operations and cash flows. Such legal proceedings could delay or prevent Closing within the agreed upon timeframe.

SPAC may not have sufficient funds to satisfy indemnification claims of SPAC’s directors and executive officers.

SPAC has agreed to indemnify its officers and directors to the fullest extent permitted by law. However, SPAC’s officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account and to not seek recourse against the Trust Account for any reason whatsoever (except to the extent they are entitled to funds from the Trust Account due to their ownership of SPAC Public Shares). Accordingly, any indemnification provided will be able to be satisfied by SPAC only if (i) SPAC has sufficient funds outside of the Trust Account or (ii) SPAC consummates an initial business combination. SPAC’s obligation to indemnify its officers and directors may discourage shareholders from bringing a lawsuit against its officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against SPAC’s officers and directors, even though such an action, if successful, might otherwise benefit SPAC and its shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent SPAC pays the costs of settlement and damage awards against its officers and directors pursuant to these indemnification provisions.

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Subsequent to the completion of the Business Combination, Surviving PubCo may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and the price of its securities, which could cause you to lose some or all of your investment.

Even though SPAC has conducted extensive due diligence on AMC, SPAC cannot assure you that this diligence will identify all material issues with AMC, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of AMC’s and outside of SPAC’s control will not later arise. As a result of these factors, Surviving PubCo may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in it reporting losses. Even if SPAC’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with SPAC’s preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on Surviving PubCo’s liquidity, the fact that Surviving PubCo reports charges of this nature could contribute to negative market perceptions about Surviving PubCo or its securities. In addition, charges of this nature may cause Surviving PubCo to violate net worth or other covenants to which it may be subject as a result of assuming pre-existing debt held by AMC or by virtue of Surviving PubCo’s obtaining post-combination debt financing. Accordingly, any holders who choose to retain their securities following the Business Combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value.

If third parties bring claims against SPAC, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by SPAC shareholders may be less than $10.20 per Public Share.

SPAC’s placing of funds in the Trust Account may not protect those funds from third-party claims against SPAC. Although SPAC has sought to have all vendors, service providers (except its independent registered public accounting firm), prospective target businesses and other entities with which SPAC does business execute agreements with SPAC waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the SPAC Public Shareholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, SPAC’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third-party’s engagement would be significantly more beneficial to SPAC than any alternative.

Examples of possible instances where SPAC may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with SPAC and will not seek recourse against the Trust Account for any reason.

Upon redemption of SPAC Public Shares, if SPAC has not consummated an initial business combination by December 22, 2024, or upon the exercise of a redemption right in connection with its initial business combination, SPAC will be required to provide for payment of claims of creditors that were not waived that may be brought against SPAC within the ten years following redemption. Accordingly, the per-share redemption amount received by SPAC Public Shareholders could be less than the $10.20 per Public Share initially held in the Trust Account, due to claims of such creditors. Pursuant to a letter agreement entered into at the closing of the IPO, the Sponsor has agreed that it will be liable to SPAC if and to the extent any claims by a third-party (other than SPAC’s independent registered public accounting firm) for services rendered or products sold to SPAC, or a prospective target business with which SPAC has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.20 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.20 per Public Share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay SPAC’s tax obligations, provided that such liability will not apply to any claims by a third-party or prospective target business that executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under SPAC’s indemnity of the underwriter of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third-party, the Sponsor will not be responsible to the extent of any liability for such third-party claims.

However, SPAC has not asked the Sponsor to reserve for such indemnification obligations, nor has SPAC independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and SPAC believes that the Sponsor’s only assets are securities of SPAC. Therefore, SPAC cannot assure you that the Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for the Business Combination and redemptions could be reduced to less than $10.20 per Public Share. In such event, SPAC may not be able to complete the Business Combination, and you would receive such lesser amount per share in connection with any redemption of your SPAC Public Shares. None of SPAC’s officers, advisors or directors will indemnify SPAC for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

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SPAC’s directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to the SPAC Public Shareholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.20 per SPAC Public Share and (ii) the actual amount per SPAC Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.20 per SPAC Public Share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay SPAC’s tax obligations, and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, SPAC’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While SPAC currently expects that its independent directors would take legal action on SPAC’s behalf against the Sponsor to enforce its indemnification obligations to SPAC, it is possible that SPAC’s independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If SPAC’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to the SPAC Public Shareholders may be reduced below $10.20 per SPAC Public Share.

If, after SPAC distributes the proceeds in the Trust Account to the SPAC Public Shareholders, SPAC files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of the SPAC Board may be viewed as having breached their fiduciary duties to SPAC’s creditors, thereby exposing the members of the SPAC Board and SPAC to claims of punitive damages.

If, after SPAC distributes the proceeds in the Trust Account to the SPAC Public Shareholders, SPAC files a bankruptcy petition or an involuntary bankruptcy petition is filed against SPAC that is not dismissed, any distributions received by SPAC shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by SPAC shareholders. In addition, the SPAC Board may be viewed as having breached its fiduciary duty to SPAC’s creditors and/or having acted in bad faith, thereby exposing itself and SPAC to claims of punitive damages, by paying SPAC Public Shareholders from the Trust Account prior to addressing the claims of creditors.

If, before distributing the proceeds in the Trust Account to the SPAC Public Shareholders, SPAC files a bankruptcy petition or an involuntary bankruptcy petition is filed against SPAC that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of SPAC shareholders and the per-share amount that would otherwise be received by SPAC shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to SPAC Public Shareholders, SPAC files a bankruptcy petition or an involuntary bankruptcy petition is filed against SPAC that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in SPAC’s bankruptcy estate and subject to the claims of third parties with priority over the claims of SPAC shareholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by SPAC shareholders in connection with SPAC’s liquidation may be reduced.

Past performance by SPAC’s management team, advisors or their respective affiliates may not be indicative of future performance of Surviving PubCo.

Information regarding performance is presented for informational purposes only. Any past experience or performance of SPAC’s management team, advisors and their respective affiliates is not a guarantee of either (i) SPAC’s ability to successfully identify and execute a transaction or (ii) success with respect to any business combination that SPAC may consummate. You should not rely on the historical record of SPAC’s management team, advisors or their respective affiliates as indicative of the future performance of Surviving PubCo or the returns Surviving PubCo will, or are likely to, generate going forward.

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Because of SPAC’s limited resources and the significant competition for business combination opportunities, it may be more difficult for SPAC to complete its initial business combination. If SPAC has not consummated its initial business combination within the required time period, SPAC Public Shareholders may receive only approximately $10.20 per Public Share, or less in certain circumstances, on the liquidation of the Trust Account and the SPAC Rights will expire worthless.

SPAC expects to encounter intense competition from other entities having a business objective similar to its, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses SPAC intends to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than SPAC does and SPAC’s financial resources will be relatively limited when contrasted with those of many of these competitors. While SPAC believes there are numerous target businesses it could potentially acquire with the net proceeds of the IPO and the sale of the SPAC Private Placement Units, SPAC’s ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by SPAC’s available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, SPAC is obligated to offer holders of SPAC Public Shares the right to redeem their shares for cash at the time of the initial business combination in conjunction with a shareholder vote or via a tender offer. Target companies will be aware that this may reduce the resources available to SPAC for its initial business combination. Any of these obligations may place SPAC at a competitive disadvantage in successfully negotiating a business combination. If SPAC has not consummated its initial business combination within the required time period, SPAC Public Shareholders may receive only approximately $10.20 per Public Share, or less in certain circumstances, on the liquidation of the Trust Account and the SPAC Rights will expire worthless.

If the funds available to SPAC outside of the Trust Account are insufficient to allow SPAC to operate through the deadline for SPAC to complete its initial business combination, SPAC may be unable to complete its initial business combination.

The funds available to SPAC outside of the Trust Account may not be sufficient to allow SPAC to operate through the deadline for SPAC to complete its initial business combination, assuming that its initial business combination is not completed during that time. SPAC expects to incur significant costs in pursuit of its acquisition plans and the proposed Business Combination. However, its affiliates are not obligated to make loans to SPAC in the future, and SPAC may not be able to raise additional financing from unaffiliated parties necessary to fund its expenses. Any such event in the future may negatively impact the analysis regarding its ability to continue as a going concern at such time.

SPAC believes that the funds currently available to it outside of the Trust Account, together with funds available from loans from the Sponsor, its affiliates or members of its management team, will be sufficient to allow it to operate through the deadline for it to complete its initial business combination; however, SPAC cannot assure you that its estimate is accurate, and the Sponsor, its affiliates or members of the SPAC management team are under no obligation to advance funds to SPAC in such circumstances. If SPAC has not consummated its initial business combination within the required time period because it does not have sufficient funds available to it, SPAC will be forced to cease operations and liquidate the Trust Account. Consequently, SPAC Public Shareholders may only receive an estimated $10.20 per public share, or possibly less, on redemption of SPAC Public Shares, and the SPAC Rights will expire worthless. See “- If third parties bring claims against SPAC, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by SPAC shareholders may be less than $10.20 per Public Share” and other risk factors herein.

If the Business Combination is not completed, the requirement that SPAC consummate an initial business combination by December 22, 2024 or, if such period is extended, within such extended period may give potential target businesses leverage over SPAC in negotiating a business combination and may limit the time SPAC has in which to conduct due diligence on potential business combination targets, in particular as SPAC approaches its dissolution deadline, which could undermine its ability to complete its initial business combination on terms that would produce value for our shareholders.

Any potential target business with which SPAC enters into negotiations concerning a business combination will be aware that SPAC must consummate an initial business combination by December 22, 2024 or, if such period is extended, within such extended period. Consequently, such target business may obtain leverage over SPAC in negotiating a business combination, knowing that if SPAC does not complete its initial business combination with that particular target business, SPAC may be unable to complete its initial business combination with any target business. This risk will increase as SPAC gets closer to the time frame described above. In addition, SPAC may have limited time to conduct due diligence and may enter into an initial business combination on terms that SPAC would have rejected upon a more comprehensive investigation.

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SPAC may not be able to consummate an initial business combination by December 22, 2024 or, if such period is extended, within such extended period, in which case SPAC would cease all operations except for the purpose of winding up and SPAC would redeem its SPAC Public Shares and liquidate.

If the Business Combination is not consummated, SPAC may not be able to find an alternative suitable target business and consummate an initial business combination by December 22, 2024 or, if such period is extended, within such extended period. SPAC’s ability to complete its initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. If SPAC has not consummated an initial business combination within such applicable time period, SPAC will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten Business Days thereafter, redeem the SPAC Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to SPAC to pay its taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding SPAC Public Shares, which redemption will completely extinguish SPAC Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of SPAC’s remaining shareholders and the SPAC Board, liquidate and dissolve, subject in each case, to SPAC’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The SPAC Memorandum and Articles of Association provide that, if SPAC winds up for any other reason prior to the consummation of its initial business combination, SPAC will follow the foregoing procedures with respect to the liquidation of the Trust Account as promptly as reasonably possible but not more than ten Business Days thereafter, subject to applicable Cayman Islands law. In either such case, the SPAC Public Shareholders may receive only $10.20 per public share, or less than $10.20 per public share, on the redemption of their shares, and the SPAC Rights will expire worthless. See “- If third parties bring claims against SPAC, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by SPAC shareholders may be less than $10.20 per Public Share” and other risk factors herein.

If SPAC is unable to complete an initial business combination by December 22, 2024 or, if such period is extended, within the extended period, SPAC may seek an amendment to the SPAC Memorandum and Articles of Association to extend the period of time SPAC has to complete an initial business combination beyond 42 months. The SPAC Memorandum and Articles of Association require at least a special resolution of SPAC shareholders as a matter of Cayman Islands law, meaning that such an amendment be approved by the affirmative vote of the members representing at least two-thirds of the votes cast by holders of SPAC Ordinary Shares present and voting in person or by proxy at a general meeting. If SPAC seeks shareholder approval to further extend the December 22, 2024 period in which SPAC has to complete an initial business combination to a later date, SPAC will offer SPAC Public Shareholders the right to have their SPAC Public Shares redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account.

If SPAC is deemed to be an investment company under the Investment Company Act, SPAC may be required to institute burdensome compliance requirements and its activities may be restricted, which may make it difficult for SPAC to complete its initial business combination.

If SPAC is deemed to be an investment company under the Investment Company Act, its activities may be restricted, including:

●	restrictions on the nature of SPAC’s investments; and

●	restrictions on the issuance of securities, each of which may make it difficult for SPAC to complete its initial business combination.

In addition, SPAC may have imposed upon it burdensome requirements, including:

●	registration as an investment company with the SEC;

●	adoption of a specific form of corporate structure; and

●	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that SPAC is currently not subject to.

In order not to be regulated as an investment company under the Investment Company Act, unless SPAC can qualify for an exclusion, it must ensure that it is engaged primarily in a business other than investing, reinvesting or trading of securities and that its activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. SPAC’s business is to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. SPAC does not plan to buy businesses or assets with a view to resale or profit from their resale. SPAC does not plan to buy unrelated businesses or assets or to be a passive investor.

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SPAC does not believe that its current principal activities subject it, or that its anticipated principal activities in the future will subject it, to the Investment Company Act. To this end, the proceeds held in the Trust Account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the Trust Agreement, the Trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), SPAC intends to avoid being deemed an “investment company” within the meaning of the Investment Company Act. An investment in SPAC is not intended for persons who are seeking a return on investments in government securities or investment securities. The Trust Account is intended as a holding place for funds pending the earliest to occur of either: (i) the completion of the initial business combination; (ii) the redemption of any SPAC Public Shares properly tendered in connection with a shareholder vote to amend the SPAC Memorandum and Articles of Association (A) to modify the substance or timing of SPAC’s obligation to provide holders of SPAC Ordinary Shares the right to have their shares redeemed in connection with the initial business combination or to redeem 100% of the SPAC Public Shares if SPAC does not complete the initial business combination by December 22, 2024 or, if such period is extended, within such extended period or (B) with respect to any other provision relating to the rights of holders of SPAC Ordinary Shares; or (iii) absent SPAC completing an initial business combination by December 22, 2024 or, if such period is extended, within such extended period, SPAC’s return of the funds held in the Trust Account to SPAC Public Shareholders as part of SPAC’s redemption of the SPAC Public Shares. If SPAC does not invest the proceeds as discussed above, it may be deemed to be subject to the Investment Company Act. If SPAC were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which SPAC has not allotted funds and may hinder its ability to complete a business combination. If SPAC has not consummated its initial business combination within the required time period, the SPAC Public Shareholders may receive only approximately $10.20 per Public Share, or less in certain circumstances, on the liquidation of the Trust Account and the SPAC Rights will expire worthless.

The SEC adopted final rules to regulate special purpose acquisition companies that may increase SPAC’s costs and the time needed to complete SPAC’s initial business combination.

With respect to the regulation of special purpose acquisition companies like SPAC, the SEC adopted new rules on January 24, 2024 (the “SPAC Rules”) relating to, among other items, enhanced disclosures in business combination transactions involving special purpose acquisition companies and private operating companies; modified condensed financial statements requirements applicable to transactions involving shell companies; additional disclosure obligations and requirements for the use of projections by special purpose acquisition companies in SEC filings in connection with proposed business combination transactions; broadening the potential liability of certain participants in proposed business combination transactions; and discussing and providing guidance regarding the extent to which special purpose acquisition companies could become subject to regulation under the Investment Company Act, including summarizing the SEC staff’s views on the facts and circumstances that are relevant to making a determination as to whether a special purpose acquisition company meets the definition of an “investment company” under the Investment Company Act. These SPAC Rules may materially adversely affect SPAC’s ability to consummate the Business Combination, its activities prior to the consummation thereof, and may increase the costs and time related thereto.

In the adoption of the SPAC Rules, the SEC affirmatively chose not to adopt a quantitative, bright-line safe harbor that would provide certainty as to when a special purpose acquisition company’s pre-business combination activities would not result in the special purpose acquisition companies being treated as an investment company under the Investment Company Act. Instead, the SEC staff expressed its views regarding a five-factor qualitative test, known as the Tonopah factors, to be applied to the facts and circumstances of any special purpose acquisition company’s activities to determine whether or not the special purpose acquisition company is acting as an “investment company” under the Investment Company Act. Consequently, there remains uncertainty concerning the applicability of the investment Company Act to any particular special purpose acquisition company, as the interpretation and application of the Tonopah factors are subjective in nature. It is possible that a claim could be made that SPAC has been operating an unregistered investment company. This risk may be increased if SPAC continues to hold the funds in the Trust Account in short-term U.S. government treasury obligations or in money market funds invested exclusively in such securities, rather than instructing the Trustee to liquidate the securities in the Trust Account and hold the funds in the Trust Account in cash. See also “- If SPAC is deemed to be an investment company under the Investment Company Act, SPAC may be required to institute burdensome compliance requirements and its activities may be restricted, which may make it difficult for SPAC to complete its initial business combination.”

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect SPAC’s business, including its ability to negotiate and complete the Business Combination, and results of operations.

SPAC is subject to laws and regulations enacted by national, regional and local governments. In particular, SPAC is required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on SPAC’s business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on SPAC’s business, including SPAC’s ability to complete the Business Combination, and results of operations.

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The value of the founder shares following completion of the Business Combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of SPAC Ordinary Shares at such time is substantially less than $10.00 per share.

The Sponsor has invested in SPAC an aggregate of $4,054,040 comprised of the $25,000 purchase price for the founder shares and the $4,029,040 purchase price for the SPAC Private Placement Units. Even if the trading price of Surviving PubCo Common Stock following the Closing was as low as approximately $[●] per share, the value of the founder shares would be equal to the Sponsor’s initial investment in SPAC. As a result, the Sponsor will likely be able to recoup their investment in SPAC and make a substantial profit on that investment, even if the SPAC Public Shares have lost significant value. Accordingly, SPAC’s management team, which owns interests in the Sponsor, may have an economic incentive that differs from that of the SPAC Public Shareholders to pursue and consummate the Business Combination rather than to liquidate and to return all of the cash in the Trust Account to the SPAC Public Shareholders. For the foregoing reasons, SPAC Public Shareholders should consider SPAC’s management team’s financial incentive to complete the Business Combination when evaluating whether to redeem their shares prior to or in connection with the Business Combination. See “- Since the Sponsor and SPAC’s directors and executive officers, have interests that are different, or in addition to (and which may conflict with), the interests of our SPAC shareholders, a conflict of interest may have existed in determining whether the Business Combination with AMC is appropriate as our initial business combination. Such interests include that Sponsor as well as our executive officers and directors, will lose their entire investment in us if we do not complete a business combination” and “Proposal No. 1 – The Business Combination Proposal – Interests of Sponsor and SPAC’s Directors and Officers in the Business Combination.”

The process of taking a company public by means of a business combination with a special purpose acquisition company is different from taking a company public through an underwritten offering and may create risks for SPAC’s unaffiliated investors.

An underwritten offering involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of providing that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense and results in the underwriters undertaking a detailed review of the company’s business, financial condition and results of operations. Going public via a business combination with a special purpose acquisition company does not involve any underwriters and does not generally necessitate the level of review required to establish a “due diligence” defense as would be customary in an underwritten offering.

In addition, going public via a business combination with a special purpose acquisition company does not involve a book-building process as is the case in an underwritten public offering. In any underwritten public offering, the initial value of a company is set by investors who indicate the price at which they are prepared to purchase shares from the underwriters. In the case of a special purpose acquisition company transaction, the value of the company is established by means of negotiations between the target company, the special purpose acquisition company and, in some cases, investors who agree to purchase shares at the time of the business combination. The process of establishing the value of a company in a special purpose acquisition company business combination may be less effective than the book building process in an underwritten public offering and also does not reflect events that may have occurred between the date of the Business Combination Agreement and the closing of the Transactions. In addition, underwritten public offerings are frequently oversubscribed resulting in additional potential demand for shares in the aftermarket following the underwritten public offering. There is no such book of demand built up in connection with a special purpose acquisition company transaction and no underwriters with the responsibility of stabilizing the share price which may result in the share price being harder to sustain after the transaction.

Beginning in January 2022, there has been a precipitous drop in the market values of companies formed through transactions with special purpose acquisition companies. Accordingly, securities of companies such as SPAC may be more volatile than other securities and may involve special risks.

Beginning in January 2022, there has been a precipitous drop in the market values of companies formed through transactions with special purpose acquisition companies like SPAC. In recent months, inflationary pressures, increases in interest rates and other adverse economic and market forces have contributed to these drops in market value. As a result, the value of SPAC’s securities are subject to potential downward pressures, which may result in high redemptions of the cash available from the Trust Account. If there are substantial redemptions, there will be a lower public float of Surviving PubCo Common Stock following the Closing, which may cause further volatility in the price of SPAC securities and adversely impact the ability of Surviving PubCo to secure financing following the Closing.

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Securities of companies formed through special purpose acquisition transactions such as the Business Combination may experience a material decline in price relative to the share price of the special purpose acquisition company prior to the transaction.

As with most special purpose acquisition company initial public offerings in recent years, SPAC issued shares for $10.00 per share upon the closing of the Initial Public Offering in December 2022. The $10.00 per share price of SPAC reflected each share having a one-time right to redeem such share for a pro rata portion of the proceeds held in the Trust Account, which was initially equal to approximately $10.20 per share, prior to the Closing. This was consistent with other special purpose acquisition companies. Following the Closing, the Surviving PubCo Common Stock outstanding will no longer have any such redemption right and will be solely dependent upon the fundamental value of Surviving PubCo, which, like the securities of other companies formed through special purpose acquisition company mergers in recent years, may be significantly less than $10.20 per share.

Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

AMC is not currently required to comply with the rules of the SEC implementing Section 404 of the Sarbanes-Oxley Act and are therefore not required to make a formal assessment of the effectiveness of its internal control over financial reporting for that purpose. Upon becoming a public company, Surviving PubCo will be required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which will require management to certify financial and other information in Surviving PubCo’s quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. Although Surviving PubCo will be required to disclose changes made in its internal controls and procedures on a quarterly basis, it will not be required to make its first annual assessment of its internal control over financial reporting pursuant to Section 404 until the year following its first annual report required to be filed with the SEC. As an emerging growth company, Surviving PubCo’s independent registered public accounting firm will not be required to formally attest to the effectiveness of its internal control over financial reporting pursuant to Section 404(a) until the later of (i) the year following Surviving PubCo’s first annual report required to be filed with the SEC or (ii) the date Surviving PubCo is no longer an emerging growth company. At such time, Surviving PubCo’s independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which its controls are documented, designed or operating.

As a private company, AMC does not currently have any internal audit function. To comply with the requirements of being a public company, AMC has undertaken various actions, and will need to take additional actions, such as implementing numerous internal controls and procedures and hiring additional accounting or internal audit staff or consultants. Testing and maintaining internal control can divert Surviving PubCo management’s that are important to the operation of its business. If Surviving PubCo identifies any material weaknesses in its internal control over financial reporting or are unable to comply with the requirements of Section 404 in a timely manner or assert that its internal control over financial reporting is effective, or if its independent registered public accounting firm is unable to express an opinion as to the effectiveness of its internal control over financial reporting once Surviving PubCo is no longer an emerging growth company, investors may lose confidence in the accuracy and completeness of Surviving PubCo’s financial reports and the market price of Surviving PubCo Common Stock could be negatively affected. Surviving PubCo could also become subject to investigations by the SEC, the stock exchange on which its securities will be listed or other regulatory authorities, which could require additional financial and management resources. In addition, if Surviving PubCo fails to remedy any material weakness, its financial statements could be inaccurate and Surviving PubCo could face restricted access to capital markets.

SPAC’s financial condition raises substantial doubt about its ability to continue as a “going concern” through one year from the date of the financial statements contained in this proxy statement/prospectus if the Business Combination is not consummated.

As of June 30, 2024, SPAC had cash held outside of the Trust Account of approximately $13,793 and a working capital deficit of approximately $874,140. SPAC has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans and the proposed Business Combination. SPAC anticipates that the cash held outside of the Trust Account as of June 30, 2024 will not be sufficient to allow SPAC to operate until December 22, 2024, the date by which SPAC must complete a business combination, unless extended. While SPAC expects to have sufficient access to additional sources of capital under the working capital loans, there is no current commitment on the part of any financing source to provide additional capital and no assurances can be provided that such additional capital will ultimately be available if necessary. Further, if a business combination is not consummated by December 22, 2024 or, if the deadline is extended, by such extended date, there will be a mandatory liquidation and subsequent dissolution of SPAC. These conditions raise substantial doubt about SPAC’s ability to continue as a going concern for a period of time within one year after the date that the SPAC’s financial statements included elsewhere in this proxy statement/prospectus were issued.

SPAC management plans to address this uncertainty through a business combination, although it also anticipates that if the working capital loans are provided by SPAC’s officers, directors and initial shareholders, that will provide sufficient liquidity to meet SPAC’s working capital needs through the earlier of the consummation of a business combination and one year from the date of this proxy statement/prospectus. If SPAC is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily include or be limited to, curtailing operations, suspending the pursuit of a potential transaction and reducing overhead expenses. SPAC cannot provide any assurance that financing sources will be available to it on commercially acceptable terms or if at all, that its plans to consummate a business combination will be successful or successful by December 22, 2024 or that it will successfully pursue an extension of its deadline to consummate a business combination. The SPAC financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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Our ability to complete the Business Combination may be impacted if the Business Combination is subject to U.S. foreign investment regulations and review by a U.S. government entity, such as the Committee on Foreign Investment in the United States (“CFIUS”), and ultimately prohibited.

Our ability to complete the Business Combination may be impacted if the Business Combination is subject to U.S. foreign investment regulations and review by a U.S. government entity, such as CFIUS, and ultimately prohibited.

Our Sponsor, AlphaVest Holding LP, and Peace Capital Limited, are currently controlled by Mr. Pengfei Zheng, who own approximately 23.2% of our outstanding SPAC Ordinary Shares following our Initial Public Offering. In addition, a majority of our directors and officers are located in, or have significant ties to, China. As a result, we may be a less attractive partner to potential target companies outside the PRC, thereby limiting our pool of acquisition candidates. This would impact our search for a target company and make it harder for us to complete an initial business combination with a non-China-based target company. For example, we may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity. Certain federally licensed businesses in the United States, such as broadcasters and airlines, may be subject to rules or regulations that limit foreign ownership. In addition, CFIUS is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States. We may be considered a “foreign person” under such rules and regulations and any proposed business combination between us and a U.S. business engaged in a regulated industry or which may affect national security could be subject to such foreign ownership restrictions and/or CFIUS review.

The scope of CFIUS review was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”), to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA, and subsequent implementing regulations that are now in force, also subjects certain categories of investments to mandatory filings. If the Business Combination is within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit a voluntary notice to CFIUS, or to proceed with the Business Combination without notifying CFIUS and risk CFIUS intervention, before or after closing the Business Combination. CFIUS may decide to block or delay the Business Combination, impose conditions to mitigate national security concerns with respect to the Business Combination or order us to divest all or a portion of a U.S. business of Surviving PubCo without first obtaining CFIUS clearance. A failure to notify CFIUS of a transaction where such notification was required or otherwise warranted based on the national security considerations presented by an investment target may expose the Sponsor and/or the AMC to legal penalties, costs, and/or other adverse reputational and financial effects, thus potentially diminishing the value of Surviving PubCo. In addition, CFIUS is actively pursuing transactions that were not notified to it and may ask questions regarding, or impose restrictions or mitigation on, the Business Combination post-closing.

Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy and we have limited time to complete the Business Combination. If we cannot complete the Business Combination by December 22, 2024 because the transaction is still under review or because the Business Combination is ultimately prohibited by CFIUS or another U.S. government entity, we may be required to liquidate. If we liquidate, SPAC Public Shareholders may lose the investment opportunity in Surviving PubCo and the chance of realizing future gains on their investment through any price appreciation in Surviving PubCo. In addition, if we cannot complete the Business Combination prior December 22, 2024, SPAC’s registered securities may be delisted. Please see “- If SPAC has not consummated an initial business combination by December 22, 2024 or, if such period is extended, within such extended period, SPAC Public Shareholders may be forced to wait beyond such December 22, 2024 or longer, if extended, before redemption from the Trust Account”.

The SPAC Memorandum and Articles of Association contains a waiver of the corporate opportunities doctrine for our directors and officers, and therefore such persons have no obligations to make opportunities available to us.

The “corporate opportunities” doctrine provides that directors and officers of a corporation, as part of their duty of loyalty to the corporation and its shareholders, generally have a fiduciary duty to disclose opportunities to the corporation that are related to its business and are prohibited from pursuing those opportunities unless the corporation determines that it is not going to pursue them. The SPAC Memorandum and Articles of Association waives the corporate opportunities doctrine. It states that SPAC renounces any interest or expectancy of SPAC in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both SPAC and a director or officer of the SPAC, about which a director and/or officer of SPAC who is also a member of management acquires knowledge.

There could have been business combination targets that have been appropriate for a business combination with SPAC but were not offered due to a SPAC director’s or officer’s duties to another entity. SPAC and its management are not aware of any such corporate opportunities not being offered to SPAC and do not believe that the waiver of the corporate opportunity doctrine in the SPAC Memorandum and Articles of Association interfered with SPAC’s ability to identify an acquisition target, including the decision to pursue the Business Combination.

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SPAC does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for SPAC to complete the Business Combination with which a substantial majority of SPAC’s shareholders do not agree.

The SPAC Memorandum and Articles of Association do not provide a specified maximum redemption threshold and there is no minimum cash condition with respect to the completion of the Business Combination. As a result, SPAC may be able to complete the Business Combination even though a substantial majority of SPAC Public Shareholders do not agree with the Business Combination and have redeemed their shares.

If you or a “group” of SPAC shareholders are deemed to hold in excess of 15% of SPAC Ordinary Shares, you will lose the ability to redeem all such shares in excess of 15% of such shares.

The SPAC Memorandum and Articles of Association provide that a SPAC Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), are restricted from redeeming its shares with respect to the Excess Shares without SPAC’s prior consent. However, SPAC is not restricting shareholders’ ability to vote all of their shares (including Excess Shares) for or against the Business Combination. Your inability to redeem the Excess Shares reduces your influence over SPAC’s ability to complete the Business Combination and you could suffer a material loss on your investment in SPAC if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if SPAC completes the Business Combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

If a SPAC Public Shareholder fails to receive notice of SPAC’s offer to redeem its SPAC Public Shares in connection with the Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

SPAC will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with the Business Combination. Despite SPAC’s compliance with these rules, if a SPAC shareholder fails to receive the proxy solicitation or tender offer materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the proxy solicitation or tender offer materials, as applicable, that SPAC will furnish to holders of SPAC Public Shares in connection with the Business Combination will describe the various procedures that must be complied with in order to validly redeem or tender SPAC Public Shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed.

There is no guarantee that a SPAC shareholder’s decision to redeem its shares for a pro rata portion of the Trust Account will put the shareholder in a better future economic position.

There is no assurance as to the price at which a SPAC shareholder may be able to sell its Surviving PubCo Common Stock in the future following the completion of the Business Combination or shares with respect to any alternative business combination. Certain events following the consummation of the Business Combination may cause an increase in the share price, and may result in a lower value realized now than a shareholder of SPAC might realize in the future had the shareholder not redeemed his, her or its shares. Similarly, if a shareholder does not redeem its shares, the shareholder will bear the risk of ownership of the SPAC Public Shares after the consummation of the Business Combination, and there can be no assurance that a shareholder can sell its shares in the future for a greater amount than the estimated redemption price set forth in this proxy statement/prospectus. A shareholder should consult the shareholder’s tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for SPAC to complete the Business Combination.

The market for directors and officers liability insurance is subject to change, especially for special purpose acquisition companies. In the past, the premiums charged for such policies increased and the terms of such policies became less favorable. These trends may continue into the future.

In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, Surviving PubCo might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on Surviving PubCo’s ability to attract and retain qualified officers and directors.

In addition, even after SPAC is able to complete an initial business combination, SPAC’s directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the Business Combination. As a result, in order to protect SPAC’s directors and officers, Surviving PubCo may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for Surviving PubCo, and could interfere with or frustrate SPAC’s ability to consummate the Business Combination on terms favorable to its investors.

In the event that a significant number of SPAC shareholders exercise their Redemption Rights, SPAC Ordinary Shares (or Surviving PubCo Common Stock following the Business Combination) may become less liquid.

SPAC has experienced high redemptions of SPAC Ordinary Shares in the past. If a significant number of remaining outstanding SPAC Ordinary Shares are redeemed in connection with the Business Combination and the Business Combination is consummated, Surviving PubCo will receive lesser proceeds from the Business Combination. Additionally, the redemption of SPAC Ordinary Shares in connection with the Business Combination will adversely affect the trading volume of Surviving PubCo Common Stock following the Business Combination, which may impair your ability to sell your Surviving PubCo Common Stock and may also impair Surviving PubCo’s ability to raise additional capital on favorable terms after the Business Combination. In the event Surviving PubCo obtains lesser proceeds from the Business Combination, it may be required to raise additional capital following the Business Combination to fund its operations and business plan, even if under unfavorable terms or prices. If Surviving PubCo raises additional capital in the form of sales of Surviving PubCo Common Stock, the sale and issuance of such Surviving PubCo Common Stock, or even the perception that these sales might occur, could put significant downward pressure on the price of Surviving PubCo Common Stock and cause the market price of Surviving PubCo Common Stock to decline. This could impair Surviving PubCo’s ability to raise additional capital through a future sale of, or pay for acquisitions using, Surviving PubCo’s equity securities. Any future issuance by Surviving PubCo of equity securities would also dilute the interests of holders of Surviving PubCo Common Stock.

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Risks Related to AMC

Throughout this section, references to “we,” “us” and “our” are intended to refer to AMC and its subsidiaries prior to the Business Combination and to Surviving PubCo and its subsidiaries following the Business Combination.

It may be difficult to evaluate our business prospects, and we may not be successful in expanding our operations or managing our growth.

Our operating results may fluctuate because of a variety of factors, many of which are outside of our control. Fluctuations in our results of operations may be due to a number of factors, including:

●	the portion of our revenue attributable to software-as-a-service, or SaaS, and license versus hardware and other sales;

●	fluctuations in demand, including due to seasonality, for our platform and solutions;

●	changes in pricing by us in response to competitive pricing actions;

●	the ability of our hardware vendors to continue to manufacture high-quality products and to supply sufficient products to meet our demands;

●	the timing and success of introductions of new solutions, products or upgrades by us or our competitors;

●	changes in our business and pricing policies or those of our competitors;

●	our ability to control costs, including our operating expenses and the costs of the hardware we purchase;

●	competition, including entry into the industry by new competitors and new offerings by existing competitors;

●	our ability to successfully manage any future acquisitions of businesses;

●	issues related to introductions of new or improved products such as shortages of prior generation products or short-term decreased demand for next generation products;

●	the amount and timing of expenditures, including those related to expanding our operations, increasing research and development, introducing new solutions or paying litigation expenses;

●	the ability to effectively manage growth within existing and new markets domestically and abroad;

●	the strength of regional, national and global economies; and

●	the impact of natural disasters or manmade problems.

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Our operating results may fluctuate due to seasonality.

Our quarterly and annual operating results have fluctuated in the past and likely will fluctuate in the future. The demand for our products is driven largely by the demand for the end-product applications that are powered by our products which can vary on seasonality. We expect high demand from our customers in holiday seasons such as the third and fourth quarters in a year compared to lower demand in the first and second quarters in a year.

We are exposed to risks relating to price fluctuations of hardware cost.

Prices of hardware have a significant impact on our cost of sales. In 2023, costs of hardware accounted for 73%  of the final price sold in the market for the period. Parts and accessories for our products primarily include lenses, lithium batteries, infrared sensors and integrated chips. The current or expected supply of our key hardware parts and accessories may fluctuate depending on a number of factors beyond our control, including but not limited to the availability of resources in the supplier market, market demand, market disruptions, natural disasters and other factors. We may not be able to obtain stable, high-quality parts and accessories at reasonable prices. If prices rise, it would have a material adverse effect on our operating results.

The markets in which we participate are highly competitive and many companies, including large technology companies are actively targeting the home automation, security monitoring and video monitoring. If we are unable to compete effectively with these companies, our sales and profitability could be adversely affected.

We compete in several markets, including home automation, security monitoring and video monitoring. The markets in which we participate are highly competitive and competition may intensify in the future.

Our ability to compete depends on a number of factors, including:

●	our platform and solutions’ functionality, performance, ease of use, reliability, availability and cost effectiveness relative to that of our competitors’ products;

●	our success in utilizing new and proprietary technologies to offer solutions and features previously not available in the marketplace;

●	our success in identifying new markets, applications and technologies;

●	our ability to attract and retain partners;

●	our name recognition and reputation;

●	our ability to recruit software engineers and sales and marketing personnel; and

●	our ability to protect our intellectual property.

Consumers may prefer to purchase from their existing suppliers rather than a new supplier regardless of product performance or features. In the event a consumer decides to evaluate a new product or a solution, the consumer may be more inclined to select one of our competitors whose product offerings are broader than those that we offer.

Aggressive business tactics by our competitors may reduce our revenue.

Increased competition in the markets in which we compete may result in aggressive business tactics by our competitors, including:

●	selling at a discount;

●	offering products similar to our platform and solutions on a bundled basis at lower prices;

●	announcing competing products combined with extensive marketing efforts;

●	providing financing incentives to consumers; and

●	asserting intellectual property rights irrespective of the validity of the claims.

Our service providers may switch and offer the products and services of competing companies, which would adversely affect our sales and profitability. Competition from other companies may also adversely affect our negotiations with service providers and suppliers, including, in some cases, requiring us to lower our prices. Opportunities to take market share using innovative products, services and sales approaches may also attract new entrants to the field. We may not be able to compete successfully with the offerings and sales tactics of other companies, which could result in the loss of service providers offering our platform and solutions and, as a result, our revenue and profitability could be adversely affected.

If we fail to compete successfully against our current and future competitors, or if our current or future competitors employ aggressive business tactics, including those described above, demand for our platforms and solutions could decline, we could experience cancellations of our services to consumers, or we could be required to reduce our prices or increase our expenses.

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We receive a substantial portion of our revenue from a limited number of service providers, and the loss of, or a significant reduction in, orders from one or more of our major service providers would result in decreased revenue and profitability.

Our success is highly dependent upon establishing and maintaining successful relationships with a variety of service providers. We generally enter into agreements with our service providers outlining the terms of our relationship, including service provider pricing commitments, maintenance and support requirements. These contracts typically have an initial term of three years, with subsequent renewal terms. While we have developed a network of service providers, we receive a substantial portion of our revenue from a limited number of service providers. The loss of one or more key service provider, a reduction in sales through any major service provider or the inability or unwillingness of any of our major service provider to pay for our platforms and solutions would reduce our revenue and could impair our profitability.

Mergers or other strategic transactions involving our competitors could weaken our competitive position, which could adversely affect our ability to compete effectively and harm our results of operations.

Our industry is highly fragmented, and we believe it is likely that some of our existing competitors will consolidate or be acquired. In addition, some of our competitors may enter into new alliances with each other or may establish or strengthen cooperative relationships with systems integrators, third-party consulting firms or other parties. Any such consolidation, acquisition, alliance or cooperative relationship could adversely affect our ability to compete effectively and lead to pricing pressure and our loss of market share and could result in a competitor with greater financial, technical, marketing, service and other resources, all of which could harm our business, results of operations and financial condition.

A significant decline in our SaaS and license revenue renewal rate would have an adverse effect on our business, financial condition and operating results.

We generally bill our service providers based on the number of subscribers they have on our platform and the features being utilized by subscribers on a monthly basis in advance. Subscribers could elect to terminate our services in any given month. If our efforts and our service providers’ efforts to satisfy our existing subscribers are not successful, we may not be able to retain them or sell additional functionality to them and, as a result, our revenue and ability to grow could be adversely affected.

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Our SaaS and license revenue renewal rate is calculated across our entire subscriber base, including subscribers whose contract with their service provider reached the end of its contractual term during the measurement period, as well as subscribers whose contract with their service provider has not reached the end of its contractual term during the measurement period, and is not intended to estimate the rate at which our subscribers renew their contracts with our service providers. As a result, we may not be able to accurately predict future trends in renewals and the resulting churn. Subscribers may choose not to renew their contracts for many reasons, including the belief that our service is not required for their needs or is otherwise not cost-effective, a desire to reduce discretionary spending, or a belief that our competitors’ services provide better value. Additionally, our subscribers may not renew for reasons entirely out of our control, such as moving a residence or the dissolution of their business, which is particularly common for businesses. A significant increase in our churn would have an adverse effect on our business, financial condition, and operating results.

If we are unable to develop new solutions, sell our platform and solutions into new markets or further penetrate our existing markets, our revenue may not grow as expected.

Our ability to increase sales will depend in large part on our ability to enhance and improve our platform and solutions, introduce new solutions in a timely manner, sell into new markets and further penetrate our existing markets. The success of any enhancement or new solution or service depends on several factors, including the timely completion, introduction and market acceptance of enhanced or new solutions, the ability to maintain and develop relationships with service providers, the ability to attract, retain and effectively train sales and marketing personnel and the effectiveness of our marketing programs. Any new product or service we develop or acquire may not be introduced in a timely or cost-effective manner, and may not achieve the broad market acceptance necessary to generate significant revenue. Any new markets into which we attempt to sell our platform and solutions, including new vertical markets and new countries or regions, may not be receptive. Our ability to further penetrate our existing markets depends on the quality of our platform and solutions and our ability to design our platform and solutions to meet consumer demand.

We rely on wireless carriers to provide access to wireless networks through which we provide our wireless alarm, notification and intelligent automation services, and any interruption of such access would impair our business.

We rely on wireless carriers to provide access to wireless networks for machine-to-machine data transmissions, which are an integral part of our services. Our wireless carriers may suspend wireless service to expand, maintain or improve their networks. Any suspension or other interruption of services would adversely affect our ability to provide our services to our service providers and subscribers and may adversely affect our reputation. In addition, the inability to maintain our existing contracts with our wireless carriers or enter into new contracts with such wireless carriers could have a material adverse effect on our business, financial condition and results of operations.

Any security incident, other technology disruption, or failure to comply with laws and regulations relating to privacy and processing of personal information could result in damage to AMC’s brand and reputation, material financial penalties, and legal liability, any of which could negatively impact our business, results of operations and financial condition.

AMC’s business involves the use computers in substantially all aspects of its business operations. AMC also uses mobile devices, social networking and other online activities to connect with its employees, suppliers, manufacturers, distributors, customers and consumers. As AMC pursues new initiatives that grow its operations and cost structure, including acquisitions, AMC may also be required expand and improve its information technologies, resulting in a larger technological presence and corresponding exposure to cybersecurity risk. Finally, security incidents can take a variety of forms and are constantly evolving due to the increasing sophistication of threat actors, each of which increases the difficulty of detecting and successfully defending against them. If AMC fails to assess, identify, and respond to cybersecurity risks associated with the expansion and evolution of its business or the increasing sophistication of hackers, AMC may become increasingly vulnerable to such risks.

While AMC believes that it has implemented reasonable measures to prevent security incidents, there can be no assurances that such measures will be effective to protect AMC’s information technology systems and/or the relevant personal or sensitive information it processes. As an early-stage company, AMC’s resources to invest in data security protection are limited, and AMC may not be sufficiently protected against security incidents. AMC may not have sufficient resources to adequately investigate and remediate any vulnerabilities related to security incidents, or to prevent them.

In addition to breach notification laws that may be triggered by security incidents or access or exfiltration of personal information by unauthorized persons, AMC may also be contractually required to notify customers or other counterparties of a security incident. Maintaining industry standard safeguards and, if needed, addressing a security incident may be costly. Complying with the numerous and complex regulations in the event of a data security breach would be potentially expensive, and resource-intensive and failure to comply could subject us to regulatory scrutiny and potential liability, including fines, penalties, or litigation. In addition, the theft, destruction, loss, misappropriation, or release of personal information or intellectual property, or interference with AMC’s information technology systems or the technology systems of third parties on which it relies, could result in business disruption, reputational harm, violation of privacy laws, loss of customers, potential liability and competitive disadvantage, all of which could have a material adverse impact on AMC’s business, financial condition or results of operations.

We may require additional capital to support business growth, and this capital might not be available on acceptable terms, or at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features or enhance our products, improve our operating system or acquire complementary businesses and technologies. Our capital requirements will depend on many factors, including, but not limited to:

●	technological advancements;

●	market acceptance of our products and product enhancements, and the overall level of sales of our products;

●	R&D expenses;

●	our relationships with our customers and suppliers;

●	our ability to control costs;

●	sales and marketing expenses;

●	enhancements to our infrastructure and systems and any capital improvements to our facilities;

●	potential acquisitions of businesses and product lines; and

If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to grow or support our business and to respond to business challenges could be limited.

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The technology we employ may become obsolete, and we may need to incur significant capital expenditures to update our technology.

Our industry is characterized by rapid technological innovation. Our platform and solutions interact with the hardware and software technology of systems and devices located at our subscribers’ properties. We may be required to implement new technologies or adapt existing technologies in response to changing market conditions, consumer preferences or industry standards, which could require significant capital expenditures. For example, many of our products are currently working on platforms that relies on 3G/4G wireless technology. It is also possible that one or more of our competitors could develop a significant technical advantage that allows them to provide additional or superior quality products or services, or to lower their price for similar products or services, which could put us at a competitive disadvantage. Our inability to adapt to changing technologies, market conditions or consumer preferences in a timely manner could materially and adversely affect our business, financial condition, cash flows or results of operations.

We depend on our suppliers, and the loss of any key supplier could materially and adversely affect our business, financial condition and results of operations.

Our hardware products depend on the quality of components that we procure from related-party suppliers. Reliance on suppliers, as well as industry supply conditions, generally involves several risks, including the possibility of defective parts, which can adversely affect the reliability and reputation of our platform and solutions, and a shortage of components and reduced control over delivery schedules and increases in component costs, which can adversely affect our profitability. We have two related parties that provide hardware from which we procure hardware on a purchase order basis. If these suppliers are unable to continue to provide a timely and reliable supply, we could experience interruptions in delivery of our platform and solutions to service providers, which could have a material adverse effect on our business, financial condition and results of operations. If we were required to find alternative sources of supply, qualification of alternative suppliers and the establishment of reliable supplies could result in delays and a possible loss of sales, which could have a material adverse effect on our business, financial condition and results of operations.

Growth of our business will depend on market awareness and a strong brand, and any failure to develop, maintain, protect and enhance our brand would hurt our ability to retain or attract subscribers.

We believe that building and maintaining market awareness, brand recognition and goodwill in a cost-effective manner is critical to our overall success in achieving widespread acceptance of our existing and future solutions and is an important element in attracting new service providers and subscribers. An important part of our business strategy is to increase service provider and consumer awareness of our brand and to provide marketing leadership, services and support to our service provider network. This will depend largely on our ability to continue to provide high-quality solutions, and we may not be able to do so effectively. While we may choose to engage in a broader marketing campaign to further promote our brand, this effort may not be successful. Our efforts in developing our brand may be hindered by the marketing efforts of our competitors and our reliance on our service providers and strategic partners to promote our brand. If we are unable to cost-effectively maintain and increase awareness of our brand, our business, results of operations and financial condition could be harmed.

Our strategy includes pursuing acquisitions, and our potential inability to successfully integrate newly-acquired technologies, assets or businesses may harm our financial results.

We believe part of our growth will be driven by acquisitions of other companies or their technologies, assets and businesses. Any acquisitions we complete will give rise to risks, including:

●	incurring higher than anticipated capital expenditures and operating expenses;

●	failing to assimilate the operations and personnel or failing to retain the key personnel of the acquired company or business;

●	failing to integrate the acquired technologies, or incurring significant expense to integrate acquired technologies into our platform and solutions;

●	diverting our management’s attention and other company resources;

●	failing to maintain uniform standards, controls and policies;

●	incurring significant accounting charges;

●	impairing relationships with employees, service providers or subscribers;

●	finding that the acquired technology, asset or business does not further our business strategy, that we overpaid for the technology, asset or business or that we may be required to write off acquired assets or investments partially or entirely;

●	failing to realize the expected synergies of the transaction;

●	being exposed to unforeseen liabilities and contingencies that were not identified prior to acquiring the company; and

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Fully integrating an acquired technology, asset or business into our operations may take a significant amount of time. We may not be successful in overcoming these risks or any other problems encountered with acquisitions. To the extent we do not successfully avoid or overcome the risks or problems related to any such acquisitions, our results of operations and financial condition could be harmed. Acquisitions also could impact our financial position and capital requirements, or could cause fluctuations in our quarterly and annual results of operations. Acquisitions could include significant goodwill and intangible assets, which may result in future impairment charges that would reduce our stated earnings. We may incur significant costs in our efforts to engage in strategic transactions and these expenditures may not result in successful acquisitions.

To carry out our business plan, we may face the challenge that we are short of human capital resources.

In our business plan, we are planning to launch new products which require intensive investment of human capital resources. We currently only hire small group of people and rely on the outsources human capital that we are work with. The lack of human resources has potential to impact the development of our business plan and delay the launch of our new products.

Evolving government and industry regulation and changes in applicable laws relating to the Internet and data privacy may increase our expenditures related to compliance efforts or otherwise limit the solutions we can offer, which may harm our business and adversely affect our financial condition.

As internet commerce continues to evolve, federal, state or foreign agencies have adopted and could in the future adopt regulations covering issues such as user privacy and content. We are particularly sensitive to these risks because the Internet is a critical component of our business model. In addition, taxation of products or services provided over the Internet or other charges imposed by government agencies or by private organizations for accessing the internet may be imposed. Any regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services, which could harm our business.

We rely on the performance of our senior management and highly skilled personnel, and if we are unable to attract, retain and motivate well-qualified employees, our business and results of operations could be harmed.

We believe our success depends on the efforts and talents of senior management and key personnel. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. Qualified individuals are in high demand, and we may incur significant costs to attract them. In addition, the loss of any of our senior management or key personnel could interrupt our ability to execute our business plan, as such individuals may be difficult to replace. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business and results of operations could be harmed.

Our business is subject to the risks of earthquakes, fire, power outages, floods and other catastrophic events, and to interruption by manmade problems such as terrorism or global or regional economic, political and social conditions.

A significant natural disaster, such as an earthquake, fire or a flood, or a significant power outage could harm our business, results of operations and financial condition. Natural disasters could affect our hardware vendors. Further, if a natural disaster occurs in a region from which we derive a significant portion of our revenue, such as metropolitan areas in North America, consumers in that region may delay or forego purchases of our platform and solutions from service providers in the region, which may harm our results of operations for a particular period. In addition, terrorist acts or acts of war could cause disruptions in our business or the business of our hardware vendors, service providers, subscribers or the economy as a whole. More generally, these geopolitical, social and economic conditions could result in increased volatility in worldwide financial markets and economies that could harm our sales. Given our concentration of sales during the third and fourth quarters, any disruption in the business of our hardware vendors and service providers that impacts sales during the third or fourth quarter could have a greater impact on our annual results. All of the aforementioned risks may be augmented if the disaster recovery plans for us, our service providers and our suppliers prove to be inadequate. To the extent that any of the above results in delays or cancellations of orders, or delays in the manufacture, deployment or shipment of our platform and solutions, our business, financial condition and results of operations would be harmed.

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Downturns in general economic and market conditions and reductions in spending may reduce demand for our platform and solutions, which could harm our revenue, results of operations and cash flows.

Our revenue, results of operations and cash flows depend on the overall demand for our platform and solutions. Concerns about the systemic impact of a potential widespread recession, energy costs, geopolitical issues, the availability and cost of credit and the global housing and mortgage markets have contributed to increased market volatility, decreased consumer confidence and diminished growth expectations in the U.S. economy. The current unstable general economic and market conditions have been characterized by a dramatic decline in consumer discretionary spending and have disproportionately affected providers of solutions that represent discretionary purchases. While the decline in consumer spending has recently moderated, these economic conditions could still lead to continued declines in consumer spending over the foreseeable future, and may have resulted in a resetting of consumer spending habits that may make it unlikely that such spending will return to prior levels for the foreseeable future.

During weak economic times, the available pool of service providers may decline as the prospects for home building and home renovation projects diminish, which may have a corresponding impact on our growth prospects. In addition, there is an increased risk during these periods that none of our service providers will file for bankruptcy protection, which may harm our reputation, revenue, profitability and results of operations. Likewise, consumer bankruptcies can detrimentally affect the business stability of our service providers. Prolonged economic slowdowns and reductions in new home construction and renovation projects may result in diminished sales of our platform and solutions. Further worsening, broadening or protracted extension of the economic downturn could have a negative impact on our business, revenue, results of operations and cash flows.

Failure to comply with laws and regulations could harm our business.

We conduct our business in the United States. We are subject to regulation by various federal, state and local agencies, including, but not limited to, agencies responsible for monitoring and enforcing employment and labor laws, workplace safety, product safety, environmental laws, consumer protection laws, federal securities laws and tax laws and regulations.

We are subject to the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. Travel Act, and possibly other anti-bribery laws, including those that comply with the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and other international conventions. Anti-corruption laws are interpreted broadly and prohibit our company from authorizing, offering, or providing directly or indirectly improper payments or benefits to recipients in the public or private-sector. Certain laws could also prohibit us from soliciting or accepting bribes or kickbacks. Our company has direct government interactions and in several cases uses third-party representatives, including dealers, for regulatory compliance, sales and other purposes in a variety of countries. These factors increase our anti-corruption risk profile. We can be held liable for the corrupt activities of our employees, representatives, contractors, partners and agents, even if we did not explicitly authorize such activity. Although we have implemented policies and procedures designed to ensure compliance with anti-corruption laws, there can be no assurance that all of our employees, representatives, contractors, partners, and agents will comply with these laws and policies.

We are also subject to data privacy and security laws, anti-money laundering laws (such as the USA PATRIOT Act), and import/export laws and regulations in the United States and in other jurisdictions.

Our business operates in a regulated industry.

Our business, operations and service providers are subject to various U.S. federal, state and local consumer protection laws, licensing regulation and other laws and regulations. Our advertising and sales practices and that of our service provider network are subject to regulation by the U.S. Federal Trade Commission, or the FTC, in addition to state consumer protection laws. The FTC and the Federal Communications Commission have issued regulations that place restrictions on, among other things, unsolicited automated telephone calls to residential and wireless telephone subscribers by means of automatic telephone dialing systems and the use of prerecorded or artificial voice messages. If our service providers were to take actions in violation of these regulations, such as telemarketing to individuals on the “Do Not Call” registry, we could be subject to fines, penalties, private actions or enforcement actions by government regulators. Although we have taken steps to insulate ourselves from any such wrongful conduct by our service providers, and to require our service providers to comply with these laws and regulations, no assurance can be given that we will not be exposed to liability as result of our service providers’ conduct. Further, to the extent that any changes in law or regulation further restrict the lead generation activity of our service providers, these restrictions could result in a material reduction in subscriber acquisition opportunities, reducing the growth prospects of our business and adversely affecting our financial condition and future cash flows. In addition, most states in which we operate have licensing laws directed specifically toward the monitored security services industry. Our business relies heavily upon cellular telephone service to communicate signals. Cellular telephone companies are currently regulated by both federal and state governments. Changes in laws or regulations could require us to change the way we operate, which could increase costs or otherwise disrupt operations. In addition, failure to comply with any such applicable laws or regulations could result in substantial fines or revocation of our operating permits and licenses, including in geographic areas where our services have substantial penetration, which could adversely affect our business and financial condition. Further, if these laws and regulations were to change or if we fail to comply with such laws and regulations as they exist today or in the future, our business, financial condition and results of operations could be materially and adversely affected.

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If we fail to protect our intellectual property and proprietary rights adequately, our business could be harmed.

We believe that our proprietary technology is essential to establishing and maintaining our position in the market that we operate. We seek to protect our intellectual property through confidentiality, non-compete and nondisclosure agreements, domain names and other measures, some of which afford only limited protection. We also rely on patent, trademark, trade secret and copyright laws to protect our intellectual property. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our technology or to obtain and use information that we regard as proprietary. Our means of protecting our proprietary rights may not be adequate or our competitors may independently develop similar or superior technology, or design around our intellectual property. In addition, the laws of some foreign countries do not protect our proprietary rights to as great an extent as the laws of the United States. Intellectual property protections may also be unavailable, limited or difficult to enforce in some countries, which could make it easier for competitors to capture market share. Our failure or inability to adequately protect our intellectual property and proprietary rights could harm our business, financial condition and results of operations.

Risks related to Foreign Operations of AMC and Surviving PubCo

Because suppliers of AMC’s products and certain operations of AMC are in China, AMC’s business is partially subject to the evolving and complex laws and regulations in China, which are different in material aspects from the laws of the United States.

AMC’s business is subject to the PRC legal and operational environment, which may change and continue to evolve. The uncertainties with respect to the PRC legal system and with respect to the interpretation and enforcement of PRC laws and regulations could have a material adverse effect on AMC.

As part of AMC’s operations are in China, AMC’s business is subject to the evolving and complex laws and regulations in China, which may change quickly with little advance notice. The PRC government may exercise certain oversight over AMC’s operations, which could result in an impactful change in its operations value.

The PRC legal system is based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but do not have binding authority. As PRC legal system is evolving rapidly, the interpretations of many laws, regulations and rules may contain inconsistencies and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to AMC. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all. As a result, AMC may not be aware of its violation of such policies and rules until sometime after the violation. AMC cannot predict the effect of future developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties, including any inability to enforce AMC’s contracts, together with any development or interpretation of PRC law that is adverse to AMC, could materially and adversely affect AMC’s business and operations and limit the legal protections available and other foreign investors, including you.

In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past five decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in China. However, many of these laws, regulations and legal requirements are relatively new and still evolving and uncertainties remain as to the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing AMC’s business and the enforcement and performance of AMC’s business arrangements in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and AMC’s business may be affected if it relies on laws and regulations which are subsequently adopted or interpreted in a manner different from its current understanding of these laws and regulations. AMC cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on its business. Although AMC has taken measures to comply with the laws and regulations applicable to its business operations and to avoid conducting any non-compliant activities under these laws and regulations, the PRC governmental authorities may promulgate new laws and regulations that may affect AMC’s operations. AMC cannot rule out the possibility that there might be future developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. Failure to comply with such evolving laws and regulations may subject AMC to material sanctions or penalties imposed by the governmental authorities.

The PRC government may exercise certain oversight over the conduct of AMC’s business, and may influence AMC’s operations, which could result in changes in AMC’s operations. Changes in China’s economic or social conditions or government policies could have a material adverse effect on AMC, and the surviving combined business after the combination, and their business, results of operations, financial condition, and the value of AMC securities.

AMC conducts its operation in and some of its assets are located in PRC and the PRC government may influence and exert control over AMCs operations which could result in a material change in its operations and/or the value of AMC’s securities following the Business Combination. In addition, AMC’s and following the consummation of the Business Combination, results of operations and financial condition may be influenced to a significant degree by the economic and social conditions in the PRC.

The PRC government may be authorized by the laws and regulations to exercise significant control and take regulatory actions over the conduct of AMC’s business, and the regulations to which we are subject may change rapidly and with little advance notice. Like many other jurisdictions, new laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	Delay or impede AMC’s development,

●	Result in negative publicity or increase AMC’s product cost and operating costs,

●	Require significant management time and attention, and

●	Subject AMC to remedies, administrative penalties and even criminal liabilities that may adversely affect AMC’s Business.

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The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which AMC conducts its business and could require AMC to change certain aspects of its business to ensure compliance, which could reduce revenues, increase costs, require AMC to obtain additional licenses, permits, approvals or certificates, or subject AMC to additional liabilities. To the extent any new or more stringent measures are required to be implemented, AMC’s business, financial condition and results of operations could be adversely affected.

AMC may experience delays and/or failures in obtaining and renewing relevant PRC governmental approvals, licenses, permits or others required for its operation conducted in PRC.

AMC is required to obtain various approvals, permits, licenses and certificates throughout its operations running in PRC, including, for example, planning permits, certificates for passing environmental assessments, certificates for passing fire control assessments. Generally, such approvals, licenses, permits, certificates or inspections are only issued, renewed or completed after certain conditions have been satisfied. AMC cannot assure that it will not encounter obstacles that delay it in obtaining or completing, or result in its failure to obtain or complete, the required approvals or inspections. In the event that AMC encounters significant delays in obtaining or renewing the necessary government approvals or fail to timely complete the inspection, AMC will not be able to continue its normal operation and its business, financial condition and results of operations may be adversely affected.

The enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may adversely affect AMC’s operations.

The Standing Committee of the National People’s Congress enacted the Labor Contract Law in 2008, and amended it on December 28, 2012. The Labor Contract Law introduced specific provisions related to fixed-term employment contracts, part-time employment, probationary periods, consultation with labor unions and employee assemblies, employment without a written contract, dismissal of employees, severance, and collective bargaining to enhance previous PRC labor laws. In the event that AMC decides to terminate the labor relationships with some of its employees or otherwise change its employment or labor practices, the Labor Contract Law and its implementation rules may limit its ability to effect those changes in a desirable or cost-effective manner, which could adversely affect its business and results of operations.

Additional Regulations under PRC Law Relating to Data Security and Confidentiality and Archives Management may subject us to additional compliance requirements in the future.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council of the PRC (the “State Council”) jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. The Opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection.

On February 24, 2023, the CSRC and several other administrations jointly released the revised Provisions on Strengthening Confidentiality and Archiving Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Archives Rules, which came into effect on March 31, 2023. The Archives Rules apply to both overseas direct offerings and overseas indirect offerings. The Archives Rules provides that, among other things, (i) in relation to the overseas listing activities of PRC domestic enterprises, the PRC domestic enterprises are required to strictly comply with the relevant requirements on confidentiality and archives management, establish a sound confidentiality and archives system, and take necessary measures to discharge their confidentiality and archives management responsibilities; (ii) if a PRC domestic enterprise is required to publicly disclose or provide to any securities companies or other securities service providers or overseas regulators or individuals, any materials that contain state secrets or government work secrets (where there is ambiguity or dispute on whether it is state secret or government work secret, a request shall be submitted to the competent government authority for determination), during the course of its overseas offering or listing, the PRC domestic enterprise shall apply for approval from competent authorities and file with the secrecy administrative department at the same level; and (iii) working papers produced in China by securities companies and other securities service institutions, who provide such PRC domestic enterprises with securities services during their overseas issuance and listing, should be stored in the PRC, and the transmission of any such working papers to recipients outside China must be approved following the applicable PRC regulations.

Any failure or perceived failure by PRC domestic companies to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

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Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business.

On December 28, 2021, the Cyberspace Administration of China, or the CAC and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the Revised Review Measures, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the CAC in connection with the issuance of the Revised Review Measures, an official of the CAC indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. After the receipt of all required application materials, the authorities must determine, within ten business days thereafter, whether a cybersecurity review will be initiated, and issue a written notice to the relevant applicant of its determination. If a review is initiated and the authorities conclude after such review that the listing will affect national security, the listing of the relevant applicant will be prohibited. Given the recency of the issuance of the Revised Review Measures, there is a general lack of guidance and substantial uncertainties exist with respect to its interpretation and implementation.

On December 28, 2021, 13 governmental departments of the PRC, including the CAC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that, in addition to critical information infrastructure operators (the “CIIOs”) that intend to purchase Internet products and services, net platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries.

Additionally, the PRC Cybersecurity Law requires companies to implement certain organizational, technical and administrative measures and other necessary measures to ensure the security of their networks and data stored on their networks. Specifically, the Cybersecurity Law provides that China adopts a multi-level protection scheme (“MLPS”), under which network operators are required to perform obligations of security protection to ensure that the network is free from interference, disruption or unauthorized access, and prevent network data from being disclosed, stolen or tampered. Under the MLPS, entities operating information systems must have a thorough assessment of the risks and the conditions of their information and network systems to determine the level to which the entity’s information and network systems belong-from the lowest Level 1 to the highest Level 5 pursuant to a series of national standards on the grading and implementation of the classified protection of cybersecurity. The grading result will determine the set of security protection obligations that entities must comply with. Entities classified as Level 2 or above should report the grade to the relevant government authority for examination and approval.

On November 14, 2021, the CAC released the Regulations on Network Data Security Management (draft for public comments), which provide that if a data processor that processes personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Pending the finalization, adoption, enforcement and interpretation of these new measures and regulations, we cannot rule out the possibility that the measures and regulations may be enacted, interpreted or implemented in ways that will negatively affect us.

The PRC Data Security Law, which was promulgated by the Standing Committee of the National People’s Congress, or the SCNPC, on June 10, 2021 and took effect on September 1, 2021, imposes data security and privacy obligations on entities and individuals carrying out data activities. Further, the PRC Data Security Law introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information. On July 30, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, or the Regulations, which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the PRC, or the Personal Information Protection Law, which took effect on November 1, 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the Personal Information Protection Law provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court.

As of the date of this proxy statement/prospectus, AMC has not received any notice from any authorities identifying it as a critical information infrastructure operator or requiring it to go through cybersecurity review or network data security review by the CAC. AMC’s operations and listing are not expected to be affected by, or subject to, cybersecurity review by the CAC under the Cybersecurity Review Measures, given that it is not (i) a network platform operator engaging in data processing activities that affect or may affect national security; (ii) a critical information infrastructure operator purchasing cyber products or services that affect or may affect national security; or (iii) a network platform operator with personal information data of more than one million users. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect, AMC expects to take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on it. AMC cannot guarantee, however, that it will not be subject to cybersecurity review and network data security review in the future. During such reviews, AMC may be required to suspend its operations or experience other disruptions to operations. Cybersecurity review and network data security review could also result in negative publicity with respect to AMC and diversion of its managerial and financial resources, which could materially and adversely affect its business, financial conditions, and results of operations.

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AMC may be involved in legal or other proceedings arising out of their operations from time to time and may face reputational risks and significant liabilities as a result.

AMC may be involved from time to time in disputes with various parties involved in its business operations, including but not limited to its suppliers, employees, logistics service providers, insurers and banks. These disputes may lead to legal or other proceedings, including threatened proceedings, which may result in damages to its reputation, substantial costs and diversion of AMC’s resources and management’s attention.

In addition, AMC may encounter additional compliance issues in the course of operations, which may subject AMC to administrative proceedings and unfavorable results, and result in liabilities and delays relating to its production or product launch schedules. AMC cannot assure you as to the outcome of such legal proceedings, and any negative outcome may materially and adversely affect its business, financial condition and results of operations.

General risks applicable to Surviving PubCo post-business combination

On or prior to the Closing Date, the trading price per share value of Surviving PubCo Common Stock may be less than the per share value of the Trust Account.  In addition, the net cash per share of Surviving PubCo (after taking into account the founder shares) is materially less than the $[●] in trust per share available to redeeming public shareholders.

Although the parties to the Business Combination agreed the consideration to be provided to AMC shareholders was valued at a price equal to the per share amount in the Trust Account at the time of the execution of the Business Combination Agreement, the cash backed value per share of Surviving PubCo Common Stock following the Business Combination may be substantially less than such per share price. Accordingly, Public Shareholders who do not exercise Redemption Rights will hold shares of Surviving PubCo Common Stock that will have a value ascribed to them by their trading price, which may be substantially less than the amount they would have received upon exercise of Redemption Rights. In particular, the shares of most companies that are the result of a recently completed business combinations between a SPAC and an operating company have traded at prices substantially below $10.00 per share. As such, Public Shareholders who do not exercise redemptions right may hold securities that never obtain a value equal to or exceeding the current per share value of the Trust Account.  Furthermore, the net cash per share of Surviving PubCo (after taking into account the founder shares) is materially less than the $[●] in trust per share available to redeeming public shareholders.

You should be aware that uncertainties are inherent in prospective financial projections of any kind, and such uncertainties increase with the passage of time. None of SPAC or AMC or any of their respective affiliates, advisors, officers, directors, or representatives has made or makes any representation or can give any assurance to any SPAC shareholders, or any other person, regarding the ultimate performance of AMC compared to the information set forth under “The Business Combination Proposal — Unaudited Prospective Financial Information of AMC” or that any such results will be achieved.

The inclusion of AMC’s projections relating to its business in this proxy statement/prospectus should not be regarded as an indication that SPAC, AMC or their respective advisors or other representatives considered or consider the projections to be necessarily predictive of actual future performance or events, and the projections set forth under “The Business Combination Proposal — Unaudited Prospective Financial Information of AMC” should not be relied upon as such.

The projections that were prepared by management of AMC speak as of the date that such projections were made. Neither the independent registered public accounting firm of SPAC or AMC, nor any other independent accountants has audited, reviewed, compiled, examined or performed any procedures with respect to the accompanying unaudited prospective financial information for the purpose of its inclusion herein, and accordingly, neither the independent registered public accounting firm of SPAC or AMC, nor any other independent accountant expresses an opinion or provides any form of assurance with respect thereto for the purpose of this proxy statement/prospectus. Due to inherent uncertainties in financial projections of any kind, shareholders are cautioned not to place undue reliance, if any, on the projections. Accordingly, AMC’s actual results for future forecasted periods may continue to be materially different than its projections and shareholders are strongly cautioned not to place undue reliance, if any, on the projections, and not to rely on these projections in making any decision regarding the Business Combination.

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Geopolitical conditions, including trade disputes and direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results.

Since we operate on a global basis, our operations could be disrupted by geopolitical conditions, trade disputes, international boycotts and sanctions, political and social instability, acts of war, terrorist activity or other similar events. From time to time, we could have a large investment in a particular asset type, a large revenue stream associated with a particular customer or industry, or a large number of customers located in a particular geographic region. A discrete event impacting a specific asset type, customer, industry, or region in which we have a concentrated exposure could negatively impact our results of operations.

For example, in February 2022 Russia initiated military action against Ukraine. In response, the U.S. and certain other countries imposed sanctions and export controls against Russia, Belarus and certain individuals and entities connected to Russian or Belarusian political, business, and financial organizations, and the U.S. and certain other countries could impose further sanctions, trade restrictions, and other retaliatory actions should the conflict continue or worsen. It is not possible to predict the broader consequences of the conflict, including related geopolitical tensions, the movement of refugees, and the measures and retaliatory actions taken by the U.S. and other countries in respect thereof as well as any counter measures or retaliatory actions by Russia or Belarus in response, including, for example, potential cyberattacks or the disruption of energy exports, is likely to cause regional instability, geopolitical shifts, and could materially adversely affect global trade, currency exchange rates, regional economies and the global economy. In addition, in October 2023, the war between Israel and Hamas began, which has resulted in significant military activities in the region and may further escalate regional instability. The situations remain uncertain, and while it is difficult to predict the full impact of any of the foregoing, the conflicts and actions taken in response to the conflicts could increase our costs, disrupt our supply chain, reduce our sales and earnings, impair our ability to raise additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition, and results of operations.

Anti-takeover provisions in our organizational documents could make an acquisition of Surviving PubCo more difficult.

Our organizational documents contain provisions that may delay or prevent a change of control, discourage bids at a premium over the market price of Surviving PubCo Common Stock, adversely affect the market price of Surviving PubCo Common Stock, and adversely affect the voting and other rights of our Stockholders. These provisions include: (i) advance notice procedures for seeking to bring business before each annual meetings of stockholders or for nominating candidates for director, (ii) permitting the board to issue additional shares of common stock and to issue shares of preferred stock without the approval of stockholders, with such rights, preferences and privileges as they may designate; (iii) dividing the board into classes; (iv) prohibiting actions by written consent of stockholders in lieu of a meeting; and (v) prohibiting stockholders from calling a special meeting. In addition, the board may adopt a stockholder rights plan upon such terms and conditions as it deems expedient in the interests of Surviving PubCo.

The rights of holders of Surviving PubCo Common Stock may be impaired by the possible future issuance of preferred stock.

The board has the right, without approval of the holders of Surviving PubCo Common Stock, to issue preferred stock with voting, dividend, conversion, liquidation and other rights which could adversely affect the voting power and equity interest of the holders of Surviving PubCo Common Stock, which could be issued with the right to more than one vote per share, and could be utilized as a method of discouraging, delaying or preventing a change-of-control. The possible negative impact on takeover attempts could adversely affect the price of Surviving PubCo Common Stock. Although there is no present intention to issue any additional preferred stock, Surviving PubCo may issue preferred stock in the future without further approval of the holders of the Surviving PubCo Common Stock.

We will be a controlled company under Nasdaq rules.

Upon consummation of the Business Combination, entities controlled by Sean Da will own approximately [●]% of Surviving PubCo’s issued common stock assuming no shares of Public Stock are redeemed and approximately [●]% of Surviving PubCo’s issued common stock assuming all shares of Public Stock are redeemed. Accordingly, for the foreseeable future, Mr. Da will control Surviving PubCo’s and its corporate affairs. So long as Mr. Da continues to control more than 50% of the voting control of Surviving PubCo’s Common Stock, he will be able to direct the election of all the members of the board. In addition, as long as Mr. Da continues to control more than 50% of the Surviving PubCo Common Stock, he will have the ability to take stockholder action without the approval of any other stockholder. Similarly, he will have the ability to prevent the approval of any action submitted to the stockholders. If Mr. Da does not provide any requisite approval or consent allowing Surviving PubCo to take any such action when requested, it will not be able to engage in the related activities and, as a result, its business and its operating results may be harmed.

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Due to the ownership by Mr. Da of the Surviving PubCo Common Stock, Surviving PubCo will be considered a “controlled company” under the Nasdaq rules. This will allow Surviving PubCo to avoid complying with certain of the Nasdaq corporate governance rules, including the rules that require the company to have a board comprised of at least 50% independent directors, to have board nominations either selected, or recommended for the board’s selection, by either a nominating committee comprised solely of independent directors or by a majority of the independent directors and to have officer compensation determined, or recommended to the board for determination, either by a compensation committee comprised solely of independent directors or by a majority of the independent directors.

Surviving PubCo is an emerging growth company within the meaning of the Securities Act, and if Surviving PubCo takes advantage of certain exemptions from disclosure requirements available to “emerging growth companies”, this could make Surviving PubCo’s securities less attractive to investors and may make it more difficult to compare Surviving PubCo’s performance with other public companies.

Surviving PubCo is an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. For as long as Surviving PubCo continues to be an emerging growth company, Surviving PubCo may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. Surviving PubCo could be an emerging growth company for up to five years, although Surviving PubCo could lose that status sooner if its revenues exceed $1.235 billion, if Surviving PubCo issues more than $1 billion in non-convertible debt in a three-year period, or if it becomes a large accelerated filer, as defined under the Exchange Act. We cannot predict if investors will find Surviving PubCo securities less attractive because the company relies on these exemptions. If some investors find Surviving PubCo securities less attractive as a result, there may be a less active trading market for Surviving PubCO securities, and the price of Surviving PubCo securities may be more volatile.

It is not expected that Surviving PubCo will pay dividends in the foreseeable future after the Business Combination.

It is expected that Surviving PubCo will retain most, if not all, of its available funds and any future earnings after the Business Combination to fund the development and growth of its business. As a result, it is not expected that Surviving PubCo will pay any cash dividends in the foreseeable future.

Following completion of the Business Combination, the Surviving PubCo Board will have complete discretion as to whether to distribute dividends. Even if the Surviving PubCo Board decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received by Surviving PubCo’s subsidiaries, Surviving PubCo’s financial condition, contractual restrictions and other factors deemed relevant by the Surviving PubCo Board. There is no guarantee that the Surviving PubCo Common Stock will appreciate in value after the Business Combination or that the trading price of the Surviving PubCo Common Stock will not decline.

AMC’s management team has limited experience managing a public company.

Most of the members of AMC’s management team have limited or no experience in managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws and regulations pertaining to public companies. AMC’s management team may not successfully or efficiently manage AMC’s transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from Surviving PubCo’s senior management and may divert their attention away from the day-to-day management of its business, which could adversely affect Surviving PubCo’s business, financial condition, and operating results.

An active trading market for Surviving PubCo Common Stock may not be sustained.

Surviving PubCo Common Stock are expected to be listed on Nasdaq and to trade on that market and others. Surviving PubCo cannot assure you that an active trading market for its common stock will be sustained. Accordingly, Surviving PubCo cannot assure you of the liquidity of any trading market, your ability to sell your shares of its common stock when desired or the prices that you may obtain for your shares.

Surviving PubCo’s securities may not be listed on a national securities exchange after the Business Combination, which could limit investors’ ability to make transactions in Surviving PubCo’s securities and subject Surviving PubCo to additional trading restrictions.

Surviving PubCo has applied to have its Common Stock listed on Nasdaq after consummation of the Business Combination. Surviving PubCo will be required to meet the initial listing requirements of Nasdaq to be listed. AMC may not be able to meet those initial listing requirements (and the related closing condition, which requires the AMC Common Stock to be issued in the Business Combination be approved for listing on Nasdaq, may be waived by the parties). Even if Surviving PubCo’s securities are so listed, Surviving PubCo may be unable to maintain the listing of its securities in the future.

If Surviving PubCo fails to meet the initial listing requirements and Nasdaq does not list its securities (and the related closing condition is waived by the parties), or if its securities are subsequently delisted, Surviving PubCo could face significant material adverse consequences, including:

●	a limited availability of market quotations for its securities;

●	a limited amount of news and analyst coverage for AMC; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

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EXTRAORDINARY GENERAL MEETING OF SPAC SHAREHOLDERS

Date, Time and Place of Extraordinary General Meeting

SPAC’s Extraordinary General Meeting is to be held at [●] a.m., Eastern Time, on [●], 2024 at the offices of Winston & Strawn, LLP located at 800 Capital Street, Suite 2400, Houston, TX 77002 and in a virtual meeting format at [●], or at such other time, on such other date and at such other place to which the meeting may be adjourned. This proxy statement/prospectus includes instructions on how to access the virtual Meeting and how to listen, vote, and submit questions from home or any remote location with internet connectivity.

Virtual Meeting Registration

To register for the virtual meeting, please follow these instructions as applicable to the nature of your ownership of your SPAC Ordinary Shares.

If your shares are registered in your name with Continental, and you wish to attend the online-only virtual meeting, go to enter the control number you received on your proxy card and click on the “Click here” to preregister for the online meeting link at the top of the page. Just prior to the start of the Extraordinary General Meeting you will need to log back into the Extraordinary General Meeting site using your control number. Pre-registration is recommended but is not required in order to participate in the virtual meeting.

Beneficial shareholders who wish to participate in the online-only virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and email a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial shareholders who email a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only meeting. After contacting Continental a beneficial holder will receive an email prior to the Extraordinary General Meeting with a link and instructions for entering the virtual meeting. Beneficial shareholders should contact Continental at least five Business Days prior to the date of the Extraordinary General Meeting.

Accessing the Virtual Meeting Audio Cast

You will need your control number for access. If you do not have your control number, contact Continental at the phone number or email address below. Beneficial investors who hold shares through a bank, broker or other intermediary, will need to contact them and obtain a legal proxy. Once you have your legal proxy, contact Continental to have a control number generated. Continental contact information is as follows: [●] or email proxy@continentalstock.com.

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Purpose of the Extraordinary General Meeting

At the Extraordinary General Meeting, SPAC is asking holders of its ordinary shares:

●	to consider and vote upon a proposal to adopt and approve the Business Combination. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A;

●	to consider and vote upon the Domestication Proposal. The forms of the Surviving PubCo Certificate of Incorporation and proposed Surviving PubCo Bylaws to become effective upon the Domestication are attached to this proxy statement/prospectus as Annex B and Annex C, respectively;

●	to consider and vote upon the approval of the Nasdaq Proposal;

●	to consider and vote upon the Governing Documents Proposal, to approve certain other changes to be made in connection with the adoption of Surviving PubCo Organizational Documents. A copy of the Surviving PubCo Certificate of Incorporation and proposed Surviving PubCo Bylaws is attached to this proxy statement/prospectus as Annex B and C, respectively;

●	to consider and vote upon the Equity Incentive Plan Proposal. A copy of the Equity Incentive Plan is attached to this proxy statement/prospectus as Annex D; and

●	to consider and vote upon the Adjournment Proposal, to approve the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Extraordinary General Meeting.

Recommendation of the SPAC Board with Respect to the Proposals

The SPAC Board has approved each of the Proposals and recommends that the SPAC Shareholders:

●	Vote “FOR” the Business Combination Proposal;

●	Vote “FOR” the Domestication Proposal;

●	Vote “FOR” the Nasdaq Proposal

●	Vote “FOR” the Governing Documents Proposal;

●	Vote “FOR” the Equity Incentive Plan Proposal; and

●	Vote “FOR” the Adjournment Proposal, if presented.

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Record Date; Outstanding Shares; Shareholders Entitled to Vote

SPAC has fixed the close of business on [●], 2024, as the Record Date for determining the SPAC shareholders entitled to notice of and to attend and vote at the Extraordinary General Meeting. As of the close of business on such date, there were [●] SPAC Ordinary Shares outstanding and entitled to vote. The SPAC Ordinary Shares vote as a single class, and each share is entitled to one vote per share at the Extraordinary General Meeting.

Quorum and Vote Required for Approval

A quorum of SPAC Shareholders is necessary to hold the Extraordinary General Meeting. The presence of holders of a majority of the SPAC Ordinary Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative will constitute a quorum for the Extraordinary General Meeting.

Each of the Business Combination Proposal, the Domestication Proposal, the Nasdaq Proposal, Governing Documents Proposal and the Equity Incentive Plan Proposal is interdependent upon the others and must be approved in order for SPAC to complete the Business Combination contemplated by the Business Combination Agreement. If any of the Business Combination Proposal, the Domestication Proposal, the Nasdaq Proposal, Governing Documents Proposal and the Equity Incentive Plan Proposal fails to receive the required approval by the shareholders of SPAC at the Extraordinary General Meeting, the Business Combination will not be completed. The Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal, and the Adjournment Proposal will require an ordinary resolution as a matter of Cayman Islands law, being the affirmative vote of the members representing at least a simple majority of the votes cast by holders of SPAC Ordinary Shares present and voting in person or by proxy at the Extraordinary General Meeting. The Domestication Proposal and the Governing Documents Proposal will require a special resolution as a matter of Cayman Islands law, being the affirmative vote of the members representing at least two-thirds of the votes cast by holders of SPAC Ordinary Shares present and voting in person or by proxy at the Extraordinary General Meeting.

Voting Your Shares

If you are a record owner of your shares, there are three ways to vote your SPAC Ordinary Shares at the Extraordinary General Meeting:

You Can Vote By Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the SPAC Board “FOR” the Business Combination Proposal, the Domestication Proposal, the Nasdaq Proposal, Governing Documents Proposal and the Equity Incentive Plan Proposal, and the Adjournment Proposal (if presented) at the Extraordinary General Meeting. Votes received after a matter has been voted upon at the Extraordinary General Meeting will not be counted.

You Can Virtually Attend the Extraordinary General Meeting and Participate Virtually. You can participate in the virtual meeting and vote during the Extraordinary General Meeting even if you have previously voted by submitting a proxy as described above.

You Can Personally Attend the Extraordinary General Meeting and Participate. You can attend the Extraordinary General Meeting in person and vote during the meeting even if you have previously voted by submitting a proxy as described above.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the Extraordinary General Meeting and vote your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way SPAC can be sure that the broker, bank or nominee has not already voted your shares.

Abstentions and Broker Non-Votes

Abstentions, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting. Accordingly, abstentions will have no effect on the outcome for any of the proposals. All proposals presented at the Extraordinary General Meeting are “non-routine” matters and, therefore, there will be no “broker non-votes.”

Revoking Your Proxy; Changing Your Vote

If you are a record owner of your shares and you give a proxy, you may change or revoke it at any time before it is exercised by doing any one of the following:

●	you may send another proxy card with a later date;

●	you may notify SPAC’s secretary in writing before the Extraordinary General Meeting that you have revoked your proxy; or

●	you may attend the Extraordinary General Meeting, revoke your proxy and vote in person as described above.

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If your shares are held in “street name” or are in a margin or similar account, you should contact your broker for information on how to change or revoke your voting instructions.

Redemption Rights

Pursuant to the SPAC Memorandum and Articles of Association, a SPAC Public Shareholder may request of SPAC that it redeem all or a portion of its SPAC Public Shares for cash if the Business Combination is consummated. As a holder of SPAC Public Shares, you will be entitled to receive cash for any SPAC Public Shares to be redeemed only if you:

(i)	hold SPAC Public Shares separately from other securities (if you hold SPAC Public Shares through SPAC Units, you must elect to separate your SPAC Units into the underlying SPAC Public Shares and SPAC Public Rights prior to exercising your Redemption Rights with respect to the SPAC Public Shares);

(ii)	submit a written request to the Transfer Agent, in which you (a) request that the SPAC redeem all or a portion of your SPAC Public Shares for cash, and (b) identify yourself as the beneficial holder of the SPAC Public Shares and provide your legal name, phone number and address; and

(iii)	deliver your SPAC Public Shares to the Transfer Agent, physically or electronically through DTC.

SPAC Public Shareholders may seek to have their SPAC Public Shares redeemed by SPAC, regardless of whether they vote for or against the Business Combination Proposal or any other Proposals (or do not vote at all) and whether or not they held SPAC Public Shares as of the Record Date. In order for a SPAC Public Shareholder to request redemption of such holder’s SPAC Ordinary Shares, such request must be made on or before [●], 2024 (two Business Days before the Extraordinary General Meeting). Any SPAC Public Shareholder who exercises Redemption Rights will have his or her SPAC Public Shares redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid. For illustrative purposes, based on funds in the Trust Account of approximately $[●] million on [●], 2024 , and including anticipated additional interest through the closing of the Business Combination (assuming interest accrues at recent rates and no additional tax payments are made out of the Trust Account), the estimated per share redemption price is expected to be approximately $[●]. A SPAC Public Shareholder that has properly tendered his or her SPAC Public Shares for Redemption will be entitled to receive his or her pro rata portion of the aggregate amount then on deposit in the Trust Account in cash for such SPAC Public Shares only if the Business Combination is completed. If the Business Combination is not completed, the Redemptions will be cancelled and the tendered SPAC Public Shares will be returned to the relevant SPAC Public Shareholders as appropriate.

SPAC Public Shareholders who seek to redeem their SPAC Public Shares must demand Redemption no later than, [●] Eastern Time, on [●], 2024 (two Business Days before the Extraordinary General Meeting) by (i) submitting a written request to the Transfer Agent that SPAC redeem such SPAC Public Shareholder’s SPAC Public Shares for cash, (ii) affirmatively certifying in such request to the Transfer Agent for Redemption if such SPAC Public Shareholder is acting in concert or as a “group” (as described in Section 13(d)(3) of the Exchange Act) with any other shareholder with respect to SPAC Public Shares and (iii) tendering their ordinary shares, either physically or by delivering them electronically using DTC’s DWAC System, at the SPAC Public Shareholder’s option, to the Transfer Agent prior to the Extraordinary General Meeting. If a SPAC Public Shareholder holds the SPAC Public Shares in street name, such SPAC Public Shareholder will have to coordinate with his or her broker to have such SPAC Public Shares certificated or delivered electronically. Certificates that have not been tendered to the Transfer Agent (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge the tendering broker a nominal fee and it would be up to the broker whether or not to pass this cost on to the redeeming SPAC Public Shareholder. In the event the Business Combination is not completed, this may result in an additional cost to the SPAC Public Shareholders for the return of their shares.

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Any request for Redemption, once made by a SPAC Public Shareholder of SPAC Public Shares, may not be withdrawn once submitted to SPAC unless the SPAC Board determines (in their sole discretion) to permit the withdrawal of such redemption request (which they may do in whole or in part). Furthermore, if a SPAC Public Shareholder demands Redemption of such SPAC Public Shares and subsequently decides prior to the applicable date not to elect to exercise Redemption Rights, he or she may simply request that the Transfer Agent return the shares (physically or electronically).

Any corrected or changed written demand of Redemption Rights must be received by SPAC’s secretary two Business Days prior to the vote taken on the Business Combination Proposal at the Extraordinary General Meeting. No demand for Redemption will be honored unless the SPAC Public Shareholder’s share certificates (if any) and other redemption forms have been delivered (either physically or electronically) to the Transfer Agent at least two Business Days prior to the vote at the Extraordinary General Meeting.

SPAC Public Shareholders seeking to exercise their Redemption Rights and opting to deliver share certificates (if any) and other redemption forms should allow sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is SPAC’s understanding that SPAC Public Shareholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, SPAC does not have any control over this process and it may take longer than two weeks. SPAC Public Shareholders who hold their SPAC Public Shares in street name will have to coordinate with their banks, brokers or other nominees to have the shares certificated or delivered electronically. There is a cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a nominal fee to the tendering broker and it would be up to the broker whether or not to pass this cost on to the redeeming SPAC Public Shareholder. In the event the Business Combination is not completed, this may result in an additional cost to SPAC Public Shareholders for the return of their SPAC Public Shares.

A SPAC Public Shareholder will be entitled to receive cash for these shares only if the shareholder properly demands Redemption as described above and the Business Combination is completed. If a SPAC Public Shareholder properly seeks Redemption and the Business Combination is completed, SPAC will redeem these shares for cash and the holder will no longer own these shares following the Business Combination. If the Business Combination is not completed for any reason, then the SPAC Public Shareholders who exercised their Redemption Rights will not be entitled to receive cash for their shares. In such case, SPAC will promptly return any shares delivered by the SPAC Public Shareholders.

Notwithstanding the foregoing, a SPAC Public Shareholder, together with any affiliate of his, her, its or any other person with whom he, she or it is acting in concert or as a “group” (as described in Section 13(d)(3) of the Exchange Act) will be restricted from seeking Redemption Rights with respect to 15% or more of SPAC Public Shares. Accordingly, any shares held by a SPAC Public Shareholder or “group” in excess of such 15% cap will not be redeemed by SPAC.

Pursuant to the Letter Agreement, the Sponsor Related Parties have waived all of their Redemption Rights and will not have Redemption Rights with respect to any SPAC Ordinary Shares owned by them, directly or indirectly other than the shares acquired in the IPO.

Holders of the SPAC Rights will not have redemption rights with respect to the rights.

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The closing price of SPAC Ordinary Shares on [●], 2024 was $[●]. The cash held in the Trust Account as of [●], 2024 was approximately $[●] per SPAC Public Share. Prior to exercising Redemption Rights, shareholders should verify the market price of the SPAC Public Shares as they may receive higher proceeds from the sale of their shares in the public market than from exercising their Redemption Rights if the market price per share is higher than the Redemption price. SPAC cannot assure its shareholders that they will be able to sell their SPAC Ordinary Shares in the open market, even if the market price per share is higher than the Redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares. A SPAC Public Shareholder who properly exercises its Redemption Rights pursuant to the procedures set forth herein will be entitled to receive a pro rata portion of the aggregate amount then on deposit in the Trust Account, less any amounts necessary to pay SPAC’s taxes.

Appraisal Rights

SPAC Shareholders do not have appraisal rights under Cayman Islands law or otherwise in connection with the Business Combination Proposal or the other Proposals.

Proxy Solicitation

SPAC is soliciting proxies on behalf of the SPAC Board. This solicitation is being made by mail but also may be made by telephone or in person. SPAC and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. SPAC will bear all of the costs of the solicitation, which SPAC estimates will be approximately $[●] in the aggregate. SPAC has engaged [●] as proxy solicitor to assist in the solicitation of proxies.

SPAC will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. SPAC will reimburse them for their reasonable expenses.

If a shareholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the Extraordinary General Meeting. A shareholder may also change its vote by submitting a later-dated proxy as described in the section entitled “Extraordinary General Meeting of SPAC Shareholders – Revoking Your Proxy; Changing Your Vote.”

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Householding

The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits SPAC, with your permission, to send a single notice of meeting and, to the extent requested, a single copy of this proxy statement/prospectus to any household at which two or more SPAC Shareholders reside if they appear to be members of the same family. This rule is called “householding,” and its purpose is to help reduce printing and mailing costs of proxy materials.

A number of brokerage firms have instituted householding for shares held in “street name.” If you and members of your household have multiple accounts holding ordinary shares of SPAC, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this proxy statement/prospectus or wish to revoke your decision to household. These options are available to you at any time.

Who Can Answer Your Questions About Voting Your Shares?

If you are a holder of SPAC Ordinary Shares and have any questions about how to vote or direct a vote in respect of your securities, you may call [●], our proxy solicitor, by calling [●], or banks and brokers can call collect at [●], or by emailing [●].

PROPOSAL NO. 1 - THE BUSINESS COMBINATION PROPOSAL

The following is a discussion of the proposed Business Combination and the Business Combination Agreement. This is a summary only and may not contain all of the information that is important to you. This summary is subject to, and qualified in its entirety by reference to, the Business Combination Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A. SPAC Shareholders are urged to read this entire proxy statement/prospectus carefully, including the Business Combination Agreement, for a more complete understanding of the Business Combination.

Overview

SPAC is asking its shareholders to adopt and approve the Business Combination Agreement, certain related agreements and the transactions contemplated thereby (including the Business Combination). SPAC Shareholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus, and the transactions contemplated thereby. Please see “- The Business Combination Agreement” below for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal.

We may complete the Business Combination only if it is approved by the affirmative vote of the members representing at least a simple majority of the votes cast by holders of SPAC Ordinary Shares present and voting in person or by proxy at the Extraordinary General Meeting. If any of the Business Combination Proposal, the Domestication Proposal, the Governing Documents Proposal, the Nasdaq Proposal or the Equity Incentive Plan Proposal fails to receive the Required SPAC Shareholder Approval, the Business Combination will not be completed.

Overview of Business Combination

On August 16, 2024, SPAC entered into a Business Combination Agreement with Merger Sub and AMC. Pursuant to the Business Combination Agreement, (i) SPAC will de-register as an exempted company in the Cayman Islands and transfer by way of continuation as a Delaware corporation, pursuant to the Domestication, and (ii) immediately following the Domestication on the same date, Merger Sub will merge with and into AMC, with AMC continuing as the surviving entity of the Merger and a wholly owned subsidiary of Surviving PubCo.

As a result of the Merger, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving company of the Merger. At the Closing, the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Washington a Certificate of Merger to be executed and filed in accordance with the relevant provisions of the Revised Code of Washington. The Merger shall become effective on the date and time at which the Certificate of Merger is accepted for filing by the Secretary of State of the State of Washington or at such later date or time as is agreed by SPAC and the Company and specified in the Certificate of Merger.

In connection with the Domestication, SPAC shall cause:

●	Each SPAC Unit that is issued and outstanding immediately prior to the Domestication will be separated into one SPAC Ordinary Share and one SPAC Right;

●	Each SPAC Ordinary Share that is issued and outstanding immediately prior to the Domestication (including those ordinary shares so separated from the SPAC Units) will be converted into one share of Surviving PubCo Common Stock; and

●	Each SPAC Right that is outstanding immediately prior to the Merger shall convert into one-tenth of one share of Surviving PubCo Common Stock.

Additionally, at the Effective Time, (i) all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company, in each case, in accordance with the RCW; (ii) the Governing Documents of Merger Sub shall be the Governing Documents of the Surviving Company, in each case, until thereafter changed or amended; and (iii) the officers, and except as disclosed herein, the directors of the Company immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Company. Pursuant to the Business Combination Agreement, the consummation of the Business Combination is subject to customary closing conditions.

The Business Combination Agreement provides that the Exchange Share Consideration shall equal 17,500,000 shares of Surviving PubCo Common Stock. The Exchange Ratio shall equal (i) 17,500,000 shares of Surviving PubCo Common Stock divided by (ii) the number of Fully Diluted Shares.

Ownership of Surviving PubCo Immediately After the Closing

The table below illustrates varying beneficial ownership levels in Surviving PubCo immediately upon Closing assuming (i) no redemptions by SPAC Public Shareholders, (ii) 25% redemption by SPAC Public Shareholders, (iii) 75% redemption by SPAC Public Shareholders and (iv) the maximum redemptions by SPAC Public Shareholders. The following table also assumes no shareholders of the Company exercise dissenters’ rights.

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	Scenario 1	Scenario 2	Scenario 3	Scenario 4
	Assuming No Redemptions into Cash	Assuming 25% Redemptions into Cash	Assuming 75% Redemptions into Cash	Assuming Maximum Redemptions into Cash
SPAC’s Public Shareholders (1)	5,415,829	4,234,372	1,871,457	690,000
SPAC’s Initial Shareholders (2)	2,323,549	2,323,549	2,323,549	2,323,549
AMC Shareholders	17,500,000	17,500,000	17,500,000	17,500,000
Total shares outstanding (incl. shares underlying SPAC Right)	25,239,378	24,057,921	21,695,006	20,513,549

(1)	Includes an aggregate of 690,000 SPAC Shares to be issued upon conversion of the outstanding SPAC Rights upon consummation of the Business Combination
(2)	Includes an aggregate of 43,049 SPAC Shares to be issued upon conversion of the SPAC Private Rights upon consummation of the Business Combination.

Structure of Surviving PubCo Immediately After Closing

The following diagram illustrates a simplified version of the structure of Surviving PubCo immediately following the consummation of the Business Combination.

Background to the Business Combination

Overview

AlphaVest Acquisition Corp (“ATMV” or “SPAC”) is a Cayman Islands exempted company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. ATMV’s search for a target business was not limited to any industry or geographic region, but it primarily focused its search for target businesses in Asia.

On December 22, 2022, ATMV completed its initial public offering of 6,000,000 units at a price of $10.00 per unit, generating gross proceeds to ATMV of $60,000,000. On December 29, 2022, the underwriters exercised their over-allotment option in full to purchase an additional 900,000 Units. As a result, ATMV sold an additional 900,000 Units at $10.00 per Unit, generating gross proceeds of $9,000,000.

Prior to the consummation of the IPO, neither ATMV nor anyone on its behalf engaged in any substantive discussions, directly or indirectly, with any target business with respect to a business combination with ATMV.

After the completing its IPO, ATMV utilized the operating experience and entrepreneurial expertise of its officers and directors to identify potential business combination targets.

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ATMV utilized the following general criteria in evaluating candidates for an initial business combination:

●	Growth Potential - ATMV sought to acquire one or more businesses that had the potential for significant revenue and earnings growth through a combination of both existing and new product development, increased production capacity, expense reduction and synergistic follow-on acquisitions resulting in increased operating leverage. ATMV also sought to acquire one or more businesses that had the potential to generate strong, stable and increasing free cash flow, particularly businesses with predictable revenue streams and definable low working capital and capital expenditure requirements.

●	Strong management team that can create significant value for target business - ATMV sought to identify companies with strong and experienced management teams that would complement the operating and investment abilities of ATMV’s management team.

●	Benefit of Being a Public Company - ATMV sought to acquire a business or businesses that it believed would benefit from being publicly traded and which could effectively utilize access to broader sources of capital and a public profile that are associated with being a publicly traded company.

Following the completion of the IPO, ATMV considered numerous potential target businesses with the objective of consummating its initial business combination. ATMV’s initial target exploration focused on certain targets with whom ATMV’s officers, directors and Sponsors were familiar with through their networks and investment activities, and who could satisfy some or all the key criteria for a business combination target described above. As ATMV’s search progressed, the list of potential business combination partners was refined to exclude potential partners who did not meet all or most of the key criteria or who ATMV’s management believed were unlikely to consider a business combination with ATMV. The list of potential business combination partners was also expanded to include potential partners introduced to ATMV by third party investors, investment banks, private equity firms, consulting firms, legal and accounting firms and inbound inquiries.

In the process that ultimately led to ATMV selecting AMC as its business combination partner, representatives of ATMV contacted, and were contacted by, a number of individuals and entities with respect to business combination opportunities and engaged in discussions with several possible target businesses regarding potential transactions.

During that period, ATMV reviewed approximately 40 targets in its search and entered into non-disclosure agreements with six of such potential business combination targets, the terms of each of which were customary and did not contain standstill obligations. Thereafter, ATMV reviewed detailed financial and business information and conducted preliminary due diligence on four of the potential targets, including AMC (ATMV did not engage with the fifth and sixth targets because such targets failed to deliver any of the information ATMV requested in order to perform a proper analysis of such targets). Further, ATMV delivered non-binding letters of intent (“LOI”) with three potential business combination targets, including AMC.

ATMV first evaluated Candidate A, a manufacturer of electric vehicle charging stations. On January 31, 2023, the financial advisor of Candidate A contacted ATMV’s CFO, Song Steve Jing, to introduce the company and explore the business combination opportunity. On February 20, 2023, ATMV’s management held an introductory videoconference with Candidate A’s founder and financial advisor to discuss the company’s business and business plan, and the potential transaction. On February 22, 2023, ATMV and Candidate A executed a confidentiality agreement. On March 31, 2023, ATMV executed a non-binding letter of intent with Candidate A, which was subsequently updated on May 25, 2023. Between February 2023 and July 2023, ATMV conducted business and financial due diligence, including on-site visits conducted by ATMV’s management, and engaged in further discussions with Candidate A and its financial advisor. However, in July 2023, ATMV learned that Candidate A was undergoing a restructuring process. Given the extended timeline required for Candidate A’s restructuring. ATMV determined that the delays would significantly hinder the ability to complete the transaction within the required timeframe. As a result, ATMV, decided not to pursue a business combination with Candidate A.

In parallel with its evaluation of Candidate A, in March 2023, ATMV was introduced through its independent director’s network to Wanshun Technology Industrial Group Limited (“Wanshun”), a company primarily focused on peer-to-peer marketplace for on-demand rides hailing services in China. On March 6, 2023, a confidentiality agreement was executed with Wanshun and both parties began to conduct due diligence. On March 13, 2023, an initial non-binding letter of intent without valuation was executed with Wanshun, which was subsequently updated on April 12, 2023.

Between March 2023 and July 2023, ATMV, with the assistance of the Sponsor, engaged in varying levels of further discussions, due diligence, evaluation, analysis, and on-site visits with Wanshun. During this period, ATMV continued to engage in discussions with the potential initial business combination targets other than Wanshun in a less active fashion, because (i) such other potential targets pursued an alternative transaction or strategy, (ii) ATMV did not meet such potential targets’ valuation expectations and/or (iii) such targets did not meet one or more of ATMV’s acquisition criteria described above and ATMV determined that such targets would not have been advantageous to ATMV and its shareholders. Furthermore, ATMV concluded that a business combination transaction with Wanshun aligned the best with ATMV’s acquisition criteria and, among other things, Wanshun was receptive to a valuation and consideration structure that would be advantageous to ATMV and its shareholders.

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On August 11, 2023, ATMV entered into a Business Combination Agreement (“Wanshun BCA”) with Wanshun. However, Wanshun subsequently failed to comply with several covenants of the Wanshun BCA. Due to Wanshun’s breaches and considering SPAC’s limited lifecycle, ATMV decided to terminate the Wanshun BCA, with the board passing a board resolution to approve the termination. On March 18, 2024, Yong Yan, CEO of ATMV, delivered to Wanshun a Notice of Termination of Business Combination, in which the Wanshun BCA was terminated pursuant to Section 8.1(e) of such agreement. As a result, the termination of the Wanshun BCA was effective on March 18, 2024.

Following the termination, ATMV continued to pursue a potential business combination. ATMV was made aware of AMC through a co-underwriter of the IPO, Revere Securities’ (“Revere”) network in March 2024. The following is a summary of the negotiations that ensued:

●	On March 18, 2024, ATMV notified Revere Securities through email of its termination of business combination, and requested the introduction of potential business combination targets that were more prepared for a deSPAC transaction in terms of structural readiness and audit compliance, as ATMV was approaching the end of its first extension. On March 19, 2024, Revere Securities introduced AMC to ATMV through email. Revere Securities, acting as financial advisor to AMC, provided an overview of AMC’s business operations, highlighting its readiness for a potential business combination with ATMV.

●	On March 19, 2024, ATMV and AMC executed a confidentiality agreement to facilitate further discussion.

●	On March 20, ATMV received AMC’s data room access and started a preliminary due diligence.

●	On March 21, 2024, ATMV’s management and sponsor, including CFO, Song (Steve) Jing, held a combined in-person videoconference meeting with AMC, including VP Finance, Min Ma, and Revere Securities. The discussion covered: (i) AMC’s business operations and Q&A session based on ATMV’s preliminary due diligence results, which covered AMC’s newly introduced enterprise business, (ii) timeline of a business combination; (iii) potential terms to be in the LOI, including valuation, M&A structure, mutual exclusivity and financing.

●	Based on these initial discussions and the anticipated transaction timeline, ATMV further focused much of its resources and efforts on evaluating a potential business combination with AMC, which ATMVs management and the Board believed were most suitable for a potential business combination due to the strength of the following factors relative to other potential targets:

(i) ATMV believed in AMC’s business growth potential and vision, as well as the broader industry’s prospects. AMC is a pioneering Vision AI company that has successfully established itself in the home security market and is now expanding into various small to medium business use cases.

(ii) ATMV considered AMC to be well-prepared for a de-SPAC process, given AMC’s ongoing audit review and management experience, all of which were seen as factors that would help facilitate a smooth and timely completion of the transaction.

●	On March 26, 2024, ATMV sent an initial draft of LOI to AMC and proposed a meeting to discuss the commercial terms. Multiple versions had been exchanged for comments and updates. On March 27, ATMV, AMC, including founder and chairman, Sean Da, and VP Finance, Min Ma, and Revere Securities held a telephonic meeting to discuss the potential terms of the LOI. On April 1, ATMV, AMC, and Revere held a telephonic meeting to discuss and confirm terms in the LOI, including de-SPAC fees, exclusivity, timeline and valuation. As a result of such conversations, on the same date, ATMV and AMC executed a non-binding LOI. The material non-binding letter of intent included:
●	Transaction consideration within the range of $150-200 million.

●	Customary lock-up terms for certain AMC shareholders upon the closing of the transaction.

●	Customary non-competition and non-solicitation agreements for significant AMC shareholders.

●	Adoption of a new equity incentive plan with an award pool equal to 5% of the surviving company’s stock following the closing of the transaction.

●	The right for AMC to designate four of the five board seats on the surviving company’s board following closing of the transaction, with the fifth board seat being designated by ATMV.

●	Customary representations, covenants and closing conditions for a deal of this size and type, including, without limitation, an obligation for AMC to complete its PCAOB audit on or before a specified date.

●	Customary exclusivity provisions.

●	Customary allocation of AMC’s and ATMV’s expenses.

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●	On April 2, 2024, ATMV, AMC, and Revere held an in-person meeting at ATMV’s office to discuss project milestones and timeline.

●	On the same date, ATMV introduced AMC to the lead underwriter of the IPO, EarlyBirdCapital. On April 3, 2024, AMC and EarlyBirdCapital executed an NDA, upon which EarlyBirdCapital reviewed AMC’s (i) organizational and governing documents, board meeting minutes and key contracts; (ii) historical financials and selected financial projections; and (iii) business development plans.

●	On April 12, 2024, ATMV’s team had a videoconference meeting with AMC, AMC’s advisor (Revere Securities), AMC’s US counsel (Graubard Miller LLP (“Graubard”)), AMC’s auditor (UHY LLP (“UHY”)), ATMV’s underwriter (EarlyBirdCapital), ATMV’s US counsel (Winston & Strawn LLP (“Winston”)), and ATMV’s auditor (UHY LLP (“UHY”)), in which they discussed the potential business combination. All parties agreed to a bi-weekly video conference call to discuss business combination process and related negotiation.

●	On April 15, 2024, Winston sent a preliminary due diligence request list to AMC and Graubard Miller and started its legal due diligence on AMC. On the same date, AMC had a videoconference meeting with EarlyBirdCapital to introduce its management team, business and development strategies.

●	On April 17, 2024, ATMV, AMC and EarlyBirdCapital had a videoconference meeting where AMC responded to questions raised by ATMV and EarlyBirdCapital, including related-party transactions, assumptions underlying financial projections and technological advantages.

●	On April 26, 2024, during the bi-weekly meeting, updates were shared on AMC’s audit and AMTV’s legal due diligence on AMC performed by Winston.

●	On May 10, 2024, the bi-weekly meeting focused on drafting status of the Business Combination Agreement and AMC’s audit status and timeline.

●	On June 1, 2024, the exclusivity period outlined in the LOI with AMC expired and was automatically extended by 30 days while all parties continued to work on the definitive documents. On May 31, 2024, the day prior to the expiration, ATMV sent an email to AMC confirming the extension, to which AMC promptly responded, affirming the continuation of the exclusivity period.

●	On May 24, 2024, during the bi-weekly meeting, ongoing updates were shared about the draft of Business Combination Agreement, legal due diligence and AMC’s audit.

●	On June 7, 2024, the bi-weekly meeting focused on progress update. ATMV and AMC also discussed to engage a fairness opinion provider to perform a valuation and analysis.

●	On June 11, ATMV received a first draft of the Business Combination Agreement. On June 13, a draft of the Business Combination Agreement was sent from Winston to AMC, Graubard, UHY, EarlyBirdCapital, Revere Securities, and Ogier ATMV’s Cayman Islands counsel (“Ogier”). Subsequently, the parties negotiated the terms of the proposed transaction, exchanging drafts of the Business Combination Agreement and related ancillary agreements between June 11 and August 16, 2024, including:

●	On June 14, 2024, ATMV, AMC, and their respective advisors held a videoconference to review discuss AMC’s updated financial projection model. The discussion also covered (i) future strategy; (ii) industry overview and competitive landscape; (iii) new product pipeline; (iv) AMC’s assumption underlying AMC’s financial projection.

●	On June 16, 2024, Ogier sent comments on the draft BCA.

●	On June 21, 2024, the bi-weekly meeting focused on the timeline for the potential business combination. All parties agreed to shift to a weekly meeting cadence in order to expedite the process and ensure timely progression of the transaction.

●	On June 24, 2024, ATMV engaged Newbridge to perform a valuation analysis and evaluate the fairness of the proposed Business Combination.

●	On June 28, 2024, the weekly meeting focused on progress update of the BCA drafting and AMC’s audit review. All parties agreed to target signing next week.

●	On July 1, 2024, ATMV and AMC held a telephone conference to discuss AMC’s audit process and timeline.

●	On July 5, 2024, the weekly meeting focused on advancing the draft of BCA. Additionally, ATMV requested that AMC promptly provide the necessary documents and information requested by Winston and Newbridge in order to expedite the legal due diligence process and the rendering of the fairness opinion.

●	On July 11, 2024, AMC sent an updated financial projection to ATMV and EarlyBirdCapital, in which enterprise business was added in the business line. On the same date, ATMV facilitated a call between Newbridge and AMC to discuss AMC’s recent business history and near-term financials, in preparation of Newbridge’s fairness opinion rendering.

●	On July 12 and July 19, 2024, the weekly meetings focused on the status of the drafting of the Business Combination Agreement alongside various ancillary matters.

●	On July 19, 2024, AMC send an updated company deck to ATMV and EarlyBirdCapital, which included AMC’s newly introduced enterprise business section.

●	On July 26, 2024, during the weekly meeting, all parties discussed the drafting of the BCA. ATMV also provided an update that the fairness opinion from Newbridge was nearing completion. Additionally, the discussion also covered AMC’s prolonged audit timeline, which raised concerns about the potential delays in the overall transaction. Given the prolonged audit, the parties considered the possibility of ATMV needing to seek a further extension.

●	On the same date, ATMV discussed with AMC and Revere on open items in the BCA, including (i) payment of de-SPAC expenses; (ii) adjustment of “Enterprise Value” definition; (iii) carveout in the lead-in to Article 4; (iv) tail policy cap; (v) financials delivery deadline; (vi) equity incentive plan; (vii) registration statement filing; (viii) closing conditions; (ix) SPAC sponsor expenses.

●	On August 2, 2024, the weekly meeting focused on AMC’s audit status. All parties agreed to finalize pending items of the BCA by next week for signing.

●	On August 9, 2024, ATMV Board met by Zoom to discuss and evaluate the proposed transaction, with ATMV management and Winston joining the meeting. Newbridge presented the fairness opinion and explained the factors underlying its conclusion that the proposed merger consideration was fair, from a financial point of view, to the ATMV shareholders. Thereafter, the ATMV Board unanimously approved the proposed Business Combination. During the meeting, members of the Board raised questions regarding AMC’s financial projections and AMC’s ability to reach its financial projection in 2024. Thereafter, ATMV requested AMC’s financial performance for the first half of 2024 prior to executing the BCA to ensure that AMC was on track to meet its projected revenue targets for 2024 from data available as of signing date. In response, AMC provided a provided a breakdown of its first-half 2024 revenue by segment and explained that the gradual decline in the previous three 6-month interim periods was mainly due to product upgrade. AMC further anticipated an uptick in the second half of 2024, driven by the launch of new models in the market. As a result of this discussion, ATMV accepted AMC’s financial projections.

●	On the same date, the weekly meeting was held to address all remaining issues regarding the Business Combination Agreement. Following the meeting, multiple emails and communications were exchanged to finalize the BCA.

●	On August 16, 2024, Newbridge issued and delivered their final fairness opinion to the ATMV Board.

●	On August 16, 2024, the Business Combination Agreement and other related transaction agreements were signed. In addition, on August 19, 2024, ATMV and AMC issued a press release announcing the signing of the Business Combination Agreement, and, on the same date, updated the press release. Thereafter, on August 22, 2024, ATMV filed a Current Report on Form 8-K announcing the execution of the Business Combination Agreement and disclosing the material terms of the Business Combination Agreement, and the agreements ancillary thereto.

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Benefits and Detriments of the Business Combination

Stakeholder	Benefits	Detriments
SPAC	Failure to complete a business combination would result in SPAC being delisted and trust liquidated. The Business Combination may create value for SPAC and its shareholders.	SPAC could potentially have found a target that may have a more optimal risk/return profile than AMC. In this case, SPAC, its shareholders and affiliates would stand to benefit more than in the Business Combination with AMC.

Sponsor and Affiliates	Failure to complete a business combination would result in SPAC being delisted and trust liquidated. The Business Combination may create value for SPAC and its shareholders.	SPAC could potentially have found a target that may have a more optimal risk/return profile than AMC. In this case, SPAC, its shareholders and affiliates would stand to benefit more than in the Business Combination with AMC.

Unaffiliated security holders	If the market was to recognize the valuation and potential of Surviving PubCo, the stock price may be expected to increase from the trust level of approximately $[•] per share which will benefit the shareholders.	For non-redeeming shareholders the risk is that the market will not support the valuation of Surviving PubCo either as a result of the general market downturn or risks specific to Surviving PubCo. In this case, the stock price may be reasonably expected to trade below the trust value of approximately $[•]. If this scenario were to materialize, the public shareholders would have been better off redeeming rather than holding the stock post Business Combination.

Opinion of ATMV’s Financial Advisor

ATMV retained Newbridge to act as a financial advisor in connection with the Business Combination. Newbridge, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. ATMV selected Newbridge to act as a financial advisor in connection with the Business Combination on the basis of Newbridge’s experience in similar transactions and its reputation in the investment community.

On August 9, 2024, at a meeting of the Board held to evaluate the Business Combination, Newbridge delivered to the ATMV Board an oral opinion, which was confirmed by delivery of a written opinion, dated August 16, 2024, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its written opinion, the Merger Consideration to be paid to the AMC Stockholders, is fair, from a financial point of view, to ATMV’s shareholders.

The full text of Newbridge’s written opinion to the ATMV Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex E hereto and is incorporated by reference herein in its entirety. The following summary of Newbridge’s opinion is qualified in its entirety by reference to the full text of the opinion. Newbridge delivered its opinion to the ATMV Board for the benefit and use of the ATMV Board (in its capacity as such) in connection with and for the purposes of its evaluation of the Business Combination from a financial point of view. Newbridge’s opinion also does not address the relative merits of the Business Combination as compared to any alternative business strategies or transactions that might exist for ATMV, or the underlying business decision of ATMV whether to proceed with those business strategies or transactions.

In connection with rendering its opinion, Newbridge, among other things:

●	considered our assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions, and business and securities valuations generally;

●	reviewed a draft of the Merger Agreement, dated August 14th, 2024;

●	reviewed ATMV’s publicly available historical financial results, as well as certain publicly available information concerning the trading of, and the trading market for, the ordinary shares of ATMV since its initial public offering;

●	reviewed publicly available financial information of ATMV filed with the U.S. Securities & Exchange Commission, including its Form 10-Qs and certain reports on material events filed on Forms 8-K between December 22nd, 2022, and August 9th, 2024;

●	conducted discussions with AMC’s management team to better understand AMC’s recent business history, and near-term financials;

●	reviewed a financial model of AMC with historical and future financial projections (including potential revenue growth, EBITDA, and net income margins) provided by the Company’s management team;

●	performed a public company comparable analysis of similar companies to AMC that trade on senior stock exchanges in the United States, and operate in two different sectors, including the “Smart Glass / Augmented Reality / Virtual Reality”, and the “Video Security Systems” sectors, to derive certain forward Enterprise Value / Revenue multiples; and

●	performed an M&A transaction comparable analysis of similar companies to AMC that are headquartered in United States, Canada, Europe, Asia Pacific, or Africa/Middle-East, and operate in two different sectors, including the “Smart Glass / Augmented Reality / Virtual Reality”, and “Video Security Systems” sectors, to derive certain forward Enterprise Value / Sales multiples.

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In conducting its review and arriving at its opinion, Newbridge did not independently verify any of the foregoing information and Newbridge assumed and relied upon such information being accurate and complete in all material respects, and Newbridge further relied upon the assurances of management of ATMV that they are not aware of any facts that would make any of the information reviewed by Newbridge inaccurate, incomplete or misleading in any material respect. In addition, Newbridge has not assumed any responsibility for any independent valuation or appraisal of the assets or liabilities, including any ongoing litigation and administrative investigations, if any, of the Company, nor has Newbridge been furnished with any such valuation or appraisal. In addition, Newbridge has not assumed any obligation to conduct, nor has it conducted, any physical inspection of the properties or facilities of AMC.

The issuance of Newbridge’s opinion was approved by an authorized internal committee of Newbridge. Newbridge’s opinion is necessarily based on economic, market and other conditions as they exist and can be evaluated on, and the information made available to it on, the date thereof. Newbridge expressed no opinion as to the underlying valuation, future performance or long-term viability of ATMV and its successors. Further, Newbridge expressed no opinion as to what the value of the shares of ATMV Common Stock actually will be when the Business Combination is consummated or the prices at which shares of ATMV Common Stock will trade at any time. It should be understood that, although subsequent developments may affect Newbridge’s opinion, Newbridge does not have any obligation to update, revise or reaffirm its opinion and has expressly disclaimed any responsibility to do so.

The following represents a brief summary of the material financial analyses reviewed by the ATMV Board and performed by Newbridge in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by Newbridge, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Newbridge. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Newbridge.

Financial Analyses. Newbridge employed various methods to analyze the range of Implied Equity Values of AMC.

Comparable Public Company Analysis

To calculate the implied equity value of the operating business, Newbridge first obtained the average 2024E and 2025E Enterprise Value/Revenue multiples from a total of ten (10) comparable public companies identified by Newbridge that most resembled AMC’s different business units, and applied to the midpoint of AMC’s 2024E and 2025E Revenue from those different business units.

The public company comparables were selected using the following criteria: (i) listed on a major Stock Exchange in the United States, (ii) in the “Smart Glass / Augmented Reality / Virtual Reality” and “Video Security Systems” sectors, and (iii) had forecasted Revenue data for 2024 and 2025.

The average of the 2024E (7.5x) and 2025E (6.8x) EV/Revenue multiples for the “Smart Glass / Augmented Reality / Virtual Reality” industry was 7.1x and was then multiplied by the midpoint of the 2024E ($4.7M) and 2025E ($8.3M) Revenue that business unit of AMC of $6.5M, to derive an Enterprise Value of $46.5M.

The average of the 2024E (5.5x) and 2025E (5.4x) EV/Revenue multiples for the “Video Security Systems” industry was 5.5x and was then multiplied by the midpoint of the 2024E ($16.0M) and 2025E ($40.3M) Revenue that business unit of AMC of $28.1M, to derive an Enterprise Value of $153.6M.

The Combined Enterprise Value of those two business units ($46.5M + $153.6M) was $200.1M. The Net Debt (of -$2.0M) was added (+$5.0M in cash and -$7.0M in Debt) to the Enterprise Value to obtain an Implied Equity Value using this analysis of $198.1M.

The table below summarizes certain observed historical and projected financial performance and trading multiples of the selected public companies, which were sourced from S&P Capital IQ data as of August 9, 2024.

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Smart Glass / AR / VR	8/9/2024		Balance Sheet		Income Statement
		Stock	Market	Enterprise	Revenue
Company Name	Symbol	Price	Capitalization	Value	2024E	2025E
Axon Enterprise, Inc.	NASDAQ:AXON	$365.0	$27,584.6	$27,240.1	$2,031.9	$2,467.2
PTC Inc.	NASDAQ:PTC	$173.2	$20,801.4	$22,545.1	$2,293.4	$2,546.2
Unity Software Inc.	NYSE:U	$15.5	$6,167.2	$7,495.3	$1,759.4	$1,859.7
Wrap Technologies, Inc.	NASDAQ:WRAP	$1.5	$66.8	$54.1	$10.0	$10.2
Vuzix Corporation	NASDAQ:VUZI	$1.0	$67.3	$51.7	$11.6	$10.8

Valuation Multiples
Enterprise Value / Revenue
Company Name	Symbol		2024E	2025E
Axon Enterprise, Inc.	NASDAQ:AXON		13.4x	11.0x
PTC Inc.	NASDAQ:PTC		9.8x	8.9x
Unity Software Inc.	NYSE:U		4.3x	4.0x
Wrap Technologies, Inc.	NASDAQ:WRAP		5.4x	5.3x
Vuzix Corporation	NASDAQ:VUZI		4.5x	4.8x
		AVERAGE	7.5x	6.8x

Video Security Systems	8/9/2024		Balance Sheet		Income Statement
		Stock	Market	Enterprise	Revenue
Company Name	Symbol	Price	Capitalization	Value	2024E	2025E
Allegion plc	NYSE: ALLE	$128.9	$11,229.9	$13,039.4	$3,389.4	$3,457.2
ADT Inc.	NYSE: ADT	$7.2	$6,517.0	$14,307.6	$4,392.3	$4,480.2
Alarm.com Holdings, Inc.	NASDAQ: ALRM	$61.2	$3,011.6	$2,955.6	$833.8	$850.5
Napco Security Technologies	NASDAQ:NSSC	$53.3	$1,966.4	$1,884.4	$169.8	$173.2
Matterport, Inc.	NASDAQ:MTTR	$4.0	$1,286.1	$922.8	$158.9	$162.0

Valuation Multiples
Enterprise Value / Revenue
Company Name	Symbol		2024E	2025E
Allegion plc	NYSE: ALLE		3.8x	3.8x
ADT Inc.	NYSE: ADT		3.3x	3.2x
Alarm.com Holdings, Inc.	NASDAQ: ALRM		3.5x	3.5x
Napco Security Technologies	NASDAQ:NSSC		11.1x	10.9x
Matterport, Inc.	NASDAQ:MTTR		5.8x	5.7x
		AVERAGE	5.5x	5.4x

Precedent Transaction Company Analysis

Newbridge analyzed the last ~3 years (since June 2021) of M&A transaction data in both the “Smart Glass / Augmented Reality / Virtual Reality” and “Video Security Systems” sectors to find similar transactions where the targets being acquired most resembled AMC’s different business units. The universe of transactions where there were similarities to AMC’s different business units, and where financial data was recorded for the transaction value was generally limited, as is usually the case versus Public Comparables.

The criteria used for the selected transactions were those in which the targets most resembled the AMC transaction, and included (i) targets that were in either the “Smart Glass / Augmented Reality / Virtual Reality” and “Video Security Systems” sectors, (ii) targets that had corporate headquarters in either the United States, Canada, Europe, Asia Pacific, or Africa/Middle-East, (iii) transactions wherein the identified the EV/Revenue multiple was known.

The EV/Revenue multiple for the “Smart Glass / Augmented Reality / Virtual Reality” industry was 6.7x and was then multiplied by the midpoint of the 2024E ($4.7M) and 2025E ($8.3M) Revenue that business unit of AMC of $6.5M, to derive an Enterprise Value of $43.7M.

The EV/Revenue multiple for the “Video Security Systems” industry was 5.5x and was then multiplied by the midpoint of the 2024E ($16.0M) and 2025E ($40.3M) Revenue that business unit of AMC of $28.1M, to derive an Enterprise Value of $156.1M.

The Combined Enterprise Value of those two business units ($43.7M + $156.1M) was $199.9M. The Net Debt (of -$2.0M) was added (+$5.0M in cash and -$7.0M in Debt) to the Enterprise Value to obtain an Implied Equity Value using this analysis of $199.9M.

M&A Comparables Analysis (June 2021 - Present) | Industry: Smart Glass / AR / VR

M&A Closed Date	Headquarters	Target/Issuer	Transaction Value	Enterprise Value/Sales	Buyers/Investors
02/01/2022	US / Canada	Sector 5 Digital, LLC	$26.4	8.8x	The Glimpse Group, Inc. (NasdaqCM:VRAR)
02/28/2022	Europe	VisionLabs B.V.	$95.0	6.4x	Intema S.A.R.L
12/19/2022	Asia / Pacific	Shenzhen ESUN Display Co.,Ltd	$6.2	8.0x	-
10/18/2023	US / Canada	eMagin Corporation	$232.6	7.7x	Samsung Display Co., Ltd.
11/03/2023	Europe	ESI Group SA	$561.4	6.8x	Keysight Technologies, Inc. (NYSE:KEYS)
11/07/2023	US / Canada	Avid Technology, Inc.	$1,466.2	3.4x	Symphony Technology Group, LLC
01/08/2024	Europe	ESI Group SA	$438.2	6.0x	Keysight Technologies Netherlands B.V.
			Average	6.7x

M&A Comparables Analysis (June 2021 - Present) | Industry: Video Security Systems

M&A Closed Date	Headquarters	Target/Issuer	Transaction Value	Enterprise Value/Sales	Buyers/Investors
10/13/2023	Asia / Pacific	BizConf Telecom Co.,Ltd. (SZSE:300578)	$152.4	5.4x	Jiangsu Xinlinfei Investment Co., Ltd.
11/01/2021	Asia / Pacific	Electric Connector Technology Co., Ltd. (SZSE:300679)	$117.3	4.3x	NA
01/11/2022	Asia / Pacific	iCatch Technology, Inc. (TWSE:6695)	$19.4	4.2x	Egis Technology Inc. (TPEX:6462)
12/31/2021	Africa / Middle East	Agent Video Intelligence Ltd.	$67.5	11.1x	Irisity AB (publ) (OM:IRIS)
10/13/2023	Asia / Pacific	BizConf Telecom Co.,Ltd. (SZSE:300578)	$152.4	5.4x	Jiangsu Xinlinfei Investment Co., Ltd.
12/13/2021	US / Canada	Core BTS, Inc.	$463.0	3.0x	Nomura Research Institute Holdings America, Inc.
Source: S&P Capital IQ (as of August 9th, 2024)			Average	5.5x

Miscellaneous

The discussion set forth above is a summary of the material financial analyses presented by Newbridge to the ATMV Board in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. Newbridge believes that its analyses summarized above must be considered as a whole. Newbridge further believes that selecting portions of its analyses and the factors considered, or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Newbridge’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

The estimates of the future performance of ATMV in or underlying Newbridge’s analysis are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by Newbridge’s analysis. The analysis does not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the valuations resulting from, the analysis described above are inherently subject to substantial uncertainty and should not be taken to be Newbridge’s view of the actual value of the ATMV Common Stock.

Conclusion

The values derived from the different analyses that Newbridge used show a range between $197.9M to $198.1M. The Merger Consideration to be paid by ATMV of $175.0M is below the range of valuation ranges of the Analyses.

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Based on its analysis, it is Newbridge’s opinion that, (i) the Merger Consideration is fair, from a financial point of view, to ATMV and ATMV’s unaffiliated public stockholders and (ii) AMC has an aggregate fair market value equal to at least 80% of the net assets held in the Trust Account (excluding deferred underwriting fees and taxes payable on the income earned on the Trust Account).

The type and amount of consideration payable in the Business Combination was determined through negotiations between ATMV and AMC, and was approved by the ATMV Board. The decision to enter into the Business Combination Agreement was solely that of the ATMV Board. As described above, Newbridge’s opinion and analyses was only one of many factors considered by the ATMV Board in its evaluation of the Business Combination and should not be viewed as determinative of the views of the ATMV or AMC’s management with respect to the Business Combination.

Fees and Expenses

As compensation for Newbridge’s services in connection with the rendering of its Opinion to the Board, ATMV agreed to pay Newbridge a fee of $70,000. $35,000 of the fee was paid as a retainer, and $35,000 was paid upon delivery of the Opinion. No portion of Newbridge’s fee is refundable or contingent upon the conclusion reached in the Opinion.

Unaudited Prospective Financial Information of AMC

For purposes of evaluating AMC’s financial condition and whether to proceed with the Business Combination, SPAC was provided with documents from AMC, including projections for the fiscal years ending December 31, 2024 and December 31, 2025, copies of material contracts, and summaries of various industry analysis and trends. Additionally, the SPAC Board reviewed and discussed with Newbridge, its financial advisor, its analysis in rendering the fairness opinion described in the proxy statement/prospectus. In rendering its opinion on the fairness of the transaction, Newbridge reviewed the financial projections provided by AMC.

Neither SPAC nor AMC as a matter of course makes public projections as to future sales, earnings, or other results. However, AMC management prepared the prospective financial information set forth below (the “AMC Management Projections”) to present to the SPAC Board in connection with its consideration of the potential Business Combination. As discussed in greater detail herein, the financial projections prepared by AMC are based, in part, on assumptions regarding its ability to expand its product offerings and its customer bases and derive revenues from new products and offerings. Accordingly, such projections may be of limited, if any, usefulness to investors, in evaluating the Business Combination and shareholders are strongly cautioned not to place undue reliance, if any, on the AMC Management Projections and not to rely on such projections in making any decision regarding the Business Combination. However, SPAC is including these financial projections in this proxy statement/prospectus as such projections were considered by SPAC’s Board in approving the Business Combination and recommending it to its shareholders and Newbridge Securities based its fairness opinion, in part, upon such information.

AMC management prepared such financial information based on their judgment and assumptions regarding the future financial performance of AMC. As indicated above, SPAC is including the AMC Management Projections solely because that information was made available to the SPAC Board and Newbridge Securities in connection with the evaluation of the Business Combination. The AMC Management Projections are being provided for information purposes only and are not and should not be viewed as public guidance regarding the future performance of AMC. The inclusion of the below information should not be regarded as an indication that SPAC, AMC, their respective boards of directors, or their respective affiliates, advisors or other representatives consider such financial projections to be necessarily predictive of actual future results. Furthermore, the AMC Management Projections do not take into account any circumstances or events occurring after the date they were prepared. You should review the financial statements of AMC included in this proxy statement/prospectus, as well as the other financial information in this proxy statement/prospectus and not rely on any single financial measure in analyzing the transaction.

The AMC Management Projections are not fact and should not be relied upon as being necessarily indicative of future results. Due to inherent uncertainties in financial projections of any kind, shareholders are strongly cautioned not to place undue reliance, if any, on the projections and not to rely on the AMC Management Projections in making any decision regarding the Business Combination. There undoubtedly will be differences between actual and projected results, and the differences may be material. The failure to achieve assumptions and projections in early periods could have a compounding effect on the projections shown for the later periods. Thus, any such failure of an assumption or projection to be reflective of actual results in an early period could have a greater effect on the projected results failing to be reflective of actual events in later periods. The AMC Management Projections were based on sales data from the fiscal years ended December 31, 2022 and 2023, its future business direction, product outlook and development of new sales channels and customers. The AMC Management Projections are subject to the inherent uncertainties and limitations that can affect long-term projected financial results, and particularly, for AMC, whether it can achieve its anticipated number of new sales channels and new customers. Accordingly, the usefulness of the AMC Management Projections is limited and shareholders are strongly cautioned not to place undue reliance, if any, on the AMC Management Projections, and not to rely on these projections in making any decision regarding the Business Combination.

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While presented in this proxy statement/prospectus with numeric specificity, the AMC Management Projections are forward-looking statements that are inherently subject to significant uncertainties, reflect numerous estimates and assumptions with respect to general business, economic, industry, regulatory, market and financial conditions and trends and other future events, as well as matters specific to AMC’s business, all of which are difficult to predict and many of which are beyond AMC’s control. The various risks and uncertainties include risks set forth in the sections entitled “Risk Factors,” “AMC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements.” As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The AMC Management Projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. AMC believes the assumptions in the prospective financial information were reasonable at the time the financial information was prepared, given the information AMC had at the time. However, with the passage of time, additional events may transpire which could affect the reasonableness of the basis of the projections.

The AMC Management Projections were not prepared with a view towards public disclosure or compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The AMC Management Projections were prepared solely for internal use, and capital budgeting and other management purposes, and are subjective in many respects and therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments, and were not intended for third-party use, including by investors or equity or debt holders.

The AMC Management Projections were requested by, and disclosed to, SPAC for use as a component in its overall evaluation of AMC. The SPAC Board considered and relied upon such AMC Management Projections in determining the valuation for AMC in the Business Combination. SPAC first had access to the AMC Management Projections on June 14, 2024. Although SPAC, Newbridge Securities, and their respective representatives discussed the AMC Management Projections with AMC’s representatives in detail, neither SPAC nor its representatives or advisors made or required any adjustments to AMC’s financial data. AMC subsequently finalized the AMC Management Projections on August 9, 2024. For further details about financial analysis undertaken by the SPAC Board and SPAC’s management in reliance upon the AMC Management Projections, see “SPAC’s Board of Directors’ Reasons for the Business Combination.” Neither AMC’s management nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of AMC compared to the information contained in the AMC Management Projections or that the financial and operating results included therein will be achieved. Further, neither AMC nor any of its officers, directors, affiliates or representatives intends to or undertakes any obligation to update or otherwise revise the AMC Management Projections to reflect circumstances existing after the AMC Management Projections were finalized or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the AMC Management Projections are shown to be in error. Surviving PubCo does not intend to reference these projections in its future periodic reports filed under the Exchange Act. The financial projections are included in this proxy statement/prospectus solely for informational purposes and not to induce any SPAC shareholders to vote in favor of any of the proposals at the extraordinary general meeting.

Neither AMC’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The audit reports included in this proxy statement/prospectus relate to historical financial information. They do not extend to the prospective financial information and should not be read to do so.

EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, AMC DOES NOT INTEND TO MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISION TO THE AMC MANAGEMENT PROJECTIONS. THE AMC MANAGEMENT PROJECTIONS DO NOT TAKE INTO ACCOUNT ANY CIRCUMSTANCES OR EVENTS OCCURRING AFTER THE DATE THAT INFORMATION WAS PREPARED. READERS OF THIS PROXY STATEMENT/PROSPECTUS ARE STRONGLY CAUTIONED NOT TO PLACE UNDUE RELIANCE, IF ANY, ON THE UNAUDITED AMC MANAGEMENT PROJECTIONS SET FORTH BELOW AND NOT TO RELY ON SUCH FINANCIAL INFORMATION IN MAKING A DECISION REGARDING THE BUSINESS COMBINATION PROPOSAL, AS SUCH FINANCIAL INFORMATION MAY BE MATERIALLY DIFFERENT THAN ACTUAL RESULTS.

The AMC Management Projections are unaudited, based upon estimated results of AMC management and do not include the impact of the accounting for the Business Combination or other impacts from the consummation of the Business Combination. The AMC Management Projections are summarized below.

In light of the foregoing factors and the uncertainties inherent in these projections, shareholders of SPAC are strongly cautioned not to place undue reliance, if any, on these projections, and not to rely on these projections in making any decision regarding the Business Combination.

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The material projections provided by AMC’s management team to SPAC are summarized in the table below with specific assumptions immediately following the table:

	For the Year Ended December 31,
	2022	2023	2024	2025
	(Actual)	(Actual)	(Projected)	(Projected)
REVENUES
Product revenue	$15,750,392	$12,786,196	$9,362,979	$12,450,600
Revenue share – related party	2,141,625	3,098,746	3,193,457	4,620,655
Total Revenues	17,892,017	15,884,942	12,556,436	17,071,255
COST OF REVENUES
Amazon platform expenses	(3,522,189)	(3,294,327)	(2,332,238)	(3,112,650)
Product cost - related party	(11,004,049)	(8,752,026)	(7,737,841)	(8,715,420)
Delivery and freight cost	(275,866)	(271,822)	(187,260)	(249,012)
Inventory overages/(shortages)	75,342	(24,445)	88,474	117,649
Total Cost of Revenues	(14,726,762)	(12,342,620)	(10,168,866)	(11,959,433)
Gross Profit	3,165,255	3,542,322	2,387,570	5,111,823

OPERATING EXPENSES
General and administrative expenses	(980,126)	(1,583,056)	(3,055,127)	(4,244,263)
Provision for credit losses - related party	-	(1,262,146)	-	-
Impairment losses	(209,022)	-
Sales and marketing expenses	(2,589,782)	(3,275,244)	(2,554,438)	(3,396,812)
Research and development expenses	(24,809)	(613,028)	(294,220)	(512,138)
Total Operating Expenses	(3,803,739)	(6,733,474)	(5,903,784)	(8,153,213)

LOSS FROM OPERATIONS	(638,484)	(3,191,152)	(3,516,214)	(3,041,390)

OTHER INCOME (EXPENSES)
Other income - related party	501,477	1,840,811	1,518,299	2,018,987
Other income	90,097	47,634	4,180	-
Other expense	(10,111)	(6,363)	(1,699)	-
Interest income	121	969	0	-
Interest expense - related party	(12,082)	(89,999)	(21,604)	-
Total Other Income, Net	569,501	1,793,052	1,499,176	2,018,987
LOSS BEFORE INCOME TAX	(68,983)	(1,398,100)	(2,017,038)	(1,022,403)
Income tax	(5,643)	(21,416)	(134,640)	(308,020)
NET LOSS	(74,626)	(1,419,516)	(2,151,678)	(1,330,424)
Other comprehensive loss	(7,012)	(638)	-	-
TOTAL COMPREHENSIVE LOSS	$(81,638)	$(1,420,154)	$(2,151,678)	$(1,330,424)

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The above financial metrics were included in AMC’s projections that were provided to Newbridge Securities solely for purpose of rendering its fairness opinion, which opinion is materially related to the Business Combination. Further, the projections are disclosed in this proxy statement/prospectus in order to comply with Item 1015 of Regulation M-A regarding disclosure of Newbridge Securities’ analyses or substantive work. Accordingly, consistent with SEC guidance, the metrics provided to Newbridge Securities for purpose of rendering its fairness opinion are not deemed to be non-GAAP financial measures requiring reconciliation to GAAP and/or other additional disclosures.

Assumptions and Basis for the Projected Financial Metrics Table

The AMC Management Projections reflect numerous material estimates and assumptions made by AMC management and believed to be reasonable with respect to expected future financial performance. In connection with the preparation of the unaudited prospective financial information, AMC’s management team considered various material assumptions, including but not limited to, the following:

●	Global economic stability, which is expected to enhance customers’ willingness to pay;
●	Continued expansion of AMC’s market share or entry into new markets, thereby increasing sales potential;
●	The competitive landscape remaining relatively stable, with demand for AMC’s products and services either remaining stable or growing, and no significant decline in demand;
●	AMC’s ability to develop new products that will continue to upgrade cloud features and camera hardware;
●	Stability in customer behavior and loyalty, with existing customers continuing to make purchases and new customers being attracted;
●	The prices of products remaining relatively stable, without significant fluctuations;
●	The forecast being based on historical sales trends, including seasonal patterns, with higher revenue typically occurring in the fourth quarter during the holiday season;
●	No material adverse effects from future legislative or regulatory changes on AMC’s business, operations, or financial condition;
●	AMC’s ability to attract and retain an experienced management team and qualified personnel, or to find suitable replacements in a timely manner;

AMC’s forecasts are based on the models that AMC uses for its operating plans. Calculations are made based on historical sales data, which it adjusts based on estimates of future performance of certain key measures, such as sales growth rate and revenue share percentage over product revenue. If AMC is not successful in developing new customers, sales channels and product applications, it will not be able to achieve the projected financial results. In light of these assumptions, the AMC Management Projections may not be useful to shareholders and shareholders are strongly cautioned not to place undue reliance, if any, on the AMC Management Projections, and not to rely on these projections in making any decision regarding the Business Combination.

The AMC Management Projections reflect the consistent application of the accounting policies of AMC and should be read in conjunction with the accounting policies included in footnotes to the accompanying historical consolidated financial statements of AMC included in this proxy statement/prospectus. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the AMC Management Projections. The inclusion of the AMC Management Projections in this proxy statement/prospectus should not be regarded as an indication that AMC or its representatives considered or currently consider the projections to be a reliable prediction of future events, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on these projections.

The AMC Management Projections are the responsibility of AMC management. Neither AMC’s independent auditors, nor any other independent accountants have examined, compiled, or otherwise performed procedures with respect to the accompanying prospective financial information presented herein and, accordingly, expresses no opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with the prospective financial information.

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Updates to Projections

Due to the length of time from when the parties first began discussing the Business Combination in April 2024 to the date of this proxy statement/prospectus, several unexpected internal and external factors have caused AMC to change when it expects to launch certain new products and services. Specifically:

●	AMC’s new AR glasses will be launched in late 2025 or early 2026, which is approximately six to nine months after it was originally expected to be launched. The delay was caused by the following reasons:

○	The software development and test took longer time than AMC anticipated due to unexpected technical complexities. AMC’s research team is working hard on the best solution that can solve those technical issues. AMC plans to invest more resources into this and try the best to solve the issue as quickly as possible.
○	AMC also encountered certain hardware design challenges in finalizing its product design to meet the requirements that provided the best user experience to the market. AMC is working with its partners to expedite the process to finalize this design.
○	As AMC outsources its production to suppliers in China, the production plan was also impacted due to the above mentioned issues. AMC’s partners need to change and reschedule their production plan for the aforementioned delays. AMC is working closely with its partners on the new production plan to try to minimize the impact.

●	AMC’S new enterprise business will be launched in late 2025 or early 2026, which is also approximately six to nine months after it was originally expected to be launched for the following reasons:

○	AMC is working on hiring local and professional sales teams for its new enterprise products and services. This process took longer time than AMC expected due to AMC’s rigorous and high level of qualifications necessary to fill such sales positions. and it will take longer time for AMC to source, hire and train the candidates to meet such requirements.
○	Due to the changed schedule of product development and production, the sales plan and go-to market plan had to be rescheduled accordingly.
○	AMC is also working on exploring the opportunities of partnering with sales agents and distributors to augment its sale capabilities which is also time consuming.

SPAC’s Board of Directors’ Reasons for the Business Combination

The SPAC Board, in evaluating the transaction with AMC with respect to its business, consulted with its legal counsel, financial advisors, accounting advisors and other consultants. In reaching its resolution (i) that the terms and conditions of the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination and the Domestication, are advisable, fair to and in the best interests of SPAC and its shareholders and (ii) to recommend that the SPAC Shareholders approve the Business Combination Agreement and approve the Required SPAC Proposals, the SPAC Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below.

In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the SPAC Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The SPAC Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of SPAC’s reasons for the approval of the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in “Risk Factors.”

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In approving the Business Combination, the SPAC Board obtained a fairness opinion from Newbridge. In addition, the officers and directors of SPAC have substantial experience with mergers and acquisitions and in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background, together with experience and sector expertise of SPAC’s advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination.

The SPAC Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement and the Transactions contemplated thereby, including, but not limited to, the following:

●	Expanding Growth Industry. AMC is an innovative and smart security products and related solutions provider. Based on the due diligence performed by the SPAC Board and its advisors on AMC and its industry, including an assessment of mergers and acquisitions activity for companies in the industry in which AMC operates, the SPAC Board believes AMC represents an attractive opportunity for SPAC and its shareholders.

●	Public Company Readiness. The SPAC Board believes that AMC is well positioned to be a public company in terms of size, competitive advantages, value proposition and customer base.

●	Experienced and Proven Management Team. It is believed that Surviving PubCo’s management team will combine their expertise and experience to grow the development and distribution of AMC’s smart security and AI products. The SPAC management team has had the opportunity to engage and evaluate the AMC management team. In addition, the senior management members of AMC are expected to continue with Surviving PubCo following the Business Combination and to execute the business and strategic growth plans of AMC as a subsidiary of Surviving PubCo. Surviving PubCo will be led by Felix Danciu as its Chief Executive Officer and board member, who has 25 years of experience in the consumer goods and finance industry.

●	Financial condition. The SPAC Board also considered factors such as AMC’s historical financial results, outlook, financial plan, and debt structure. In considering these factors, the SPAC Board reviewed AMC’s historical growth and its current prospects for growth if AMC achieves its business plan. The SPAC Board also reviewed various historical and current balance sheet items of AMC.

●	Consideration payable. Following a review of the financial data provided to SPAC, including certain audited and unaudited financial information and models regarding AMC (including, where applicable, the assumptions underlying such unaudited financial information and models) and SPAC’s due diligence review of AMC’s business, the SPAC Board determined that the consideration being paid in the Business Combination, an amount that was negotiated at arms-length, was fair in light of such data and financial information.

●	Other Alternatives. After a review of other business combination opportunities reasonably available to SPAC, the SPAC Board believes that the proposed Business Combination represents the best potential business combination for SPAC and the most attractive opportunity for the SPAC Shareholders based upon the process utilized to evaluate and assess other potential acquisition targets.

●	Due Diligence. The SPAC Board reviewed and discussed in detail the results of the due diligence examination of AMC conducted by SPAC’s management and external advisors. This included extensive telephonic and in-person meetings with the management team and advisors of AMC regarding AMC’s business plan, operations, prospects and forecasts including historical growth trends and market share information as well as end-market size and growth projections, evaluation analyses with respect to the Business Combination, review of material contracts, AMC’s audited and unaudited financial statements and other material matters, as well as general financial, technical, legal, intellectual property, regulatory, tax and accounting due diligence.

●	Fairness Opinion. The SPAC Board considered the opinion delivered by Newbridge to the effect that, as of the date of the opinion, subject to and based on the assumptions made, procedures followed, matters considered, limitations of review undertaken and qualifications contained in the opinion, the Business Combination was fair from a financial point of view.

●	Negotiated Transaction. The terms and conditions of the Business Combination Agreement and the related agreements and the transactions contemplated thereby, each party’s representations, warranties, covenants, the conditions to each party’s obligation to consummate the Business Combination and the termination provisions, were the product of arm’s length negotiations, and, in the view of the SPAC Board, reasonable, and represent a strong commitment by SPAC and AMC to complete the Business Combination.

●	Interests of Certain Persons. The Sponsor and some officers and directors of SPAC have interests in the Business Combination. See the section titled “Proposal 1 – Interests of the Sponsor and SPAC’s Directors and Officers and others in the Business Combination.”

●	Other Risk Factors. Various other risk factors associated with AMC’s business, as described in the section entitled “Risk Factors.”

The SPAC Board also identified and considered the following factors and risks weighing negatively against pursuing the Business Combination, although not weighted or in any order of significance:

●	Benefits Not Achieved. The risk that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe.

●	Liquidation of SPAC. The risks and costs to SPAC if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in SPAC being unable to complete its initial business combination by December 22, 2024 (or, if such period is extended, within such extended period) and force SPAC to liquidate.

●	Exclusivity. The fact that the Business Combination Agreement includes an exclusivity provision that prohibits SPAC from soliciting other business combination proposals, which restricts SPAC’s ability, so long as the Business Combination Agreement is in effect, to consider other potential business combinations but only to the extent not inconsistent with the fiduciary duties of the SPAC Board.

●	Shareholder vote. The risk that the SPAC Shareholders may fail (a) to provide the votes necessary to approve the Required SPAC Proposals and effect the Business Combination or (b) to approve an extension of time to complete an alternative business combination if the time remaining after shareholders fail to approve the Business Combination is insufficient to secure an alternative business combination.

●	Redemptions. The risk that we will face a high level of redemptions that will jeopardize our ability to successfully consummate the Business Combination or an alternative business combination if an extension to the period of time to consummate a business combination is approved.

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●	Closing conditions. The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within SPAC’s control, such as approval by Nasdaq of the initial listing application in connection with the Business Combination.

●	Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

●	Fees and expenses. The fees and expenses associated with completing the Business Combination.

●	Macroeconomic Risks. Macroeconomic uncertainty and the effects it could have on the combined company’s financial condition and results of operation.

●	Listing Risks. The challenges associated with preparing Surviving PubCo and its subsidiaries for the applicable disclosure and listing requirements to which Surviving PubCo will be subject as a publicly traded company on Nasdaq.

●	Other risks. Various other risks associated with the Business Combination, the business of SPAC and the energy industry described under the section entitled “Risk Factors.”

The SPAC Board concluded that the potential benefits that it expected SPAC and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the SPAC Board unanimously determined that the Business Combination Agreement, the Business Combination and the Domestication were advisable, fair to, and in the best interests of, SPAC and its shareholders.

Satisfaction of 80% Test

It is a requirement under the SPAC Memorandum and Articles of Association that any business acquired by SPAC have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for an initial business combination. Based on the financial analysis of AMC generally used to approve the transaction, the SPAC Board determined that this requirement was met. The SPAC Board determined that the consideration being paid in the Business Combination, which amount was negotiated at arms-length, was fair to and in the best interests of SPAC and its shareholders and appropriately reflected AMC’s value. In reaching this determination, the SPAC Board concluded that it was appropriate to base such valuation in part on qualitative factors such as management strength and depth, competitive positioning, customer relationships, and technical skills, as well as quantitative factors such as AMC’s historical growth rate and its potential for future growth in revenue and profits. The SPAC Board believes that the financial skills and background of its members qualify it to conclude that the acquisition of AMC met this requirement and make the other determinations regarding the transaction. In addition, the SPAC board also considered the opinion provided by Newbridge to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications set forth therein, AMC had a fair market value equal to at least 80% of the net assets of the Trust Account.

Interests of the Sponsor and SPAC’s Directors and Officers and others in the Business Combination

When considering the recommendation of the SPAC Board to vote in favor of approval of the Business Combination Proposal, you should keep in mind that the Sponsor, SPAC’s directors and executive officers, and others have interests in such Proposal that are different from, or in addition to, those of SPAC Shareholders generally. These interests include, among other things, the interests listed below:

●	The Sponsor, SPAC’s officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on SPAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on SPAC’s behalf. If SPAC is unable to consummate a business combination, these expenses will likely not be reimbursed.
●	If SPAC is unable to complete a business combination within the required time period, the aggregate dollar amount of non-reimbursable funds the Sponsor and its affiliates have at risk that depends on the completion of a business combination is $[●] comprised of (a) $25,000 representing the aggregate purchase price paid for the SPAC Founder Shares, (b) $4,029,040 representing the aggregate purchase price paid for the private placement units, and (c) $[●] representing the aggregate amount outstanding as of [●], 2024 under the promissory notes.
●	If SPAC does not complete an initial business combination by December 22, 2024 (or a later date approved by SPAC Shareholders pursuant to the SPAC Memorandum and Articles of Association), the proceeds from the sale of the private placement units of $4,305,000, which includes the Sponsor’s private placement units and EBC’s private placement units, will be included in the liquidating distribution to SPAC Public Shareholders and the private placement units will expire worthless.
●	The Sponsor and EBC have agreed that their founder shares and private placement units, including all of their underlying securities, will not be sold or transferred by them (except to permitted transferees, as applicable) until the Business Combination has been consummated.
●	The fact that the Sponsor and SPAC’s directors, officers and their affiliates own an aggregate of 2,127,904 SPAC Ordinary Shares as of the date hereof, representing 30.4% of the voting power of the SPAC Ordinary Shares, and such holders are required by the Letter Agreement and Sponsor Support Agreement to vote those shares in favor of the Business Combination.
●	The fact that the other Sponsor Related Parties own 1,276,742 SPAC Ordinary Shares as of the date hereof, representing 18.2% of the voting power of the SPAC Ordinary Shares, and the Sponsor Related Parties are required by the Letter Agreement and Sponsor Support Agreement to vote those shares in favor of the Business Combination.
●	The 1,725,000 shares of Surviving PubCo Common Stock into which the 1,725,000 SPAC Ordinary Shares held by the Sponsor, Peace Capital Limited, an affiliate of Pengfei Zheng, and their respective affiliates will automatically convert in connection with the Business Combination, if unrestricted and freely tradeable, would have had an aggregate market value of $[●], based upon the closing price of $[●] per public share on the Nasdaq on [●], 2024, the most recent practicable date prior to the date of this proxy statement/prospectus. The 402,904 shares of Surviving PubCo Common Stock into which the 402,904 SPAC Private Shares underlying the private placement units held by the Sponsor and its affiliates will automatically convert in connection with the Business Combination, if unrestricted and freely tradeable, would have had an aggregate market value of $[●], based upon the closing price of $[●] per public share on the Nasdaq on [●], the most recent practicable date prior to the date of this proxy statement/prospectus. The [●] shares of Surviving PubCo Common Stock into which the [●] SPAC Private Rights underlying the private placement units held by the Sponsor and its affiliates will automatically convert in connection with the Business Combination, if unrestricted and freely tradeable, would have had an aggregate market value of $[●], based upon the closing price of $[●] per public share on the Nasdaq on [●], the most recent practicable date prior to the date of this proxy statement/prospectus.

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●	As a result of the low initial purchase price (consisting of $25,000 for the 1,725,000 Founder Shares, or approximately $0.014 per share, and $4,029,040 for the private placement units), the Sponsor, its affiliates and SPAC’s management team and advisors and affiliates stand to earn a positive rate of return or profit on their investment, even if other shareholders, such as the SPAC Public Shareholders, experience a negative rate of return because the post-business combination company subsequently declines in value. Thus the Sponsor, the SPAC officers and directors, and their respective affiliates may have more of an economic incentive for SPAC to, rather than liquidate if SPAC fails to complete the initial Business Combination by December 22, 2024, enter into an initial business combination on potentially less favorable terms with a potentially less favorable, more risky, weaker-performing or financially unstable business, or an entity lacking an established record of revenues or earnings, than would be the case if such parties had paid the full offering price for their SPAC Ordinary Shares.
●	The fact that the Sponsor and EBC have agreed not to redeem any of the Founder Shares and EBC Founder Shares in connection with a shareholder vote to approve the proposed Business Combination.
●	The fact that upon completion of the Business Combination, a business combination marketing fee of $2.415 million will be payable to EBC.
●	The Sponsor has agreed that it will be liable to SPAC if and to the extent any claims by a third party for services rendered or products sold to SPAC, or by a prospective target business with which SPAC has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.20 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets.
●	The fact that SPAC’s existing officers and directors will be eligible for continued indemnification and continued coverage under a directors’ and officers’ liability insurance policy after the Business Combination and pursuant to the Business Combination Agreement.
●	The exercise of SPAC’s officers and directors’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate.
●	SPAC’s officers, advisors, and directors are not required to, and will not, commit their full time to SPAC’s affairs. The SPAC’s Second Amended and Restated Memorandum and Articles of Association provides that the directors and officers of SPAC shall have no duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as SPAC. To the fullest extent permitted by applicable Law, and subject to his or her fiduciary duties under applicable Law, SPAC renounces any interest or expectancy of SPAC in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity offered to any director and officer of SPAC, on the one hand, and SPAC, on the other, unless such opportunity is expressly offered to such director or officer of SPAC solely in their capacity as an officer or director of SPAC and the opportunity is one SPAC is permitted to complete on a reasonable basis.
●	At the option of the Sponsor, the $[●] principal balances under the promissory notes may be converted into SPAC Ordinary Shares, at a price of $10.00 per SPAC Ordinary Share, in connection with the consummation of the Business Combination.

Pursuant to the Letter Agreement and the Sponsor Support Agreement, the Sponsor Related Parties have agreed to vote any founder shares owned by them in favor of the Proposals and waive their Redemption Rights with respect to such founder shares in connection with the consummation of the Business Combination. Such shares will be excluded from the pro rata calculation used to determine the per-share redemption price. As of the date of this proxy statement/prospectus, the Sponsor and SPAC’s directors, officers and affiliates own ab aggregate of approximately 30.4% of the issued and outstanding SPAC Ordinary Shares. For further details, see “Proposal No. 1 – The Business Combination Proposal – The Business Combination Agreement.”

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At any time at or prior to the Extraordinary General Meeting, during a period when they are not then aware of any material nonpublic information regarding SPAC or its securities, the Sponsor, AMC and/or their directors, officers, advisors or respective affiliates may purchase Public Shares from institutional and other investors who vote, or indicate an intention to vote, against any of the Required SPAC Proposals, or execute agreements to purchase such SPAC Ordinary Shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire Public Shares or vote their Public Shares in favor of the Required SPAC Proposals. Such a purchase may include a contractual acknowledgement that such SPAC shareholder, although still the record or beneficial holder of SPAC Ordinary Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its Redemption Rights.

In the event that the Sponsor, AMC and/or their directors, officers, advisors or respective affiliates purchase SPAC Ordinary Shares in privately negotiated transactions from SPAC Public Shareholders who have already elected to exercise their Redemption Rights, such selling SPAC shareholders would be required to revoke their prior elections to redeem their SPAC Ordinary Shares. The purpose of such SPAC Ordinary Share purchase and other transactions would be to limit the number of Public Shares electing to redeem, and to increase the likelihood that the Required SPAC Proposals receive the requisite vote of SPAC shareholders.

Entering into any such arrangements may have a depressive effect on the SPAC Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he or she owns, either at or prior to the Business Combination. However, any Public Shares purchased by the Sponsor, AMC and/or their directors, officers, advisors or respective affiliates would be purchased at a price no higher than the per share pro rata portion of the Trust Account.

If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. However, any Public Shares so purchased would not be voted in favor of the Required SPAC Proposals at the Extraordinary General Meeting and would not be redeemable by such purchasers. SPAC will file or submit a Current Report on Form 8-K to disclose any arrangements entered into or purchases made by any of the aforementioned persons, which report will include the number of Public Shares purchased, the purchase price, the purpose of the purchase, the impact that such purposes would have on the likelihood that the Required SPAC Proposals will be approved, the identity (if not purchased in the open market) or nature of the security holders who sold to the aforementioned persons, and the number of Public Shares then redeemed.

Compensation Received by the Sponsor

The Sponsor is AlphaVest Holdings, LP, a Delaware limited partnership. The Sponsor’s sole managing member is AlphaVest Management LLC, which is managed by Dahe Zhang. On February 7, 2022, the Sponsor paid SPAC $25,000, or approximately $0.014 per share, for 1,725,000 founder shares. Up to 225,000 SPAC Founder Shares were subject to forfeiture to the extent that EBC exercised its over-allotment option in full. On December 29, 2022, EBC exercised its over-allotment option in full resulting in no SPAC Founder Shares being forfeited. On April 18, 2023, the Sponsor transferred an aggregate of 1,035,000 SPAC Founder Shares to Peace Capital Limited, an entity controlled by Pengfei Zheng, SPAC’s Chairman. As of the date of this proxy statement/prospectus, the Sponsor holds 851,162 SPAC Ordinary Shares (which includes the SPAC Ordinary Shares underlying the private placement units) and 161,162 private placement units. Peace Capital Limited currently holds 1,276,742 SPAC Ordinary Shares (which includes the SPAC Ordinary Shares underlying the private placement units) and 241,742 private placement units. Upon the completion of the Business Combination, Sponsor and its affiliates will hold a total of [●] shares of Surviving PubCo Common Stock.

The Sponsor will not receive any compensation in connection with the Business Combination. Since the Sponsor only paid $25,000 for the SPAC Founder Shares it will retain at the closing of the Business Combination (approximately $0.014 per share) as compared to the $10.00 per share price paid by the SPAC Public Shareholders in the initial public offering of SPAC, the Sponsor will still be able to make a positive rate of return even if the market price of the shares is very low after the Closing while a SPAC Public Shareholder who purchased in the initial public offering would only make a positive rate of return if the trading price exceeds $10.00 per share. In addition, simultaneously with the closing of the initial public offering, the Sponsor also purchased in a private placement 365,000 private placement units at a purchase price of $10.00 per private placement unit for an aggregate capital contribution of $3,650,000. On December 29, 2022, simultaneously with the sale of the overallotment SPAC Units, the Sponsor also purchased in a private placement 37,904 private placement units at a purchase price of $10.00 per private placement unit for an aggregate capital contribution of $379,040. As disclosed herein, the Sponsor transferred to Peace Capital Limited a portion of its private placement units, such that as of the date of this proxy statement/prospectus, the Sponsor holds 161,162 private placement units and Peace Capital Limited holds 241,742 private placement units. Since the SPAC Founder Shares and the private placement units have been issued, there will not be material additional dilution to the equity interests of non-redeeming shareholders from those securities upon consummation of the Business Combination. The exchange of the SPAC Rights included in the private placement units for 40,290 shares of the Surviving PubCo Common Stock also will not result in material dilution to the non-redeeming shareholders.

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Potential Purchases of Public Shares

In connection with the shareholder vote to approve the Business Combination, the Sponsor Related Parties or any of their respective affiliates or advisors may privately negotiate transactions to purchase Public Shares from shareholders who would have otherwise elected to have their shares redeemed in conjunction with the Business Combination for a per share pro rata portion of the Trust Account. There is no limit on the number of Public Shares the Sponsor Related Parties, any of their respective affiliates, or advisors, may purchase in such transactions, subject to compliance with applicable law and the rules of the Nasdaq. However, any such purchases will be subject to limitations regarding possession of any material nonpublic information not disclosed to the seller of such shares and they will not make any such purchases if such purchases are prohibited by Regulation M or the tender offer rules under the Exchange Act. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per share pro rata portion of the Trust Account. However, none of the Sponsor Related Parties or any of their respective affiliates or advisors have current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase Public Shares in such transactions. None of the Sponsor Related Parties or any of their respective affiliates or advisors will make any such purchases when they are in possession of any material non-public information not disclosed to the seller of such Public Shares or during a restricted period under Regulation M under the Exchange Act. Such a purchase could include a contractual acknowledgement that such shareholder, although still the record holder of such Public Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its Redemption Rights, and could include a contractual provision that directs such shareholder to vote such shares in a manner directed by the purchaser.

In the event that the Sponsor Related Parties or any of their respective affiliates or advisors purchase Public Shares in privately negotiated transactions from SPAC Public Shareholders who have already elected to exercise their Redemption Rights, such selling shareholders would be required to revoke their prior elections to redeem their shares.

The purpose of any such purchases of Public Shares could be to (a) vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining shareholder approval of the Business Combination or (b) to satisfy a closing condition in the Business Combination Agreement, where it appears that such requirement would otherwise not be met. Any such purchases of SPAC’s Public Shares may result in the completion of the Business Combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent the purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of SPAC’s Ordinary Shares may be reduced and the number of beneficial holders of SPAC’s securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of SPAC’s securities on a national securities exchange.

The Sponsor Related Parties or any of their respective affiliates or advisors anticipate that they may identify the shareholders with whom the Sponsor Related Parties or any of their respective affiliates or advisors may pursue privately negotiated purchases by either the shareholders contacting them directly or by receipt of redemption requests submitted by shareholders following mailing of proxy materials in connection with the Business Combination. To the extent that the Sponsor Related Parties or any of their respective affiliates or advisors enter into a privately negotiated purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the Trust Account or vote against the Business Combination, whether or not such shareholder has already submitted a proxy with respect to the Business Combination but only if such shares have not already been voted at the Extraordinary General Meeting related to the Business Combination. The Sponsor Related Parties or any of their respective affiliates or advisors will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will only purchase Public Shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by the Sponsor Related Parties or any of their respective affiliates or advisors who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) of and Rule 10b-5 under the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. None of the Sponsor Related Parties or any of their respective affiliates or advisors will make purchases of SPAC Ordinary Shares if the purchases would violate Section 9(a)(2) of or Rule 10b-5 under the Exchange Act.

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Anticipated Accounting Treatment

It is anticipated that the Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under a reverse recapitalization, SPAC will be treated as the “acquired” company for financial reporting purposes. AMC has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	AMC’s shareholders will have the largest voting interest in Surviving PubCo under the no redemption, 25% redemption, 75% redemption and 100% redemption scenarios;
●	AMC’s shareholders will have the ability to nominate at least a majority of the members of the board of directors of Surviving PubCo;
●	AMC’s senior management will be the senior management of Surviving PubCo; and
●	AMC is the larger entity, in terms of substantive operations and employee base.

Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of AMC issuing stock for the net assets of SPAC, accompanied by a recapitalization. The net assets of SPAC will be stated at their historical carrying amounts with no goodwill or intangible assets recognized in accordance with U.S. GAAP.

Regulatory Matters

The Business Combination and the transactions contemplated by the Business Combination Agreement are not subject to any additional regulatory requirement or approval, except for (i) filings with the Registrar of Companies of the Cayman Islands and Secretary of State of the State of Delaware necessary to effectuate the Domestication and (ii) filings required with the SEC pursuant to the reporting requirements applicable to SPAC, and the requirements of the Securities Act and the Exchange Act, including the requirement to file the registration statement of which this proxy statement/prospectus forms a part and to disseminate this proxy statement/prospectus to SPAC’s shareholders. SPAC must comply with applicable U.S. federal and state securities laws in connection with the Domestication, including the filing with Nasdaq of a press release disclosing the Domestication, among other things.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the entry into the Business Combination Agreement, the consummation of the transactions contemplated by the Business Combination Agreement, including the issuance of the Merger Consideration, the performance by SPAC of its obligations thereunder, be approved, adopted, ratified and confirmed in all respects.”

Vote Required for Approval with Respect to the Business Combination Proposal

The approval of the Business Combination Proposal will require an ordinary resolution as a matter of Cayman Islands law, being the affirmative vote of the members representing at least a simple majority of the votes cast by holders of share of SPAC entitled to vote and present and voting in person or by proxy at the Extraordinary General Meeting. If any of the Domestication Proposal, the Business Combination Proposal, the Governing Documents Proposal, the Nasdaq Proposal or the Equity Incentive Plan Proposal fails to receive the required shareholder approval, the Business Combination will not be completed. Abstentions, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and accordingly will have no effect on the outcome of this proposal. All proposals presented at the Extraordinary General Meeting are “non-routine” matters and, therefore, there will be no “broker non-votes.”

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THE BUSINESS COMBINATION AGREEMENT

This subsection of this proxy statement/prospectus describes the material provisions of the Business Combination Agreement but does not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A hereto. You are urged to read the Business Combination Agreement in its entirety because it is the primary legal document that governs the business combination.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made and will be made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the underlying disclosure schedules, which we refer to as the “Schedules,” which are not filed publicly and which may be subject to contractual standards of materiality applicable to the contracting parties that differ from what may be viewed as material to shareholders. The representations and warranties in the Business Combination Agreement and the items listed in the Schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts.

General: Structure of the Business Combination

On August 16, 2024, SPAC, Merger Sub and AMC entered into the Business Combination Agreement, which provides for, among other things, the following transactions:

●	On the Closing Date, Merger Sub will merge with and into AMC, with AMC being the surviving company and a wholly owned subsidiary of SPAC, as Surviving PubCo.

●	Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one Surviving Company Share

●	Each Company Share (other than any Company Shares held in treasury that are cancelled and extinguished and any Company Dissenting Shares) issued and outstanding as of immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into the right to receive the Per Share Merger Consideration.

●	Each Company Share held immediately prior to the Effective Time by the Company as treasury stock shall be automatically cancelled and extinguished, and no consideration shall be paid with respect thereto.

The closing of the Business Combination is expected to take place on the date which is no later than three Business Days after the date on which all the conditions described below under the subsection below titled “ – Conditions to Closing” have been have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other time and place as SPAC and AMC may mutually agree. The terms of the Business Combination Agreement, which contain customary representations and warranties, covenants, closing conditions, termination provisions, and other terms relating to the Business Combination, are summarized below.

Effect of the Domestication on Existing SPAC Equity in the Business Combination

At the Domestication Effective Time, by virtue of the Domestication and without any action on the part of SPAC or any equity holders of AMC, SPAC will cause:

●	Each SPAC Unit that is issued and outstanding immediately prior to the Domestication to be separated into one SPAC Ordinary Share and one SPAC Right.

●	Each SPAC Ordinary Share that is issued and outstanding immediately prior to the Domestication to be converted into one Surviving PubCo Common Stock.

●	Each SPAC Right that is outstanding immediately prior to the Merger shall convert into one-tenth of one Surviving PubCo Common Stock.

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Merger Consideration

The Business Combination Agreement provides that the Exchange Share Consideration shall equal 17,500,000 shares of Surviving PubCo Common Stock. The Exchange Ratio shall equal (i) 17,500,000 shares of Surviving PubCo Common Stock divided by (ii) the number of Fully Diluted Shares.

The Business Combination Agreement includes a covenant for SPAC and its Representatives to use commercially reasonable efforts to cooperate and assist the Company with the private placement of equity securities of SPAC and/or the Company, in each case, on the terms and with counterparties, and otherwise satisfactory to the Company in its sole discretion. The Company and SPAC anticipate raising a minimum of $8 million in such Financing. The parties to the Business Combination Agreement intend to obtain the Financing, but there are currently no commitments for such Financing.

Conditions to Closing

Mutual Closing Conditions

The obligations of AMC and the SPAC Parties to consummate the Business Combination are subject to the satisfaction or waiver in accordance with the terms of the Business Combination Agreement (where permissible), at or prior to the Closing, of the following conditions:

●	the Required SPAC Proposals shall have been obtained;

●	no governmental authority having jurisdiction over the parties to the Business Combination Agreement with respect to Business Combination shall have (i) entered any law, regulation, judgment, decree, executive order or award which is then in effect and has the effect of enjoining or prohibiting the consummation of the Business Combination or (ii) adopted any law that would result in the consummation of the Business Combination being illegal or otherwise prohibited;

●	all shares of Surviving PubCo Common Stock outstanding as of the Closing shall be listed on Nasdaq as of the Closing Date subject to official notice of issuance;

●	the Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purposes shall have been initiated or threatened by the SEC and not withdrawn; and

●	the AMC Members shall have approved the Business Combinations in accordance with AMC’s Organizational Documents (the “AMC Requisite Approval”).

AMC Closing Conditions

The obligation of AMC to consummate or cause to be consummated the Business Combination is subject to the satisfaction of the following additional conditions, any one or more of which may be waived (in whole or in part) in writing by AMC in its sole discretion:

●	certain representations and warranties of the SPAC Parties shall be true and correct as indicated in the Business Combination Agreement;

●	each SPAC Party shall have performed its obligations under the Business Combination Agreement;

●	SPAC’s listing application with Nasdaq in connection with the Business Combination shall have been conditionally approved and, immediately following the Effective Time, SPAC shall, after giving effect to the redemption of Public Shares, and the Domestication, satisfy any applicable initial and continuing listing requirements of such Approved Stock Exchange, and SPAC shall not have received any notice of non-compliance therewith that has not been cured prior to, or would not be cured at or immediately following, the Effective Time, and the Surviving PubCo Common Stock shall have been approved for listing;

●	no action, suit or proceeding shall be pending or threatened before any Governmental Entity which (i) would prevent consummation of any of the transactions, (ii) would cause any of the transactions to be rescinded following consummation or (iii) would affect materially and adversely or otherwise encumber the title of the SPAC Shares to be issued by SPAC in connection with the Merger, and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect;

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Conditions to the Obligations of SPAC and SPAC Parties

The obligations of SPAC and the SPAC Parties to consummate the Business Combination and the other Transactions are subject to the satisfaction or, if permitted by applicable Law, written waiver by SPAC (on behalf of itself and the other SPAC Parties) of the following conditions:

●	All Company Fundamental Representations (as defined in the Business Combination Agreement) shall be true and correct (except for Capitalization, which shall be true and correct in all but de minimis respects).
●	All representations and warranties of AMC set forth in Article 3 (other than the Company Fundamental Representations) shall be true and correct in all respects as of the date of the Business Combination Agreement and as of the Closing Date, in each case, except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a company material adverse effect.
●	AMC shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by AMC under the Business Combination Agreement at or prior to the Closing.
●	Each of the Ancillary Documents required to be delivered by AMC at or prior to the Closing shall have been fully executed by each of the parties thereto, and be in full force and effect, fully binding on each of the parties thereto (other than any SPAC Party or the Sponsor).
●	AMC shall have delivered, or caused to be delivered to SPAC, at or prior to Closing (a) an officer’s certificate certifying that the conditions specified in Section 6.2(a) and Section 6.2(b) of the Business Combination Agreement are satisfied, (b) a certificate complying with Treasury Regulations Section 1.1445-2(c)(3) (along with the required notice and authorizations, as further disclosed in the Business Combination Agreement), and (c) the Closing Company Financial Statements (as defined in the Business Combination Agreement).

Ancillary Agreements

In connection with the execution of the Business Combination Agreement, (i) AlphaVest Holding, LP, a Delaware limited partnership and sponsor to SPAC (the “Sponsor”), SPAC and the Company entered into a support agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor agreed to vote its shares in favor of the Business Combination Agreement and the Business Combination and pay or reimburse SPAC for certain expenses; and (ii) certain holders of Company Shares, SPAC and the Company entered into support agreements pursuant to which, among other things, such holders agreed to support and vote in favor of the Business Combination Agreement and the Ancillary Agreements to which the Company is or will be a party and the Business Combination.

In addition, in connection with the closing of the Business Combination, SPAC will enter into (i) a lock-up agreement with the Sponsor, certain directors and officers of SPAC, and certain Company stockholders pursuant to which each of the parties will agree not to effect any sale or distribution of any equity securities of SPAC held by any of them during the lock-up period set forth therein, and (ii) a registration rights agreement along with the Sponsor, certain directors and officers of SPAC and certain Company stockholders pursuant to which SPAC will agree to file a registration statement for the resale of shares held by the Sponsor, such directors and officers of SPAC, and such Company stockholders subject to the terms and conditions described therein.

Representations and Warranties

The Business Combination Agreement contains customary representations, warranties and covenants of AMC and the SPAC Parties, in each case, relating to, among other things, their ability to enter into the Business Combination Agreement and their respective outstanding capitalization. These representations and warranties are subject to materiality, knowledge and other similar qualifications in many respects and will not survive the Closing. These representations and warranties have been made solely for the benefit of the other parties to the Business Combination Agreement and should not be relied on by you as characterizations of the actual state of facts about the respective parties.

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Conduct of Business Pending the Closing

SPAC agreed that, except as expressly contemplated or permitted by the Business Combination Agreement or any Transaction Document and except as required by applicable law, from the date of the Business Combination Agreement until the earlier of the termination of the Business Combination Agreement and the Effective Time, unless AMC otherwise consents in writing (which consent may not be unreasonably withheld, conditioned or delayed), SPAC will conduct its business, and cause Merger Sub to conduct their respective businesses, in the ordinary course of business and in a manner consistent with past practice. In addition, the SPAC Parties have agreed that prior to the Effective Time, subject to specified exceptions, they will not, without the prior written consent of AMC (which may not be unreasonably withheld, conditioned or delayed):

●	amend or otherwise change SPAC’s Organizational Documents, Merger Sub’s Organizational Documents or form any subsidiary of SPAC other than Merger Sub;

●	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its equity interests, other than redemptions from the Trust Fund that are required pursuant to SPAC’s Organizational Documents;

●	reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the SPAC Ordinary Shares or the Merger Sub Interests, except for payments from the Trust Fund pursuant to the exercise of Redemption Rights;

●	issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock or other securities of the SPAC Parties, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the SPAC Parties;

●	acquire (including by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or enter into any strategic joint ventures, partnerships or alliances with any other person;

●	incur any indebtedness for borrowed money or guarantee any indebtedness for borrowed money or obligations of another person or persons, issue or sell any debt securities or warrants or other rights to acquire any debt securities of SPAC or its subsidiaries, as applicable;

●	make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP or applicable law made subsequent to the date of the Business Combination Agreement, as agreed to by its independent accountants;

●	amend any material tax return; change any material method of tax accounting; make, change or rescind any material election relating to taxes; settle or compromise any material U.S. federal, state, local or non-U.S. tax audit, assessment, tax claim or other controversy relating to taxes; surrender any right to claim a tax refund; or enter into any tax sharing, allocation, indemnity or similar agreement (other than an agreement, contract or arrangement the primary purpose of which does not relate to taxes);

●	liquidate, dissolve, reorganize or otherwise wind up the business and operations of the SPAC Parties;

●	amend or modify the Trust Agreement or any other agreement related to the Trust Account or SPAC’s Organizational Documents, or seek any approval from SPAC shareholders with respect to any such change, modification or amendment in a manner that is materially adverse to AMC;

●	waive, release, assign, settle or compromise any litigation, suit, claim, charge, grievance, action, proceeding, audit or investigation by or before any governmental authority;

●	adopt or enter into any employee benefit plan; or

●	enter into any binding agreement or otherwise make a binding commitment with respect to any of the foregoing.

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Additional Covenants and Agreements

The Business Combination Agreement includes the following covenants and agreements, among others:

Proxy Statement; Financial Statements

Following the date of the Business Combination Agreement, SPAC (with the assistance and cooperation of AMC as reasonably requested by SPAC) agreed to prepare and file with the SEC the Registration Statement of which this proxy statement/prospectus forms a part in connection with the registration under the Securities Act of the shares of Surviving PubCo Common Stock to be issued or issuable pursuant to the Business Combination Agreement, which Registration Statement includes a proxy statement in preliminary form relating to the Extraordinary General Meeting.

Prior to the filing of the Registration Statement (or any amendment thereto), AMC shall deliver to SPAC (i) a final copy of the audited consolidated balance sheets of AMC and the AMC Subsidiaries as of December 31, 2022 and as of December 31, 2023, and the related audited consolidated statements of operations and comprehensive loss and cash flows of AMC and the AMC Subsidiaries for each of the years then ended; and (ii) each of the financial statements of AMC and the AMC Subsidiaries required to be included in the Registration Statement or any other filings to be made by SPAC with the SEC in connection with the Transactions.

SPAC Extraordinary General Meeting

SPAC agreed to call and hold the Extraordinary General Meeting as promptly as practicable after the date on which this Registration Statement becomes effective for the purpose of voting solely upon the Proposals, and to use its reasonable best efforts to hold the Extraordinary General Meeting as soon as practicable after the date on which this Registration Statement becomes effective; provided, that SPAC may (or, upon the receipt of a request to do so from AMC, will) postpone or adjourn the Extraordinary General Meeting on one or more occasions with AMC’s prior written consent or upon the good faith determination by the SPAC Board that such postponement or adjournment is reasonably necessary to (a) solicit additional proxies to obtain the SPAC Shareholder Approval, (b) obtain a quorum if one is not present at any then scheduled Extraordinary General Meeting, or (c) ensure that any supplement or amendment to this proxy statement/prospectus that the SPAC Board has determined in good faith is required by applicable law is provided to the SPAC shareholders with adequate time for review prior to the Extraordinary General Meeting.

SPAC has agreed to use its reasonable best efforts to obtain the approval of the Proposals at the Extraordinary General Meeting, including by soliciting from its shareholders proxies as promptly as possible in favor of the Proposals, and to take all other action necessary or advisable to secure the required vote or consent of its shareholders. SPAC agreed, through the SPAC Board, to recommend to its shareholders that they approve the Proposals (the “SPAC Board Recommendation”) and to include the SPAC Board Recommendation in this proxy statement/prospectus. Except as described below, neither the SPAC Board nor any committee or subgroup thereof will change, withdraw, withhold, qualify or modify (or publicly propose to change, withdraw, withhold, qualify or modify) the SPAC Board Recommendation (any of the foregoing actions, a “SPAC Board Change in Recommendation”).

Exclusivity

From the date of the Business Combination Agreement and ending on the earlier of the Effective Time and the termination of the Business Combination Agreement, the parties agreed not to, and to cause their respective subsidiaries and its and their respective representatives not to, directly or indirectly, (a) enter into, knowingly solicit, initiate, or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, concerning any sale of any material assets of such party or any of the outstanding capital stock or equity interests or any conversion, consolidation, liquidation, dissolution or similar transaction involving such party or any of such party’s subsidiaries other than with the other parties to the Business Combination Agreement and their respective representatives (an “Alternative Transaction”), (b) enter into any agreement regarding, continue or otherwise knowingly participate in any discussions regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction or (c) commence, continue or renew any due diligence investigation regarding any Alternative Transaction. Each party agreed to, and agreed to cause their respective affiliates and representatives to, immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any Alternative Transaction.

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Stock Exchange Listing

Each of SPAC and AMC will use its reasonable best efforts to cause all shares of Surviving PubCo Common Stock outstanding immediately following the Closing to be approved for listing on the Nasdaq. During the period from date of the Business Combination Agreement until the Closing, SPAC will use its reasonable best efforts to keep the SPAC Units, SPAC Ordinary Shares and SPAC Rights listed for trading on the Nasdaq.

Surviving PubCo Board of Directors

SPAC will take all necessary action so that immediately following the Closing, the Surviving PubCo Board is comprised of [●] directors.

Payment of Transaction Expenses

All fees and expenses incurred in connection with the transaction shall be paid by the party incurring such fees and expenses. Notwithstanding the foregoing, all expenses incurred by SPAC after September 30, 2024 shall be paid by AMC. All such advanced expenses shall be repaid by SPAC to AMC if the Business Combination Agreement is terminated prior to the Closing.

AMC Member Approval

AMC will, in a manner in compliance with applicable law, solicit and deliver to SPAC, the AMC Required Shareholder Approval as soon as practicable (and in any event no later than the Extraordinary General Meeting) after the Registration Statement becomes effective.

Equity Financing

From the date of the Business Combination Agreement until the earlier of the Closing or the termination of the Business Combination Agreement, SPAC shall, and shall cause its representatives to, use commercially reasonable efforts to provide such cooperation and assistance to AMC for the private placement of equity securities of SPAC and/or AMC, in each case, on terms and with counterparties and otherwise satisfactory to AMC in its sole discretion; provided, that any such financing involving equity securities of SPAC shall not be consummated prior to the Closing Date. The Company and SPAC anticipate raising a minimum $8 million in such Financing.

Survival of Representations, Warranties and Covenants

None of the representations, warranties, covenants, obligations or other agreements in the Business Combination Agreement or in any certificate, statement or instrument delivered pursuant to the Business Combination Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions will survive the Effective Time, except for (a) those covenants or agreements contained therein which by their terms expressly apply in whole or in part after the Effective Time and then only with respect to any breaches occurring after the Effective Time and (b) certain miscellaneous provisions of the Business Combination Agreement.

Termination

The Business Combination Agreement may be terminated and the Business Combination may be abandoned at any time prior to the Closing as follows:

●	by mutual written consent of SPAC and AMC;

●	by either SPAC or the Company, if there shall be in effect any (i) Law or (ii) Order (other than, for the avoidance of doubt, a temporary restraining order), that (x) in the case of each of clauses (i) and (ii), permanently restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Merger, and (y) in the case of clause (ii) such Order shall have become final and non-appealable;

●	by either SPAC or the Company, if the Effective Time has not occurred by 11:59 p.m., New York City time, on December 22, 2024 (the “Termination Date”); provided, however, that if the SEC has not declared the Registration Statement / Proxy Statement effective on or prior to December 22, 2024, the Termination Date shall be automatically extended to June 30, 2025; and provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(c) will not be available to any Party whose material breach of any provision of this Agreement caused or resulted in the failure of the Merger to be consummated by such time;

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●	by either SPAC or the Company, if SPAC fails to obtain the Required SPAC Shareholder Approvals upon vote taken thereon at the SPAC Extraordinary General Meeting (including any adjournment or postponement thereof); provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any Party if such Party has materially breached Section 5.8 or Section 5.9;

●	by SPAC, if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) to be satisfied at the Closing and (ii) is not capable of being cured by the Company by the Termination Date or, if capable of being cured by the Company by the Termination Date, is not cured by the Company before the earlier of (x) the third (3rd) Business Day immediately prior to the Termination Date and (y) the forty-fifth (45th) day following receipt of written notice from SPAC of such breach or failure to perform; provided that SPAC shall not have the right to terminate this Agreement pursuant to this Section 7.1(e) if it is then in material breach of any of its representations, warranties, covenants or other agreements contained in this Agreement;

●	by the Company, if a SPAC Party has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) to be satisfied at the Closing and (ii) is not capable of being cured by the Termination Date or, if capable of being cured by the SPAC Party by the Termination Date, is not cured by the SPAC Party before the earlier of (x) the 3rd (third) Business Day immediately prior to the Termination Date and (y) the 45th (forty-fifth) day following receipt of written notice from the Company of such breach or failure to perform; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(f) if it is then in material breach of any of its representations, warranties, covenants or other agreements contained in this Agreement; or

●	by SPAC, by written notice to the Company, if the Company fails to deliver the Company Shareholder Written Consent by the Company Shareholder Written Consent Deadline; provided that SPAC shall have no right to terminate this Agreement pursuant to this Section 7.1(g) at any time following the delivery of the Company Shareholder Written Consent, even if the Company Shareholder Written Consent is delivered following the Company Shareholder Written Consent Deadline.

Amendments

The Business Combination Agreement may be amended in writing by the parties thereto at any time prior to the Closing. The Business Combination Agreement may not be amended except by an instrument in writing signed by each party thereto.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof or include all of the additional agreements entered into or to be entered into pursuant to the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. Stockholders and other interested parties are urged to read such Related Agreements in their entirety.

Registration Rights Agreement

The Business Combination Agreement contemplates that, at the Closing, the Surviving PubCo, the Sponsor and certain stockholders of SPAC and certain of their respective affiliates will enter into the Registration Rights Agreement, pursuant to which the Surviving PubCo will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of the Surviving PubCo SPAC Ordinary Shares and other equity securities of the Surviving PubCo that are held by the parties thereto from time to time, subject to the restrictions on transfer therein.

The Registration Rights Agreement will amend and restate the registration rights agreement by and among SPAC, the Sponsor and the other parties thereto, dated January 14, 2022 and entered into in connection with SPAC’s initial public offering.

Sponsor Support Agreement

In connection with the execution of the Business Combination Agreement, (i) the Sponsor, SPAC and the Company entered into the Sponsor Support Agreement, pursuant to which, among other things, the Sponsor agreed to vote its shares in favor of the Business Combination Agreement and the Business Combination and pay or reimburse SPAC for certain expenses.

Transaction Support Agreements

In connection with the execution of the Business Combination Agreement, certain holders of Company Shares, SPAC and the Company entered into the Transaction Support Agreements, pursuant to which, among other things, such holders agreed to support and vote in favor of the Business Combination Agreement and the Ancillary Agreements to which the Company is or will be a party and the Business Combination.

Exchange Listing

The SPAC Units, SPAC Ordinary Shares and SPAC Rights are currently traded on Nasdaq under the symbols “ATMVU,” ATMV” and “ATMVR.” At the closing of the Business Combination, the SPAC Units separate into their component SPAC Ordinary Shares and SPAC Rights so that the SPAC Units will no longer trade separately under “ATMVU.” SPAC intends to apply for the listing of the Surviving PubCo Common Stock on the Nasdaq Capital Market under the ticker symbol “[●]”.

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PROPOSAL NO. 2 - THE DOMESTICATION PROPOSAL

Overview

SPAC is proposing to change its corporate structure and deregister as an exempted company incorporated under the laws of the Cayman Islands and transfer by way of continuation as a corporation incorporated under the laws of the State of Delaware. This change will be implemented as a legal continuation of SPAC under the applicable laws of Cayman Islands and the State of Delaware as described under the subsection entitled “- Manner of Effecting the Domestication and the Legal Effect of the Domestication.”

SPAC is proposing to change its corporate structure and deregister as an exempted company incorporated under the laws of the Cayman Islands and transfer by way of continuation as a corporation incorporated under the laws of the State of Delaware. This change will be implemented as a legal continuation of SPAC under the applicable laws of Cayman Islands and the State of Delaware as described under the subsection entitled “ - Manner of Effecting the Domestication and the Legal Effect of the Domestication.”

The Domestication will be effected by the filing of a Certificate of Corporate Domestication and Surviving PubCo Certificate of Incorporation with the Delaware Secretary of State and filing an application to de-register SPAC with the Registrar of Companies of the Cayman Islands. In connection with the Domestication, all outstanding securities of SPAC will convert to outstanding securities of the continuing Delaware corporation. The Domestication will become effective immediately prior to, and on the same date as, the completion of the Business Combination. The Surviving PubCo Certificate of Incorporation, which will become effective upon the Domestication, is attached to this proxy statement/prospectus as Annex B.

At the effective time of the Domestication, which will be the Closing Date, the separate existence of SPAC will cease as a Cayman Islands exempted company and will become and continue as a Delaware corporation. The SPAC’s Second Amended and Restated Memorandum and Articles of Association will be replaced by Surviving PubCo Certificate of Incorporation and Surviving PubCo Bylaws and your rights as a shareholder will cease to be governed by the laws of the Cayman Islands and you will become a stockholder of Surviving PubCo with all rights as such governed by Delaware law. In connection with the Domestication and simultaneously with the Business Combination, the corporate name of SPAC will change to “[●].”

If the Business Combination Proposal is approved, then SPAC is asking its shareholders to approve this Domestication Proposal. Under the Business Combination Agreement, the approval of the Domestication Proposal is also a condition to the consummation of the Business Combination.

Reasons for the Domestication

Our SPAC Board believes that there are significant advantages to us that will arise as a result of a change of our domicile to Delaware. Further, our SPAC Board believes that any direct benefit that the DGCL provides to a corporation also indirectly benefits its stockholders, who are the owners of the corporation.

The SPAC Board believes that there are several reasons why a reincorporation in Delaware is in the best interests of SPAC and its shareholders. As explained in more detail below, these reasons can be summarized as follows:

●	Prominence, Predictability, and Flexibility of Delaware Law. For many years, Delaware has followed a policy of encouraging incorporation in its state and, in furtherance of that policy, has been a leader in adopting, construing, and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware. Because of Delaware’s prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated the ability and a willingness to act quickly and effectively to meet changing business needs. The DGCL is frequently revised and updated to accommodate changing legal and business needs and is more comprehensive, widely used and interpreted than other state corporate laws. This favorable corporate and regulatory environment is attractive to businesses such as ours.

●	Well-Established Principles of Corporate Governance. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and to the conduct of a company’s board of directors, such as under the business judgment rule and other standards. Because the judicial system is based largely on legal precedents, the abundance of Delaware case law provides clarity and predictability to many areas of corporate law. We believe such clarity would be advantageous to Surviving PubCo, its board of directors and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions. Further, investors and securities professionals are generally more familiar with Delaware corporations, and the laws governing such corporations, increasing their level of comfort with Delaware corporations relative to other jurisdictions. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs. Moreover, Delaware’s vast body of law on the fiduciary duties of directors provides appropriate protection for Surviving PubCo’s stockholders from possible abuses by directors and officers.

●	Increased Ability to Attract and Retain Qualified Directors. Reincorporation from the Cayman Islands to Delaware is attractive to directors, officers, and stockholders alike. SPAC’s incorporation in Delaware may make Surviving PubCo more attractive to future candidates for our board of directors, because many such candidates are already familiar with Delaware corporate law from their past business experience. To date, we have not experienced difficulty in retaining directors or officers, but directors of public companies are exposed to significant potential liability. Thus, candidates’ familiarity and comfort with Delaware laws - especially those relating to director indemnification (as discussed below) - draw such qualified candidates to Delaware corporations. Our SPAC Board therefore believes that providing the benefits afforded directors by Delaware law will enable Surviving PubCo to compete more effectively with other public companies in the recruitment of talented and experienced directors and officers. Moreover, Delaware’s vast body of law on the fiduciary duties of directors provides appropriate protection for our stockholders from possible abuses by directors and officers.

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The frequency of claims and litigation pursued against directors and officers has greatly expanded the risks facing directors and officers of corporations in carrying out their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. While both Cayman and Delaware law permit a corporation to include a provision in its governing documents to reduce or eliminate the monetary liability of directors for breaches of fiduciary duty in certain circumstances, we believe that, in general, Delaware law is more developed and provides more guidance than Cayman law on matters regarding a company’s ability to limit director liability. As a result, we believe that the corporate environment afforded by Delaware will enable the surviving corporation to compete more effectively with other public companies in attracting and retaining new directors.

Anticipated Accounting Treatment of the Domestication

The Domestication is being proposed solely for the purpose of changing the legal domicile of SPAC. There will be no accounting effect or change in the carrying amount of the assets and liabilities of SPAC as a result of the Domestication. The business, capitalization, assets and liabilities and financial statements of SPAC immediately following the Domestication will be the same as those immediately prior to the Domestication.

Reasons for the Name Change

The SPAC Board believes that it would be in the best interests of SPAC to, in connection with the Domestication and simultaneously with the Business Combination, change the corporate name to “[●]” in order to more accurately reflect the business purpose and activities of Surviving PubCo.

Regulatory Approvals; Third Party Consents

SPAC is not required to make any filings or to obtain any approvals or clearances from any antitrust regulatory authorities in the United States or other countries in order to complete the Domestication; however, because the Domestication must occur immediately prior to the Business Combination, it will not occur unless the Business Combination can be completed, which will require the approvals as described under the section entitled “Proposal No. 1 – The Business Combination Proposal.” SPAC must comply with applicable United States federal and state securities laws in connection with the Domestication, including the filing with Nasdaq of a press release disclosing the Domestication, among other things.

The Domestication will not breach any covenants or agreements binding upon SPAC and will not be subject to any additional federal or state regulatory requirements, except compliance with the laws of the Cayman Islands and Delaware necessary to effect the Domestication.

Surviving PubCo Certificate of Incorporation and Surviving PubCo Bylaws

Commencing with the effective time of the Domestication , which will be the Closing Date, the Surviving PubCo Certificate of Incorporation and Surviving PubCo Bylaws will govern the rights of stockholders in Surviving PubCo.

A chart comparing your rights as a holder of ordinary shares of SPAC as a Cayman Islands exempted company with your rights as a holder of Surviving PubCo Common Stock as a Delaware corporation can be found below in “— Comparison of Shareholder Rights under the Applicable Corporate Law Before and After the Domestication.”

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Tax Consequences to Holders of SPAC Ordinary Shares and SPAC Rights Who Receive Surviving PubCo Common Stock as a Result of the Domestication

In connection with the Domestication, holders of SPAC Ordinary Shares and SPAC Rights who do not elect to exercise their Redemption Rights will receive shares of Surviving PubCo Common Stock. For a discussion of the material U.S. federal income tax consequences of the Domestication, see the section entitled “Material U.S. Federal Income Tax Consequences.”

Manner of Effecting the Domestication and the Legal Effect of the Domestication

Delaware Law

Pursuant to Section 388 of the DGCL, a non-United States entity may become domesticated as a Delaware corporation by filing with the Delaware Secretary of State a certificate of corporate domestication and a certificate of incorporation, certifying to the matters set forth in Section 388 of the DGCL. The Domestication must be approved in the manner provided for by the instrument or other writing governing the internal affairs of the non-United States entity and the conduct of its business or by applicable non-Delaware law, as appropriate and Surviving PubCo Certificate of Incorporation must be approved by the same authorization required to approve the Domestication.

When a non-United States entity has become domesticated as a Delaware corporation, for all purposes of Delaware law, the corporation will be deemed to be the same entity as the domesticating non-United States entity and the domestication will constitute a continuation of the existence of the domesticating non-United States entity in the form of a Delaware corporation. When any domestication will have become effective, for all purposes of Delaware laws, all of the rights, privileges and powers of the non-United States entity that has been domesticated and all property, real, personal and mixed and all debts due to such non-United States entity, as well as all other things and causes of action belonging to such non-United States entity, will remain vested in the corporation to which such non-United States entity has been domesticated (and also in the non-United States entity, if and for so long as the non-United States entity continues its existence in the foreign jurisdiction in which it was existing immediately prior to the domestication) and will be the property of such corporation (and also of the non-United States entity, if and for so long as the non-United States entity continues its existence in the foreign jurisdiction in which it was existing immediately prior to the domestication); but all rights of creditors and all liens upon any property of such non-United States entity will be preserved unimpaired and all debts, liabilities and duties of the non-United States entity that has been domesticated will remain attached to the corporation to which such non-United States entity has been domesticated (and also to the non-United States entity, if and for so long as the non-United States entity continues its existence in the foreign jurisdiction in which it was existing immediately prior to the domestication) and may be enforced against it to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as such corporation. The rights, privileges, powers and interests in property of the non-United States entity, as well as the debts, liabilities and duties of the non-United States entity, will not be deemed, as a consequence of the domestication, to have been transferred to the corporation to which such non-United States entity has domesticated for any purpose of the laws of the State of Delaware.

Cayman Islands Law

If the Domestication Proposal is approved, SPAC will also apply to deregister as a Cayman Islands exempted company pursuant to the Cayman Companies Act. Upon the deregistration, SPAC will no longer be subject to the provisions of the Cayman Companies Act. Except as provided in the Cayman Companies Act, the deregistration will not affect the rights, powers, authorities, functions and liabilities or obligations of SPAC or any other person.

Vote Required for Approval

The approval of the Domestication Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of at least a two-thirds (2/3) majority of the votes cast by the holders of the issued and outstanding SPAC Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the Extraordinary General Meeting. Abstentions, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and accordingly will have no effect on the outcome of this proposal. All proposals presented at the Extraordinary General Meeting are “non-routine” matters and, therefore, there will be no “broker non-votes.”

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The Domestication Proposal is conditioned on the approval of each of the Required SPAC Proposals. Therefore, if any of the Required SPAC Proposals is not approved, the Domestication Proposal will have no effect, even if approved by holders of SPAC Ordinary Shares.

Pursuant to the Letter Agreement and the Sponsor Support Agreement, the Sponsor Related Parties holding an aggregate of [●] SPAC Ordinary Shares (or 20% of the outstanding SPAC Ordinary Shares) have agreed to vote their respective shares in favor of each of the proposals set forth in this proxy statement/prospectus. As a result, only [●] SPAC Ordinary Shares held by the public shareholders will need to be present in person by attendance or by proxy to satisfy the quorum requirement for the Extraordinary General Meeting. In addition, as the vote to approve the Domestication Proposal is at least two-thirds of the votes cast at a meeting at which a quorum is present, assuming only the minimum number of SPAC Ordinary Shares to constitute a quorum is present, only [●] SPAC Ordinary Shares, or approximately [●]% of the outstanding SPAC Ordinary Shares held by the public shareholders must vote in favor of the Domestication Proposal for it to be approved.

Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as a special resolution, that SPAC be transferred by way of continuation from the Cayman Islands to Delaware pursuant to Part XII of the Companies Act (Revised) of the Cayman Islands (the “Cayman Companies Act”) and Section 388 of the General Corporation Law of the State of Delaware and de-registered as a Cayman Islands exempted company in accordance with section 206 of the Cayman Companies Act and, immediately upon being de-registered in the Cayman Islands, SPAC be continued and domesticated as a corporation under the laws of the state of Delaware and, conditional upon, and with effect from, the registration of SPAC as a corporation in the State of Delaware, the name of SPAC be changed from “AlphaVest Acquisition Corp” to “[●]”

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SPAC SHAREHOLDERS VOTE “FOR” THE DOMESTICATION PROPOSAL.

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PROPOSAL NO. 3 – THE NASDAQ PROPOSAL

Overview

Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (a) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for such securities); or (b) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Collectively, the shares of Surviving PubCo Common Stock to be issued in connection with the Business Combination (including the Financing) will exceed 20% or more of the outstanding SPAC Ordinary Shares and 20% or more of the voting power, in each case outstanding before the issuance of such shares in connection with the Business Combination.

Under Nasdaq Listing Rule 5635(b), stockholder approval is required when any issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single invested or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control. Under Nasdaq Rule 5635(b), the issuance of the shares of Surviving PubCo Common Stock to the former equityholders of AMC may result in a “change of control” of SPAC.

Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering, involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the lesser of the official Nasdaq closing price immediately before signing of the binding agreement and the average official Nasdaq closing price for the five trading days immediately preceding the signing of the binding agreement of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

Accordingly, because the number of shares of Surviving PubCo Common Stock we anticipate issuing in connection with the Business Combination (1) will constitute more than 20% of our outstanding SPAC Ordinary Shares and more than 20% of outstanding voting power prior to such issuance and (2) may result in a change of control of SPAC, we are required to obtain shareholder approval of such issuance pursuant to Nasdaq Listing Rules 5635.

Vote Required for Approval with Respect to the Nasdaq Proposal

The approval of the Nasdaq Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the members representing at least a simple majority of the votes cast by holders of SPAC Ordinary Shares present and voting in person or by proxy at the Extraordinary General Meeting. Abstentions will be considered present for the purposes of establishing a quorum. Abstentions, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and accordingly will have no effect on the outcome of this proposal. All proposals presented at the Extraordinary General Meeting are “non-routine” matters and, therefore, there will be no “broker non-votes.”

The Nasdaq Proposal is conditioned on the approval and adoption of each of the other Required SPAC Proposals. Therefore, if all of the Required SPAC Proposals are not approved, the Nasdaq Proposal will have no effect, even if approved by SPAC’s shareholders.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that for the purposes of complying with the 5635 of the Nasdaq Listing Rules, the issuance of shares of common stock, par value $0.00001 per share, of Surviving PubCo in connection with the Business Combination (including the Financing) be approved.”

Recommendation of the SPAC Board

THE SPAC BOARD UNANIMOUSLY RECOMMENDS THAT SPAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ PROPOSAL.

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PROPOSAL NO. 4 - THE GOVERNING DOCUMENTS PROPOSALS

Overview

SPAC Shareholders are being asked to adopt the new Surviving PubCo Certificate of Incorporation and Surviving PubCo Bylaws in the form attached hereto as Annexes B and C, which, in the judgment of the SPAC Board, is necessary to adequately address the needs of SPAC following the Domestication and the consummation of the Business Combination.

For a summary of the key differences between the SPAC’s Second Amended and Restated Memorandum and Articles of Association under Cayman Islands law and the new Surviving PubCo Certificate of Incorporation and Surviving PubCo Bylaws under the DGCL, please see “Comparison of Corporate Governance and Shareholder Rights.” The summary is qualified in its entirety by reference to the full text of Surviving PubCo Certificate of Incorporation and Surviving PubCo Bylaws, a copy of which is included as Annex B and Annex C to this proxy statement/prospectus.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as a special resolution, that with effect from the date of the Domestication, (i) the SPAC’s Second Amended and Restated Memorandum and Articles of Association currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the proposed Surviving PubCo Certificate of Incorporation and Surviving PubCo Bylaws (copies of which are attached to the proxy statement/prospectus in respect of the Extraordinary General Meeting as Annex B and Annex C)and (ii) the name of SPAC be changed to “[●].”

Vote Required for Approval With Respect to the Governing Documents Proposal

The approval of the Governing Documents Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the members representing at least two-thirds of the votes cast by holders of SPAC Ordinary Shares entitled to vote and present and voting in person or by proxy at the Extraordinary General Meeting. Abstentions, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and accordingly will have no effect on the outcome of this proposal. All Proposals presented at the Extraordinary General Meeting are “non-routine” matters and, therefore, there will be no “broker non-votes.”

The Governing Documents Proposal is conditioned on the approval and adoption of each of the other Required SPAC Proposals. Therefore, if all of the Required SPAC Proposals are not approved, the Governing Documents Proposal will have no effect, even if approved by the SPAC Shareholders and the Surviving PubCo Certificate of Incorporation will not be filed with the Secretary of State of the State of Delaware.

Recommendation of the SPAC Board with Respect to the Governing Documents Proposal.

THE SPAC BOARD UNANIMOUSLY RECOMMENDS THAT THE SPAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE GOVERNING DOCUMENTS PROPOSAL.

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PROPOSAL NO. 5 - THE EQUITY INCENTIVE PLAN PROPOSAL

Overview

The Equity Incentive Plan Proposal asks shareholders of SPAC to approve and adopt the 2024 Incentive Plan. An aggregate number of shares of Surviving PubCo Common Stock equal to 5% of the shares of Surviving PubCo Common Stock outstanding immediately following the Closing will be reserved for issuance under the 2024 Incentive Plan. The Surviving PubCo Board approved the 2024 Incentive Plan on [●], subject to approval by SPAC’s shareholders at the Extraordinary General Meeting. If approved by the shareholders, the effective date of the 2024 Incentive Plan will be the Closing Date. The 2024 Incentive Plan is described in more detail below. A copy of the 2024 Incentive Plan is attached as Annex D to this proxy statement/prospectus. If approved by the shareholders, the 2024 Incentive Plan will be administered by the Surviving PubCo Board or by the compensation committee of the Surviving PubCo Board, which will have the authority to make awards under the 2024 Incentive Plan.

After careful consideration, the SPAC Board believes that approving the 2024 Incentive Plan is in the best interests of SPAC and its shareholders. The general purpose of the 2024 Incentive Plan is to attract and retain employees, directors and consultants who contribute to Surviving PubCo’s success by their ability, ingenuity and industry, and to enable such persons to participate in the long-term success and growth of Surviving PubCo. If approved, the 2024 Incentive Plan will enable Surviving PubCo to provide stock-based incentives that align the interests of employees, directors and consultants with those of the stockholders of Surviving PubCo by motivating such persons to achieve long-term results and rewarding them for their achievements.

Terms of the 2024 Incentive Plan

The following summary of the principal terms of the 2024 Incentive Plan is qualified in its entirety by the full text of the 2024 Incentive Plan, a copy of which is attached as Annex D to this proxy statement/prospectus. You may also obtain, free of charge, a copy of the 2024 Incentive Plan by writing to AMC at the address set forth in this proxy statement/prospectus.

Administration. The Surviving PubCo Board or one or more committees appointed by the Surviving PubCo Board will administer the 2024 Incentive Plan. For this purpose, the Surviving PubCo Board will delegate general administrative authority for the 2024 Incentive Plan to the compensation committee of the Surviving PubCo Board. The appropriate acting body, whether the Surviving PubCo Board, the compensation committee of the Surviving PubCo Board or another committee appointed by the Surviving PubCo Board, is referred to in this summary as the “Administrator”. The Administrator may also delegate to one or more persons the right to act on its behalf in such matters as authorized by the Administrator. The Administrator determines which eligible individuals shall be granted awards under the plan, provided that any award granted to a member of the compensation committee of the Surviving PubCo Board shall be subject to the approval or ratification of the Surviving PubCo Board. Along with other authority granted to the Administrator under the 2024 Incentive Plan, the Administrator may (i) select recipients of awards, (ii) determine the number of shares subject to awards, (iii) approve form award agreements, (iv) determine the terms and conditions of awards, and (v) allow participants to satisfy withholding tax obligations through a reduction of shares. The Administrator may not, however, effectuate a repricing or exchange of outstanding stock options.

Authorized Shares; Lapsed Awards.  An aggregate number of shares of Surviving PubCo Common Stock equal to 5% of the shares of Surviving PubCo Common Stock outstanding immediately following the Closing is the maximum number of shares of Surviving PubCo Common Stock that may be issued or transferred pursuant to awards under the 2024 Incentive Plan, all of which may be subject to incentive stock option treatment. On the first day of each fiscal year of Surviving PubCo during the term of the 2024 Incentive Plan commencing on the first year following the Closing, the number of shares of Surviving PubCo Common Stock that may be issued under the 2024 Incentive Plan will automatically increase by a number of shares of Surviving PubCo Common Stock such that the number of shares that may be issued under the 2024 Incentive Plan shall equal [●]% of the fully diluted shares of Surviving PubCo Common Stock as of the last day of the preceding fiscal year. If any outstanding award under the 2024 Incentive Plan expires, is forfeited or is cancelled, in whole or in part, then the number of shares subject to the 2024 Incentive Plan shall be increased by the portion of such awards so forfeited, expired or cancelled and such forfeited, expired or cancelled shares may again be awarded under the 2024 Incentive Plan. Shares tendered in payment of the exercise price or withholding taxes with respect to an award shall not become, or again be, available for awards under the 2024 Incentive Plan. The grant of awards that may not be satisfied by issuance of shares shall not count against the maximum number of shares of common stock subject to the 2024 Incentive Plan; however, shares attributable to awards that may be satisfied either by the issuance of shares or by cash or other consideration shall be counted against the maximum number of shares of common stock that may be issued under the 2024 Incentive Plan. If shares of Surviving PubCo Common Stock issued in connection with any award granted under the 2024 Incentive Plan shall be repurchased by Surviving PubCo, in whole or in part, then the number of shares of Surviving PubCo Common Stock subject to the 2024 Incentive Plan shall not be increased by that portion of the shares repurchased by Surviving PubCo, and such repurchased shares may not again be awarded pursuant to the provisions of the 2024 Incentive Plan.

Eligibility. Individuals eligible to receive awards under the 2024 Incentive Plan include Surviving PubCo’s employees, directors and consultants. Approximately [●] employees, [●] directors and [●] consultants will be eligible to participate in the 2024 Incentive Plan, if approved, as of the Closing Date. The Administrator determines from time to time the participants to whom awards will be granted.

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Incentive Awards. The 2024 Incentive Plan authorizes stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, as well as other awards (described in the 2024 Incentive Plan) that are responsive to changing developments in management compensation. The 2024 Incentive Plan retains the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash. An option or SAR will expire, or other award will vest, in accordance with the schedule set forth in the applicable award agreement.

Stock Option. A stock option is the right to purchase shares of common stock at a future date at a specified price per share generally equal to, but not less than, the fair market value of a share on the date of grant. An option may either be an Incentive Stock Option (“ISO”) or a non-qualified stock option. ISO benefits are taxed differently from non-qualified stock options, as described under “Federal Income Tax Treatment of Awards under the 2024 Incentive Plan,” below. ISOs also are subject to more restrictive terms and are limited in amount by the Code and the 2024 Incentive Plan. Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in a manner approved by the Administrator.

SARs. A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the base price of the SAR. The base price will be established by the Administrator at the time of grant of the SAR, but will not be less than the fair market value of a share of Surviving PubCo Common Stock on the date of grant. SARs may be granted in connection with other awards or independently.

Restricted Stock. A restricted stock award is typically for a fixed number of shares of Surviving PubCo Common Stock, subject to restrictions. The Administrator specifies the price, if any, the participant must pay for such shares, the duration of the restriction period and the conditions under which the shares may be forfeited. The Administrator may waive any restriction period and any other conditions under appropriate circumstances (such as death or disability). Generally, during the restriction period, the participant will have all of the rights of a stockholder with respect to the shares of restricted stock, including the right to vote the shares of restricted stock and to receive dividends, provided that any such dividends will be subject to the same restrictions and other conditions as the restricted shares.

Restricted Stock Units. Restricted stock units represent unfunded, unsecured rights to receive shares of Surviving PubCo Common Stock or cash equal to the fair market value of shares of Surviving PubCo Common Stock, or any combination thereof, as provided in the applicable award agreement. Prior to the settlement of an award of restricted stock units and the receipt of shares, if any, the participant will not have any rights as a stockholder with respect to such shares.

Other Awards. The Administrator may also grant other forms of awards based upon, payable in or otherwise related to, in whole or in part, Surviving PubCo Common Stock, if the Administrator, in its sole discretion, determines that such other form of award is consistent with the purposes of the 2024 Incentive Plan. The terms and conditions of any such other form of award will be set forth in an applicable award agreement.

Transfer Restrictions. Subject to certain exceptions, awards under the 2024 Incentive Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable during the recipient’s lifetime only by him or her

Adjustments or Changes in Capitalization. In the event of any change in the outstanding shares of Surviving PubCo Common Stock by reason of a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar corporate transaction not involving the receipt of consideration by Surviving PubCo, the aggregate number of shares of Surviving PubCo Common Stock available under the 2024 Incentive Plan or subject to outstanding awards (including the exercise price of any awards) will be adjusted as the Administrator deems necessary or appropriate.

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Change in Control. Upon a change in control of Surviving PubCo, unless the Administrator determines otherwise, the vesting of all outstanding awards under the 2024 Incentive Plan will fully accelerate, and in the case of options or stock appreciation rights, will become immediately exercisable. Upon a change in control where Surviving PubCo is not the surviving corporation (or survives only as a subsidiary), unless the Administrator determines otherwise, all outstanding stock options and SARs that are not exercised will be assumed, or replaced with comparable options or rights, by the surviving corporation. Alternatively, the Administrator may also (i) require participants to surrender their outstanding stock options and SARs in exchange for payment by Surviving PubCo in cash or common stock in an amount equal to the amount by which the then fair market value of the shares of Surviving PubCo Common Stock subject to unexercised stock options and SARs exceeds the exercise price of the stock options or fair market value of the SARs on the award date, as applicable or (ii) after giving participants an opportunity to exercise outstanding stock options and SARs, terminate any or all unexercised stock options and SARs.

A change in control is defined to include (i) the sale of all or substantially all of Surviving PubCo’s assets, (ii) the acquisition of beneficial ownership by any person or entity, directly or indirectly, of securities representing 50% or more of the total number of votes that may be cast for the election of directors of Surviving PubCo, (iii) certain changes in the majority of the Surviving PubCo Board and (iv) the consummation of certain mergers or consolidations.

Amendments to and Termination of the 2024 Incentive Plan. The Surviving PubCo Board may amend the 2024 Incentive Plan at any time and in any manner without the consent of the stockholders, except that no amendment may be made to the 2024 Incentive Plan without stockholder approval that would (i) expand the types of awards available under the 2024 Incentive Plan or otherwise materially revise the 2024 Incentive Plan or (ii) increase the number of shares reserved for issuance under the 2024 Incentive Plan, modify the eligible individuals under the 2024 Incentive Plan or change the identity of the granting company. Generally speaking, outstanding awards may be amended, except that no amendment to the 2024 Incentive Plan or to any outstanding awards may be made that would impair the rights of any participant with respect to such outstanding award issued to such participant, without the consent of the participant. In addition, amendments to outstanding awards may not effectuate a repricing or exchange of outstanding stock options.

The Surviving PubCo Board may suspend or terminate the 2024 Incentive Plan at any time, provided that termination of the 2024 Incentive Plan will not impair or affect any award previously granted. Unless earlier terminated by the Surviving PubCo Board, the 2024 Incentive Plan will automatically terminate on the tenth anniversary of the date it is approved by stockholders.

Clawback and Recoupment. Surviving PubCo may cancel any award, require the participant to reimburse any or all amounts paid pursuant to an award or under the terms of the 2024 Incentive Plan and effect any other right of recoupment in accordance with any Surviving PubCo policies that may be adopted from time to time.

Federal Income Tax Treatment of Awards under the 2024 Incentive Plan

Federal income tax consequences relating to awards under the 2024 Incentive Plan are summarized in the following discussion. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.

For non-qualified stock options, Surviving PubCo is generally entitled to deduct, subject to Code limitations (and the optionee recognizes taxable income in), an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. For ISOs, Surviving PubCo is generally not entitled to a deduction, nor does the participant recognize income at the time of exercise. The current U.S. federal income tax consequences of other awards authorized under the 2024 Incentive Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as non-qualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses are generally subject to tax at the time of payment; cash-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. Surviving PubCo will generally have a corresponding deduction at the time the participant recognizes income, subject to Code limitations. However, as discussed above, for those awards subject to ISO treatment, Surviving PubCo would generally have no corresponding compensation deduction.

If an award is accelerated under the 2024 Incentive Plan in connection with a change in control (as this term is used under the Code), Surviving PubCo may not be permitted to deduct the portion of the compensation attributable to the acceleration if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, Section 162(m) of the Code denies deductions to publicly held corporations for compensation paid to certain senior executives that exceeds $1 million.

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New Plan Benefits

Awards are subject to the discretion of the Administrator. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2024 Incentive Plan.

Securities Registration

Following the consummation of the Business Combination, when permitted by SEC rules, Surviving PubCo intends to file with the SEC a registration statement on Form S-8 covering the shares of Surviving PubCo Common Stock issuable under the 2024 Incentive Plan.

Vote Required for Approval

The approval of the Equity Incentive Plan Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the SPAC Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the Extraordinary General Meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and accordingly will have no effect on the outcome of this proposal. All proposals presented at the Extraordinary General Meeting are “non-routine” matters and, therefore, there will be no “broker non-votes.”

Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that AlphaVest Acquisition Corp.’s adoption of the 2024 Equity Incentive Plan and any form award agreements thereunder, be approved, ratified and confirmed in all respects.”

Recommendation of the SPAC Board

THE SPAC BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE EQUITY INCENTIVE PLAN PROPOSAL, IF PRESENTED.

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PROPOSAL NO. 6 – THEADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal allows the SPAC Board to submit a proposal to approve, by ordinary resolution, the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the Extraordinary General Meeting to approve the Required SPAC Proposals. The purpose of the Adjournment Proposal is to permit further solicitation of proxies and votes and to provide additional time for Sponsor, SPAC, and the SPAC Shareholders to make purchases of ordinary shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the Proposals to be submitted at the Extraordinary General Meeting. See “Proposal No. 1 — The Business Combination Proposal — Interests of the Sponsor and SPAC’s Directors and Officers and others in the Business Combination.”

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is presented to the Extraordinary General Meeting and is not approved by the shareholders, the SPAC Board may not be able to adjourn the Extraordinary General Meeting to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the Extraordinary General Meeting to approve the Required SPAC Proposals. In such event, the Business Combination would not be completed.

Vote Required for Approval with Respect to the Adjournment Proposal

The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the members representing at least a simple majority of the votes cast by holders of SPAC Ordinary Shares present and voting in person or by proxy at the Extraordinary General Meeting. Abstentions, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and accordingly will have no effect on the outcome of this proposal. All Proposals presented at the Extraordinary General Meeting are “non-routine” matters and, therefore, there will be no “broker non-votes.”

The Adjournment Proposal is not conditioned on any other Proposal.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Extraordinary General Meeting be approved.”

Recommendation of the SPAC Board

THE SPAC BOARD UNANIMOUSLY RECOMMENDS THAT SPAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

The existence of financial and personal interests of one or more of SPAC’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of SPAC and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the Proposals. In addition, SPAC’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled See “Proposal No. 1 — The Business Combination Proposal — Interests of the Sponsor and SPAC’s Directors and Officers and others in the Business Combination” for a further discussion of these considerations.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax considerations (i) for U.S. Holders and non-U.S. Holders (each as defined below, and collectively, “Holders”) of SPAC Ordinary Shares and SPAC Rights (each, a “SPAC security”) of the Domestication, (ii) for Holders of SPAC securities that elect to have the Surviving PubCo Common Stock that they receive in connection with the Domestication redeemed for cash if the Transactions are completed and (iii) for non-U.S. Holders relating to the ownership and disposition of Surviving PubCo Common Stock after the Domestication. This section applies only to Holders that hold their SPAC securities or Surviving PubCo Common Stock, as applicable, as “capital assets” for U.S. federal income tax purposes (generally, property held for investment).

This discussion is limited to U.S. federal income tax considerations and does not address estate or any gift tax considerations or considerations arising under the tax laws of any state, local or non-U.S. jurisdiction. Additionally, this discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the special accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the “Medicare” tax on certain investment income and the different consequences that may apply if you are subject to special rules under U.S. federal income tax law that apply to certain types of investors, such as:

●	the Sponsor Related Parties;

●	dealers or traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts;

●	banks or other financial institutions, underwriters, insurance companies, real estate investment trusts or regulated investment companies;

●	U.S. expatriates or former long-term residents of the United States;

●	persons that own (directly, indirectly, or by attribution) 5% or more (by vote or value) of the stock of SPAC or Surviving PubCo (except to the limited extent provided below);

●	subchapter S corporations, partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes or beneficial owners of partnerships or other pass-through entities or arrangements;

●	persons holding SPAC securities or Surviving PubCo Common Stock as part of a straddle, hedging or conversion transaction, constructive sale, or other arrangement involving more than one position;

●	persons whose functional currency is not the U.S. dollar;

●	persons that received SPAC securities or will hold Surviving PubCo Common Stock as compensation for services; or

●	“specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other pass-through entity holds SPAC securities or Surviving PubCo Common Stock, the tax treatment of a partner or other member in such partnership or other pass-through entity generally will depend upon the status of the partner or other member, the activities of the partnership or other pass-through entity and certain determinations made at the partner or member level. If you are a partner or member of a partnership or other pass-through entity holding SPAC securities or Surviving PubCo Common Stock, you are urged to consult your tax advisor regarding the tax consequences to you of a redemption, the Domestication, and/or the ownership and disposition of Surviving PubCo Common Stock by the partnership or other pass-through entity.

This discussion is based on the Code, the regulations promulgated by the U.S. Treasury Department (“Treasury Regulations”), and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. SPAC has not sought, and does not intend to seek, any rulings from the Internal Revenue Service (“IRS”) as to any U.S. federal income tax considerations described herein. Accordingly, there can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO SUCH HOLDER OF THE DOMESTICATION, REDEMPTION AND THE OWNERSHIP AND DISPOSITION OF SURVIVING PUBCO COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

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U.S. Holders

This section applies to you if you are a U.S. Holder. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of SPAC securities or Surviving PubCo Common Stock, as the case may be, that is, for U.S. federal income tax purposes:

●	an individual who is a U.S. citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury Regulations to be treated as a U.S. person.

The Domestication

In General

The Domestication is intended to qualify as a as a “reorganization” within the meaning of Section 368 of the Code. However, the provisions of the Code that govern reorganizations are complex, and due to the absence of direct guidance on the application of Section 368 to a domestication of a corporation holding only investment–type assets such as SPAC, the qualification of the Domestication as a reorganization is not entirely clear. U.S. Holders should be aware that SPAC has not requested and does not intend to request a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax treatment of the Domestication. There can be no assurance that the IRS will not take a contrary position to views expressed herein or that a court will not sustain such position of the IRS.

If the Domestication qualifies as a reorganization, and subject to the discussion below under the headings “Effects of Section 367(b)” and “PFIC Considerations,” U.S. Holders of SPAC securities generally should not recognize taxable gain or loss on the Domestication for U.S. federal income tax purposes. The aggregate adjusted tax basis of the Surviving PubCo Common Stock received in the Domestication by a U.S. Holder should be equal to the adjusted tax basis of the SPAC securities surrendered in exchange therefor, increased by any amount included in the income of such U.S. Holder as a result of Section 367(b) of the Code (as discussed below), and the holding period of the Surviving PubCo Common Stock should include U.S. Holder’s holding period of the SPAC securities surrendered in the Domestication in exchange therefor.

If the Domestication fails to qualify as a reorganization, and subject to the PFIC rules discussed below under the heading “–PFIC Considerations,” a U.S. Holder that exchanges its SPAC securities for Surviving PubCo Common Stock in the Domestication is expected to recognize gain or loss equal to the difference between (i) the fair market value of the Surviving PubCo Common Stock received and (ii) the U.S. Holder’s adjusted tax basis in the SPAC securities exchanged therefor. A U.S. Holder’s aggregate tax basis in the Surviving PubCo Common Stock received is expected to be the fair market value of the Surviving PubCo Common Stock on the date of the Domestication. The U.S. Holder’s holding period for the Surviving PubCo Common Stock received pursuant to the Domestication is expected to begin on the day after the date of the Domestication.

Such gain or loss generally will be a capital gain or loss and generally will be a long–term capital gain or loss if the U.S. Holder’s holding period for the SPAC securities exceeds one year at the time of the Domestication. Long–term capital gains recognized by non–corporate U.S. Holders, including individuals, currently are subject to preferential rates of U.S. federal income taxation. The deductibility of capital losses is subject to limitations under the Code. Any such gain or loss recognized by a U.S. Holder generally will be treated as U.S. source gain or loss.

The remainder of this discussion assumes that the Domestication is treated as a reorganization within the meaning of Section 368 of the Code.

Because the Domestication will occur prior to the redemption of U.S. Holders that exercise Redemption Rights with respect to SPAC securities, U.S. Holders exercising such Redemption Rights will be subject to the potential U.S. federal income tax consequences of the Domestication, including the rules of Section 367(b) of the Code and the PFIC rules described below. All U.S. Holders considering exercising Redemption Rights with respect to SPAC securities are urged to consult with their tax advisors with respect to the potential tax consequences to them of the Domestication and exercise of Redemption Rights.

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Effects of Section 367(b)

Section 367(b) of the Code applies to certain transactions involving foreign (i.e., non-U.S.) corporations, including a domestication of a foreign corporation in a reorganization. Section 367(b) of the Code imposes U.S. federal income tax on certain U.S. persons in connection with transactions that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes. Section 367(b) of the Code will apply to U.S. Holders on the date of the Domestication.

“U.S. Shareholders” of SPAC

A U.S. Holder who, on the date of the Domestication, beneficially owns (actually or constructively) 10% or more of the total combined voting power of all classes of SPAC stock entitled to vote or 10% or more of the total value of all classes of SPAC stock (a “U.S. Shareholder”) generally must include in income as a dividend the “all earnings and profits amount” attributable to the SPAC stock it directly owns, within the meaning of Treasury Regulations under Section 367(b) of the Code. Complex attribution rules apply in determining whether a U.S. Holder is a U.S. Shareholder. The application of these rules to SPAC Rights is uncertain and all U.S. Holders are urged to consult their tax advisors with respect to the particular tax consequences applicable to them of the attribution rules and application of the rules to SPAC Rights.

A U.S. Shareholder’s “all earnings and profits amount” with respect to its SPAC stock is the net positive earnings and profits of SPAC attributable to such SPAC stock (as determined under Treasury Regulations under Section 367(b) of the Code) but without regard to any gain that would be realized on a sale or exchange of such SPAC stock. Treasury Regulations under Section 367(b) of the Code provide that the “all earnings and profits amount” attributable to a shareholder’s stock is determined according to the principles of Section 1248 of the Code. In general, Section 1248 of the Code and the Treasury Regulations thereunder provide that the amount of earnings and profits attributable to a block of stock (as defined in Treasury Regulations under Section 1248 of the Code) in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the shareholder held the block of stock. Any such U.S. Shareholder that is a corporation may, under certain circumstances, effectively be exempt from taxation on a portion or all of the deemed dividend pursuant to Section 245A of the Code.

Surviving PubCo intends to provide on the investor relations section of its website information regarding SPAC’s cumulative net earnings and profits through the date of the Domestication once the information is available.

U.S. Holders That Own Less Than 10 Percent of SPAC Stock

A U.S. Holder who, on the date of the Domestication, beneficially owns (actually or constructively) SPAC stock with a fair market value of $50,000 or more and is not a U.S. Shareholder will recognize gain (but not loss) with respect to its SPAC stock in the Domestication or, in the alternative, may elect to recognize the “all earnings and profits amount” attributable to such holder’s SPAC stock as described below.

Unless a U.S. Holder makes the “all earnings and profits” election as described below, such U.S. Holder must recognize gain (but not loss) in an amount equal to the excess of the fair market value of the Surviving PubCo Common Stock received in the Domestication over the U.S. Holder’s adjusted tax basis in the SPAC securities surrendered in exchange therefor.

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may elect to include in income the “all earnings and profits amount” attributable to its SPAC stock under Treasury Regulations under Section 367(b). This election must comply with applicable Treasury Regulations and must include, among other things:

(i)	a statement that the Domestication is a Section 367(b) exchange (within the meaning of the applicable Treasury Regulations);

(ii)	a complete description of the Domestication;

(iii)	a description of any stock, securities or other consideration transferred or received in the Domestication;

(iv)	a statement describing the amounts required to be taken into account for U.S. federal income tax purposes;

(v)	a statement that the U.S. Holder is making the election that includes (A) a copy of the information that the U.S. Holder received from SPAC establishing and substantiating the U.S. Holder’s “all earnings and profits amount” with respect to the U.S. Holder’s SPAC stock and (B) a representation that the U.S. Holder has notified SPAC (or Surviving PubCo) that the U.S. Holder is making the election; and

(vi)	certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations.

In addition, the election must be attached to the U.S. Holder’s timely filed U.S. federal income tax return for the year of the Domestication, and the U.S. Holder must send notice of making the election to SPAC (or Surviving PubCo) no later than the date such tax return is filed.

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U.S. Holders That Own SPAC Stock with a Fair Market Value of Less Than $50,000

A U.S. Holder who, on the date of the Domestication, beneficially owns (actually or constructively) SPAC stock with a fair market value less than $50,000 will not be required to recognize any gain or loss under Section 367(b) of the Code in connection with the Domestication and will not be required to include any part of the “all earnings and profits” amount in income.

ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE EFFECT OF SECTION 367(b) OF THE CODE TO THEIR PARTICULAR CIRCUMSTANCES.

PFIC Considerations

Even if the Domestication qualifies as a reorganization, the Domestication may be a taxable event to U.S. Holders of SPAC securities under the PFIC provisions of the Code, to the extent that Section 1291(f) of the Code applies. Because SPAC is a blank check company with no current active operating business, based upon the composition of its income and assets, SPAC believes that it likely was a PFIC for its most recent taxable year and will likely be considered a PFIC for its current taxable year.

Definition and General Taxation of a PFIC

A non–U.S. corporation will be classified as a PFIC for any taxable year (a) if at least 75% of its gross income consists of passive income, such as dividends, interest, rents and royalties (except for rents and royalties earned in the active conduct of a trade or business), and gains on the disposition of property that produces such income, or (b) if at least 50% of the fair market value of its assets (determined on the basis of a quarterly average) is attributable to assets that produce, or are held for the production of, passive income (including for these purposes its pro rata share of the gross income and assets of any corporation (and, if certain proposed Treasury Regulations are applied, partnerships) in which it is considered to own at least 25% of the interest, by value). The determination of whether a foreign corporation is a PFIC is made annually.

If SPAC is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of SPAC securities and, in the case of SPAC Ordinary Shares, the U.S. Holder did not make either (a) a timely qualified electing fund (“QEF”) election under Section 1295 of the Code for SPAC’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) SPAC Ordinary Shares or (b) a QEF election along with a “purging election,” both of which are discussed further below, such holder generally will be subject to special rules with respect to:

●	any gain recognized by the U.S. Holder on the sale or other disposition of its SPAC securities (including a redemption treated as a sale or exchange); and
●	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the SPAC Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the SPAC Ordinary Shares).

Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the SPAC securities;
●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of SPAC’s first taxable year in which it qualified as a PFIC, will be taxed as ordinary income;
●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
●	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

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In general, if SPAC is determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above with respect to its SPAC Ordinary Shares by making a timely QEF election (or a QEF election along with a purging election), as described below. Pursuant to the QEF election, a U.S. Holder will be required to include in income its pro rata share of SPAC’s net capital gain (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, whether or not distributed, in the taxable year of the U.S. Holder in which or with which SPAC’s taxable year ends.

QEF Election and “Purging Election”

As indicated above, the impact of the PFIC rules on a U.S. Holder of SPAC securities will depend on whether the U.S. Holder has made a timely and effective election to treat SPAC as a QEF, for SPACs first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) SPAC Ordinary Shares, or if the U.S. Holder made an effective QEF election along with a “purging election,” as discussed below. A U.S. Holder’s ability to make an effective QEF election with respect to SPAC is contingent upon, among other things, the provision by SPAC of certain information that would enable the U.S. Holder to make and maintain a QEF election. A U.S. Holder that made a timely and effective QEF election for SPAC’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) SPAC Ordinary Shares, or that made a QEF election along with a purging election, as discussed below, is hereinafter referred to as an “Electing Shareholder.” A U.S. Holder that did not make a timely and effective QEF election for SPAC’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) SPAC Ordinary Shares, and that did not make a QEF election along with a purging election, is hereinafter referred to as a “Non–Electing Shareholder.”

If a U.S. Holder of SPAC Ordinary Shares has not made a timely and effective QEF election with respect to SPAC’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) SPAC Ordinary Shares, such U.S. Holder generally may nonetheless qualify as an Electing Shareholder by filing on a timely filed U.S. income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that it would otherwise recognize if the U.S. Holder sold its SPAC Ordinary Shares for their fair market value on the “qualification date.” The qualification date is the first day of SPAC’s tax year in which SPAC qualifies as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held SPAC Ordinary Shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above under “Definition and General Taxation of a PFIC.” As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its SPAC Ordinary Shares by the amount of the gain recognized and will also have a new holding period in the SPAC Ordinary Shares for purposes of the PFIC rules.

The tax treatment of the SPAC Rights under the PFIC rules is uncertain and U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to their SPAC Rights.

U.S. Holders that hold (or are deemed to hold) stock of a foreign corporation that qualifies as a PFIC may instead elect to annually mark such stock to its market value if such stock is regularly traded on a national securities exchange that is registered with the SEC or certain foreign exchanges or markets of which the IRS has approved (a “mark–to–market election”). Nasdaq currently is considered to be an exchange that would allow a U.S. Holder to make a mark–to–market election. U.S. Holders are urged to consult their own tax advisors regarding the availability and tax consequences of a mark–to–market election with respect to their SPAC Ordinary Shares under their particular circumstances.

Effect of PFIC Rules on the Domestication

Even if the Domestication qualifies as a reorganization, Section 1291(f) of the Code requires that, to the extent provided in Treasury Regulations, a U.S. person that disposes of stock of a PFIC (including rights to acquire stock of a PFIC) must recognize gain notwithstanding any other provision of the Code. No final Treasury Regulations are in effect under Section 1291(f). Proposed Treasury Regulations under Section 1291(f)(the “Proposed Regulations”) were promulgated in 1992, with a retroactive effective date once they become finalized. If finalized in their present form, the Proposed Regulations would require taxable gain recognition by a Non–Electing Shareholder with respect to its exchange of SPAC securities for Surviving PubCo Common Stock in the Domestication if SPAC were classified as a PFIC at any time during such U.S. Holder’s holding period in SPAC securities. Any such gain generally would be treated as an “excess distribution” made in the year of the Domestication and subject to the special tax and interest charge rules discussed above. In addition, the Proposed Regulations would provide coordinating rules with Section 367(b) of the Code, whereby, if the gain recognition rule of the Proposed Regulations applied to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) requires the shareholder to recognize gain or include an amount in income as a distribution under Section 301 of the Code, the gain realized on the transfer is taxable as an excess distribution under Section 1291 of the Code, and the excess, if any, of the amount to be included in income under Section 367(b) over the gain realized under Section 1291 is taxable as provided under Section 367(b). The Proposed Regulations generally should not apply to an Electing Shareholder with respect to its SPAC Ordinary Shares for which a timely QEF election, a QEF election along with a purging election, or mark–to–market election is made.

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The rules dealing with PFICs and with the QEF election and purging election (or mark–to–market election) are very complex and are affected by various factors in addition to those described above. Accordingly, a U.S. Holder of SPAC securities should consult its own tax advisor concerning the application of the PFIC rules to such securities under such holder’s particular circumstances.

Tax Consequences of Exercising Redemption Rights

Because the Domestication will occur prior to the redemption of U.S. Holders that exercise Redemption Rights, U.S. Holders exercising Redemption Rights will be subject to the potential tax consequences of Section 367(b) of the Code and the PFIC rules as a result of the Domestication (as discussed further above).

The U.S. federal income tax consequences to a U.S. Holder of SPAC securities (which will be exchanged for Surviving PubCo Common Stock in the Domestication) that exercises its Redemption Rights with respect to its SPAC securities to receive cash in exchange for all or a portion of its Surviving PubCo Common Stock received in the Domestication will depend on whether the redemption qualifies as a sale of shares of Surviving PubCo Common Stock under Section 302 of the Code. Whether that redemption qualifies for sale treatment will depend largely on the total number of shares of Surviving PubCo Common Stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of, among other things, owning rights) relative to all outstanding shares of Surviving PubCo Common Stock both before and after the redemption. The redemption of stock generally will be treated as a sale of the stock (rather than as a corporate distribution) if the redemption is “substantially disproportionate” with respect to the U.S. Holder, results in a “complete termination” of the U.S. Holder’s interest in Surviving PubCo or is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only Surviving PubCo Common Stock actually owned by the U.S. Holder, but also shares of Surviving PubCo stock that are constructively owned by such U.S. Holder. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which generally would include stock that could be acquired pursuant to the SPAC Rights.

In order to meet the substantially disproportionate test, the percentage of Surviving PubCo’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption must, among other requirements, be less than 80% of the percentage of Surviving PubCo’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either all the shares of Surviving PubCo stock actually and constructively owned by the U.S. Holder are redeemed or all the shares of Surviving PubCo stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other Surviving PubCo stock. The redemption of the Surviving PubCo Common Stock will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in Surviving PubCo. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in Surviving PubCo will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of redemption of Surviving PubCo Common Stock.

If the redemption qualifies as a sale of stock by the U.S. Holder under Section 302 of the Code, the U.S. Holder generally will be required to recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the shares of Surviving PubCo Common Stock redeemed. Such gain or loss should be treated as capital gain or loss and generally would be long-term capital gain or loss if the U.S. Holder’s holding period for such Surviving PubCo Common Stock exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders may be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

If the redemption does not qualify as a sale of stock under Section 302 of the Code, then the U.S. Holder will be treated as receiving a corporate distribution. Such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from Surviving PubCo’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current or accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in such U.S. Holder’s Surviving PubCo Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Surviving PubCo Common Stock. Special rules apply to dividends received by U.S. Holders that are taxable corporations. After the application of the foregoing rules, any remaining tax basis of the U.S. Holder in the redeemed Surviving PubCo Common Stock will be added to the U.S. Holder’s adjusted tax basis in its remaining stock, or, to the basis of stock constructively owned by such holder if the stock actually owned by the holder is completely redeemed.

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Non-U.S. Holders

This section applies to you if you are a non-U.S. Holder. For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner of SPAC securities or Surviving PubCo securities, as the case may be, that is, for U.S. federal income tax purposes:

●	a nonresident alien individual, other than certain former citizens and residents of the United States;
●	a foreign corporation; or
●	a foreign estate or trust estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of a disposition of SPAC securities or Surviving PubCo securities. A holder that is such an individual should consult its tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of SPAC securities or Surviving PubCo securities.

The Domestication

The Domestication is not expected to result in any U.S. federal income tax consequences to non-U.S. Holders of SPAC securities.

Tax Consequences of Exercising Redemption Rights

The characterization for U.S. federal income tax purposes to a non-U.S. Holder of SPAC securities (which will be exchanged for Surviving PubCo Common Stock in the Domestication) that exercises its Redemption Rights with respect to its SPAC securities to receive cash in exchange for all or a portion of its Surviving PubCo Common Stock received in the Domestication will generally correspond to the U.S. federal income tax characterization of such a redemption by a U.S. Holder, as described under “U.S. Holders - Tax Consequences of Exercising Redemption Rights,” above.

If the redemption qualifies as a sale of stock by the non-U.S. Holder under Section 302 of the Code, a non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized unless the gain is effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (and if an income tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder).

If the redemption does not qualify as a sale of stock under Section 302 of the Code, the non-U.S. Holder will be treated as receiving a corporate distribution from Surviving PubCo, the tax consequences of which would correspond to the tax consequences of receiving a corporate distribution from Surviving PubCo as described below under the heading “-Distributions on Surviving PubCo Common Stock.”

Because it may not be certain at the time a non-U.S. Holder is redeemed whether such non-U.S. Holder’s redemption will be treated as a sale or a distribution constituting a dividend, and because such determination will depend in part on a non-U.S. Holder’s particular circumstances, Surviving PubCo or the applicable withholding agent may not be able to determine whether (or to what extent) a non-U.S. Holder is treated as receiving a divided for U.S. federal income tax purposes. Therefore, Surviving PubCo or the applicable withholding agent may withhold tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gross amount of any consideration paid to a non-U.S. Holder in redemption of such non-U.S. Holder’s Surviving PubCo Common Stock, unless (i) Surviving PubCo or the applicable withholding agent has established special procedures allowing non-U.S. Holders to certify that they are exempt from such withholding tax and (ii) such non-U.S. Holders certify that they meet the requirements of such exemption (e.g., because such non-U.S. Holders are not treated as receiving a dividend under the tests in Section 302 of the Code described under “- U.S. Holders - Tax Consequences of Exercising Redemption Rights” above). However, there can be no assurance that Surviving PubCo or any applicable withholding agent will establish such special certification procedures. If Surviving PubCo or an applicable withholding agent withholds excess amounts from the amount payable to a non-U.S. Holder, such non-U.S. Holder generally may obtain a refund of any such excess amounts by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances and any applicable procedures or certification requirements.

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Ownership of Surviving PubCo Securities

Distributions on Surviving PubCo Common Stock

The gross amount of any distribution on Surviving PubCo Common Stock to a non-U.S. Holder will, to the extent paid out of Surviving PubCo’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), constitute a dividend and will be subject to a U.S. federal withholding tax on the gross amount of the dividend at a rate of 30%, unless (i) such dividends are effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. Holder in the United States), or (ii) such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). To the extent that the amount of the distribution exceeds Surviving PubCo’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a non-taxable return of capital to the extent of the non-U.S. Holder’s tax basis in its Surviving PubCo Common Stock, and thereafter as gain realized from the sale of Surviving PubCo Common Stock, the tax consequences of which would be the same as the consequences of recognizing gain on a sale or other disposition of Surviving PubCo Common Stock as described below under the heading “- Sale, Exchange, Redemption or Other Taxable Disposition of Surviving PubCo Securities.”

Dividends paid by Surviving PubCo to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. Holder in the United States) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, the effectively connected income will be subject to regular U.S. income tax as if the non-U.S. Holder were a U.S. resident, unless an applicable income tax treaty provides otherwise. A corporate non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Sale, Exchange, Redemption or Other Taxable Disposition of Surviving PubCo Securities

Subject to the discussion below under “Information Reporting and Backup Withholding” and “FATCA”, non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange, redemption or other taxable disposition of Surviving PubCo securities, unless either:

●	the gain is effectively connected with the conduct by the non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder); or

●	Surviving PubCo is or has been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. Holder’s holding period for the applicable Surviving PubCo security, except, in the case where shares of the Surviving PubCo Common Stock are “regularly traded on an established securities market” (within the meaning of applicable Treasury Regulations, referred to herein as “regularly traded”), (i) the non-U.S. Holder is disposing of Surviving PubCo Common Stock and has owned at all times, whether actually or based on the application of constructive ownership rules, 5% or less of the total shares of Surviving PubCo Common Stock outstanding within the shorter of the five-year period preceding such disposition of Surviving PubCo Common Stock or such non-U.S. Holder’s holding period for such Surviving PubCo Common Stock or (ii) the non-U.S. Holder is disposing of Surviving PubCo Rights and has owned at all times, whether actually or based on the application of constructive ownership rules, 5% or less of the total fair market value of Surviving PubCo Rights (provided Surviving PubCo Rights are considered to be regularly traded) within the shorter of the five-year period preceding such disposition of such Surviving PubCo Rights or such non-U.S. Holder’s holding period for such Surviving PubCo Rights.

Gain described in the first bullet point above will be subject to U.S. federal income tax as if the non-U.S. Holder were a U.S. resident, unless an applicable income tax treaty provides otherwise. A corporate non-U.S. Holder may also be subject to an additional “branch profits tax” at a rate of 30% (or a lower treaty rate).

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With respect to the second bullet point above, Surviving PubCo does not believe that it is currently a USRPHC or that it will be a USRPHC immediately after the Business Combination and does not anticipate becoming a USPRHC. However, because the determination of whether Surviving PubCo is a USRPHC depends on the fair market value of its “United States real property interests,” relative to the fair market value of its non-U.S. real property interests and other business assets, there can be no assurance Surviving PubCo will not become a USPRHC in the future. If, contrary to expectations, the second bullet point above applies to a non-U.S. Holder, gain recognized by such holder will be subject to U.S. federal income tax as if the non-U.S. Holder were a U.S. resident. In addition, the transferee in the sale, exchange, redemption or other taxable disposition may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such sale, exchange, redemption or other taxable disposition.

Information Reporting and Backup Withholding

Information reporting requirements may apply to cash received in redemption of Surviving PubCo Common Stock, dividends received or deemed received with respect to SPAC securities or Surviving PubCo Common Stock, and the proceeds received on the disposition of SPAC securities or Surviving PubCo Common Stock effected within the United States (and, in certain cases, outside the United States), in each case other than in the case of U.S. Holders that are exempt recipients (such as corporations). Backup withholding may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent) or is otherwise subject to backup withholding. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be filed with the IRS in connection with, and non-U.S. Holders may be subject to backup withholding on amounts received in respect of their SPAC securities or Surviving PubCo Common Stock, in transactions effected in the United States or through certain U.S.-related financial intermediaries, unless the non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the non-U.S. Holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the holder’s U.S. federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

FATCA

Sections 1471 to 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) impose a 30% withholding tax on payments of U.S.-source dividends (including amounts treated as dividends received pursuant to a redemption of stock or a constructive distribution), and subject to the discussion of certain proposed Treasury Regulations below, on the gross proceeds from a sale, exchange or other taxable disposition of stock (including a redemption treated as a sale), in each case if paid to “foreign financial institutions” (which is broadly defined for this purpose and generally includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, certain non-U.S. Holders may be able to obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail a significant administrative burden). Non-U.S. Holders located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Non-U.S. Holders should consult their tax advisers regarding the possible implications of FATCA to the sale, exchange, or other taxable disposition of, or distribution (including any constructive distribution) with respect to, the Surviving PubCo securities.

The IRS has released proposed Treasury Regulations that, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds from the sale, exchange or other taxable disposition of stock (including a redemption treated as a sale). In its preamble to such proposed Treasury Regulations, the IRS stated that taxpayers may generally rely on the proposed Treasury Regulations until final Treasury Regulations are issued.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following is selected unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the transactions.

The unaudited pro forma combined balance sheet is presented as of June 30, 2024 and the unaudited pro forma combined statements of operations are presented for the six months ended June 30, 2024 and the year ended December 31, 2023.

The unaudited pro forma combined balance sheet as of June 30, 2024 gives pro forma effect to the Business Combination as if they had been consummated as of that date. The unaudited pro forma combined statements of operations for the six months ended June 30, 2024 and the year ended December 31, 2023 give pro forma effect to the Transactions as if they had occurred as of the beginning of the earliest period presented.

This information should be read together with AMC’s and SPAC’s audited financial statements and related notes, “AMC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “SPAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined balance sheet as of June 30, 2024 has been prepared using the following:

●	AMC’s unaudited consolidated balance sheet as of June 30, 2024, as included elsewhere in this proxy statement/prospectus

●	SPAC’s unaudited balance sheet as of June 30, 2024, as included elsewhere in this proxy statement/prospectus

The unaudited pro forma combined statements of operations for the six months ended June 30, 2024 and the year ended December 31, 2023 has been prepared using the following:

●	AMC’s unaudited consolidated statement of income for the six months ended June 30, 2024, as included elsewhere in this proxy statement/prospectus, and

●	SPAC’s unaudited statement of loss for the six months ended June 30, 2024, as included elsewhere in this proxy statement/prospectus.

●	AMC’s audited consolidated statement of income for the year ended December 31, 2023, as included elsewhere in this proxy statement/prospectus, and

●	SPAC’s audited statement of loss for the year ended December 31, 2023, as included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the post-combination company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated.

Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

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Description of the Transactions

On August 16, 2024, SPAC entered into the Business Combination Agreement with AMC and Merger Sub.

The board of directors of SPAC has approved the Business Combination and the Domestication. In connection with, and as part of, the Domestication, SPAC will cause the SPAC Units to separate into SPAC Ordinary Shares and SPAC Rights.

By virtue of the Merger and without any action on the part of any Party or any other person:

i.	each Company Share (other than Company Shares held as treasury stock and any Company Dissenting shares) issued and outstanding as of immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into the right to receive a number of SPAC Shares equal to the Exchange Ratio (as defined in the BCA), multiplied by the number of shares of Company Common Stock issuable upon such conversion (for an aggregate enterprise value of $175,000,000)
ii.	each Company Share held immediately prior to the Effective Time by the Company as treasury stock shall be automatically cancelled and extinguished, and no consideration shall be paid with respect thereto; and
iii.	each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one share of common stock, par value $0.0001 per share, of the Company

Each SPAC Right that is outstanding immediately prior to the Merger shall convert into one-tenth of one share of Surviving PubCo Common Stock at the Effective Time. In addition, in connection with the Business Combination, SPAC will adopt a new incentive plan to be used by Surviving PubCo.

Set forth below is a calculation, on a per SPAC Ordinary Share basis, of the estimated net cash to be received by Surviving PubCo. from the Trust Account in a no redemption scenario, 25% redemption scenario, 75% redemption scenario, and the maximum redemption scenario. Such calculations are based upon (i) cash held in the Trust Account as of June 30, 2024 of approximately $11.04 per Public Share (rounded to the nearest cent) and (ii) estimated transaction expenses of $3,663,000. The total number of shares outstanding in the table below gives effect to the issuance of Merger Shares and the conversion of the SPAC Rights into SPAC Shares upon consummation of the Business Combination.

122

	No	25%	75%	Maximum
	Redemption (1)	Redemption (2)	Redemption (3)	Redemption (4)
SPAC Ordinary Shares Not Redeemed	4,725,829	3,544,372	1,181,457	-
Gross Cash Proceeds of Trust Account at $11.04 per Share	$52,161,909	$39,121,432	$13,040,477	$-
Estimated Transaction Expenses	$3,663,000	$3,663,000	$3,663,000	$3,663,000
Total Shares Outstanding (5)	25,239,378	24,057,921	21,695,006	20,513,549
Net Cash per Share of SPAC Ordinary Shares Outstanding	$1.92	$1.47	$0.43	N/A*

*	Amount is less than zero.

(1)	This scenario assumes that no Public Shares are redeemed by Public Shareholders.

(2)	This scenario assumes that 1,181,457 Public Shares are redeemed by Public Shareholders.

(3)	This scenario assumes that 3,544,372 Public Shares are redeemed by Public Shareholders.

(4)	This scenario assumes that 4,725,829 Public Shares are redeemed by Public Shareholders.

(5)	Includes (i) an aggregate of 4,725,829 SPAC Public Shares subject to redemptions; (ii) an aggregate of 690,000 SPAC Shares to be issued upon conversion of the outstanding SPAC Rights upon consummation of the Business Combination; (iii) an aggregate of 43,049 SPAC Shares to be issued upon conversion of the SPAC Private Rights upon consummation of the Business Combination; (iv) an aggregate of 430,500 SPAC Shares issued to SPAC’s sponsor and underwriter for private placements financing during IPO; and (v) an aggregate of 1,850,000 founder shares (1,725,000 Founder Shares and 125,000 EBC Founder Shares)

Accounting for the Transactions

The Transactions will be accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, SPAC will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on AMC shareholders expecting to have a majority of the voting power of the combined company, AMC comprising the ongoing operations of the combined entity, AMC comprising a majority of the governing body of the combined company, and AMC’s senior management comprising the senior management of the combined company.

Accordingly, for accounting purposes, the Transactions will be treated as the equivalent of AMC issuing shares for the net assets of SPAC, accompanied by a recapitalization. The net assets of SPAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be those of AMC.

Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination will be accounted as recapitalization. Under this method of accounting, SPAC will be treated as the “acquired” company and AMC will be treated as the acquirer for financial statement reporting purposes. AMC has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	AMC’s shareholders will have the largest voting interest in the post-combination company under the no redemption, 25% redemption, 75% redemption and 100% redemption scenarios;
●	AMC’s shareholders will have the ability to nominate at least a majority of the members of the Surviving PubCo Board;
●	AMC’s senior management is the senior management of the post-combination company; and
●	AMC is the larger entity, in terms of substantive operations and employee base.

123

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Transactions, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Transaction.

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2024 and in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2024 and for the year ended December 31, 2023 are based on preliminary estimates. The final amounts recorded may differ from the information presented.

AMC and SPAC have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined financial information has been prepared assuming two alternative levels of redemption into cash of SPAC’s ordinary shares:

●	Scenario 1 — Assuming No Redemptions: This presentation assumes no SPAC shareholders exercise their Redemption Rights. The outstanding 4,725,829 SPAC shares previously subject to redemption would be transferred to shareholders’ equity.

●	Scenario 2 — Assuming 25% Redemptions: This presentation assumes that 1,181,457 SPAC Public Shares are redeemed for aggregate redemption payments of $13,040,477, assuming a $11.04 per share Redemption Price and based on funds in the trust account as of June 30, 2024.

●	Scenario 3 — Assuming 75% Redemptions: This presentation assumes that 3,544,372 SPAC Public Shares are redeemed for aggregate redemption payments of $39,121,432, assuming a $11.04 per share Redemption Price and based on funds in the trust account as of June 30, 2024.

●	Scenario 4 — Assuming Maximum Redemptions: This presentation assumes that 100% of SPAC’s 4,725,829 shares are redeemed for aggregate redemption payments of $52,161,909, assuming a $11.04 per share Redemption Price and based on funds in the trust account as of June 30, 2024.

The pro forma shares of the combined common stock issued and outstanding immediately after the Merger under the four redemption scenarios are as below:

	Scenario 1	Scenario 2	Scenario 3	Scenario 4
	Assuming No Redemptions into Cash	Assuming 25% Redemptions into Cash	Assuming 75% Redemptions into Cash	Assuming Maximum Redemptions into Cash
SPAC’s Public Shareholders (1)	5,415,829	4,234,372	1,871,457	690,000
SPAC’s Initial Shareholders (2)	2,323,549	2,323,549	2,323,549	2,323,549
AMC Shareholders	17,500,000	17,500,000	17,500,000	17,500,000
Total shares outstanding (incl. shares underlying SPAC Right)	25,239,378	24,057,921	21,695,006	20,513,549

(1)	Includes an aggregate of 690,000 SPAC Shares to be issued upon conversion of the outstanding SPAC Rights upon consummation of the Business Combination
(2)	Includes an aggregate of 43,049 SPAC Shares to be issued upon conversion of the SPAC Private Rights upon consummation of the Business Combination

124

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2024

			Scenario 1			Scenario 2			Scenario 3			Scenario 4
			Assuming No Redemptions into Cash			Assuming 25% Redemptions into Cash			Assuming 75% Redemptions into Cash			Assuming Maximum Redemptions into Cash
	(A)	(B)	Pro Forma		Pro Forma Balance	Pro Forma		Pro Forma Balance	Pro Forma		Pro Forma Balance	Pro Forma		Pro Forma Balance
	AlphaVest	AMC	Adjustments		Sheet	Adjustments		Sheet	Adjustments		Sheet	Adjustments		Sheet
ASSETS
Current Assets
Cash and cash equivalents	$13,793	$246,933	$52,161,909	(a)	$49,354,205	$52,161,909	(a)	$36,313,728	$52,161,909	(a)	$10,232,773	$52,161,909	(a)	$-
			(3,663,000	)(b)		(3,663,000	)(b)		(3,663,000	)(b)		(3,663,000	)(b)
			906,102	(c)		906,102	(c)		906,102	(c)		906,102	(c)
			(311,532	)(f)		(311,532	)(f)		(311,532	)(f)		-	(f)
						(13,040,477	)(e)		(39,121,432	)(e)		(52,161,909	)(e)
												2,496,172	(g)
Accounts receivable	-	161,206	-		161,206	-		161,206	-		161,206	-		161,206
Accounts receivable - related party	-	196,290	-		196,290	-		196,290	-		196,290	-		196,290
Inventories	-	6,883,564	-		6,883,564	-		6,883,564	-		6,883,564	-		6,883,564
Prepaid expenses	55,948	166,651	-		222,599	-		222,599	-		222,599	-		222,599
Other receivable - related party	-	2,042,795	-		2,042,795	-		2,042,795	-		2,042,795	-		2,042,795
Allowance for credit losses	-	(1,614,328)	-		(1,614,328)	-		(1,614,328)	-		(1,614,328)	-		(1,614,328)
Advance to suppliers	-	5,054	-		5,054	-		5,054	-		5,054	-		5,054
Due from shareholder	-	245,309	(245,309	)(c)	-	(245,309	)(c)	-	(245,309	)(c)	-	(245,309	)(c)	-
Deferred offering cost	-	75,000	(75,000	)(b)	-	(75,000	)(b)	-	(75,000	)(b)	-	(75,000	)(b)	-
Promissory note	-	236,000	(236,000	)(f)	-	(236,000	)(f)	-	(236,000	)(f)	-	(236,000	)(f)	-
Note receivable - related party	-	660,793	(660,793	)(c)	-	(660,793	)(c)	-	(660,793	)(c)	-	(660,793	)(c)	-
Total Current Assets	69,741	9,305,267	47,876,377		57,251,385	34,835,900		44,210,908	8,754,945		18,129,953	(1,477,828)		7,897,180

Marketable securities held in trust account	51,996,909		(51,996,909	)(a)	-	(51,996,909	)(a)	-	(51,996,909	)(a)	-	(51,996,909	)(a)	-
Cash held in trust escrow account	165,000		(165,000	)(a)	-	(165,000	)(a)	-	(165,000	)(a)	-	(165,000	)(a)	-
Prepayment - related party	-	127,554	-		127,554	-		127,554	-		127,554	-		127,554
Total assets	52,231,650	9,432,821	(4,285,532)		57,378,939	(17,326,009)		44,338,462	(43,406,964)		18,257,507	(53,639,737)		8,024,734

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Accounts payable	-	550	-		550	-		550	-		550	-		550
Accounts payable - related party	-	11,973,796	-		11,973,796	-		11,973,796	-		11,973,796	-		11,973,796
Accrued expense	386,512	197,146	-		583,658	-		583,658	-		583,658	-		583,658
Accrued payroll	-	-	-		-	-		-	-		-	-		-
Tax payable	-	6,682	-		6,682	-		6,682	-		6,682	-		6,682
Other payable	-	25,877	-		25,877	-		25,877	-		25,877	2,496,172	(g)	2,522,049
Other payable - related party	9,837	5,462	-		15,299	-		15,299	-		15,299	-		15,299
Note payable - related party	311,532	-	(311,532	)(f)	-	(311,532	)(f)	-	(311,532	)(f)	-	(311,532	)(f)	-
Promissory notes – third party	236,000		(236,000	)(f)	-	(236,000	)(f)	-	(236,000	)(f)	-	(236,000	)(f)	-
Warranty liabilities - current portion	-	46,885	-		46,885	-		46,885	-		46,885	-		46,885
Total Current Liabilities	943,881	12,256,398	(547,532)		12,652,747	(547,532)		12,652,747	(547,532)		12,652,747	1,948,640		15,148,919

Warranty liabilities - noncurrent	-	29,041	-		29,041	-		29,041	-		29,041	-		29,041
Total Liabilities	943,881	12,285,439	(547,532)		12,681,788	(547,532)		12,681,788	(547,532)		12,681,788	1,948,640		15,177,960

Commitments and contingencies:
AlphaVest ordinary shares subject to possible redemption (4,725,829 shares at $11.04 and $10.77 per share as of June 30, 2024 and December 31, 2023, respectively)	52,161,909	-	(52,161,909	)(e)	-	(52,161,909	)(e)	-	(52,161,909	)(e)	-	(52,161,909	)(e)	-

SHAREHOLDER’S EQUITY/(DEFICITS)
Ordinary shares, $0.0001 par value;	228	-	1,750	(d)	2,520	1,750	(d)	2,402	1,750	(d)	2,165	1,750	(d)	2,047
			69	(d)		69	(d)		69	(d)		69	(d)
			473	(e)		354	(e)		118	(e)		-	(e)	-
AMC ordinary share before business combination, $0.01 par value, 8,000,000 shares issued and outstanding as of June 30, 2024 and December 31, 2023	-	80,000	(80,000	)(d)	-	(80,000	)(d)	-	(80,000	)(d)	-	(80,000	)(d)	-
Additional paid-in capital	-	64,699	(75,000	)(b)	47,691,948	(75,000	)(b)	34,651,589	(75,000	)(b)	8,570,871	(75,000	)(b)	(311,522)
			(874,368	)(d)		(874,368	)(d)		(874,368	)(d)		(874,368	)(d)
	-	-	(3,663,000	)(d)		(3,663,000	)(d)		(3,663,000	)(d)		(3,663,000	)(d)
			80,000	(d)		80,000	(d)		80,000	(d)		80,000	(d)
			(1,750	)(d)		(1,750	)(d)		(1,750	)(d)		(1,750	)(d)
			(69	)(d)		(69	)(d)		(69	)(d)		(69	)(d)
			52,161,436	(e)		39,121,077	(e)		13,040,359	(e)		-	(e)
												5	(f)
												4,157,961	(g)
Accumulated deficits	(874,368)	(2,991,437)	(3,663,000	)(b)	(2,991,437)	(3,663,000	)(b)	(2,991,437)	(3,663,000	)(b)	(2,991,437)	(3,663,000	)(b)	(6,837,871)
			3,663,000	(d)		3,663,000	(d)		3,663,000	(d)		3,663,000	(d)
			874,368	(d)		874,368	(d)		874,368	(d)		874,368	(d)
												311,527	(f)
												(4,157,961	)(g)
Accumulated other comprehensive loss		(5,880)	-		(5,880)	-		(5,880)	-		(5,880)	-		(5,880)
Total Shareholders’ Equity/(Deficits)	(874,140)	(2,852,618)	48,423,909		44,697,151	35,383,432		31,656,674	9,302,477		5,575,719	(3,426,468)		(7,153,226)

Total Liabilities and Shareholders’ Deficits	$52,231,650	$9,432,821	$(4,285,532)		$57,378,939	$(17,326,009)		$44,338,462	$(43,406,964)		$18,257,507	$(53,639,737)		$8,024,734

A. Derived from the unaudited balance sheets of SPAC as of June 30, 2024.

B. Derived from the unaudited condensed consolidated balance sheets of AMC as of June 30, 2024.

125

Unaudited Pro Forma Combined Balance Sheet Adjustments

The pro forma adjustment to the unaudited combined pro forma balance sheet consists of the following:

a. Represents the transfer of cash and investment held in trust account to cash

b. Reflects SPAC’s estimated cash payments of approximately $3.66 million for transaction expenses related to the Business Combination, as well as the elimination of AMC’s deferred offering costs of $75,000. The transaction expenses of $3.66 million include a $2,415,000 marketing fee payable to the underwriter, $855,000 for legal expenses, $100,000 for audit expenses, $80,000 for directors and officers (D&O) insurance, $70,000 for fairness opinion, and other service fees estimated to be incurred after June 30, 2024 until the close of the Business Combination. The deferred offering costs of $75,000 was legal fees incurred by AMC during the six months ended June 30, 2024.

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP ASC 805. Under this method of accounting, AMC is accounting acquirer, and as a result, qualifying transaction costs incurred by AMC are treated as deferred offering costs and any balance below the net proceeds from this reverse recapitalization will be charged directly to equity. This recording complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs – SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Deferred offering costs consist of legal and other professional expenses incurred through the balance sheet date that are directly related to the Proposed Business Combination and that will be charged to shareholders’ equity upon the completion of the Proposed Business Combination with any balance below the net proceeds from this Business Combination. Should the Proposed Business Combination prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operation expenses.

Therefore, the transaction costs of $75,000 incurred by AMC are recognized as deferred offering costs. These costs will be deducted against additional paid-in capital upon completion of the Business Combination. In contrast, the transaction costs of $3.66 million incurred by SPAC will first be recorded as expenses on the statements of operations and as accumulated deficit on the balance sheet, then reclassified from accumulated deficit to additional paid-in capital, as all of SPAC’s accumulated deficit will be reclassified to additional paid-in capital upon completion of the Business Combination.

c. Reflects the settlement of unsecured promissory notes issued by AMC to its 100% shareholder, as well as advanced payments made to the shareholder for inventory purchases, which are recorded as “Due from shareholder”. These balances have been fully paid off after the balance sheet date of June 30, 2024 but before financial statements are issued.

d. Reflects the recapitalization of AMC through the issuance of SPAC Shares, including shares issued upon the conversion of SPAC Rights, shares issued to AMC for the Merger Consideration, along with the elimination of SPAC’s historical accumulated deficit, and AMC’s common stock. The recapitalization results in adjustments to additional paid-in capital and common stock.

Specifically, the recapitalization includes:

●	Elimination of SPAC’s historical accumulated deficit of $874,368
●	Elimination of adjustments to accumulated deficit for SPAC’s transaction costs of $3,663,000.
●	Elimination of AMC common stock valued at $80,000, with a par value of $0.01
●	Conversion of 17,500,000 ordinary shares issued for the Merger Consideration of $175,000,000, par value of $0.0001 per share
●	Issuance of 690,000 and 43,049 SPAC Shares to SPAC’s public shareholders and initial shareholders (SPAC’s sponsor and underwriter), respectively, upon the conversion of the outstanding SPAC Rights upon consummation of the Business Combination

e. In Scenario 1, which assumes that no SPAC shareholders exercise their Redemption Rights, 4,725,829 shares previously subject to redemption for cash would be transferred to shareholders’ equity at $0.0001 par value.

126

In Scenario 2, which assumes the same facts as described in items above, but also assumes 1,181,457 shares, which is 25% of SPAC redeemable shares, are redeemed for cash by SPAC shareholders, at a redemption price of $11.04 per share.

In Scenario 3, which assumes the same facts as described in items above, but also assumes 3,544,372 shares, which is 75% of SPAC redeemable shares, are redeemed for cash by SPAC shareholders, at a redemption price of $11.04 per share.

In Scenario 4, which assumes the same facts as described in items above, but also assumes the maximum number of 4,725,829 shares are redeemed for cash by SPAC shareholders, at a redemption price of $11.04 per share; cash required at approximately $52,161,909 would be paid out in cash from Trust Account.

f. Reflects the settlement of two unsecured promissory notes issued by SPAC to AMC, as well as two unsecured promissory notes between SPAC and its related parties. The two promissory notes between AMC and SPAC are payable on the earlier of (i) December 12, 2024, or (ii) promptly after the date on which SPAC consummates the Business Combination. The two related party promissory notes are payable on the earlier of (i) September 12, 2024, or (ii) promptly after the date of the consummation of the Business Combination. There is a conversion feature for all four promissory notes, allowing the unpaid principal balances to be converted into SPAC shares at a conversion price of $10.

In Scenario 4, the remaining cash balance in the trust is insufficient to cover the outstanding promissory note balances after the maximum redemptions by SPAC shareholders. As a result, the unpaid balances on the four promissory notes will be converted into SPAC shares.

g. If in the scenario 4 that all of SPAC’s 4,725,829 public shares subject to redemption are redeemed, the total equity of the combined entities will be ($7,153,226). AMC and SPAC are in advanced negotiations with several investors for the potential Financing that would be consummated simultaneously with the consummation of the Business Combination. The Company and SPAC anticipate raising a minimum $8 million in such Financing. As a result of the foregoing, under each of the redemption scenarios (even where all holders of Public Shares redeem such shares), it is believed they will have net tangible assets of at least $846,774 upon consummation of the Business Combination. The Company and SPAC may require additional financing to satisfy SPAC’s minimum net tangible assets requirement of $5.0 million pursuant to its amended and restated memorandum and articles of association. If SPAC is unable to satisfy the net tangible assets requirement, it would not be able to consummate the Business Combination. The Company will update the disclosures in the pro forma presentation, to provide information on the Financing once binding agreements with the investors have been executed.

Since the cash balance in the combined entities is insufficient to cover all transaction costs, the shortage of $2,496,172 is recorded as other payable. The negative additional paid-in capital of $4,157,961 is reclassified to accumulated deficit.

127

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2024

				Scenario 1			Scenario 2			Scenario 3			Scenario 4
				Assuming No Redemptions into Cash			Assuming 25% Redemptions into Cash			Assuming 75% Redemptions into Cash			Assuming Maximum Redemptions into Cash
	(A)		(B)	Pro Forma		Pro Forma Income	Pro Forma		Pro Forma Income	Pro Forma		Pro Forma Income	Pro Forma		Pro Forma Income
	AlphaVest		AMC	Adjustments		Statement	Adjustments		Statement	Adjustments		Statement	Adjustments		Statement
Account Name
Revenues	$-		$4,851,445	$-		$4,851,445	$-		$4,851,445	$-		$4,851,445	$-		$4,851,445
Cost of revenues	-		(4,318,202)	-		(4,318,202)	-		(4,318,202)	-		(4,318,202)	-		(4,318,202)
Gross profit	-		533,243	-		533,243	-		533,243	-		533,243	-		533,243

OPERATING EXPENSES
General and administrative expenses	384,323		876,776	3,663,000	(a)	4,924,099	3,663,000	(a)	4,924,099	3,663,000	(a)	4,924,099	3,663,000	(a)	4,924,099
Provision for credit losses	-		352,182	-		352,182	-		352,182	-		352,182	-		352,182
Sales and marketing expenses	-		1,044,860	-		1,044,860	-		1,044,860	-		1,044,860	-		1,044,860
Research and development expenses	-		163,141	-		163,141	-		163,141	-		163,141	-		163,141
Total operating expenses	384,323		2,436,959	3,663,000		6,484,282	3,663,000		6,484,282	3,663,000		6,484,282	3,663,000		6,484,282

INCOME/(LOSS) FROM OPERATIONS	(384,323)		(1,903,716)	(3,663,000)		(5,951,039)	-		(5,951,039)	-		(5,951,039)	-		(5,951,039)

OTHER INCOME (EXPENSES)
Other income	-		629,237	-		629,237	-		629,237	-		629,237	-		629,237
Other expense	-		(271)	-		(271)	-		(271)	-		(271)	-		(271)
Interest income	1,208,626		1	(1,208,621	)(b)	6	(1,208,621	)(b)	6	(1,208,621	)(b)	6	(1,208,621	)(b)	6
Unrealized loss on investments held in trust account	(92,316)		-	92,316	(b)	-	92,316	(b)	-	92,316	(b)	-	92,316	(b)	-
Interest expense	-		(18,999)	-		(18,999)	-		(18,999)	-		(18,999)	-		(18,999)
Total other income	1,116,310		609,968	(1,116,305)		609,973	(1,116,305)		609,973	(1,116,305)		609,973	(1,116,305)		609,973
INCOME/(LOSS) BEFORE INCOME TAX	731,987		(1,293,748)	(4,779,305)		(5,341,066)	(1,116,305)		(5,341,066)	(1,116,305)		(5,341,066)	(1,116,305)		(5,341,066)
Income tax			(4,061)	-		(4,061)	-		(4,061)	-		(4,061)	-		(4,061)
NET INCOME /(LOSS)	731,987		(1,297,809)	(4,779,305)		(5,345,127)	(1,116,305)		(5,345,127)	(1,116,305)		(5,345,127)	(1,116,305)		(5,345,127)
Other comprehensive loss			119	-		119	-		119.00	-		119.00	-		119.00
TOTAL COMPREHENSIVE INCOME/(LOSS)	$731,987		$(1,297,690)	$(4,779,305)		$(5,345,008)	$(1,116,305)		$(5,345,008)	$(1,116,305)		$(5,345,008)	$(1,116,305)		$(5,345,008)
Weighted average common stock outstanding, common stock subject to possible redemption	4,725,829
Basic and diluted net income per share, common stock subject to redemption	$0.19	$
Weighted average common stock outstanding, common stock, non-redeemable	2,280,500
Basic and diluted net loss per share, common stock, non-redeemable	$(0.08)

Basic and diluted weighted average common stock outstanding			8,000,000
Basic and diluted net loss per share, common stock			$(0.16)

Basic and diluted pro forma weighted average shares outstanding				20,513,549	(c)	25,239,378	19,332,092	(c)	24,057,921	16,969,177	(c)	21,695,006	15,787,720	(c)	20,513,549
Basic and diluted pro forma net loss per share				$(0.40	)(c)	$(0.21)	$(0.41	)(c)	$(0.22)	$(0.44	)(c)	$(0.25)	$(0.45	)(c)	$(0.26)

A. Derived from SPAC’s unaudited statements of operations for the six months ended June 30, 2024.

B. Derived from AMC’s unaudited condensed consolidated statements of operations for the six months ended June 30, 2024.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

			Scenario 1			Scenario 2			Scenario 3			Scenario 4
			Assuming No Redemptions into Cash			Assuming 25% Redemptions into Cash			Assuming 75% Redemptions into Cash			Assuming Maximum Redemptions into Cash
	(A)	(B)	Pro Forma		Pro Forma Income	Pro Forma		Pro Forma Income	Pro Forma		Pro Forma Income	Pro Forma
	AlphaVest	AMC	Adjustments		Statement	Adjustments		Statement	Adjustments		Statement	Adjustments
Account Name
Revenues	$-	$15,884,942	$-		$15,884,942	$-		$15,884,942	$-		$15,884,942	$-		$15,884,942
Cost of revenues	-	(12,342,620)	-		(12,342,620)	-		(12,342,620)	-		(12,342,620)	-		(12,342,620)
Gross profit	-	3,542,322	-		3,542,322	-		3,542,322	-		3,542,322	-		3,542,322

OPERATING EXPENSES
General and administrative expenses	676,318	1,583,056	3,663,000	(a)	5,922,374	3,663,000	(a)	5,922,374	3,663,000	(a)	5,922,374	3,663,000	(a)	5,922,374
Provision for credit losses	-	1,262,146	-		1,262,146	-		1,262,146	-		1,262,146	-		1,262,146
Sales and marketing expenses	-	3,275,244	-		3,275,244	-		3,275,244	-		3,275,244	-		3,275,244
Research and development expenses	-	613,028	-		613,028	-		613,028	-		613,028	-		613,028
Total operating expenses	676,318	6,733,474	3,663,000		11,072,792	3,663,000		11,072,792	3,663,000		11,072,792	3,663,000		11,072,792

INCOME/(LOSS) FROM OPERATIONS	(676,318)	(3,191,152)	(3,663,000)		(7,530,470)	-		(7,530,470)	-		(7,530,470)	-		(7,530,470)

OTHER INCOME (EXPENSES)
Other income	-	1,888,445	-		1,888,445	-		1,888,445	-		1,888,445	-		1,888,445
Other expense	-	(6,363)	-		(6,363)	-		(6,363)	-		(6,363)	-		(6,363)
Interest income	3,580,492	969	(3,580,311	)(b)	1,150	(3,580,311	)(b)	1,150	(3,580,311	)(b)	1,150	(3,580,311	)(b)	1,150
Interest expense	-	(89,999)	-		(89,999)	-		(89,999)	-		(89,999)	-		(89,999)
Total other income	3,580,492	1,793,052	(3,580,311)		1,793,233	(3,580,311)		1,793,233	(3,580,311)		1,793,233	(3,580,311)		1,793,233
INCOME/(LOSS) BEFORE INCOME TAX	2,904,174	(1,398,100)	(7,243,311)		(5,737,237)	(3,580,311)		(5,737,237)	(3,580,311)		(5,737,237)	(3,580,311)		(5,737,237)
Income tax		(21,416)	-		(21,416)	-		(21,416)	-		(21,416)	-		(21,416)
NET INCOME /(LOSS)	2,904,174	(1,419,516)	(7,243,311)		(5,758,653)	(3,580,311)		(5,758,653)	(3,580,311)		(5,758,653)	(3,580,311)		(5,758,653)
Other comprehensive loss		(638)	-		(638)	-		(638.00)	-		(638.00)	-		(638.00)
TOTAL COMPREHENSIVE INCOME/(LOSS)	$2,904,174	$(1,420,154)	$(7,243,311)		$(5,759,291)	$(3,580,311)		$(5,759,291)	$(3,580,311)		$(5,759,291)	$(3,580,311)		$(5,759,291)
Weighted average common stock outstanding, common stock subject to possible redemption	6,870,217	-
Basic and diluted net income per share, common stock subject to redemption	$0.45	$-
Weighted average common stock outstanding, common stock, non-redeemable	2,280,500	-
Basic and diluted net loss per share, common stock, non-redeemable	$(0.09)

Basic and diluted weighted average common stock outstanding		7,342,466
Basic and diluted net loss per share, common stock		$(0.19)

Basic and diluted pro forma weighted average shares outstanding			18,369,161	(c)	25,239,378	17,187,704	(c)	24,057,921	14,824,789	(c)	21,695,006	13,643,332	(c)	20,513,549
Basic and diluted pro forma net loss per share			$(0.68	)(c)	$(0.23)	$(0.69	)(c)	$(0.24)	$(0.72	)(c)	$(0.27)	$(0.73	)(c)	$(0.28)

A. Derived from SPAC’s audited statements of operations for the year ended December 31, 2023.

B. Derived from AMC’s audited consolidated statements of operations for the year ended December 31, 2023.

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Notes and adjustment to Unaudited Pro Forma Condensed Combined Statement of Operations

The notes and pro forma adjustments to the unaudited condensed combined pro forma statements of operations consist of the following:

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

a. Represents preliminary estimated transaction expenses of $3,663,000, including a $2,415,000 business combination marketing agreement fee payable to the underwriter, as well as D&O insurance, professional service fees (such as legal, accounting, auditing, and fairness opinion), and other fees upon the consummation of the Business Combination.

b. Represents an adjustment to eliminate interest earned on marketable securities held in the Trust Account, net of unrealized losses on investments held in the Trust Account.

c. The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the initial public offering occurred as of the earliest period presented (January 1, 2023). In addition, as the Transactions are being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Transactions for the entire period.

Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2023.

The following unaudited pro forma condensed combined financial information has been prepared to present four alternative scenarios with respect to redemption of ordinary shares by Public Shareholders at the time of the Business Combination for the six months ended June 30, 2024 and for the year ended December 31, 2023:

	Pro Forma Combined
	Scenario 1	Scenario 2	Scenario 3	Scenario 4
	Assuming No Redemptions	Assuming 25% Redemptions	Assuming 75% Redemptions	Assuming Maximum Redemptions
For the six months ended June 30, 2024
Pro forma net loss	$(5,345,127)	$(5,345,127)	$(5,345,127)	$(5,345,127)
Pro forma basic and diluted net loss per share	$(0.21)	$(0.22)	$(0.25)	$(0.26)

For the year ended December 31, 2023
Pro forma net loss	$(5,758,653)	$(5,758,653)	$(5,758,653)	$(5,758,653)
Pro forma basic and diluted net loss per share	$(0.23)	$(0.24)	$(0.27)	$(0.28)

Number of ordinary shares
SPAC’s Public Shareholders	5,415,829	4,234,372	1,871,457	690,000
SPAC’s Initial Shareholders	2,323,549	2,323,549	2,323,549	2,323,549
AMC Shareholders	17,500,000	17,500,000	17,500,000	17,500,000
Pro forma weighted-average shares outstanding—basic and diluted	25,239,378	24,057,921	21,695,006	20,513,549

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BUSINESS OF AMC

Unless the context otherwise requires, all references in this section to “AMC,” “we,” “us,” or “our” refer to AMC Corporation and its subsidiaries prior to the Closing. Upon Closing, the combined company will be named “[●].”

Overview

AMC distributes innovative and smart security products and related solutions At the same time, AMC is working on some next-generation products. Our goal is to build the world’s most advanced camera and chip designed specifically for use in a variety of edge devices, optimized for video capture and AI analysis, enabling new proprietary AI systems to be built across a range of environments and situations.

Our goal is to make the world a safer place. Through the use of high-quality, affordable and accessible vision AI technology, we strive to help save lives, empower businesses to succeed and ultimately make the world better for each and every one of us.

Products

As evidenced by the award-winning “YI” brand that we sell, we are a pioneer in the research and development of video imaging and vision technologies for enterprise and consumer applications.

AMC’s primary products are security cameras sourced from suppliers in Asia. AMC’s product portfolio includes cameras designed for residential homes and small businesses, such as the YI Dome Guard, Home Camera and Outdoor Camera.

AMC intends to expand its product offering in the future to include additional AI-based intelligent devices such as wearable devices including AI glasses, drones, AI robots and the related solutions for each new product.

Solutions

Our solutions are designed to make both individual and business customers’ properties safer. We plan to apply our AI technology to the home security market and expand into various small to mid-sized business use cases.

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Smart Home

Smart Home solution is our business to consumer (B2C) solution which is designed for homeowners or other individual users to have a smarter and more efficient living experience. We are creating an AI-powered home security solution that can monitor and analyze activities and provide alerts as necessary. We believe there is the potential for future innovation with Home 2.0, featuring AI technology based on Microsoft’s Co-Pilot and customizable alerts based on inferenced data sets.

Sapphire/Orion

We intend to offer a business to business (B2B) solution, which will be called Sapphire/Orion, in which we are working to build a next generation enterprise security solution powered by edge AI cameras, for the physical security of our business customers. This product focuses on ease of use, scalability, reliability, privacy, and provides substantial return on investment to customers.

Sales

AMC has two revenue streams: (1) product sales through e-commerce platforms, and (2) revenue share from its related party, Kami Vision Incorporated (“Kami”), for cloud services such as video storage, image analysis, and providing alerts and intelligence detection.

With respect to its product sales, AMC sells its products through Amazon across the United States, Canada, and Europe. The Amazon online stores for the respective regions operate under the entities Ants Technology (HK) Limited (“Ants”), Shanghai Xiaoyun Technology Limited (“Xiaoyun”), and Kunshan Yishijue Technology Limited (“Yishijue”). These entities have authorized AMC to utilize their Amazon accounts free of charge for a duration of five years, starting from October 21, 2021 and expiring on October 20, 2026 (hereinafter referred to as the “Authorization Agreement”). We have signed ownership transfer agreements with Xiaoyun and Yishijue respectively to buy out their ownership of the Amazon store and this transfer is in progress and will be completed upon Amazon’s final approval.

Ants is 95% owned by Mr. Da and collects revenue payments from Amazon on behalf of AMC. Revenues collected from Amazon customers are paid into Ants’ virtual bank account on PingPong, a cross-border payments platform. Besides owning the Amazon store in North America, Ants is also engaged in trading virtual reality cameras. Yishijue has no business operations other than owning an Amazon online store in Europe. Xiaoyun was founded in to provide services for applying for patents and intellectual properties. Mr. Da is also the sole shareholder and controller of Yishijue and Xiaoyun and accordingly he can control the primary economic activities of these two entities, such as the authorization or transfer of the Amazon stores to AMC.

Xiaoyun and Yishijue operate as variable interest entities (“VIEs”) where AMC, through contractual arrangements, holds effective control over their key activities, assumes the associated risks and benefits from the economic rewards, making AMC the primary beneficiary. In August 2024, AMC and the two VIEs entered into separate business transfer agreements. Under these agreements, Xiaoyun and Yishijue will transfer all of their ownership in the Amazon online stores to AMC, including, but not limited to, the ownership of the store, business operation rights, customer resources, operational data, technical data, brand usage rights, intellectual property rights (such as trademarks, patents, copyrights, if applicable), and other assets and rights related to the operation of the Amazon online stores in exchange for an aggregate payment of RMB30,000 for each entity. Once the stores are successfully transferred, Xiaoyun and Yishijue will no longer be VIEs and instead will be owned directly by AMC. The transfers are expected to be consummated in November 2024.

With respect to our solutions, we generally enter into agreements with our service providers (who sell our solutions), such as Kami, that outline the terms of our relationship, including service provider pricing commitments, maintenance and support requirements. These contracts typically have an initial term of three years, with subsequent renewal terms.

AMC recognizes its revenue share from these arrangements when the service provider receives subscription payments from users acquired through AMC’s camera sales.

Platforms

We are working on our next generation technology platforms that can deliver a unique high-performance AI-based platform to enhance security, operations and safety, and drive sales and efficiency at scale.

Our platforms support customers who subscribe to our services and the hardware partners who manufacture devices that integrate with our platforms. The capabilities associated with our platforms include:

●	Powerful application program interfaces, or APIs, Integrating to Corporate Data Lake, which allows storage of all structured and unstructured data. Our APIs have wide compatibility to integrate with many interfaces based on various needs.
●	Models that provide more accurate and faster reactions based on the learning of data.
●	Reliable and efficient mobile applications supported by large language models.
●	Reduced Friction for Customers. Provides end-to-end solutions so that customers have all of their needs and issues handled in a holistic manner.
●	AI solutions for multiple cases such as Edge, On-premises and on cloud.
●	High level of data accuracy which establishes confidence in decision making. Provides more accurate and agile solution.
●	Integrated platform that allows use of all types of hardware such as any camera, any edge infrastructure or any cloud function.

Technology Advantages

We believe our new products will have technology advantages that other competitors do not, including:

Dual Chip Design

By combining two or more processors together, our chip can quickly and seamlessly alternate between full-function and low-power modes, reducing power consumption and enhancing battery life. This provides a solid support for our efficient and economic solutions.

Artificial Intelligence

Graphic processing units are used specifically for computer vision applications in edge computing scenarios, with low latency and combined encoding and decoding capabilities, and the ability to compress video for inclusion in visual/spatial A.I. models.

22nm Construction

Our 22nm construction provides an affordable design that reduces costs, controls heat, and reduces current leakage for further efficiency gains, all in a design customized for edge devices.

Edge Computing

New edge devices such as glasses and drones capture large amounts of currently unrecorded contextual video. We believe this will create multiple opportunities for AI-based systems, and similar growth in new user capabilities. We are not aware of any other company that is developing this dataset.

Richer Interfaces

By advancing our hardware to include richer interface options, including a heads up display and multimodal AI interfaces, and by advancing our software stack and our integrations with AI systems and APIs, we will further improve user experiences.

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Strategy & Positioning

We intend to maintain our market position and expand into new market opportunities by continuing to develop and deploy innovative technologies and by expanding our ecosystem of partners. Our key go-to-market strategies include:

Narrow Targeted Niche

By focusing on a targeted niche audience with clear technology needs, we seek to maintain a safe and defensible position to establish our hardware and software advantages. We believe major AI players lack the ability and/or interest in approaching this market in the way that we can.

Focus

We seek to solve only one or two core user needs within the niche using affordable hardware and scalable manufacturing. By focusing on these needs, we believe we can maximize our position in the market.

Fine-tune Solutions

We will continue to focus on building solutions that can satisfy various groups of customers. We also provide sales and marketing resources to help boost our exposures in different marketplace platforms.

Invest in Our Platforms

As a pioneer in smart security and surveillance solutions, we will focus on building the next generation AI-based platform. We intend to invest to add additional innovative offerings and broaden our suite of solutions and opportunities in residential and commercial markets. As the market for vision AI grows and more devices become connected, we are building technology and partnerships to connect these devices to our platforms.

Channel Expansion

In addition to the existing channels we have built, we intend to continue to develop partnerships in areas such as shopping mall management, parking lots, senior care management, building construction and other related areas.

Pursue Selective Strategic Acquisitions

We may selectively pursue future acquisitions of businesses, technologies, or products that complement our platforms or align with our overall growth strategy. Such acquisitions could expand our team and/or technology portfolio to help us add new features to our platforms, accelerate the pace of our innovation or help us access attractive markets.

Research and Development

We invest substantial resources in research and development to enhance our platforms and applications, support our technology infrastructure, develop new capabilities and conduct quality assurance testing. We expect to invest significantly in continued research and development efforts to expand the capabilities of our technology. Our research and development of new products and services is a multidisciplinary effort across our product management, program management, software engineering, device engineering, quality engineering, configuration management and network operations teams.

Competitive Environment

The market in which we operate is fragmented, competitive and constantly evolving. We expect competition to continue from existing competitors as well as potential new market entrants in the interactive security, video monitoring and intelligent automation markets. Our current competitors include providers of other technology platforms in interactive security, including Alarm.com, Google Nest, Blink by Amazon, Avigilon, Alula, Eagle Eye Networks Inc., Eufy by Anker and Honeywell International Inc.

Many of our competitors have long operating histories, greater name recognition and large customer bases. We expect to encounter new competitors as we enter new markets as well as increased competition. In addition, there may be new technologies that are introduced that reduce demand for our solutions or make them obsolete. Our current and potential competitors may also establish cooperative relationships among themselves or with third parties and rapidly acquire significant market share. Increased competition could also result in price reductions and loss of market share, any of which could result in lower revenue and negatively affect our ability to grow our business. We believe the principal competitive factors in the security surveillance market include the following:

●	simplicity and ease of use;
●	ability to offer persistent awareness, control, and intelligent automation;
●	breadth of features and functionality provided;
●	flexibility of the solutions and ability to personalize for the individual consumer;
●	compatibility with a wide selection of third-party devices;
●	pricing, affordability, and accessibility;
●	sales reach and local installation and support capabilities; and
●	brand awareness and reputation.

We believe we compete favorably with respect to these factors. Additionally, we believe our AI-based software platforms and edge computing solutions help further differentiate us from competitors. Nevertheless, our competitors may have substantially greater financial, technical and other resources, greater brand recognition, larger sales and marketing budgets and broader distribution channels than we do. As a result, we may not compete effectively.

Our Intellectual Property

We currently have several patents and trademarks in varying stages of approval. These relate to, among others, our AI-based video compression system and augmented related glasses. Our success and ability to compete effectively depend in part on our ability to protect our proprietary technology and to establish and adequately protect our intellectual property rights. To accomplish these objectives, we rely on a combination of patent, trademark, copyright and trade secret laws in the United States and other jurisdictions, as well as license agreements, confidentiality agreements and other contractual protections.

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Our Human Capital Resources

As of June 30, 2024, we had three full-time employees and nine long-term outsourced contractors, including seven in sales and marketing, two in research and development and three in a general and administrative capacity. We also engage consultants and temporary employees from time to time. None of our employees is covered by collective bargaining agreements and we consider our relations with our employees to be good.

We believe attracting, motivating and retaining talent at all levels is critical to continue our success. By improving employee retention and engagement, we believe we are also improving our ability to support our service provider partners and protect the long-term interests of our stockholders. We invest in our employees through benefits and various health and wellness initiatives and offer competitive compensation packages, ensuring fairness in internal compensation practices.

Government Regulations

Our business, operations and service provider partners are subject to various U.S. federal, state and local consumer protection laws, licensing regulation and other laws and regulations, and to similar laws and regulations in the other countries in which we operate. Compliance with these laws, rules, and regulations has not had a material effect upon our capital expenditures, results of operations or competitive position. Nevertheless, compliance with existing or future governmental regulations, including, but not limited to, those pertaining to global trade, business acquisitions, consumer protection, and taxes, could have a material impact on our business in subsequent periods.

In particular, we are subject to the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. Travel Act, and possibly other anti-bribery laws, including those that comply with the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and other international conventions. Anti-corruption laws are interpreted broadly and prohibit our company from authorizing, offering, or providing directly or indirectly improper payments or benefits to recipients in the public or private-sector. Certain laws could also prohibit us from soliciting or accepting bribes or kickbacks. Our company has direct government interactions and in several cases uses third-party representatives, including dealers, for regulatory compliance, sales and other purposes in a variety of countries. These factors increase our anti-corruption risk profile. We can be held liable for the corrupt activities of our employees, representatives, contractors, partners and agents, even if we did not explicitly authorize such activity.

We are also subject to data privacy and security laws, anti-money laundering laws (such as the USA PATRIOT Act), and import/export laws and regulations in the United States and in other jurisdictions.

We are also subject to certain foreign regulations based on the jurisdictions we operate in, including laws in the PRC such as the PRC Labor Contract Law.

Refer to “Risk Factors” for a discussion of the potential impacts related to the governmental regulations applicable to us.

Corporate Information

AMC was incorporated under the laws of the State of Washington on October 21, 2021.

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AMC’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with AMC’s unaudited Condensed Financial Statements as of and for the six months ended June 30, 2024 and 2023, and AMC’s audited Financial Statements as of and for the years ended December 31, 2023 and 2022, together with the related notes thereto included elsewhere in this proxy statement/prospectus. In addition to historical information, the following discussion also contains forward-looking statements that include numerous risks and uncertainties, including, but not limited to, those described under “Risk Factors.” Actual results may differ materially from those contained in any forward-looking statements. Please refer to “Cautionary Note Regarding Forward-Looking Statements” for more information on such statements.

Throughout this section, unless otherwise indicated or the context otherwise requires, references to “we”, “us”, “our” and other similar terms refer to AMC.

Overview

AMC distributes innovative and smart security products and related solutions. With respect to AMC’s products, AMC offers security cameras through Amazon across the United States, Canada and Europe. Its product portfolio includes cameras designed for residential homes and small businesses, such as the YI Dome Guard, Home Camera and Outdoor Camera.

The Amazon online stores for the respective regions operate under the entities Ants, Xiaoyun and Yishijue. Pursuant to the Authorization Agreement, these entities have authorized AMC to utilize their Amazon accounts free of charge for a duration of five years, starting from October 21, 2021 and expiring on October 20, 2026.

Xiaoyun and Yishijue are variable interest entities (VIEs) where AMC, through contractual arrangements, holds effective control over their key activities, assumes the associated risks and benefits from the economic rewards, making AMC the primary beneficiary.

On August 8, 2024, AMC and Xiaoyun and Yishijue entered into separate business transfer agreements, through which Xiaoyun and Yishijue will transfer all of their ownership in the Amazon online stores , including, but not limited to, the ownership of the business operation rights, customer resources, operational data, technical data, brand usage rights, intellectual property rights (such as trademarks, patents, copyrights, if applicable), and other assets and rights related to the operation of the Amazon online stores, to AMC in exchange for an aggregate payment of RMB30,000 for each entity. The transfer of the stores pursuant to these agreements is expected to be consummated in November 2024. Once the stores are successfully transferred, Xiaoyun and Yishijue will no longer be VIEs and will be deconsolidated from AMC’s financial statements, as the variable interests will no longer exist. Please refer to the “Subsequent Events” disclosure of the financial statements of AMC included elsewhere in this proxy statement/prospectus.

Key Factors Affecting Our Results of Operations

The security camera market is highly competitive, driven by advancements in technology and increasing demand for home and business security. Key factors that affect our results of operations include:

●	Product Features: The competitive market requires that we upgrade our products with improved features each year to maintain a competitive edge. Any delays in new product launches may result in reduced sales volume and lower product prices.

●	Product Price: Consumers are often price-conscious, looking for affordable yet reliable solutions. We must compete by offering budget-friendly products or higher-end cameras with advanced features.

●	Advertising on Amazon: We allocate a significant portion of our advertising budget to promote our products on Amazon for higher rankings. These advertising costs account for approximately 13%–29% of product revenue and are recorded as part of sales and marketing expenses.

Results of Operations

The following table sets forth a summary of our consolidated results of operations for the periods presented. This information should be read together with our consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus. The results of operations in any period are not necessarily indicative of our future trends.

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Comparison of Results of Operations for the Six Months Ended June 30, 2024 and 2023

The following table sets forth a summary of our consolidated results of operations for the periods presented, both in absolute amount and as a percentage of our total operating revenue for the periods presented. This information should be read together with our unaudited condensed consolidated financial statements and related notes included elsewhere in this filling. The results of operations in any period are not necessarily indicative of our future trends.

Revenues

	Six Months Ended
	June 30,
	2024	2023
Revenues
Product revenue	$3,488,066	$7,108,541
Revenue share – related party	1,363,379	1,561,391
Total revenues	$4,851,445	$8,669,932

AMC has two revenue streams: (1) product sales through e-commerce platforms, and (2) revenue share from its related party, Kami, for cloud services such as video storage, image analysis, and providing alerts and intelligence detection.

AMC recognizes its revenue share when Kami receives subscription payments from users acquired through AMC’s camera sales. The revenue-share schedule is as follows:

Annual subscription periods	Percentage basis received by AMC
First year during which an end user starts the cloud service subscription from Kami	30%
Second year during which an end user continues the cloud service	15% for recurring subscriptions
Third year during which an end user continues the service subscription from Kami	0%

For the six months ended June 30, 2024 and 2023, AMC’s product revenue was $3,488,066 and $7,108,541, respectively. The revenue share from Kami amounted to $1,363,379 and $1,561,391, respectively. The total revenue reported for the six months ended June 30, 2024 was $4,851,445, compared to $8,669,932 for the six months ended June 30, 2023. The decrease in revenue for 2024 is primarily due to increased competition and delays in launching upgraded products, which led to lower sales volume and price reductions in 2024. AMC’s current products have upgraded features in the cloud but lack significant competitive advantages in camera hardware.

Cost of Revenue

	Six Months Ended
	June 30,
	2024	2023
Cost of revenues
Amazon platform expenses	$932,068	$1,693,299
Product cost	2,690,073	4,629,183
Delivery and freight cost	88,016	129,772
Inventory impairment loss	924,472	-
Inventory shortages/(overages)	(316,427)	7,706
Total cost of revenues	$4,318,202	$6,459,961

AMC’s cost of revenues includes Amazon platform expenses, product costs, delivery and freight costs, inventory impairment loss, and inventory shortages/(overages). Our cost of revenues totaled $4,318,202 for the six months ended June 30, 2024, compared to $6,459,961 for the six months ended June 30, 2023.

The decrease in cost of revenues was primarily driven by a reduction in product costs, which declined from $4,629,183 for the six months ended June 30, 2023 to $2,690,073 for the six months ended June 30, 2024, as a result of decreased sales volume. Amazon platform expenses and delivery and freight costs also decreased from $1,693,299 and $129,772 for the six months ended June 30, 2023 to $932,068 and $88,016 for the six months ended June 30, 2024, respectively, due to the decline in sales. During the six months ended June 30, 2024, AMC recorded an inventory impairment loss of $924,472, which offset the decrease in cost of revenues.

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Gross profit

	Six Months Ended
	June 30,
	2024	2023
Gross profit
Product sales	$(830,136)	$648,580
Revenue share	1,363,379	1,561,391
Total gross profit	$533,243	$2,209,971

We had a gross profit of $533,243 for the six months ended June 30, 2024, compared to a gross profit of $2,209,971 for the six months ended June 30, 2023. The negative gross profit of $830,136 for product sales during the six months ended June 30, 2024 was due to inventory impairment losses of $924,472. Additionally, the decrease in gross profit during June 30, 2024 was driven by a decline in product gross profit due to decreased sales volume and lower prices.

Operating Expenses

Operating expenses increased to $2,436,959 for the six months ended June 30, 2024, compared to $2,477,470 for the six months ended June 30, 2023.

Our operating expenses for the six months ended June 30, 2024 consisted of general and administrative expenses of $876,776, provision for credit losses of $352,182, sales and marketing expenses of $1,044,860, and research and development expenses of $163,141. In contrast, our operating expenses for the six months ended June 30, 2023 consisted of general and administrative expenses of $706,874, sales and marketing expenses of $1,450,412, and research and development expenses of $320,184.

●	General and administrative expenses

We experienced an increase in general and administrative expenses for the six months ended June 30, 2024 compared to the six months ended June 30, 2023, primarily as a result of increased Amazon storage fees, professional fees, and insurance expenses.

●	Selling and marketing expenses

The decrease in sales and marketing expenses was driven by less Amazon advertising and promotional activities during the six months ended June 30, 2024 compared with the same period in 2023.

●	Research and development expenses

Research and development expenses decreased due to lower labor costs associated with new product development and patent application fees incurred during the six months ended June 30, 2024 compared with the same period in 2023.

●	Provision for credit losses – related party

For the six months ended June 30, 2024, a provision for credit losses of $352,182 was recorded, based on a combination of collectability of receivable balances and an expected loss ratio calculated using the average historical loss rate. An allowance for credit loss of $478,921 was recognized against a related-party receivable during the six months ended June 30, 2024, as it had been outstanding for more than one year, and the likelihood of recovery was deemed remote. Based on the expected loss ratio calculated from an average historical loss rate of 28.84%, and without taking into account any forward-looking factors, we recorded additional $118,766 allowance for credit loss during the six months ended June 30, 2024 and reversed the $245,505 for the expected loss previously recorded during the year ended December 31, 2023.

We anticipate our operating expenses will increase as we undertake our plan of operations, including increased costs associated with marketing, personnel, and other general and administrative expenses, along with increased professional fees associated with SEC reporting, as our business grows more complex and more expensive to maintain.

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Other Income/(Expenses)

We recorded other income of $629,237 for the six months ended June 30, 2024, compared to $825,500 for the six months ended June 30, 2023. The decrease was primarily due to the loan forgiveness of $518,075 that occurred during the six months ended June 30, 2023, which did not occur during the six months ended June 30, 2024.

We incurred other expenses of $271 for the six months ended June 30, 2024, compared to $6,352 for the six months ended June 30, 2023. The decrease was attributed to a $6,350 donation made during the six months ended June 30, 2023, compared with no donations during the six months ended June 30, 2024.

Interest Income/(Expenses)

We recorded interest income of $1 for the six months ended June 30, 2024, compared to $957 for the six months ended June 30, 2023, from bank interest.

We recorded interest expense of $18,999 for the six months ended June 30, 2024, compared to $36,291 for the six months ended June 30, 2023. The decrease in interest expense is due to the revolving loan expiring on June 30, 2024, which was paid off as of that date. Interest expense decreased as the loan principal balances decreased.

Net Income/(Loss)

We incurred a net loss in the amount of $1,297,809 for the six months ended June 30, 2024, as compared with a net income of $516,315 for the six months ended June 30, 2023.

Liquidity and Capital Resources

Operating activities provided $1,377,779 in cash for six months ended June 30, 2024, as compared with $946,275 used in cash for six months ended June 30, 2023. Our positive operating cash flow for six months ended June 30, 2024 was primarily the result of changes in accounts payable – related party of $3,174,974, other receivable – related party of $568,482, and advance payments of $303,450 made to the 100% shareholder for product purchases, offset by changes in inventories of $2,749,258 and net loss of $1,297,809 adjusted for provision for credit losses of $352,182 and provision for obsolete inventory of $924,472. Our negative operating cash flow for six months ended June 30, 2023 was mainly the result of changes in other receivable – related party of $956,718, accounts payable- related party of $279,552, and advance payments of $630,628 made to the 100% shareholder for product purchases, offset by changes in inventories of $885,960 and net income of $516,315 adjusted for other income from loan forgiveness of $518,076.

Investing activities used $446,303 for the six months ended June 30, 2024, compared to $219,375 for the six months ended June 30, 2023. The negative investing cash flow for six months ended June 30, 2024 was due to the issuance of shareholder loans totaling $210,303 and the issuance of two promissory notes totaling $236,000. The negative investing cash flow for the six months ended June 30, 2023 was due to the issuance of shareholder loans, totaling $219,375.

Financing activities used $812,462 for the six months ended June 30, 2024, compared to $894,541 provided for the six months ended June 30, 2023. The negative financing cash flow for the six months ended June 30, 2024, was due to deferred offering costs of $75,000 and repayments of $2,171,162 on related-party loans, offset by proceeds of $1,353,700 from these related party loans and $80,000 capital contribution from the 100% shareholder. In contrast, the positive financing cash flow for the six months ended June 30, 2023 resulted from proceeds of $4,075,100 from related-party loans, offset by repayments of $3,180,559 on these loans.

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Comparison of Results of Operations for the Years Ended December 31, 2023 and 2022

The following table sets forth a summary of our consolidated results of operations for the periods presented, both in absolute amount and as a percentage of our total operating revenue for the periods presented. This information should be read together with our consolidated financial statements and related notes included elsewhere in this filling. The results of operations in any period are not necessarily indicative of our future trends.

Revenues

	Years ended
	December 31,
	2023	2022
Revenues
Product revenue	$12,786,196	$15,750,392
Revenue share – related party	3,098,746	2,141,625
Total revenues	$15,884,942	$17,892,017

AMC has two revenue streams: (1) product sales through e-commerce platforms, and (2) revenue share from its related party, Kami, for cloud services such as video storage, image analysis, and providing alerts and intelligence detection.

AMC recognizes its revenue share when Kami receives subscription payments from users acquired through AMC’s camera sales. The revenue-share schedule is as follows:

Annual subscription periods	Percentage basis
First year during which an end user starts the cloud service subscription from Kami	30%
Second year during which an end user continues the cloud service	15% for recurring subscriptions
Third year during which an end user continues the service subscription from Kami	0%

For the years ended December 31, 2023 and 2022, AMC’s product revenue was $12,786,196 and $15,750,392, respectively. The revenue share from Kami amounted to $3,098,746 and $2,141,625, respectively. The total revenue reported for the year ended December 31, 2023 was $15,884,942, compared to $17,892,017 for the year ended December 31, 2022. The decrease in revenue for 2023 is primarily due to delays in launching upgraded products, which led to lower sales volume and price reductions throughout the year.

Cost of Revenue

	Years ended
	December 31,
	2023	2022
Cost of revenues
Amazon platform expenses	$3,294,327	$3,522,189
Product cost	8,752,026	11,004,049
Delivery and freight cost	271,822	275,866
Inventory shortages/(overages)	24,445	(75,342)
Total cost of revenues	$12,342,620	$14,726,762

AMC’s cost of revenues includes Amazon platform expenses, product costs, delivery and freight costs, and inventory shortages/(overages). Our cost of revenues totaled $12,342,620 for the year ended December 31, 2023, compared to $14,726,762 for the year ended December 31, 2022. The decrease in cost of revenues was primarily driven by a reduction in product costs, which declined from $11,004,049 in 2022 to $8,752,026 in 2023, as a result of decreased sales volume. Amazon platform expenses and delivery and freight costs also decreased from $3,522,189 and $275,866 in 2022 to $3,294,327 and $271,822 in 2023, respectively, due to the decline in sales.

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Gross profit

	Years ended
	December 31,
	2023	2022
Gross profit
Product	$443,576	$1,023,630
Revenue share	3,098,746	2,141,625
Total gross profit	$3,542,322	$3,165,255

We had a gross profit of $3,542,322 for the year ended December 31, 2023, compared to a gross profit of $3,165,255 for the year ended December 31, 2022. The increase in gross profit for 2023 was primarily driven by an increase in revenue share gross profit, which rose from $2,141,625 in 2022 to $3,098,746 in 2023.

Operating Expenses

Operating expenses increased to $6,733,474 for the year ended December 31, 2023 compared to $3,803,739 for the year ended December 31, 2022.

Our operating expenses for year ended December 31, 2023 consisted of general and administrative expenses of $1,583,056, provision for credit losses of $1,262,146, sales and marketing expenses of $3,275,244, and research and development expenses of $613,028. In contrast, our operating expenses for the year ended December 31, 2022 consisted of general and administrative expenses of $980,126, impairment losses of $209,022, sales and marketing expenses of $2,589,782, and research and development expenses of $24,809.

●	General and administrative expenses

We experienced an increase in general and administrative expenses in 2023 compared to 2022, primarily as a result of increased payroll expenses, travel and entertainment, and professional fees.

●	Selling and marketing expenses

The increase in sales and marketing expenses was driven by higher Amazon advertising and promotional activities.

●	Research and development expenses

Research and development expenses rose due to labor costs associated with new product development and patent application fees incurred during 2023.

●	Provision for credit losses – related party

For the year ended December 31, 2023, a provision for credit losses of $1,262,146 was recorded, based on a combination of collectability of receivable balances and an expected loss ratio calculated using the average historical loss rate. An allowance for credit loss of $1,016,640 was recognized against a related-party receivable in 2023, as it had been outstanding for more than one year, and the likelihood of recovery was deemed remote. Based on the expected loss ratio calculated from an average historical loss rate of 13.88%, and without taking into account any forward-looking factors, we recorded an additional credit loss expense of $245,506.

●	Impairment loss

During the year ended December 31, 2022, AMC made advance payments of $209,022 to Guangdong BYD Energy-saving Technology Co., Ltd (“BYD”) for the procurement of security cameras. BYD required these advanced payments but had not provided AMC with the purchased products as of December 31, 2022. As it was unlikely to receive either the purchased products or refunds from BYD for the advance payments, AMC recorded an impairment loss for the full amount of $209,022 in 2022.

We anticipate our operating expenses will increase as we undertake our plan of operations, including increased costs associated with marketing, personnel, and other general and administrative expenses, along with increased professional fees associated with SEC reporting, as our business grows more complex and more expensive to maintain.

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Other Income/(Expenses)

We recorded other income of $1,888,445 for the year ended December 31, 2023, compared to $591,574 for the year ended December 31, 2022. The significant increase was primarily due to loan forgiveness of $518,076 and higher marketing subsidy received from Kami, a related party. The marketing subsidy income AMC received was $1,322,736 during the year ended December 31, 2023, compared to $84,000 during the year ended December 31, 2022.

We incurred other expenses of $6,363 for the year ended December 31, 2023, compared to $10,111 for the year ended December 31, 2022. The decrease was attributed to the elimination of foreign exchange gains and losses of $6,804 in 2023.

Interest Income/(Expenses)

We recorded interest income of $969 for the year ended December 31, 2023, compared to $120 for the year ended December 31, 2022, from bank interest.

We recorded interest expense of $89,999 for the year ended December 31, 2023, compared to $12,082 for the year ended December 31, 2022. The increase in interest expense is attributed to higher loan principal amounts outstanding during 2023 compared to 2022. On January 1, 2023, AMC entered into a revolving loan agreement with Ants to borrow up to $1,200,000 between January 1, 2023, and June 30, 2024. In contrast, during the year ended December 31, 2022, AMC had a related party loan of $500,000, which was waived on April 11, 2023.

Net Loss

We incurred a net loss in the amount of $1,419,516 for the year ended December 31, 2023, as compared with a net loss of $74,626 for the year ended December 31, 2022.

Liquidity and Capital Resources

As of December 31, 2023 and 2022, we had $8,234,887 and $6,755,153, respectively, in current assets consisting of cash, inventories, accounts receivable, accounts receivable-related party, prepaid expenses, related party receivables, due from shareholder, subscription receivable and advance to suppliers. Our total current liabilities as of December 31, 2023 and 2022 were $9,896,017 and $7,102,341, respectively. As a result, we have a working capital deficit of $1,661,130 as of December 31, 2023 as compared with a working capital deficit of $347,188 as of December 31, 2022.

Operating activities used $1,022,572 in cash for the year ended December 31, 2023, as compared with $207,097 provided in cash for the year ended December 31, 2022. Our negative operating cash flow in 2023 was primarily the result of our net loss of $1,419,516 for the year adjusted for provision for credit losses of $1,262,146 and other income from loan forgiveness of $518,076, combined with changes in inventories of $2,075,969, other receivable- related party of $338,698, and advance payments of $341,860 made to the 100% shareholder for product purchases, offset by changes in accounts payable – related party of $2,391,524. Our positive operating cash flow in 2022 was mainly the result of changes in accounts payable – related party of $3,890,016, offset by our net loss of $74,626 for the year and changes in other receivable – related party of $1,939,131 inventories of $914,522, advance to suppliers of $210,469, advance payments of $206,899 made to the 100% shareholder for product purchases, and accounts receivable – related party of $237,029.

Investing activities used $345,272 for the year ended December 31, 2023, compared to $105,217 for the year ended December 31, 2022. The negative investing cash flow for both years was due to the issuance of shareholder loans, totaling $345,272 in 2023 and $105,217 in 2022.

Financing activities provided $817,462 for the year ended December 31, 2023, compared to $500,000 provided for the year ended December 31, 2022. The positive financing cash flow for 2023 resulted from proceeds of $7,892,800 from related-party loans, partially offset by payments of $7,075,338 made on these loans. In contrast, the positive financing cash flow for 2022 was solely due to proceeds from related-party loans.

Going Concern

AMC has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

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For the six months ended June 30, 2024 and 2023, AMC incurred net loss of $1,297,809 and net income of $516,316, respectively. AMC had positive operating cash flows of $1,377,779, negative investing cash flows of $446,303, and negative financing cash flows of $812,462 for the six months ended June 30, 2024. As of June 30, 2024, AMC had an accumulated deficit of $2,991,437, working capital deficit of $2,951,131, and long-term warranty liabilities of $29,041. AMC has funded its operations and capital needs primarily through borrowings from a related party, Ants, who had a revolver loan on behalf of AMC. As of the date the unaudited condensed consolidated financial statements for the six months ended June 30, 2024 are issued, these factors raised substantial doubt about AMC’s ability to continue as a going concern for a period of one year from the date that these unaudited condensed consolidated financial statements are issued.

For the years ended December 31, 2023 and 2022, AMC incurred net loss of $1,419,516 and $74,626, with negative operating cash flows of $1,022,573 for the year ended December 31, 2023 and positive operating cash flows of $207,098 for the year ended December 31, 2022. As of December 31, 2023, AMC had an accumulated deficit of $1,693,628, working capital deficit of $1,661,130, and long-term warranty liabilities of $22,007. AMC has funded its operations and capital needs primarily through borrowings from a related party, Ants, who had a revolver loan on behalf of AMC. As of the date the consolidated financial statements for the year ended December 31, 2023 are issued, these factors raised substantial doubt about AMC’s ability to continue as a going concern for a period of one year from such date.

AMC has a plan of operations and acknowledges that its plan of operations may not result in generating positive working capital in the near future.

To meet the cash requirements for the next 12 months, AMC is undertaking a combination of the remediation plans:

●	AMC will have a new product launch in 2025 to generate more revenue
●	AMC is actively promoting its products to obtain new customers
●	AMC is undertaking the Business Combination with AlphaVest to obtain additional funding

Currently, AMC is focusing on the improvement of operation efficiency, implementation of strict cost control and budget and enhancement of internal controls to create synergy of its resources.

AMC’s management plan cannot alleviate the substantial doubt of its ability to continue as a going concern. There can be no assurance that AMC will be successful in achieving its strategic plans, that AMC’s future capital raises will be sufficient to support its ongoing operations, or that any additional financing will be available in a timely manner or with acceptable terms, if at all. If AMC is unable to raise sufficient financing or events or circumstances occur such that AMC does not meet its strategic plans, it would have a material adverse effect on AMC’s financial position, results of operations, cash flows, and ability to achieve its intended business objectives.

The unaudited condensed consolidated financial statements for the six months ended June 30, 2024 and 2023 and the audited consolidated financial statements for the years ended December 31, 2023 and 2022, appearing elsewhere in this proxy statement/prospectus, do not include any adjustments that might result from the outcome of this uncertainty. Accordingly, the consolidated financial statements for the presented periods have been prepared on a basis that assumes AMC will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business during the presented periods.

Related Party Transactions

During the six months ended June 30, 2024 and 2023, related party transactions had the following impact on income/(loss) before income tax, as shown in the table below. Positive balances indicate an increase in pre-tax income (loss), while negative balances indicate a decrease.

Related Party Transactions	Impact on pre-tax income (loss)*
	Six months ended June 30,
	2024	2023
Revenue share – related party (Kami)	$1,363,379	$1,561,391
Product cost - related party (Senslab)	(2,690,073)	(4,629,184)
Provision for credit losses – related party (Ants)	(352,182)	-
General and administrative expenses - Consulting fee-related party (Kami)	(182,616)	(139,046)
General and administrative expenses - Shareholder’s business travel expense (Sean)	-	(1,611)
General and administrative expenses - Financial consulting fee (Ants (3))	(30,000)	(30,000)
Other income - Marketing incentive subsidy income (Kami)	629,237	277,656
Other income - Loan forgiveness (Kami)	-	518,075
Interest expense (Kami)	-	(5,993)
Interest expense (Ants)	(18,999)	(30,298)
Total impact on pre-tax income (loss)	$(1,281,254)	$(2,479,010)

During the years ended December 31, 2023 and 2022, related party transactions had the following impact on loss before income tax, as shown in the table below. Positive balances indicate an increase in pre-tax loss, while negative balances indicate a decrease.

Related Party Transactions	Impact on pre-tax loss
	Years ended December 31,
	2023	2022
Revenue share – related party (Kami)	$3,098,746	$2,141,625
Product cost - related party (Senslab)	(8,752,026)	(11,004,049)
Provision for credit losses – related party (Ants)	(1,262,146)	-
General and administrative expenses - Consulting fee-related party (Kami)	(321,481)	(377,812)
General and administrative expenses - Shareholder’s business travel expense (Sean)	(1,611)	(1,266)
General and administrative expenses - Financial consulting fee (Ants (3))	(60,000)	-
Other income - Marketing incentive subsidy income (Kami)	1,322,736	84,000
Other income - Loan forgiveness (Kami)	518,075	-
Other income -Customer support service income (Ants (4))	-	417,477
Interest expense (Kami)	(5,993)	(12,082)
Interest expense (Ants)	(84,006)
Total impact on pre-tax loss	$(5,463,700)	$(8,752,108)

For detailed related party transactions incurred during the six months ended June 30, 2024 and 2023 and the years ended December 31, 2023 and 2022, please refer to Note 9 — “Related Party Balances and Transactions” and Note 15 — “Subsequent Events” in the notes to the unaudited condensed consolidated financial statements for the six months ended June 30, 2024 and 2023, and Note 8— “Related Party Balances and Note 14 — “Subsequent Events” in the notes to the audited consolidated financial statements for the years ended December 31, 2023 and 2022, in each case appearing elsewhere in this proxy statement/prospectus.

Off Balance Sheet Arrangements

For the periods presented, we have not entered, and do not expect to enter, into any off-balance sheet arrangements. We have also not entered into any financial guarantees or other commitments to guarantee the payment obligations of third parties. In addition, we have not entered into any derivative contracts indexed to equity interests and classified as shareholders’ equity.

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Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

Our critical accounting policies are set forth in Note 2 to the audited consolidated financial statements appearing elsewhere in this proxy statement/prospectus.

Critical Accounting Estimates

The preparation of audited consolidated financial statements and related disclosures in conformity with GAAP requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the audited consolidated financial statements, and income and expenses during the periods reported. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include, but are not limited to, allowance for credit losses, valuation of inventory, estimated replacement rates to calculate warranty liabilities and warranty expenses.

Recently Issued Accounting Pronouncements

For a discussion of our new or recently adopted accounting pronouncements, see Note 2, Recent issued accounting pronouncements, to our audited consolidated financial statements included elsewhere in this proxy statement/prospectus.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the audited consolidated financial statements and notes thereto included elsewhere in this proxy statement/prospectus.

Internal Control Over Financial Reporting

In connection with the audits of our consolidated financial statements as of and for the years ended December 31, 2023 and 2022, and reviews of our unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2024 and 2023, we and our independent registered public accounting firm identified three material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal controls, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses that have been identified for AMC are as follows:

(1)	Lack of Experienced Accounting Team — AMC lacks qualified in-house accounting staff and resources with adequate knowledge of U.S. GAAP. A third-party consulting firm is engaged to prepare financial statements and footnote disclosures in accordance with U.S. GAAP.

(2)	Lack of Duty Segregations — Although AMC has separated duties in some areas, the CEO retains full access to the accounting system, and all other functional personnel are engaged as independent contractors.

(3)	Lack of sufficient inventory management process and control system — AMC does not have a sufficient inventory management process or control system.

(4)	Lack of proper approval for related party transactions — AMC lacks a formal approval process for related party transactions.

To remediate our material weaknesses, we have begun and will continue to: (1) hire additional qualified accounting staff with appropriate knowledge and experience in U.S. GAAP and SEC financial reporting requirements, while strengthening period-end financial reporting controls and procedures; (2) establish an ongoing program to provide adequate training for financial reporting and accounting personnel, particularly on U.S. GAAP and SEC requirements; (3) assign clear roles and responsibilities to accounting staff and the management team to establish segregation of duties and improve inventory processes; and (4) implement a thorough review and approval process for related party transactions.

However, we cannot assure that we will remediate our material weaknesses in a timely manner, or at all. See “Risk Factors”. If we fail to implement and maintain effective internal controls to remediate the material weaknesses over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the market price of the Ordinary Shares may be materially adversely affected.

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SPAC’S BUSINESS

Unless the context otherwise requires, all references in this section to “SPAC,” “ATMV,” “we,” “us,” or “our” refer to AlphaVest Acquisition Corp.

Overview

We are a blank check company incorporated on January 14, 2022, as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. ATMV’s search for a target business was not limited to any industry or geographic region, but it primarily focused on businesses in Asia. We have generated no revenues to date and we do not expect that we will generate operating revenues at the earliest until we consummate our Business Combination. We are an early stage and emerging growth company and, as such, we are subject to all of the risks associated with early stage and emerging growth companies.

On February 7, 2022, our Sponsor acquired 1,725,000 founder shares for an aggregate purchase price of $25,000, which represented 20% of our issued and outstanding shares after our IPO. We also issued an aggregate of 125,000 founder shares to EBC on July 11, 2022 for an aggregate purchase price of $1,750. The EBC Founder Shares were deemed to be underwriters’ compensation by FINRA pursuant to Rule 5110 of the FINRA Manual. The EBC Founder Shares cannot be sold, transferred or assigned (except to the same permitted transferees as the founder shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the founder shares must agree to, each as described herein) until the consummation of the Business Combination.

On December 22, 2022, SPAC consummated an initial public offering of 6,000,000 units at $10.00 per SPAC Unit, generating gross proceeds of $60,000,000. Each SPAC Unit consists of one SPAC Ordinary Share and one SPAC Right, with each SPAC Right entitling the holder thereof to receive one-tenth of one SPAC Ordinary Share. Additionally, on December 29, 2022, the underwriters fully exercised the over-allotment option resulting in the issuance and sale of additional SPAC Units. The aggregate additional issuance by SPAC was 900,000 SPAC Units at a price of $10.00 per SPAC Unit resulted in total gross proceeds of $9,000,000.

Simultaneously with the closing of the IPO, SPAC consummated the private sale of 365,000 private placement units to the Sponsor at a purchase price of $10.00 per private placement unit, and 25,000 private placement units to EBC generating gross proceeds to SPAC of $3,900,000. In connection with the underwriter’s exercise of their over-allotment option, on December 29, 2022, SPAC sold 37,904 additional private placement units to the Sponsor, at a purchase price of $10.00 per private placement unit, and an additional 2,596 private placement units to EBC, at a purchase price of $10.00 per private placement unit, generating additional gross proceeds to SPAC of $405,000.

On January 23, 2023, we announced that the holders of SPAC Units may elect to separately trade the SPAC Ordinary Shares and SPAC Rights included in the SPAC Units commencing on January 25, 2023 by contacting Continental, our transfer agent, to separate the SPAC Units into SPAC Ordinary Shares and SPAC Rights.

Following the closing of our IPO (including the closing of the over-allotment) an aggregate amount of $71,030,000 ($10.20 per public share) was deposited into a U.S.-based trust account at UBS. with Continental Stock Transfer & Trust Company, acting as Trustee, with approximately $550,000 being used to pay fees and expenses in connection with the closing of the IPO, including underwriting commissions of $1,725,000, and an estimated $650,000 being available for working capital following the IPO.

Wanshun Business Combination

On August 11, 2023, SPAC entered into the Wanshun BCA with Wanshun. Pursuant to the terms of the Wanshun BCA, a business combination between SPAC and Wanshun was to be effected through the merger of AV Merger Sub with and into Wanshun, with Wanshun surviving the merger as a wholly owned subsidiary of SPAC. The SPAC Board unanimously (i) approved and declared advisable the Wanshun BCA and the related transactions and (ii) resolved to recommend the approval and adoption of the Wanshun BCA and the related transactions to the shareholders of SPAC.

On March 18, 2024, SPAC delivered to Wanshun a Notice of Termination of Business Combination, in which the Wanshun BCA was terminated pursuant to Section 8.1(e) of such agreement. The termination of the Wanshun BCA was effective as of March 18, 2024.

2023 Extraordinary General Meeting

At the 2023 Extraordinary General Meeting, SPAC adopted the Second Amended and Restated Memorandum and Articles of Association reflecting the extension of the date by which SPAC must consummate a business combination from December 22, 2023 up to ten (10) times, the first extension comprised of three months, and the subsequent nine (9) extensions comprised of one month each up to December 22, 2024 (i.e., for a period of time ending up to 24 months after the consummation of its Initial Public Offering for a total of twelve (12) months after the Termination Date (assuming a business combination has not occurred). SPAC also entered into an amendment (the “Trust Agreement Amendment”) to the Investment Management Trust Agreement, dated as of December 19, 2022, with Continental Stock Transfer & Trust Company (as amended, the “Trust Agreement”). Pursuant to the Trust Agreement Amendment, SPAC has extended the date by which it has to complete a business combination from the Termination Date up to ten (10) times, with the first extension comprised of three months, and the subsequent nine (9) extensions comprised of one month each from the Termination Date, or extended date, as applicable, to December 22, 2024 by providing five days’ advance notice to the Trustee prior to the applicable Termination Date, or extended date, and depositing into the Trust Account $55,000 for each monthly extension until December 22, 2024 (assuming a business combination has not occurred) in exchange for a non-interest bearing, unsecured promissory note payable upon the consummation of a business combination.

In connection with the shareholders’ vote at the 2023 Extraordinary General Meeting, holders of 2,174,171 SPAC Public Shares exercised their right to redeem such shares for a pro rata portion of the funds held in the Trust Account. As a result, approximately $ 23,282,935 (approximately $10.71 per share) was removed from the Trust Account to pay such holders and approximately $50,608,334 remains in the Trust Account. Following the redemption, SPAC has 7,006,329 SPAC Ordinary Shares outstanding.

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On December 21, 2023, SPAC exercised its first extension by depositing $165,000 into the Trust Account to extend the deadline to complete the Business Combination from December 22, 2023 to March 22, 2024. Also on December 21, 2023, SPAC entered into a non-interest bearing promissory note with the Sponsor for $165,000 (the “Extension Note”), which was used to fund extension payments. On April 15, 2024, we amended and restated the Extension Note to increase the principal amount to $715,000 and extend the maturity date to the earlier of: (i) September 12, 2024 or (ii) promptly after the date on the consummation of the business combination. On October 25, 2024, the Extension Note was further amended and restated to extend the maturity date to promptly after the date the business combination is consummated.

On March 21, 2024, April 19, 2024, May 21, 2024, June 21, 2024, July 22, 2024, August 21, 2024, September 20, 2024, and October 21, 2024, the Company exercised its extension options by depositing $55,000 into the Trust Account to extend the deadline to complete the Business Combination to November 22, 2024. As of the date of this proxy statement/prospectus, an aggregate of $605,000 was deposited into Trust Account to extend the deadline to consummate the Business Combination.

Our Sponsor

AlphaVest Holding, LP, a Delaware limited partnership, is the sponsor of SPAC and currently, together with our officers and directors and their affiliates, owns approximately 30.4% of the issued and outstanding shares of SPAC Ordinary Shares. The Sponsor’s sole managing member is AlphaVest Management LLC, which is managed by Dahe Zhang.    Dahe Zhang has additional experience with special purpose acquisition companies as he was chief financial officer and director of TenX Keane Acquisition, a Cayman Islands exempted company formed for the purpose of consummating a business combination with a target business in Asia. On August 12, 2024, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of October 23, 2023 (as amended), by and among, TenX Keane Acquisition, Citius Pharmaceuticals, Inc., a Nevada corporation, Citius Oncology, Inc., a Delaware corporation, and TenX Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of TenX Kean Acquisition, TenX Kean Acquisition consummated its business combination.

The Sponsor has no direct material and active role in managing the day-to-day activities of SPAC. SPAC is managed by its Chief Executive Officer, Yong (David) Yan, and Chief Financial Officer, Song (Steve) Jing. Since the consummation of SPAC’s IPO, the Sponsor has provided financial assistance in the form of promissory notes to SPAC for working capital purposes and business combination deadline extensions.

On February 7, 2022, the Sponsor paid SPAC $25,000, or approximately $0.014 per share, for 1,725,000 SPAC Founder Shares. Up to 225,000 SPAC Founder Shares were subject to forfeiture to the extent that EBC exercised its over-allotment option in full. On December 29, 2022, EBC exercised its over-allotment option in full resulting in no SPAC Founder Shares being forfeited. On April 18, 2023, the Sponsor transferred an aggregate of 1,035,000 SPAC Founder Shares to Peace Capital Limited, an entity controlled by Pengfei Zheng , SPAC’s Chairman. As of the date of this proxy statement/prospectus, the Sponsor holds 851,162 SPAC Ordinary Shares (which includes the SPAC Ordinary Shares underlying the private placement units) and 161,162 private placement units. Peace Capital Limited currently holds 1,276,742 SPAC Ordinary Shares (which includes the SPAC Ordinary Shares underlying the private placement units) and 241,742 private placement units. Upon the completion of the Business Combination, Sponsor and its affiliates will hold a total of [●] shares of Surviving PubCo Common Stock.

The Sponsor will not receive any compensation in connection with the Business Combination. Since the Sponsor only paid $25,000 for the SPAC Founder Shares it will retain at the closing of the Business Combination (approximately $0.014 per share) as compared to the $10.00 per share price paid by the SPAC Public Shareholders in the initial public offering of SPAC, the Sponsor will still be able to make a positive rate of return even if the market price of the shares is very low after the Closing while a SPAC Public Shareholder who purchased in the initial public offering would only make a positive rate of return if the trading price exceeds $10.00 per share. In addition, simultaneously with the closing of the initial public offering, the Sponsor also purchased in a private placement 365,000 private placement units at a purchase price of $10.00 per private placement unit for an aggregate capital contribution of $3,650,000. On December 29, 2022, simultaneously with the sale of the overallotment SPAC Units, the Sponsor also purchased in a private placement 37,904 private placement units at a purchase price of $10.00 per private placement unit for an aggregate capital contribution of $379,040. The Sponsor transferred to Peace Capital Limited a portion of its private placement units, such that as of the date of this proxy statement/prospectus, the Sponsor holds 161,162 private placement units and Peace Capital Limited holds 241,742 private placement units. Since the SPAC Founder Shares and the private placement units have been issued, there will not be material additional dilution to the equity interests of non-redeeming shareholders from those securities upon consummation of the Business Combination. The exchange of the SPAC Rights included in the private placement units for 40,290 shares of the Surviving PubCo Common Stock also will not result in material dilution to the non-redeeming shareholders.

Our Management Team and Board of Directors

For more information on the experience and background of our management team, see the section entitled “Management of SPAC.”

Shareholder Approval of Business Combination

SPAC is seeking shareholder approval of the Business Combination at the Extraordinary General Meeting, at which shareholders may elect to redeem their SPAC Public Shares, regardless of if or how they vote in respect of the Business Combination Proposal and regardless of whether they hold such SPAC Public Shares on the Record Date, into their pro rata portion of the Trust Account, calculated as of two Business Days prior to the consummation of the Business Combination including interest earned on the funds held in the Trust Account and not previously released to us (net of taxes payable). Notwithstanding the foregoing, a SPAC Public Shareholder, together with any affiliate of such SPAC Public Shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its SPAC Public Shares with respect to more than an aggregate of 15% of the SPAC Public Shares. Accordingly, if a SPAC Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the SPAC Public Shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

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The Sponsor and the officers and directors of SPAC have agreed to, among other things, vote in favor of the Business Combination Agreement and the transactions contemplated thereby, in the case of the Sponsor, subject also to the terms and conditions contemplated by the Sponsor Support Agreement, and waive its Redemption Rights in connection with the consummation of the Business Combination with respect to any ordinary shares held by them.

The Sponsor owns 851,162 SPAC Founder Shares and 161,162 Private Placement Units. As a result, as of the date of this proxy statement/prospectus.

Redemption of SPAC Public Shares and Liquidation if no Initial Business Combination

If SPAC is unable to complete a business combination with AMC by December 22, 2024, and has not completed another business combination by such date, in each case, as such date may be extended, SPAC will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 Business Days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to SPAC to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of SPAC’s remaining shareholders and the SPAC Board, dissolve and liquidate, subject in each case to SPAC’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no Redemption Rights or liquidating distributions with respect to the SPAC Rights, which will expire worthless if SPAC fails to complete its business combination by December 22, 2024. The Memorandum and Articles of Association provides that, if SPAC winds up for any other reason prior to the consummation of its initial business combination, SPAC will follow the foregoing procedures with respect to the liquidation of the Trust Account as promptly as reasonably possible but not more than 10 Business Days thereafter, subject to applicable Cayman Islands law.

SPAC’s initial shareholders have waived their rights to liquidating distributions from the Trust Account with respect to any founder shares and private shares held by them if SPAC fails to complete an initial business combination by December 22, 2024. However, if SPAC’s initial shareholders acquire public shares in or after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if SPAC fails to complete its initial business combination within the allotted period.

SPAC’s initial shareholders have agreed, pursuant to a letter agreement with SPAC that they will not propose any amendment to the Memorandum and Articles of Association (i) that would modify the substance or timing of SPAC’s obligation to allow redemption in connection with SPAC’s Business Combination or to redeem 100% of SPAC’s Public Shares if SPAC does not complete its Business Combination by December 22, 2024, or (ii) with respect to any other material provision relating to shareholders’ rights or pre-initial business combination activity, unless SPAC provides its public shareholders with the opportunity to redeem their ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to SPAC to pay its taxes divided by the number of then outstanding public shares. However, SPAC will only redeem its public shares so long as (after such redemption) its net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of its initial business combination and after payment of underwriters’ fees and commissions (so that SPAC is not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that SPAC cannot satisfy the net tangible asset requirement (described above) SPAC will not proceed with the amendment or the related redemption of our public shares.

SPAC expects that all costs and expenses associated with implementing its plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $[●] of proceeds held outside the Trust Account, although SPAC cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing SPAC’s plan of dissolution, to the extent that there is any interest accrued in the Trust Account not required to pay taxes on interest income earned on the Trust Account balance, SPAC may request the Trustee to release to SPAC an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If SPAC were to expend all of the net proceeds of the IPO and the sale of the private placement units, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.20. The proceeds deposited in the Trust Account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. SPAC cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.20.

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Although SPAC will seek to have all vendors, service providers, prospective target businesses or other entities with which SPAC does business execute agreements with SPAC waiving any right, title, interest and claim of any kind in or to any monies held in the Trust Account for the benefit of its public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against SPAC’s assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, SPAC’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to SPAC than any alternative. Examples of possible instances where SPAC may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. Sponsor has agreed that it will be liable to SPAC if and to the extent any claims by a third party for services rendered or products sold to SPAC, or a prospective target business with which SPAC has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.20 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then Sponsor will not be responsible to the extent of any liability for such third-party claims. SPAC has not independently verified whether Sponsor has sufficient funds to satisfy its indemnity obligations and believe that Sponsor’s only assets are securities of SPAC. SPAC has not asked Sponsor to reserve for such indemnification obligations. Therefore, SPAC believes it is unlikely that Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for our initial business combination and redemptions could be reduced to less than $10.20 per public share. In such event, we may not be able to complete the initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of SPAC’s officers or directors are required to indemnify SPAC for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the Trust Account are reduced below (i) $10.20 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Sponsor to enforce its indemnification obligations to SPAC, it is possible that SPAC’s independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. SPAC has not asked Sponsor to reserve for such indemnification obligations and SPAC cannot assure you that Sponsor would be able to satisfy those obligations. Accordingly, SPAC cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.20 per public share.

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SPAC will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which SPAC does business execute agreements with SPAC waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. The Sponsor will also not be liable as to any claims under SPAC’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. SPAC will have access to up to approximately $[●] from the proceeds of the IPO with which to pay any such potential claims. In the event that SPAC liquidates and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from the Trust Account could be liable for claims made by creditors.

If SPAC files a bankruptcy petition or an involuntary bankruptcy petition is filed against SPAC that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in SPAC’s bankruptcy estate and subject to the claims of third parties with priority over the claims of SPAC’s shareholders. To the extent any bankruptcy claims deplete the Trust Account, SPAC cannot assure you it will be able to return $10.20 per share to its public shareholders. Additionally, if SPAC files a bankruptcy petition or an involuntary bankruptcy petition is filed against SPAC that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by SPAC’s shareholders. Furthermore, the SPAC Board may be viewed as having breached its fiduciary duty to SPAC’s creditors and/or may have acted in bad faith, thereby exposing itself and SPAC to claims of punitive damages, by paying public shareholders from the Trust Account prior to addressing the claims of creditors. SPAC cannot assure you that claims will not be brought against it for these reasons.

SPAC’s public shareholders will be entitled to receive funds from the Trust Account only (i) in the event of the redemption of SPAC’s public shares if it does not complete a business combination by December 22, 2024 (or such later date as extended), (ii) in connection with a shareholder vote to amend the Memorandum and Articles of Association that would affect the substance or timing of SPAC’s obligation to provide for the redemption of its public shares in connection with an initial business combination or to redeem 100% of its public shares if SPAC has not consummated an initial business combination by December 22, 2024 (or such later date as extended) or (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. In no other circumstances will a shareholder have any right or interest of any kind to or in the Trust Account. In the event SPAC seeks shareholder approval in connection with its initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to SPAC for an applicable pro rata share of the Trust Account. Such shareholder must have also exercised its Redemption Rights. These provisions of the Memorandum and Articles of Association, like all provisions of the Memorandum and Articles of Association, may be amended with a shareholder vote.

Facilities

SPAC’s executive offices are located at 205 W. 37th Street, New York, NY 10018. Pursuant to the Administrative Services Agreement, until the completion of SPAC’s initial business combination or liquidation, it will pay a monthly fee of $10,000 to TenX Global Capital LP for office space, secretarial and administrative services. SPAC considers its current office space, combined with the other office space otherwise available to its executive officers, adequate for SPAC’s current operations.

Employees

SPAC currently has two executive officers, Yong (David) Yan and Song (Steve) Jing. These individuals are not obligated to devote any specific number of hours to SPAC’s matters but they intend to devote as much of their time as they deem necessary to SPAC’s affairs until SPAC has completed an initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for an initial business combination and the stage of the initial business combination process. SPAC does not intend to have any full-time employees prior to, and on the same date as, the completion of its initial business combination.

Legal Proceedings

There is no material litigation, arbitration, or governmental proceeding currently pending against SPAC or any members of SPAC’s management team in their capacity as such.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF SPAC

Unless the context otherwise requires, all references in this section to the “we,” “us,” “our,” or “SPAC” refer to AlphaVest Acquisition Corp prior to the consummation of the Business Combination.

The following discussion and analysis should be read together with the historical audited financial statements of SPAC as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022 and unaudited interim condensed consolidated financial statements of SPAC as of June 30, 2024 and the three-month periods ended June 30, 2024 and 2023, and the related notes that are included elsewhere in this proxy statement/prospectus. The following discussion and analysis should also be read together with the unaudited pro forma financial information as of and for the six months ended June 30, 2024 and for the year ended December 31, 2023. See the section titled “Unaudited Pro Forma Condensed Combined Financial Information.” This discussion and analysis may contain forward-looking statements based upon current expectations that involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this proxy statement/prospectus. SPAC’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the section titled “Risk Factors” or in other parts of this proxy statement/prospectus.

Overview

We were incorporated in the Cayman Islands on January 14, 2022 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While we intend to focus our search on businesses in Asia, we are not limited to a particular industry or geographic region for purposes of consummating an initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private units, the proceeds of the sale of our securities in connection with our initial business combination, our shares, debt or a combination of cash, stock and debt.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete a Business Combination will be successful.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception through June 30, 2024 were organizational activities, those necessary to prepare for the IPO described below and identifying a target company for our initial Business Combination. We do not expect to generate any operating revenues until after the completion of our initial Business Combination. We expect to generate non-operating income in the form of interest income on marketable securities held after the IPO. We expect that we will incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with searching for, and completing, a Business Combination.

For three months ended June 30, 2024, we had a net income of $382,746, which consists of interest earned on marketable securities held in Trust Account and bank interest income of $530,143, offset by formation and operating costs of $147,397.

For six months ended June 30, 2024, we had a net income of $731,987, which consists of interest earned on marketable securities held in Trust Account and bank interest income of $1,208,626, offset by formation and operating costs of $384,323 and unrealized loss on the investment of $92,316.

For three months ended June 30, 2023, we had a net income of $704,555, which consists of interest earned on marketable securities held in Trust Account and bank interest income of $834,742, offset by formation and operating costs of $130,187.

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For six months ended June 30, 2023, we had a net income of $1,349,454, which consists of interest earned on marketable securities held in Trust Account and bank interest income of $1,637,827, offset by formation and operating costs of $288,373.

For the year ended December 31, 2023, we had a net income of $2,904,174, which consists of interest earned on marketable securities held in Trust Account and bank interest income of $3,580,492, offset by formation and operating costs of $676,318.

For the period from January 14, 2022 (inception) through the year ended December 31, 2022, we had a net loss of $42,578, which consists of interest earned on marketable securities held in Trust Account and bank interest income of $38,228, offset by formation and operating costs of $80,806.

Liquidity, Capital Resources, and Going Concern

On December 22, 2022, we consummated the Initial Public Offering of 6,000,000 Units and, with respect to the ordinary shares included in the Units sold, the Public Shares at $10.00 per Unit, generating gross proceeds of $60,000,000. Simultaneously with the closing of the Initial Public Offering, we consummated the sale of 390,000 Private Units at a price of $10.00 per Private Unit in a private placement to the Sponsor and EBC (365,000 private units to Sponsor and 25,000 private units to EBC), generating gross proceeds of $3,900,000.

On December 29, 2022, EBC fully exercised their over-allotment option, resulting in an additional 900,000 Units issued for an aggregate amount of $9,000,000. In connection with the EBC’s full exercise of their over-allotment option, the Company also consummated the sale of an additional 40,500 Private Units at $10.00 per Private Unit, generating total proceeds of $405,000.

Following the full exercise of over-allotment option, and the sale of the Private Units, an amount of $70,380,000 ($10.20 per Unit) was placed in the trust account.  The funds held in the Trust Account may be invested in U.S. government securities with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by us. We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account, to complete our initial business combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of June 30, 2024, we had marketable securities held in the trust account of $51,996,909 (including $4,734,845 of interest income as of June 30, 2024) consisting of U.S. Treasury Bills with a maturity of 185 days or less. Interest income on the balance in the trust account may be used by us to pay taxes. Through June 30, 2024, we have not withdrawn any interest earned from the trust account.

As of June 30, 2024, we had cash of $13,793 and a working capital deficit of $874,140. On May 2, 2024, we issued a promissory note to AMC in the aggregate principal amount of $126,000, to be used, in part, for operating costs. On May 2, 2024, we also issued a second promissory note to AMC, pursuant to which we could borrow an aggregate of $440,000 to cover expenses in connection with the extension of the time we have to consummate a business combination. On October 11, 2024, SPAC issued a third promissory note to AMC pursuant to which SPAC could borrow up to an aggregate of $100,000 to cover SPAC’s working capital requirements.

As of December 31, 2023, we had marketable securities held in the trust account of $50,880,604 (including $3,580,311 of interest income for the year ended December 31, 2023) consisting of U.S. Treasury Bills with a maturity of 185 days or less. Interest income on the balance in the trust account may be used by us to pay taxes. Through December 31, 2023, we have not withdrawn any interest earned from the trust account.

As of December 31, 2023, we had cash of $28,560. We intend to use these funds to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete an initial business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds on a non-interest bearing basis as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Other than as described above, the terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

If our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our Public Shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. In addition, we are targeting businesses larger than we could acquire with the net proceeds of the IPO and the sale of the Private Units, and may as a result be required to seek additional financing to complete such proposed initial business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

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There is no assurance that our plans to consummate a business combination will be successful within the combination period. As a result, there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued or are available to be issued.

In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management believes that the Company will not have sufficient working capital to meet its needs through the earlier of the consummation of the initial Business Combination or one year from the issuance date of this financial statements. There is no assurance that the Company’s plan to consummate a business combination will be successful. As a result, there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued or are available to be issued. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of June 30, 2024. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Related Party Transactions

Founder Shares

On February 7, 2022, the Sponsor received 1,725,000 SPAC Ordinary Shares in exchange for an aggregate purchase price of $25,000. Up to 225,000 of such SPAC Ordinary Shares were subject to forfeiture to the extent that EBC’s over-allotment option was not exercised in full. As a result of EBC’s election to fully exercise its over-allotment option on December 29, 2022, no founder shares were forfeited. On April 18, 2023, AlphaVest Holding LP transferred an aggregate of 1,035,000 SPAC Ordinary Shares to Peace Capital Limited, an affiliate of the Sponsor .

The Sponsors have agreed, subject to limited exceptions, not to transfer, assign or sell any of the SPAC Founder Shares until the earlier to occur of: (A) six months after the completion of the initial Business Combination and (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Promissory Notes

On June 3, 2022, SPAC entered into an unsecured promissory note with AlphaVest Holding LP (the “Promissory Note”), pursuant to which SPAC could borrow up to an aggregate of $150,000 to cover expenses related to the IPO, none of which were still outstanding as of the date of this proxy statement/prospectus. On April 11, 2024 SPAC amended and restated the Promissory Note with AlphaVest Holding LP to extend the maturity date to the earlier of : (i) September 12, 2024 or (ii) promptly after the date of the consummation of the business combination. As of June 30, 2024 and December 31, 2023, $0 was outstanding.

On December 21, 2023, SPAC issued an unsecured promissory note (as amended) to the Sponsor to cover expenses in connection with extension payments for the business combination period. The initial amount of the loan was $165,000. The promissory note was originally interest-free and payable on the earlier of: (i) March 22, 2024, or (ii) promptly after the date on which SPAC consummates a business combination. The promissory note was subsequently amended and restated on April 15, 2024, to increase the principal amount to $715,000 and extend the maturity date to the earlier of (i) September 12, 2024, or (ii) the date the business combination is consummated. On October 25, 2024, the promissory note was further amended and restated to extend the maturity date to promptly after the date the business combination is consummated. As of June 30, 2024, $220,000 was outstanding on such note.

On March 12, 2024, SPAC issued a promissory note to TenX Global Capital LP, pursuant to which SPAC could borrow up to an aggregate of $400,000. On October 21, 2024, the promissory note was amended and restated to extend the maturity date to the earlier of: (i) December 12, 2024, or (ii) the date that the business combination is consummated. As of June 30, 2024, there was $91,532 outstanding on such note.

On May 2, 2024, SPAC issued a promissory note to AMC, pursuant to which SPAC could borrow an aggregate of $440,000 to cover expenses in connection with the extension of time to consummate the business combination. The promissory note is due and payable on the earlier of: (i) December 12, 2024, or (ii) promptly after the date on which the business combination is consummated. As of June 30, 2024, $110,000 was outstanding under this promissory note.

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On May 2, 2024, SPAC also issued a second promissory note to AMC pursuant to which SPAC could borrow up to an aggregate of $126,000 to cover SPAC’s working capital requirements. The promissory note is due and payable on the earlier of: (i) December 12, 2024, or (ii) promptly after the date the business combination is consummated. As of June 30, 2024, there was $126,000 outstanding under this promissory note.

On October 11, 2024, SPAC issued a third promissory note to AMC pursuant to which SPAC could borrow up to an aggregate of $100,000 to cover SPAC’s working capital requirements. The promissory note is interest free and due and payable on the earlier of: (i) December 31, 2024, or (ii) promptly after the date on which the business combination is consummated. As of the date of this proxy statement/prospectus, there was approximately $14,184 outstanding under this promissory note.

As of June 30, 2024 and December 31, 2023, the amounts due to related parties were $321,369 and $174,837, respectively, which is expected to be settled upon the consummation of the business combination.

Other Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities reflected on our balance sheet.

Registration Rights

The holders of the SPAC Founder Shares, EBC founder shares, Private Placement Units  will be entitled to registration rights pursuant to a registration rights agreement dated July 11, 2023 requiring SPAC to register such securities for resale. Subject to certain limitations set forth in such agreement, the holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that SPAC register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require SPAC to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that SPAC will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. SPAC will bear the expenses incurred in connection with the filing of any such registration statements.

Business Combination Marketing Agreement

We have engaged EBC as an advisor in connection with the Business Combination to assist in holding meetings with SPAC Shareholders to discuss the potential Business Combination and the target business’ attributes, introduce SPAC to potential investors that are interested in purchasing its securities in connection with its initial Business Combination and assist with press releases and public filings in connection with the Business Combination. SPAC will pay EBC a service fee for such services upon the consummation of its initial Business Combination in an amount equal to 3.5% of the gross proceeds of the IPO. In addition, SPAC will pay EBC a service fee in an amount equal to 1.0% of the total consideration payable in the initial Business Combination if it introduces SPAC to the target business with whom it completes an initial business combination and the amount will be payable in cash and is due at the closing date of the initial Business Combination.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have not identified any critical accounting estimates and all the significant accounting policies are described in the Note 2 of the reviewed financial statements.

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Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

Recent Developments

The Business Combination Agreement and Subsequent Termination

On August 11, 2023, SPAC entered into the Wanshun BCA with Wanshun. The SPAC Board had unanimously (i) approved and declared advisable the Wanshun BCA and the related transactions and (ii) resolved to recommend the approval and adoption of the Wanshun BCA and the related transactions to the shareholders of the SPAC. On March 18, 2024, SPAC delivered to Wanshun a Notice of Termination of Business Combination, in which the Wanshun BCA was terminated pursuant to Section 8.1(e) of such agreement. The termination of the Wanshun BCA was effective as of March 18, 2024.

2023 Extraordinary General Meeting

When SPAC completed its initial public offering on December 22, 2022, SPAC had until December 22, 2023 to complete its initial business combination (or up to June 22, 2024, subject to the exercise of two extensions each for three months). SPAC held the 2023 Extraordinary General Meeting at which SPAC adopted the Second Amended and Restated Memorandum and Articles of Association reflecting the extension of the date by which SPAC must consummate a business combination from December 22, 2023 (the “Termination Date”) to up to December 22, 2024, upon up to ten (10) individual extensions, with the first extension comprised of three months, and the subsequent nine (9) extensions comprised of one month each (each an “Extension”) (i.e., for a period of time ending up to 24 months after the consummation of its initial public offering for a total of twelve (12) months after the Termination Date (assuming a business combination has not occurred). SPAC also entered into an amendment to the Investment Management Trust Agreement, dated as of December 19, 2022, with Continental Stock Transfer & Trust Company to effectuate the foregoing. Pursuant to the Trust Agreement Amendment, each Extension requires the Sponsor to provide five days’ advance notice to the Trustee prior to the applicable Termination Date, or extended date, of its intention to extend the Termination Date and depositing into the Trust Account $55,000 for each monthly extension (the “Extension Payment”) until December 22, 2024 (assuming a business combination has not occurred). Each Extension Payment would be evidenced by a non-interest bearing, unsecured promissory note payable upon the consummation of a business combination.

In connection with the shareholders’ vote at the 2023 Extraordinary General Meeting, holders of 2,174,171 SPAC Ordinary Shares exercised their right to redeem such shares (the “Redemption”) for a pro rata portion of the funds held in the Trust Account. As a result, approximately $23,282,935 (approximately $10.71 per share) was removed from the Trust Account to pay such holders and approximately $50,608,334 remained in the Trust Account. Following the Redemption, SPAC had 7,006,329 ordinary shares outstanding.

On December 21, 2023, SPAC exercised its first extension by depositing $165,000 into the Trust Account to extend the deadline to complete the business combination from December 22, 2023, to March 22, 2024. On March 21, 2024, April 19, 2024, May 21, 2024, June 21, 2024, July 22, 2024, August 21, 2024, September 20, 2024, and October 21, 2024, the Company exercised its extension options by depositing $55,000 into the Trust Account to extend the deadline to complete the Business Combination to November 22, 2024. As of the date of this proxy statement/prospectus, an aggregate of $605,000 was deposited into Trust Account to extend the deadline to consummate the Business Combination.

The Business Combination Agreement

On August 16, 2024, SPAC entered into a business combination agreement (the “Business Combination Agreement”) with AV Merger Sub Inc., a Washington corporation (“Merger Sub”) and AMC Corporation, a Washington corporation (“AMC”). Pursuant to the Business Combination Agreement, (i) SPAC will de-register as an exempted company in the Cayman Islands and transfer by way of continuation as a Delaware corporation (the “Domestication”) and (ii) on the Closing Date, following the Domestication, Merger Sub will merge with and into AMC (the “Merger” and together with the Domestication and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”) with AMC continuing as the surviving entity of the Merger and a subsidiary of SPAC. We also refer to SPAC following the Business Combination as “Surviving PubCo.”

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MANAGEMENT OF SPAC

Unless the context otherwise requires, any reference in this section of this proxy statement/prospectus to “we,” “us” or “our” refers to AlphaVest Acquisition Corp

The following table sets forth certain information, as of the date of this proxy statement/prospectus, concerning the officers and directors of SPAC.

Name	Age	Position
Pengfei Zheng	38	Chairman of the Board of Directors
Yong (David) Yan	52	Chief Executive Officer and Director
Song (Steve) Jing	53	Chief Financial Officer
Shu Wang	38	Independent Director
Li (Helen) Wei	55	Independent Director
Brian Hartzband	41	Independent Director

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Pengfei Zheng, our Chairman of the Board of Directors, is an experienced executive in the finance industry with significant experience in capital raising and project management. Mr. Zheng has been serving as the Chairman of Peace Capital Limited, a company principally engaged in private equity investment and asset management, since November 2021. Mr. Zheng is the founder and President of Shenzhen Guoxing Capital, a company that specializes in investments and management, since June 2015. Mr. Zheng received his bachelor’s degree in Computer Science and Technology from Xiangtan University, China in 2009.

Yong (David) Yan, our Chief Executive Officer, has been a partner at the Shanghai-based V-Stone Capital since January 2014, where he oversees fund raising and private equity investments in FinTech, BlockChain, Big Data, Healthcare and other areas. Mr. Yan will serve as a director of Surviving PubCo upon consummation of the Business Combination. Mr. Yan’s full biography can be found below under in the section titled “Management of Surviving PubCo following the Business Combination.”

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Song (Steve) Jing, our Chief Financial Officer, is a seasoned international finance and management executive. He has in-depth knowledge of global capital markets and broad management experience in capital markets operation, finance management, investment, and acquisitions across multiple cultures. From 2019 to 2021, Mr. Jing served as Chief Financial Officer of Guolian Securities, a mid-sized securities firm. From 2016 to 2018, Mr. Jing served as Deputy Chief Financial Officer of China Renaissance, a leading boutique Chinese investment bank. From 2011 to 2016, Mr. Jing served as Executive Director of Finance, Business Development, and Investment of CITIC Securities. From 2006 to 2010, Mr. Jing served as Vice President of Global Principal Investment (Hedge Fund Investment Unit) of Merrill Lynch & Co., Inc., where he managed the firm’s hedge fund investment portfolio and analyzed hedge fund performance and operations. From 2002 to 2006, he served as Vice President of Strategy, Planning, and Business Development of Merrill Lynch & Co., where he was responsible for strategic analysis, financial forecasting, and business solutions. Mr. Jing has a B.S. in Economics and Finance from Pennsylvania State University and an M.B.A. in Finance and Accounting from the William E. Simon Graduate School of Business Administration of the University of Rochester.

Shu Wang, our director, is an experienced professional with over ten years of experience in accounting and auditing. Since January 2021, Mr. Wang has served as the Partner at Zhongshenzhonghuan Accounting Firm (Shenzhen Branch), which is one of the top ten accounting firms in China. From 2016 to 2020, Mr. Wang served as Partner at the Gongzhengtianye Accounting Firm (Shenzhen Branch), where Mr. Wang oversaw the auditing of multiple leading domestic companies in China, including China Gas Holding (00384.HK), China Nepstar, a large drugstore retail chain in China, and Shenzhen Qiwu Interactive Technology Co. Ltd., one of the top unicorn companies in China. Mr. Wang received a degree from Jiamusi University in China. Mr. Wang is a CICPA charter holder.

Li (Helen) Wei, our director, has served as Professor of Practice at the Shanghai Advanced Institute of Finance (SAIF) of Shanghai Jiaotong University, and as Assistant Director of the Shanghai Advanced Institute for Financial Research since July 2021. Dr. Wei also serves as a director of AlphaTime Acquisition Corp, a similarly structured blank check company that has filed for an initial public offering. Before SAIF, Dr. Wei served in many senior roles in domestic and global financial institutions, including Senior Partner of Kunyuan Asset Management from January 2018 to November 2020, Managing Director of Alternative Investment at Citic Securities International from 2013 to 2016, Director of the Global Market at Deutsche Bank from 2010 to 2012, Director of Institutional Investment Group at Citigroup from 2008 to 2010 and Officer & Managing Director of the NYSE Group from 2004 to 2008. In addition to her industry work, Dr. Wei has also served as an adjunct professor at Tsinghua PBCSF since 2018. Before industry practice, Dr. Wei had been an assistant professor of finance at Iowa State University, the first senior financial advisor for the Shanghai Stock Exchange and the senior advisor for the Tel Aviv Stock Exchange. Dr. Wei received her Ph.D. in finance from the University of Utah and MS and BS from Tsinghua University Beijing.

Brian Hartzband, our director, is a business development executive with large corporate and start-up experience. He co-founded Handcrafted 4 Home in June 2017, which is a home decor brand, specializing in handcrafted home storage products. Under his leadership, Mr. Hartzband grew the company to one of the top sellers by volume of home organization products on Wayfair.com and expanded to other large retail outlets, such as Walmart and Home Depot. Prior to founding Handcrafted 4 Home, Brian spent over 10 years in Wall Street and worked in finance for some of the largest financial institutions of the world. From January 2014 to June 2016, Mr. Hartzband worked as a Financial Advisor at Merrill Lynch, primarily responsible for managing public company executives’ stock plans and personal wealth investment strategies. From February 2008 to January 2014, Mr. Hartzband worked as a Senior Investment Associate at UBS Financial Services, where his team’s assets grew to over $125 million by developing relationships with C-Suite executives of major public companies along with international clients in China. From 2007 to March 2008 Mr. Hartzband started out at Bear Stearns (acquired by J.P. Morgan as a Marketing Assistant, primarily responsible for building and growing relationships with ultra-high net worth individuals, C-Suite executives at public companies. Mr. Hartzband holds a B.S. in Finance from Suffolk University.

Number and Terms of Office of Officers and Directors

We currently have five directors. Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term. The term of office of the first class of directors, consisting of Li (Helen) Wei and Brian Hartzband, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Yong (David) Yan, will expire at the second annual meeting of shareholders. The term of office of the third class of directors, consisting of Pengfei Zheng and Shu Wang, will expire at the third annual meeting of shareholders. We may not hold an annual meeting of shareholders until after we consummate our initial business combination.

Our officers are appointed by the SPAC Board and serve at the discretion of the SPAC Board, rather than for specific terms of office. The SPAC Board is authorized to appoint persons to the offices set forth in our Second Amended and Restated Memorandum and Articles of Association as it deems appropriate. Our Second Amended and Restated Memorandum and Articles of Association provides that our officers may consist of one or more Chairmen of the Board, one or more Chief Executive Officers, a President, a Chief Financial Officer, Vice Presidents, Secretary, Treasurer, Assistant Secretary, and such other offices as may be determined by the SPAC Board.

Director Independence

NASDAQ listing standards require that a majority of our board of directors be independent, subject to certain phase-in provisions. An “independent director” is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which in the opinion of a company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The SPAC Board has determined that each of Shu Wang, Li (Helen) Wei and Brian Hartzband are “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

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Committees of the SPAC Board

The SPAC Board has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of NASDAQ and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of NASDAQ require that the compensation committee of a listed company be comprised solely of independent directors. The charter of each committee is available on our website.

Audit Committee

We have established an audit committee of the SPAC Board. Shu Wang, Li (Helen) Wei, and Brian Hartzband serve on our audit committee, with Shu Wang serving as the Chairman of the audit committee. Under the NASDAQ listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent, subject to certain phase-in provisions. Each of our audit committee members meets the independent director standard under NASDAQ listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate and the SPAC Board has determined that Shu Wang qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The audit committee is responsible for:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

●	setting clear hiring policies for employees or former employees of the independent auditors;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction;

●	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

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Compensation Committee

Li (Helen) Wei, Shu Wang and Brian Hartzband serve as members of our compensation committee, with Li (Helen) Wei serving as the chairman of the compensation committee. Under the NASDAQ listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent, subject to certain phase-in provisions. Each compensation committee member meets the independent director standard under NASDAQ listing standards applicable to members of the compensation committee.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving on an annual basis the compensation of all of our other officers;

●	reviewing on an annual basis our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating, and recommending changes, if appropriate, to the remuneration for directors.

The compensation committee charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

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Code of Ethics

We have adopted a code of ethics applicable to our directors, officers and employees (the “Code of Ethics”). The Code of Ethics, our audit committee charter, and compensation committee charter are filed as exhibits to our Registration Statement. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Conflicts of Interest

●	Under Cayman Islands law, directors and officers owe the following fiduciary duties:

●	duty to act in good faith in what the director or officer bona fide believes to be in the best interests of the company as a whole;

●	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

●	directors should not improperly fetter the exercise of future discretion; and

●	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the SPAC’s Second Amended and Restated Memorandum and Articles of Association or alternatively by shareholder approval at shareholder meetings.

Except as disclosed herein, we do not believe any conflict currently exists between us and our initial shareholders, and affiliates of our initial shareholders may compete with us for acquisition opportunities. If such entities decide to pursue an opportunity, we may be precluded from procuring such opportunity. In addition, investment ideas generated within our initial shareholders may be suitable for both us and for an affiliate of the initial shareholders and may be directed to such entity rather than to us. Neither our initial shareholders nor members of our management team who are also employed by or affiliated with our initial shareholders will have any obligation to present us with any opportunity for a potential business combination of which they become aware, unless presented to such member specifically in his or her capacity as an officer or director of SPAC. Our initial shareholders and/or our management team, in their capacities as employees or affiliates of our initial shareholders or in their other endeavors, may be required to present potential business combinations to future initial shareholders’ affiliates or third parties, before they present such opportunities to us.

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Each of our officers and directors presently has, and any of them in the future may have additional fiduciary, or contractual obligations to other entities pursuant to which such officer or director is or will be required to present business combination opportunities to such entity. Accordingly, in the future, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We do not believe, however, that any fiduciary duties or contractual obligations of our officers arising in the future would materially undermine our ability to complete our business combination. Our Second Amended and Restated Memorandum and Articles of Association provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of SPAC and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

Our officers may not become an officer or director of any other special purpose acquisition company that publicly files a registration statement for its initial public offering before we enter into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within [24] months from the closing of our initial public offering.

Potential investors should also be aware of the following other potential conflicts of interest:

●	None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

●	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

●	Our initial shareholders have agreed to waive their Redemption Rights with respect to any founder shares, private shares and any public shares held by them in connection with the consummation of our initial business combination. Additionally, our initial shareholders have agreed to waive their Redemption Rights with respect to any founder shares and private shares held by them if we fail to consummate our initial business combination within 24 months from the closing of our initial public offering. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private units held in the Trust Account will be used to fund the redemption of our public shares, and the private units and underlying securities will be worthless. The founder shares will not, subject to certain exceptions, be transferred, assigned, sold or released from escrow until six months after the date of the consummation of our initial business combination, or earlier, if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their shares for cash, securities or other property. Since members of our management may directly or indirectly own ordinary shares and rights following our initial public offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to complete our initial business combination.

●	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

●	Our initial shareholders may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain loans from our initial shareholders or an affiliate of our initial shareholders to finance transaction costs in connection with an intended initial business combination. Up to $150,000 of such loans may be convertible into working capital units at a price of $10.00 per unit at the option of the lender. Such working capital units would be identical to the private units sold in the private placement.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of Cayman Islands are required to present business opportunities to a corporation if:

●	the corporation could financially undertake the opportunity;

●	the opportunity is within the corporation’s line of business; and

●	it would not be fair to our company and its shareholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our initial shareholders or any affiliate of them, subject to certain approvals and consents. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or from another independent entity that commonly renders valuation opinions, that such an initial business combination is fair to our company from a financial point of view.

In the event that we submit our initial business combination to our shareholders for a vote, our initial shareholders have agreed to vote any founder shares and private shares held by them and any public shares purchased during or after the offering in favor of our initial business combination.

Limitation on Liability and Indemnification of Executive Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of executive officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our Second Amended and Restated Memorandum and Articles of Association provides for indemnification of our officers and directors to the maximum extent permitted by law, and we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against: (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

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No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by the Cayman Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs. This standard of conduct is generally the same as permitted under the DGCL for a Delaware corporation.

We entered into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our Second Amended and Restated Memorandum and Articles of Association. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the Trust Account for any reason whatsoever (except to the extent they are entitled to funds from the Trust Account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the Trust Account or (ii) we consummate an initial business combination.

We believe that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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MANAGEMENT OF SURVIVING PUBCO FOLLOWING THE BUSINESS COMBINATION

Executive Officers and Directors of Surviving PubCo After the Business Combination

Upon the consummation of the Business Combination, the business and affairs of Surviving PubCo will be managed by or under the direction of the Surviving PubCo Board. The following table sets forth certain information, as of the date of this proxy statement/prospectus, concerning the persons who are expected to serve as executive officers and directors of Surviving PubCo following the completion of the Business Combination:

Name	Age	Position Held
Shengwei (Sean) Da		Chairman
Felix Danciu		Chief Executive Officer and Director
Hongfei Zhang		Director
Wendy Hayes		Director
Yong (David) Yan		Director

Shengwei (Sean) Da

Shengwei Da will serve as Chairman of Surviving PubCo’s board of directors upon the Closing. Mr. Da is the founder of AMC and the “YI” brand and has served as its Chairman of the Board of Director since its formation in October 2021. Prior to founding AMC, he founded Kami Vision, a provider of AI-based care services for seniors both at home and at assisted living facilities, in 2019 where he also served as Executive Chairman. From April 2014 to January 2021, Mr. Da served as Chairman and Chief Executive Officer at YI Technology, Inc., a provider of internet protocol cameras. Additional experience includes serving as Engineering Director at Intersil from December 2009 to August 2011, Chief Technology Officer at Rock Semiconductor from 2005 to December 2009, and Staff Design Engineer at Analog Device in the Power Management Group from 2002 to 2005. Early in Mr. Da’s career, he held the role of Member of Technical Staff in the High Speed Data Converter Group at Maxim Integrated Products from June 2000 to May 2002. Sean holds a Ph.D. in Electrical Engineering from the University of California, Davis and a BSEE from Tsinghua University in China. We believe Mr. Da is well-qualified to serve as a member of the board of directors of Surviving PubCo due to his experience with AMC and his other business experience, relationships and contacts.

Felix Danciu

Felix Danciu will serve as Surviving PubCo’s Chief Executive Officer and a member of its board of directors upon the Closing. Mr. Danciu has approximately 25 years of experience in various industries, including fast-moving consumer goods and finance. Mr. Danciu is the founder of Elmcore Group, a private family office based in Chicago, Illinois, and its investment bank, Elmcore Securities. He has served as Chief Executive Officer of Elmcore since its founding in 2011, focusing on complex, cross-border transactions. He has also served as Chief Financial Officer of BankCard USA Merchant Services, Inc. since April 2024, Chief Financial Officer of Preferred Payments Inc. since November 2023, Chief Strategy Officer of Weston Dean Custom Homes, LP since January 2024 and as a board member of Somos Solar Inc. since October 2023. Mr. Danciu received a BA in Economics and Government from Cornell University and holds multiple securities qualifications. We believe Mr. Danciu is well-qualified to serve as a member of the board of directors of Surviving PubCo due to his business experience, relationships and contacts.

Hongfei Zhang

Hongfei Zhang will serve as a member of Surviving PubCo’s board of directors upon the Closing. Mr. Zhang has experience in several sectors including quantitative finance and securities. Mr. Zhang has served as Managing Partner at KIG Capital Advisors, a financial services and direct investment firm focusing on US-China cross border opportunities, since 2011. While at KIG, Mr. Zhang has been overseeing private equity and venture capital investments in technology, biotech, and consumer sectors, with interests in ESG, crypto, and Web3. From 2001 to 2011, he was Chief Risk Officer at Dexia Financial Products, managing risk, derivatives, and asset/liability functions. Previously, he held roles as Vice President at Deutsche Bank focused on risk analytics, and Director of Investment at Nationwide, where he developed early insurance hedging strategies. Mr. Zhang received a BS in Applied Mathematics from Tsinghua University and doctorate in Mathematics from Delft University of Technology. We believe Mr. Zhang is well-qualified to serve as a member of the board of directors of Surviving PubCo due to his business experience, relationships and contacts.

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Wendy Hayes

Wendy Hayes will serve as a member of Surviving PubCo’s board of directors upon the Closing. Ms. Hayes has significant financial and business oversight experience. Since July 2020, Ms. Hayes has served as a partner at FoundersX Venture, a venture capital firm based in Silicon Valley. Ms. Hayes has served as an independent director of SharkNinja Inc. since July 2023, Apollomics Inc. since March 2023, TuSimple Holdings Inc. since December 2022, SciClone Pharmaceuticals (Holdings) Limited since March 2021, Gracell Biotechnologies Inc. since January 2021, iHuman Inc. since October of 2020, Burning Rock Biotech Limited since June 2020, and Tuanche Limited since November 2018. From May 2013 to September 2018, Ms. Hayes served as the inspections leader at the Public Company Accounting Oversight Board in the United States. Prior to that, Ms. Hayes was an audit partner at Deloitte (China), having worked in various Deloitte global offices. Ms. Hayes is a certified public accountant in the United States (California) and in China. Ms. Hayes received a bachelor’s degree in international finance from University of International Business and Economics and an executive MBA from Cheung Kong Graduate School of Business. We believe that Ms. Hayes is well-qualified to serve as a member of the board of directors of Surviving PubCo due to her extensive financial and accounting expertise and business oversight experience.

Dr. Yong (David) Yan

Yong (David) Yan will serve as a member of Surviving PubCo’s board of directors upon the Closing. Mr. Yan, SPAC’s Chief Executive Officer, has been a partner at the Shanghai-based V-Stone Capital since January 2014, where he oversees fund raising and private equity investments in FinTech, BlockChain, Big Data, Healthcare and other areas. Prior to joining V-Stone Capital, Dr. Yan was the General Manager and CIO of Hubei Hongtai Industrial Investment Fund, a private equity fund of funds. Previously, Dr. Yan was a Managing Director of Fosun Group, one of the largest private conglomerates in China, where he was in charge of investments in the financial sectors, such as online financial platform, securitization and fin-tech, as well as building an in-house P2P platform. Prior to joining the Fosun Group, Dr. Yan was the General Manager of New Product Development at Lufax, one of the world’s largest fintech companies, owned by PingAn Group. Prior to moving to China in early 2014, Dr. Yan worked on Wall Street for almost 15 years, including 10 years at Credit Suisse, as the head of research of the global structured product market. Dr. Yan also worked at other financial firms such as Merrill Lynch. Dr. Yan is the ex-President of TCFA (The Chinese Finance Association) in New York. He is also a Vice President of Zhongguancun Private Equity & Venture Capital Association (ZVCA) in Beijing. Mr. Yan received a Ph.D. in Finance from the University of Alabama and is a CFA charter holder. We believe Mr. Yan is well-qualified to serve as a member of the board of directors of Surviving PubCo due to his business experience, relationships and contacts.

Composition of the Board of Directors

The Company’s business affairs will be managed under the direction of the Surviving PubCo Board. Subject to the terms of the Surviving PubCo Organizational Documents, the number of directors will be fixed by the Surviving PubCo Board. The Surviving PubCo Board will initially consist of [●] members, each of which will hold office until his or her term expires at the next annual meeting of stockholders or until his or her death, resignation, or removal; provided, however, that once entities affiliated with Sean Da no longer beneficially own more than 50% of the outstanding shares of Surviving PubCo Common Stock, the Surviving PubCo Board shall be reconstituted and divided into three classes.

When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Surviving PubCo Board to satisfy its oversight responsibilities effectively in light of its business and structure, the Surviving PubCo Board expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.

Controlled Company Exemption

Upon the Closing, AMC’s majority shareholders, consisting of entities affiliated with Sean Da, will hold a majority of the voting stock of Surviving PubCo. As a result, entities affiliated with Sean Da will control a majority of the voting power of the Surviving PubCo Common Stock, and Surviving PubCo will be a “controlled company” within the meaning of applicable rules of Nasdaq. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements (a) that a majority of the board consists of independent directors; (b) for an annual performance evaluation of the nominating and corporate governance and compensation committees; (c) that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (d) that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility. Surviving PubCo may rely on certain of these exemptions from the corporate governance requirements of Nasdaq. As a result, SPAC’s stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements. In the event that Surviving PubCo ceases to be a “controlled company” and its shares continue to be listed on Nasdaq, it will be required to comply with these provisions within the applicable transition periods.

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Family Relationships

Upon consummation of the Business Combination, we do not anticipate that there will be any family relationships between any of Surviving PubCo’s executive officers and directors or director nominees.

Director Independence

The Surviving PubCo Board will initially consist of [●] members, [●] of whom are expected to qualify as independent within the meaning of the independent director guidelines of Nasdaq.

Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 of the Exchange Act and the rules of Nasdaq. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of Nasdaq. As a controlled company, Surviving PubCo will be largely exempt from the foregoing requirements. Nonetheless, the Surviving PubCo Board will initially be comprised of a majority of independent directors and its committees will satisfy the foregoing requirements.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of Nasdaq, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

The Surviving PubCo Board has undertaken a review of the independence of each director and considered whether each director has a material relationship that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, it is anticipated that each of Messrs. [●], [●] and [●] will be considered “independent directors” as defined under the listing requirements and rules of Nasdaq and the applicable rules of the Exchange Act.

Committees of the Surviving PubCo Board

Upon consummation of the Business Combination, Surviving PubCo Board will have an audit committee, compensation committee and a nominating and governance committee. All of the committees will comply with all applicable requirements of the Sarbanes-Oxley Act, Nasdaq and SEC rules and regulations as further described below. The responsibilities of each of the committees of the Surviving PubCo Board is described below. Members will serve on these committees until their resignation or until as otherwise determined by the Surviving PubCo Board.

Audit Committee

The Company’s audit committee will be responsible for, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing Surviving PubCo’s independent registered public accounting firm;
●	discussing with Surviving PubCo’s independent registered public accounting firm their independence from management;
●	reviewing, with Surviving PubCo’s independent registered public accounting firm, the scope and results of their audit;
●	approving all audit and permissible non-audit services to be performed by Surviving PubCo’s independent registered public accounting firm;
●	overseeing the financial reporting process and discussing with management and Surviving PubCo’s independent registered public accounting firm the quarterly and annual financial statements that Surviving PubCo files with the SEC;
●	overseeing Surviving PubCo’s financial and accounting controls and compliance with legal and regulatory requirements;
●	reviewing Surviving PubCo’s policies on risk assessment and risk management;
●	reviewing related person transactions; and
●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Upon the completion of the Business Combination, Surviving PubCo’s audit committee will consist of Messrs. [●], [●] and [●]. The parties have affirmatively determined that each expected member of the audit committee qualifies as independent under Nasdaq rules applicable to board members generally and under Nasdaq rules and Exchange Act Rule 10A-3 specific to audit committee members. All expected members of Surviving PubCo’s audit committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, the parties also believe that [●] will qualify as the “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K, and as “financially sophisticated,” as that term is defined under Nasdaq rules. The written charter for the audit committee will be available on Surviving PubCo’s corporate website at [●] upon the completion of the Business Combination. The information on any of Surviving PubCo’s websites is deemed not to be incorporated in this proxy statement/prospectus or to be part of this proxy statement/prospectus.

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Compensation Committee

Surviving PubCo’s compensation committee will be responsible for, among other things:

●	reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving the compensation of Surviving PubCo’s Chief Executive Officer, and the Chief Executive Officer may not be present during voting or deliberations on his or her compensation;
●	overseeing an evaluation of the performance of and reviewing and setting or making recommendations to the Surviving PubCo Board regarding the compensation of Surviving PubCo’s other executive officers;
●	reviewing and approving or making recommendations to the Surviving PubCo Board regarding Surviving PubCo’s incentive compensation and equity-based plans, policies and programs;
●	reviewing and approving all employment agreement and severance arrangements for Surviving PubCo’s executive officers;
●	making recommendations to the Surviving PubCo Board regarding the compensation of Surviving PubCo’s directors; and
●	retaining and overseeing any compensation consultants.

Upon the completion of the Business Combination, Surviving PubCo’s compensation committee will consist of Messrs. [●], [●] and [●]. The parties have affirmatively determined that each member qualifies as independent under Nasdaq rules and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. The new written charter for the compensation committee will be available on Surviving PubCo’s corporate website at [●] upon the completion of the Business Combination. The information on any of Surviving PubCo’s websites is deemed not to be incorporated in this proxy statement/prospectus or to be part of this proxy statement/prospectus.

Nominating and Governance Committee

Surviving PubCo’s nominating and corporate governance committee will be responsible for, among other things:

●	identifying individuals qualified to become members of the Surviving PubCo Board, consistent with criteria approved by the Surviving PubCo Board;
●	overseeing succession planning for Surviving PubCo’s Chief Executive Officer and other executive officers;
●	periodically reviewing the Surviving PubCo Board’s leadership structure and recommending any proposed changes to the Surviving PubCo Board;
●	overseeing an annual evaluation of the effectiveness of the Surviving PubCo Board and its committees; and
●	developing and recommending to the Surviving PubCo Board a set of corporate governance guidelines.

Upon completion of the Business Combination, Surviving PubCo’s nominating and corporate governance committee will consist of Messrs. [●], [●] and [●]. The parties have affirmatively determined that each member qualifies as independent under Nasdaq rules. The new written charter for the nominating and corporate governance committee will be available on Surviving PubCo’s corporate website at [●] upon the completion of the Business Combination. The information on any of Surviving PubCo’s websites is deemed not to be incorporated in this proxy statement/prospectus or to be part of this proxy statement/prospectus.

Code of Ethics

Surviving PubCo will have a new code of ethics that applies to all of its executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics will be available on Surviving PubCo’s corporate website at [●] upon the completion of the Business Combination. Surviving PubCo intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its website rather than by filing a Form 8-K. The information on any of Surviving PubCo’s websites is deemed not to be incorporated in this proxy statement/prospectus or to be part of this proxy statement/prospectus.

Risk Oversight

The Surviving PubCo Board will have extensive involvement in the oversight of risk management related to Surviving PubCo and its business and will accomplish this oversight through the regular reporting to the Surviving PubCo Board by the audit committee. The audit committee will represent the Surviving PubCo Board by periodically reviewing Surviving PubCo’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee will review and discuss all significant areas of our business and summarize for the Surviving PubCo Board all areas of risk and the appropriate mitigating factors. In addition, the Surviving PubCo Board will receive periodic detailed operating performance reviews from management.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation of SPAC

None of SPAC executive officers or directors have received any cash compensation for services rendered to SPAC. Commencing on the date of SPAC’s IPO through the earlier of consummation of an initial business combination and liquidation, SPAC will reimburse the Sponsor or an affiliate of Sponsor for office space, secretarial and administrative services provided to SPAC via a monthly fee of up to $10,000 per month. In addition, the Sponsor, the SPAC executive officers, advisors, directors or their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on SPAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The audit committee of SPAC reviews on a quarterly basis all payments that were made by SPAC to the Sponsor, the SPAC executive officers, advisors, directors or their affiliates. Any such payments prior to SPAC’s initial business combination will be made using funds held outside the Trust Account. Other than quarterly audit committee review of such reimbursements, SPAC does not expect to have any additional controls in place governing reimbursement payments to its directors and executive officers for their out-of-pocket expenses incurred in connection with activities on SPAC’s behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by SPAC to its Sponsor, executive officers and directors, or their respective affiliates, prior to completion of an initial business combination.

Executive Officer Compensation of AMC

This section discusses the material components of the executive compensation program for AMC’s Chief Executive Officer and Chief Financial Officer whom we refer to as our “named executive officers.” For fiscal year ended December 31, 2023, our named executive officers and their positions were as follows:

●	Sean Da, Chairman; and
●	[●].

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)		All Other Compensation ($)	Total ($)
Sean Da Chairman	2023	[●]	(2)	[●]	(3)	—	[●]
[●]	2023	[●]		—		—	[●]

(1)       [●]

(2)       [●]

(3)       [●]

Narrative Disclosure to the Summary Compensation Table

Employment Arrangements with Named Executive Officers

[INSERT]

Generally, named executive officers are eligible for a separation payment paid out in accordance with the Severance and Change of Control Policies, to be established by the Board of Directors.

Annual Bonus Compensation

For the fiscal year ended December 31, 2023, AMC did not maintain any cash-based annual bonus plan. Pursuant to the terms of their respective offer letters, named executive officers will be eligible to earn annual bonuses based on the establishment and subsequent approval of such bonus programs by the Compensation Committee following the consummation of the Business Combination.

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Equity-Based Incentives

For the fiscal year ended December 31, 2023, AMC did not provide equity-based incentives to the named executive officers. Pursuant to the terms of their respective offer letters and other relevant agreements, the named executive officers are eligible to participate in equity-based incentive programs, upon the establishment and subsequent approval of such programs by the Compensation Committee. Upon consummation of the Business Combination, Surviving PubCo will have the 2024 Incentive Plan in effect and may make grants of awards under such plan.

Additional Narrative Disclosure

Retirement Benefits

AMC does not provide a pension plan for employees and none of the named executive officers participated in a nonqualified deferred compensation plan during the fiscal year ended December 31, 2023.

Health/Welfare Plans

AMC intends to provide the following benefits to the named executive officers on the same basis provided to all of employees, pending approval from the Compensation Committee:

●	health insurance; and
●	a health savings account.

Severance and Change of Control Benefits

The Board of Directors is expected to establish severance and change of control policies within the 2024 fiscal year. AMC has entered into an offer letter with [  ] that makes him eligible for payments and benefits upon termination of his employment without cause, contingent upon the execution of standard documents, such as a severance agreement.

Surviving PubCo Executive Officer Compensation Following the Business Combination

Employment of CEO

Mr. Danciu will enter into an employment agreement with Surviving PubCo in connection with the Closing, pursuant to which Mr. Danciu will be employed as Surviving PubCo’s Chief Executive Officer. As compensation, Mr. Danciu will receive a base salary of $260,000. In addition, Mr. Danciu will be eligible to receive a bonus as determined by the Surviving PubCo’s Board, to participate in the Equity Incentive Plan, to participate in all employee benefit plans, programs and policies as are generally available to employees of Surviving PubCo, and to be reimbursed for all reasonable travel and other business-related expenses. The employment agreement will contain customary restrictive covenants relating to confidentiality, non-competition and non-solicitation.

Overview of Anticipated Executive Compensation Program

Following the Closing of the Business Combination, decisions with respect to the compensation of Surviving PubCo’s executive officers, including its named executive officers, will be made by the compensation committee of the Surviving PubCo Board. Surviving PubCo anticipates that compensation for its executive officers will have the following components: base salary, cash bonus opportunities, equity compensation, employee benefits and severance protections. Base salaries, employee benefits and severance protections will be designed to attract and retain senior management talent. Surviving PubCo will also use annual cash bonuses and equity awards to promote performance-based pay that aligns the interests of its executive officers with the long-term interests of its stockholders and enhances executive retention.

2024 Incentive Plan

Prior to the consummation of the Business Combination, the SPAC Board approved and adopted, subject to approval by the stockholders of SPAC, the 2024 Incentive Plan. If the 2024 Incentive Plan is approved by the stockholders of SPAC, Surviving PubCo will be authorized to grant equity awards to eligible service providers following consummation of the Business Combination. The purpose of the 2024 Incentive Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of Surviving PubCo by offering them an opportunity to participate in Surviving PubCo’s future performance through the grant of equity awards.

If stockholders of SPAC approve the 2024 Incentive Plan, it will become effective on the consummation of the Business Combination. The material terms of the 2024 Incentive Plan are described in “Proposal 5: The Equity Incentive Plan Proposal — Material Terms of the 2024 Incentive Plan” in the proxy statement/prospectus.

Surviving PubCo Non-Employee Director Compensation Policy Following the Business Combination

After the completion of the Business Combination, Surviving PubCo intends to implement a compensation policy for its non-employee directors. Such policy is expected to include an annual cash retainer for all directors, in addition to equity grants determined by the compensation committee and reimbursement for reasonable expenses incurred in connection with attending board and committee meetings.

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Description of SPAC’s Securities

Unless the context otherwise requires, all references in this section to the “we,” “us,” “our,” “AlphaVest,” or “SPAC” refer to AlphaVest Acquisition Corp prior to the consummation of the Business Combination.

As of November [         ], 2024, AlphaVest had the following classes of its securities outstanding: (i) Ordinary Shares, (ii) Units and (iii) SPAC Rights, each whole right will automatically receive one-tenth (1/10) of one Ordinary Share, subject to adjustment.

We are incorporated in the Cayman Islands on January 14, 2022 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Pursuant to our amended and restated memorandum and articles of association, we are authorized to issue 200,000,000 ordinary shares with a par value of $0.0001 per share, 2,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As November [        ], 2024, there were no shares of preference shares issued or outstanding.

The following description summarizes the material terms of our shares as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each Unit consists of one share of Ordinary Shares and one SPAC Right to receive one-tenth (1/10) of one Ordinary shares upon the consummation of the Company’s initial business combination one right.

Each Unit that is issued and outstanding immediately prior to the Domestication to be separated into one Ordinary Share, par value $0.0001 per share, and one SPAC Right.

On December 22, 2022, the Company consummated the IPO of 6,000,000 Units, generating gross proceeds of $60,000,000, and the sale of 390,000 Private Placement Units at a price of $10.00 per Private Placement Unit in private placements to the Sponsor, AlphaVest Holding LP that was closed simultaneously with the IPO.

Following the closing of the IPO on December 22, 2022, an amount of $61,200,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the IPO and the Private Placement (as defined in Note 4) was placed in the trust account. The funds held in the trust account may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the trust account, as described below.

On December 29, 2022, EBC fully exercised their over-allotment option, resulting in an additional 900,000 Units issued for an aggregate amount of $9,000,000. In connection with EBC’s full exercise of their over-allotment option, the Company also consummated the sale of an additional 40,500 Private Units at $10.00 per Private Unit, generating total proceeds of $405,000.

As of November [       ], 2024, there were 430,500 Units issued and outstanding, of which 402,904 are held by our Sponsor and 27,596 are held by EBC that were sold in connection with our initial public offering.

Ordinary Shares

Each Ordinary Share holder of record is entitled to one vote for each share held on all matters to be voted on by shareholders. Except as described below, holders of AlphaVest’s Ordinary Shares will vote on all matters submitted to a vote of our shareholders except as required by law. Unless specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company to approve any such matter voted on by our shareholders. Approval of certain actions require a special resolution under Cayman Islands law, being the affirmative vote of at least two-thirds of our ordinary shares that are voted, and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company.

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The Company is authorized to issue 200,000,000 ordinary shares with a par value of $0.0001 per share Holders of ordinary shares are entitled to one vote for each share. Because our amended and restated memorandum and articles of association authorize the issuance of up to 200,000,000 Ordinary Shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Ordinary Shares which we will be authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

In accordance with the Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Act for us to hold annual or extraordinary general meetings to appoint directors. We may not hold an annual general meeting to appoint new directors prior to the consummation of our initial business combination. Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of Ordinary Shares. In addition, prior to the completion of an initial business combination, holders of a majority of Ordinary Shares may remove a member of the board of directors for any reason.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, if any, divided by the number of the then-issued and outstanding public shares, subject to the limitations described herein. The amount in the trust account was initially $10.20 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial owner must identify itself in order to validly redeem its shares. Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by applicable law or stock exchange listing requirements and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or we decide to obtain shareholder approval for business or other reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval of our initial business combination, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. However, the participation of the Sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions, if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such initial business combination. For purposes of seeking approval of the majority of our issued and outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. Our amended and restated memorandum and articles of association require that at least five days’ notice will be given of any general meeting.

Pursuant to our amended and restated memorandum and articles of association, if we have not consummated an initial business combination by December 22, 2025 (or as may be extended, as applicable), we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

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In the event of our liquidation, dissolution or winding up after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, if any, divided by the number of the then-issued and outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein.

On February 7, 2022, the Sponsor received 1,725,000 shares of the Company’s ordinary shares in exchange for $25,000 paid for deferred offering costs borne by the Founder. Out of the 1,725,000 ordinary shares, an aggregate of up to 225,000 ordinary shares were subject to forfeiture to the extent that the over-allotment option is not exercised in full or in part so that the number of Founder Shares will equal 20% of the Company’s issued and outstanding ordinary shares after the Public Offering (excluding Private Shares).

On July 11, 2022, EBC received an aggregate of 125,000 ordinary shares (“EBC Founder Shares”) for an aggregate purchase price of $1,750, or approximately $0.014 per share. The Company estimated the fair value of the EBC founder shares to be $1,812 based upon the price of the founder shares issued to the Sponsor. The holders of the EBC founder shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive their conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

On December 22, 2022, the Sponsor and EBC received an aggregate of 390,000 private units (365,000 private units purchased by the Sponsor and 25,000 private units purchased by EBC) at a price of $10.00 per unit for a total purchase price of $3,900,000 in a private placement.

On December 29, 2022, as a result of the EBC’s election to fully exercise their over-allotment option, the Sponsor and EBC received additional 40,500 private units on a pro rata basis (37,904 private units purchased by the Sponsor and 2,596 private units purchased by EBC) at a price of $10.00 per unit.

As of November [  ], 2024, there were 6,575,829 shares of Ordinary Shares issued and outstanding, of which 4,725,829 Ordinary Shares are being held by public shareholders and 1,850,000 Ordinary Shares are being held by our Sponsor and EBC.

SPAC Rights

Each whole SPAC Right entitles the registered holder to automatically receive one-tenth (1/10) of one share of Ordinary Shares upon consummation of our initial business combination.

Each SPAC Right that is outstanding immediately prior to the Merger shall convert into one-tenth (1/10) of one share of Surviving PubCo Common Stock.

A rights holder may exercise its rights only for a whole number of Ordinary Shares, and fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman law. In the event the Company is not the surviving company upon completion of our initial business combination, each holder of a SPAC Right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of one Ordinary Shares underlying each right upon consummation of our initial business combination. If the Company is unable to complete an initial business combination within the required time period and the Company redeems the public shares for the funds held in the trust account, holders of Rights will not receive any of such funds for their rights and the rights will expire worthless. [The SPAC Rights will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.] As of November [  ], 2024, there are [    ] Private Rights issued and outstanding.

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Founder Shares

The Founder Shares are designated as Ordinary Shares and, except as described below, are identical to the Ordinary Shares included in the Public Units sold in the IPO, and holders of Founder Shares have the same shareholder rights as public shareholders. Except as described herein, the Sponsor and our directors and executive officers have agreed not to transfer, assign or sell any of their Ordinary Shares until the earliest of (A) one year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the closing price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. We refer to such transfer restrictions as the lock-up. Any permitted transferees would be subject to the same restrictions and other agreements of the Sponsor and our directors and executive officers with respect to any founder shares.

As of November [       ], 2024, there were 1,850,000 shares of Founder Shares issued and outstanding held by our Sponsor and EBC.

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

●	the names and addresses of the members, together with a statement of the shares held by each member and such statement shall confirm (i) the amount paid or agreed to be considered as paid on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition after completion of our initial business combination. The payment of any cash dividends after our initial business combination will be within the discretion of our board of directors at such time. Further, if we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Rights Agent

The transfer agent for our Ordinary Shares is Continental Stock & Transfer Trust.

Certain Anti-takeover Provisions of our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association provide that our board of directors is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual general meetings.

Our authorized but unissued preference shares will be available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Registration and Shareholder Rights

The holders of the founder shares, Ordinary Shares and Rights, are entitled to registration rights pursuant to a registration and shareholder rights agreement sign in connection with our IPO. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed after our completion of our initial business combination. However, the registration and shareholder rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period, which occurs (i) in the case of the founder shares, as described in the following paragraph, and (ii) in the case of the Units and the respective Ordinary Shares underlying such units, 30 days after the completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

The Public Units, the ordinary Shares and Rights are listed on Nasdaq under the symbols “ATMVU,” “AMTV,” and “ATMVR,” respectively.

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DESCRIPTION OF SURVIVING PUBCO SECURITIES

The following summary sets forth the material terms of Surviving PubCo’s securities following the completion of the Business Combination. This summary is not intended to be a complete summary of the rights and preferences of such securities. The full text of the Surviving PubCo Certificate of Incorporation and the Surviving PubCo Bylaws are attached as Annex B and Annex C, respectively, to this proxy statement/prospectus. You are encouraged to read the applicable provisions of the DGCL and the Surviving PubCo Organizational Documents in their entirety for a complete description of the rights and preferences of Surviving PubCo’s securities following the Business Combination.

Authorized and Outstanding Stock

The Surviving PubCo Organizational Documents authorize the issuance of [●] shares of all classes of capital stock of Surviving PubCo consisting of (i) [●] shares of Common Stock, par value $0.0001 per share, and (ii) [●] shares of Preferred Stock, par value $0.0001 per share.

Common Stock

Voting. Holders of shares of Surviving PubCo Common Stock will exclusively possess all voting power with respect to Surviving PubCo and are entitled to one vote per share of Surviving PubCo Common Stock on all matters submitted to Surviving PubCo stockholders for their vote or approval. Under the terms of the Surviving PubCo Bylaws, directors will be elected by a plurality of the votes cast by Surviving PubCo’s stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. There will be no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of Surviving PubCo Common Stock voted for the election of directors can elect all of the directors. All other matters presented to Surviving PubCo’s stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by Surviving PubCo’s stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Surviving PubCo Organizational Documents (as further described below) or applicable Stock Exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

Dividends. The holders of shares of Surviving PubCo Common Stock are entitled to receive dividends, as and if declared by the Surviving PubCo Board out of legally available funds.

Liquidation Rights. Upon the liquidation or dissolution of Surviving PubCo, the holders of shares of Surviving PubCo Common Stock are entitled to share ratably in those of Surviving PubCo’s assets that are legally available for distribution to Surviving PubCo stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Other Rights. Holders of Surviving PubCo Common Stock will have no conversion, preemptive or other subscription rights, and there will be no sinking fund or redemption provisions applicable to the PubCo Common Stock.

Preferred Stock

Surviving PubCo is authorized to issue up to [●] shares of preferred stock, par value $0.0001 per share. The Surviving PubCo Board will be expressly authorized to provide, out of the unissued shares of the preferred stock, one or more series of preferred stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Surviving PubCo providing for the issuance of such series and included in a certificate of designation filed pursuant to the DGCL, and the Surviving PubCo Board is expressly vested with the authority to the full extent provided by law to adopt any such resolution or resolutions.

Exclusive Forum

The Surviving PubCo Organizational Documents provide that, unless Surviving PubCo consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall to the fullest extent permitted by law be the sole and exclusive forum for any Surviving PubCo stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of Surviving PubCo, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Surviving PubCo to Surviving PubCo or Surviving PubCo’s stockholders, (iii) any action asserting a claim against Surviving PubCo, its directors, officers or employees arising pursuant to any provision of the DGCL or the Surviving PubCo Organizational Documents or the Surviving PubCo Bylaws, or (iv) any action asserting a claim against Surviving PubCo, its directors, officers or employees governed by the internal affairs doctrine; except for any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

Anti-Takeover Effects of Provisions of the Surviving PubCo Certificate of Incorporation and Bylaws

The provisions of the Surviving PubCo Certificate of Incorporation and the Surviving PubCo Bylaws and provisions of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Surviving PubCo Common Stock.

The Surviving PubCo Certificate of Incorporation and the Surviving PubCo Bylaws will contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Surviving PubCo Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of Surviving PubCo unless such takeover or change in control is approved by the Surviving PubCo Board.

These provisions include:

Advance Notice Procedures. The Surviving PubCo Bylaws provide that Surviving PubCo stockholders seeking to bring business before Surviving PubCo’s annual meeting of stockholders, or to nominate candidates for election as directors at Surviving PubCo’s annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by Surviving PubCo secretary at Surviving PubCo’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in Surviving PubCo’s annual proxy statement must comply with the notice periods contained therein. The Surviving PubCo Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude Surviving PubCo’s stockholders from bringing matters before Surviving PubCo’s annual meeting of stockholders or from making nominations for directors at Surviving PubCo’s annual meeting of stockholders.

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Authorized but Unissued Shares.    Surviving PubCo’s authorized but unissued shares of Surviving PubCo Common Stock and preferred stock will be available for future issuance without stockholder approval, subject to rules of the securities exchange on which the Surviving PubCo Common Stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, in connection with the redemption or exchange of Surviving PubCo Rights and employee benefit plans. The existence of authorized but unissued shares of Surviving PubCo Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of Surviving PubCo Common Stock by means of a proxy contest, tender offer, merger or otherwise.

Classified Board Upon Change in Controlling Stockholder.     From and after the first date on which entities affiliated with Sean Da no longer beneficially own more than 50% of the outstanding shares of Surviving PubCo Common Stock, the Surviving PubCo Board shall be divided into three classes, Class A, Class B and Class C. Class A will serve for a term expiring at the first annual meeting after such change, Class B will serve for a term expiring at the second annual meeting after such change and Class C will serve for a term expiring at the third annual meeting after such change. Commencing at the first annual meeting of stockholders after such change, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The existence of a classified board may extend the time required to make any change in control of the Surviving PubCo Board when compared to a corporation with an unclassified board. It may take two annual meetings for the Surviving PubCo stockholders to effect a change in control of the Surviving PubCo Board, because in general less than a majority of the members of the Surviving PubCo Board will be elected at a given annual meeting. Once the Surviving PubCo Board is classified, and because the Surviving PubCo Organizational Documents does not otherwise provide, under Delaware law, Company’s directors may only be removed for cause.

No Written Consents Upon Change in Controlling Stockholder. From and after the first date on which entities affiliated with Sean Da no longer beneficially own more than 50% of the outstanding shares of Surviving PubCo Common Stock, any action required or permitted to be taken by the Surviving PubCo stockholders must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by written consent in lieu of a meeting.

Special Meetings of Stockholders. The Surviving PubCo Bylaws provide that special meetings of Surviving PubCo’s stockholders may be called only by the Chairman, the Chief Executive Officer or the Surviving PubCo Board.

Super-majority voting. From and after the first date on which entities affiliated with Sean Da no longer beneficially own more than 50% of the outstanding shares of AMC Common Stock, certain provisions of the Surviving PubCo Organizational Documents, including certain of the provisions described in this section which may discourage an attempt to obtain control of Surviving PubCo, and the Surviving PubCo Organizational Documents, in their entirety, may be amended only with the affirmative vote of the holders of at least 75% of the voting power of all of the then-outstanding shares of capital stock of Surviving PubCo, voting together as a single class.

Business Combinations. Surviving PubCo is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:

●	prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and
●	on or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual meeting stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.

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Such provisions may encourage companies interested in acquiring Surviving PubCo to negotiate in advance with the Surviving PubCo Board because the stockholder approval requirement would be avoided if the Surviving PubCo Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitations of Liability and Indemnification of Directors and Officers

The DGCL authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors and officers to corporations and their stockholders for monetary damages for breach of their fiduciary duties. The Surviving PubCo Organizational Documents will limit the liability of our directors and officers to the fullest extent permitted by Delaware law.

Surviving PubCo expects to purchase director and officer liability insurance to cover liabilities its directors and officers may incur in connection with their services to the combined company, including matters arising under the Securities Act. The Surviving PubCo Organizational Documents also will provide that Surviving PubCo will indemnify its directors and officers to the fullest extent permitted by Delaware law. In addition, Surviving PubCo intends to enter into customary indemnification agreements with each of our officers and directors.

There is no pending litigation or proceeding involving any of Surviving PubCo’s directors, officers, employees or agents in which indemnification will be required or permitted. Surviving PubCo is not aware of any threatened litigation or proceedings that may result in a claim for such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling the combined company, Surviving PubCo has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent of Surviving PubCo will be Continental Stock Transfer & Trust Company and its contact information is:

Continental Stock Transfer & Trust Company
1 State Street Plaza, 30th Floor
New York, New York 10004

Listing of Common Stock

Surviving PubCo intends to apply for the listing of the Surviving PubCo Common Stock on Nasdaq following the completion of the Business Combination under the symbol “[●].”

Dividends

The payment of cash dividends in the future will be dependent upon Surviving PubCo’s revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the Surviving PubCo Board at such time.

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SECURITIES ELIGIBLE FOR FUTURE SALE

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted common stock of Surviving PubCo for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of Surviving PubCo at the time of, or at any time during the three months preceding, a sale and (ii) Surviving PubCo is subject to the Exchange Act periodic requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as Surviving PubCo was required to file reports) preceding the sale.

Persons who have beneficially owned restricted common stock of Surviving PubCo for at least six months but who are affiliates of Surviving PubCo at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of restricted Surviving PubCo Common Stock then outstanding; or

●	the average weekly reported trading volume of Surviving PubCo Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of Surviving PubCo under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Surviving PubCo.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our pre-closing shareholders will be able to sell their common stock, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination. We anticipate that following the consummation of the Business Combination, Surviving PubCo will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

As of the date of this proxy statement/prospectus, there are 7,006,329 SPAC Ordinary Shares outstanding (each of which will be converted into shares of Surviving PubCo Common Stock in connection with the closing of the Business Combination, as described elsewhere in this proxy statement/prospectus). The 4,725,829 SPAC Public Shares sold in the IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our affiliates within the meaning of Rule 144 under the Securities Act. The 1,850,000 SPAC Ordinary Shares owned collectively by the Sponsor and EBC are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

As of the date of this proxy statement/prospectus, there are a total of 6,900,000 SPAC Public Rights underlying the SPAC Units, and 430,500 SPAC Private Rights underlying the SPAC Private Placement Units (each SPAC Right of which will be converted into one-tenth of one Surviving PubCo Common Stock in connection with the closing of the Business Combination).

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of AMC’s employees, consultants or advisors who purchases common stock from AMC in connection with a compensatory stock plan or other written agreement executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

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BENEFICIAL OWNERSHIP OF SECURITIES

Beneficial Ownership of SPAC Securities

The following table sets forth information regarding the beneficial ownership of SPAC Ordinary Shares as of the date of this proxy statement/prospectus by:

●	each person known by SPAC to be the beneficial owner of 5% or more of SPAC Ordinary Shares;
●	each of SPAC’s current officers and directors; and
●	all of SPAC’s current officers and directors, as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares (of the applicable type) beneficially owned by them.

The percentage of beneficial ownership of SPAC in the table below is calculated based on 7,006,329 SPAC Ordinary Shares issued and outstanding as of [●], 2024.

SPAC Ordinary Shares
Name of Beneficial Owners(1)	Number of Shares Beneficially Owned	Approximate Percentage of Ownership
AlphaVest Holding LP(2)	851,162	12.1%
Peace Capital Limited(3)	1,276,742	18.2%
Yong (David) Yan(4)	-	-
Song (Steve) Jing(4)	-	-
Shu Wang	-	-
Li (Helen) Wei(4)	-	-
EarlyBirdCapital, Inc.	152,596	2.2%
All executive officers and directors as a group (6 individuals)(3)	2,127,904	30.4%
First Trust Merger Arbitrage Fund(5)	1,106,161	15.8%
Wolverine Asset Management, LLC(6)	445,598	6.4%

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o AlphaVest Acquisition Corp, 205 W. 37th Street New York, NY 10018.
(2)	AlphaVest Holding LP is the record holder of founder shares reported herein. AlphaVest Management LLC is the managing member of AlphaVest Holding LP and Dahe Zhang is the manager of AlphaVest Management LLC. Accordingly, Dahe Zhang is deemed to be the beneficial owner of such shares.
(3)	Peace Capital Limited is the record holder of the founder shares reported herein. Pengfei Zheng is the sole director and shareholder of Peace Capital Limited. Accordingly, he is deemed to be the beneficial owner of such shares.
(4)	Does not include any shares indirectly owned by this individual as a result of his or her partnership interest in our AlphaVest Holding LP.
(5)	According to a Schedule 13G filed with the SEC on February 14, 2024 First Trust Merger Arbitrage Fund (“VARBX”), First Trust Capital Management L.P. (“FTCM”), First Trust Capital Solutions L.P. (“FTCS”) and FTCS Sub GP LLC (“Sub GP”), as of December 31, 2023, VARBX owned 524,847 shares of the outstanding SPAC Ordinary Shares of AlphaVest Acquisition Corp, while FTCM, FTCS and Sub GP collectively owned 581,314 shares of the outstanding SPAC Ordinary Shares of AlphaVest Acquisition Corp
(6)	According to a Schedule 13G filed with the SEC on October 16, 2024, Wolverine Asset Management, LLC, Wolverine Holdings, L.P., Wolverine Trading Partners, Inc., Christopher L. Gust, and Robert R. Bellick, as of September 30, 2024, owned 445,598 shares of the outstanding SPAC Ordinary Shares of AlphaVest Acquisition Corp

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Beneficial Ownership of Surviving PubCo Securities

The following table sets forth information regarding the expected beneficial ownership of Surviving PubCo shares of Surviving PubCo Common Stock immediately following the consummation of the Business Combination by:

●	each person known by Surviving PubCo who will be the beneficial owner of more than 5% of the outstanding Surviving PubCo Common Stock immediately following the consummation of the Business Combination;
●	each person who will become an executive officer or a director of Surviving PubCo upon consummation of the Business Combination; and
●	all of the executive officers and directors of Surviving PubCo as a group upon consummation of the Business Combination.

Except as otherwise noted herein, the number and percentage of Surviving PubCo Common Stock beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any Surviving PubCo Common Stock as to which the holder has sole or shared voting power or investment power and also any Surviving PubCo Common Stock which the holder has the right to acquire within 60 days of through the exercise of any option, warrant or any other right. The expected beneficial ownership percentages set forth in the table below have been determined based on the following:

	Post-Business Combination (Assuming No Redemption)(1)		Post-Business Combination (Assuming Maximum Redemption)(1)
Name of Beneficial Owner(1)	Number of Shares	% of Surviving PubCo Common Stock	Number of Shares	% of Surviving PubCo Common Stock
Directors and Executive Officers	-	-	-	-
Shengwei (Sean) Da	-	-	-	-
Felix Danciu	-	-	-	-
Hongfei Zhang	-	-	-	-
Wendy Hayes	-	-	-	-
Yong (David) Yan)	-	-	-	-
	-	-	-	-
	-	-	-	-
All executive officers and directors as a group ([●] persons)	-	-	-	-
	-	-	-	-
5% of Greater Shareholders	-	-	-	-
	-	-	-	-
	-	-	-	-

(1)	Unless otherwise noted, the business address of each of the following entities and individuals is c/o [-], 4794 231st Place S.E., Sammamish, WA 98075.

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CERTAIN RELATIONSHIPS AND RELATED PARTIES TRANSACTIONS

SPAC Related Party Transactions

Founder Shares

On February 7, 2022, the Sponsor acquired 1,725,000 SPAC Founder Shares for an aggregate purchase price of $25,000 (approximately $0.014 per share). Up to 225,000 SPAC Founder Shares were subject to forfeiture to the extent that EBC exercised its over-allotment option in full. On December 29, 2022, EBC exercised its over-allotment option in full resulting in no SPAC Founder Shares being forfeited. On April 18, 2023, the Sponsor transferred an aggregate of 1,035,000 SPAC Founder Shares to Peace Capital Limited, an entity controlled by Pengfei Zheng, SPAC’s Chairman. As of the date of this proxy statement/prospectus, the Sponsor holds 851,162 SPAC Ordinary Shares (which includes the SPAC Ordinary Shares underlying the private placement units).

On July 11, 2022, EBC was issued 125,000 EBC Founder Shares in exchange for an aggregate purchase price of $1,750. The EBC Founder Shares cannot be sold, transferred or assigned (except to the same permitted transferees as the SPAC Founder Shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the SPAC Founder Shares must agree to, each as described herein) until the consummation of an initial business combination.

Private Placement

Simultaneously with the closing of the IPO, SPAC completed the sale of 365,000 SPAC Private Placement Units to the Sponsor at a purchase price of $10.00 per SPAC Private Placement Unit, and 25,000 SPAC Private Placement Units to EBC at a purchase price of $10.00 per SPAC Private Placement Unit, generating gross proceeds to SPAC of $3,900,000 for all SPAC Private Placement Units. Simultaneously with the closing of the overallotment, SPAC completed the private sale of an additional 37,904 SPAC Private Placement Units at a purchase price of $10.00 per SPAC Private Placement Unit, and an additional 2,596 SPAC Private Placement Units to EBC, at a purchase price of $10.00 per SPAC Private Placement Unit, generating additional gross proceeds to SPAC of $405,000. If SPAC does not complete a Business Combination by [●], 2024, the proceeds from the sale of the SPAC Private Placement Units will be used to fund the redemption of the SPAC Public Shares (subject to the requirements of applicable law) and the SPAC Private Placement Units will expire worthless.

Service Arrangements

On December 22, 2022, SPAC entered into an administrative services agreement with the Sponsor, pursuant to which the Sponsor agreed to make available to SPAC certain general and administrative services, including office space, utilities and administrative services, as SPAC may require from time to time. SPAC has agreed to pay to TenX Global Capital LP, a limited partner of the Sponsor, $10,000 per month for such administrative services. For three months and six months ended June 30, 2023, SPAC incurred $30,000 and $60,000 in fees respectively for these services.

Conflicts of Interest

Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present business combination opportunities to such entity. Accordingly, in the future, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We do not believe, however, that any fiduciary duties or contractual obligations of our officers arising in the future would materially undermine our ability to complete the Business Combination.

Promissory Notes - Related Party

On June 3, 2022, SPAC issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which SPAC could borrow up to an aggregate of $150,000 to cover expenses related to the IPO. On April 11, 2024, SPAC amended and restated the Promissory Note with AlphaVest Holding LP to extend the maturity date to the earlier of: (i) September 12, 2024 or (ii) promptly after the date of the consummation of the business combination. As of June 30, 2024 $0 was outstanding.

On December 21, 2023, the Sponsor agreed to loan SPAC $165,000 to cover expenses in connection with extensions of business combination period. The note is unsecured, interest-free and payable on the earlier of: (i) March 22, 2024 or (ii) promptly after the date on which SPAC consummates a business combination. SPAC may request, from time to time, up to $715,000 in drawdowns under this note to be used for extension payments related to the SPAC’s Business Combination. Principal of this note may be drawn down from time to time prior to the maturity date upon written request from SPAC. On April 15, 2024, SPAC amended and restated the note with AlphaVest Holding LP to increase the principal amount to $715,000 and extend the maturity date to the earlier of: (i) September 12, 2024 or (ii) promptly after the date of the consummation of the business combination. On October 25, 2024, the note was further amended and restated to extend the maturity date to the earlier of: (i) December 12, 2024, or (ii) promptly after the date the business combination is consummated. As of June 30, 2024 and December 31, 2023, $220,000 and $165,000 were outstanding respectively.

On March 12, 2024, SPAC issued a promissory note to TenX Global Capital LP, pursuant to which SPAC could borrow up to an aggregate of $400,000. The entire unpaid principal balance of this note shall be payable on the earlier of: (i) September 12, 2024 or (ii) promptly after the date on which SPAC consummates an initial business combination. As of June 30, 2024 and December 31, 2023, $91,532 and $0 were outstanding, respectively.

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On May 2, 2024, SPAC issued a promissory note to AMC, pursuant to which SPAC could borrow an aggregate of $440,000 to cover expenses in connection with the extension of time to consummate the business combination. The promissory note is due and payable on the earlier of: (i) December 12, 2024, or (ii) promptly after the date on which the business combination is consummated. As of June 30, 2024, $110,000 was outstanding under this promissory note.

On May 2, 2024, SPAC also issued a second promissory note to AMC pursuant to which SPAC could borrow up to an aggregate of $126,000 to cover SPAC’s working capital requirements. The promissory note is due and payable on the earlier of: (i) December 12, 2024, or (ii) promptly after the date the business combination is consummated. As of June 30, 2024, there was $126,000 outstanding under this promissory note.

On October 11, 2024, SPAC issued a third promissory note to AMC pursuant to which SPAC could borrow up to an aggregate of $100,000 to cover SPAC’s working capital requirements. The promissory note is interest free and due and payable on the earlier of: (i) December 31, 2024, or (ii) promptly after the date on which the business combination is consummated. As of the date of this proxy statement/prospectus, there was approximately $14,184 outstanding under this promissory note.

Registration Rights

The holders of founder shares and private placement units will be entitled to registration rights pursuant to a registration rights agreement signed on December 22, 2022. The holders of these securities are entitled to make up to three demands, excluding short form demands, that SPAC register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to SPAC’s completion of the initial business combination. SPAC will bear the expenses incurred in connection with the filing of any such registration statements.

No compensation of any kind, including finder’s and consulting fees, will be paid by SPAC to the Sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. SPAC’s audit committee will review on a quarterly basis all payments that were made to SPAC’s sponsor, officers, directors or our or their affiliates.

In addition, in order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the sponsor or certain of SPAC’s officers and directors may, but are not obligated to, loan us funds as may be required on a non-interest basis. If SPAC completes an initial business combination, SPAC would repay such loaned amounts. In the event that the initial business combination does not close, SPAC may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment.

Policy for Approval of Related Party Transactions

The audit committee of the SPAC Board adopted a policy setting forth the policies and procedures for its review and approval or ratification of “related party transactions.” A “related party transaction” is any consummated or proposed transaction or series of transactions: (i) in which the company was or is to be a participant; (ii) the amount of which exceeds (or is reasonably expected to exceed) the lesser of $120,000 or 1% of the average of the company’s total assets at year-end for the prior two completed fiscal years in the aggregate over the duration of the transaction (without regard to profit or loss); and (iii) in which a “related party” had, has or will have a direct or indirect material interest. “Related parties” under this policy include: (i) our directors, nominees for director or executive officers; (ii) any record or beneficial owner of more than 5% of any class of our voting securities; (iii) any immediate family member of any of the foregoing if the foregoing person is a natural person; and (iv) any other person who maybe a “related person” pursuant to Item 404 of Regulation S-K under the Exchange Act. Pursuant to the policy, the audit committee will consider (i) the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, (ii) the extent of the related party’s interest in the transaction, (iii) whether the transaction contravenes our code of ethics or other policies, (iv) whether the audit committee believes the relationship underlying the transaction to be in the best interests of the company and its stockholders and (v) the effect that the transaction may have on a director’s status as an independent member of the board and on his or her eligibility to serve on the board’s committees. Management will present to the audit committee each proposed related party transaction, including all relevant facts and circumstances relating thereto. Under the policy, we may consummate related party transactions only if our audit committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy does not permit any director or executive officer to participate in the discussion of, or decision concerning, a related person transaction in which he or she is the related party.

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AMC Related Party Transactions

The principal related parties with which AMC had transactions for the six months ended June 30, 2024 and 2023 presented are as follows:

Senslab HK Limited and Senslab Technology Co., Ltd

Sean Da, AMC’s Chairman who controls 100% of the AMC shares, owns 38% of Senslab Technology Co., Ltd (hereinafter referred to as “Senslab SH”), which owns 100% of Senslab HK Limited (hereinafter referred to as “Senslab HK”). Senslab HK acquires security cameras from Senslab SH and then exports the cameras to AMC.

AMC procured security cameras from Senslab HK for a total amount of $82,164 and $3,324,929 during the six months ended June 30, 2024 and 2023, respectively. As of June 30, 2024 and December 31, 2023, AMC had related party accounts payable balances of $3,936,544 and $5,312,369, respectively, owed to Senslab HK.

Starting in the second half of 2023, AMC procured security cameras directly from Senslab SH. During the six months ended June 30, 2024, AMC procured a total amount of $5,768,842. As of June 30, 2024 and December 31, 2023, AMC had a related party accounts payable balance of $8,037,252 and $3,486,453, respectively, owed to Senslab SH.

Ants Technology (HK) Limited

The Amazon online store for the North America region operates under Ants Technology (HK) Limited. Pursuant to the Authorization Agreement, Ants has authorized AMC to utilize its Amazon account free of charge for a duration of 5 years, starting from October 21, 2021. Mr. Da owns 95% of Ants.

Prepayment

Upon signing the Authorization Agreement, AMC agreed to sell Ants’ remaining camera inventories. During the first year of the Authorization Agreement, Ants covered the freight-in costs related to shipping products to Amazon warehouses, insurance expense, along with various other general and administrative expenses. As such, AMC was responsible for (1) paying Ants the revenue collected from selling Ants’ remaining inventories in the Amazon warehouses and (2) reimbursing the costs Ants paid on behalf of AMC. To cover these two types of payments, AMC prepaid Ants $359,192 in 2022. This prepayment will be amortized by the total amount of (1) collected revenue from selling Ants’ inventories as they are sold and (2) the cost reimbursements to Ants. For the six months ended June 30, 2024 and 2023, the total amount of collected revenue from selling Ants’ inventories to Ants was $655 and $16,702, respectively. As of June 30, 2024 and December 31, 2023, the remaining balance of the prepayment was $127,554 and $128,209, respectively.

Other receivable – related party

As of June 30, 2024 and December 31, 2023, AMC had “other receivable – related party” balances from Ants of $1,907,328 and $1,768,473, respectively, including the following four types of transactions:

1)	Ants received payments from Amazon customers on behalf of AMC, as the Amazon store in North America operates under the name of Ants. For the six months ended June 30, 2024 and 2023, AMC recorded ‘other receivable – related party’ balances from Ants for funds collected on its behalf, amounting to $(257,955) and $909,762, respectively. The negative amount of $(257,955) indicates that the balance of ‘other receivable – related party’ was reduced by this amount due to payment collections from Ants.

2)	Due to the short supply of security cameras during 2023, AMC purchased Ants’ remaining inventories. The cost of purchasing Ant’s inventories was recorded to reduce the balance of “other receivable-related party”. During the six months ended June 30, 2024, the previously purchased inventories at a total amount of $101,164 were returned due to a quality issue and thus increased the balance of “other receivable-related party”.

3)	AMC engaged certain of Ants’ employees to work as contractors for AMC’s bookkeeping. For the six months ended June 30, 2024 and 2023, AMC paid Ants a financial consulting fee of $30,000 and $30,000, respectively, which was recorded as a reduction to the balance of “other receivable-related party”.

4)	AMC’s AliExpress online store in Europe operated under the entity Yishijue through the Authorization Agreement, free of charge, for a duration of 5 years. On December 31, 2023, AMC entered into an agreement with Ants to transfer its right to utilize Yishijue’s online store on the AliExpress e-commerce platform to Ants. The remaining inventories of the AliExpress online store are also being transferred to Ants at their original costs of $325,646. Ants agreed to pay AMC this amount once these inventories are sold. Therefore, AMC recorded $325,646 as “other receivable-related party”.

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Provision for credit losses - related party

As of June 30, 2024, $1,495,561 of receivables from Ants had been outstanding for more than one year. Therefore, AMC recorded allowance for credit loss of $478,921 during the six months ended June 30, 2024 and $1,016,640 during the fourth quarter of 2023. Additionally, AMC recognized an expected credit loss of $118,756 during the six months ended June 30, 2024. This results in a carrying value of $293,011 for the “other receivable-related party” balance due from Ants as of June 30, 2024.

Note payable

On January 1, 2023, AMC entered into a revolving loan agreement with Ants to borrow up to $1,200,000 between January 1, 2023 and June 30, 2024. As of June 30, 2024 and December 31, 2023, AMC had an unpaid loan principal balance of $0 and $817,462, respectively, recorded in the account “note payable – related party” and accrued interest of $0 and $3,626, respectively. For the six months ended June 30, 2024 and 2023, AMC incurred $18,999 and $30,298, respectively, of loan interest.

Kami Vision Incorporated

Mr. Da owns 80% of Kami. AMC entered into a revenue-sharing contract with Kami for cloud services in October 2021. Kami’s services include storing recorded videos, image analysis, and providing alert and intelligence detection. The revenue sharing schedule is stipulated as below:

Annual subscription periods	Percentage basis
First year during which an end user starts the cloud service subscription from Kami	30%
Second year during which an end user continues the cloud service subscription from Kami	15% for recurring subscriptions
Third year during which an end user continues the service subscription from Kami	0%

Accounts receivable – related party

During the six months ended June 30, 2024 and 2023, revenue share from Kami amounted to $1,363,379 and $1,561,391, respectively. As of June 30, 2024 and December 31, 2023, AMC had “accounts receivable – related party” from Kami in the amounts of $196,290 and $437,197, respectively.

Other receivable - related party and Marketing incentive subsidy income

Kami and AMC entered into a market promotion subsidy agreement on January 1, 2024 and January 1, 2023, respectively. Pursuant to the agreement, Kami agreed to provide an annual subsidy of up to $2 million for each year to support AMC’s marketing campaign aimed at acquiring new customers from the e-commerce platforms of Amazon and AliExpress through platform-specific advertising. The actual subsidy amounts will be determined by both parties based on circumstances and will be reflected in the monthly invoices sent by AMC to Kami. As these marketing incentive payments are discretionary and not part of AMC’s primary business, AMC recognizes the subsidy from Kami as other income. The receivable amount is recorded as “other receivable – related party”. For the six months ended June 30, 2024 and 2023, AMC received subsidy payments of $629,237 and $277,656, respectively, recognized as other income. As of June 30, 2024 and December 31, 2023, AMC had other receivable – related party of $135,467 and $842,804, respectively, for the subsidy from Kami.

Loan forgiveness

On April 8, 2022, AMC entered into a six-month loan agreement to borrow $500,000 from Kami with a due date on October 11, 2022. The annualized interest rate was 3.5%. For the six months ended June 30, 2024 and 2023, AMC accrued interest expense of $0 and $5,993, respectively, on this loan. The principal and accrued interest of this loan, aggregating $518,076, was forgiven by Kami on April 11, 2023 and recognized as other income. As a beneficiary of increased marketing expenses by AMC to promote sales, Kami has chosen to share the burden of this deficit by forgiving the $500,000 loan and accrued interest of $18,076.

Consulting fee

AMC engaged employees from Kami to work as contractors. As a result, AMC paid Kami service fees of $182,616 and $139,046 during the six months ended June 30, 2024 and 2023, respectively.

Sean Da

Subscription receivable - shareholder

On January 31, 2023, Mr. Da purchased 8,000,000 restricted common shares at a price of $80,000, which was paid in May 2024. As a result, AMC had a subscription receivable of $0 and $80,000 as of June 30, 2024 and December 31, 2023, respectively.

Note receivable - shareolder

On August 1, 2022, January 1, 2023 and January 1, 2024, Mr. Da entered into one-year, interest-free loan agreements with AMC to borrow up to $150,000, $350,000 and $500,000, with due dates of July 30, 2023, December 31, 2023 and December 31, 2024, respectively. Mr. Da borrowed $210,303 and $219,375 from AMC during the six months ended June 30, 2024 and 2023, respectively. The amounts owed under the loan agreements were not repaid on the agreed-upon due dates. As of June 30, 2024 and December 31, 2023, the outstanding loan amount was $660,793 and $450,489, respectively. AMC recorded these loans as “Note receivable-related party.” In September and October 2024, Mr. Da repaid AMC $500,000 and $650,000, respectively, resulting in the “Note receivable-related party” account balance being fully paid off.

Due from shareholder

Mr. Da purchased security cameras from a third-party vendor on behalf of AMC at a total amount of $406,051 and $701,172 for the six months ended June 30, 2024 and 2023, respectively. As of June 30, 2024 and December 31, 2023, the “due from shareholder” account included $245,309 and $548,759, respectively, in advance payments to Mr. Da that were not used for purchases. All the balances in “due from shareholder” have been subsequently collected from the shareholder as of October 18, 2024.

Business travel expense

During the six months ended June 30, 2024 and 2023, Mr. Da incurred business travel expenses of $0 and $1,611, respectively, which were reimbursed by AMC.

Yunyizhilian Information Technology Co., Ltd

Yunyizhilian Information Technology Co., Ltd (hereinafter referred to as “Yunyizhilian”) is a 100% subsidiary of Ants, of which Mr. Da owns 95%. As of June 30, 2024 and December 31, 2023, Yishijue had outstanding other payable balances of $5,462 and $4,334 owed to Yunyizhilian, respectively. This balance was considered an interest-free borrowing for operational purposes.

Xiaoyun and Yishijue

Xiaoyun and Yishijue operate as VIEs where AMC, through contractual arrangements, holds effective control over their key activities, assumes the associated risks and benefits from the economic rewards, making AMC the primary beneficiary. Mr. Da controls the primary economic activities of these two entities, such as the authorization or transfer of the Amazon stores to AMC.

In August 2024, AMC and the two VIEs entered into separate business transfer agreements. Under these agreements, Xiaoyun and Yishijue will transfer all of their ownership in the Amazon online stores to AMC, including, but not limited to, the ownership of the store, business operation rights, customer resources, operational data, technical data, brand usage rights, intellectual property rights (such as trademarks, patents, copyrights, if applicable), and other assets and rights related to the operation of the Amazon online stores in exchange for an aggregate payment of RMB30,000 for each entity. Once the stores are successfully transferred, Xiaoyun and Yishijue will no longer be VIEs and instead will be owned directly by AMC. The transfers are expected to be consummated in November 2024.

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COMPARISON OF RIGHTS OF SURVIVING PUBCO SHAREHOLDERS AND
SPAC SHAREHOLDERS

Comparison of Shareholder Rights under Applicable Corporate Law Before and After the Domestication

SPAC is an exempted company incorporated under the Cayman Companies Act. The Cayman Companies Act and the SPAC Memorandum and Articles of Association govern the rights of the SPAC Shareholders. The Cayman Companies Act differs in some material respects from laws generally applicable to United States corporations and their stockholders. In addition, the SPAC Memorandum and Articles of Association will differ in certain material respects from the proposed organizational documents of Surviving PubCo. As a result, when you become a stockholder of Surviving PubCo, your rights will differ in some regards as compared to when you were a shareholder of SPAC before the Domestication.

Below is a summary chart outlining important similarities and differences in the corporate governance and shareholder rights associated with each of SPAC and Surviving PubCo according to applicable law and/or the SPAC Memorandum and Articles of Association and the proposed Surviving PubCo Organizational Documents. You also should review the SPAC Memorandum and Articles of Association and the proposed or Surviving PubCo Organizational Documents attached hereto as Annexes B and C to this proxy statement/prospectus, as well as the DGCL and corporate laws of the Cayman Islands, including the Cayman Companies Act, to understand how these laws apply to SPAC and Surviving PubCo.

	Cayman Islands	Delaware
Applicable Legislation	The Companies Act (As Revised) of the Cayman Islands	General Corporation Law of the State of Delaware

General Vote Required for Combinations with Interested Stockholders/Shareholders	No similar provision	Generally, a corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder, unless the corporation opts out of the statutory provision.

Stockholder/Shareholder Approval of Business Combinations

Mergers require a special resolution, and any other authorization as may be specified in the relevant articles of association. Parties holding certain security interests in a Cayman Islands constituent company must also consent.

All mergers require shareholder approval, other than parent/subsidiary mergers where one constituent company owns 90% or more of the equity of the other constituent company.

Where a bidder has acquired 90% or more of the shares in a Cayman Islands company, it can compel the acquisition of the shares of the remaining shareholders and thereby become the sole shareholder.

A Cayman Islands company may also be acquired through a “scheme of arrangement” sanctioned by a Cayman Islands court and approved by 75% in value of shareholders in attendance and voting at a shareholders’ meeting.

Mergers generally require a majority of all outstanding shares entitled to vote thereon.

Mergers in which less than 20% of the acquirer’s stock is issued generally do not require acquirer stockholder approval.

Mergers in which one corporation owns 90% or more of a second corporation may be completed without the vote of the second corporation’s board of directors or stockholders.

Stockholder/Shareholder Votes for Routine Matters	Under the Cayman Companies Act, routine corporate matters may be approved by an ordinary resolution (being a resolution passed by a simple majority of the shareholders who, being entitled to do so, attend and vote at the Extraordinary General Meeting).	Generally, approval of routine corporate matters that are put to a stockholder vote require the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Under the Surviving PubCo Bylaws, generally, approval of routine corporate matters that are put to a stockholder vote require the affirmative vote of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote thereon.

Stockholder/Shareholder Consent to Action Without Meeting	Shareholder action by unanimous special written resolutions may be permitted by the articles of association. The articles of association may provide that shareholders may not act by written resolutions.	Unless otherwise provided in the certificate of incorporation, stockholders may act by written consent.

Appraisal Rights	Minority shareholders that dissent from a merger are entitled to be paid the fair value of their shares, which if necessary may ultimately be determined by the court.	A stockholder of a publicly traded corporation has appraisal rights in connection with a merger unless the merger consideration is all stock in another publicly traded corporation or another exception applies.

Requirements for Quorum	Quorum is set in the company’s memorandum and articles of association.	Quorum is a majority of shares entitled to vote at the meeting unless otherwise set in the constitutional documents, but cannot be less than one-third of shares entitled to vote at the meeting.

Inspection of Books and Records	Shareholders generally do not have any rights to inspect or obtain copies of the register of shareholders or other corporate records of a company.	Any stockholder may inspect the corporation’s books and records for a proper purpose during the usual hours for business.

Stockholder/Shareholder Lawsuits	In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. A shareholder may be entitled to bring a derivative action on behalf of the company, but only in certain limited circumstances.	A stockholder may bring a derivative suit subject to procedural requirements (including adopting Delaware as the exclusive forum).

Classified or Staggered Boards	Classified boards are permitted	Classified boards are permitted

Fiduciary Duties of Directors

A director owes fiduciary duties to a company, including to exercise loyalty, honesty and good faith to the company as a whole.

In addition to fiduciary duties, directors owe a duty of care, diligence and skill. Such duties are owed to the company but may be owed direct to creditors or shareholders in certain limited circumstances.

Directors must exercise a duty of care and duty of loyalty and good faith to a corporation and its stockholders.

Number of Directors	Subject to the memorandum and articles of association, the board may increase the size of the board and fill any vacancies.	The number of directors is fixed by the by-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate of incorporation. The by-laws may provide that the board may increase the size of the board and fill any vacancies.

Indemnification of Directors and Officers	A Cayman Islands company generally may indemnify its directors or officers except with regard to actual fraud, willful neglect or willful default or to protect from the consequences of committing a crime.	A corporation is generally permitted to indemnify its directors and officers acting in good faith.

Limited Liability of Directors	Liability of directors may be limited, except with regard to their actual fraud or willful default.	Permits limiting or eliminating the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of duty of loyalty, intentional misconduct, unlawful repurchases or dividends, or improper personal benefit.

Removal of Directors

In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. A shareholder may be entitled to bring a derivative action on behalf of the company only in certain limited circumstances.

A company’s memorandum and articles of association may provide that a director may be removed for any or no reason and that, in addition to shareholders, boards may be granted the power to remove a director.

Any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as follows: (1) unless the certificate of incorporation otherwise provides, in the case of a corporation with a classified board, stockholders may effect such removal only for cause; or (2) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board.

181

appraisal or dissenters’ rights

SPAC Public Shareholders do not have appraisal or dissenters’ rights in connection with the Business Combination under the Cayman Islands Companies Act or under the DGCL.

ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits: (a) political and economic stability; (b) an effective judicial system; (c) a favorable tax system; (d) the absence of exchange control or currency restrictions; and (e) the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

● the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

● Cayman Islands companies may not have standing to sue before the federal courts of the United States. Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We conduct a substantial amount of our operations [ in [●], and a substantial amount of our assets are located in [●]]. [A majority our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States.] As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for shareholder to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors. We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States. ]

We have been advised by our Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would:

● recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

● entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

182

FUTURE STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholder Proposals

The proposed Surviving PubCo Bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders. The proposed Surviving PubCo Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in the notice of such meeting (or any supplement or amendment thereto) given by or at the direction of the Surviving PubCo Board, (ii) brought before the meeting by the person presiding over the meeting, or (iii) otherwise properly brought before such meeting by a stockholder who is a stockholder of record on the date of giving of the notice and on the record date for determination of stockholders entitled to vote at such meeting who has complied with the notice and other procedures specified in the proposed Surviving PubCo Bylaws. To be timely for Surviving PubCo’s annual meeting of stockholders, Surviving PubCo’s secretary must receive the written notice at Surviving PubCo’s principal executive offices:

●	not earlier than the 120th day; and
●	not later than the 90th day
●	before the one-year anniversary of the preceding year’s annual meeting.

For the first annual meeting following the Domestication, the proposed Surviving PubCo Bylaws provide that a stockholder’s notice will be timely if it is received by Surviving PubCo not later than the later of the 90th day prior to the date of such annual meeting, or the 10th day following the day on which the public announcement of the date of the annual meeting is first made.

Accordingly, for Surviving PubCo’s 2025 Annual Meeting, assuming the meeting is publicly announced on [●], notice of a nomination or proposal must be delivered to Surviving PubCo no later than [●]. Stockholder proposals also must satisfy other requirements set forth in the Surviving PubCo Bylaws. The Chairperson of the Surviving PubCo Board or any other person properly presiding over the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

Under Rule 14a-8 of the Exchange Act, the Proposals to be included in the proxy statement and proxy card for the 2024 Annual Meeting pursuant to Rule 14a-8 must be received at our principal office on or before , which Surviving PubCo has determined to be a reasonable time before it expects to prepare and finalize materials for the 2024 Annual Meeting, and must comply with Rule 14a-8.

Stockholder Director Nominees

The proposed Surviving PubCo Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by the proposed Surviving PubCo Bylaws and must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, including Rule 14a-19. In addition, the stockholder must give timely notice to Surviving PubCo’s secretary in accordance with Surviving PubCo’s proposed Surviving PubCo Bylaws, which, in general, require that the notice be received by Surviving PubCo’s secretary within the time periods described above under “- Stockholder Proposals.”

183

SHAREHOLDER COMMUNICATIONS

SPAC Shareholders and interested parties may communicate with the SPAC Board, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of 205 W. 37th Street, New York, New York 10018. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

Following the Closing, the stockholders of Surviving PubCo may communicate with the Surviving PubCo Board, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of 4794 231st Place S.E., Sammamish, WA 98075-7226. Each communication will be forwarded, depending on the subject matter, to the Surviving PubCo Board, the appropriate committee chairperson or all non-management directors.

LEGAL MATTERS

The legality of the Surviving PubCo Common Stock offered in the Business Combination by this proxy statement/prospectus and certain other U.S. legal matters will be passed upon for Surviving PubCo by Winston & Strawn LLP. Certain Cayman Islands legal matters will be advised upon for SPAC by Ogier.

EXPERTS

The financial statements of AMC Corporation as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, included in this proxy statement/prospectus, have been audited by UHY LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements of AlphaVest Acquisition Corp as of December 31, 2023 and 2022 and for the years then ended appearing in this proxy statement/prospectus have been audited by UHY LLP, an independent registered public accounting firm, as set forth in their report (which includes an explanatory paragraph relating to AlphaVest Acquisition Corp’s ability to continue as a going concern), thereon, appearing elsewhere in this proxy statement/prospectus, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, SPAC and service providers that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of SPAC’s proxy statement. Upon written or oral request, SPAC will deliver a separate copy of the proxy statement to any shareholder at a shared address to which a single copy of such document was delivered and who wishes to receive separate copies of such document. Shareholders receiving multiple copies of such document may likewise request that SPAC delivers single copies of such document in the future. Shareholders may notify SPAC of their requests by writing or calling SPAC at its principal executive offices at 205 W. 37th Street, New York, New York 10018. Following the Business Combination, such requests should be made by writing or calling 4794 231st Place S.E., Sammamish, WA 98075.

TRANSFER AGENT AND REGISTRAR

The transfer agent for the shares of Surviving PubCo Common Stock will be Continental Stock Transfer & Trust Company.

WHERE YOU CAN FIND MORE INFORMATION

SPAC has filed a registration statement on Form S-4 to register the issuance of securities described elsewhere in this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement.

SPAC files reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”) as required by the Exchange Act. You may access information on SPAC at the SEC website containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus or any Annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination, you should contact via phone or in writing:

AlphaVest Acquisition Corp
205 W. 37th Street
New York, NY 10018
(203) 998-5540

To obtain timely delivery of the documents, you must request them no later than five Business Days before the date of the extraordinary general meeting, or no later than [●], 2024.

All information contained in this proxy statement/prospectus relating to AMC has been supplied by AMC, and all such information relating to SPAC has been supplied by SPAC. Information provided by one another does not constitute any representation, estimate or projection of the other.

184

INDEX TO FINANCIAL STATEMENTS

ALPHAVEST ACQUISITION CORP

AMC CORPORATION

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholder of AlphaVest Acquisition Corp

Opinion on the Financial Statements

We have audited the accompanying balance sheets of AlphaVest Acquisition Corp (the Company) as of December 31, 2023, and 2022, and the related statements of operations, changes in shareholder’s (deficit) equity, and cash flows for the year ended December 31, 2023 and for the period January 14, 2022 (inception) through December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and 2022, and the results of its operations and its cash flows for the year ended December 31, 2023 and for the period January 14, 2022 (inception) through December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenue, its business plan is dependent on the completion of a business combination and the Company must liquidate if the business combination is not consummated within a specific period. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2022.

New York, New York

April 16, 2024

F-2

ALPHAVEST ACQUISITION CORP

BALANCE SHEETS

	December 31, 2023	December 31, 2022

ASSETS
Current assets:
Cash	$28,560	$659,035
Prepaid expenses	34,573	82,771
Total current assets	63,133	741,806
Prepaid expenses – Non-current	-	32,380
Marketable securities held in trust account	50,880,604	70,418,228
Total Assets	$50,943,737	$71,192,414

LIABILITIES, REDEEMABLE ORDINARY SHARES, ORDINARY SHARES, AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current Liabilities:
Accounts Payable and accrued offering costs and expenses	$213,118	$248,034
Due to related party	9,837	9,837
Promissory Note – related party	165,000	-
Total Current Liabilities	387,955	257,871

Total Liabilities	387,955	257,871

Commitments and contingencies:
Ordinary shares subject to possible redemption (4,725,829 shares at $10.77 and 6,900,000 shares at $10.20 per share as of December 31, 2023 and 2022, respectively)	50,880,604	70,380,000

Shareholders’ (Deficit) Equity:
Preference Shares, $0.0001 par value; 2,000,000 shares authorized; none issued and outstanding as of December 31, 2023 and 2022, respectively	-	-
Ordinary Shares, $0.0001 par value; 200,000,000 shares authorized; 2,280,500 shares issued and outstanding as of December 31, 2023 and 2022, respectively	228	228
Additional paid-in capital	-	596,893
Accumulated deficit	(325,050)	(42,578)
Total Shareholders’ (Deficit) Equity	(324,822)	554,543
Total Liabilities, Redeemable Ordinary Shares, and Shareholders’ (Deficit) Equity	$50,943,737	$71,192,414

The accompanying notes are an integral part of these financial statements.

F-3

ALPHAVEST ACQUISITION CORP

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2023	For the Period from January 14, 2022 (Inception) Through December 31, 2022
Formation and operating costs	$676,318	$80,806
Loss from operations	(676,318)	(80,806)

Other Income:
Interest income on investments held in trust account	3,580,311	38,228
Bank interest income	181	-
Total other income	3,580,492	38,228

Net income (loss)	$2,904,174	$(42,578)

Weighted average ordinary shares outstanding, ordinary shares subject to possible redemption	6,870,217	191,159
Basic and diluted net income per share, ordinary shares subject to redemption	$0.45	$0.16
Weighted average ordinary shares outstanding, ordinary shares, non-redeemable	2,280,500	1,862,261
Basic and diluted net loss per share, ordinary shares, non-redeemable	$(0.09)	$(0.04)

The accompanying notes are an integral part of these financial statements.

F-4

ALPHAVEST ACQUISITION CORP

STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT) EQUITY

FOR THE PERIOD FROM JANUARY 14, 2022 (INCEPTION) THROUGH DECEMBER 31, 2023

	Ordinary shares	Amount	Additional paid-in capital	Accumulated deficit	Total shareholders’ equity
Balance as of January 14, 2022 (inception)	-	$-	$-	$-	$-
Ordinary shares issued to Sponsor	1,725,000	173	24,827	-	25,000

Ordinary shares issued to Underwriter	125,000	12	1,738	-	1,750
Sale of 390,000 private units	390,000	39	3,899,961	-	3,900,000
Sale of 40,500 private units	40,500	4	404,996	-	405,000
Offering costs	-	-	(3,734,629)		(3,734,629)
Net loss	-	-	-	(42,578)	(42,578)
Balance as of December 31, 2022	2,280,500	228	$596,893	$(42,578)	$554,543
Accretion for ordinary shares subject to redemption amount (interest income)	-	-	(596,893)	(3,021,646)	(3,618,539)
Accretion for ordinary shares subject to redemption amount (extension deposit)	-	-	-	(165,000)	(165,000)
Net income	-	-	-	2,904,174	2,904,174

Balance as of December 31, 2023	2,280,500	$228	$-	$(325,050)	$(324,822)

The accompanying notes are an integral part of these financial statements.

F-5

ALPHAVEST ACQUISITION CORP

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2023	For the Period from January 14, 2022 (inception) through December 31, 2022
Cash flows from operating activities:
Net income (loss)	$2,904,174	(42,578)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Trust investment income	(3,580,311)	(38,228)
Changes in operating assets and liabilities:
Prepaid expense	80,578	(115,152)
Accounts payable and accrued offering costs and expenses	(34,916)	161,121
Due to related party	-	34,837
Net cash used in operating activities	(630,475)	-

Cash flows from investing activities:
Cash withdrawn from trust account in connection with redemption	23,282,936	-
Cash deposited to trust account	(165,000)	(70,380,000)
Net cash provided by (used in) investing activities	23,117,936	(70,380,000)

Cash flows from financing activities:
Proceeds from sale of ordinary shares to initial shareholders	-	1,750
Proceeds from initial public offering	-	58,500,000
Proceeds from private placement	-	3,900,000
Proceeds from over-allotment and private placement, net of underwriters’ discount	-	9,180,000
Payments of offering costs and other fees	-	(542,715)
Redemption of ordinary shares	(23,282,936)	-
Proceeds from promissory note - related party	165,000	-
Net cash (used in) provided by financing activities	(23,117,936)	71,039,035

Net change in cash	(630,475)	659,035
Cash at beginning of period	659,035	-
Cash at end of period	$28,560	659,035

Supplemental disclosure of noncash investing and financing activities
Accretion for ordinary shares subject to redemption amount	$3,580,311	$38,228
Deferred offering costs paid by Sponsor in exchange for issuance of ordinary shares	$-	$25,000

The accompanying notes are an integral part of these financial statements.

F-6

ALPHAVEST ACQUISITION CORP

NOTES TO THE FINANCIAL STATEMENT

NOTE 1 —ORGANIZATION AND BUSINESS OPERATIONS

AlphaVest Acquisition Corp (the “Company”) was incorporated in the Cayman Islands on January 14, 2022. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2023, the Company had not commenced any operations. All activity through December 31, 2023 relates to the Company’s formation and the initial public offering (“IPO”), which is described below, and subsequent to the IPO, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion an initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s IPO (the “Registration Statement”) was declared effective on December 19, 2022. On December 22, 2022, the Company consummated the IPO of 6,000,000 units, (“Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”), generating gross proceeds of $60,000,000, which is described in Note 3, and the sale of 390,000 Units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in private placements to AlphaVest Holding LP (the “Sponsor”) that was closed simultaneously with the IPO.

Following the closing of the IPO on December 22, 2022, an amount of $61,200,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the IPO and the Private Placement (as defined in Note 4) was placed in the trust account. The funds held in the trust account may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the trust account, as described below.

On December 29, 2022, EarlyBirdCapital, Inc. (“EBC”) fully exercised their over-allotment option, resulting in an additional 900,000 Units issued for an aggregate amount of $9,000,000. In connection with EBC’s full exercise of their over-allotment option, the Company also consummated the sale of an additional 40,500 Private Units at $10.00 per Private Unit, generating total proceeds of $405,000.

As of December 31, 2023, transaction costs related to the issuances described above amounted to $3,734,629 consisting of $1,725,000 of underwriting fees, $629,929 of other offering costs, and $1,425,000 to trust account. These costs were charged to additional paid-in capital or accumulated deficit to the extent additional paid-in capital is fully depleted upon completion of the IPO.

The Company will have until the last Extended Date, December 22, 2024 to consummate a Business Combination (the “Combination Period”). However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Extension

On December 21, 2023, the Company held a special meeting of shareholders, at which the Company’s shareholders approved (i) an amendment to the Company’s amended and restated certificate of incorporation (the “Extension Amendment”) and (ii) an amendment (the “Trust Agreement Amendment”) to the Investment Management Trust Agreement, dated December 19, 2022, with Continental Stock Transfer & Trust Company. Pursuant to the Trust Agreement Amendment, the Company has extended the date by which it has to complete a business combination from December 22, 2023 (the “Termination Date”) up to 10 times, with the first extension comprised of three months, and the subsequent 9 extensions comprised of one month each from the Termination Date, or extended date, as applicable, to December 22, 2024. In connection with the shareholders’ vote at the special meeting, an aggregate of 2,174,171 shares with redemption value of approximately $23,282,936 (approximately $10.71 per share) of the Company’s ordinary shares were tendered for redemption.

On December 21, 2023, the Company issued a promissory note to Alphavest Holding LP, one of the Sponsors, pursuant to which the Company could borrow an aggregate of $165,000 (the “Extension Note”) to cover expenses in connection with the extension of Business Combination Period. Principal of this Extension Note may be drawn down from time to time prior to the Maturity Date upon written request from the Company. As of December 31, 2023, $165,000 was outstanding respectively.

F-7

On December 26, 2023, AlphaVest Holding LP, one of our Sponsor, deposited $165,000 into the trust account to extend the Business Combination Period from December 22, 2023 to March 22, 2024.

On March 21, 2024, the Sponsor deposited $55,000 into the trust account to extend the Business Combination Period from March 22, 2024 to April 22, 2024. Accordingly, the Company now has until April 22, 2024 to complete its Business Combination.

On April 15, 2024, the Company amended and restated the Extension Note with AlphaVest Holding LP to increase the principal amount to $715,000 and extend the maturity date to the earlier of : (i) September 12, 2024 or (ii) promptly after the date of the consummation of the business combination.

Proposed Business Combination

On August 11, 2023, the Company (at and after the Merger Effective Date, “PubCo”) entered into a business combination agreement (the “Business Combination Agreement”) with AV Merger Sub, a Cayman Islands exempted company and a direct wholly owned subsidiary of the Company (“Merger Sub”), and Wanshun Technology Industrial Group Limited, a Cayman Islands exempted company (“Wanshun”).

Pursuant to the terms of the Business Combination Agreement, a business combination between the Company and Wanshun will be effected through the merger of Merger Sub with and into Wanshun, with Wanshun surviving the merger as a wholly owned subsidiary of the Company (the “Merger,” and together with the transactions contemplated by the Business Combination Agreement and the other agreements contemplated thereby, the “Transactions”).

On the Merger Effective Date (as defined in the Business Combination Agreement), by virtue of the Merger and without any action on the part of Wanshun or any shareholders of Wanshun (“Wanshun Shareholders”), (i) every issued and outstanding common stock of Wanshun (each, a “Company Common Stock”), other than Dissenting Company Shares (as defined in the Business Combination Agreement) and treasury shares owned by Wanshun, shall be exchanged into such number of common stocks of PubCo (“PubCo Ordinary Shares”) equal to $300,000,000 (less any amounts properly owned to holders of dissenting Company Ordinary Shares) divided by $10.00 and divided by the number of Company Ordinary Shares issued and outstanding as of immediately prior to the Merger Effective Date; (ii) if there are any issued shares of Wanshun owned by Wanshun as treasury shares, such shares shall be canceled and extinguished without any conversion thereof or payment therefor; (iii) all common stocks of Merger Sub issued and outstanding immediately prior to the Merger Effective Date shall be converted into an equal number of Company Ordinary Shares, as the surviving company after the Merger.

At the Closing (as defined in the Business Combination Agreement), 400,000,000 additional PubCo Ordinary Shares (the “Escrowed Earnout Shares”) will be issued to the Wanshun Shareholders and placed in an escrow account with Continental Stock Transfer & Trust Company (“Continental”), for the benefit of such Wanshun Shareholders, pursuant to an escrow agreement among PubCo, Continental and Mr. Zhou Zhengqing, as the representative of the Wanshun Shareholders. Each Wanshun Shareholder (other than dissenting Wanshun shareholders) shall be shown as the registered owner of its pro rata portion (the “Pro Rata Portion”) of the Escrowed Earnout Shares on the books and records of PubCo and shall be entitled to exercise voting rights and all share rights with respect to such Escrowed Earnout Shares. The Wanshun Shareholders shall each be entitled to receive their Pro Rata Portion of the Escrowed Earnout Shares as follows: (a) in the event Wanshun’s revenue (reported on the top line of Wanshun’s profit and loss statement) (i) for the period from January 1, 2023 to September 30, 2023 reflected in Wanshun’s audited consolidated financial statements for the fiscal year ending September 30, 2023 and (ii) for the period from October 1, 2023 to December 31, 2023 reflected in Wanshun’s reviewed consolidated financial statements is, in the aggregate, equal to or greater than RMB 4,500,000,000 (the “Revenue Target”), the Escrowed Earnout Shares will be released from the Earnout Escrow Account to the Wanshun Shareholders on the later of January 31, 2024 and the Closing Date (as defined in the Business Combination Agreement) (the “Earnout Release Date”), and (b) if during the period from the date of the Business Combination Agreement until the earlier termination of the Business Combination Agreement or the Closing Date (the “Interim Period”), Wanshun obtains transaction financing in the aggregate amount of at least $215,000,000, in the form of firm written commitments from investors recognized and accepted by the Company or in the form of no less than $107,500,000 good faith deposit made by investors for a private placement of equity, debt or other alternative financing to the Company, each Wanshun Shareholder (other than holders of Dissenting Company Shares) shall be entitled to receive its Pro Rata Portion of the Earnout Shares on the Closing Date, regardless of whether the Revenue Target is achieved.

On March 18, 2024, the Company delivered to Wanshun a Notice of Termination of Business Combination (the “Termination”), in which the Business Combination Agreement was terminated pursuant to Section 8.1(e) of the Business Combination Agreement. The termination of the Business Combination Agreement is effective as of March 18, 2024.

As a result of the termination of the Business Combination Agreement, the Business Combination Agreement is void and there is no liability under the Business Combination Agreement on the part of any party thereto, except as set forth in the Termination, and each of the transaction agreements entered into in connection with the Business Combination Agreement, including, but not limited to, the Sponsor Support Agreement, dated as of August 11, 2023, by and among the Company, Wanshun, AlphaVest Holding LP (“Sponsor”), and the insiders thereto, and the Shareholder Support Agreement, dated as of August 11, 2023, by and among the Company, Wanshun, and certain shareholders of Wanshun. Pursuant to Section 8.2(b) of the Business Combination Agreement, Wanshun shall remit a termination fee to Sponsor as soon as reasonably practicable.

For additional information regarding the Transactions, the Business Combination Agreement, Notice of Termination of Business Combination and Wanshun, see the Current Reports on Form 8-K filed by the Company with the SEC on August 14, 2023, August 17, 2023 and March 25, 2024.

Going Concern Consideration and Management Liquidity Plans

As of December 31, 2023, the Company had cash of $28,560 and working capital deficit of $(324,822). Subsequent to the consummation of the IPO, the Company expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a Business Combination. The Company expects that it will need additional capital to satisfy its needs for paying these costs. Although certain of the Company’s initial shareholders or their affiliates may loan the Company funds, there’s no guarantee that the Company will receive such funds.

F-8

In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management believes that the Company will not have sufficient working capital to meet its needs through the earlier of the consummation of the initial Business Combination or one year from the issuance date of this financial statements. There is no assurance that the Company’s plan to consummate a business combination will be successful. If a Business Combination is not consummated by the relevant period, there will be a mandatory liquidation and subsequent dissolution. As a result, there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued or are available to be issued. The financial statement does not include any adjustments that might result from the outcome of the uncertainty.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statement in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

F-9

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had a cash balance of $28,560 and $659,035 as of December 31, 2023 and 2022, respectively.

Investments Held in Trust Account

The Company’s portfolio of investments held in the trust account is comprised of investments only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The Company’s investments held in the trust account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in trust account are included in interest earned on marketable securities held in trust account in the accompanying statements of operations. The estimated fair value of investments held in the trust account is determined using available market information. As of December 31, 2023 and 2022, the trust account had balance of $50,880,604 and $70,418,228, respectively. The interest earned from the trust account totaled $3,580,311 for the year ended December 31, 2023 and $38,228 for the period from January 14, 2022 (inception) through December 31, 2022, which were fully reinvested into the trust account as earned and unrealized gain on investments and therefore presented as an adjustment to the operating activities in the Statement of Cash Flows.

Offering Costs

Offering costs of $3,734,630 consist of legal, accounting, and other costs (including underwriting discounts and commissions) incurred through the balance sheet date that are directly related to the IPO and that were charged to shareholders’ equity upon the completion of the IPO.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2023 and December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statement.

Net Income (Loss) per Ordinary Shares

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The statements of operations include a presentation of income (loss) per redeemable share and income (loss) per non-redeemable share following the two-class method of income per share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable shares and non-redeemable shares and the undistributed income (loss) is calculated using the total net loss less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable shares. Any remeasurement of the accretion to redemption value of the common shares subject to possible redemption was considered to be dividends paid to the public shareholders. As of December 31, 2023, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the period presented.

F-10

The net income (loss) per share presented in the statements of operations is based on the following:

BASIC AND DILUTED

	For the Year Ended December 31, 2023		For the Period from January 14, 2022 (Inception) Through December 31, 2022
	Redeemable	Non-Redeemable	Redeemable	Non-Redeemable
Particulars	Shares	Shares	Shares	Shares
Basic and diluted net income/(loss) per share:
Weighted-average shares outstanding	6,870,217	2,280,500	191,159	1,862,261
Ownership percentage	75%	25%	9%	91%
Numerators:
Allocation of net loss including accretion of temporary equity	(631,513)	(209,624)	(7,523)	(73,284)
Interest earned on investment held in trust account	3,580,311	-	38,228	-
Accretion of temporary equity to redemption value (extension deposit)	165,000	-	-	-
Allocation of net income/(loss)	3,113,798	(209,624)	(30,705)	(73,284)
Denominators:
Weighted-average shares outstanding	6,870,217	2,280,500	191,159	1,862,261
Basic and diluted net income/(loss) per share	0.45	(0.09)	0.16	(0.04)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

F-11

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity”. Ordinary shares subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature Redemption Rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares is classified as stockholders’ equity. The Company’s ordinary shares feature certain Redemption Rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2023 and December 31, 2022, the ordinary shares subject to possible redemption in the amount of $50,880,604 and $70,380,000, respectively, are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

At December 31, 2023, the ordinary shares reflected in the balance sheets are reconciled in the following table:

Gross Proceeds	$69,000,000
Less:
Cash to the operating account	(657,285)
Underwriting expenses	(1,725,000)
Other offering expenses	(263,675)
Amount held back for Sponsor portion of risk capital in event of full exercise of the over-allotment	(279,040)
Plus:
Private Placement	4,305,000

Ordinary Shares subject to possible redemption, December 31, 2022	$70,380,000
Less:
Withdrawn in connection with redemption	(23,282,936)
Plus:
Accretion for ordinary shares subject to redemption (income earned on investment held in trust account)	3,618,540
Accretion for ordinary shares subject to redemption (extension deposit)	165,000

Ordinary shares subject to possible redemption, December 31, 2023	$50,880,604

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the IPO, the Company sold 6,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of ordinary shares and one right to receive one-tenth (1/10) of one Ordinary shares upon the consummation of the Company’s initial business combination one right (“Public Right”). Ten Public Rights will entitle the holder to one share of ordinary shares (see Note 7). We will not issue fractional shares and only whole shares will trade, so unless you purchase units in multiple of tens, you will not be able to receive or trade the fractional shares underlying the rights. On December 29, 2022, EBC fully exercised their over-allotment option, resulting in an additional 900,000 Units issued for an aggregate amount of $9,000,000. See Note 1 for further details.

F-12

NOTE 4 — PRIVATE PLACEMENTS

Simultaneously with the closing of the IPO, the Company consummated the private sale of 390,000 Private Placement Units. Each Unit consists of one share of ordinary shares and one right to receive one-tenth (1/10) of one share of Ordinary shares upon the consummation of the Company’s initial business combination (“Private Right”). The proceeds from the sale of the Private Placement Units were added to the net proceeds from the IPO held in the trust account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the trust account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law). The Private Placement Units (including the underlying securities) will not be transferable, assignable, or salable until the completion of a Business Combination, subject to certain exceptions.

In connection with EBC’s full exercise of their over-allotment option, the Company also consummated the sale of an additional 40,500 Private Units at $10.00 per Private Unit, generating total proceeds of $405,000.

NOTE 5 — RELATED PARTIES

On February 7, 2022, the sponsor received 1,725,000 of the Company’s ordinary shares in exchange for $25,000 paid for deferred offering costs borne by the founder. Up to 225,000 of such founder shares are subject to forfeiture to the extent that EBC’s over-allotment is not exercised in full. As a result of EBC’s election to fully exercise their over-allotment option on December 29, 2022, no founder shares are currently subject to forfeiture.

On April 18, 2023, AlphaVest Holding LP, one of our sponsors, transferred an aggregate of 1,035,000 founder shares to Peace Capital Limited, our other sponsor.

The Sponsors have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) six months after the completion of the initial Business Combination and (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property.

On December 21, 2023, Alphavest Holding LP, one of the Sponsors, agreed to loan the Company $165,000 (the “Extension Note”) to cover expenses in connection with the extension of Business Combination Period from December 22, 2023 to March 22, 2024. The Extension Note is unsecured, interest-free and payable on the earlier of: (i) March 22, 2024 or (ii) promptly after the date on which the Company consummates a Business Combination (such earlier date, the “Maturity Date”). The Company may request, from time to time, up to $715,000 in drawdowns under this Extension Note to be used for extension payments related to the Company’s Business Combination. Principal of this Extension Note may be drawn down from time to time prior to the Maturity Date upon written request from the Company. On April 15, 2024, we amended and restated the Promissory Note to increase the principal amount to $715,000 and extend the maturity date to the earlier of: (i) September 12, 2024 or (ii) promptly after the date of the consummation of the business combination. As of December 31, 2023, $165,000 was outstanding respectively.

As of December 31, 2023 and 2022, the amounts due to related parties were $174,837 and $9,837, respectively, which is expected to be settled upon the consummation of the business combination.

Administrative Services Agreement

Commencing on the date the Units are first listed on the Nasdaq, the Company has agreed to pay TenX Global Capital LP a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the year ended December 31, 2023, the Company incurred $120,000 in fees for these services with outstanding amount of $13,871. For the period from January 14, 2022 (inception) through December 31, 2022, the Company incurred $3,871 in fees for these services.

Promissory Note — Related Party

On June 3, 2022, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate of $150,000 to cover expenses related to the IPO. The Promissory Note expired on the consummation of the IPO.

On December 21, 2023, Alphavest Holding LP, one of the Sponsor, agreed to loan the Company $165,000 (as amended and restated, the “Extension Note”) to cover expenses in connection with extensions of Business Combination Period. The Extension Note is unsecured, interest-free and payable on the earlier of: (i) March 22, 2024 or (ii) promptly after the date on which the Company consummates a Business Combination (such earlier date, the “Maturity Date”). The Company may request, from time to time, up to $715,000 in drawdowns under this Extension Note to be used for extension payments related to the Company’s Business Combination. Principal of this Extension Note may be drawn down from time to time prior to the Maturity Date upon written request from the Company. As of December 31, 2023, $165,000 were outstanding respectively.

On March 12, 2024, the Company issued a promissory note to TenX Global Capital LP (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate of $400,000. The entire unpaid principal balance of this Note shall be payable on the earlier of: (i) September 12, 2024 (six (6) months from the issuing of this Note) or (ii) promptly after the date on which Maker consummates an initial business combination (a “Business Combination”) (such earlier date, the “Maturity Date”) (as described in its initial public offering prospectus dated December 19, 2022 (the “Prospectus”)).

On April 15, 2024, the Company amended and restated the Extension Note with AlphaVest Holding LP to increase the principal amount to $715,000 extend the maturity date to the earlier of : (i) September 12, 2024 or (ii) promptly after the date of the consummation of the business combination.

F-13

Website Service

On February 22, 2023 the Company has agreed to pay TenX Global Capital LP a total of $784 for annual website service. For the year ended December 31, 2023, the Company incurred $784 in fees for these services. For the period from January 14, 2022 (inception) through December 31, 2022, the Company did not incur any fees for these services.

Note 6 — COMMITMENTS AND CONTINGENCY

Registration Rights

The holders of the Founder Shares, ordinary shares issued to EBC, Private Placement Units and Units that may be issued upon conversion of Working Capital Loans (and all underlying securities) will be entitled to registration rights pursuant to a registration rights agreement signed prior to or on the effective date of Proposed Public Offering requiring the Company to register such securities for resale. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company and EBC signed an engagement letter which was amended on September 15, 2022, pursuant to which, the Company will grant EBC 45-day option from the date of Proposed Public Offering to purchase up to 900,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions. On December 29, 2022, EBC fully exercised the over-allotment. EBC was paid a cash underwriting discount of $1,725,000 in the aggregate.

Business Combination Marketing Agreement

The Company has engaged EBC as an advisor in connection with its Business Combination to assist in holding meetings with the Company stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing its securities in connection with its initial Business Combination and assist with press releases and public filings in connection with the Business Combination. The Company will pay EBC a cash fee for such services upon the consummation of its initial business combination in an amount equal to 3.5% of the gross proceeds of the IPO, or $2,415,000 in aggregate. In addition, the Company will pay EBC a cash fee in an amount equal to 1.0% of the total consideration payable in the initial Business Combination if it introduces the Company to the target business with whom it completes an initial Business Combination.

Note 7 – SHAREHOLDERS’ EQUITY

Preference Shares — The Company is authorized to issue 2,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2023, there were no shares of preference shares issued or outstanding.

Ordinary Shares — The Company is authorized to issue 200,000,000 ordinary shares with a par value of $0.0001 per share Holders of ordinary shares are entitled to one vote for each share.

On February 7, 2022, the Sponsor received 1,725,000 shares of the Company’s ordinary shares in exchange for $25,000 paid for deferred offering costs borne by the Founder. Out of the 1,725,000 ordinary shares, an aggregate of up to 225,000 ordinary shares were subject to forfeiture to the extent that the over-allotment option is not exercised in full or in part so that the number of Founder Shares will equal 20% of the Company’s issued and outstanding ordinary shares after the Public Offering (excluding Private Shares)

F-14

On July 11, 2022, EBC received an aggregate of 125,000 ordinary shares (“EBC Founder Shares”) for an aggregate purchase price of $1,750, or approximately $0.014 per share. The Company estimated the fair value of the EBC founder shares to be $1,812 based upon the price of the founder shares issued to the Sponsor. The holders of the EBC founder shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive their conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

On December 22, 2022, the Sponsor and EBC received an aggregate of 390,000 private units (365,000 private units purchased by the Sponsor and 25,000 private units purchased by EBC) at a price of $10.00 per unit for a total purchase price of $3,900,000 in a private placement.

On December 29, 2022, as a result of the EBC’s election to fully exercise their over-allotment option, the Sponsor and EBC received additional 40,500 private units on a pro rata basis (37,904 private units purchased by the Sponsor and 2,596 private units purchased by EBC) at a price of $10.00 per unit.

As of December 31, 2023 and 2022, there were 2,280,500 ordinary shares issued and outstanding, excluding 4,725,829 shares and 6,900,000 of ordinary shares subject to possible redemption which are presented as temporary equity as of December 31, 2023 and 2022, respectively.

Rights — Except in cases where the Company is not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10) of one share of ordinary shares upon consummation of a Business Combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman law. In the event the Company is not the surviving company upon completion of the Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of one ordinary shares underlying each right upon consummation of the Business Combination. If the Company is unable to complete a Business Combination within the required time period and the Company redeems the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

Note 8 — FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

F-15

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2023 and December 31, 2022. and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

Date	Trading Securities	Level	Fair Value
December 31, 2023	Marketable securities held in the trust account	1	$50,880,604

December 31, 2022	Marketable securities held in the trust account	1	$70,418,228

NOTE 9 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued. Based upon this review, the Company determined that there were no significant unrecognized events except for the below:

On March 11, 2024, the Company was contacted by the staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”). The Staff notified the Company that it was not in compliance with the Nasdaq continuing listing standard following the termination of the phase-in period provided under Nasdaq Listing Rule 5615(b)(1) and 5605(c)(2)(A) regarding the composition of the Company’s Board of Directors (the “Board”) and the Audit Committee, respectively, because a majority of the Board was not comprised of independent directors and the Audit Committee was not comprised of at least three independent directors. The Company believes that following the appointments described herein, that the Company is now compliant with Nasdaq Listing Rule 5615(b)(1) and 5605(c)(2)(A), respectively.

On March 12, 2024, the Company issued a promissory note to TenX Global Capital LP (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate of $400,000. The entire unpaid principal balance of this Note shall be payable on the earlier of: (i) September 12, 2024 (six (6) months from the issuing of this Note) or (ii) promptly after the date on which Maker consummates an initial business combination (a “Business Combination”) (such earlier date, the “Maturity Date”) (as described in its initial public offering prospectus dated December 19, 2022 (the “Prospectus”)).

On March 15, 2024, Brian Hartzband was appointed to the Board as a Class I director with his initial term expiring at the Company’s first annual meeting of stockholders. The Board has determined that Mr. Hartzband is an independent director under the Nasdaq Stock Market Rules. Mr. Hartzband entered into the Company’s standard indemnification agreement for directors. Mr. Hartzband was also appointed as a member of the Audit Committee and as a member of the Compensation Committee.

On March 18, 2024, the Company delivered to Wanshun a notice of Termination of Business Combination, in which the Business Combination Agreement was terminated pursuant to Section 8.1(e) of the Business Combination Agreement. The termination of the Business Combination Agreement is effective as of March 18, 2024. For additional information regarding the Transactions, the Business Combination Agreement, Notice of Termination of Business Combination and Wanshun, see the Current Reports on Form 8-K filed by the Company with the SEC on August 14, 2023, August 17, 2023 and March 25, 2024.

On March 22, 2024, a related party of the Company deposited $55,000 into the Trust Account, extending the deadline to complete a business combination from March 22, 2024 to April 22, 2024.

On April 15, 2024, we amended and restated the Extension Note with AlphaVest Holding LP to increase the principal amount to $715,000 and extend the maturity date to the earlier of: (i) September 12, 2024 or (ii) promptly after the date on the consummation of the business combination.

F-16

ALPHAVEST ACQUISITION CORP

BALANCE SHEETS

	June 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current Assets:
Cash	$13,793	$28,560
Prepaid expenses	55,948	34,573
Total Current Assets	69,741	63,133
Marketable securities held in trust account	51,996,909	50,880,604
Cash held in trust escrow account	165,000	-
Total Assets	$52,231,650	$50,943,737

LIABILITIES, REDEEMABLE ORDINARY SHARES, AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and accrued offering costs and expenses	$386,512	$213,118
Due to related party	9,837	9,837
Promissory notes – third party	236,000	-
Promissory notes – related party	311,532	165,000
Total Current Liabilities	943,881	387,955

Total Liabilities	943,881	387,955

Commitments and contingencies

Ordinary shares subject to possible redemption (4,725,829 shares at $11.04 and $10.77 per share as of June 30, 2024 and December 31, 2023, respectively)	52,161,909	50,880,604

Shareholders’ Deficit:
Preferred shares, $0.0001 par value; 2,000,000 shares authorized; none issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	-	-
Ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 2,280,500 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	228	228
Additional paid-in capital	-	-
Accumulated deficit	(874,368)	(325,050)
Total Shareholders’ Deficit	(874,140)	(324,822)
Total Liabilities, Redeemable Ordinary Shares, and Shareholders’ Deficit	$52,231,650	$50,943,737

The accompanying notes are an integral part of these financial statements.

F-17

ALPHAVEST ACQUISITION CORP

UNAUDITED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Formation and operating costs	$147,397	$130,187	$384,323	$288,373
Loss from operations	(147,397)	(130,187)	(384,323)	(288,373)

Other Income (expenses):
Interest income on investments held in trust account	530,141	834,681	1,208,621	1,637,673
Unrealized loss on investments held in trust account	-	-	(92,316)	-
Bank interest income	2	61	5	154
Total other income	530,143	834,742	1,116,310	1,637,827

Net income	$382,746	$704,555	$731,987	$1,349,454

Weighted average common stock outstanding, common stock subject to possible redemption	4,725,829	6,900,000	4,725,829	6,900,000
Basic and diluted net income per share, common stock subject to redemption	$0.10	$0.11	$0.19	$0.21
Weighted average common stock outstanding, common stock, non-redeemable	2,280,500	2,280,500	2,280,500	2,280,500
Basic and diluted net loss per share, common stock, non-redeemable	$(0.04)	$(0.01)	$(0.08)	$(0.04)

The accompanying notes are an integral part of these financial statements.

F-18

ALPHAVEST ACQUISITION CORP

UNAUDITED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023

	Ordinary shares	Amount	Additional paid-in capital	Retained earnings (Accumulated deficit)	Total shareholders’ equity
Balance as of January 1, 2023	2,280,500	$228	$596,893	$(42,578)	$554,543
Accretion for ordinary shares subject to redemption amount (interest income)	-	-	(596,893)	(244,327)	(841,220)
Net income	-	-	-	644,898	644,898

Balance as of March 31, 2023	2,280,500	$228	$-	$357,993	$358,221

Accretion for ordinary shares subject to redemption amount (interest income)	-	-	-	(834,681)	(834,681)
Net income	-	-	-	704,555	704,555

Balance as of June 30, 2023	2,280,500	$228	$-	$227,867	$228,095

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2024

	Ordinary shares	Amount	Additional paid-in capital	Accumulated deficit	Total shareholders’ deficit
Balance as of January 1, 2024	2,280,500	$228	$-	$(325,050)	$(324,822)
Accretion for ordinary shares subject to redemption amount (interest income)	-	-	-	(586,164)	(586,164)
Accretion for ordinary shares subject to redemption amount (extension deposit)	-	-	-	(55,000)	(55,000)
Net income	-	-	-	349,241	349,241

Balance as of March 31, 2024	2,280,500	$228	$-	(616,973)	(616,745)

Accretion for ordinary shares subject to redemption amount (interest income)	-	-	-	(530,141)	(530,141)
Accretion for ordinary shares subject to redemption amount (extension deposit)	-	-	-	(110,000)	(110,000)
Net income	-	-	-	382,746	382,746

Balance as of June 30, 2024	2,280,500	$228	$-	$(874,368)	$(874,140)

F-19

ALPHAVEST ACQUISITION CORP

UNAUDITED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Cash flows from operating activities:
Net income	$731,987	1,349,454
Adjustments to reconcile net income to net cash used in operating activities:
Trust investment income	(1,208,621)	(1,637,673)
Unrealized loss on investments held in trust account	92,316	-
Changes in operating assets and liabilities:
Prepaid expense	75,058	48,582
Accounts payable and accrued offering costs and expenses	279,953	(198,599)
Promissory note – related party	14,540	-
Net cash used in operating activities	(14,767)	(438,236)

Cash flows from investing activities:
Cash deposited to trust escrow account	(165,000)	-
Net cash used in investing activities	(165,000)	-

Cash flows from financing activities:
Proceeds from promissory note – related party	55,000	-
Proceeds from promissory note – third party	110,000	-
Net cash provided by financing activities	165,000	-

Net change in cash	(14,767)	(438,236)
Cash at beginning of period	28,560	659,035
Cash at end of period	$13,793	220,799

Supplemental disclosure of noncash investing and financing activities
Accretion for ordinary shares subject to redemption amount	$1,281,305	$1,675,901
Accrued expenses converted to promissory note– related party	$76,992	$-
Accrued expenses converted to promissory note – third party	$45,000	$-
Prepaid expenses paid by promissory note – third party	$81,000	$-

The accompanying notes are an integral part of these financial statements.

F-20

ALPHAVEST ACQUISITION CORP

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 -ORGANIZATION AND BUSINESS OPERATIONS

AlphaVest Acquisition Corp (the “Company”) was incorporated in the Cayman Islands on January 14, 2022. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 30, 2024, the Company had not commenced any operations. All activity through June 30, 2024 relates to the Company’s formation and the initial public offering (“IPO”), which is described below, and subsequent to the IPO, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion an initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s IPO (the “Registration Statement”) was declared effective on December 19, 2022. On December 22, 2022, the Company consummated the IPO of 6,000,000 units, (“Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”), generating gross proceeds of $60,000,000, which is described in Note 3, and the sale of 390,000 Units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in private placements to AlphaVest Holding LP (the “Sponsor”) that was closed simultaneously with the IPO.

Following the closing of the IPO on December 22, 2022, an amount of $61,200,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the IPO and the Private Placement (as defined in Note 4) was placed in the trust account. The funds held in the trust account may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the trust account, as described below.

On December 29, 2022, EarlyBirdCapital, Inc. (“EBC”) fully exercised their over-allotment option, resulting in an additional 900,000 Units issued for an aggregate amount of $9,000,000. In connection with EBC’s full exercise of their over-allotment option, the Company also consummated the sale of an additional 40,500 Private Units at $10.00 per Private Unit, generating total proceeds of $405,000.

The Company will have until the last Extended Date, December 22, 2024 to consummate a Business Combination (the “Combination Period”). However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

F-21

Extension

On December 21, 2023, the Company held a special meeting of shareholders, at which the Company’s shareholders approved (i) an amendment to the Company’s amended and restated certificate of incorporation (the “Extension Amendment”) and (ii) an amendment (the “Trust Agreement Amendment”) to the Investment Management Trust Agreement, dated December 19, 2022, with Continental Stock Transfer & Trust Company. Pursuant to the Trust Agreement Amendment, the Company has extended the date by which it has to complete a business combination from December 22, 2023 (the “Termination Date”) up to 10 times, with the first extension comprised of three months, and the subsequent 9 extensions comprised of one month each from the Termination Date, or extended date, as applicable, to December 22, 2024. In connection with the shareholders’ vote at the special meeting, an aggregate of 2,174,171 shares with redemption value of approximately $23,282,936 (approximately $10.71 per share) of the Company’s ordinary shares were tendered for redemption.

On December 21, 2023, the Company issued a promissory note to Alphavest Holding LP, one of the Sponsors, pursuant to which the Company could borrow an aggregate of $165,000 (the “Extension Note”) to cover expenses in connection with the extension of Business Combination Period. Principal of this Extension Note may be drawn down from time to time prior to the Maturity Date upon written request from the Company. On April 15, 2024, the Company amended and restated the Extension Note to increase the principal amount to $715,000 and extend the maturity date to the earlier of (i) September 12, 2024 or (ii) promptly after the date of the consummation of the business combination.

On May 2, 2024, the Company issued a promissory note to a potential target, pursuant to which the Company could borrow an aggregate of $440,000 (the “Extension Note 2”) to cover expenses in connection with the extension of Business Combination Period. Principal of this Extension Note 2 may be drawn down from time to time prior to the Maturity Date upon written request from the Company.

As of August 19, 2024, an aggregate of $440,000 was deposited into trust account and trust escrow account to extend the business combination period to August 22, 2024.

Proposed Business Combination

On August 11, 2023, the Company (at and after the Merger Effective Date, “PubCo”) entered into a business combination agreement (the “Business Combination Agreement”) with AV Merger Sub, a Cayman Islands exempted company and a direct wholly owned subsidiary of the Company (“Merger Sub”), and Wanshun Technology Industrial Group Limited, a Cayman Islands exempted company (“Wanshun”).

On March 18, 2024, the Company delivered to Wanshun a Notice of Termination of Business Combination (the “Termination”), in which the Business Combination Agreement was terminated pursuant to Section 8.1(e) of the Business Combination Agreement. The termination of the Business Combination Agreement is effective as of March 18, 2024.

For additional information regarding the Transactions, the Business Combination Agreement, Notice of Termination of Business Combination and Wanshun, see the most recent Annual Report on Form 10-K and Current Reports on Form 8-K filed by the Company with the SEC on August 14, 2023, August 17, 2023 and March 25, 2024.

On May 2, 2024, the Company issued a promissory note to a potential target (the “Extension Note 2”), pursuant to which the Company could borrow an aggregate of $440,000 to cover expenses in connection with the extension of Business Combination Period. The Extension Note 2 bears no interest. The entire unpaid principal balance of this Note shall be payable on the earlier of: (i) December 12, 2024 or (ii) promptly after the date on which Maker consummates an initial business combination. Upon receiving due notification by the Company of the closing of a business combination, potential target shall convert the unpaid principal balance under Extension Note 2 into a number of shares of non-transferable, non-redeemable, ordinary shares of the Company equal to: (x) the principal amount of this Extension Note 2 being converted, divided by (y) the conversion price of Ten Dollars ($10.00), rounded up to the nearest whole number of shares, with such conversion to be effective immediately prior to the closing the such business combination. As of June 30, 2024 and December 31, 2023, $110,000 and $0 were outstanding, respectively.

On May 2, 2024, the Company issued a promissory note to a potential target (the “Promissory Note 2”), pursuant to which the Company could borrow up to an aggregate of $126,000. The Promissory Note 2 bears no interest. The entire unpaid principal balance of this Promissory Note 2 shall be payable on the earlier of: (i) December 12, 2024 or (ii) promptly after the date on which Maker consummates an initial business combination. Upon receiving due notification by the Company of the closing of a business combination, potential target shall convert the unpaid principal balance under Promissory Note 2 into a number of shares of non-transferable, non-redeemable, ordinary shares of the Company equal to: (x) the principal amount of this Promissory Note 2 being converted, divided by (y) the conversion price of Ten Dollars ($10.00), rounded up to the nearest whole number of shares, with such conversion to be effective immediately prior to the closing the such business combination. As of June 30, 2024 and December 31, 2023, $126,000 and $0 were outstanding, respectively.

Going Concern Consideration and Management Liquidity Plans

As of June 30, 2024, the Company had cash of $13,793 and working capital deficit of $874,140. Subsequent to the consummation of the IPO, the Company expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a Business Combination. The Company expects that it will need additional capital to satisfy its needs for paying these costs. Although certain of the Company’s initial shareholders or their affiliates may loan the Company funds, there’s no guarantee that the Company will receive such funds.

F-22

In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management believes that the Company will not have sufficient working capital to meet its needs through the earlier of the consummation of the initial Business Combination or one year from the issuance date of this financial statements. There is no assurance that the Company’s plan to consummate a business combination will be successful. If a Business Combination is not consummated by the relevant period, there will be a mandatory liquidation and subsequent dissolution. As a result, there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued or are available to be issued. The financial statement does not include any adjustments that might result from the outcome of the uncertainty.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the requirements of the U.S. Securities and Exchange Commission (“SEC”) for interim reporting. As permitted under those rules, certain footnotes or other financial information that are normally required by U.S. GAAP can be condensed or omitted. These unaudited financial statements have been prepared on the same basis as the Company’s annual financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, which are necessary for the fair statement of the Company’s financial information. These interim results are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2024, or for any other interim period or for any other future year.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-23

Use of Estimates

The preparation of the financial statement in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had a cash balance of $13,793 and $28,560 as of June 30, 2024 and December 31, 2023, respectively.

Investments Held in Trust Account

The Company’s portfolio of investments held in the trust account is comprised of investments only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The Company’s investments held in the trust account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in trust account are included in interest earned on marketable securities held in trust account in the accompanying statements of operations. The estimated fair value of investments held in the trust account is determined using available market information. As of June 30, 2024 and December 31, 2023, the trust account had balance of $51,996,909 and $50,880,604, respectively. The interest earned from the trust account totaled $530,141 and $834,681 for three months ended June 30, 2024 and 2023, respectively, and $1,208,621 and $1,637,673 for six months ended June 30, 2024 and 2023, respectively, which were fully reinvested into the trust account as earned and unrealized gain on investments and therefore presented as an adjustment to the operating activities in the Statement of Cash Flows.

Cash held in Trust Escrow Account

As of June 30, 2024, the Company had $165,000 in cash held in the trust escrow account which not yet been deposited to Trust Account. Once deposited, the full amount will be invested in U.S. government securities with a maturity of 185 days or less or in money market funds.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2024 and December 31, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

F-24

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statement.

Net Income (Loss) per Ordinary Shares

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The statements of operations include a presentation of income (loss) per redeemable share and income (loss) per non-redeemable share following the two-class method of income per share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable shares and non-redeemable shares and the undistributed income (loss) is calculated using the total net loss less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable shares. Any remeasurement of the accretion to redemption value of the common shares subject to possible redemption was considered to be dividends paid to the public shareholders. As of June 30, 2024, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the period presented.

The net income (loss) per share presented in the statements of operations is based on the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$382,746	$704,555	$731,987	$1,349,454
Accretion of temporary equity into redemption value (interest earned)	(530,141)	(834,681)	(1,116,305)	(1,675,901)
Accretion of temporary equity into redemption value (extension deposit)	(110,000)	-	(165,000)	-
Net loss including accretion of equity into redemption value	$(257,395)	$(130,126)	$(549,318)	$(326,447)

F-25

	For Three Months Ended June 30, 2024		For Six Months Ended June 30, 2024		For Three Months Ended June 30, 2023		For Six Months Ended June 30, 2023
	Redeemable	Non-Redeemable	Redeemable	Non-Redeemable	Redeemable	Non-Redeemable	Redeemable	Non-Redeemable
Particulars	Shares	Shares	Shares	Shares	Shares	Shares	Shares	Shares
Basic and diluted net income/(loss) per share:
Weighted-average shares outstanding	4,725,829	2,280,500	4,725,829	2,280,500	6,900,000	2,280,500	6,900,000	2,280,500
Ownership percentage	67%	33%	67%	33%	75%	25%	75%	25%
Numerators:
Allocation of net loss including accretion of temporary equity	(173,615)	(101,682)	(370,520)	(178,798)	(97,802)	(32,324)	(245,355)	(81,092)
Interest earned on investment held in trust account	530,141	-	1,116,305	-	834,681	-	1,675,901	-
Accretion of temporary equity into redemption value (extension deposit)	110,000	-	165,000	-	-	-	-	-
Allocation of net income/(loss)	466,526	(101,682)	910,785	(178,798)	736,879	(32,324)	1,430,546	(81,092)
Denominators:
Weighted-average shares outstanding	4,725,829	2,280,500	4,725,829	2,280,500	6,900,000	2,280,500	6,900,000	2,280,500
Basic and diluted net income/(loss) per share	$0.10	$(0.04)	$0.19	$(0.08)	$0.11	$(0.01)	$0.21	$(0.04)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity”. Ordinary shares subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature Redemption Rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares is classified as stockholders’ equity. The Company’s ordinary shares feature certain Redemption Rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at June 30, 2024 and December 31, 2023, the ordinary shares subject to possible redemption in the amount of $52,161,909 and $50,880,604, respectively, are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

F-26

At June 30, 2024, the ordinary shares reflected in the balance sheets are reconciled in the following table:

Ordinary shares subject to possible redemption at December 31, 2023	$50,880,604
Plus:
Accretion for ordinary shares subject to redemption (income earned on investment held in trust account)	586,164
Accretion for ordinary shares subject to redemption (extension deposit)	55,000
Ordinary shares subject to possible redemption at March 31, 2024	51,521,768
Plus:
Accretion for ordinary shares subject to redemption (income earned on investment held in trust account)	530,141
Accretion for ordinary shares subject to redemption (extension deposit)	110,000
Ordinary shares subject to possible redemption at June 30, 2024	$52,161,909

Convertible Promissory Note

The Company adopted the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) and accounts for its convertible promissory notes as debt (liability) on the balance sheet. The Company’s assessment of the embedded conversion feature (see Note 1 - Organization and Business Operations) considers the derivative scope exception guidance under ASC 815 pertaining to equity classification of contracts in an entity’s own equity. The conversion feature of these promissory notes meets the definition of a derivative instrument. However, bifurcation of conversion feature from the debt host is not required because the conversion feature meets ASC 815 scope exception, as the promissory notes are convertible in shares of the Company’s common stock which is considered indexed to the Company’s own stock and classified in stockholders’ equity.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 - INITIAL PUBLIC OFFERING

Pursuant to the IPO, the Company sold 6,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of ordinary shares and one right to receive one-tenth (1/10) of one ordinary shares upon the consummation of the Company’s initial business combination one right (“Public Right”). Ten Public Rights will entitle the holder to one share of ordinary shares (see Note 7). We will not issue fractional shares and only whole shares will trade, so unless you purchase units in multiple of tens, you will not be able to receive or trade the fractional shares underlying the rights. On December 29, 2022, EBC fully exercised their over-allotment option, resulting in an additional 900,000 Units issued for an aggregate amount of $9,000,000. See Note 1 for further details.

NOTE 4 - PRIVATE PLACEMENTS

Simultaneously with the closing of the IPO, the Company consummated the private sale of 390,000 Private Placement Units. Each Unit consists of one share of ordinary shares and one right to receive one-tenth (1/10) of one share of ordinary shares upon the consummation of the Company’s initial business combination (“Private Right”). The proceeds from the sale of the Private Placement Units were added to the net proceeds from the IPO held in the trust account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the trust account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law). The Private Placement Units (including the underlying securities) will not be transferable, assignable, or salable until the completion of a Business Combination, subject to certain exceptions.

In connection with EBC’s full exercise of their over-allotment option, the Company also consummated the sale of an additional 40,500 Private Units at $10.00 per Private Unit, generating total proceeds of $405,000.

NOTE 5 - RELATED PARTIES

On February 7, 2022, the sponsor received 1,725,000 of the Company’s ordinary shares in exchange for $25,000 paid for deferred offering costs borne by the founder. Up to 225,000 of such founder shares are subject to forfeiture to the extent that EBC’s over-allotment is not exercised in full. As a result of EBC’s election to fully exercise their over-allotment option on December 29, 2022, no founder shares are currently subject to forfeiture.

On April 18, 2023, AlphaVest Holding LP, one of our sponsors, transferred an aggregate of 1,035,000 founder shares to Peace Capital Limited, our other sponsor.

The Sponsors have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) six months after the completion of the initial Business Combination and (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property.

F-27

As of June 30, 2024 and December 31, 2023, the amounts due to related parties were $321,369 and $174,837, respectively, which is expected to be settled upon the consummation of the business combination.

Administrative Services Agreement

Commencing on the date the Units are first listed on the Nasdaq, the Company has agreed to pay TenX Global Capital LP a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For three months and six months ended June 30, 2024, the Company incurred $30,000 and $60,000 in fees respectively for these services. As of June 30, 2024, the amount outstanding was $73,871. For three months and six months ended June 30, 2023, the Company incurred $30,000 and $60,000 in fees respectively for these services.

Promissory Notes - Related Party

On June 3, 2022, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate of $150,000 to cover expenses related to the IPO. On April 11, 2024, the Company amended and restated the Promissory Note with AlphaVest Holding LP to extend the maturity date to the earlier of: (i) September 12, 2024 or (ii) promptly after the date of the consummation of the business combination. As of June 30, 2024 and December 31, 2023, $0 was outstanding.

On December 21, 2023, Alphavest Holding LP, one of the Sponsor, agreed to loan the Company $165,000 (as amended and restated, the “Extension Note”) to cover expenses in connection with extensions of Business Combination Period. The Extension Note is unsecured, interest-free and payable on the earlier of: (i) March 22, 2024 or (ii) promptly after the date on which the Company consummates a Business Combination (such earlier date, the “Maturity Date”). The Company may request, from time to time, up to $715,000 in drawdowns under this Extension Note to be used for extension payments related to the Company’s Business Combination. Principal of this Extension Note may be drawn down from time to time prior to the Maturity Date upon written request from the Company. On April 15, 2024, the Company amended and restated the Extension Note with AlphaVest Holding LP to increase the principal amount to $715,000 extend the maturity date to the earlier of: (i) September 12, 2024 or (ii) promptly after the date of the consummation of the business combination. As of June 30, 2024 and December 31, 2023, $220,000 and $165,000 were outstanding respectively.

On March 12, 2024, the Company issued a promissory note to TenX Global Capital LP (the “Promissory Note 1”), pursuant to which the Company could borrow up to an aggregate of $400,000. The entire unpaid principal balance of this Note shall be payable on the earlier of: (i) September 12, 2024 (six (6) months from the issuing of this Note) or (ii) promptly after the date on which Maker consummates an initial business combination (a “Business Combination”) (such earlier date, the “Maturity Date”) (as described in its initial public offering prospectus dated December 19, 2022 (the “Prospectus”)). As of June 30, 2024 and December 31, 2023, $91,532 and $0 were outstanding, respectively.

Website Service

On February 22, 2024 and 2023, the Company has agreed to pay TenX Global Capital LP a total of $537 and $784 for annual website service, respectively. For three months ended June 30, 2024 and 2023, the Company incurred $134 and $159 in fees for these services, respectively. For six months ended June 30, 2024 and 2023, the Company incurred $291 and $238 in fees for these services, respectively.

NOTE 6 - COMMITMENTS AND CONTINGENCY

Registration Rights

The holders of the Founder Shares, ordinary shares issued to EBC, Private Placement Units and Units that may be issued upon conversion of Working Capital Loans (and all underlying securities) will be entitled to registration rights pursuant to a registration rights agreement signed prior to or on the effective date of Proposed Public Offering requiring the Company to register such securities for resale. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company and EBC signed an engagement letter which was amended on September 15, 2022, pursuant to which, the Company will grant EBC 45-day option from the date of Proposed Public Offering to purchase up to 900,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions. On December 29, 2022, EBC fully exercised the over-allotment. EBC was paid a cash underwriting discount of $1,725,000 in the aggregate.

F-28

Business Combination Marketing Agreement

The Company has engaged EBC as an advisor in connection with its Business Combination to assist in holding meetings with the Company stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing its securities in connection with its initial Business Combination and assist with press releases and public filings in connection with the Business Combination. The Company will pay EBC a cash fee for such services upon the consummation of its initial business combination in an amount equal to 3.5% of the gross proceeds of the IPO, or $2,415,000 in aggregate. In addition, the Company will pay EBC a cash fee in an amount equal to 1.0% of the total consideration payable in the initial Business Combination if it introduces the Company to the target business with whom it completes an initial Business Combination.

NOTE 7 - SHAREHOLDERS’ EQUITY

Preference Shares - The Company is authorized to issue 2,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2024, there were no shares of preference shares issued or outstanding.

Ordinary Shares - The Company is authorized to issue 200,000,000 ordinary shares with a par value of $0.0001 per share Holders of ordinary shares are entitled to one vote for each share.

On February 7, 2022, the Sponsor received 1,725,000 shares of the Company’s ordinary shares in exchange for $25,000 paid for deferred offering costs borne by the Founder. Out of the 1,725,000 ordinary shares, an aggregate of up to 225,000 ordinary shares were subject to forfeiture to the extent that the over-allotment option is not exercised in full or in part so that the number of Founder Shares will equal 20% of the Company’s issued and outstanding ordinary shares after the Public Offering (excluding Private Shares).

On July 11, 2022, EBC received an aggregate of 125,000 ordinary shares (“EBC Founder Shares”) for an aggregate purchase price of $1,750, or approximately $0.014 per share. The Company estimated the fair value of the EBC founder shares to be $1,812 based upon the price of the founder shares issued to the Sponsor. The holders of the EBC founder shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive their conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

On December 22, 2022, the Sponsor and EBC received an aggregate of 390,000 private units (365,000 private units purchased by the Sponsor and 25,000 private units purchased by EBC) at a price of $10.00 per unit for a total purchase price of $3,900,000 in a private placement.

On December 29, 2022, as a result of the EBC’s election to fully exercise their over-allotment option, the Sponsor and EBC received additional 40,500 private units on a pro rata basis (37,904 private units purchased by the Sponsor and 2,596 private units purchased by EBC) at a price of $10.00 per unit.

As of June 30, 2024 and December 31, 2023, there were 2,280,500 ordinary shares issued and outstanding, excluding 4,725,829 ordinary shares subject to possible redemption which are presented as temporary equity as of June 30, 2024 and December 31, 2023.

Rights - Except in cases where the Company is not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10) of one share of ordinary shares upon consummation of a Business Combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman law. In the event the Company is not the surviving company upon completion of the Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of one ordinary shares underlying each right upon consummation of the Business Combination. If the Company is unable to complete a Business Combination within the required time period and the Company redeems the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

F-29

NOTE 8 - FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at June 30, 2024 and December 31, 2023. and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value. At June 30, 2024, the Company has recognized the unrealizes loss of $92,316.

Date	Trading Securities	Level	Fair Value
June 30, 2024	Marketable securities held in the trust account	1	$51,996,909

December 31, 2023	Marketable securities held in the trust account	1	$50,880,604

NOTE 9 - SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued. Based upon this review, the Company identified the following subsequent event that is required disclosure in the financial statements.

On August 16, 2024, the Company entered into a business combination agreement (the “Merger Agreement”) with AV Merger Sub, wholly owned subsidiary of the Company (“Merger Sub”), and AMC Corporation, a Washington corporation (“AMC”). Upon the terms and subject to the conditions of the Merger Agreement, an in accordance with applicable law, Merger Sub will merge with AMC, with AMC surviving the merger as a wholly owned subsidiary of the Company.

F-30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholder of AMC Corporation

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of AMC Corporation and its variable interest entities (the Company) as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive loss, changes in stockholder’s deficits, and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively, referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, has negative working capital, and has significant accumulated deficit. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emphasis of Matter - Related Party Transactions

As discussed in Note 8 to the consolidated financial statements which indicates that the Company has significant related party transactions involving revenue, cost, accounts receivable, other receivable, note receivable and payable, prepayment, due from shareholder, accounts payable, and operating expenses related with multiple related parties. The Company’s revenue from related parties was approximately $3.1 million and $2.1 million for the years ended December 31, 2023 and 2022, respectively, or approximately 20% and 12%, respectively, of total revenue of the Company.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2023.

New York, New York

November 12, 2024

F-31

AMC CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$127,800	$678,821
Accounts receivable	94,076	188,068
Accounts receivable - related party	437,197	284,300
Inventories	5,058,778	2,982,809
Prepaid expenses	83,571	30,600
Other receivable	-	4,413
Other receivable - related party, net	1,349,131	2,272,579
Advance to suppliers	5,086	1,447
Due from shareholder	548,759	206,899
Subscription receivable - shareholder	80,000	-
Note receivable - shareholder	450,489	105,217
Total current assets	8,234,887	6,755,153

Prepayment - related party	128,209	146,728
TOTAL ASSETS	$8,363,096	$6,901,881

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accounts payable	$479	$-
Accounts payable - related party	8,798,822	6,407,297
Accrued expense	13,474	13,145
Accrued payroll	-	5,775
Tax payable	18,755	21,683
Other payable	182,345	103,274
Other payable - related party	4,334	14,584
Note payable - related party	817,462	500,000
Warranty liabilities - current portion	60,346	36,583
Total current liabilities	9,896,017	7,102,341

Warranty liabilities - noncurrent	22,007	14,314
TOTAL LIABILITIES	9,918,024	7,116,655

Stockholder’s deficit
Ordinary shares, $0.01 par value, 10,000,000 shares authorized, 8,000,000 shares issued and outstanding as of December 31, 2023, none issued and outstanding as of December 31, 2022	80,000	-
Additional paid-in capital	64,699	64,699
Accumulated deficit	(1,693,628)	(274,112)
Accumulated other comprehensive loss	(5,999)	(5,361)
Total stockholder’s deficit	(1,554,928)	(214,774)
TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$8,363,096	$6,901,881

The accompanying notes are an integral part of these consolidated financial statements.

F-32

AMC CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years ended
	December 31,
	2023	2022
REVENUES
Product revenue	$12,786,196	$15,750,392
Revenue share – related party	3,098,746	2,141,625
Total Revenues	15,884,942	17,892,017
COST OF REVENUES
Amazon platform expenses	(3,294,327)	(3,522,189)
Product cost - related party	(8,752,026)	(11,004,049)
Delivery and freight cost	(271,822)	(275,866)
Inventory overages/(shortages)	(24,445)	75,342
Total Cost of Revenues	(12,342,620)	(14,726,762)
Gross profit	3,542,322	3,165,255

OPERATING EXPENSES
General and administrative expenses	(1,583,056)	(980,126)
Provision for credit losses - related party	(1,262,146)	-
Impairment losses	-	(209,022)
Sales and marketing expenses	(3,275,244)	(2,589,782)
Research and development expenses	(613,028)	(24,809)
Total Operating Expenses	(6,733,474)	(3,803,739)

LOSS FROM OPERATIONS	(3,191,152)	(638,484)

OTHER INCOME (EXPENSES)
Other income - related party	1,840,811	501,477
Other income	47,634	90,097
Other expense	(6,363)	(10,111)
Interest income	969	120
Interest expense - related party	(89,999)	(12,082)
Total Other Income, Net	1,793,052	569,501
LOSS BEFORE INCOME TAX	(1,398,100)	(68,983)
Income tax	(21,416)	(5,643)
NET LOSS	(1,419,516)	(74,626)
Other comprehensive loss	(638)	(7,012)
TOTAL COMPREHENSIVE LOSS	$(1,420,154)	$(81,638)

NET LOSS PER SHARE: BASIC	$(0.19)	$-
NET LOSS PER SHARE: DILUTED	$(0.19)	$-
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC	7,342,466	-
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: DILUTED	7,342,466	-

The accompanying notes are an integral part of these consolidated financial statements.

F-33

AMC CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S DEFICIT

					Accumulated
	Ordinary Shares		Additional		Other	Total
	Number of Shares	Amount	Paid-in Capital	Accumulated Deficit	Comprehensive Income/(Loss)	Shareholder’s Deficit
Balance at January 1, 2022	-	$-	$64,699	$(199,486)	$1,651	$(133,136)
Net loss	-	-	-	(74,626)	-	(74,626)
Other comprehensive loss	-	-	-	-	(7,012)	(7,012)
Balance at December 31, 2022	-	-	64,699	(274,112)	(5,361)	(214,774)
Common stock	8,000,000	80,000	-	-	-	80,000
Net loss	-	-	-	(1,419,516)		(1,419,516)
Other comprehensive loss	-	-	-	-	(638)	(638)
Balance at December 31, 2023	8,000,000	$80,000	$64,699	$(1,693,628)	$(5,999)	$(1,554,928)

The accompanying notes are an integral part of these consolidated financial statements.

F-34

AMC CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended
	December 31,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,419,516)	$(74,626)
Adjustments to reconcile net loss to net cash (used in)/provided by operating activities:
Provision for credit losses – related party	1,262,146	-
Impairment losses	-	209,022
Other income from loan forgiveness	(518,076)	-
Provision for warranty	66,470	69,475

Changes in operating assets and liabilities:
Accounts receivable	93,992	(180,200)
Accounts receivable - related party	(152,896)	(237,029)
Inventories	(2,075,969)	(914,522)
Prepaid expenses	(52,971)	(30,600)
Other receivable	4,413	(1,266)
Other receivable - related party, net	(338,698)	(1,939,131)
Advance to suppliers	(3,639)	(210,469)
Due from shareholder	(341,860)	(206,899)
Prepayment - related party	18,519	(146,728)
Accounts payable	479	(346)
Accounts payable - related party	2,391,524	3,890,016
Accrued expense	18,405	13,145
Accrued payroll	(5,775)	2,586
Tax payable	(2,928)	19,198
Other payable	79,071	101,604
Other payable - related party	(10,250)	(110,508)
Warranty liabilities - current portion	(42,707)	(59,938)
Warranty liabilities - noncurrent	7,693	14,314
Net cash (used in) / provided by operating activities	$(1,022,572)	$207,097

CASH FLOWS FROM INVESTING ACTIVITIES
Issuance of note receivable – shareholder	(345,272)	(105,217)
Net cash used in investing activities	$(345,272)	$(105,217)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from note payable - related party	7,892,800	500,000
Repayment of note payable - related party	(7,075,338)
Net cash provided by financing activities	$817,462	$500,000

Effect of changes of foreign exchange rate on cash and cash equivalent	(638)	(7,012)

Net (decrease) increase in cash and cash equivalents	(551,021)	594,867
Cash and cash equivalents - beginning of the year	678,821	83,953
Cash and cash equivalents - end of the quarter	$127,800	$678,820

Supplemental Cash Flow Disclosures
Cash paid for interest expenses	$70,051	$-
Cash paid for income taxes	$99,522	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Common shares issued but not paid	$80,000	$-
Debt forgiveness	$518,076	$-

The accompanying notes are an integral part of these consolidated financial statements

F-35

AMC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND BUSINESS BACKGROUND

Description of Business

AMC Corporation (hereinafter referred to as “the Company” or “AMC”) was incorporated under the laws of the State of Washington on October 21, 2021. The Company’s product portfolio includes YI dome guard, home camera, and outdoor camera, designed for residential homes and small businesses. The Company operates by acquiring security cameras from suppliers in Asia and subsequently retailing them through Amazon’s e-commerce platforms across the United States, Canada, and Europe, as well as the AliExpress platform.

Contractual arrangements with variable interest entities (“VIEs”)

The Amazon online stores for the respective regions operate under the entities Ants Technology (HK) Limited (“Ants”), Kunshan Yishijue Technology Limited (“Yishijue”), and Shanghai Xiaoyun Technology Limited (“Xiaoyun”). These entities have authorized the Company to utilize their Amazon accounts free of charge for a duration of 5 years, starting from October 21, 2021 (hereinafter referred to as the “Authorization Agreement”). The Company has decided to early terminate the Authorization Agreement with Yishijue and Xiaoyun and assume ownership of the Amazon stores from Yishijue and Xiaoyun in 2024. Refer to “Note 14 Subsequent Events” for information on the Amazon store ownership transfer.

Sean Da, who is the 100% shareholder of the Company, owns 95% of Ants. There are two nominal individuals who hold the shares of Yishijue and Xiaoyun on behalf of Sean Da and Mr. Da controls the primary economic activities of these two entities, such as the authorization or transfer of Amazon stores to AMC.

Ants collects revenue payments from Amazon on behalf of the Company, as the Amazon store in North America operates under the name of Ants. Besides owning the Amazon store in North America, Ants is also engaged in trading virtual reality cameras.

Yishijue has no business operations other than owning an Amazon online store in Europe. It had no revenue and only incurred general administrative and finance expenses during the years ended December 31, 2023 and December 31, 2022.

Xiaoyun was founded in July 2020 to provide services for applying for patents and intellectual properties (IP). It stopped its services at the end of 2022 and thus generated no revenue in 2023. Xiaoyun has no plans to continue operating its original business to provide patent and IP services or to start a new business in the future.

Consolidation Analysis

Entity being evaluated	Variable Interest	VIE?	Primary Beneficiary	Consolidation?
Ants Technology (HK) Limited (“Ants”)	None	No	N/A	No
Kunshan Yishijue Technology Limited (“Yishijue”)	Authorization Agreement	Yes	AMC	Yes
Shanghai Xiaoyun Technology Limited (“Xiaoyun”)	Authorization Agreement	Yes	AMC	Yes

The Company follows the guidance under ASC 810-10-25-25, which outlines the by-design approach to determine whether a legal entity should be consolidated as a Variable Interest Entity (VIE). This approach involves a two-step analysis to evaluate the nature and purpose of the legal entity, ensuring the appropriate treatment of variable interests.

The steps are as follows:

1)	Analyze the nature of risks: The first step requires identifying the risks associated with the legal entity. These risks could include operational, market, financial, or other factors that affect the variability in the legal entity’s performance and outcomes. The Company assesses these risks to understand how they contribute to variability in the legal entity’s financial structure.
2)	Determine the purpose of the legal entity: The second step involves examining the legal entity’s intended purpose. This includes determining the variability the legal entity was designed to create and pass along to its interest holders. By identifying the specific risks and their intended transfer, the Company can assess whether its interests are variable and if consolidation is necessary.

If the entity being evaluated is a VIE, The Company then follows the guidance under ASC 810-10-25-38A to determine the primary beneficiary of the VIE. The primary beneficiary is the reporting entity that is required to consolidate the VIE. Within the VIE model, the party that is determined to have a controlling financial interest is referred to as the primary beneficiary. The primary beneficiary is the variable interest holder that has both of the following criteria:

1)	Power to direct the activities of the entity that most significantly impact the entity’s economic performance (the power criterion)
2)	The obligation to absorb losses of the entity, or the right to receive benefits of the entity, which could be potentially significant to the entity (the economics criterion)

If a reporting entity determined to be the primary beneficiary of a VIE does not have an equity investment in the entity, the primary beneficiary must consolidate 100% of the balance sheet and income statement of the VIE and should generally apply consolidation procedures as if it were the parent in a typical parent-subsidiary relationship.

F-36

Yishijue and Xiaoyun were specifically designed to pass along their operational risks to AMC. As a result, the Authorization Agreements of both Yishijue and Xiaoyun are considered variable interests. The operation of Amazon online stores is the most significant business activity influencing the economic performance of Yishijue and Xiaoyun. AMC has the authority to direct the operations of these stores in ways that most significantly impact their economic performance (power criterion). Additionally, AMC bears the obligation to absorb losses or has the right to receive benefits from the operations of Amazon stores owned by Yishijue and Xiaoyun (economics criterion). Therefore, AMC is the primary beneficiary and must consolidate the financial statements of Yishijue and Xiaoyun.

On the other hand, Ants, while owning the Amazon store in North America, also engages in other business operations and was not created to pass along its operational risks to AMC. Consequently, no variable interests exist for Ants, and it is not subject to consolidation.

Based on this assessment, the Company has consolidated Yishijue and Xiaoyun in its financial statements, reflecting their risk transfer structure and AMC’s controlling financial interest, while Ants remains unconsolidated due to the absence of variable interests.

Assets and liabilities of consolidated VIEs

The Company’s consolidated financial statements include the assets, liabilities, equity and results of operations of VIEs for which the Company is the primary beneficiary. The following table summarizes the carrying amounts of these entities’ assets and liabilities included in the Company’s consolidated balance sheets at December 31, 2023 and 2022.

	December 31,	December 31,
	2023	2022
Current asset	$1,618	$48,406
Noncurrent asset	-	-
Total Asset	$1,618	$48,406
Current Liability	$6,274	$20,497
Noncurrent Liability	-	-
Total Liability	$6,274	$20,497

Cash and asset transfer between AMC and VIEs

There were no cash or asset transfers between AMC and VIEs as of and for the years ended December 31, 2023 and 2022.

Risks in relation to the VIE structure

In the opinion of management, based on the legal opinion obtained from the Company’s local legal counsel, the ownership structures of the Company and its VIEs, do not and will not violate any applicable local laws, regulations, or rules currently in effect; the agreements among the Company, each of the VIEs and its nominee shareholders, governed by local laws, as described above, are valid, binding and enforceable in accordance with their terms and applicable local laws, rules, and regulations currently in effect, both currently and immediately after giving effect to the listing in capital market, and do not and will not violate any applicable local laws, regulations, or rules currently in effect. However, there are substantial uncertainties regarding the interpretation and application of current and future local laws and regulations. Accordingly, if the local government finds that the contractual arrangements do not comply with its restrictions on foreign ownership of businesses, or if the local government otherwise finds that the Company and the VIEs are in violation of local laws or regulations or lack the necessary permits or licenses to operate the Company’s business, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and operating licenses of the Company;
●	discontinuing or restricting the operations;
●	imposing fines or confiscating any of VIEs’ income that they deem to have been obtained through illegal operations;
●	imposing conditions or requirements with which the Company’s subsidiaries or the VIEs may not be able to comply;
●	requiring the Company to restructure the ownership structure or operations, including terminating the contractual arrangements with the VIEs;
●	restricting or prohibiting the Company’s use of the proceeds of overseas offering to finance the business and operations in these jurisdictions; or
●	taking other regulatory or enforcement actions that could be harmful to the business.

If the imposition of any of these penalties or requirement to restructure the Company’s corporate structure causes it to lose the rights to direct the activities of the two VIEs or the Company’s right to receive its economic benefits, the Company would no longer be able to consolidate the financial results of the two VIEs in its consolidated financial statements. In the opinion of management, the likelihood of deconsolidation of the two VIEs is remote based on current facts and circumstances.

F-37

Liquidity and going concern

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

For the years ended December 31, 2023 and 2022, the Company incurred net loss of $1,419,516 and $74,626, with negative operating cash flows of $1,022,572 for the year ended December 31, 2023 and positive operating cash flows of $207,097 for the year ended December 31, 2022. As of December 31, 2023, the Company had an accumulated deficit of $1,693,628, working capital deficit of $1,661,130, and long-term warranty liabilities of $22,007. The Company has funded its operations and capital needs primarily through borrowings from a related party, Ants. As of the date the consolidated financial statements for the year ended December 31, 2023 are issued, these factors raised substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the date that these consolidated financial statements are issued.

The Company has a plan of operations and acknowledges that its plan of operations may not result in generating positive working capital in the near future.

To meet the cash requirements for the next 12 months from the issuance date of this report, the Company is undertaking a combination of the remediation plans:

●	The Company will have a new product launch in 2025 to generate more revenue
●	The Company is actively promoting its products to obtain new customers
●	The Company intends on going public through a SPAC merger to obtain additional funding

Currently the Company is focusing on the improvement of operation efficiency, implementation of strict cost control and budget and enhancement of internal controls to create synergy of the Company’s resources.

The management plan cannot alleviate the substantial doubt of the Company’s ability to continue as a going concern. There can be no assurance that the Company will be successful in achieving its strategic plans, that the Company’s future capital raises will be sufficient to support its ongoing operations, or that any additional financing will be available in a timely manner or with acceptable terms, if at all. If the Company is unable to raise sufficient financing or events or circumstances occur such that the Company does not meet its strategic plans, it would have a material adverse effect on the Company’s financial position, results of operations, cash flows, and ability to achieve its intended business objectives.

The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Accordingly, the consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business during the periods ended December 31, 2023 and 2022.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles and Securities Exchange Commission (“SEC”) guidance in the United States of America and are presented in US dollars. The Company’s year-end is December 31st.

F-38

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and the two VIEs of Xiaoyun and Yishijue. Consolidated VIEs are entities in which the Company, through contractual arrangements, exercises effective control over the activities that most impact the economic performance, bears the risks of, and enjoys the rewards normally associated with ownership of the entities, and therefore the Company is the primary beneficiary of the entities.

There are no intercompany transactions among the Company and the two VIEs. Therefore, no eliminations are needed upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include, but are not limited to, allowance for credit losses, valuation of inventory, estimated replacement rates to calculate warranty liabilities and warranty expenses.

Foreign Currency and foreign currency translation

The Company’s reporting currency is U.S. dollars (“USD”). The functional currency for the two VIEs is Renminbi (“RMB”). The functional currency of AMC is U.S. dollars.

Transactions denominated in currencies other than functional currency are translated into functional currency at the exchange rates quoted by authoritative banks prevailing at the dates of the transactions. Foreign currencies received from the European and Canadian ecommerce platforms are translated into USD. Exchange gains and losses resulting from those foreign currency transactions denominated in a currency other than the functional currency are recorded as other income or other expense.

The consolidated financial statements of the Company are translated from the respective functional currencies into USD. Assets and liabilities are translated into USD using the applicable exchange rates at the balance sheet date. Equity accounts other than earnings generated in current period are translated into USD at the appropriate historical rates. Revenues, expenses, gains and losses are translated into USD using the periodic average exchange rates. The resulting foreign currency translation adjustments are recorded in accumulated other comprehensive income as a component of shareholders’ equity.

Year ended December 31, 2022
Balance sheet, except for equity accounts	¥6.9091	RMB to $1 USD
Income statement and cash flows	¥6.7298	RMB to $1 USD

Year ended December 31, 2023
Balance sheet, except for equity accounts	¥7.0971	RMB to $1 USD
Income statement and cash flows	¥7.0747	RMB to $1 USD

Cash and Cash Equivalents

Cash consists of cash in bank with no restrictions and highly liquid investments which are unrestricted as to withdrawal or use, and have remaining maturities of three months or less when initially purchased.

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

F-39

As of December 31, 2023 and 2022, the Company had cash balances of $ 127,800 and $678,821, respectively, and $nil cash equivalents for each reporting date. Please refer to “Concentration of credit risk” section for the credit risk of cash in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000.

Accounts receivable and Accounts receivable- related party

Accounts receivable is stated at the amount the Company expects to collect from customers through the e-commerce platforms Amazon and AliExpress. Accounts receivable- related party is stated at the amount the Company expects to collect from Kami Vision Incorporated (hereinafter referred to as “Kami”) for revenue shares. Please refer to Note 8 – Related party balances and transactions.

The Company adopted ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), on January 1, 2023, using the modified retrospective method. Credit losses were estimated using the loss-rate method, which analyzes the probability of unrecoverable accounts based on an expected loss ratio. This ratio is calculated using the average historical loss rate, adjusted for forward-looking factors such as inflation, real GDP growth, unemployment rates, and industry sales growth.

No allowance for credit loss is recorded for “accounts receivable” or “accounts receivable- related-party”, as the average historical loss rate is 0% based on historical receivable write-offs. The Company writes off receivable balances against the allowance only after all collection efforts have been exhausted and the potential for recovery is deemed remote. To date, the company has experienced little, if any, uncollectible accounts receivable or accounts receivable-related party.

Other receivable- related party, net

Other receivables – related party primarily consists of receivable from Kami for a marketing subsidy and receivable from Ants. The balance presented on the condensed consolidated balance sheets is net of allowance for credit losses. In connection with the assessment of current expected credit loss under ASC Topic 326, Measurement of Credit Losses on Financial Instruments (ASU 2016-13), the Company recorded a provision for credit losses of $1,262,146 against receivables due from Ants for the year ended December 31, 2023, based on the loss-rate method. Refer to the “Accounts receivable and Accounts receivable- related party” section above for details about the loss-rate method.

Inventories

The inventory costs include the freight-in costs and the product costs. The calculation of inventory costs is based upon the moving average cost method, which uses the average cost of goods sold for all the inventories.

The Company values its inventories at the lower of cost or net realizable value. Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products. Any excessive spoilage is recorded as current period charges. There was no inventory impairment for the years ended December 31, 2023 and 2022.

Revenue

The Company generated revenues of $15,884,942 and $17,892,017 for the years ended December 31, 2023 and 2022, respectively.

	Years ended
	December 31,
	2023	2022
REVENUES
Product revenue	$12,786,196	$15,750,392
Revenue share – related party	3,098,746	2,141,625
Total revenues	15,884,942	17,892,017

—	Revenue recognition

F-40

According to the revenue recognition Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (FASB ASC Topic 606), revenue is recognized or realizable and earned when all five of the following criteria are met: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation. Revenue is reported net of all value added taxes.

The Company satisfies the performance obligation in the contract and recognizes its revenue in accordance with ASC 606-10-25-23.

For the product sales via Amazon and AliExpress, revenues are recognized when the products are shipped to customers. Since Amazon and AliExpress handles the shipping of products on behalf of the Company and takes responsibility for lost packages, revenue is recognized on the statements from Amazon and AliExpress once the orders are shipped by the Company. Amazon pays the Company on a bi-weekly basis. AliExpress pays the Company 3-7 days after the Company ships the products. As the Company does not receive payments before product shipment, it does not have any deferred revenue.

For the revenue share received from Kami, revenues are recognized when an end user referred by AMC subscribes to the cloud service provided by Kami and makes a payment. Kami sends the Company a monthly notice summarizing the revenue share generated from the Company’s customers who utilize Kami’s cloud services. These cloud services involve storing recorded videos, image analysis, and providing alert and intelligence detection. According to the revenue share agreement, Kami will allocate 30% of subscription revenues to AMC for new customers referred by AMC during the first year of subscription, 15% of the revenue for second-year customers, and no allocation for subsequent years (hereinafter referred to as “Revenue Share”).

—	Reporting Revenue Gross versus Net

According to ASU 2016-08 Principle versus Agent Considerations, when a third party is involved in providing goods or services to a customer, the entity must determine whether its performance obligation is to provide the good or service itself (i.e., the entity is a principal) or to arrange for another party to provide the good or service (i.e., the entity is an agent). An entity makes this determination by evaluating the nature of its promise to the customer. An entity is a principal (and, therefore, records revenue on a gross basis) if it controls the promised good or service before transferring it to the customer. An entity is an agent (and records as revenue the net amount it retains as a commission) if its only role is to arrange for another entity to provide the goods or services.

For the product sales via Amazon and AliExpress, the Company is a principal and recognizes revenue on a gross basis. The Company is a principal because it controls the promised good or service before transferring it to a customer. This control is determined by the following indicators 1) The Company is the primary obligor in the sales transaction and responsible for providing products and service. 2) The Company bears the inventory risk. The Company will first indemnify customers for product damages and then request reimbursements from suppliers if the suppliers are determined to be responsible for the damages. 3) The Company selects suppliers and manages the entire sales process. 4) The Company sets the product price and has control over the entire transaction. The Company takes the risk of collectability of the accounts receivable.

There is no consignment arrangement between the Company and the suppliers. The Company is obligated to make payments for the goods when acquiring them from the suppliers, without the option to pay after the products have been sold. The Company assumes all inventory risks associated with the purchased goods. Furthermore, the products will be shipped directly from Amazon warehouses to the customers, with no direct shipments from the supplier’s warehouse to the customers.

F-41

For the revenue share from Kami, who provides cloud services to the Company’s customers, the Company is an agent and recognizes revenue on a net basis. The Company is an agent because it is not responsible for fulfilling the promise of delivering cloud services to customers. Additionally, the Company does not bear the risks associated with the cloud service subscriptions or determine the subscription prices.

—	Product Return Policy

The Company has a product return policy that permits Amazon and AliExpress customers in North America to return products within 30 days from the date of purchase. For items purchased during the holiday season from October to December, the return period is extended until the end of January in the following year. For customers in Europe, the return period for Amazon and AliExpress is 30 days from the date of purchase. Within these specified periods, the Company offers a full refund for returned products, provided the return criteria are met.

The Company recognized revenues adjusted for returns based upon the Amazon statements, which reflect the actual refunds for returns. During the years ended December 31, 2023 and 2022, the Company’s revenue was not significantly impacted by returns due to the short-term free return policy.

Cost of revenues

Cost of revenues includes cost of products, Amazon platform fees, delivery and freight costs, inventory impairment loss, and inventory shortages/(overages). The Company expenses cost of revenues in conjunction with sales as incurred. The Company incurred cost of revenues of $12,342,620 and $14,726,762 for the years ended December 31, 2023 and 2022, respectively.

General and administrative expenses

General and administrative expenses primarily consist of costs for consulting fee, payroll expenses, and professional fees. The Company expensed all marketing and advertising costs as incurred. For the year ended December 31, 2023 and 2022, the Company incurred general and administrative expenses of $1,583,056 and $980,126, respectively

Sales and marketing expenses

Sales and marketing expenses consist primarily of costs for the promotion of business brand and product marketing. The Company expensed all marketing and advertising costs as incurred. For the years ended December 31, 2023 and 2022, the Company incurred sales and marketing expenses of $3,275,244 and $2,589,782, respectively.

Provision for credit losses

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments, and issued subsequent amendments to the initial guidance within ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-11 and ASU 2020-02, collectively referred to as “ASC 326”. ASC 326 requires a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. This ASU eliminates the probable initial recognition threshold in current GAAP and, instead, reflects an entity’s current estimate of all expected credit losses. In November 2019, the FASB issued ASU No. 2019-10 to postpone the effective date of ASU No. 2016-13 for certain to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted this ASU on January 1, 2023, using the modified retrospective method. As of December 31, 2022, there was no allowance for doubtful accounts. On the adoption date of January 1, 2023, the allowance for credit losses for accounts receivable and other receivable-related party, in accordance with ASC 326, was assessed to be immaterial.

Warranty expenses

Sales of products via the Amazon and AliExpress platforms include warranties to customers that replace malfunctional products. These standard warranties are assurance type warranties and do not offer any services in addition to the assurance that the product will continue working as specified for one or more years. Therefore, warranties are not considered separate performance obligations in the arrangement. Instead, the expected cost of warranties is accrued as an expense in accordance with authoritative guidance.

Other income (expense)

Other income – related party consists of subsidy income from Kami to support the Company’s marketing campaign via the e-commerce platforms, debt forgiveness, and income from customer support services for Ants’ former customers prior to the authorization of its Amazon store to the Company. Please refer to Note 8 – Related party balances and transactions for details. For the years ended December 31, 2023 and 2022, the Company recognized other income – related party of $1,840,811 and $501,477, respectively.

Other income from non-related parties mainly consists of income from the resale of returned or replaced products. For the years ended December 31, 2023 and 2022, the Company recognized other income of $47,634 and $90,097, respectively.

F-42

Other expense primarily consists of donation, foreign exchange gain or loss, and tax penalty expenses. For the years ended December 31, 2023 and 2022, the Company incurred other expense of $6,363 and $10,111, respectively.

Comprehensive loss

The Company applies ASC 220, Comprehensive Income, with respect to reporting and presentation of comprehensive loss and its components in a full set of financial statements. Comprehensive loss is defined to include all changes in equity of the Company during a period arising from transactions and other events and circumstances except those resulting from investments by shareholders and distributions to shareholders. For the periods presented, the Company’s comprehensive loss includes net loss and other comprehensive loss, which primarily consists of the foreign currency translation adjustments.

Income taxes

On December 14, 2023, the FASB issued a final standard on improvements to income tax disclosures, ASU 2023-09, Improvements to Income Tax Disclosures. The standard requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The standard is intended to benefit investors by providing more detailed income tax disclosures that would be useful in making capital allocation decisions. For public business entities (PBEs), the new requirements will be effective for annual periods beginning after December 15, 2024. For entities other than public business entities (non-PBEs), the requirements will be effective for annual periods beginning after December 15, 2025. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively. Early adoption is permitted. The Company has early adopted this ASU for the financial statements presented in the footnote 13.

The Company accounts for income taxes in accordance with ASC740, “Income Taxes”. The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, the provision for income taxes represents income taxes paid or payable (or received or receivable) for the current year plus the change in deferred taxes during the year. Deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid, and result from differences between the financial and tax bases of the Company’s assets and liabilities. Deferred taxes are calculated as the Company’s anticipated tax rate times the difference between its taxable income and accounting earnings before taxes.

Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. In evaluating the need for a valuation allowance, management considers all potential sources of taxable income, including income available in carryback periods, future reversals of taxable temporary differences, projections of taxable income, and income from tax planning strategies, as well as all available positive and negative evidence. Positive evidence includes factors such as a history of profitable operations, projections of future profitability within the carryforward period, including from tax planning strategies, and the Company’s experience with similar operations. Existing favorable contracts and the ability to sell products into established markets are additional positive evidence. Negative evidence includes items such as cumulative losses, projections of future losses, or carryforward periods that are not long enough to allow for the utilization of a deferred tax asset based on existing projections of income. Deferred tax assets for which no valuation allowance is recorded may not be realized upon changes in facts and circumstances, resulting in a future charge to establish a valuation allowance.

F-43

Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the statute of limitation has expired or the appropriate taxing authority has completed their examination even though the statute of limitations remains open. Interest and penalties related to uncertain tax positions are recognized as part of the provision for income taxes and are accrued beginning in the period that such interest and penalties would be applicable under relevant tax law until such time that the related tax benefits are recognized. There were no material uncertain tax positions as of December 31, 2023 and 2022. All tax returns since the Company’s inception are subject to examination by tax authorities.

Net loss per share

Net loss per share is computed in accordance with ASC 260, Earnings per Share. Basic net loss per share is computed using the weighted average number of ordinary shares outstanding during the period. Diluted net loss per share is computed using the weighted average number of ordinary shares and potential ordinary shares outstanding during the period under treasury stock method. The computation of diluted net loss per share does not assume conversion, exercise, or contingent issuance of securities that would have an anti-dilutive effect (i.e. an increase in earnings per share amounts or a decrease in loss per share amounts) on net loss per share. Diluted loss per share is the same as basic loss per share for the periods presented.

Fair value measurements

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1: Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●	Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.

The carrying values of cash, accounts receivable, advance to suppliers, other current assets, accounts payable, and accrued liabilities, and other current liabilities approximate fair value as they all have a short-term nature. Pursuant to ASC 820 and 825, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company does not have any “Level 2” or “Level 3” fair value assets or liabilities.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of December 31, 2023 and December 2022, the Company had uninsured cash balances of $0 and $428,821, respectively. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

F-44

Segment reporting

In November 2023, the FASB issued ASU Accounting Standards Update No. 2023-07, which applies to all public entities that are required to report segment information in accordance with Topic 280, Segment Reporting. Currently, Topic 280 requires that a public entity disclose certain information about its reportable segments. For example, a public entity is required to report a measure of segment profit or loss that the chief operating decision maker (CODM) uses to assess segment performance and make decisions about allocating resources. Topic 280 also requires other specified segment items and amounts, such as depreciation, amortization, and depletion expense, to be disclosed under certain circumstances. The amendments in this Update are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company has early adopted this ASU for the financial statements presented in the footnote 12. The early adoption has no material impact on the financial statements.

ASC 280 Disclosures about Segments of an Enterprise and Related Information, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. Operating segments are defined as components of an enterprise which engage in business activities from which they may earn revenues and incur expenses, and about which separate financial information is available that is evaluated regularly by the chief operating decision maker, which is the company’s chief executive officer (CEO), in deciding how to allocate resources and in assessing performance. Reportable segments are defined as an operating segment that either (a) exceeds 10% of revenue, or (b) reported profit or loss in absolute amount exceeds 10% of profit of all operating segments that did not report a loss or (c) exceeds 10% of the combined assets of all operating segments. AMC sells products through Amazon online accounts in the U.S., Canada, and Europe. Therefore, AMC has determined that it has two primary operating segments (1) North America and (2) Europe. Given that the two VIEs, Xiaoyun and Yisijue, are headquartered and operated in China, the consolidated financial statements are bifurcated into three segments: (1) North America, (2) Europe, and (3) China.

Recently issued accounting pronouncements

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative. ASU 2023-06 modifies the disclosure or presentation requirements of a variety of Topics in the Codification. Certain of the amendments represent clarifications to or technical corrections of the current requirements. Because of the variety of Topics amended, a broad range of entities may be affected by one or more of those amendments. Many of the amendments allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the SEC’s requirements. Also, the amendments align the requirements in the Codification with the SEC’s regulations. For entities subject to the SEC’s existing disclosure requirements and for entities required to file or furnish financial statements with or to the SEC in preparation for the sale of or for purposes of issuing securities that are not subject to contractual restrictions on transfer, the effective date for each amendment will be the date on which the SEC’s removal of that related disclosure from Regulation S-X or Regulation S-K becomes effective, with early adoption prohibited. For all other entities, the amendments will be effective two years later. The amendments in this update should be applied prospectively. For all entities, if by June 30, 2027, the SEC has not removed the applicable requirement from Regulation S-X or Regulation S-K, the pending content of the related amendment will be removed from the Codification and will not become effective for any entity. The Company is currently evaluating the potential impact this standard will have on its consolidated financial statements and related disclosures.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. We do not discuss recent standards that are not anticipated to have an impact on or are unrelated to our consolidated financial condition, results of operations, cash flows or disclosures.

F-45

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with a public company which is neither an emerging growth company nor an emerging growth company.

3.	ACCOUNTS RECEIVABLE

As of December 31, 2023 and 2022, the Company had accounts receivable of $94,076 and $188,068, respectively. The aging of account receivables were all less than 90 days. There was no allowance for credit losses as of December 31, 2023 and 2022.

4.	INVENTORIES

As of December 31, 2023 and 2022, the Company had inventory balances of $5,058,778 and $2,982,809, consisting the following:

	December 31,	December 31,
	2023	2022
Purchased goods	$4,899,267	$2,894,113
Freight-in costs	159,511	88,696
Inventory	$5,058,778	$2,982,809

5.	PREPAID EXPENSES

As of December 31, 2023 and 2022, the Company had prepaid expenses of $83,571 and $30,600, respectively. The prepaid expense of $83,571 as of December 31, 2023 was prepaid federal income tax. The prepaid expense of $30,600 as of December 31, 2022 was primarily related to a prepayment for attorney fees.

6.	ADVANCE TO SUPPLIERS

As of December 31, 2023 and 2022, the Company had advance to suppliers balances of $5,086 and $1,447, respectively.

During the year ended December 31, 2022, the Company made advance payments of $209,022 to a third-party vendor for the procurement of security cameras. The third-party vendor required these 50% advanced payments but had not provided the Company with the purchased products as of December 31, 2022. As it was unlikely to receive either the purchased products or refunds from this third-party vendor for the advance payments, the Company recorded an impairment loss for the full amount of $209,022 in 2022.

F-46

7.	SUBSCRIPTION RECEIVABLE

The subscription receivable represents cash not yet collected from Sean Da, the 100% shareholder of the Company, for the issuance of 8 million common shares on January 31, 2023. As of December 31, 2023, the subscription receivable balance of $80,000 was still outstanding. However, all subscription receivables were collected on May 13 and May 14, 2024, with half received on each date.

8.	RELATED PARTY BALANCES AND TRANSACTIONS

The principal related parties with which the Company had transactions for the years ended December 31, 2023 and 2022 presented are as follows

Name	Relationship with the Company
Sean Da	100% Shareholder of the Company
Senslab HK Limited	Affiliate of the 100% shareholder of the Company
Senslab Technology Co., Ltd	Affiliate of the 100% shareholder of the Company
Ants Technology (HK) Limited	Affiliate of the 100% shareholder of the Company
Kami Vision Incorporated	Affiliate of the 100% shareholder of the Company
Shanghai Yunyi Technology Co., Ltd	Affiliate of the 100% shareholder of the Company
Yunyizhilian Information Technology Co., Ltd	Affiliate of the 100% shareholder of the Company
Shanghai Shiyun Internet Technology Co., Ltd	Affiliate of the 95% shareholder of VIE

During the years ended December 31, 2023 and 2022, related party transactions had the following impact on loss before income tax, as shown in the table below. Positive balances indicate an increase in pre-tax loss, while negative balances indicate a decrease.

Related Party Transactions	Impact on pre-tax loss
	Years ended December 31,
	2023	2022
Revenue share – related party (Kami)	$3,098,746	$2,141,625
Product cost - related party (Senslab)	(8,752,026)	(11,004,049)
Provision for credit losses – related party (Ants)	(1,262,146)	-
General and administrative expenses - Consulting fee-related party (Kami)	(321,481)	(377,812)
General and administrative expenses - Shareholder’s business travel expense (Sean)	(1,611)	(1,266)
General and administrative expenses - Financial consulting fee (Ants (3))	(60,000)	-
Other income - Marketing incentive subsidy income (Kami)	1,322,736	84,000
Other income - Loan forgiveness (Kami)	518,075	-
Other income -Customer support service income (Ants (4))	-	417,477
Interest expense (Kami)	(5,993)	(12,082)
Interest expense (Ants)	(84,006)
Total impact on pre-tax loss	$(5,463,700)	$(8,752,108)

F-47

Specifically, transactions with each related party are as follows:

Senslab HK Limited and Senslab Technology Co., Ltd

	December 31,		December 31,
	2023		2022
	Balance	% of Total Liability	Balance	% of Total Liability
Accounts payable - related party (Senslab HK)	$5,312,369	54%	$6,403,968	90%
Accounts payable - related party (Senslab SH)	3,486,453	35%	-	0%
Total	$8,798,822	89%	$6,403 ,968	90%

Sean Da, the 100% shareholder of the Company, owns 38% of Senslab Technology Co., Ltd (hereinafter referred to as “Senslab SH”), which owns 100% of Senslab HK Limited (hereinafter referred to as “Senslab HK”). Senslab HK acquires security cameras from Senslab SH and then exports the cameras to the Company.

The Company procured security cameras from Senslab HK for a total amount of $4,981,035 and $12,103,943 during the years ended December 31, 2023 and 2022, respectively. As of December 31, 2023 and 2022, the Company had related party accounts payable balances of $5,312,369 and $6,403,968 owed to Senslab HK, respectively.

Starting in 2023, the Company procured security cameras directly from Senslab SH. During the year ended December 31, 2023, the Company procured a total amount of $4,033,026. As of December 31, 2023, the Company had a related party accounts payable balance of $3,486,453 owed to Senslab SH.

Ants Technology (HK) Limited

	December 31,		December 31,
	2023		2022
	Balance	% of Total Asset	Balance	% of Total Asset
Prepayment - related party (noncurrent)	$128,209	2%	$146,728	2%
Other receivable - related party	1,768,473	23%	2,230,084	26%
Allowance for credit losses	$(1,262,146)	-15%	$-	0%

The Amazon online store for the North America region operates under Ants Technology (HK) Limited (hereinafter referred to as “Ants”). Ants has authorized the Company to utilize its Amazon account free of charge for a duration of 5 years, starting from October 21, 2021(hereinafter referred to as the “Authorization Agreement”). Starting from August 8, 2024, Ants will transfer to the Company all of its ownership in the Amazon online store, including but not limited to the ownership of the shop, business operation rights, customer resources, operational data, technical data, brand usage rights, intellectual property rights (such as trademarks, patents, copyrights, etc, if applicable), and other assets and rights related to the operation of the Amazon online store. Sean Da, who is the 100% shareholder of the Company, owns 95% of Ants.

F-48

Prepayment

Upon signing the Authorization Agreement, the Company agreed to sell Ants’ remaining camera inventories. During the first year of the Authorization Agreement, Ants covered the freight-in costs related to shipping products to Amazon warehouses, insurance expense, along with various other general and administrative expenses. As such, the Company was responsible for (1) paying Ants the revenue collected from selling Ants’ remaining inventories in the Amazon warehouses and (2) reimbursing the costs Ants paid on behalf of the Company. To cover these two types of payments, the Company prepaid Ants $359,192 in 2022. This prepayment will be amortized by the total amount of (1) collected revenue from selling Ants’ inventories as they are sold and (2) the cost reimbursements to Ants. For the years ended December 31, 2023 and 2022, the total amount of collected revenue from selling Ants’ inventories and cost reimbursements to Ants was $18,519 and $212,464, respectively. As of December 31, 2023, and 2022, the remaining balance of the prepayment was $128,209 and $146,728, respectively.

Other receivable – related party

As of December 31, 2023 and 2022, the Company had gross “other receivable – related party” balances from Ants of $1,768,473 and $2,230,084, respectively, before allowance of credit losses of $1,262,146 and $nil. The “other receivable – related party” balances from Ants include the following four types of transactions:

(1)	Ants received payments from Amazon customers on behalf of the Company, as the Amazon store in North America operates under the name of Ants. For the years ended December 31, 2023 and 2022, the Company recorded “other receivable – related party” balances from Ants for funds collected on its behalf, amounting to $582,325 and $1,553,396, respectively.

(2)	Due to the short supply of security cameras during the year of 2023, the Company purchased Ants’ remaining inventories. During the year ended December 31, 2023, the Company purchased inventories at a total amount of $983,936 owned by Ants and recorded this amount to reduce the balance of “other receivable-related party”.

(3)	During the year ended December 31, 2023, the Company engaged employees from Ants to work as contractors for bookkeeping. As a result, the Company paid Ants a financial consulting fee of $60,000, which was booked to reduce the balance of “other receivable-related party”.

(4)	During the year ended December 31, 2022, the Company provided customer support services for Ants’ former customers prior to the authorization of its Amazon store to the Company. As such, the Company booked a $417,477 customer support service fee in the account of “other receivable-related party”.

Provision for credit losses – related party

As of December 31, 2023, the amount of receivables from Ants that had been outstanding for more than one year was $1,016,640, for which the Company recorded an allowance for credit losses in 2023. Additionally, the Company recognized an expected credit loss of $245,506 during the year ended December 31, 2023. This results in a total allowance for credit losses of $1,262,146 and a carrying value of $506,327 for the “other receivable-related party” balance due from Ants as of December 31, 2023.

F-49

The following table presents the movement of allowance for credit loss for the years ended December 31, 2023 and 2022.

	Years ended
	December 31,
	2023	2022
Balance at beginning of year	$-	$-
Provision for credit loss	1,262,146	-
Write off	-	-
Balance at the end of the year	$1,262,146	$-

Note payable

	December 31,		December 31,
	2023		2022
	Balance	% of Total Liability	Balance	% of Total Liability
Note payable - related party	$817,462	8%	$-	0%
Accrued interest expense	$3,626	0%	$-	0%

On January 1, 2023, the Company entered into a revolving loan agreement with Ants to borrow up to $1,200,000 between January 1, 2023 and June 30, 2024. This loan was unsecured with a daily interest rate not exceeding 0.041% and payable on demand. For the year ended December 31, 2023, the Company incurred $84,006 loan interest. As of December 31, 2023, the Company had an unpaid loan principal balance of $817,462 recorded in the account “note payable – related party” and accrued interest of $3,626.

Kami Vision Incorporated

Sean Da, the 100% shareholder of the Company owns 80% of Kami Vision Incorporated (hereinafter referred to as “Kami”). The Company entered into a revenue-sharing contract with Kami for cloud services in October 2021. Kami’s services include storing recorded videos, image analysis, and providing alert and intelligence detection. The revenue sharing schedule is stipulated as below:

Annual subscription periods	Percentage basis
First year during which an end user starts the cloud service subscription from Kami	30%
Second year during which an end user continues the cloud service subscription from Kami	15% for recurring subscriptions
Third year during which an end user continues the service subscription from Kami	0%

	December 31,		December 31,
	2023		2022
	Balance	% of Total Asset	Balance	% of Total Asset
Accounts receivable - related party	$437,197	5%	$284,300	4%
Other receivable - related party	$842,804	10%	$-	0%

Accounts receivable – related party

During the years ended December 31, 2023 and 2022, revenue share from Kami amounted to $3,098,746 and $2,141,625, respectively. As of December 31, 2023 and 2022, the Company had “accounts receivable – related party” from Kami in the amounts of $437,197 and $284,300, respectively.

Other receivable - related party and Marketing incentive subsidy income

Kami and the Company entered into a market promotion subsidy agreement on January 1, 2023. Kami agreed to provide an annual subsidy of up to $2 million for the year ended December 31, 2023 to support the Company’s marketing campaign aimed at acquiring new customers from the e-commerce platforms of Amazon and AliExpress through platform-specific advertising. The actual subsidy amounts will be determined by both parties based on circumstances and will be reflected in the monthly invoices sent by the Company to Kami. As these marketing incentive payments are discretionary and not part of the Company’s primary business, the Company recognizes the subsidy from Kami as other income. The receivable amount is recorded as “other receivable – related party”. For the years ended December 31, 2023 and 2022, the Company received subsidy of $1,322,736 and $84,000, respectively, recognized as other income. As of December 31, 2023 and 2022, the Company had other receivable – related party of $842,804 and $nil, respectively, for the subsidy from Kami.

F-50

Loan forgiveness

	December 31,		December 31,
	2023		2022
	Balance	% of Total Liability	Balance	% of Total Liability
Note payable - related party	$-	0%	$500,000	7%
Accrued interest expense	$-	0%	$12,082	0%

On April 8, 2022, the Company entered into a six-month loan agreement to borrow $500,000 from the related party Kami with a due date on October 11, 2022. The annualized interest rate is 3.5%. For the years ended December 31, 2023 and 2022, the Company accrued $5,993 and $12,082 interest expenses on this loan, respectively. The principal and accrued interest of this loan, aggregating $518,076, were waived by Kami on April 11, 2023 and recognized as other income. As a beneficiary of increased marketing expenses by the Company to promote sales, Kami has chosen to share the burden of this deficit by waiving the $500,000 loan and accrued interest of $18,076.

Consulting fee

During the years ended December 31, 2023 and 2022, the Company engaged employees from Kami to work as contractors. As a result, the Company paid Kami service fees of $321,481 and $377,812, respectively.

Sean Da

	December 31,		December 31,
	2023		2022
	Balance	% of Total Asset	Balance	% of Total Asset
Subscription receivable - shareholder	$80,000	1%	$-	0%
Note receivable - shareholder	450,489	5%	105,217	2%
Due from shareholder	$548,759	7%	$206,899	3%

Subscription receivable - shareholder

On January 31, 2023, the Company’s 100% shareholder, Sean Da, purchased 8,000,000 common shares at a price of $80,000, which was paid in May 2024. As a result, the Company recorded a subscription receivable of $80,000 as of December 31, 2023.

Note receivable - shareholder

On January 1, 2023 and August 1, 2022, Sean entered into one-year loan agreements with the Company to borrow up to $350,000 and $150,000, with due dates of December 31, 2023 and July 30, 2023, respectively. These two shareholder loans bear no interest. During the years ended December 31, 2023 and 2022, the actual amounts he borrowed from the Company were $345,272 and $105,217, respectively. As of December 31, 2023 and 2022, the outstanding loan amount was $450,489 and $105,217, respectively. Sean Da defaulted on the agreed-upon due dates for the two loan agreements. Refer to Note 14 for subsequent loan repayments.

F-51

Due from shareholder

Mr. Da purchased security cameras from a third-party vendor on behalf of the Company at a total amount of $1,153,069 and $312,960 for the years ended December 31, 2023 and 2022, respectively. As of December 31, 2023 and 2022, the “due from shareholder” account included $548,759 and $206,899, respectively, in advance payments to Mr. Da that were not used for purchases. All the balances in “due from shareholder” have been subsequently collected from the shareholder as of October 18, 2024. Refer to Note 14 for subsequent collections from the shareholder.

Business travel expense

During the years ended December 31, 2023 and 2022, Sean incurred business travel expenses of $1,611 and $1,266, respectively, which were reimbursed by the Company.

Shanghai Yunyi Technology Co., Ltd

	December 31,		December 31,
	2023		2022
	Balance	% of Total Liability	Balance	% of Total Liability
Other payable - related party	$-	0%	$8,684	0%

Shanghai Yunyi Technology (hereinafter referred to as “Yunyi Technology”) is 45% owned by Sean Da, the 100% shareholder of the Company. As of December 31, 2022, the consolidated VIE, Yishijue, has an outstanding other payable balance of $8,684 owed to Yunyi Technology. This balance was an interest-free borrowing for operational purposes and was fully paid off in 2023.

Yunyizhilian Information Technology Co., Ltd

	December 31,		December 31,
	2023		2022
	Balance	% of Total Liability	Balance	% of Total Liability
Other payable - related party	$4,334	0%	$5,899	0%

Yunyizhilian Information Technology Co., Ltd (hereinafter referred to as “Yunyizhilian”) is a 100% subsidiary of Ants. The Company’s 100% shareholder, Sean Da, owns 95% of Ants, thereby indirectly owning 95% of Yunyizhilian. As of December 31, 2023 and 2022, the consolidated VIE, Yishijue, had outstanding other payable balances of $4,334 and $5,899 owed to Yunyi Technology, respectively. This balance was an interest-free borrowing for operational purposes.

F-52

Shanghai Shiyun Internet Technology Co., Ltd

	December 31,		December 31,
	2023		2022
	Balance	% of Total Liability	Balance	% of Total Liability
Accounts payable - related party	$-	0%	$3,329	0%

Shanghai Shiyun Internet Technology Co., Ltd (hereinafter referred to as “Shiyun”) is 95% owned by a nominal shareholder of the consolidated VIE, Xiaoyun. Xiaoyun incurred a system development fee of $81,726 from Shiyun in 2022 for the design and development of an Internet of Things (IoT) platform that enables management to monitor and control IoT devices and networks. This fee was recorded as cost of revenues. As of December 31, 2022, the consolidated VIE, Xiaoyun, had an outstanding “accounts payable – related party” balance of $3,329 owed to Shiyun. This balance was fully paid off during 2023.

9.	WARRANTY LIABILITIES

The Company has a warranty policy that allows customers who have purchased items from the U.S. Amazon marketplace to return malfunctioning products within one year from the date of purchase for a free replacement. For customers from the European Amazon marketplace, this warranty is extended to two years from the date of purchase. These standard warranties are assurance type warranties and do not offer any services in addition to the assurance that the product will continue working as specified. Therefore, warranties are not considered separate performance obligations in the arrangement. Instead, the expected cost of warranties is accrued as an expense. The Company estimated the product replacement costs based upon the historical replacement rate and shipping cost per unit. The estimated product replacement costs are recorded as warranty liabilities and warranty expenses.

The following table presents the movement of product warranty liability for the years ended December 31, 2023 and 2022.

	Years ended
	December 31,
	2023	2022

Balance at beginning of year	$50,897	$27,046
Provision for new warranties	66,470	69,475
Warrant costs incurred	(35,014)	(45,624)
Balance at the end of the year	$82,353	$50,897
Less: Current portion	60,346	36,583
Non-current portion	$22,007	$14,314

F-53

10.	CONCENTRATION RISK

Customer Concentration

The Company had the following customers that individually comprised 10% or more of total revenues for the years ended December 31, 2023 and 2022.

	Years ended
	December 31,
	2023	2022
Kami Vision Incorporated	20%	12%

The Company had the following customers that individually comprised 10% or more of account receivable as of December 31, 2023, and 2022.

	December 31,	December 31,
	2023	2022
Kami Vision Incorporated	82%	60%

Supplier Concentration

The Company had the following suppliers that individually comprised 10% or more of total purchases for the years ended December 31, 2023 and 2022.

	Years ended
	December 31,
	2023	2022
Senslab Technology Co., Ltd (related party)	36%	0%
Senslab HK Limited (related party)	45%	97%
Third party supplier	10%	3%

The Company had the following suppliers that individually comprised 10% or more of account payable as of December 31, 2023 and 2022.

	December 31,	December 31,
	2023	2022
Senslab Technology Co., Ltd (related party)	40%	0%
Senslab HK Limited (related party)	60%	100%

Inventory Storage Concentration

The Company had 100% of its inventory stored at third-party facilities for the years ended December 31, 2023 and 2022.

11.	EQUITY

Common shares

AMC Corporation was established under the laws of the State of Washington on October 21, 2021 with 10,000,000 authorized common shares.

On January 31, 2023, the Company’s 100% shareholder, Sean Da, purchased 8,000,000 common shares at a price of $80,000, which was not paid as of December 31, 2023. As a result, the Company recorded a subscription receivable of $80,000 as of December 31, 2023. Refer to “Note 14 Subsequent Events” for information on the subsequent collection of the subscription receivable.

12.	SEGMENT REPORTING

The Company uses the “management approach” to determine its reportable operating segments. This approach is based on the internal organization and reporting utilized by the Company’s chief operating decision maker (CODM) for making operational decisions and assessing performance. The Company’s CEO, who serves as the CODM, reviews operational results by revenue from different locations. Based on the CEO’s assessment, AMC has identified two primary operating segments: (1) North America and (2) Europe. Given that the two VIEs, Xiaoyun and Yishijue, are headquartered and operate in China, the consolidated financial statements are bifurcated into three segments: (1) North America, (2) Europe, and (3) China.

F-54

The following table presents revenues and expenses by segment for the year ended December 31, 2023 and 2022. Cost of revenues and operating expenses are allocated based upon the percentages of revenue in each segment. Interest expense and interest income are allocated based upon loan proceeds used in each segment.

	Year ended				Year ended
	December 31,				December 31,
	2023				2022
	North America	Europe	China	Total	North America	Europe	China	Total

REVENUES
Product revenue	$9,334,538	3,451,658	-	12,786,196	$12,559,273	3,157,122	33,997	15,750,392
Revenue share – related party	2,262,234	836,512	-	3,098,746	1,711,414	430,211	-	2,141,625
Total Revenues	11,596,772	4,288,170	-	15,884,942	14,270,687	3,587,333	33,997	17,892,017
Less:
Cost of Revenue:
Amazon platform expenses	2,405,017	889,310	-	3,294,327	2,814,649	707,540	-	3,522,189
Product cost	6,389,400	2,362,626	-	8,752,026	8,727,273	2,193,843	82,933	11,004,049
Delivery and freight cost	198,443	73,379	-	271,822	220,450	55,416	-	275,866
Inventory shortages/(overages)	17,846	6,599	-	24,445	(60,207)	(15,135)	-	(75,342)
Gross Profit	2,586,066	956,256	-	3,542,322	2,568,522	645,669	(48,936)	3,165,255
Less:
Operating Expenses:
Marketing and advertising	2,342,559	866,215		3,208,774	2,014,026	506,281		2,520,307
Consulting fee	593,244	219,365		812,609	465,736	117,076		582,812
Warranty expense	48,526	17,944		66,470	55,519	13,956		69,475
Payroll expenses	326,043	120,562	39,855	486,460	32,686	8,216	22,739	63,641
Professional fees	333,120	123,179		456,299	11,817	2,971		14,788
Travel and entertainment	1,176	435	238	1,849	1,791	450	100	2,341
Impairment losses	-	-		-	167,033	41,988		209,021
Provision for credit losses	921,427	340,719		1,262,146	-	-		-
Office expenses	8,081	2,988	1,522	12,591	2,388	600	1,368	4,356
Sales tax	60,255	22,279		82,534	46,361	11,654		58,015
State B&O tax	45,835	16,949		62,784	19,308	4,854		24,162
Other segment expenses	204,954	75,786	217	280,957	183,427	46,110	25,284	254,821
Plus:
Other Income/(Expenses):
Product resale	16,661	6,161		22,822	70,056	17,610		87,666
Customer support	-	-		-	333,613	83,864		417,477
Loan forgiveness	378,220	139,855		518,075	-	-		-
Marketing campaign	965,661	357,075		1,322,736	67,126	16,874		84,000
Interest income	969	-	0	969	4	-	117	121
Interest expense	(89,999)	-		(89,999)	(12,082)	-		(12,082)
Other income	10,880	4,023	9,908	24,811	1,934	486	11	2,431
Other expense	(4,644)	(1,717)	(2)	(6,363)	(8,080)	(2,031)		(10,111)
Less:				-
Federal income tax	10,039	3,712		13,751	290	73	124	487
State income tax	5,596	2,069		7,665	4,121	1,036		5,157
Segment Net Income	$(1,037,041)	(350,549)	(31,926)	(1,419,516)	$16,590	7,207	(98,423)	(74,626)

F-55

The following table presents total assets by segment as of December 31, 2023, and 2022.

	December 31, 2023				December 31, 2022
	North America	Europe	China	Total	North America	Europe	China	Total
TOTAL SEGMENT ASSETS	$6,104,281	2,257,197	1,618	8,363,096	$5,476,744	1,376,731	48,406	6,901,881

13.	TAXATION

Income Tax

AMC Corporation was incorporated in the State of Washington in the United States. The Company incurred $21,416 and $5,520 Federal and State income tax for the years ended December 31, 2023 and 2022, respectively.

The two VIEs, Xiaoyun and Yishijue, were incorporated in People’s Republic of China (PRC). Under the PRC Enterprise Income Tax Law (the “EIT Law”), the PRC Subsidiaries are subject to enterprise income tax at a statutory rate of 25%. The income tax for Xiaoyun for the years ended December 31, 2023 and 2022 was $nil and $124, respectively. Yishijue did not incur any income taxes for either year due to its losses from operations.

Deferred Tax

The Company and the two VIEs had $nil net deferred tax asset as of December 31, 2023 and December 31, 2022. In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.

Management considers projected future taxable income and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2023 and December 31, 2022.

The Company’s deferred tax assets, net of valuation allowances, are as follows. The two VIEs have no deferred tax assets.

	December 31,	December 31,
	2023	2022
Deferred tax asset attributable to:
Tax effect of net operating losses carried forward	$-	$44,820
Warranty liabilities	19,497	12,146
Section 174 costs, net (1)	80,282	-
Credit loss reserve	298,812	-
Tax credits	32,778	-
State tax	(8,529)	1,086
Deferred tax assets	422,840	58,052
Less: valuation allowance	(422,840)	(58,052)
Deferred tax assets, net	$(0)	$(0)

(1)	IRC Section 174 Research and Development (R&D) Expense Capitalization: The Company is subject to U.S. research expense capitalization under IRC Section 174 under the 2017 U.S. Tax Cuts and Jobs Act. The IRC Section 174 research expense capitalization results in a timing difference which is amortizable over five years for domestic R&D expenditures and 15 years for foreign R&D expenditures.

F-56

The Company and the two VIEs’ income tax expense/ (benefit) for the years ended December 31, 2023 and 2022 are as follows:

	Years ended
	December 31,
	2023			2022
	AMC	Xiaoyun (VIE)	Total	AMC	Xiaoyun (VIE)	Total
Current tax provision/ (benefit)	$21,416	$-	$21,416	$5,520	$124	$5,643
Deferred tax provision/ (benefit)	-	-	-	-	-	-
Total provision/(benefit) for income taxes	$21,416	$-	$21,416	$5,520	$124	$5,643

Reconciliation between the statutory rate and the effective tax rate is as follows for the years ended December 31, 2023 and 2022.

	Years ended
	December 31,
	2023	2022
Expected tax at 21%	21.00%	21.00%
State income tax, net of federal tax	2.59%	(4.24%)
FDII	0.46%	1.91%
Change in Valuation Allowance	(26.09%)	1.68%
Credits generated in current year	1.97%	0.00%
Federal Penalties	-0.98%	0.00%
Permanent differences	0.00%	(1.09%)
Foreign Rate Differential	(0.48%)	(30.10%)
Prior year true up	0.00%	2.66%
Effective tax rate	(1.53%)	(8.18%)

The Company has uncertain tax positions due to establishment of nexus through inventories located in various states under the Fulfillment by Amazon (FBA) agreement. Amazon holds the Company’s inventories in various states until the items are sold and shipped to end customers. The Company has access to inventory reports (state-by-state) to know inventories locations in a real time. These inventories or “stock of goods” create nexus for which states may impose an income tax. The following table presents the aggregate changes in the balance of the gross unrecognized tax provisions. For the years ended December 31, 2023 and 2022, the Company had unrecognized tax expenses of $6,627 and $6,627, respectively. If these uncertain tax positions are recognized, they would affect the Company’s effective tax rates. In accordance with authoritative guidance, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. The Company did not record these uncertain state income tax position for the years ended December 31, 2023 and 2022.

	Years ended
	December 31,
	2023	2022
Beginning balances	$6,627	$1,470
Increases related to current year tax positions	-	5,157
Ending balances	$6,627	$6,627

The Company adopted the accounting policy that interest and penalties are classified as part of its income taxes. As of December 31, 2023 and 2022, there were no accrued interest or penalties associated with any unrecognized tax provisions. There are currently no examinations by Federal, state and foreign tax authorities. The Company believes that, as of December 31, 2023, the gross unrecognized tax positions will not materially change in the next twelve months. The Company believes that it has adequately provided for any reasonably foreseeable outcomes related to any tax audits and that any settlement will not have a material adverse effect on the financial statements. However, there can be no assurances as to the possible outcomes.

F-57

Statute of limitation

According to the PRC Tax Administration and Collection Law, the statute of limitation is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitation is extended to five years under special circumstances where the underpayment of taxes is more than RMB 0.1 million. In the case of transfer pricing issues, the statute of limitation is 10 years. There is no statute of limitation in the case of tax evasion. The income tax returns of the VIEs in China for the years from 2020 to 2023 are open to examination by the PRC tax authorities.

14.	SUBSEQUENT EVENTS

In accordance with ASC Topic 855 “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2023 up until the date that the Company issued these financial statements.

Subsequent collections from the shareholder

On January 1, 2024, Sean entered into a one-year, interest-free loan agreement with the Company to borrow up to $500,000, with a due date of December 31, 2024 (hereinafter referred to as the “Promissory Note”).

As of December 31,2023, the balance of “Due from shareholder” and “Note receivable - related party” was $548,759 and $450,489, respectively. Between January 1,2024 and the date of issuance of the financial statements, Sean Da received advanced payments of $196,842 for inventory procurement and withdrew $341,296 under the Promissory Note. In May, September, and October 2024, Sean Da repaid the Company $400,000, $500,000, and $650,000, respectively, resulting in both “Due from shareholder” and “Note receivable - related party “ account balances being fully paid off. The “Due from shareholder” account now has a negative balance of $12,614 due to overpayment.

In May 2024, the Company collected an $80,000 payment from Sean Da, the Company’s 100% shareholder, for the restricted common shares he acquired on January 31, 2023.

Amazon store ownership transfer

On August 8, 2024, the Company entered into separate business transfer agreements with Xiaoyun and Yishijue. Under these agreements, Xiaoyun and Yishijue will transfer all of their ownership in the Amazon online stores to the Company This includes, but not limited to, store ownership, business operation rights, customer resources, operational data, technical data, brand usage rights, intellectual property rights (such as trademarks, patents, copyrights, if applicable), and other assets and rights related to the operation of the Amazon online stores, in exchange for an aggregate payment of RMB 30,000 (approximately USD 4,227) for each VIE. Once the stores are successfully transferred, the two VIEs, Xiaoyun and Yishijue, will be deconsolidated from the financial statements, as the variable interests will no longer exist. AMC will operate the online stores on the e-commerce platforms independently. The two VIEs will no longer pass along risks or benefits to AMC, and AMC will no longer be the beneficiary of the two VIEs, as AMC will no longer control their economic performance.

Closure of AliExpress store

Effective January 1, 2024, the Company discontinued operations and ceased sales on the AliExpress platform.

Business combination agreement

On August 16, 2024, the Company entered into a Business Combination Agreement (the “BCA”) with AlphaVest Acquisition Corp, a Cayman Islands exempted company (“SPAC”). As a result of this Merger, SPAC will become a Delaware corporation, the shareholder of the Company will become a shareholder of SPAC, and the Company will become a wholly owned subsidiary of SPAC.

Promissory Note

On May 2, 2024, the Company issued two promissory notes to SPAC, allowing the SPAC to borrow up to an aggregate principal amount of $440,000 (the “Promissory Note 1”) and $126,000 (the “Promissory Note 2”). Drawdowns under these two Notes will be used for extension payments related to the Business Combination described above. These Promissory Notes are non-interest bearing and payable on the earlier of (i) December 12, 2024, or (ii) promptly after the SPAC consummates an initial business combination.

In October, 2024, the Company issued another promissory note to SPAC, allowing the SPAC to borrow up to an aggregate principal amount of $100,000 (the “Promissory Note 3”). Drawdowns under this Note will be used for extension payments related to the Business Combination described above. The Promissory Note is non-interest bearing and payable on the earlier of (i) December 31, 2024, or (ii) promptly after the SPAC consummates an initial business combination.

As of the date of issuance of the financial statement, outstanding balances under the promissory notes were $385,000 under Promissory Note 1, $126,000 under Promissory Note 2, and $54,285 under Promissory Note 3.

F-58

AMC CORPORATION

UNAUDTIED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$246,933	$127,800
Accounts receivable	161,206	94,076
Accounts receivable - related party	196,290	437,197
Inventories, net	6,883,564	5,058,778
Prepaid expenses	166,651	83,571
Other receivable - related party, net	428,467	1,349,131
Advance to suppliers	5,054	5,086
Due from shareholder	245,309	548,759
Subscription receivable - shareholder	-	80,000
Deferred offering cost	75,000	-
Promissory note receivable	236,000	-
Note receivable - shareholder	660,793	450,489
Total current assets	9,305,267	8,234,887

Prepayment - related party	127,554	128,209
TOTAL ASSETS	$9,432,821	$8,363,096

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities
Accounts payable	$550	$479
Accounts payable - related party	11,973,796	8,798,822
Accrued expense	197,146	13,474
Tax payable	6,682	18,755
Other payable	25,877	182,345
Other payable - related party	5,462	4,334
Note payable - related party	-	817,462
Warranty liabilities - current portion	46,885	60,346
Total current liabilities	12,256,398	9,896,017

Warranty liabilities - noncurrent	29,041	22,007
TOTAL LIABILITIES	12,285,439	9,918,024

Stockholder’s deficit
Ordinary shares, $0.01 par value, 10,000,000 shares authorized, 8,000,000 shares issued and outstanding as of June 30, 2024 and December 31, 2023	80,000	80,000
Additional paid-in capital	64,699	64,699
Accumulated deficit	(2,991,437)	(1,693,628)
Accumulated other comprehensive loss	(5,880)	(5,999)
Total stockholder’s deficit	(2,852,618)	(1,554,928)
TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$9,432,821	$8,363,096

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-59

AMC CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Six months ended
	June 30,
	2024	2023
	(Unaudited)	(Unaudited)
REVENUES
Product revenue	$3,488,066	$7,108,541
Revenue share – related party	1,363,379	1,561,391
Total Revenues	4,851,445	8,669,932
COST OF REVENUES
Amazon platform expenses	(932,068)	(1,693,299)
Product cost - related party	(2,690,073)	(4,629,184)
Delivery and freight cost	(88,017)	(129,772)
Inventory impairment losses	(924,471)	-
Inventory overages/(shortages)	316,427	(7,706)
Total Cost of Revenues	(4,318,202)	(6,459,961)
Gross Profit	533,243	2,209,971

OPERATING EXPENSES
General and administrative expenses	(876,776)	(706,874)
Provision for credit losses - related party	(352,182)	-
Sales and marketing expenses	(1,044,860)	(1,450,412)
Research and development expenses	(163,141)	(320,184)
Total Operating Expenses	(2,436,959)	(2,477,470)

LOSS FROM OPERATIONS	(1,903,716)	(267,499)

OTHER INCOME (EXPENSES)
Other income - related party	629,237	795,731
Other income	-	29,769
Other expense	(271)	(6,352)
Interest income	1	957
Interest expense - related party	(18,999)	(36,291)
Total Other Income, Net	609,968	783,814
(LOSS)/INCOME BEFORE INCOME TAX	(1,293,748)	516,315
Income tax	(4,061)	-
NET (LOSS)/INCOME	(1,297,809)	516,315
Other comprehensive income	119	547
TOTAL COMPREHENSIVE (LOSS)/INCOME	$(1,297,690)	$516,862

NET LOSS PER SHARE: BASIC	$(0.16)	$0.08
NET LOSS PER SHARE: DILUTED	$(0.16)	$0.08
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC	8,000,000	6,674,033
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: DILUTED	8,000,000	6,674,033

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-60

AMC CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S DEFICIT

	Ordinary Shares		Additional Paid-in	Accumulated Earnings/	Accumulated Other Comprehensive
	Number of Shares	Amount	Capital	(Deficit)	Income/(Loss)	Total
Balance at January 1, 2023	-	$-	$64,699	$(274,112)	$(5,361)	$(214,774)
Common stock	8,000,000	80,000	-	-	-	80,000
Net income	-	-	-	516,315	-	516,315
Other comprehensive income	-	-	-	-	547	547
Balance at June 30, 2023	8,000,000	$80,000	$64,699	$242,203	$(4,814)	$382,088

Balance at January 1, 2024	8,000,000	$80,000	$64,699	$(1,693,628)	$(5,999)	$(1,554,928)
Net loss	-	-	-	(1,297,809)	-	(1,297,809)
Other comprehensive income	-	-	-	-	119	119
Balance at June 30, 2024	8,000,000	$80,000	$64,699	$(2,991,437)	$(5,880)	$(2,852,618)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-61

AMC CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended
	June 30,
	2024	2023
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(1,297,809)	$516,315
Adjustments to reconcile net (loss) income to net cash provided by/(used in) operating activities:
Provision for credit losses – related party	352,182	-
Other income from loan forgiveness	-	(518,076)
Provision for warranty	28,142	51,862
Inventory impairment losses	924,471	-

Changes in operating assets and liabilities:
Accounts receivable	(67,130)	96,698
Accounts receivable - related party	240,907	(50,569)
Inventories, net	(2,749,257)	885,960
Prepaid expenses	(83,080)	(27,842)
Other receivable	-	4,413
Other receivable - related party, net	568,482	(956,718)
Advance to suppliers	31	(54,398)
Due from shareholder	303,450	(630,628)
Prepayment - related party	655	16,702
Accounts payable	71	42,124
Accounts payable - related party	3,174,974	(279,552)
Accrued expense	183,672	33,085
Accrued payroll	-	(5,731)
Tax payable	(12,073)	797
Other payable	(156,468)	(81,397)
Other payable - related party	1,128	29,996
Warranty liabilities - current portion	(41,603)	(33,530)
Warranty liabilities - noncurrent	7,034	14,214
Net cash provided by / (used in) operating activities	$1,377,779	$(946,275)

CASH FLOWS FROM INVESTING ACTIVITIES
Issuance of note receivable – shareholder	(210,303)	(219,375)
Issuance of promissory note	(236,000)	-
Net cash used in investing activities	$(446,303)	$(219,375)

CASH FLOWS FROM FINANCING ACTIVITIES
Deferred offering cost	(75,000)	-
Capital contribution from the shareholder	80,000	-
Proceeds from note payable - related party	1,353,700	4,075,100
Repayment of note payable - related party	(2,171,162)	(3,180,559)
Net cash (used in)/provided by financing activities	$(812,462)	$894,541

Effect of changes of foreign exchange rate on cash and cash equivalent	119	547

Net increase (decrease) in cash and cash equivalents	119,133	(270,562)
Cash and cash equivalents - beginning of the period	127,800	678,821
Cash and cash equivalents - end of the period	$246,933	$408,259

Supplemental Cash Flow Disclosures
Cash paid for interest expenses	$24,453	$35,113
Cash paid for income taxes	$103,965	$35,642

NON-CASH INVESTING AND FINANCING ACTIVITIES
Debt forgiveness	$-	$518,076
Common shares issued but not paid	$-	$80,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-62

AMC CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND BUSINESS BACKGROUND

Description of Business

AMC Corporation (hereinafter referred to as “the Company” or “AMC”) was incorporated under the laws of the State of Washington on October 21, 2021. The Company’s product portfolio includes YI dome guard, home camera, and outdoor camera, designed for residential homes and small businesses. The Company operates by acquiring security cameras from suppliers in Asia and subsequently retailing them through Amazon’s e-commerce platforms across the United States, Canada, and Europe, as well as the AliExpress platform.

Contractual arrangements with variable interest entities (“VIEs”)

The Amazon online stores for the respective regions operate under the entities Ants Technology (HK) Limited (“Ants”), Shanghai Xiaoyun Technology Limited (“Xiaoyun”), and Kunshan Yishijue Technology Limited (“Yishijue”). These entities have authorized the Company to utilize their Amazon accounts free of charge for a duration of 5 years, starting from October 21, 2021 (hereinafter referred to as the “Authorization Agreement”). The Company has decided to early terminate the Authorization Agreement with Yishijue and Xiaoyun and assume ownership of the Amazon stores from Yishijue and Xiaoyun in 2024. Refer to “Note 15 Subsequent Events” for information on the Amazon store ownership transfer.

Sean Da, who is the 100% shareholder of the Company, owns 95% of Ants. There are two nominal individuals who hold the shares of Yishijue and Xiaoyun on behalf of Sean Da, and Sean controls the primary economic activities of these two entities, such as the authorization or transfer of Amazon stores to AMC.

Ants collects revenue payments from Amazon on behalf of the Company, as the Amazon store in North America operates under the name of Ants. Besides owning the Amazon store in North America, Ants is also engaged in trading virtual reality cameras.

Yishijue has no business operations other than owning an Amazon online store in Europe. It had no revenue and only incurred general administrative and finance expenses for the six months ended June 30, 2024 and 2023.

Xiaoyun was founded in July 2020 to provide services for applying for patents and intellectual properties (IP). It stopped its services at the end of 2022 and thus generated no revenue for the six months ended June 30, 2024 and 2023. Xiaoyun has no plans to continue operating its original business to provide patent and IP services or to start a new business in the future.

Consolidation Analysis

Entity being evaluated	Variable Interest	VIE?	Primary Beneficiary	Consolidation?
Ants Technology (HK) Limited (“Ants”)	None	No	N/A	No
Kunshan Yishijue Technology Limited (“Yishijue”)	Authorization Agreement	Yes	AMC	Yes
Shanghai Xiaoyun Technology Limited (“Xiaoyun”)	Authorization Agreement	Yes	AMC	Yes

The Company follows the guidance under ASC 810-10-25-25, which outlines the by-design approach to determine whether a legal entity should be consolidated as a Variable Interest Entity (VIE). This approach involves a two-step analysis to evaluate the nature and purpose of the legal entity, ensuring the appropriate treatment of variable interests.

The steps are as follows:

1)	Analyze the nature of risks: The first step requires identifying the risks associated with the legal entity. These risks could include operational, market, financial, or other factors that affect the variability in the legal entity’s performance and outcomes. The Company assesses these risks to understand how they contribute to variability in the legal entity’s financial structure.
2)	Determine the purpose of the legal entity: The second step involves examining the legal entity’s intended purpose. This includes determining the variability the legal entity was designed to create and pass along to its interest holders. By identifying the specific risks and their intended transfer, the Company can assess whether its interests are variable and if consolidation is necessary.

F-63

If the entity being evaluated is a VIE, The Company then follows the guidance under ASC 810-10-25-38A to determine the primary beneficiary of the VIE. The primary beneficiary is the reporting entity that is required to consolidate the VIE. Within the VIE model, the party that is determined to have a controlling financial interest is referred to as the primary beneficiary. The primary beneficiary is the variable interest holder that has both of the following criteria:

1)	Power to direct the activities of the entity that most significantly impact the entity’s economic performance (the power criterion)
2)	The obligation to absorb losses of the entity, or the right to receive benefits of the entity, which could be potentially significant to the entity (the economics criterion)

If a reporting entity determined to be the primary beneficiary of a VIE does not have an equity investment in the entity, the primary beneficiary must consolidate 100% of the balance sheet and income statement of the VIE and should generally apply consolidation procedures as if it were the parent in a typical parent-subsidiary relationship.

Yishijue and Xiaoyun were specifically designed to pass along their operational risks to AMC. As a result, the Authorization Agreements of both Yishijue and Xiaoyun are considered variable interests. The operation of Amazon online stores is the most significant business activity influencing the economic performance of Yishijue and Xiaoyun. AMC has the authority to direct the operations of these stores in ways that most significantly impact their economic performance (power criterion). Additionally, AMC bears the obligation to absorb losses or has the right to receive benefits from the operations of Amazon stores owned by Yishijue and Xiaoyun (economics criterion). Therefore, AMC is the primary beneficiary and must consolidate the financial statements of Yishijue and Xiaoyun.

On the other hand, Ants, while owning the Amazon store in North America, also engages in other business operations and was not created to pass along its operational risks to AMC. Consequently, no variable interests exist for Ants, and it is not subject to consolidation.

Based on this assessment, the Company has consolidated Yishijue and Xiaoyun in its financial statements, reflecting their risk transfer structure and AMC’s controlling financial interest, while Ants remains unconsolidated due to the absence of variable interests.

Assets and liabilities of consolidated VIEs

The Company’s consolidated financial statements include the assets, liabilities, equity and results of operations of VIEs for which the Company is the primary beneficiary. The following table summarizes the carrying amounts of these entities’ assets and liabilities included in the Company’s consolidated balance sheets at June 30, 2024 and December 31, 2023.

	June 30,	December 31,
	2024	2023
	(Unaudited)
Current asset	$2,141	$1,618
Noncurrent asset	-	-
Total Asset	$2,141	$1,618
Current Liability	$7,723	$6,274
Noncurrent Liability	-	-
Total Liability	$7,723	$6,274

Cash and asset transfer between AMC and VIEs

There were no cash or asset transfers between AMC and VIEs as of and for the six months ended June 30, 2024 and 2023.

Risks in relation to the VIE structure

In the opinion of management, based on the legal opinion obtained from the Company’s local legal counsel, the ownership structures of the Company and its VIEs, do not and will not violate any applicable local laws, regulations, or rules currently in effect; the agreements among the Company, each of the VIEs and its nominee shareholders, governed by local laws, as described above, are valid, binding and enforceable in accordance with their terms and applicable local laws, rules, and regulations currently in effect, both currently and immediately after giving effect to the listing in capital market, and do not and will not violate any applicable local laws, regulations, or rules currently in effect. However, there are substantial uncertainties regarding the interpretation and application of current and future local laws and regulations. Accordingly, if the local government finds that the contractual arrangements do not comply with its restrictions on foreign ownership of businesses, or if the local government otherwise finds that the Company and the VIEs are in violation of local laws or regulations or lack the necessary permits or licenses to operate the Company’s business, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and operating licenses of the Company;

F-64

●	discontinuing or restricting the operations;
●	imposing fines or confiscating any of VIEs’ income that they deem to have been obtained through illegal operations;
●	imposing conditions or requirements with which the Company’s subsidiaries or the VIEs may not be able to comply;
●	requiring the Company to restructure the ownership structure or operations, including terminating the contractual arrangements with the VIEs;
●	restricting or prohibiting the Company’s use of the proceeds of overseas offering to finance the business and operations in these jurisdictions; or
●	taking other regulatory or enforcement actions that could be harmful to the business.

If the imposition of any of these penalties or requirement to restructure the Company’s corporate structure causes it to lose the rights to direct the activities of the two VIEs or the Company’s right to receive its economic benefits, the Company would no longer be able to consolidate the financial results of the two VIEs in its consolidated financial statements. In the opinion of management, the likelihood of deconsolidation of the two VIEs is remote based on current facts and circumstances.

Liquidity and going concern

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the unaudited condensed consolidated financial statements are issued.

For the six months ended June 30, 2024 and 2023, the Company incurred net loss of $1,297,809 and net income of $516,315, respectively. The Company had positive operating cash flows of $1,377,779, negative investing cash flows of $446,303, and negative financing cash flows of $812,462 for the six months ended June 30, 2024. As of June 30, 2024, the Company had an accumulated deficit of $2,991,437, working capital deficit of $2,951,131, and long-term warranty liabilities of $29,041. The Company has funded its operations and capital needs primarily through borrowings from a related party, Ants. As of the date the unaudited condensed consolidated financial statements for the six months ended June 30, 2024 are issued, these factors raised substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the date that these unaudited condensed consolidated financial statements are issued.

The Company has a plan of operations and acknowledges that its plan of operations may not result in generating positive working capital in the near future.

To meet the cash requirements for the next 12 months from the issuance date of this report, the Company is undertaking a combination of the remediation plans:

●	The Company will have a new product launch in 2025 to generate more revenue
●	The Company is actively promoting its products to obtain new customers
●	The Company intends on going public through a SPAC merger to obtain additional funding

Currently the Company is focusing on the improvement of operation efficiency, implementation of strict cost control and budget and enhancement of internal controls to create synergy of the Company’s resources.

The management plan cannot alleviate the substantial doubt of the Company’s ability to continue as a going concern. There can be no assurance that the Company will be successful in achieving its strategic plans, that the Company’s future capital raises will be sufficient to support its ongoing operations, or that any additional financing will be available in a timely manner or with acceptable terms, if at all. If the Company is unable to raise sufficient financing or events or circumstances occur such that the Company does not meet its strategic plans, it would have a material adverse effect on the Company’s financial position, results of operations, cash flows, and ability to achieve its intended business objectives.

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The accompanying unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Accordingly, the unaudited condensed consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business during the six-month periods ended June 30, 2024 and 2023.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. GAAP for interim financial information. Certain information and note disclosures normally included in the annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted consistent with Article 10 of Regulation S-X. The unaudited condensed consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments as necessary for the fair statement of the Company’s financial position as of June 30, 2024 and June 30, 2023, results of operations and cash flows for the six months ended June 30, 2024 and 2023. The consolidated balance sheet as of December 31, 2023 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by U.S. GAAP. The unaudited condensed consolidated financial statements and related disclosures have been prepared with the presumption that users of the unaudited condensed consolidated financial statements have read or have access to the audited consolidated financial statements for the preceding fiscal years. Accordingly, these financial statements should be read in conjunction with the audited consolidated financial statements and related footnotes for the year ended December 31, 2023. The accounting policies applied are consistent with those of the audited consolidated financial statements for the preceding fiscal year. Results for the six months ended June 30, 2024 are not necessarily indicative of the results expected for the full fiscal year or for any future period.

The Company’s fiscal year-end date is December 31.

Principles of Consolidation

The unaudited condensed consolidated financial statements include the financial statements of the Company and the two VIEs of Xiaoyun and Yishijue. Consolidated VIEs are entities in which the Company, through contractual arrangements, exercises effective control over the activities that most impact the economic performance, bears the risks of, and enjoys the rewards normally associated with ownership of the entities, and therefore the Company is the primary beneficiary of the entities.

There are no intercompany transactions among the Company and the two VIEs. Therefore, no eliminations are needed upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include, but are not limited to, allowance for credit losses, valuation of inventory, estimated replacement rates to calculate warranty liabilities and warranty expenses.

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Foreign Currency and foreign currency translation

The Company’s reporting currency is U.S. dollars (“USD”). The functional currency for the two VIEs is Renminbi (“RMB”). The functional currency of AMC is U.S. dollars.

Transactions denominated in currencies other than functional currency are translated into functional currency at the exchange rates quoted by authoritative banks prevailing at the dates of the transactions. Foreign currencies received from the European and Canadian ecommerce platforms are translated into USD. Exchange gains and losses resulting from those foreign currency transactions denominated in a currency other than the functional currency are recorded as other income or other expense.

The unaudited condensed consolidated financial statements of the Company are translated from the respective functional currencies into USD. Assets and liabilities are translated into USD using the applicable exchange rates at the balance sheet date. Equity accounts other than earnings generated in current period are translated into USD at the appropriate historical rates. Revenues, expenses, gains and losses are translated into USD using the periodic average exchange rates. The resulting foreign currency translation adjustments are recorded in accumulated other comprehensive income as a component of shareholders’ equity.

Six months ended June 30, 2023
Balance sheet, except for equity accounts	¥7.2537	RMB to $1 USD
Income statement and cash flows	¥6.9263	RMB to $1 USD

Six months ended June 30, 2024
Balance sheet, except for equity accounts	¥7.2674	RMB to $1 USD
Income statement and cash flows	¥7.2007	RMB to $1 USD

Year ended December 31, 2023
Balance sheet, except for equity accounts	¥7.0971	RMB to $1 USD
Income statement and cash flows	¥7.0747	RMB to $1 USD

Cash and Cash Equivalents

Cash consists of cash in bank with no restrictions and highly liquid investments which are unrestricted as to withdrawal or use, and have remaining maturities of three months or less when initially purchased.

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

As of June 30, 2024 and December 31, 2023, the Company had cash balances of $246,933 and $127,800, respectively, and $nil cash equivalents for each reporting date. Please refer to “Concentration of credit risk” section for the credit risk of cash in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000.

Accounts receivable and Accounts receivable- related party

Accounts receivable is stated at the amount the Company expects to collect from customers through the e-commerce platforms Amazon and AliExpress. Accounts receivable- related party is stated at the amount the Company expects to collect from Kami Vision Incorporated (hereinafter referred to as “Kami”) for revenue shares. Please refer to Note 9- Related party balances and transactions.

The Company adopted ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), on January 1, 2023, using the modified retrospective method. Credit losses were estimated using the loss-rate method, which analyzes the probability of unrecoverable accounts based on an expected loss ratio. This ratio is calculated using the average historical loss rate, adjusted for forward-looking factors such as inflation, real GDP growth, unemployment rates, and industry sales growth.

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No allowance for credit loss is recorded for “accounts receivable” or “accounts receivable- related-party”, as the average historical loss rate is 0% based on historical receivable write-offs. The Company writes off receivable balances against the allowance only after all collection efforts have been exhausted and the potential for recovery is deemed remote. To date, the company has experienced little, if any, uncollectible accounts receivable or accounts receivable-related party.

Other receivable- related party, net

Other receivables – related party primarily consists of receivable from Kami for a marketing subsidy and receivable from Ants. The balance presented on the condensed consolidated balance sheets is net of allowance for credit losses. In connection with the assessment of current expected credit loss under ASC Topic 326, Measurement of Credit Losses on Financial Instruments (ASU 2016-13), the Company recorded an allowance for credit losses of $1,614,328 against receivables due from Ants as of June 30, 2024 based on the loss-rate method. Refer to the “Accounts receivable and Accounts receivable- related party” section above for details about the loss-rate method.

Inventories, net

The inventory costs include the freight-in costs and the product costs. The calculation of inventory costs is based upon the moving average cost method, which uses the average cost of goods sold for all the inventories.

The Company values its inventories at the lower of cost or net realizable value. Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products. Any excessive spoilage is recorded as current period charges.

Deferred offering costs associated with the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP ASC 805. Under this method of accounting, AMC is accounting acquirer, and as a result, qualifying transaction costs incurred by AMC are treated as deferred offering cost and any balance below the net proceeds from this reverse recapitalization will be charged directly to equity. This recording complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs – SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Deferred offering costs consist of legal and other professional expenses incurred through the balance sheet date that are directly related to the Proposed Business Combination and that will be charged to shareholders’ equity upon the completion of the Proposed Business Combination with any balance below the net proceeds from this Business Combination. Should the Proposed Business Combination prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operation expenses. As of June 30, 2024, transaction costs in the aggregate of $75,000 have been recorded as deferred offering cost.

Revenue

The Company generated revenues of $4,851,445 and $8,669,932 for the six months ended June 30, 2024 and 2023, respectively.

	Six Months Ended
	June 30,
	2024	2023
REVENUES
Product revenue	$3,488,066	$7,108,541
Revenue share – related party	1,363,379	1,561,391
Total revenues	$4,851,445	$8,669,932

F-68

— Revenue recognition

According to the revenue recognition Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (FASB ASC Topic 606), revenue is recognized or realizable and earned when all five of the following criteria are met: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation. Revenue is reported net of all value added taxes.

The Company satisfies the performance obligation in the contract and recognizes its revenue in accordance with ASC 606-10-25-23.

For the product sales via Amazon and AliExpress, revenues are recognized when the products are shipped to customers. Since Amazon and AliExpress handles the shipping of products on behalf of the Company and takes responsibility for lost packages, revenue is recognized on the statements from Amazon and AliExpress once the orders are shipped by the Company. Amazon pays the Company on a bi-weekly basis. AliExpress pays the Company 3-7 days after the Company ships the products. As the Company does not receive payments before product shipment, it does not have any deferred revenue.

For the revenue share received from Kami, revenues are recognized when an end user referred by AMC subscribes to the cloud service provided by Kami and makes a payment. Kami sends the Company a monthly notice summarizing the revenue share generated from the Company’s customers who utilize Kami’s cloud services. These cloud services involve storing recorded videos, image analysis, and providing alert and intelligence detection. According to the revenue share agreement, Kami will allocate 30% of subscription revenues to AMC for new customers referred by AMC during the first year of subscription, 15% of the revenue for second-year customers, and no allocation for subsequent years (hereinafter referred to as “Revenue Share”).

— Reporting Revenue Gross versus Net

According to ASU 2016-08 Principle versus Agent Considerations, when a third party is involved in providing goods or services to a customer, the entity must determine whether its performance obligation is to provide the good or service itself (i.e., the entity is a principal) or to arrange for another party to provide the good or service (i.e., the entity is an agent). An entity makes this determination by evaluating the nature of its promise to the customer. An entity is a principal (and, therefore, records revenue on a gross basis) if it controls the promised good or service before transferring it to the customer. An entity is an agent (and records as revenue the net amount it retains as a commission) if its only role is to arrange for another entity to provide the goods or services.

For the product sales via Amazon and AliExpress, the Company is a principal and recognizes revenue on a gross basis. The Company is a principal because it controls the promised good or service before transferring it to a customer. This control is determined by the following indicators 1) The Company is the primary obligor in the sales transaction and responsible for providing products and service. 2) The Company bears the inventory risk. The Company will first indemnify customers for product damages and then request reimbursements from suppliers if the suppliers are determined to be responsible for the damages. 3) The Company selects suppliers and manages the entire sales process. 4) The Company sets the product price and has control over the entire transaction. The Company takes the risk of collectability of the accounts receivable.

There is no consignment arrangement between the Company and the suppliers. The Company is obligated to make payments for the goods when acquiring them from the suppliers, without the option to pay after the products have been sold. The Company assumes all inventory risks associated with the purchased goods. Furthermore, the products will be shipped directly from Amazon warehouses to the customers, with no direct shipments from the supplier’s warehouse to the customers.

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For the revenue share from Kami, who provides cloud services to the Company’s customers, the Company is an agent and recognizes revenue on a net basis. The Company is an agent because it is not responsible for fulfilling the promise of delivering cloud services to customers. Additionally, the Company does not bear the risks associated with the cloud service subscriptions or determine the subscription prices.

— Product Return Policy

The Company has a product return policy that permits Amazon and AliExpress customers in North America to return products within 30 days from the date of purchase. For items purchased during the holiday season from October to December, the return period is extended until the end of January in the following year. For customers in Europe, the return period for Amazon and AliExpress is 30 days from the date of purchase. Within these specified periods, the Company offers a full refund for returned products, provided the return criteria are met.

The Company recognized revenues adjusted for returns based upon the Amazon statements, which reflect the actual refunds for returns. During the six months ended June 30, 2024 and 2023, the Company’s revenue was not significantly impacted by returns due to the short-term free return policy.

Cost of revenues

Cost of revenues includes cost of products, Amazon platform fees, delivery and freight costs, inventory impairment loss, and inventory shortages/(overages). The Company expenses cost of revenues in conjunction with sales as incurred. The Company incurred cost of revenues of $4,318,202 and $6,459,961 for the six months ended June 30, 2024 and 2023, respectively.

General and administrative expenses

General and administrative expenses primarily consist of costs for consulting fee, payroll expenses, and professional fees. The Company expensed all general and administrative expenses costs as incurred. For the six months ended June 30, 2024 and 2023, the Company incurred general and administrative expenses of $876,776 and $706,874, respectively

Sales and marketing expenses

Sales and marketing expenses primarily consist of costs for the promotion of business brand and product marketing and warranty expenses. The Company expensed all marketing and advertising costs as incurred. For the six months ended June 30, 2024 and 2023, the Company incurred sales and marketing expenses of $1,044,860 and $1,450,412, respectively.

Provision for credit losses

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments, and issued subsequent amendments to the initial guidance within ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-11 and ASU 2020-02, collectively referred to as “ASC 326”. ASC 326 requires a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. This ASU eliminates the probable initial recognition threshold in current GAAP and, instead, reflects an entity’s current estimate of all expected credit losses. In November 2019, the FASB issued ASU No. 2019-10 to postpone the effective date of ASU No. 2016-13 for certain to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted this ASU on January 1, 2023. using the modified retrospective method. As of December 31, 2022, there was no allowance for doubtful accounts. On the adoption date of January 1, 2023, the allowance for credit losses for accounts receivable and other receivable-related party, in accordance with ASC 326, was assessed to be immaterial.

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Warranty expenses

Sales of products via the Amazon and AliExpress platforms include warranties to customers that replace malfunctional products. These standard warranties are assurance type warranties and do not offer any services in addition to the assurance that the product will continue working as specified for one or more years. Therefore, warranties are not considered separate performance obligations in the arrangement. Instead, the expected cost of warranties is accrued as an expense in accordance with authoritative guidance.

Other income (expense)

Other income – related party consists of subsidy income from Kami to support the Company’s marketing campaign via the e-commerce platforms, debt forgiveness, and income from customer support services for Ants’ former customers prior to the authorization of its Amazon store to the Company. Please refer to Note 9 – Related party balances and transactions for details. For the six months ended June 30, 2024 and 2023, the Company recognized other income – related party of $629,237 and $795,731, respectively.

Other income from non-related parties mainly consists of income from the resale of returned or replaced products. For the six months ended June 30, 2024 and 2023, the Company recognized other income of $nil and $29,769, respectively.

Other expense primarily consists of donation, foreign exchange gain or loss, and tax penalty expenses. For the six months ended June 30, 2024 and 2023, the Company incurred other expense of $271 and $6,352, respectively.

Comprehensive loss

The Company applies ASC 220, Comprehensive Income, with respect to reporting and presentation of comprehensive loss and its components in a full set of financial statements. Comprehensive loss is defined to include all changes in equity of the Company during a period arising from transactions and other events and circumstances except those resulting from investments by shareholders and distributions to shareholders. For the periods presented, the Company’s comprehensive loss includes net loss and other comprehensive loss, which primarily consists of the foreign currency translation adjustments.

Income taxes

On December 14, 2023, the FASB issued a final standard on improvements to income tax disclosures, ASU 2023-09, Improvements to Income Tax Disclosures. The standard requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The standard is intended to benefit investors by providing more detailed income tax disclosures that would be useful in making capital allocation decisions. For public business entities (PBEs), the new requirements will be effective for annual periods beginning after December 15, 2024. For entities other than public business entities (non-PBEs), the requirements will be effective for annual periods beginning after December 15, 2025. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively. Early adoption is permitted. The Company has early adopted this ASU for the financial statements presented in the footnote 14.

The Company accounts for income taxes in accordance with ASC740, “Income Taxes”. The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, the provision for income taxes represents income taxes paid or payable (or received or receivable) for the current year plus the change in deferred taxes during the year. Deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid, and result from differences between the financial and tax bases of the Company’s assets and liabilities. Deferred taxes are calculated as the Company’s anticipated tax rate times the difference between its taxable income and accounting earnings before taxes.

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Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. In evaluating the need for a valuation allowance, management considers all potential sources of taxable income, including income available in carryback periods, future reversals of taxable temporary differences, projections of taxable income, and income from tax planning strategies, as well as all available positive and negative evidence. Positive evidence includes factors such as a history of profitable operations, projections of future profitability within the carryforward period, including from tax planning strategies, and the Company’s experience with similar operations. Existing favorable contracts and the ability to sell products into established markets are additional positive evidence. Negative evidence includes items such as cumulative losses, projections of future losses, or carryforward periods that are not long enough to allow for the utilization of a deferred tax asset based on existing projections of income. Deferred tax assets for which no valuation allowance is recorded may not be realized upon changes in facts and circumstances, resulting in a future charge to establish a valuation allowance.

Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the statute of limitation has expired or the appropriate taxing authority has completed their examination even though the statute of limitations remains open. Interest and penalties related to uncertain tax positions are recognized as part of the provision for income taxes and are accrued beginning in the period that such interest and penalties would be applicable under relevant tax law until such time that the related tax benefits are recognized. There were no material uncertain tax positions as of June 30, 2024 and December 31, 2023. All tax returns since the Company’s inception are subject to examination by tax authorities.

Net loss per share

Net loss per share is computed in accordance with ASC 260, Earnings per Share. Basic net loss per share is computed using the weighted average number of ordinary shares outstanding during the period. Diluted net loss per share is computed using the weighted average number of ordinary shares and potential ordinary shares outstanding during the period under treasury stock method. The computation of diluted net loss per share does not assume conversion, exercise, or contingent issuance of securities that would have an anti-dilutive effect (i.e. an increase in earnings per share amounts or a decrease in loss per share amounts) on net loss per share. Diluted loss per share is the same as basic loss per share for the periods presented.

Fair value measurements

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1: Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●	Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

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●	Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.

The carrying values of cash, accounts receivable, advance to suppliers, other current assets, accounts payable, and accrued liabilities, and other current liabilities approximate fair value as they all have a short-term nature. Pursuant to ASC 820 and 825, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company does not have any “Level 2” or “Level 3” fair value assets or liabilities.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of June 30, 2024 and December 2023, the Company had cash balances below $250,000 and thus had no uninsured cash. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Segment reporting

In November 2023, the FASB issued ASU Accounting Standards Update No. 2023-07, which applies to all public entities that are required to report segment information in accordance with Topic 280, Segment Reporting. Currently, Topic 280 requires that a public entity disclose certain information about its reportable segments. For example, a public entity is required to report a measure of segment profit or loss that the chief operating decision maker (CODM) uses to assess segment performance and make decisions about allocating resources. Topic 280 also requires other specified segment items and amounts, such as depreciation, amortization, and depletion expense, to be disclosed under certain circumstances. The amendments in this Update are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company has early adopted this ASU for the financial statements presented in the footnote 13. The early adoption has no material impact on the financial statements.

ASC 280 Disclosures about Segments of an Enterprise and Related Information, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. Operating segments are defined as components of an enterprise which engage in business activities from which they may earn revenues and incur expenses, and about which separate financial information is available that is evaluated regularly by the chief operating decision maker, which is the company’s chief executive officer (CEO), in deciding how to allocate resources and in assessing performance. Reportable segments are defined as an operating segment that either (a) exceeds 10% of revenue, or (b) reported profit or loss in absolute amount exceeds 10% of profit of all operating segments that did not report a loss or (c) exceeds 10% of the combined assets of all operating segments. AMC sells products through Amazon online accounts in the U.S., Canada, and Europe. Therefore, AMC has determined that it has two primary operating segments (1) North America and (2) Europe. Given that the two VIEs, Xiaoyun and Yisijue, are headquartered and operated in China, the consolidated financial statements are bifurcated into three segments: (1) North America, (2) Europe, and (3) China.

Recently issued accounting pronouncements

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative. ASU 2023-06 modifies the disclosure or presentation requirements of a variety of Topics in the Codification. Certain of the amendments represent clarifications to or technical corrections of the current requirements. Because of the variety of Topics amended, a broad range of entities may be affected by one or more of those amendments. Many of the amendments allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the SEC’s requirements. Also, the amendments align the requirements in the Codification with the SEC’s regulations. For entities subject to the SEC’s existing disclosure requirements and for entities required to file or furnish financial statements with or to the SEC in preparation for the sale of or for purposes of issuing securities that are not subject to contractual restrictions on transfer, the effective date for each amendment will be the date on which the SEC’s removal of that related disclosure from Regulation S-X or Regulation S-K becomes effective, with early adoption prohibited. For all other entities, the amendments will be effective two years later. The amendments in this update should be applied prospectively. For all entities, if by June 30, 2027, the SEC has not removed the applicable requirement from Regulation S-X or Regulation S-K, the pending content of the related amendment will be removed from the Codification and will not become effective for any entity. The Company is currently evaluating the potential impact this standard will have on its consolidated financial statements and related disclosures.

F-73

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. We do not discuss recent standards that are not anticipated to have an impact on or are unrelated to our consolidated financial condition, results of operations, cash flows or disclosures.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with a public company which is neither an emerging growth company nor an emerging growth company.

3.	ACCOUNTS RECEIVABLE

As of June 30, 2024 and December 31, 2023, the Company had accounts receivable of $161,206 and $94,076, respectively. The aging of account receivables were all less than 180 days. There was no allowance for credit loss for account receivable as of June 30, 2024 and December 31, 2023.

4.	INVENTORIES

As of June 30, 2024 and December 31, 2023, the Company had inventory balances of $6,883,564 and $5,058,778, consisting the following:

	June 30,	December 31,
	2024	2023
	(Unaudited)
Purchased goods	$7,645,823	$4,899,267
Freight-in costs	162,212	159,511
Inventory	7,808,035	5,058,778
Less: inventory impairment	(924,471)	-
Inventory, net	$6,883,564	$5,058,778

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5.	PREPAID EXPENSES

As of June 30, 2024, and December 31, 2023, the Company had prepaid expenses of $166,651 and $83,571, respectively. The prepaid expense as of both June 30, 2024 and December 31, 2023 was for prepaid federal income tax.

6.	ADVANCE TO SUPPLIERS

As of June 30, 2024 and December 31, 2023, the Company had advance to suppliers balances of $5,054 and $5,086, respectively.

7.	SUBSCRIPTION RECEIVABLE

The subscription receivable represents cash not yet collected from Sean Da, the 100% shareholder of the Company, for the issuance of 8 million common shares on January 31, 2023. As of June 30, 2024 and December 31, 2023, the subscription receivable balance was $nil and $80,000 as all subscription receivables were collected on May 13 and May 14, 2024, with half received on each date.

8.	PROMISSORY NOTE RECEIVABLE

On May 2, 2024, the Company issued two unsecured promissory notes to AlphaVest Acquisition Corp, a Cayman Islands exempted company (the “SPAC”), allowing the SPAC to borrow up to an aggregate principal amount of $440,000 (the “Promissory Note 1”) and $126,000 (the “Promissory Note 2”). These Promissory Notes are non-interest bearing and payable on the earlier of (i) December 12, 2024, or (ii) promptly after the SPAC consummates an initial business combination. As of June 30, 2024, and December 31, 2023, $110,000 and $0 were outstanding under Promissory Note 1, while $126,000 and $0 were outstanding under Promissory Note 2, respectively. The total amount outstanding under the two Promissory Notes as of June 30, 2024 and December 31, 2023 was $236,000 and $nil, respectively.

F-75

9.	RELATED PARTY BALANCES AND TRANSACTIONS

The principal related parties with which the Company had transactions for the six months ended June 30, 2024 and 2023 presented are as follows:

Name	Relationship with the Company
Sean Da	100% Shareholder of the Company
Senslab HK Limited	Affiliate of the 100% shareholder of the Company
Senslab Technology Co., Ltd	Affiliate of the 100% shareholder of the Company
Ants Technology (HK) Limited	Affiliate of the 100% shareholder of the Company
Kami Vision Incorporated	Affiliate of the 100% shareholder of the Company
Shanghai Yunyi Technology Co., Ltd	Affiliate of the 100% shareholder of the Company
Yunyizhilian Information Technology Co., Ltd	Affiliate of the 100% shareholder of the Company
Shanghai Shiyun Internet Technology Co., Ltd	Affiliate of the 95% shareholder of VIE

During the six months ended June 30, 2024 and 2023, related party transactions had the following impact on income/(loss) before income tax, as shown in the table below. Positive balances indicate an increase in pre-tax income (loss), while negative balances indicate a decrease.

Related Party Transactions	Impact on pre-tax income (loss)*
	Six months ended June 30,
	2024	2023
Revenue share – related party (Kami)	$1,363,379	$1,561,391
Product cost - related party (Senslab)	(2,690,073)	(4,629,184)
Provision for credit losses – related party (Ants)	(352,182)	-
General and administrative expenses - Consulting fee-related party (Kami)	(182,616)	(139,046)
General and administrative expenses - Shareholder’s business travel expense (Sean)	-	(1,611)
General and administrative expenses - Financial consulting fee (Ants (3))	(30,000)	(30,000)
Other income - Marketing incentive subsidy income (Kami)	629,237	277,656
Other income - Loan forgiveness (Kami)	-	518,076
Interest expense (Kami)	-	(5,993)
Interest expense (Ants)	(18,999)	(30,298)
Total impact on pre-tax income (loss)	$(1,281,254)	$(2,479,009)

F-76

Specifically, transactions with each related party are as follows:

Senslab HK Limited and Senslab Technology Co., Ltd

	June 30,		December 31,
	2024		2023
	(Unaudited)
	Balance	% of Total Liability	Balance	% of Total Liability
Accounts payable - related party (Senslab HK)	$3,936,544	32%	$5,312,369	54%
Accounts payable - related party (Senslab SH)	$8,037,252	65%	$3,486,453	35%
Total	$11,973,796	97%	$8,798,822	89%

Sean Da, the 100% shareholder of the Company, owns 38% of Senslab Technology Co., Ltd (hereinafter referred to as “Senslab SH”), which owns 100% of Senslab HK Limited (hereinafter referred to as “Senslab HK”). Senslab HK acquires security cameras from Senslab SH and then exports the cameras to the Company.

The Company procured security cameras from Senslab HK for a total amount of $82,164 and $3,324,929 during the six months ended June 30, 2024 and 2023, respectively. As of June 30, 2024 and December 31, 2023, the Company had related party accounts payable balances of $3,936,544 and $5,312,369 owed to Senslab HK, respectively.

Starting in second half year of 2023, the Company procured security cameras directly from Senslab SH. During the six months ended June 30, 2024, the Company procured a total amount of $5,768,842. As of June 30, 2024 and December 31, 2023, the Company had a related party accounts payable balance of $8,037,252 and $3,486,453 owed to Senslab SH.

Ants Technology (HK) Limited

	June 30,		December 31,
	2024		2023
	(Unaudited)
	Balance	% of Total Asset	Balance	% of Total Asset
Prepayment - related party (noncurrent)	$127,554	1%	$128,209	2%
Other receivable - related party	1,907,328	20%	1,768,473	21%
Allowance for credit losses	$(1,614,328)	-17%	$(1,262,146)	-15%

The Amazon online store for the North America region operates under Ants Technology (HK) Limited (hereinafter referred to as “Ants”). Ants has authorized the Company to utilize its Amazon account free of charge for a duration of 5 years, starting from October 21, 2021(hereinafter referred to as the “Authorization Agreement”). Starting from August 8, 2024, Ants will transfer to the Company all of its ownership in the Amazon online store, including but not limited to the ownership of the shop, business operation rights, customer resources, operational data, technical data, brand usage rights, intellectual property rights (such as trademarks, patents, copyrights, etc, if applicable), and other assets and rights related to the operation of the Amazon online store. Sean Da, who is the 100% shareholder of the Company, owns 95% of Ants.

Prepayment

Upon signing the Authorization Agreement, the Company agreed to sell Ants’ remaining camera inventories. During the first year of the Authorization Agreement, Ants covered the freight-in costs related to shipping products to Amazon warehouses, insurance expense, along with various other general and administrative expenses. As such, the Company was responsible for (1) paying Ants the revenue collected from selling Ants’ remaining inventories in the Amazon warehouses and (2) reimbursing the costs Ants paid on behalf of the Company. To cover these two types of payments, the Company prepaid Ants $359,192 in 2022. This prepayment will be amortized by the total amount of (1) collected revenue from selling Ants’ inventories as they are sold and (2) the cost reimbursements to Ants. For the six months ended June 30, 2024 and 2023, the total amount of collected revenue from selling Ants’ inventories to Ants was $655 and $16,702, respectively. As of June 30, 2024, and December 31, 2023, the remaining balance of the prepayment was $127,554 and $128,209, respectively.

F-77

Other receivable – related party

As of June 30, 2024 and December 31, 2023, the Company had gross “other receivable – related party” balances from Ants of $1,907,328 and $1,768,473, respectively, before allowance of credit losses of $1,614,328 and $1,262,146. The “other receivable – related party” balances from Ants include the following four types of transactions:

(1)	Ants received payments from Amazon customers on behalf of the Company, as the Amazon store in North America operates under the name of Ants. For the six months ended June 30, 2024, and 2023, the Company recorded ‘other receivable – related party’ balances from Ants for funds collected on its behalf, amounting to -$257,955 and $909,762, respectively. The negative amount of -$257,955 indicates that the balance of ‘other receivable – related party’ was reduced by this amount due to payment collections from Ants.

(2)	Due to the short supply of security cameras during the year of 2023, the Company purchased Ants’ remaining inventories. The cost of purchasing Ant’s inventories was recorded to reduce the balance of “other receivable-related party”. During the six months ended June 30, 2024, the previously purchased inventories at a total amount of $101,164 were returned due to quality issue and thus increased the balance of “other receivable-related party”.

(3)	The Company engaged employees from Ants to work as contractors for bookkeeping. For the six months ended June 30, 2024 and 2023, the Company paid Ants a financial consulting fee of $30,000 and $30,000, respectively, which was recorded as a reduction to the balance of “other receivable-related party”.

(4)	The Company’s AliExpress online store in Europe operates under the entity Yishijue through the Authorization Agreement, free of charge, for a duration of 5 years. On December 31, 2023, the Company entered into an agreement with Ants to transfer its right to utilize Yishijue’s online store on the AliExpress e-commerce platform to Ants. The remaining inventories of the AliExpress online store are also being transferred to Ants at their original costs of $325,646. Ants agreed to pay the Company this amount once these inventories are sold. Therefore, the Company recorded $325,646 as “other receivable-related party”.

Provision for credit losses – related party

The Company recorded allowance for credit losses of $352,182 during the six months ended June 30, 2024 and $1,262,146 during the year ended December 31, 2023. This results in a total allowance for credit losses of $1,614,328 and a carrying value of $293,000 for the “other receivable-related party” balance due from Ants as of June 30, 2024.

The following table presents the movement of allowance for credit loss for the six months ended June 30, 2024 and 2023.

	Six months ended
	June 30,
	2024	2023
	(Unaudited)	(Unaudited)
Balance at beginning of the period	$1,262,146	$-
Provision for credit losses	352,182	-
Write off	-	-
Balance at the end of the period	$1,614,328	$-

Note payable

	June 30,		December 31,
	2024		2023
	(Unaudited)
	Balance	% of Total Liability	Balance	% of Total Liability
Note payable - related party	$-	0%	$817,462	8%
Accrued interest expense	$-	0%	$3,626	0%

On January 1, 2023, the Company entered into a revolving loan agreement with Ants to borrow up to $1,200,000 between January 1, 2023, and June 30, 2024. This loan was unsecured with a daily interest rate not exceeding 0.041% and payable on demand. As of June 30, 2024 and December 31, 2023, the Company had an unpaid loan principal balance of $nil and $817,462 recorded in the account “note payable – related party” and accrued interest of $nil and $3,626, respectively. For the six months ended June 30, 2024 and 2023, the Company incurred $18,999 and $30,298 loan interest, respectively.

F-78

Kami Vision Incorporated

Sean Da, the 100% shareholder of the Company owns 80% of Kami Vision Incorporated (hereinafter referred to as “Kami”). The Company entered into a revenue-sharing contract with Kami for cloud services in October 2021. Kami’s services include storing recorded videos, image analysis, and providing alert and intelligence detection. The revenue sharing schedule is stipulated as below:

Annual subscription periods	Percentage basis
First year during which an end user starts the cloud service subscription from Kami	30%
Second year during which an end user continues the cloud service subscription from Kami	15% for recurring subscriptions
Third year during which an end user continues the service subscription from Kami	0%

	June 30,		December 31,
	2024		2023
	(Unaudited)
	Balance	% of Total Asset	Balance	% of Total Asset
Accounts receivable - related party	$196,290	2%	$437,197	5%
Other receivable - related party	$135,467	1%	$842,804	10%

Accounts receivable – related party

During the six months ended June 30, 2024 and 2023, revenue share from Kami amounted to $1,363,379 and $1,561,391, respectively. As of June 30, 2024 and December 31, 2023, the Company had “accounts receivable – related party” from Kami in the amounts of $196,290 and $437,197, respectively.

Other receivable - related party and Marketing incentive subsidy income

Kami and the Company entered into a market promotion subsidy agreement on January 1, 2024 and January 1, 2023, respectively. Pursuant to the agreements, Kami agreed to provide an annual subsidy of up to $2 million for each year to support the Company’s marketing campaign aimed at acquiring new customers from the e-commerce platforms of Amazon and AliExpress through platform-specific advertising. The actual subsidy amounts will be determined by both parties based on circumstances and will be reflected in the monthly invoices sent by the Company to Kami. As these marketing incentive payments are discretionary and not part of the Company’s primary business, the Company recognizes the subsidy from Kami as other income. The receivable amount is recorded as “other receivable – related party”. For the six months ended June 30, 2024 and 2023, the Company received subsidy of $629,237 and $277,656, respectively, recognized as other income. As of June 30, 2024 and December 31, 2023, the Company had other receivable – related party of $135,467 and $842,804, respectively, for the subsidy from Kami.

Loan forgiveness

On April 8, 2022, the Company entered into a six-month loan agreement to borrow $500,000 from the related party Kami with a due date on October 11, 2022. The annualized interest rate is 3.5%. For the six months ended June 30, 2024 and 2023, the Company accrued $nil and $5,993 interest expenses on this loan, respectively. The principal and accrued interest of this loan, aggregating $518,076, were waived by Kami on April 11, 2023 and recognized as other income. As a beneficiary of increased marketing expenses by the Company to promote sales, Kami has chosen to share the burden of this deficit by waiving the $500,000 loan and accumulated accrued interest of $18,076.

F-79

Consulting fee

The Company engaged employees from Kami to work as contractors. As a result, the Company paid Kami service fees of $182,616 and $139,046 during the six months ended June 30, 2024 and 2023, respectively.

Sean Da

	June 30,		December 31,
	2024		2023
	(Unaudited)
	Balance	% of Total Asset	Balance	% of Total Asset
Subscription receivable - shareholder	$-	0%	$80,000	1%
Note receivable - shareholder	660,793	7%	450,489	5%
Due from shareholder	$245,309	3%	$548,759	7%

Subscription receivable - shareholder

On January 31, 2023, the Company’s 100% shareholder, Sean Da, purchased 8,000,000 common shares at a price of $80,000, which was paid in May 2024. As a result, the Company had a subscription receivable of $nil and $80,000 as of June 30, 2024 and December 31, 2023, respectively.

Note receivable - shareholder

On August 1, 2022, January 1, 2023, and January 1, 2024, Sean entered into one-year, interest-free loan agreements with the Company to borrow up to $150,000, $350,000, and $500,000, with due dates of July 30, 2023, December 31, 2023, and December 31, 2024, respectively (hereinafter referred to as the “Promissory Notes”). Sean borrowed $210,303 and $219,375 from the Company during the six months ended June 30, 2024 and 2023, respectively. Sean Da defaulted on the agreed-upon due dates for the two loan agreements. As of June 30, 2024 and December 31, 2023, the outstanding loan amount was $660,793 and $450,489, respectively. The Company recorded these loans as “Note receivable-related party”. Refer to Note 15 for subsequent loan repayments.

Due from shareholder

Sean purchased security cameras from a third-party vendor on behalf of the Company at a total amount of $406,051 and $701,172 for the six months ended June 30, 2024 and 2023, respectively. As of June 30, 2024 and December 31, 2023, the “due from shareholder” account included $245,309 and $548,759, respectively, in advance payments to Sean that were not used for purchases. All the balances in “due from shareholder” have been subsequently collected from the shareholder as of October 18th, 2024. Refer to Note 15 for subsequent collections from the shareholder.

Business travel expense

During the six months ended June 30, 2024 and 2023, Sean incurred business travel expenses of $nil and $1,611, respectively, which were reimbursed by the Company.

F-80

Yunyizhilian Information Technology Co., Ltd

	June 30,		December 31,
	2024		2023
	(Unaudited)
	Balance	% of Total Liability	Balance	% of Total Liability
Other payable - related party	$5,462	0%	$4,334	0%

Yunyizhilian Information Technology Co., Ltd (hereinafter referred to as “Yunyizhilian”) is a 100% subsidiary of Ants. The Company’s 100% shareholder, Sean Da, owns 95% of Ants, thereby indirectly owning 95% of Yunyizhilian. As of June 30, 2024 and December 31, 2023, the consolidated VIE, Yishijue, had outstanding other payable balances of $5,462 and $4,334 owed to Yunyi Technology, respectively. This balance was an interest-free borrowing for operational purposes.

10.	WARRANTY LIABILITIES

The Company has a warranty policy that allows customers who have purchased items from the U.S. Amazon marketplace to return malfunctioning products within one year from the date of purchase for a free replacement. For customers from the European Amazon marketplace, this warranty is extended to two years from the date of purchase. These standard warranties are assurance type warranties and do not offer any services in addition to the assurance that the product will continue working as specified. Therefore, warranties are not considered separate performance obligations in the arrangement. Instead, the expected cost of warranties is accrued as an expense. The Company estimated the product replacement costs based upon the historical replacement rate and shipping cost per unit. The estimated product replacement costs are recorded as warranty liabilities and warranty expenses.

The following table presents the movement of product warranty liability for the six months ended June 30, 2024 and 2023.

	Six months ended
	June 30,
	2024	2023
	(Unaudited)	(Unaudited)
Balance at the beginning of the period	$82,353	$50,897
Provision for new warranties	28,142	51,862
Warrant costs incurred	(34,569)	(19,316)
Balance at the end of the period	$75,926	$83,443
Less: Current portion	46,885	54,915
Non-current portion	$29,041	$28,528

11.	CONCENTRATION RISK

Customer Concentration

The Company had the following customers that individually comprised 10% or more of total revenues for the six months ended June, 2024 and 2023.

	Six months ended
	June 30,
	2024	2023
	(Unaudited)	(Unaudited)
Kami Vision Incorporated	28%	18%

The Company had the following customers that individually comprised 10% or more of account receivable as of June 30, 2024 and December 31, 2023.

	June 30,	December 31,
	2024	2023
	(Unaudited)
Kami Vision Incorporated	55%	82%

F-81

Supplier Concentration

The Company had the following suppliers that individually comprised 10% or more of total purchases for the six months ended June 30, 2024 and 2023.

	Six months ended
	June 30,
	2024	2023
	(Unaudited)	(Unaudited)
Senslab Technology Co., Ltd (related party)	87%	0%
Senslab HK Limited (related party)	1%	83%
Third party supplier	6%	17%

The Company had the following suppliers that individually comprised 10% or more of account payable as of June 30, 2024 and December 31, 2023.

	June 30,	December 31,
	2024	2023
	(Unaudited)
Senslab Technology Co., Ltd (related party)	67%	40%
Senslab HK Limited (related party)	33%	60%

Inventory Storage Concentration

The Company had 100% of its inventory stored at third-party facilities for the years ended December 31, 2023 and 2022.

12.	EQUITY

Common shares

AMC Corporation was established under the laws of the State of Washington on October 21, 2021 with 10,000,000 authorized common shares.

On January 31, 2023, the Company’s 100% shareholder, Sean Da, purchased 8,000,000 common shares for a price of $80,000, which was not paid as of December 31, 2023. As a result, the Company recorded a subscription receivable of $80,000 as of December 31, 2023. In May 2024, the Company collected the payment of $80,000 from Sean. Therefore, there was no subscription receivable as of June 30, 2024.

13.	SEGMENT REPORTING

The Company uses the “management approach” to determine its reportable operating segments. This approach is based on the internal organization and reporting utilized by the Company’s chief operating decision maker (CODM) for making operational decisions and assessing performance. The Company’s CEO, who serves as the CODM, reviews operational results by revenue from different locations. Based on the CEO’s assessment, AMC has identified two primary operating segments: (1) North America and (2) Europe. Given that the two VIEs, Xiaoyun and Yishijue, are headquartered and operate in China, the consolidated financial statements are bifurcated into three segments: (1) North America, (2) Europe, and (3) China.

The following table presents revenues and expenses by segment for the six months ended June 30, 2024 and 2023. Cost of revenues and operating expenses are allocated based upon the percentages of revenue in each segment. Interest expense and interest income are allocated based upon loan proceeds used in each segment.

F-82

	Six months ended				Six months ended
	June 30,				June 30,
	2024				2023
	North America	Europe	China	Total	North America	Europe	China	Total

REVENUES
Product revenue	$2,659,464	828,602	-	3,488,066	$5,517,142	1,591,399	-	7,108,541
Revenue share – related party	1,039,504	323,875	-	1,363,379	1,211,840	349,551	-	1,561,391
Total Revenues	3,698,968	1,152,477	-	4,851,445	6,728,982	1,940,950	-	8,669,932
Less:
Cost of Revenue:
Amazon platform expenses	710,652	221,416	-	932,068	1,314,218	379,081	-	1,693,299
Product cost	2,051,037	639,036	-	2,690,073	3,592,842	1,036,342	-	4,629,184
Delivery and freight cost	67,108	20,909	-	88,017	100,720	29,052	-	129,772
Inventory impairment losses	704,860	219,611		924,471	-	-		-
Inventory shortages/(overages)	(241,259)	(75,168)	-	(316,427)	5,981	1,725	-	7,706
Gross Profit	406,570	126,673	-	533,243	1,715,221	494,750	-	2,209,971
Less:
Operating Expenses:
Marketing and advertising	775,194	241,525		1,016,719	1,085,455	313,095		1,398,550
Consulting fee	249,952	77,877		327,829	293,429	84,639		378,068
Warranty expense	21,456	6,685		28,141	40,251	11,610		51,861
Payroll expenses	116,743	36,373		153,116	162,102	46,758	40,711	249,571
Professional fees	159,497	49,694		209,191	151,043	43,568		194,611
Travel and entertainment	435	135		570	-	-	243	243
Provision for credit losses	268,520	83,662		352,182	-	-		-
Office expenses	5,541	1,726		7,267	2,064	595	53	2,712
Sales tax	32,263	10,052		42,315	33,861	9,767		43,628
State B&O tax	3,622	1,129		4,751	24,171	6,972		31,143
Other segment expenses	224,031	69,801	1,046	294,878	98,248	28,339	495	127,082
Plus:
Other Income/(Expenses):
Product resale	-	-		-	12,784	3,688		16,472
Customer support	-	-		-	-	-		-
Loan forgiveness	-	-		-	402,093	115,982		518,075
Marketing campaign	479,760	149,477		629,237	215,496	62,159		277,655
Interest income	0	-	1	1	954	-	3	957
Interest expense	(18,999)	-		(18,999)	(36,291)	-		(36,291)
Other income	-	-	(0)	-	10,309	2,974	14	13,297
Other expense	(207)	(64)	-	(271)	(4,928)	(1,422)	(2)	(6,352)
Less:				-
Income tax	3,096	965		4,061	-	-	-	-
Segment Net (Loss) Income	$(993,226)	(303,538)	(1,045)	(1,297,809)	$425,014	132,788	(41,487)	516,315

F-83

The following table presents total assets by segment as of June 30, 2024 and December 31, 2023.

	June 30, 2024				December 31, 2023
	North America	Europe	China	Total	North America	Europe		Total
TOTAL SEGMENT ASSETS	$7,190,390	2,240,290	2,141	9,432,821	$6,104,281	2,257,197	1,618	8,363,096

14.	TAXATION

Income Tax

AMC Corporation was incorporated in the State of Washington in the United States. The Company incurred $4,061 in state income tax for the six months ended June 30, 2024, compared to $nil for the six months ended June 30, 2023, and incurred no federal income tax for either period.

The two VIEs, Xiaoyun and Yishijue, were incorporated in People’s Republic of China (PRC). Under the PRC Enterprise Income Tax Law (the “EIT Law”), the PRC Subsidiaries are subject to enterprise income tax at a statutory rate of 25%. Neither VIE incurred any income tax during the six months ended June 30, 2024, or June 30, 2023, due to their losses from operations.

Deferred Tax

The Company and the two VIEs had $nil net deferred tax asset As of June 30, 2024 and December 31, 2023. In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.

Management considers projected future taxable income and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of June 30, 2024 and December 31, 2023.

The Company’s deferred tax assets, net of valuation allowances, are as follows. The two VIEs have no deferred tax assets.

	June 30,	December 31,
	2024	2023
	(Unaudited)
Deferred tax asset attributable to:
Tax effect of net operating losses carried forward	$5,821	$-
Section 174 costs, net (1)	89,887	80,282
Warranty liabilities	17,885	19,497
Credit loss reserve	380,282	298,812
Inventory reserve	217,775	-
Tax credits	42,217	32,778
State tax	(14,667)	(8,529)
Deferred tax assets	739,201	422,840
Less: valuation allowance	(739,201)	(422,840)
Deferred tax assets, net	$-	$-

(1)	IRC Section 174 Research and Development (R&D) Expense Capitalization: The Company is subject to U.S. research expense capitalization under IRC Section 174 under the 2017 U.S. Tax Cuts and Jobs Act. The IRC Section 174 research expense capitalization results in a timing difference which is amortizable over five years for domestic R&D expenditures and 15 years for foreign R&D expenditures.

F-84

The Company’s income tax expense/ (benefit) for the six months ended June 30, 2024 and 2023 are as follows. The two VIEs have no income taxes during the six months ended June 30, 2024 and 2023.

	Six months ended
	June 30,
	2024	2023
	(Unaudited)	(Unaudited)
Current tax provision/ (benefit)	$4,061	$-
Deferred tax provision/ (benefit)	-	-
Total provision/(benefit) for income taxes	$4,061	$-

Reconciliation between the statutory rate and the effective tax rate is as follows for the six months ended June 30, 2024 and 2023.

	Six months ended
	June 30,
	2024	2023
Expected tax at 21%	21.00%	21.00%
State income tax, net of federal tax	1.73%	(0.87%)
FDII	0.00%	0.00%
Change in Valuation Allowance	(23.73%)	(19.22%)
Credits generated in current year	0.71%	(2.47%)
Federal Penalties	0.00%	0.00%
Permanent differences	0.00%	0.00%
Foreign Rate Differential	(0.02%)	1.56%
Effective tax rate	(0.30%)	0.00%

The Company has uncertain tax positions due to establishment of nexus through inventories located in various states under the Fulfillment by Amazon (FBA) agreement. Amazon holds the Company’s inventories in various states until the items are sold and shipped to end customers. The Company has access to inventory reports (state-by-state) to know inventories locations in a real time. These inventories or “stock of goods” create nexus for which states may impose an income tax. The following table presents the aggregate changes in the balance of the gross unrecognized tax provisions. For the six months ended June 30, 2024 and 2023, the Company had unrecognized tax expenses of $6,627 and $6,627, respectively. If these uncertain tax positions are recognized, they would affect the Company’s effective tax rates. In accordance with authoritative guidance, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. The Company did not record these uncertain state income tax position for the six months ended June 30, 2024 and 2023.

	Six months ended
	June 30,
	2024	2023
	(Unaudited)	(Unaudited)
Beginning balances	$6,627	$6,627
Increases related to current year tax positions	-	-
Ending balances	$6,627	$6,627

The Company adopted the accounting policy that interest and penalties are classified as part of its income taxes. As of June 30, 2024 and December 31, 2023, there were no accrued interest or penalties associated with any unrecognized tax provisions. There are currently no examinations by Federal, state and foreign tax authorities. The Company believes that, as of June 30, 2024, the gross unrecognized tax positions will not materially change in the next twelve months. The Company believes that it has adequately provided for any reasonably foreseeable outcomes related to any tax audits and that any settlement will not have a material adverse effect on the financial statements. However, there can be no assurances as to the possible outcomes.

F-85

Statute of limitation

According to the PRC Tax Administration and Collection Law, the statute of limitation is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitation is extended to five years under special circumstances where the underpayment of taxes is more than RMB 0.1 million. In the case of transfer pricing issues, the statute of limitation is 10 years. There is no statute of limitation in the case of tax evasion. The income tax returns of the VIEs in China for the years from 2020 to 2024 are open to examination by the PRC tax authorities.

15.	SUBSEQUENT EVENTS

In accordance with ASC Topic 855 “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after June 30, 2024 up until the date that the Company issued these financial statements.

Subsequent collections from the shareholder

As of June 30,2024, the balance of “Due from shareholder” and “Note receivable - related party” was $245,309 and $660,793, respectively. Between July 1,2024 and the date of issuance of the financial statements, Sean Da received advanced payments of $100,292 for inventory procurement and withdrew $130,993 under the Promissory Notes. In September and October 2024, Sean Da repaid the Company $500,000 and $650,000, respectively, resulting in both “Due from shareholder” and “Note receivable - related party” account balances being fully paid off. The “Due from shareholder” account now has a negative balance of $12,614 due to overpayment.

Amazon store ownership transfer

On August 8, 2024, the Company entered into separate business transfer agreements with Xiaoyun and Yishijue. Under these agreements, Xiaoyun and Yishijue will transfer all of their ownership in the Amazon online stores to the Company. This includes, but not limited to, store ownership, business operation rights, customer resources, operational data, technical data, brand usage rights, intellectual property rights (such as trademarks, patents, copyrights, if applicable), and other assets and rights related to the operation of the Amazon online stores, in exchange for an aggregate payment of RMB 30,000 (approximately USD 4,227) for each VIE. Once the stores are successfully transferred, the two VIEs, Xiaoyun and Yishijue, will be deconsolidated from the financial statements, as the variable interests will no longer exist. AMC will operate the online stores on the e-commerce platforms independently. The two VIEs will no longer pass along risks or benefits to AMC, and AMC will no longer be the beneficiary of the two VIEs, as AMC will no longer control their economic performance.

Business combination agreement

On August 16, 2024, the Company entered into a Business Combination Agreement (the “BCA”) with AlphaVest Acquisition Corp, a Cayman Islands exempted company (“SPAC”). As a result of this Merger, SPAC will become a Delaware corporation, the shareholder of the Company will become a shareholder of SPAC, and the Company will become a wholly owned subsidiary of SPAC.

Promissory Note

In October 2024, the Company issued another promissory note to SPAC, allowing the SPAC to borrow up to an aggregate principal amount of $100,000 (the “Promissory Note 3”). Drawdowns under this Note will be used for extension payments related to the Business Combination described above. The Promissory Note is non-interest bearing and payable on the earlier of (i) December 31, 2024, or (ii) promptly after the SPAC consummates an initial business combination. As of the date of issuance of the financial statement, there was approximately $54,285 outstanding under Promissory Note 3.

F-86

ANNEX A

Execution Version

BUSINESS COMBINATION AGREEMENT

BY AND AMONG

ALPHAVEST ACQUISITION CORP.,

AV MERGER SUB

AND

AMC CORPORATION

DATED AS OF August 16, 2024

A-1

i

ii

ANNEXES AND EXHIBITS

Annex I	Company Supporting Shareholders
Exhibit A	Form of Sponsor Support Agreement
Exhibit B	Form of Transaction Support Agreement
Exhibit C	Form of Lock-Up Agreement

iii

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated August 16 2024, is made by and among AlphaVest Acquisition Corp., an exempted company incorporated in the Cayman Islands with limited liability (“SPAC”), AV Merger Sub, a Washington corporation (“Merger Sub”), and AMC Corporation, a Washington corporation (the “Company” and collectively with SPAC and Merger Sub, the “Parties”). Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

WHEREAS, (a) SPAC is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities and (b) Merger Sub is, as of the date of this Agreement, a wholly owned Subsidiary of SPAC that was formed for the purpose of consummating a business combination;

WHEREAS, prior to the Closing Date, SPAC shall transfer by way of continuation from the Cayman Islands to the State of Delaware and domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) and Part XII of the Cayman Islands Companies Act (as Revised), on the terms and subject to the conditions set forth in this Agreement (the “Domestication”);

WHEREAS, on the Closing Date, immediately following the consummation of the Domestication, Merger Sub will merge with and into the Company, with the Company as the surviving company in the Merger and, after giving effect to such Merger, the Company will be a wholly-owned Subsidiary of SPAC, and each Company Share will be automatically converted as of the Effective Time into the right to receive a portion of the Exchange Share Consideration, in each case, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, pursuant to the governing documents of SPAC, SPAC is required to provide an opportunity for its shareholders to have their outstanding SPAC Shares (other than the SPAC Shares that are part of the SPAC Sponsor Units) redeemed on the terms and subject to the conditions set forth therein in connection with obtaining the SPAC Shareholder Approvals;

WHEREAS, concurrently with the execution of this Agreement, the SPAC Sponsor, SPAC and the Company are entering into the sponsor support agreement in the form attached hereto as Exhibit A (the “Sponsor Support Agreement”), pursuant to which the SPAC Sponsor has agreed to (a) vote in favor of this Agreement and the Transactions (including the Merger), (b) waive any anti-dilution rights with respect to the SPAC Sponsor Shares, and (c) pay or reimburse the SPAC for certain expenses;

WHEREAS, concurrently with the execution of this Agreement, each Company Supporting Shareholder duly executed and delivered to SPAC a transaction support agreement, substantially in the form attached hereto as Exhibit B (collectively, the “Transaction Support Agreements”), pursuant to which such Company Supporting Shareholder has agreed to, among other things support and vote in favor of this Agreement, the Ancillary Documents to which the Company is or will be a party and the Transactions (including the Merger);

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WHEREAS, prior to the Closing Date, SPAC will enter into a lock-up agreement in the form attached hereto as Exhibit C (a “Lock-Up Agreement”) with each of SPAC Sponsor, certain directors and officers of SPAC and certain Company Shareholders (to be agreed by the Parties), pursuant to which, among other things, each of SPAC Sponsor, such directors and officers of SPAC and such Company Shareholders will agree not to effect any sale or distribution of any Equity Securities of SPAC held by any of them during the lock-up period described therein, on the terms and subject to the conditions set forth therein;

WHEREAS, on or prior to the Closing Date, each of SPAC, SPAC Sponsor, certain directors and officers of SPAC and certain Company Shareholders will enter into a registration rights agreement, in form and substance reasonably satisfactory to SPAC and the Company (the “New Registration Rights Agreement”), pursuant to which, among other things, SPAC will agree to file a registration statement for the resale of shares by SPAC Sponsor, such directors and officers of SPAC and such Company Shareholders on a continuous or delayed basis and to have such registration statement declared effective no later than the end of the lock-up period described in the Lock-Up Agreement;

WHEREAS, the board of directors of SPAC (the “SPAC Board”) has (a) approved this Agreement, the Ancillary Documents to which SPAC is or will be a party and the Transactions (including the Domestication and the Merger) and (b) recommended, among other things, approval of this Agreement and the Transactions (including the Domestication and the Merger);

WHEREAS, the board of directors of Merger Sub has approved this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the Transactions (including the Merger);

WHEREAS, the board of directors of the Company (the “Company Board”) has (a) approved this Agreement, the Ancillary Documents to which the Company is or will be a party and the Transactions (including the Merger) and (b) recommended to the holders of Company Shares the adoption and approval of this Agreement and the Transactions (including the Merger) by the holders of Company Shares entitled to vote thereon; and

WHEREAS, each of the Parties intends for U.S. federal Income Tax purposes that (a) this Agreement constitutes a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations promulgated thereunder, (b) the Domestication constitutes a transaction treated as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, and (c) the Merger constitutes a transaction treated as a “reorganization” within the meaning of Section 368(a) of the Code (clauses (a)-(c), the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows.

ARTICLE 1

CERTAIN DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

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“ACPA” means the Patient Protection and Affordable Care Act of 2010, as amended (including by the Health Care and Education Reconciliation Act of 2010, as amended).

“Additional SPAC SEC Reports” has the meaning set forth in Section 4.7(a).

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Aggregate Financing Proceeds” means the aggregate cash proceeds received by all SPAC Parties, collectively, in respect of a Financing.

“Aggregate Transaction Proceeds” means an amount equal to the sum of (a) the aggregate cash proceeds available for release to all SPAC Parties, collectively, from the Trust Account in connection with the Transactions after reduction for amounts payable to SPAC shareholders with respect to the SPAC Shareholder Redemption, and (b) the Aggregate Financing Proceeds, if any, less any amounts the Parties are obligated to pay to SPAC Equityholders in connection with their agreement to acquire or hold Equity Securities of SPAC.

“Aggregate Transaction Proceeds Schedule” has the meaning set forth in Section 2.3(b).

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Allocation Schedule” has the meaning set forth in Section 2.3(a).

“Allocation Schedule Principles” has the meaning set forth in Section 2.3(a).

“AML Laws” has the meaning set forth in Section 3.21.

“Ancillary Documents” means the Lock-Up Agreements, Sponsor Support Agreement, the Transaction Support Agreements, the New Registration Rights Agreement, the Letters of Transmittal, and each other agreement, document, instrument or certificate executed, or contemplated to be executed, in connection with the transactions contemplated hereby, including the Merger and the Domestication.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act (FCPA), (b) the UK Bribery Act 2010 and (c) any other applicable anti-bribery or anti-corruption Laws or Orders related to combating bribery, corruption and money laundering.

“Antitrust Law” means the HSR Act, the Federal Trade Commission Act, the Sherman Act, the Clayton Act and any applicable foreign antitrust Laws and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

3

“Approved Stock Exchange” means any of the Nasdaq Global Market, the Nasdaq Capital Market and the New York Stock Exchange.

“ARPA” means the American Rescue Plan Act of 2021, (P. L. 117-2), as may be amended from time to time.

“Benefit Plan” means any retirement, pension, profit sharing, deferred compensation, pension fund, bonus (whether cash or equity), incentive (whether cash or equity), cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, welfare, sick pay, holiday, vacation, retention, severance, change of control, equity purchase, equity option, restricted equity, phantom equity, equity appreciation right, equity-based, fringe benefit, loan, employment, consulting, independent contractor or other compensation or benefit plan, fund, program, policy, practice, Contract or arrangement of any kind (including any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA or the ACPA, whether or not subject to ERISA)), whether written or oral and whether covering a single individual or a group of individuals.

“Business Combination Proposal” has the meaning set forth in Section 5.9(b)(i).

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.

“CAA” means the Consolidated Appropriations Act, 2021, (P. L. 116-260), as may be amended from time to time.

“CARES Act” means (a) the Coronavirus Aid, Relief, and Economic Security Act, and any administrative or other guidance published with respect thereto by any Governmental Entity (including IRS Notice 2020-22), or any other Law or executive order or executive memorandum (including the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020, IRS Notices 2020-65 or 2021-11) intended to address the consequences of the COVID-19 pandemic and (b) any extension of, amendment, supplement, correction, revision or similar treatment to any provision of the Laws described in clause (a), including pursuant to the CAA or the ARPA, as applicable (in each case, including any comparable provisions of state, local or non-U.S. Law and including any related or similar orders or declarations from any Governmental Entity).

“Certificate of Merger” has the meaning set forth in Section 2.1(b)(ii).

“Certificates” has the meaning set forth in Section 2.1(b)(vii).

“Closing” has the meaning set forth in Section 2.2.

“Closing Company Financial Statements” has the meaning set forth in Section 5.16(a)(ii).

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Filing” has the meaning set forth in Section 5.4(c).

4

“Closing Press Release” has the meaning set forth in Section 5.4(c).

“COBRA” means the requirements of Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and all regulations, rulings and other guidance issued or in effect thereunder.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Affiliated Party” has the meaning set forth in Section 3.19(a)(i).

“Company Affiliated Party Transactions” has the meaning set forth in Section 3.19(d).

“Company Benefit Plan” means any Benefit Plan (a) that is sponsored, maintained, contributed to or required to be contributed to by any Group Company (or to which any Group Company is a party) and that covers or benefits any current or former employee, officer, director, manager, consultant, independent contractor or other service provider of or to any Group Company (or any spouse, domestic partner, dependent or beneficiary of any such individual) or (b) under or with respect to which any Group Company has (or would reasonably be expected to have) any current or future Liability (including any contingent Liability), other than any plan or program sponsored or maintained by a Governmental Entity (including social security authorities) to which the Group Companies contribute as a matter of Law.

“Company Board” has the meaning set forth in the recitals to this Agreement.

“Company Bylaws” means the By-laws of the Company, dated January 30, 2023.

“Company Certificate of Incorporation” means the Articles of Incorporation of the Company, filed with the Washington Secretary of State on October 21, 2021.

“Company Competing Acquisition” means any direct or indirect acquisition, in one or a series of related transactions, (i) of the Equity Securities of the Company, in each case, that, if consummated, would result in a Person acquiring beneficial ownership of 50% or more of any class of outstanding voting Equity Securities of the Company or 50% or more of the outstanding voting Equity Securities of the Company (regardless of class) or (ii) of all or a portion of assets or businesses of the Group Companies which constitute 50% or more of the fair market value of the Group Companies, taken as a whole (in the case of each of clause (i) and (ii), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the Transactions or any transaction with any SPAC Party shall constitute (in whole or in part) a Company Competing Acquisition.

“Company Designee” has the meaning set forth in Section 5.15(c).

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to SPAC by the Company on the date of this Agreement.

5

“Company Dissenting Shareholders” has the meaning set forth in Section 2.7.

“Company Dissenting Shares” has the meaning set forth in Section 2.7.

“Company Equity Award” means, as of any determination time, each award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to acquire or receive any Equity Security of any Group Company under any Company Equity Plan or otherwise that is outstanding.

“Company Equity Plans” means, each plan that provides for the award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to acquire or receive Equity Securities of any Group Company or benefits measured in whole or in part by reference to Equity Securities of any Group Company.

“Company Equityholders” means, collectively, the Company Shareholders and the holders of Company Equity Awards as of any determination time prior to the Effective Time.

“Company Expenses” means, as of any determination time, the aggregate amount, without duplication, of all fees, expenses, costs, disbursements, commissions or other amounts incurred by or on behalf of any Group Company or that any Group Company is obligated to pay, whether or not such amounts are due and payable, in connection with, or as a result of, the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any Group Company, and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any Group Company pursuant to this Agreement or any Ancillary Document; provided, however, notwithstanding the foregoing or anything to the contrary herein, the Company Expenses shall not include any SPAC Liabilities or any fees, expenses, commissions or other amounts that are expressly contemplated to be allocated to and paid by the SPAC Parties pursuant to this Agreement or any Ancillary Document.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1 (Organization and Qualification), Section 3.2(a)-(f) (Capitalization of the Group Companies), Section 3.3 (Authority), and Section 3.17 (Brokers).

“Company Intellectual Property” means both Company Owned Intellectual Property and Company Licensed Intellectual Property.

“Company IT Systems” means all computer systems, Software and hardware, communication systems, servers, network equipment and related documentation, including any outsourced systems and processes, in each case, owned, licensed or leased by any Group Company or its Affiliates.

“Company Licensed Intellectual Property” means Intellectual Property owned by any Person (other than a Group Company) that is licensed to and used by any Group Company.

6

“Company Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has been or would reasonably be expected to be materially adverse to (a) the business, operations, employees, condition (financial or otherwise), properties, assets, liabilities, business relations, or results of operations of the Group Companies, taken as a whole, or (b) the ability of the Company to consummate the Merger or the other transactions contemplated to be consummated by the Company on the Closing Date in connection therewith, in each case, in accordance with the terms of this Agreement; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement from (i) general business or economic conditions in or affecting the United States, the world generally or the industries in which the Company Group operates, or changes therein, (ii) changes in applicable Laws, regulatory policies, accounting standards or principles (including GAAP) or any guidance relating thereto or interpretation thereof, after the date of this Agreement, (iii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslide, wild fire, epidemic, pandemic (including COVID-19) or quarantine, act of God or other natural disaster in the United States or any other country or region in the world, (iv) any national or international political or social conditions in the United States, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (v) changes in conditions of the financial, banking, capital or securities markets generally in the United States, or changes therein, including changes in interest rates in the United States and changes in exchange rates for the U.S. dollar against currencies of any countries, (vi) the announcement or the execution of this Agreement, the pendency of the Transactions, or the performance of this Agreement, including losses or threatened losses of customers, suppliers, vendors, distributors or others having relationships with the Company Group resulting therefrom, (vii) any action taken or not taken by the SPAC, the Sponsor or any of their respective Affiliates, or at the written request or with the written consent of the SPAC, or (ix) any failure by the Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure or changes may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (v)); provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect, fact, factor, development, condition or occurrence has or has had a disproportionate adverse effect on the Group Companies, taken as a whole, or any business line of the Company, relative to other participants operating in the industries or markets in which the Group Companies operate (for the avoidance of doubt, only the incremental disproportionate adverse effect may be taken into account in determining whether a Company Material Adverse Effect has occurred).

“Company Owned Intellectual Property” means the Company Owned Intellectual Property Rights, together with the Company Owned Technology.

“Company Owned Intellectual Property Rights” means all Intellectual Property Rights in any Company Owned Technology, including all Company Registered Intellectual Property Rights, together with any unregistered Intellectual Property Rights owned or purported to be owned by any Group Company, including rights in Intellectual Property under development by any Group Company.

“Company Owned Technology” means all Technology for which the underlying Intellectual Property Rights are owned or purported to be owned by any Group Company.

7

“Company Preferred Stock” means shares of the Company’s series seed preferred stock, par value $0.00001 per share, series A-1 preferred stock, par value $0.00001 per share, series AA preferred stock, $0.00001 per share and series A preferred stock, par value $0.00001 per share.

“Company Product” means any product or service designed, developed, manufactured, assembled, distributed, sold, licensed or otherwise made commercially available to third parties by the Group Companies, or any services hosted, provided or made accessible by any Group Company to third parties, including software as a service, professional services and maintenance and support.

“Company Registered Intellectual Property Rights” has the meaning specified in Section 3.13(a).

“Company Required Shareholder Approval” means the approval and adoption of this Agreement and the Transactions (including the Merger) by holders of a majority of the voting power of the outstanding (i) Company Common Stock and (ii) Company Preferred Stock.

“Company Shareholder Written Consent” has the meaning set sort in Section 5.13(a).

“Company Shareholder Written Consent Deadline” has the meaning set sort in Section 5.13(a).

“Company Shareholders” means, as of any determination time prior to the Effective Time, the holders of Company Shares.

“Company Shares” means, collectively, (i) shares of common stock, par value $0.00001 per share, of the Company designated as “Common Stock” pursuant to the Company Certificate of Incorporation (“Company Common Stock”) and (ii) shares of Company Preferred Stock.

“Company Supporting Shareholder” means each Company Shareholder that beneficially owns, together with its Affiliates, greater than 5% of the total outstanding Company Shares on the date of this Agreement calculated on a fully diluted basis taking into account the vesting and exercise of all Company Equity Awards and any other Company Shareholder who is an executive officer, director, Affiliate or founder of the Company.

“Company Technology” means collectively all Company Owned Technology and any Technology used by or licensed to any Group Company.

8

“Company Transaction Payment” means any success, change of control, retention, transaction bonus or other similar payment or amount that any Group Company is required to pay to any current or former employee, officer, director, consultant, independent contractor, or other service provider of the Company or any other Company Affiliated Party (including any “double trigger” payments or similar amounts that may become due and payable based upon the occurrence of the Merger or the other transactions contemplated to occur on the Closing Date pursuant to this Agreement or the Ancillary Documents followed by or combined with one or more additional circumstances, matters or events) pursuant to the express terms of any Company Benefit Plan or other plan, policy, arrangement or Contract to which the Company or any of its Subsidiaries is a party or by which any of their respective assets are bound as of or prior to the Closing, in each case, as a result of the consummation of the Merger or the other transactions contemplated to occur on the Closing Date pursuant to this Agreement or the Ancillary Documents.

“Company Warrants” means any warrants to purchase Company Shares outstanding immediately prior to the Effective Time.

“Completion Date” means June 19, 2024, or such later date as may be established in the Amended and Restated Articles of Association of SPAC for the liquidation and winding up of SPAC in the event it has not consummated a business combination by that date.

“Confidentiality Agreement” means that certain Non-Disclosure Agreement, dated as of March 19, 2024, between the Company and SPAC.

“Consent” means any notice, authorization, qualification, registration, filing, notification, permit, waiver, order, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Contract” or “Contracts” means any agreement, understanding, contract, license, lease, purchase order, warranty or guarantee, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets, in each case whether oral or written.

“Corporate Records” has the meaning set forth in Section 3.25.

“COVID-19” means SARS-CoV-2 or COVID-19 and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.

“D&O Persons” has the meaning set forth in Section 5.14(a).

“Data Breach” means any (a) incident constituting a security breach of Personal Data under applicable Privacy Requirements or any unauthorized access, acquisition, use, disclosure, modification, deletion, or destruction of Personal Data; or (b) any successful phishing incident or ransomware attack.

“DGCL” has the meaning set forth in the recitals to this Agreement.

“Disqualifying Event” has the meaning set forth in Section 4.18(b).

“DNR” has the meaning set forth in Section 3.22(a)(ii).

“Domestication” has the meaning set forth in the recitals to this Agreement.

9

“Domestication Proposal” has the meaning set forth in Section 5.9(b)(ii).

“Effective Time” has the meaning set forth in Section 2.1(b)(ii).

“Enterprise Value” means $175,000,000.

“Environmental Laws” means all Laws and Orders concerning pollution, protection of the environment, or human health or safety (as related to exposure to Hazardous Substances).

“Equity Securities” means any shares of capital or capital stock, partnership, membership or joint venture interests, or other similar ownership interests in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, call, put, warrant, right or security convertible, exchangeable or exercisable therefor (including convertible debt securities, restricted stock units, warrants, subscription rights and purchase rights).

“ERISA” means the Employee Retirement Income Security Act of 1974, and all regulations, rulings and other guidance issued or in effect thereunder.

“ERISA Affiliate” means any Person, trade or business (whether or not incorporated) that, together with any Group Company, is or, at any relevant time, was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Ratio” means the quotient obtained by dividing (a) the Exchange Share Consideration, by (b) the number of Fully Diluted Shares.

“Exchange Share Consideration” means an aggregate number of SPAC Shares equal to the quotient obtained by dividing (a) the Enterprise Value, by (b) $10.00.

“Excluded License” means any Open Source Software license that requires, as a condition of use, modification or distribution of Software subject to such license, that (a) such Software or other Software linked, combined or distributed with such Software (other than Open Source Software) be disclosed or distributed in source code form, or (b) such Software or other Software linked, combined or distributed with such Software or any associated Intellectual Property (other than Open Source Software) be made available by any Group Company without cost (including for the purpose of making additional copies or derivative works).

“Extension Deposit” has the meaning set forth in Section 5.20(g).

“Extension Proposal” has the meaning set forth in Section 5.20(a).

“Extension Proxy Statement” has the meaning set forth in Section 5.20(a).

“Extension Shareholders’ Meeting” has the meaning set forth in Section 5.20(c).

“Financial Statements” has the meaning set forth in Section 3.4(a).

“Financing” has the meaning set forth in Section 5.21(a).

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“FINRA” means the Financial Industry Regulatory Authority, Inc. and any successor thereto.

“Fraud” means with respect to a Party, actual common law fraud with respect to the making of the express representations and warranties by such Party in Article III or Article IV, as applicable; provided, however, that such fraud of a Party shall only be deemed to exist if such Party had actual knowledge (and not imputed or constructive knowledge) at the time of making the applicable representations or warranties of a material misrepresentation with respect to the representations and warranties made by such Party in Article III or Article IV, as applicable, as qualified by the Schedules, and such material misrepresentation was made with the actual intention of deceiving another Party who is relying on such representation or warranty.

“Fully Diluted Shares” means an amount equal to the sum of, without duplication, (a) the aggregate number of Company Shares that are issued and outstanding as of immediately prior to the Effective Time (in the case of the Company Preferred Stock, on an as-converted basis), and (b) the aggregate number of Company Shares issuable upon the full exercise, exchange, settlement or conversion of Equity Securities that are outstanding as of immediately prior to the Effective Time, including pursuant to any Company Equity Awards, in each case, other than any Equity Securities issued in connection with a Financing.

“GAAP” means United States generally accepted accounting principles.

“Governing Document Proposal” has the meaning set forth in Section 5.9(b)(iv).

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or that govern its internal affairs, including in the case of (a) a U.S. corporation, its certificate or articles of incorporation and by-laws, (b) a U.S. limited partnership, its limited partnership agreement and certificate of limited partnership, (c) a U.S. limited liability company, its operating or limited liability company agreement and certificate of formation or organization, and (d) a Cayman Islands exempted company, its memorandum and articles of association.

“Governmental Entity” means any United States or non-United States (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or other power of any nature of any of the foregoing, including any arbitral tribunal of competent jurisdiction (public or private).

“Group Companies” means, collectively, the Company and its Subsidiaries, and “Group Company” means any of them.

“Hazardous Substance” means any hazardous, toxic, explosive or radioactive material, substance or waste or other pollutant that is regulated by, or may give rise to standards of conduct or Liability pursuant to, any Environmental Law, including any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroakyl substances, or radon.

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“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“In-Licenses” means collectively all licenses and other Contracts under which any Group Company has been granted a license to any Intellectual Property, including Off-the-Shelf Software Licenses.

“Incentive Equity Plan Proposal” has the meaning set forth in Section 5.9(b)(v).

“Income Tax” means any Tax that is, in whole or in part, based on or measured by income or gains and any business franchise tax or similar Tax.

“Indebtedness” means, as of any time, without duplication, with respect to any Person, all Liabilities arising under or in respect of (a) indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) obligations for the deferred or unpaid purchase price of property, assets or services (but excluding any trade payables arising in the ordinary course of business any “earn-out” obligation until such earn-out obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be recorded as a capital lease in accordance with GAAP, (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, and (f) any of the obligations of any other Person of the type referred to in clauses (a) through (h) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person, and in each case including any related unpaid interest, fees, expenses, or prepayment, cancellation, termination or breakage penalties or costs; provided, that Indebtedness shall not include (i) accounts payable to trade creditors (other than such accounts payable owed and outstanding for more than 180 days from the respective dates such payables were due); and (ii) Indebtedness owing from one Group Company that is directly or indirectly wholly owned by the Company or any other Group Company.

“Initial Company Financial Statements” has the meaning set forth in Section 5.16(a)(ii).

“Intellectual Property” means Intellectual Property Rights and Technology, collectively.

“Intellectual Property Rights” means collectively any and all of the following and all rights in, arising out of, or associated therewith (including all applications or rights to apply for any of the following), and all registrations, renewals, extensions, future equivalents, and restoration thereof, now or hereafter in force or effect: all United States, international and foreign (a) patents (including any continuations and continuations in part, divisional, reissues, renewals and applications for any of the foregoing), inventions, invention disclosures, utility models or similar rights, designs, design rights, and equivalent or similar rights; (b) trademarks, service marks, trade names, trade dress, brand names, logos or other similar identifiers and all goodwill associated therewith throughout the world; (c) all copyrights, mask works, and all other rights corresponding thereto (including moral rights) throughout the world; (d) all rights in URLs, social media accounts, short codes, hash tags and domain names and any applications and registrations therefore, and contract rights therein; (e) rights of personality, publicity and privacy; (f) all trade secrets and other rights in know-how, data, confidential information or proprietary information; (g) rights of attribution and integrity and other moral rights; and (h) any similar, corresponding, or equivalent rights to any of the foregoing in items (a) through (g) above, anywhere in the world.

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“Intended Tax Treatment” has the meaning set forth in the recitals to this Agreement.

“Invention Assignment Agreement” has the meaning set forth in Section 3.13(h).

“Investment Company Act” means the Investment Company Act of 1940.

“IPO” has the meaning set forth in Section 8.18.

“IRS” means the U.S. Internal Revenue Service.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Latest Balance Sheet” means the unaudited, consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2023.

“Latest SPAC Balance Sheet” has the meaning set forth in Section 4.15(e).

“Law” means any statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation or other legally binding directive issued, promulgated or enforced by a Governmental Entity.

“Letter of Transmittal” means the letter of transmittal, substantially in a form reasonably acceptable to the Company and SPAC (including a release of claims against the Group Companies and SPAC to the extent permissible under applicable Law), such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or SPAC, as applicable.

“Liability” or “liability” means any and all debts, liabilities and obligations, whether accrued or unaccrued, fixed, absolute or contingent, or matured or unmatured, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien (including any mechanic’s lien, materialmen’s lien or Tax lien), license or sub-license, charge, or other similar encumbrance or interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).

“LNR” has the meaning set forth in Section 3.22(a)(ii).

“Lock-Up Agreement” has the meaning set forth in the recitals to this Agreement.

“Material Contracts” has the meaning set forth in Section 3.7(a).

“Material Customer” has the meaning set forth in Section 3.23.

“Material Permits” has the meaning set forth in Section 3.6.

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“Material Supplier” has the meaning set forth in Section 3.23.

“Merger” has the meaning set forth in Section 2.1(b)(i).

“Merger Sub” has the meaning set forth in the introductory paragraph to this Agreement.

“Multiemployer Plan” has the meaning set forth in Section (3)37 of ERISA.

“Nasdaq” means the Nasdaq Global Market.

“Nasdaq Proposal” has the meaning set forth in Section 5.9(b)(iii).

“New Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Non-U.S. Company Benefit Plan” means any Company Benefit Plan that is subject to the Laws of any jurisdiction outside of the United States (whether or not United States Law also applies) or is sponsored or maintained primarily for the benefit of current or former employee, officer, director, manager, consultant, independent contractor or other service provider of or to any Group Company who resides or works primarily outside of the United States.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Off-the-Shelf Software Licenses” means any Software or other technology license agreements or Contracts that are made generally available on a commercial basis (including technology offered on a SaaS, PaaS, or IaaS or similar basis and Software available through retail stores, distribution networks or that is pre-installed as a standard part of hardware) and is licensed to or otherwise made available on a non-exclusive basis under standard terms and conditions for a one-time fee of less than $100,000 per license or an ongoing fee of less than $50,000 per year per license.

“Officers” has the meaning set forth in Section 5.15(a)(iv).

“Open Source Software” means any open source, public source or freeware software made available under or otherwise subject to any license that is considered an open source software license by the Open Source Initiative or a free Software license by the Free Software Foundation, or any license substantially similar to any of the foregoing, including any version of any Software licensed pursuant to any version of the GNU General Public License, GNU Lesser/Library General Public License, Apache Software License, Mozilla Public License, BSD License, MIT License, Common Public License, or any derivative of any of the foregoing licenses.

“Order” means any writ, order, judgment, injunction, settlement, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“Other Litigation” has the meaning set forth in Section 5.2(c).

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“Other SPAC Shareholder Approvals” means the approval of each Transaction Proposal, other than the Required SPAC Shareholder Approvals, by a resolution passed by the requisite number of votes of the holders of SPAC Shares, whether in person or by proxy, at the SPAC Shareholders Meeting (or any adjournment thereof), in accordance with the SPAC Governing Documents and applicable Law.

“Out-Licenses” means collectively all licenses and other Contracts under which any Group Company has granted to any Person a license to any Company Owned Intellectual Property Rights.

“Owned Real Property” has the meaning set forth in Section 3.18(a).

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“PCAOB” means the Public Company Accounting Oversight Board.

“Per Share Merger Consideration” has the meaning set forth in Section 2.1(b)(vii).

“Permits” means any approvals, authorizations, clearances, business licenses, registrations, permits or certificates of a Governmental Entity.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet due or payable or that are being contested in good faith for which sufficient reserves have been established in accordance with GAAP, (b) Liens for Taxes, assessments or other governmental charges that are not yet due or payable or that are being contested in good faith for which sufficient reserves have been established in accordance with GAAP, (c) encumbrances and restrictions on Real Property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such Real Property, (d) zoning, building codes and other land use Laws regulating the use or occupancy of Real Property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such Real Property and which are not violated by the use or occupancy of such Real Property or the operation of the businesses of the Group Company and do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such Real Property, (e) nonexclusive licenses granted to third parties in the ordinary course of business, (f) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due or payable, (g) easements, covenants, rights of way and similar restrictions that (A) are matters of record, and (B) do not materially interfere with the present uses, occupancy, or value of such real property affected thereby, (h) Liens that do not materially impair the value or the continued use and operation of the personal property to which they relate, (i) Liens that secure obligations that are reflected as liabilities on the Latest Balance Sheet, and (j) Liens described on Section 1.1 of the Company Disclosure Schedule.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

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“Personal Data” means, to the extent regulated by contract, Law, or privacy policy applicable to any Group Company, any data that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual or household, including any other data that constitutes personal information or personal data under any contract, Law, or privacy policy applicable to the Group Companies.

“Pre-Closing SPAC Shareholders” means the holders of SPAC Shares as of any determination time prior to the Effective Time.

“Privacy Requirements” means, to the extent applicable to any Group Company (a) any Laws regulating the privacy, security or Processing of Personal Data, (b) all contracts between any Group Company and any Person that are applicable to the Processing of Personal Data, and (c) all policies published or publicly displayed by and applicable to any Group Company relating to the Processing of Personal Data.

“Proceeding” means any lawsuit, litigation, action, audit, examination, investigation, claim, complaint, charge, proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity.

“Process” (or “Processing” or “Processes”) means the collection, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).

“Prospectus” has the meaning set forth in Section 8.18.

“Protected Data” shall mean all (a) Personal Data, (b) and all data for which any Group Company is required by Law, contract, or privacy policy to safeguard or keep confidential or private, including the Group Companies’ confidential or proprietary information and (c) information related to protected classifications under state or federal Law.

“Public Shareholders” has the meaning set forth in Section 8.18.

“RCW” means the Revised Code of Washington.

“Real Property” means, collectively, the Owned Real Property, the real property leased pursuant to the Real Property Leases and any other real property otherwise occupied, possessed or used by any Group Company.

“Real Property Leases” has the meaning set forth in Section 3.18(b).

“Registration Statement / Proxy Statement” means a registration statement on Form S-4 relating to the Transactions and the Ancillary Documents and containing a prospectus and proxy statement of SPAC.

“Released Claims” has the meaning set forth in Section 8.18.

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“Representatives” means, with respect to any Person, such Person’s and such Person’s Affiliates’ respective directors, managers, general partners, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives.

“Required Merger Sub Approval” means the approval and adoption of this Agreement and the Transactions (including the Merger) by SPAC, as the sole stockholder of Merger Sub.

“Required SPAC Shareholder Approvals” means (a) the approval of the Domestication Proposal and the Governing Document Proposal by a special resolution, being a resolution passed by holders of at least two-thirds of SPAC Shares entitled to vote and that do so vote thereon at the SPAC Shareholders Meeting (or any adjournment thereof), whether in person or by proxy, in accordance with the Governing Documents of SPAC and applicable Law, and (b) the approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Equity Plan Proposal by an ordinary resolution, being a resolution passed by a majority of the holders of SPAC Shares entitled to vote and that do so vote thereon at the SPAC Shareholders Meeting (or any adjournment thereof), whether in person or by proxy, in accordance with the Governing Documents of SPAC and applicable Law.

“Rollover Equity Award” has the meaning set forth in Section 2.4(a).

“Sanctions and Export Control Laws” means any Law or Order related to (a) import and export controls, including the U.S. Export Administration Regulations administered by the U.S. Department of Commerce’s Bureau of Industry and Security, the International Traffic in Arms Regulations administered by the U.S. Department of State’s Directorate of Defense Trade Controls and such other controls administered by the U.S. Customs and Border Protection, the United Kingdom, European Union, any European Member State and any other relevant import and export control authority, (b) economic sanctions, including those administered by OFAC, the U.S. Department of State, the European Union, any European Union Member State, the United Nations, His Majesty’s Treasury of the United Kingdom and any other relevant sanctions authority or (c) anti-boycott measures.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means, collectively, the Company Disclosure Schedules and the SPAC Disclosure Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933.

“Securities Laws” means the securities Laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.

“Signing Filing” has the meaning set forth in Section 5.4(c).

“Signing Press Release” has the meaning set forth in Section 5.4(c).

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“Software” means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (d) all documentation, including user manuals and other training documentation, related to any of the foregoing.

“SPAC” means (a) prior to the consummation of the Domestication, AlphaVest Acquisition Corp., an exempted company incorporated in the Cayman Islands with limited liability, and (b) from and after the consummation of the Domestication, shall mean SPAC as domesticated in Delaware in accordance with Section 2.1(a).

“SPAC Affiliated Party” has the meaning set forth in Section 4.10.

“SPAC Affiliated Party Transactions” has the meaning set forth in Section 4.10.

“SPAC Board” has the meaning set forth in the recitals to this Agreement.

“SPAC Board Recommendation” has the meaning set forth in Section 5.9.

“SPAC Bylaws” means (i) from and after the Domestication and until the Effective Time, the bylaws contemplated by Section 2.1(a)(iv) and (ii) from and after the Effective Time, the bylaws contemplated by Section 2.1(c)(i).

“SPAC Certificate of Incorporation” means (i) from and after the Domestication and until the Effective Time, the certificate of incorporation contemplated by Section 2.1(a)(iv) and (ii) from and after the Effective Time, the certificate of incorporation contemplated by Section 2.1(c)(i).

“SPAC Competing Acquisition” means (a) any direct or indirect acquisition (or other business combination), in one or a series of related transactions under which SPAC, directly or indirectly, (i) acquires or otherwise purchases any other Person(s), (ii) engages in a business combination with any other Person(s) or (iii) acquires or otherwise purchases all or a material portion of the assets, Equity Securities or businesses of any other Persons(s) (in the case of each of clause (i), (ii) and (iii), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise), or (b) any other “Business Combination” as defined in the Prospectus. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the Transactions shall constitute a SPAC Competing Acquisition.

“SPAC Designee” has the meaning set forth in Section 5.15(c).

“SPAC Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by SPAC on the date of this Agreement in connection with the execution of this Agreement.

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“SPAC Expenses” means, as of any determination time, the aggregate amount, without duplication, of all fees, expenses, costs, disbursements, commissions or other amounts incurred by or on behalf of any SPAC Party or the Sponsor, or that any SPAC Party or the Sponsor is obligated to pay, whether or not such amounts are due and payable, in connection with, or as a result of, the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, placement agents, investment bankers, consultants, or other agents or service providers of any SPAC Party (including with respect to this Agreement), (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any SPAC Party pursuant to this Agreement or any Ancillary Document, and (c) the deferred underwriter commission, any SPAC deadline extension loans and working capital loans, and fees and expenses incurred in connection with other proposed business combinations with other third parties; provided, however, notwithstanding the foregoing or anything to the contrary herein, the SPAC Expenses shall not include the Company Expenses, any fees, expenses, commissions or other amounts that are expressly contemplated to be allocated to and paid by Company or any Company Equityholder pursuant to this Agreement or any Ancillary Document, or any fees, expenses, commissions or other amounts that are related to the Financing, which shall be paid out of the proceeds of such offering (or by the Company in the event this Agreement is terminated).

“SPAC Extension” means any amendment to the SPAC Governing Documents to extend the period of time SPAC is afforded under its Governing Documents to consummate its initial business combination.

“SPAC Financial Statements” means all of the financial statements of SPAC included in the SPAC SEC Reports.

“SPAC Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section 4.4 (Brokers), Section 4.6 (Capitalization of the SPAC Parties) and Section 4.11 (Litigation).

“SPAC Governing Documents” means the Amended and Restated Memorandum and Articles of Association of SPAC, dated as of December 14, 2023.

“SPAC Incentive Equity Plan” has the meaning set forth in Section 5.17.

“SPAC Liabilities” means, as of any determination time, the aggregate amount of Liabilities of SPAC, including unpaid SPAC Expenses, whether or not such Liabilities are due and payable as of such time.

“SPAC Material Adverse Effect” means any change, event, effect, fact, factor, development, condition or occurrence that, individually or in the aggregate with any other change, event, effect, fact, factor, development, condition or occurrence, (a) has prevented, materially delayed or materially impaired, or would reasonably be expected to prevent or materially delay or materially impair, the ability of any SPAC Party to consummate the Domestication, the Merger or the other transactions contemplated to be consummated by the SPAC Parties on the Closing Date in connection therewith, or (b) otherwise have a material adverse effect on the Transactions or on the Company Group, taken as a whole, after the Closing. Notwithstanding the foregoing, none of (a) the amount of SPAC Shares redeemed pursuant to the SPAC Shareholder Redemption, (b) the failure to obtain the Required SPAC Shareholder Approvals or (c) the occurrence or pendency of the Completion Date shall be deemed to be a SPAC Material Adverse Effect. For the avoidance of doubt, any breach or other violation of the SPAC Governing Documents resulting from the consummation of the Domestication, the Merger or the other transactions contemplated to be consummated by the SPAC Parties on the Closing Date in connection therewith shall be a SPAC Material Adverse Effect notwithstanding anything else to the contrary contained herein.

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“SPAC Parties” means, collectively, SPAC and Merger Sub.

“SPAC Rights” means, collectively, the rights of SPAC entitling each holder thereto to one-tenth of one SPAC Share.

“SPAC SEC Reports” has the meaning set forth in Section 4.7(a).

“SPAC Shareholder Approvals” means, collectively, the Required SPAC Shareholder Approvals and the Other SPAC Shareholder Approvals.

“SPAC Shareholder Redemption” means the valid redemption by the holders of SPAC Shares (other than the SPAC Sponsor Shares) of all or a portion of their respective SPAC Shares (in connection with the Transactions or otherwise) in accordance with (and subject to the limitations set forth in) the SPAC Governing Documents.

“SPAC Shareholders Meeting” has the meaning set forth in Section 5.9.

“SPAC Shares” means (a) prior to the consummation of the Domestication ordinary shares, par value $0.0001 per share, of SPAC, and (b) from and after the consummation of the Domestication, shares of common stock, par value $0.00001 per share, of SPAC as contemplated pursuant to the SPAC Certificate of Incorporation.

“SPAC Sponsor” means AlphaVest Holding, LP, a Delaware limited partnership.

“SPAC Sponsor Shares” means: (a) prior to the Domestication, any outstanding SPAC Shares held by the SPAC Sponsor and (b) after the Domestication, SPAC Shares that were converted from any securities referred to in clause (a) as part of the Domestication.

“SPAC Sponsor Units” means the SPAC Units purchased by the SPAC Sponsor in a private placement simultaneously with the IPO.

“SPAC Sponsor Specified Provisions” has the meaning set forth in Section 8.9.

“SPAC Units” means the units of SPAC, with each such unit consisting of one SPAC Share and one SPAC Right.

“Sponsor Support Agreement” has the meaning set forth in the recitals to this Agreement.

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“Subsidiary” means, with respect to any Person, any corporation, exempted company, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if an exempted company, limited liability company, partnership, association or other business entity (other than a corporation), a majority of the shares, partnership interests or other similar ownership interests thereof (as applicable) is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner possessing a majority of the management rights of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Suppliers” has the meaning set forth in Section 3.22(f).

“Surviving Company” has the meaning set forth in Section 2.1(b)(i).

“Surviving Company Share” has the meaning set forth in Section 2.1(b)(vi).

“Tax” means any federal, state, local or non-United States income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, unclaimed property, escheat, turnover, windfall profits or other taxes of any kind whatever, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, fees, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto, whether disputed or not.

“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.

“Tax Opinion” has the meaning set forth in Section 5.5(a)(iii).

“Tax Proceeding” means a Proceeding with respect to Taxes or Tax Returns.

“Tax Return” means returns, information returns, statements, declarations, claims for refund, schedules, attachments and reports relating to Taxes filed or required to be filed with any Governmental Entity, including any amendment of any of the foregoing.

“Technology” means collectively any and all of the following: (a) Software, including software and firmware listings, assemblers, applets, applications, websites, content (including text, pictures, sounds, music, and video), compilers, source code (whether in a format to be compiled, interpreted, or otherwise), object code, net lists, design tools, user interfaces, “look and feel,” application programming interfaces, protocols, formats, documentation, annotations, comments, data, data structures, databases, data collections, system build Software and instructions, design documents, schematics, diagrams, products, product specifications, packaging, games, devices know-how, show-how, techniques, formulae, algorithms, routines, works of authorship (whether or not copyrightable), discoveries, concepts, processes, prototypes, test methodologies, test tools, supplier and customer lists, materials that document design or design processes, or that document research or testing (including design, processes, and results); (b) any media on which any of the foregoing is recorded; and (c) any other tangible embodiments of any of the foregoing or of any Intellectual Property Rights.

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“Termination Date” the date that SPAC is required to dissolve or liquidate pursuant to its organizational documents, as such date may be extended in accordance with the terms hereof.

“Trade Compliance Laws” means any requirement of applicable Law relating to the regulation of exports, re-exports, transfers, releases, shipments, transmissions or any other provision of goods, technology, Software or services including: the Arms Export Control Act, 22 U.S.C. § 2751 et seq.; Export Administration Act, 50 U.S.C. §§ 2401-2420 (2000); Export Administration Regulations, 15 C.F.R. Parts 730 et seq.; International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-1706 (2000); Trading with the Enemy Act, 50 U.S.C. § 4301 et seq., International Traffic in Arms Regulations, 22 C.F.R. Parts 120- 130; and including all Sanctions and Export Control Laws.

“Transaction Litigation” has the meaning set forth in Section 5.2(c).

“Transaction Proposals” has the meaning set forth in Section 5.9(b).

“Transaction Support Agreements” has the meaning set forth in the recitals to this Agreement.

“Transactions” means the transactions contemplated by this Agreement and the Ancillary Documents.

“Trust Account” has the meaning set forth in Section 8.18.

“Trust Agreement” has the meaning set forth in Section 4.9.

“Trustee” has the meaning set forth in Section 4.9.

“Unpaid Company Expenses” means the Company Expenses calculated as of immediately prior to the Closing, in each case, to the extent unpaid as of such time.

“Unpaid SPAC Liabilities” means, as of any determination time, the SPAC Liabilities as of such determination time and through, and including, the Closing, in each case, to the extent unpaid as of such time.

“Unpaid SPAC Liabilities Schedule” the meaning set forth in Section 2.3(c).

“WARN” means the Worker Adjustment Retraining and Notification Act of 1988, as well as similar foreign, state or local Laws.

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ARTICLE 2
MERGER

Section 2.1 Closing Transactions. On the terms and subject to the conditions set forth in this Agreement, the following transactions shall occur in the order set forth in this Section 2.1.

(a) Domestication. At least one Business Day prior to the Closing Date, SPAC shall cause the Domestication to occur in accordance with Section 388 of the DGCL and Part XII of the Cayman Islands Companies Act (As Revised), including by filing with the Delaware Secretary of State a Certificate of Domestication with respect to the Domestication, in form and substance reasonably acceptable to SPAC and the Company, together with the SPAC Certificate of Incorporation, and completing and making all filings required to be made with the Cayman Islands Registrar of Companies to effect the Domestication. In connection with (and as part of) the Domestication, SPAC shall cause:

(i) each SPAC Unit that is issued and outstanding immediately prior to the Domestication to be separated into one SPAC Share and one SPAC Right;

(ii) each SPAC Share (of SPAC as organized under the laws of the Cayman Islands) that is issued and outstanding immediately prior to the Domestication to be converted into one SPAC Share (of SPAC as incorporated under the laws of Delaware);

(iii) each SPAC Right that is outstanding immediately prior to the Domestication to receive the treatment set forth in Section 2.1(d); and

(iv) SPAC to have a certificate of incorporation and bylaws substantially in form and substance reasonably satisfactory to the Company.

SPAC shall cause the Domestication to be consummated in accordance with applicable Law.

(b) The Merger.

(i) On the terms and subject to the conditions set forth in this Agreement and in accordance with the RCW, on the Closing Date, and at least one Business Day following the consummation of the Domestication, Merger Sub shall merge with and into the Company (the “Merger”). As a result of the Merger, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving company of the Merger (the “Surviving Company”).

(ii) At the Closing, the Parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Washington a certificate of merger, in a form reasonably satisfactory to the Company and SPAC (the “Certificate of Merger”), to be executed and filed in accordance with the relevant provisions of the RCW. The Merger shall become effective on the date and time at which the Certificate of Merger is accepted for filing by the Secretary of State of the State of Washington or at such later date or time as is agreed by SPAC and the Company and specified in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).

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(iii) The Merger shall have the effects set forth in Section 23B.11.010 of the RCW. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company, in each case, in accordance with the RCW.

(iv) At the Effective Time, the Governing Documents of Merger Sub shall be the Governing Documents of the Surviving Company, in each case, until thereafter changed or amended as provided therein or by applicable Law.

(v) At the Effective Time, the Officers, and except as provided in Section 5.15, the directors of the Company immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Company, each to hold office in accordance with the Governing Documents of the Surviving Company until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

(vi) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one share of common stock, par value $0.0001 per share, of the Surviving Company (a “Surviving Company Share”).

(vii) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share (other than the Company Shares cancelled and extinguished pursuant to Section 2.1(b)(x) and any Company Dissenting Shares) issued and outstanding as of immediately prior to the Effective Time shall be automatically canceled and extinguished and converted into the right to receive a number of SPAC Shares equal to the Exchange Ratio (the “Per Share Merger Consideration”) (in the case of shares of Company Preferred Stock convertible into Company Common Stock, multiplied by the number of shares of Company Common Stock issuable upon such conversion). From and after the Effective Time, each Company Shareholder’s certificates (the “Certificates”), if any, evidencing ownership of the Company Shares and the Company Shares held in book-entry form issued and outstanding immediately prior to the Effective Time shall each cease to have any rights with respect to such Company Shares except as otherwise expressly provided for herein or under applicable Law.

(viii) For purposes of calculating the aggregate number of SPAC Shares issuable to each holder of Company Shares pursuant to the terms of Section 2.1(b)(vii), all Company Shares held by such holder shall be aggregated, and the Exchange Ratio shall be applied to that aggregate number of shares held by such holder, and not on a share-by-share basis and the number of SPAC Shares to be issued shall be rounded to the nearest whole share.

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(ix) If, between the date of this Agreement and the Closing, the outstanding SPAC Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number, value (including dollar value) or amount contained herein which is based upon the number of SPAC Shares will be appropriately adjusted to provide to the holders of Company Shares the same economic effect as contemplated by this Agreement; provided, however, that this Section 2.1(b)(ix) shall not (A) be construed to permit SPAC, Merger Sub or the Company to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement, or (B) apply to the Domestication or any other transactions expressly contemplated by this Agreement or any Ancillary Document to the extent consummated in accordance with the terms contemplated by this Agreement or such Ancillary Document, as applicable.

(x) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share held immediately prior to the Effective Time by the Company as treasury stock shall be automatically canceled and extinguished, and no consideration shall be paid with respect thereto.

(c) SPAC Governing Documents. At the Effective Time, SPAC shall file such documents with the Secretary of State of the State of Delaware as are necessary for:

(i) a certificate of incorporation and bylaws, each in form and substance reasonably satisfactory to SPAC and the Company, to become the certificate of incorporation and bylaws of SPAC; and

(ii) SPAC’s name to be changed to a name determined in the sole discretion of the Company.

(d) Treatment of SPAC Rights. Each SPAC Right that is outstanding immediately prior to the Merger shall convert into one-tenth of one SPAC Share at the Effective Time.

Section 2.2 Closing of the Merger. The closing of the Merger (the “Closing”) shall take place electronically by exchange of the requisite documents, duly executed where required, delivered upon actual confirmed receipt, as promptly as reasonably practicable, but in no event later than the third Business Day following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) or at such other place, date or time as SPAC and the Company may agree in writing. The date upon which the Closing actually occurs is referred to herein as the “Closing Date.”

Section 2.3 Pre-Closing Deliveries; Sponsor Payment.

(a) Allocation Schedule. At least five Business Days prior to the Closing Date, the Company shall deliver to SPAC an allocation schedule (the “Allocation Schedule”) setting forth:

(i) the number of outstanding Company Shares held by each Company Equityholder and the number of SPAC Shares to be issued to each Company Equityholder pursuant to Section 2.1;

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(ii) the number of Company Shares issuable pursuant to any other class of outstanding Equity Securities of the Company, including pursuant to Company Equity Awards;

(iii) its good faith calculation of the Exchange Share Consideration and the Exchange Ratio; and

(iv) a certification, duly executed by an authorized officer of the Company, that, to his or her knowledge and solely in his or her capacity as an officer of the Company (and without any personal liability), the information and calculations delivered pursuant to clauses (i) through (v) are, and will be as of immediately prior to the Effective Time, (A) true and correct in all respects and (B) in accordance with the Allocation Schedule Principles.

The Allocation Schedule (and the calculations and determinations contained therein) will be prepared in accordance with the applicable provisions of this Agreement, the Governing Documents of the Company, and applicable Laws and, in the case of the Company Equity Awards, in accordance with the applicable Company Equity Plan and any applicable grant or similar agreement with respect to each Company Equity Award, in each case, as in effect immediately prior to the Effective Time (collectively, the “Allocation Schedule Principles”). The Company will review any comments to the Allocation Schedule provided by SPAC or any of its Representatives and consider in good faith and incorporate any reasonable comments proposed by SPAC or any of its Representatives. Notwithstanding the foregoing or anything to the contrary herein, (x) in no event shall the aggregate number of SPAC Shares set forth on the Allocation Schedule that are allocated in respect of the Equity Securities of the Company (or, for the avoidance of doubt, to the Company Equityholders) exceed the Exchange Share Consideration and (y) the SPAC Parties will be entitled to rely upon the Allocation Schedule for purposes of allocating the transaction consideration to the Company Equityholders under this Agreement.

(b) Aggregate Transaction Proceeds Schedule. At least two Business Days prior to the Closing Date, SPAC shall deliver to the Company a reasonably detailed calculation of the Aggregate Transaction Proceeds (the “Aggregate Transaction Proceeds Schedule”), including each subcomponent thereof, and reasonably detailed supporting documentation and a certification, duly executed by an authorized officer of SPAC, that, to his or her knowledge and solely in his or her capacity as an officer of SPAC (and without any personal liability), the information and calculations in the Aggregate Transaction Proceeds Schedule is, and will be as of immediately prior to the Effective Time, (i) to his or her knowledge, true and correct in all respects, and (ii) in accordance with the applicable provisions of this Agreement. SPAC will review any comments to the Aggregate Transaction Proceeds Schedule provided by the Company or any of its Representatives and consider in good faith and incorporate any reasonable comments proposed by the Company or any of its Representatives. SPAC may update the Aggregate Transaction Proceeds Schedule if any of the calculations or amounts shown therein are incorrect as a result of changes in the number of SPAC shareholders participating in the SPAC Shareholder Redemption, not later than one Business Day prior to the Closing Date.

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(c) Unpaid SPAC Liabilities Schedule. At least two Business Days prior to the Closing Date, SPAC shall deliver to the Company a reasonably detailed calculation of each Unpaid SPAC Liability as of the Closing Date, together with invoices and wire payment instructions for the parties to which each such liability is owed (the “Unpaid SPAC Liabilities Schedule”).

Section 2.4 Treatment of Company Equity Awards.

(a) At the Effective Time, by virtue of the Merger and without any action of any Party or any other Person (but subject to, in the case of the Company, Section 2.4(c)), each Company Equity Award that is outstanding and not forfeited immediately prior to the Effective Time shall be converted into the same type of equity award with respect to SPAC Shares (each such equity award, a “Rollover Equity Award”) equal to the product (rounded down to the nearest whole number) of (i) the number of shares subject to such Company Equity Award immediately prior to the Effective Time and (ii) the Exchange Ratio, rounded down to the nearest full share, with any Rollover Equity Award that is a stock option converting into a stock option having an exercise price per SPAC Share subject to such Rollover Equity Award equal to (x) the exercise price per share of such option in effect immediately prior to the Effective Time, divided by (y) the Exchange Ratio (the exercise price per share, rounded up to the nearest full cent). Each Rollover Equity Award shall be subject to the same terms and conditions (including applicable vesting, form of payment, expiration and forfeiture provisions) that applied to the corresponding Company Equity Award immediately prior to the Effective Time, except as to terms (i) rendered inoperative by reason of the transactions contemplated by this Agreement (including any anti-dilution or other similar provisions that adjust the number of underlying shares that are subject to any such award), or (ii) such other immaterial administrative or ministerial changes as the SPAC Board (or the compensation committee of the SPAC Board) may determine in good faith are appropriate to effect the administration of the Rollover Equity Awards. The assumption of Rollover Equity Awards that are stock options pursuant to this Section 2.4 shall be made in accordance with Sections 424 and 409A of the Code.

(b) As of immediately prior to the Effective Time, all Company Equity Plans with no awards outstanding shall terminate and all Company Equity Plans with awards outstanding shall be amended so that no further awards may be granted thereunder. At the Effective Time, SPAC shall assume all Company Equity Plans that are not terminated as of immediately prior to the Effective Time.

(c) At or prior to the Effective Time, the Parties and their respective boards of directors, as applicable, shall adopt any resolutions and take any actions that are reasonably necessary to effect the treatment of the Company Equity Awards pursuant to this Section 2.4. Prior to the Closing, the Company shall take, or cause to be taken, all other reasonably necessary or appropriate actions under the Company Equity Plans, under the underlying grant, award or similar agreement and otherwise to give effect to the provisions of this Section 2.4.

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Section 2.5 Company Shareholder Deliverables.

(a) Each holder of Company Shares shall, at or prior to the Closing, (i) deliver the certificates evidencing their right to Company Shares (the “Company Certificates”), if any, to SPAC for cancellation, or in the case of a lost, stolen or destroyed Company Certificate, will deliver to Parent an affidavit (and indemnity if required) in the manner provided in Section 2.5(d), and (ii) deliver a duly completed and executed letter of transmittal to Parent, in a form to be mutually agreed upon between Parent and the Company (“Letter of Transmittal”). To the extent that a holder has not delivered the Company Certificates, if any, and a duly completed and executed Letter of Transmittal at or prior to the Closing, such holder shall deliver such items to SPAC promptly following the Closing. At the Effective Time (or promptly after delivery of the Company Certificates, if any, and a duly completed and executed Letter of Transmittal, if later), each holder of Company Shares shall receive in exchange therefor the Exchange Share Consideration to which such holder is entitled pursuant to Section 2.1 in book-entry form (unless certificates representing the Exchange Share Consideration are otherwise requested by such holder), and the Company Certificates, if any, shall forthwith be cancelled. The delivery to SPAC of the Company Certificates, if any, and a duly completed and executed Letter of Transmittal shall be a condition to the receipt by each holder of Company Shares of the Exchange Share Consideration to which such holder is entitled pursuant to Section 2.1. The Exchange Share Consideration shall be issued only in the name of the registered holder of the Company Shares exchanged therefor.

(b) No interest will be paid or accrued on the Exchange Share Consideration (or any portion thereof). From and after the Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 2.5, each Company Share (other than, for the avoidance of doubt, the Company Shares cancelled and extinguished pursuant to Section 2.1(b)(x) or any Company Dissenting Shares) shall solely represent the right to receive a portion of the Exchange Share Consideration to which such Company Share is entitled to receive pursuant to Section 2.1(b)(vii), together with any dividends or distributions payable after the Effective Time.

(c) At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers of Company Shares that were outstanding immediately prior to the Effective Time.

(d) In the event that any Company Certificates shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, the applicable Exchange Share Consideration into which the Company Shares formerly represented by such Company Certificates was converted into and any dividends or distributions payable after the Effective Time; provided, however, that, as a condition precedent to the delivery of such Exchange Share Consideration, the owner of such lost, stolen or destroyed Company Certificates shall indemnify SPAC against any claim that may be made against SPAC or Surviving Company with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

(e) Any portion of the Exchange Share Consideration that remains unclaimed by the Company Shareholders 12 months following the Closing Date shall be delivered to SPAC or as otherwise instructed by SPAC, and any Company Shareholder who has not exchanged his, her or its Company Shares for the applicable portion of the Exchange Share Consideration in accordance with this Section 2.5 prior to that time shall thereafter look only to SPAC for the issuance of the applicable portion of the Exchange Share Consideration, without any interest thereon. None of SPAC, the Surviving Company or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat, or similar Law. Any portion of the Exchange Share Consideration remaining unclaimed by the Company Shareholders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of SPAC free and clear of any claims or interest of any Person previously entitled thereto.

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Section 2.6 Withholding. Each of the Company, SPAC, Merger Sub, and their respective agents shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law. To the extent that amounts are so withheld and remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Upon becoming aware of any such withholding obligation, the Company, SPAC or Merger Sub (as applicable) shall use commercially reasonable efforts to give reasonable advance notice of such withholding to the Person in respect of whom such amounts are intended to be deducted or withheld, and the Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any reasonable statements, forms or other documents to reduce or eliminate any such deduction or withholding).

Section 2.7 Company Dissenting Shares. Notwithstanding anything to the contrary herein, any Company Shares for which a Company Shareholder (a) has not voted in favor of the Merger or consented to it in writing and (b) has demanded the appraisal of such Company Shares in accordance with, and has complied in all respects with, Section 23B.13 of the RCW (collectively, such shareholders, the “Company Dissenting Shareholders”, and such shares, the “Company Dissenting Shares”) shall not be converted into the right to receive the Per Share Merger Consideration pursuant to Section 2.1(b)(vii). From and after the Effective Time, (i) the Company Dissenting Shares shall be cancelled and extinguished and shall cease to exist and (ii) the Company Dissenting Shareholders shall be entitled only to such rights as may be granted to them under Section 23B.13 of the RCW and shall not be entitled to exercise any of the voting rights or other rights of a stockholder of SPAC, the Surviving Company or any of its Affiliates (including SPAC); provided, that if any Company Dissenting Shareholder effectively withdraws or loses such appraisal rights (whether through failure to perfect such appraisal rights or otherwise), then the Company Shares held by such Company Dissenting Shareholder (a) shall no longer be deemed to be Company Dissenting Shares and (b) shall be treated as if they had been converted automatically at the Effective Time into the right to receive the Per Share Merger Consideration pursuant to Section 2.1(b)(vii) upon delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any other documents or agreements required by the Letter of Transmittal) and the surrender of the applicable documents and other deliverables set forth in Section 2.5(a) and, if applicable, Section 2.5(d). Each Company Dissenting Shareholder who becomes entitled to payment for his, her or its Company Dissenting Shares pursuant to the RCW shall receive payment thereof from the Company in accordance with the RCW. The Company shall give SPAC prompt notice of any written demands for appraisal of any Company Shares, attempted withdrawals of such demands and any other documents or instruments served pursuant to the RCW and received by the Company relating to stockholders’ rights of appraisal in accordance with the provisions of Section 23B.13 of the RCW, and SPAC shall, at its sole cost and expense, have the right to, and the Company shall provide SPAC the opportunity to, participate in all negotiations and proceedings with respect to all such demands. The Company shall not, except with the prior written consent of SPAC (which consent shall not be unreasonably withheld, conditioned, or delayed), settle, or make any payment, or deliver any consideration, with respect to, any such demand.

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ARTICLE 3
REPRESENTATIONS AND WARRANTIES RELATING TO THE GROUP COMPANIES

Except as set forth in the Company Disclosure Schedules (which shall only qualify the representations and warranties in this Article 3 in the manner set forth in Section 8.8), the Company hereby represents and warrants to the SPAC Parties, in each case, as of the date of this Agreement and as of the Closing, as follows.

Section 3.1 Organization and Qualification.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the state of Washington. Each Subsidiary of the Company is a corporation, limited liability company, joint stock company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and, except as set forth in Section 3.1(a) of the Company Disclosure Schedules, in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of organization, incorporation or formation (as applicable). Section 3.1(a) of the Company Disclosure Schedules sets forth the jurisdiction of formation or organization (as applicable) for each Group Company. Each Group Company has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted.

(b) True and complete copies of the governing or constitutional documents of each Group Company have been made available to SPAC, in each case, as amended and in effect as of the date of this Agreement. The governing or constitutional documents of the Company and each other Group Company, including the Company Certificate of Incorporation and the Company Bylaws, are in full force and effect, and no Group Company is in breach or violation of any provision set forth in its governing or constitutional documents.

(c) Each Group Company is duly qualified, licensed or registered to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the lack of such qualification, license or registration has not caused and would not reasonably be expected to cause, individually or in the aggregate, a Company Material Adverse Effect.

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Section 3.2 Capitalization of the Group Companies.

(a) Section 3.2(a) of the Company Disclosure Schedules sets forth a true and complete statement, as of the date hereof, for each Group Company, of (i) the number, percentage and class or series (as applicable) of all of the Equity Securities of such Group Company authorized as of the date hereof, (ii) the number, percentage and class or series (as applicable) of all of the Equity Securities of such Group Company issued and outstanding as of the date hereof, and (iii) the full names of the Persons that are the record or registered owners thereof. All of the outstanding Equity Securities of the Group Companies, including the Company Shares, have been duly authorized and validly issued and, in the case of Equity Securities of Group Companies that are corporations, are fully paid and non-assessable.

(b) The Equity Securities of each Group Company (i) were not issued or otherwise acquired in violation of the governing or constitutional documents of such Group Company or any Contract to which such Group Company is party or bound, (ii) were not issued or otherwise acquired in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, or similar rights of any Person, and (iii) have been offered, sold, transferred and issued in compliance with applicable Law, including Securities Laws. Except as set forth on Section 3.2(b) of the Company Disclosure Schedules, no Group Company has any outstanding (x) equity appreciation, phantom equity or profit participation rights, (y) options, restricted stock units, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require such Group Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of such Group Company from or to an unrelated Person, or (z) to the Company’s Knowledge, condition or circumstance that would reasonably be expected to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any Equity Securities or securities convertible into or exchangeable for Equity Securities of any Group Company. Section 3.2(b) of the Company Disclosure Schedules accurately identifies each Contract relating to any Equity Securities of any Group Company that contains any information rights, rights of first refusal, registration rights, financial statement requirements or other terms that would survive the Closing unless terminated or amended prior to the Closing.

(c) There are no outstanding bonds, debentures, notes or other Indebtedness of any Group Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which holders of Company Shares may vote.

(d) Except as set forth on Section 3.2(d) of the Company Disclosure Schedules, there are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any Equity Securities of the Group Companies to which any Group Company is party or bound.

(e) None of the Group Companies owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person (other than any Group Company) or the right to acquire any such Equity Security, and none of the Group Companies is a partner or member of any partnership, limited liability company or joint venture (other than any other Group Company).

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(f) Section 3.2(f) of the Company Disclosure Schedules sets forth a true and complete statement, as of the date hereof, of the holder, the date of grant and any applicable vesting schedule (including acceleration provisions) of each Company Equity Award.

(g) Section 3.2(g) of the Company Disclosure Schedules sets forth a list of all material Company Transaction Payments as of the date of this Agreement.

(h) Section 3.2(h) of the Company Disclosure Schedules sets forth a true and complete list of all Indebtedness of the Group Companies as of the date of this Agreement of the type described in clause (a) or (b) of the definition of Indebtedness, including the principal amount of such Indebtedness, the outstanding balance as of the date of this Agreement, and the debtor and the creditor thereof. None of the Group Companies are in default or otherwise in breach with respect to any such Indebtedness. The Company has provided to SPAC true, correct and complete copies of all documents (including all amendments, supplements, waivers, notices and consents) with respect to any such Indebtedness outstanding as of the date of this Agreement.

(i) All Equity Securities of any Group Company ever repurchased, redeemed, converted or cancelled by such Group Company were repurchased, redeemed, converted or cancelled in compliance in all material respects with (i) all applicable Law, including applicable Securities Law, and (ii) all requirements set forth in all applicable Contracts.

(j) The Company Shareholders set forth on Annex I hereto constitute all of the Company Supporting Shareholders as of the date of this Agreement.

Section 3.3 Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is (or, in the case of any Ancillary Document contemplated hereby to be entered into after the date of this Agreement, will be) a party and (subject to receipt of the Company Required Shareholder Approval) to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement, the Ancillary Documents to which the Company is or will be a party, the performance of the Company’s obligations hereby and thereby and the consummation of the Transactions, have been duly and validly authorized and approved by the Company Board and upon receipt of the Company Required Shareholder Approval, no other corporate or equivalent action or other Proceeding on the part of the Company or the Company Equityholders is necessary to authorize this Agreement or such Ancillary Documents, the Company’s performance of its obligations hereunder or thereunder or the consummation of the Transactions. This Agreement and each Ancillary Document to which the Company is contemplated hereby to be a party as of the date hereof has been (and each Ancillary Document to which the Company is contemplated hereby to be a party following the execution of this Agreement, will be upon execution thereof), duly and validly executed and delivered by the Company and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the Company (assuming that this Agreement and the Ancillary Documents to which the Company is or is contemplated to be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party thereto), enforceable against the Company in accordance with their respective terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). The Company Required Shareholder Approval is the only vote of the holders of any class or series of capital stock of the Company required to approve and adopt this Agreement, the Ancillary Documents to which the Company is or is contemplated to be a party, the performance of the Company’s obligations hereunder and thereunder and the consummation of the Transactions (including the Merger).

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Section 3.4 Financial Statements; Undisclosed Liabilities.

(a) The Company has made available to SPAC a true and complete copy of the unaudited, consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2022 and 2023, and the related unaudited, consolidated statements of operations and comprehensive loss and cash flows of the Company and its Subsidiaries for the 12 months ended December 31, 2022 and 2023 (collectively, the “Financial Statements”). The Financial Statements are attached as Section 3.4(a) of the Company Disclosure Schedules. The Financial Statements (including the notes thereto, if applicable) (a) were derived from the books and records of the Group Companies, and (b) fairly present, in all material respects, the financial position, results of operations, and cash flows of the Company for the periods indicated therein.

(b) The Initial Company Financial Statements and any Closing Company Financial Statements will be derived from the books and records of the Group Companies. The Closing Company Financial Statements will (i) be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except, in the case of any audited financial statements, as may be specifically indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments and the absence of notes thereto), (ii) in the case of any audited financial statements, be audited in accordance with the standards of the PCAOB and to contain a report of the Company’s auditor and (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates of delivery (including Regulation S-X or Regulation S-K, as applicable). No financial statements other than those consolidated financial statements of the Group Companies are required by GAAP to be included in the Initial Company Financial Statements.

(c) The Group Companies have no Liabilities of a nature required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except (i) as set forth on the face of the Latest Balance Sheet, (ii) for Liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet (excluding any Liabilities for a breach of Contract, breach of warranty, tort (including infringement of Intellectual Property Rights) or violation of Law), (iii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance by the Company of its covenants or agreements in this Agreement or any Ancillary Document to which it is or will be a party or the consummation of the Transactions (including, for the avoidance of doubt, the Company Expenses), (iv) executory obligations under Contracts (excluding any Liabilities for a breach of Contract), (v) for Liabilities that are not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (vi) Liabilities that are disclosed in Section 3.4(c) of the Company Disclosure Schedules and (vii) Liabilities that are first incurred after the date hereof and are expressly permitted pursuant to the terms Section 5.1 (including as set forth in Section 5.1(b) of the Company Disclosure Schedules).

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(d) The Group Companies have established and maintained, individually or at a group level, systems of internal accounting controls designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements and to maintain accountability for the Group Companies’ assets. The Group Companies maintain and, for all periods covered by the Financial Statements, have maintained, in all material respects in the ordinary course of business, books and records of the Group Companies that are accurate and complete in all material respects.

(e) The Company has not received any complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of the Group Companies as of the date of this Agreement, (ii) a “material weakness” in the internal controls over financial reporting of the Group Companies as of the date of this Agreement or (iii) fraud, whether or not material, that involves management or other employees of the Group Companies who have a significant role in the internal controls over financial reporting of the Group Companies.

Section 3.5 Consents and Requisite Governmental Approvals; No Violations.

(a) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Company with respect to the Company’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the Company is or will be party or the consummation of the Transactions, except for (i) applicable requirements of the HSR Act (including the expiration of the required waiting period thereunder) and any other applicable Antitrust Law, (ii) the filing with the SEC of the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC, (iii) the appropriate filings and approvals under the rules of an Approved Stock Exchange, (iv) the filing of the Certificate of Merger, (v) filing with the Delaware Secretary of State a Certificate of Domestication with respect to the Domestication together with the SPAC Certificate of Incorporation and completing and making all filings required to be made with the Cayman Islands Registrar of Companies to effect the Domestication and (v) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Company Material Adverse Effect.

(b) None of the execution or delivery by the Company of this Agreement or any Ancillary Documents to which it is or will be a party, the performance by the Company of its obligations hereunder or thereunder or the consummation of the Transactions will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in a violation or breach of any provision of the Company’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (A) any Material Contract or (B) any Material Permits, (iii) violate, or constitute a breach or default under, any Order, Law or other restriction of any Governmental Entity to which any Group Company or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any Group Company, except in the case of any of the foregoing clauses (ii) through (iv), as would not have or be reasonably be expected to have a Company Material Adverse Effect.

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Section 3.6 Permits. Section 3.6 of the Company Disclosure Schedules sets forth a true and complete list of all Permits any Group Company holds that is required by any Group Company to own, lease or operate its properties or assets or to conduct its business as currently conducted, except for such Permits where the failure to so hold has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (the Permits required to be listed on Section 3.6 of the Company Disclosure Schedules, collectively, the “Material Permits”). Except as is not and would not reasonably be expected to have a Company Material Adverse Effect, (a) each Material Permit is in full force and effect in accordance with its respective terms and (b) there is no pending or, to the Company’s Knowledge, threatened (in writing) termination, suspension, withdrawal or revocation with respect to any Material Permit.

Section 3.7 Material Contracts.

(a) Section 3.7(a) of the Company Disclosure Schedules sets forth a list of the following Contracts, other than Company Benefit Plans, to which a Group Company is, as of the date of this Agreement, a party or by which any of their respective assets are, as of the date of this Agreement, bound (each Contract required to be set forth on Section 3.7(a) of the Company Disclosure Schedules, a “Material Contract”):

(i) any Contract relating to Indebtedness for borrowed money of any Group Company or to the placing of a Lien (other than a Permitted Lien) on any material assets or properties of any Group Company, in either case for an amount equal to or higher than $100,000;

(ii) any Contract under which any Group Company is lessee of or holds or operates, in each case, any tangible property (other than Real Property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $125,000;

(iii) any Contract under which any Group Company is lessor of or permits any third party to hold or operate, in each case, any material tangible property (other than real property), owned or controlled by any Group Company;

(iv) any Real Property Lease;

(v) any joint venture, profit-sharing, partnership, collaboration, co-promotion, commercialization or research or development Contract, or similar Contract, in each case, which requires, or would reasonably be expected to require (based on any occurrence, development, activity or event contemplated by such Contract), aggregate payments to or from any Group Company in excess of $100,000 over the life of the Contract;

(vi) any Contract required to be disclosed on Section 3.13(c) of the Company Disclosure Schedules;

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(vii) any Contract that (a) limits or purports to limit, in any material respect, the freedom of any Group Company to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the operations of SPAC or any of its Affiliates after the Closing, (b) contains any exclusivity, “most favored nation”, rights of first negotiation or similar provisions, obligations or restrictions with respect to material assets, properties or business of the Group Companies (including exclusive license rights granted by any Group Company to any Person in Company Intellectual Property), (c) contains any covenants not to sue or not to assert any claim, or any technology or source code escrow obligations (in each case, other than in the ordinary course of business), or (d) contains any other provisions restricting, in any material respect, the ability of any Group Company to sell, manufacture, develop, commercialize, test or research products, directly or indirectly through third parties, or to solicit any potential customer (other than standard non-solicitation provisions in Contracts);

(viii) any Contract (or group of related Contracts) requiring any future capital commitment or capital expenditure (or series of capital expenditures) by any Group Company in an amount in excess of (A) $100,000 annually, or (B) $250,000 over the life of such Contract (or group of related Contracts);

(ix) any Contract requiring any Group Company to guarantee the Liabilities of any Person (other than any other Group Company) or pursuant to which any Person (other than the Company or a Subsidiary) has guaranteed the Liabilities of a Group Company, in each case in excess of $100,000;

(x) any Contract under which any Group Company has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person individually or in the aggregate, in an amount in excess of $100,000 or made any capital contribution to, or other investment in, any Person;

(xi) any Contract required to be disclosed on Section 3.19 of the Company Disclosure Schedules;

(xii) any Contract with any Person pursuant to which any Group Company (or SPAC or any of its Affiliates after the Closing) is or may be required to pay milestones, royalties or other similar contingent payments based on any research, testing, development, regulatory filings or approval, sale, distribution, commercial manufacture or other similar occurrences, developments, activities or events;

(xiii) any Contract providing for any Company Transaction Payment;

(xiv) any Contract for the disposition of any portion of the assets or business of any Group Company or for the acquisition by any Group Company of the assets or business of any other Person (other than acquisitions or dispositions made in the ordinary course of business), under which any Group Company has any continuing material obligation with respect to an “earn-out”, contingent purchase price or other contingent or deferred payment obligation;

(xv) any settlement, conciliation or similar Contract (A) requiring material monetary payments by any Group Company after the date of this Agreement, (B) with a Governmental Entity, (C) involving any Intellectual Property Rights, or (D) that imposes any material, non-monetary obligations on any Group Company (or SPAC or any of its Affiliates after the Closing);

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(xvi) any Contract with any (A) Material Customer or (B) Material Supplier; and

(xvii) any other Contract (or group of related Contracts) the performance of which requires either (A) annual payments to or from any Group Company in excess of $100,000 or (B) aggregate payments to or from any Group Company in excess of $250,000 over the life of such Contract (or group of related Contracts).

(b) (i) Each Material Contract is valid and binding on the applicable Group Company and, to the Company’s Knowledge, the counterparties thereto, and is in full force and effect and enforceable in accordance with its terms against such Group Company and, to the Company’s Knowledge, the counterparties thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity), (ii) the applicable Group Company and, to the Company’s Knowledge, the counterparties thereto are not in material breach of, or default under, any Material Contract, and (iii) to the Company’s Knowledge, no party has repudiated in writing any provision of any Material Contract or threatened (in writing) to terminate any Material Contract, in each case, except as would not have a Company Material Adverse Effect. The Company has made available to SPAC true and complete copies of all Material Contracts in effect as of the date hereof (other than purchase orders, invoices, and similar confirmatory or administrative documents that are ancillary to the main contractual relationship between the parties to a particular Contract or group of Contracts and that, in each case, do not contain any material executory or continuing terms, conditions, obligations or rights).

Section 3.8 Absence of Changes. During the period beginning on January 1, 2024 and ending on the date of this Agreement, (a) no Company Material Adverse Effect has occurred and (b) except as expressly contemplated by this Agreement or any Ancillary Document or except as set forth on Section 3.8 of the Company Disclosure Schedules, (i) the Group Companies have conducted their businesses in the ordinary course of business in all material respects, and (ii) no Group Company has taken any action that would require the consent of SPAC if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b).

Section 3.9 Litigation. There is no Proceeding pending or, to the Company’s Knowledge, threatened (in writing) against or involving any Group Company or concerning any of the Group Companies’ assets, properties or business that, if adversely decided or resolved, had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no pending or, to the Company’s Knowledge, threatened (in writing) Proceeding against or involving any Group Company’s managers, officers, directors or employees (in their capacity as such), that, if adversely decided or resolved, had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Group Companies nor any of their respective properties or assets is subject to any Order, except as would not have, or would not reasonably be expected to have, a Company Material Adverse Effect. There are no Proceedings by any Group Company pending against any other Person.

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Section 3.10 Compliance with Laws. Each Group Company (i) conducts, and at all times since January 1, 2023 has conducted, its business in compliance in all material respects with all Laws and Orders applicable to such Group Company and is not, and has never been, in violation of any such Law or Order, except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, (ii) has not received or been subject to any material written regulatory consent orders, or enforcement actions from a Governmental Entity, and (iii) has not received any written communications from a Governmental Entity that alleges that such Group Company is not in compliance with any of the foregoing, except for any failure to comply as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.

Section 3.11 Employee Plans.

(a) None of the Group Companies have any agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten and whether legally binding or not, to continue, modify or amend any existing Company Benefit Plan, except for amendments required by applicable Law with respect to which the amendment deadline has not yet lapsed.

(b) With respect to each Company Benefit Plan, the Company has provided SPAC with a current, true and complete copy (or, if such Company Benefit Plan is not in writing, an accurate summary of the material terms) thereof (including all amendments thereto) and, to the extent applicable: (i) the most recent summary plan description, and all summaries of material modifications related thereto, distributed with respect to such Company Benefit Plan; (ii) all Contracts related to such Company Benefit Plan, including all trust agreements, insurance Contracts, annuity Contracts and service provider agreements; (iii) the most recent Form 5500 (including all schedules and other attachments thereto); (iv) all nonroutine notices and correspondence since December 31, 2018 to or from any Governmental Entity (including social security authorities) relating to such Company Benefit Plan; and (v) all nondiscrimination, top-heavy and Code Section 415 and other year-end compliance tests performed with respect to such Company Benefit Plan for the three most recently completed plan years.

(c) With respect to each Company Benefit Plan: (i) such Company Benefit Plan has been established, maintained, administered, operated and funded in all material respects in accordance with its terms and in compliance with all applicable requirements of all applicable Laws, including ERISA, the Code (and the regulations and rulings issued thereunder) and the ACPA, and each Group Company has properly performed in all material respects all of its duties and obligations under or with respect to such Company Benefit Plan; (ii) no Group Company, no ERISA Affiliate and no other Person has breached any fiduciary duty imposed upon it by ERISA or any other Law (including the ACPA); (iii) except as could not result, individually or in the aggregate, in a material liability to any Group Company, no prohibited transaction within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code (and not otherwise exempt under Section 408 of ERISA and Section 4975(c)(2) or 4975(d) of the Code) has occurred; (iv) except as could not result, individually or in the aggregate, in a material Liability to any Group Company all contributions, premiums and other payments due or required to have been paid to (or with respect to) such Company Benefit Plan on or before the Closing have been timely paid in accordance with the terms of such Company Benefit Plan and applicable Law or, if not due until after the Closing Date, have been properly accrued to the extent required in connection with the preparation of the Company’s financial statements; and (v) no Group Company has incurred (whether or not assessed), any material penalty, Tax, fine, Lien or Liability under ERISA, the Code or any other Law. No Group Company has incurred (whether or not assessed) any assessable payment, penalty, Tax or Liability under Section 4980B, 4980D, 4980H, 5000, 6721 or 6721 of the Code or any other Law. With respect to each plan or arrangement that would be a Company Benefit Plan but for the fact that such plan or arrangement is maintained or sponsored by a Governmental Entity, except as could not result, individually or in the aggregate, in a material Liability to any Group Company, all contributions required to have been made by or on behalf of the Group Companies with respect to such plan or arrangement on or before the Closing have been timely made or, if not due until after the Closing Date, have been properly accrued to the extent required in connection with the preparation of the Company’s financial statements.

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(d) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and its related trust is exempt from taxation under Section 501(a) of the Code. Each such Company Benefit Plan is the subject of a current, unrevoked favorable determination letter from the IRS (or, in the case of a prototype, volume submitter or other pre-approved plan, is the subject of a current, unrevoked favorable opinion or advisory letter issued by the IRS to the sponsor of such prototype or volume submitter plan and upon which the Group Companies and such Company Benefit Plan are entitled, under applicable IRS guidance, to rely) as to such Company Benefit Plan’s qualified status under the Code. To the Company’s knowledge, nothing has occurred (or failed to occur), and no facts or circumstances exist, that could adversely affect the qualified status of any such Company Benefit Plan or the exempt status of its related trust.

(e) No Group Company or ERISA Affiliate has ever maintained, sponsored, participated in or contributed to (or been obligated to maintain, sponsor, participate in or contribute to), or has (or could have) any current or future Liability (including any contingent Liability) under or with respect to: (i) any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is or, at any time, was subject to Section 302 or 303 of ERISA, Title IV of ERISA or Section 412 or 430 of the Code; (ii) any “multiemployer plan” as defined in Section 3(37) of ERISA; (iii) any multiple employer plan within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code; or (iv) any “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.

(f) No Group Company or Company Benefit Plan provides (or contributes toward the cost of) or has any obligation or agreement to provide (or contribute toward the cost of), life insurance, medical or other welfare benefits (within the meaning of Section 3(1) of ERISA) to any current or former owner, director, manager, officer, employee, consultant, independent contractor or service provider of or to the Group Companies or any ERISA Affiliate (or the spouse, domestic partner, dependent or beneficiary of any such individual) after their retirement or other termination of ownership, employment or service, except to the extent required by COBRA or the ACPA or any other Law (at the sole expense of the covered individual or for a limited period of time following a termination of employment pursuant to the terms of an existing employment, severance or similar agreement in effect as of the date hereof).

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(g) Each Company Benefit Plan that provides, in any part, nonqualified deferred compensation that is subject to Section 409A of the Code in all material respects satisfies the documentary and operational requirements of Section 409A(a)(2), 409(A)(a)(3), and 409A(a)(4) of the Code and all applicable guidance issued thereunder (and has satisfied such requirements for the entire period during which Section 409A of the Code has applied to such Company Benefit Plan), and no additional Tax under Section 409A(a)(1)(b) of the Code has been or could reasonably be expected to be incurred by any participant or beneficiary in any such Company Benefit Plan. No Group Company has any obligation or agreement (whether under a Company Benefit Plan or otherwise) to reimburse, “gross up,” indemnify or otherwise compensate any individual for any Taxes or interest imposed under Section 4999 or 409A of the Code.

(h) Each Non-U.S. Company Benefit Plan that is intended to qualify for any preferential Tax treatment meets all of the requirements for such treatment and has obtained all approvals of all relevant Governmental Entities that are necessary to qualify for such Tax treatment. Each Non-U.S. Company Benefit Plan is registered where required by, and has been maintained in good standing under, all applicable Laws and with all relevant Governmental Entities. No Non-U.S. Company Benefit Plan would be considered a “defined benefit plan” within the meaning of Section 3(35) of ERISA if such plan were subject to ERISA. To the extent any Non-U.S. Company Benefit Plan is not fully funded or fully offset by insurance coverage, any unfunded or underfunded liabilities in respect of such plan have been properly accrued to the extent required under applicable accounting standards.

(i) There are no claims or Proceedings (other than routine claims for benefits) pending or, to the Company’s Knowledge, threatened with respect to (or against the assets of) any Company Benefit Plan. No investigation, audit or other Proceeding by any Governmental Entity (including social security authorities) is pending or in progress with respect to any Company Benefit Plan.

(j) There has been no amendment, interpretation or other announcement (written or oral) by the Group Companies, any ERISA Affiliate or any other Person relating to, or change in participation or coverage under, any Company Benefit Plan that, either alone or together with other such items or events, could materially increase the expense to the Group Companies of maintaining such Company Benefit Plan (or the Company Benefit Plans taken as a whole) above the level of expense incurred by the Group Companies with respect thereto for the most recent fiscal year included in the Financial Statements.

(k) Each Company Benefit Plan can be terminated by the applicable Group Company in accordance with its written terms without the consent of any Person and without any penalty, cost, expense or Liability to the Company, SPAC, Merger Sub, any of their respective Subsidiaries or Affiliates or such Company Benefit Plan, other than routine, immaterial administrative expenses of the type typically incurred in connection with the termination of similar employee benefit plans termination.

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(l) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will or could (either alone or in combination with any other event) (i) entitle any current or former employee, director, manager, officer, consultant, independent contractor or other service provider of or to any Group Company to any severance, retention or change of control payments or benefits or to any other payment (whether under a Company Benefit Plan or otherwise and whether in cash or equity); (ii) result in any payment or benefit becoming due to or result in the forgiveness of any Indebtedness of any current or former employee, director, manager, officer, consultant, independent contractor or other service provider of or to any Group Company (whether under an Company Benefit Plan or otherwise), (iii) increase the amount or value of any compensation or benefits due or payable to any current or former employee, director, manager, officer, consultant, individual independent contractor or other service provider of or to any Group Company, (iv) result in the acceleration of the time of payment or vesting, or trigger any payment or funding of any compensation or benefits to any current or former employee, director, manager, officer, consultant, individual independent contractor or other service provider of or to any the Group Company (whether under a Company Benefit Plan or otherwise); or (v) impair any of the rights of the Company, SPAC, or any of their respective Subsidiaries or Affiliates with respect to any Company Benefit Plan, including the right to amend, terminate, merge or transfer the asset of any Company Benefit Plan.

(m) No amount that could be received (whether in cash or property or the vesting of property) by any “disqualified individual” of any Group Company under any Company Benefit Plan or otherwise as a result of the consummation of the Transactions could, separately or in the aggregate, be nondeductible under Section 280G of the Code or subjected to an excise Tax under Section 4999 of the Code.

Section 3.12 Environmental Matters.

(a) The Group Companies are, and at all times since January 1, 2023 have been, in compliance with all Environmental Laws (including all Environmental Laws affecting the Real Property), except as would not, individually or in the aggregate, have or be reasonably be expected to have a Company Material Adverse Effect. The Group Companies have not received any written communication from any Governmental Entity or any other Person regarding any actual, alleged, or potential violation of, or Liability under, any Environmental Laws, except as relates to any such violation or Liability which would not, individually or in the aggregate, have or be reasonably be expected to have a Company Material Adverse Effect.

(b) There is no, and at all times since January 1, 2023 has not been, any Proceeding pending or, to the Company’s Knowledge, threatened (in writing) against or involving any Group Company in respect to any Environmental Laws.

(c) To the Knowledge of the Company, the Company has not manufactured, released, treated, stored, disposed of, arranged for disposal of, transported or handled, or exposed any Person to, any Hazardous Substances, and no current or former property or facility is or has been contaminated by any Hazardous Substances, except, in each case, as has not given or would not give rise to any liability under any Environmental Laws that would reasonably be expected to be materially adverse to the Company or its Subsidiaries, taken as a whole. To the Company’s Knowledge, there are no underground storage tanks that are now present at, or have heretofore been removed from, the Real Property.

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(d) The Group Companies have made available to SPAC copies of all environmental assessments (including Phase I or Phase II environmental assessments), audits and reports and all other material environmental, health and safety documents that are in any Group Company’s possession or reasonable control relating to the current or former operations, properties or facilities of any Group Company or the compliance (or noncompliance) by any Group Company with any Environmental Laws.

Section 3.13 Technology and Intellectual Property.

(a) Section 3.13(a) of the Company Disclosure Schedules contains a true and complete list of the following with respect to the Company Owned Intellectual Property Rights (collectively, “Company Registered Intellectual Property Rights”): (i) all issued patents and patent applications, including the owner, the patent number or application number for each jurisdiction in which filed, and the date issued (or date filed); (ii) all registered trademarks, service marks, trade names, trade dress, and applications for registration of any of the foregoing, including the owner, the registration number or application number for each jurisdiction in which filed, and the date of such registration or application; (iii) all registered copyrights and applications for registration of copyrights, including the owner, the registration number or application number for each jurisdiction in which filed, and the date of such registration or application; and (iv) all domain name registrations, including the owner, the registration date, any next renewal deadline and name of registry or issuer. Section 3.13(a) of the Company Disclosure Schedules also contains a true and complete list of all unregistered trademarks, service marks, trade names that are material to the business of the Group Companies.

(b) All Company Registered Intellectual Property Rights are subsisting, and to the Company’s Knowledge, valid and enforceable (or in the case of applications for Company Registered Intellectual Property Rights, applied for and pending), except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Group Companies solely own all right, title and interest, free and clear of any Liens (other than Permitted Liens), in and to the Company Registered Intellectual Property Rights. The Group Companies have not conducted their business, and have not used or enforced (or failed to use or enforce) any Company Registered Intellectual Property material to the conduct of the Group Companies’ business, taken as a whole, in a manner that would result in the abandonment, cancellation or unenforceability of any such item of Company Registered Intellectual Property Rights, and the Group Companies have not taken (or failed to take) any action that would result in the forfeiture or relinquishment of any such Company Registered Intellectual Property Rights (other than through the expiration of such Company Registered Intellectual Property Rights at the end of their maximum statutory term or pursuant to a good faith business decision). As of the date of this Agreement, there have been no interferences, re-examinations, concurrent use proceedings, oppositions or cancellations brought or threatened to be brought involving any of the Company Registered Intellectual Property Rights material to the conduct of the Group Companies’ business, taken as a whole. The Group Companies have the sole right to file, prosecute, and maintain all applications and registrations with respect to the Company Registered Intellectual Property Rights material to the conduct of the Group Companies’ business, taken as a whole.

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(c) Section 3.13(c) of the Company Disclosure Schedules contains a true and complete list of: (i) all Out-Licenses, including any Out-License that grants any rights to modify or create derivative works of any Company Owned Intellectual Property, or grants sublicenses under any Company Owned Intellectual Property Rights (other than (1) any non-exclusive licenses granted to Group Company customers in the ordinary course of business, (2) non-disclosure agreements entered into in the ordinary course, (3) standard agreements entered into in the ordinary course with the Company’s or any Subsidiary’s vendors, suppliers, manufacturing partners, contractors, consultants, and other service providers to use Company Intellectual Property solely for the benefit of the Group Companies, and (4) nonexclusive licenses to use feedback or trademarks that are incidental to the subject matter of the applicable Out-License in which they are incorporated); and (ii) all In-Licenses (other than (1) Off-the-Shelf Software Licenses, (2) Invention Assignment Agreements entered into in the ordinary course of business; (3) non-disclosure agreements entered into in the ordinary course, (4) Open Source Software licenses, (5) nonexclusive feedback licenses and nonexclusive licenses to use trademarks, in each case that are incidental to the subject matter of the applicable agreement in which they are incorporated; and (6) licenses to the Group Companies solely for the purpose of enabling the Group Companies to provide services to the applicable counterparty).

(d) Section 3.13(d) of the Company Disclosure Schedules lists all material Company Owned Technology, and all Company Products, made commercially available by any Group Company.

(e) The Group Companies (i) exclusively own all right, title and interest in and to all material Company Owned Intellectual Property, free and clear of any Liens (other than Permitted Liens), and (ii) possess adequate and enforceable rights or an exclusive license to use all material Company Licensed Intellectual Property; provided, that the representation in this clause (ii) is made to the Company’s Knowledge with respect to the licensor’s Intellectual Property Rights in such Intellectual Property. No Group Company has exclusively licensed any material Company Owned Intellectual Property. All Company Owned Intellectual Property owned or used by the Group Companies immediately prior to the Closing and material to the conduct of the Group Companies’ business, taken as a whole, will continue to be owned or available for use (as applicable) by the Group Companies on identical terms and conditions immediately after the Closing.

(f) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither (i) the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale, offering for sale, import, or any other exercise of rights in Company Owned Intellectual Property Rights; nor (ii) the operation of any Group Company’s business, including such Group Company’s provision of any Company Products; nor (iii) the use, reproduction, modification, manufacture, distribution, licensing, sublicensing, sale, offering for sale, import, or other exploitation by any Group Company of any Company Product, (A) directly or indirectly infringes, violates, interferes with, or misappropriates any Intellectual Property Rights of any Person (other than any patents (including any continuations and continuations in part, divisional, reissues, renewals and applications for any of the foregoing) of any Person), (B) to the Company’s Knowledge, directly or indirectly infringes, violates, interferes with, or misappropriates any patents (including any continuations a continuations in part, divisional, reissues, renewals and applications for any of the foregoing) of any Person; or (C) constitutes unfair competition or unfair trade practice. To the Company’s Knowledge, no Person, including any current or former employee, consultant, or contractor of any Group Company, has infringed, violated, interfered with or misappropriated, or is infringing, violating, interfering with or misappropriating, any Company Owned Intellectual Property Rights.

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(g) As of the date hereof, no Group Company has received written notice of any claims or actions: (i) challenging the validity, effectiveness, use of, or ownership by any Group Company of any Company Owned Technology, (ii) challenging the validity, effectiveness, use or ownership of any Group Company’s rights in Company Licensed Intellectual Property, or (iii) alleging that any of the activities of any Group Company specified in clauses (i), (ii), or (iii) of Section 3.13(f), infringes, violates, interferes with or misappropriates, or will infringe, violate, interfere with or misappropriate, any other Person’s Intellectual Property Rights or constitutes unfair competition or unfair trade practices under the Laws of the applicable jurisdiction.

(h) All current and former Group Company employees, consultants, contractors and any other Persons who have contributed to or created any portion of, or otherwise have any rights in or to, any Company Owned Intellectual Property or any Company Products, have executed and delivered, and, to the Company’s Knowledge, are in compliance with, written Contracts that, to the extent permitted under applicable Law, validly and effectively assign to the Company all Intellectual Property conceived, created, developed, written, invented, discovered, or reduced to practice by such employees, consultants, contractors, or other Persons in the course of their employment or engagement with the Group Company, or through which ownership of all such Intellectual Property otherwise vests in the Company, or where such transfer of ownership is not admissible by operation of law, has granted the Company the perpetual, geographically unlimited, exclusive and transferable right of use with respect to all currently known and future exploitation methods as well as the right to amend or adapt (“Invention Assignment Agreements”). The Company has provided true, correct and complete copies of all forms of Invention Assignment Agreements to SPAC.

(i) Each Group Company has taken commercially reasonable steps to protect rights in trade secrets and other confidential information (both of such Group Company and that of third parties that such Group Company has received under an obligation of confidentiality). Each Group Company has taken commercially reasonable steps to maintain confidentiality of such trade secrets and other confidential information from all (i) employees, (ii) consultants and contractors (including terms that bind the employees of any consultants or contractors), and (iii) any other Persons with whom such Group Company has shared such trade secrets and other confidential information. Each Group Company is in compliance in all material respects with the provisions of any agreements related to the foregoing.

(j) No Software used or distributed in connection with any Company Technology, or any Company Product is, or, when delivered to SPAC, will be, in whole or in part, subject to an Excluded License. No Group Company has distributed or published to any Person any Software used in any Company Owned Technology, or any Company Product, that is, in whole or in part, subject to an Excluded License. Each Group Company, including applicable employees, consultants and contractors, has followed in all material respects the industry standard principles regarding the use of Open Source Software, including principles regarding integration of Open Source Software with Company Technology and to ensure compliance with Open Source Software licenses. Each Group Company has taken commercially reasonable steps to ensure that no Group Company employee, consultant or contractor uses any Open Source Software in any manner not permitted by such principles.

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(k) No Group Company is a member of any standards-setting organization (including any group or organization, such as special interest groups, forums, consortia, committees, working groups or associations) that develops (or attempts to develop), adopts or publishes technical standards or specifications for a product, platform or process in furtherance of common design or interoperability among products employing such standards or specifications. No Group Company has participated (nor authorized any consultant or employee of any Group Company to participate) in any standards-setting that would affect the proprietary nature of any Company Owned Intellectual Property or restrict the ability of any Group Company to enforce, license or exclude others from using or licensing any Company Owned Intellectual Property on any terms proposed by any Group Company. There is no existing obligation imposed by any standards-setting organization on any Group Company, or attached to or imposed on any Company Owned Intellectual Property, to license or agree to license, covenant not to sue or withhold enforcement on Company Owned Intellectual Property.

(l) Neither the execution, delivery, or performance of this Agreement (or any exhibit or schedule thereto), nor the consummation of the Transactions or any of the other agreements contemplated by this Agreement will, as a result of any Contract entered into by any Group Company prior to the Closing Date: (i) result in the breach of, or create on behalf of any third party the right to terminate or modify, any Contract relating to any material Company Intellectual Property; (ii) result in or require the grant, assignment or transfer to any other Person (other than the Company) of any license or other right or interest under, to or in any material Company Intellectual Property; or (iii) cause a material loss or impairment of any material Company Intellectual Property.

(m) Each of the Group Companies has obtained and possesses valid licenses to use all of the Software present on the computers and other Software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the business of the Group Companies, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Group Companies is in compliance with all of its Software licenses, including its Off-the-Shelf Software Licenses, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Group Companies own all material Company IT Systems free and clear of all conditions, adverse claims, security interests, pledges, Liens, or encumbrances (other than Permitted Liens), or have obtained and possess valid leases or licenses, or otherwise have legally enforceable and sufficient rights, to use to use all material Company IT Systems. All the Company IT Systems owned or used by the Group Companies immediately prior to the Closing will continue to be owned or available for use (as applicable) by the Group Companies on identical terms and conditions immediately after the Closing, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(n) The Company IT Systems are in satisfactory working order, are reasonably sufficient for the current and currently intended future needs of the business and, to the Company’s Knowledge, are free from any malicious or disabling code or instructions, “viruses,” “worms,” “ransomware,” “spyware,” or similar Software, or other Software or hardware components that are designed to permit unauthorized access to or disablement of any of the Company IT Systems. There have been no failures or other adverse events affecting any of the Company IT Systems that have caused any material disruption in or to the use of such Company IT Systems or the business of the Group Companies. The Group Companies have adequate business continuity and disaster recovery plans in place.

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Section 3.14 Labor Matters.

(a) The Company has made available to SPAC a true and complete list of the following information: (i) each Group Company that employs any employees and the number of employees employed by such Group Company; (ii) each U.S. state and non-U.S. country in which any employee of any Group Company resides, and the number of such employees in such U.S. state or non-U.S. country (as applicable); and (iii) each employee of any Group Company that receives annual compensation in excess of $100,000.

(b) Except as has not and would not reasonably be expected to result in, individually or in the aggregate, material Liability to the Group Companies, (i) none of the Group Companies (A) has or has had any Liability, threatened or pending litigation or agency/social security authorities/labor authorities investigation matters for any arrears of wages or other compensation for services (including salaries, wage premiums, commissions, fees or bonuses), or any penalties, fines, interest, or other sums for failure to pay or delinquency in paying such compensation, and (B) has or has had any Liability, threatened or pending litigation or agency/social security authorities/labor authorities investigation matters for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity (including social security authorities) with respect to unemployment compensation benefits, social security, social insurances, health and pension insurances or other benefits (whether or not pursuant to a Company Benefit Plan) or obligations for any employees of any Group Company (other than routine payments to be made in the normal course of business and consistent with past practice); and (ii) the Group Companies have withheld all amounts required by applicable Law or by agreement to be withheld from wages, salaries and other payments to employees or independent contractors or other service providers of each Group Company.

(c) There has been no “mass layoff” or “plant closing” as defined by WARN related to any Group Company, and the Group Companies have not incurred any material Liability under WARN nor are they reasonably expected to incur any Liability under WARN as a result of the Transactions.

(d) No Group Company is a party to or bound by any collective bargaining agreement or other Contract with any labor union, labor organization or works council, and no employees of the Group Companies are represented by any labor union, labor organization, works council, employee delegate, representative or other employee collective group with respect to their employment. There is no duty on the part of any Group Company to bargain with any labor union, labor organization, works council, employee delegate, representative or other employee collective group, including in connection with the execution and delivery of this Agreement, the Ancillary Documents or the consummation of the Transactions. There has been no actual or, to the Company’s Knowledge, threatened (in writing) material unfair labor practice charges, material grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, handbilling or other material labor disputes against or affecting any Group Company. To the Company’s Knowledge, there have never been any labor organizing activities with respect to any employees of any Group Company.

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(e) No employee layoff, facility closure or shutdown (whether voluntary or by Order), reduction-in-force, furlough, temporary layoff, work schedule change or reduction in hours, or reduction in salary or wages, or other material workforce changes affecting employees of the Group Companies has occurred or, as of the date of this Agreement, is currently contemplated, planned or announced, including as a result of COVID-19 or any Law, Order, directive, guideline or recommendation by any Governmental Entity in connection with or in response to COVID-19, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, the Group Companies have not otherwise experienced any material employment-related liability, threatened or pending litigation or agency investigation matters with respect to or arising out of COVID-19 or any Law, Order, directive, guideline or recommendation by any Governmental Entity in connection with or in response to COVID-19.

(f) To the Company’s Knowledge, no current employee is in violation of any material term of any employment agreement, nondisclosure agreement, noncompetition agreement, non-solicitation agreement, or other restrictive covenant obligation: (i) owed to any Group Company; or (ii) owed to any third party with respect to such Person’s right to be employed or engaged by any Group Company, except (other than in the case of the executive officers of the Company) where any such violation, individually or in the aggregate, could not reasonably be expected to result in a Company Material Adverse Effect.

(g) Each Group Company (i) has at all times been in compliance in all material respects with all applicable Laws and regulations respecting employment and employment practices, including hiring, termination of employment, nondiscrimination in employment, disability, civil rights, immigration, pay equity, terms and conditions of employment, the Fair Labor Standards Act and its state Law equivalents, and occupational safety and health, worker classification, (ii) except as would not reasonably be expected to have a Company Material Adverse Effect, has not engaged in any unfair labor practices, and (iii) except as would not reasonably be expected to have a Company Material Adverse Effect, has not incurred any Liability for breach of any employment Contract or other Contract of service or for fees-for service with any employee or independent contractor, for redundancy payments, protective awards or for compensation for wrongful dismissal, unfair dismissal or for failure to comply with any Order for the reinstatement or re-engagement of any employee or for any other liability accruing from the termination of any Contract of employment or for services. Each Group Company is in compliance in all material respects with the United States Immigration Reform and Control Act to the extent applicable.

(h) There are no material litigations or agency/social security authorities/labor authorities investigation matters currently pending or, to the Company’s Knowledge, threatened (in writing) between any Group Company and any of its current or former employees, or independent contractors, or any trade or labor union, works council, or similar body. To the Company’s Knowledge, there is not any claim, action, suit, charge, grievance, arbitration, or investigation pending before any Governmental Entity, court, or tribunal, foreign or domestic, for compensation, severance, benefits, vacation time or pay, pension benefits, or any other claim for damages from any current or former employee or any other Person arising out of any Group Company’s status as employer or purported employer of such Person or based on any workplace practices or policies of any Group Company, whether in the form of claims for discrimination, sexual or other harassment, equal pay, unfair labor practices, grievances, wage and hour violations, wrongful discharge, public policy violations, as a whistleblower, or otherwise.

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(i) There are no pending claims or threatened or pending litigation or agency/social security authorities/labor authorities investigation matters against any Group Company under any workers’ compensation plan or policy or for long-term disability, nor, to Company’s Knowledge, has any employee suffered any injury that would give rise to Liability under any workers’ compensation plan or policy or Law, except as would not reasonably be expected to have a Company Material Adverse Effect. To the Company’s Knowledge, no employee is presently on a workers’ compensation leave of absence or a disability leave of absence.

(j) Except as included in Section 3.14(j) of the Company Disclosure Schedules, the employment of each employee of each Group Company is terminable at will without any Liability to such Group Company, except for (i) statutory severance entitlements, (ii) severance entitlements pursuant to any collective bargaining agreements, and (iii) severance entitlements made available to the Company’s employees generally. To the Company’s Knowledge, no officer, director, or authorized agent of any Group Company has made any written or oral statements or representations or distributed any written material to any employees of such Group Company inconsistent with at-will employment or regarding terms of employment of such Group Company’s employees subsequent to the date of this Agreement or the Closing Date.

Section 3.15 Insurance. Section 3.15 of the Company Disclosure Schedules sets forth a true, correct and complete list of all insurance policies (other than Company Benefit Plans) owned, held or maintained by any Group Company or for the benefit of any of its current or former employees, officers, directors or managers (in each such individual’s capacity as such) as of the date of this Agreement, including the following information for each policy: (a) the title of such policy; (b) the policy number; (c) the period of coverage; (d) the name of the insurer; (e) the name of the policyholder; and (f) the name of each covered insured. Except as would not, individually or in the aggregate, have or be reasonably expected to have a Company Material Adverse Effect: (i) all such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, and true and complete copies of all such policies have been made available to SPAC; (ii) no claim by any Group Company is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof; and (iii) no Group Company is, and, to the Company’s Knowledge, no other party to such policies is, in default or otherwise in breach thereof.

Section 3.16 Tax Matters.

(a) Each Group Company has prepared and timely filed or caused to be filed all Income Tax and other material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance with all applicable Laws and Orders, and each Group Company has paid all material Taxes required to have been paid by it regardless of whether or not shown on a Tax Return.

(b) The unpaid Taxes of the Group Companies did not, as of the date of the Latest Balance Sheet, exceed the amount accrued for current Taxes payable (for clarity, excluding any deferred Tax Liabilities established to reflect timing differences between book and Tax income) set forth on the Latest Balance Sheet included in the Financial Statements. Since the date of the Financial Statements, no Group Company has incurred any Liability for Taxes, except in the ordinary course of business consistent with past practice. Each Group Company has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party.

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(c) The Company has made available to SPAC true, correct and complete copies of all Income Tax Returns filed by any Group Company for all periods beginning after December 31, 2022.

(d) No Group Company is currently the subject of a Tax Proceeding or has been informed in writing of the commencement or anticipated commencement of any Tax Proceeding that has not been resolved or completed, in each case with respect to such Group Company. There are no claimed, proposed, or asserted Tax deficiencies or assessments of Tax with respect to any Group Company that have not been fully paid.

(e) No Group Company has consented to extend or waive the time in which any Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(f) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to any Group Company which agreement or ruling would be effective after the Closing Date.

(g) No Group Company is or has participated in any “reportable transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. Income Tax Law).

(h) There are no Liens for Taxes on any assets of any of the Group Companies other than Liens for Taxes not yet due and payable.

(i) No Group Company has been either a “distributing corporation” or a “controlled corporation” within the respective meanings of such terms under Section 355(a)(1)(a) of the Code in a transaction purported or intended to be governed by Section 355 of the Code (i) in the two years before the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” within the meaning of Section 355(e) of the Code in conjunction with the Transactions.

(j) No Group Company (i) has been a member of an affiliated group filing a consolidated federal Income Tax Return (other than the group, the common parent of which is the Company) or (ii) has Liability for the Taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by operation of Law, by Contract (other than Contracts entered into in the ordinary course of business the primary purpose of which does not relate to Taxes).

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(k) No written claims have ever been made by any Tax Authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to Taxation by that jurisdiction.

(l) No Group Company is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than agreements entered into in the ordinary course of business the primary purpose of which does not relate to Taxes) and no Group Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal, state and local Income Tax purposes.

(m) No Group Company has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(n) No Group Company will be required to include any material item of income in, or exclude any material item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing as a result of: (i) a change in its method of accounting or use of an improper method of accounting, in each case, prior to the Closing; (ii) any installment sale or open transaction disposition arising in a Taxable period (or portion thereof) ending on or prior to the Closing; or (iii) a prepaid amount received or deferred revenue realized on or prior to the Closing outside the ordinary course of business. Each Group Company has always used the accrual method of accounting for Tax purposes since its formation. No elections pursuant to Section 965 of the Code related to any Group Company have been made.

(o) No Group Company has extended, deferred or delayed the withholding or payment of any Taxes under the CARES Act, the CAA or otherwise as a result of the effects of COVID-19 (including pursuant to IRS Notice 2020-65 or IRS Notice 2021-11).

(p) The prices for any property or services (or the use of any property) provided by or to each Group Company to any related party are arm’s-length prices for purposes of all applicable transfer pricing Laws.

(q) No Group Company has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(r) As of the date of this Agreement, no Group Company has taken or agreed to take any action not contemplated by this Agreement or any Ancillary Document that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment. To the knowledge of the Company, no facts or circumstances exist as of the date of this Agreement that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

Section 3.17 Brokers. Except as set forth on Section 3.17 of the Company Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Affiliates for which any Group Company has any obligation.

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Section 3.18 Real and Personal Property.

(a) Owned Real Property. Except as set forth on Section 3.18(a) of the Company Disclosure Schedules, the Group Companies do not own and have never owned any Real Property (including any ownership interest in any buildings or structures and improvements located thereon). The Group Companies are not bound by any options, obligations or rights of first refusal or contractual rights to sell, lease or acquire any Real Property. All Real Property owned or purported to be owned by any Group Company (“Owned Real Property”) is owned free and clear of all Liens other than Permitted Liens, and the applicable Group Company has fee simple title (or its non-U.S. equivalent) thereto.

(b) Leased Real Property. The Group Companies have a lease, sub-lease, license, concession or other agreement, whether written, oral or otherwise, with respect to each Real Property occupied or used by any Group Company other than the Real Property set forth on Section 3.18(a) of the Company Disclosure Schedules (collectively, the “Real Property Leases”). Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the applicable Group Company party thereto, enforceable in accordance with its terms against such Group Company and, to the Company’s Knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity), except as would not reasonably be expected to have a Company Material Adverse Effect. There is no breach or default by any Group Company or, to the Company’s Knowledge, any counterparty under any Real Property Lease, and, to the Company’s Knowledge, no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default under any Real Property Lease or would permit termination of, or a modification or acceleration thereof, by any counterparty to any Real Property Lease, except as would not reasonably be expected to have a Company Material Adverse Effect.

(c) Adverse Conditions. The Group Companies’ possession and quiet enjoyment of the Real Property has not been disturbed, and there are no material disputes with respect to any Real Property Lease or any Real Property. The Group Companies have not received any written notice of any violation of Laws with respect to any Real Property Lease or any Real Property. There are no pending or, to the Company’s Knowledge, threatened (in writing) Proceedings regarding condemnation or other eminent domain Proceedings affecting any Real Property. Except as would not have a material adverse effect on the Group Companies, taken as a whole, there are no leases, subleases, licenses or other agreements granting to any Person other than the Group Companies any right of use or occupancy of any portion of any Real Property. All of the land, buildings, structures and other improvements used by the Group Companies are included in the Real Property.

(d) Personal Property. Each Group Company has good, marketable and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material tangible assets and properties of the Group Companies reflected in the Financial Statements or thereafter acquired by the Group Companies, free and clear of all Liens other than Permitted Liens, except for assets disposed of in the ordinary course of business and except as would not have a material adverse effect on the Group Companies, taken as a whole.

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(e) Condition of Assets. Each asset of the Group Companies that is tangible personal property is in good operating condition and repair, subject to normal wear and tear, and is suitable and sufficient for the purposes for which it is used or held for use. To the Company’s Knowledge, there are no facts or conditions that would reasonably be expected to interfere with the current use or operation of such properties and assets.

Section 3.19 Transactions with Affiliates.

(a) Section 3.19 of the Company Disclosure Schedules sets forth all Contracts between (i) any Group Company, on the one hand, and (ii) any officer, director, Affiliate of any Group Company or any spouse, child or member of the same household of any officer, director or Affiliate of any Group Company, on the other hand (each Person identified in this clause (b), a “Company Affiliated Party”), other than:

(i) Contracts with respect to a Company Affiliated Party’s status as an employee (including Company Benefit Plans and other ordinary course compensation) entered into in the ordinary course of business that have been made available to SPAC,

(ii) Contracts in connection with a Company Affiliated Party’s status as a holder of Equity Securities of the Company, and

(iii) customary director and officer indemnification agreements that have been made available to SPAC.

(b) No Company Affiliated Party:

(i) owns any material interest in any material asset or property used in any Group Company’s business, including Company Owned Intellectual Property, or

(ii) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a competitor, supplier, vendor, partner, customer, lessor or other business relation of any Group Company.

(c) No Group Company is indebted to any Company Affiliated Party (except for current amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses, in each case in the ordinary course of business), and no such Person is indebted to any Group Company.

(d) All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.19 (including, for the avoidance of doubt, pursuant to Section 3.19(b)) are referred to herein as “Company Affiliated Party Transactions”.

Section 3.20 Data Privacy and Security.

(a) The Company has not received any written notice of any pending or threatened Proceeding against or involving any Group Company or, to the Company’s Knowledge, any Group Company’s Affiliates initiated by any Person, including any Governmental Entity, alleging that any Processing of Personal Data by or on behalf of any Group Company or its Affiliates is or was in violation of any Privacy Requirements.

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(b) The Group Companies take, in the reasonable determination of the Company’s management team, commercially reasonable measures designed to protect and maintain (i) the ownership and confidentiality of their material proprietary Company Intellectual Property and (ii) the security, confidentiality, continuous operation and integrity of their Company IT Systems (and all confidential data and Protected Data stored therein or transmitted thereby). The Group Companies have back-up and disaster recovery arrangements for the continued operation of their business in the event of a failure of its Company IT Systems that are, in the reasonable determination of the Company’s management team, commercially reasonable and in accordance with standard industry practice.

(c) To the Company’s Knowledge, there have been no unauthorized intrusions or breaches of security that has resulted in unauthorized use of, or access to, the Company IT Systems or Protected Data that, pursuant to any applicable Law, would require the Company or a Subsidiary to notify customers or employees of such breach or intrusion.

(d) Except as would not, individually or in the aggregate, have, or be reasonably expected to result in, a Company Material Adverse Effect, (i) there has not been any Data Breach with respect to any Protected Data in the possession or control of any Group Company or its Affiliates, or any of its contractors with regard to any Protected Data obtained from or on behalf of any Group Company or its Affiliates, (ii) there have been no unauthorized intrusions or breaches of security into any Company IT Systems or Protected Data, and (iii) none of the Group Companies nor their Affiliates have been notified or been required to notify any Person of any (a) loss, theft or damage of, or (b) Data Breach.

(e) The Company’s and its Subsidiaries’ collection, use, disclosure, storage and transfer of Personal Data complies in all material respects with all Privacy Requirements. The execution, delivery and performance of the transactions contemplated by this Agreement do not materially violate the Company’s privacy policy as it currently exists or, to the extent any previous privacy policy of the Company remains applicable to Personal Data maintained by the Company or its Subsidiaries, as such previous privacy policy existed before.

Section 3.21 Anti-Money Laundering. Each Group Company has at all times during the past three years complied in all material respects with (i) all applicable financial recordkeeping, reporting and other requirements of all anti-money laundering, anti-terrorist financing and anti-proliferation financing Laws administered or enforced by any Governmental Entity (“AML Laws”), (ii) the Bank Secrecy Act of 1970 and its implementing regulations, and (iii) any other applicable Law relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, terrorist financing prevention, proliferation financing prevention, or foreign assets control. The Group Companies have established and maintained at all times during the past three years a system of internal controls designed to ensure compliance by the Group Companies with applicable financial recordkeeping, reporting and other requirements of all AML Laws and Sanctions and Export Control Laws.

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Section 3.22 International Trade and Anti-Corruption.

(a) None of the Group Companies, nor to the Company’s Knowledge, any of their respective officers, directors or employees, or Representatives, or any other Persons acting for or on behalf of any of the foregoing, is:

(i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity;

(ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws that bar a U.S. person generally from transacting with such Person (at the time of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk People’s Republic (“DNR”) and Luhansk People’s Republic (“LNR”) areas of Ukraine);

(iii) an entity owned or controlled, directly or indirectly, by one or more Persons described in clause (i) or (ii); or

(iv) otherwise engaging in unlawful dealings with or for the benefit of any Person described in clauses (i) through (iii) or any country or territory which is the subject of or target of any Sanctions and Export Control Laws.

(b) None of the Group Companies, nor to the Company’s Knowledge, any of their respective officers, directors or employees or Representatives or any other Persons acting for or on behalf of any of the foregoing, has during the past three years, directly or indirectly, (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or anything of value to or from any Person with corrupt intent to obtain or retain an improper business advantage, (ii) made or paid any contributions to a domestic or foreign political party or candidate or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment or anything of value, in each case in violation of any Anti-Corruption Laws.

(c) During the past three years, no Group Company has, directly or indirectly, unlawfully exported, re-exported, transferred, released, shipped, transmitted or otherwise provided money, monetary value, goods, Technology, Software, or services to:

(i) any individual, entity, country or region prohibited by Sanctions and Export Control Laws, including the prohibition against such exports (A) into, or to a national or resident of, any country or region subject to Sanctions and Export Control Laws (e.g., Cuba, Iran, North Korea, Syria, or the Crimea, DNR, and LNR areas of Ukraine), or (B) to anyone on OFAC’s Specially Designated Nationals and Blocked Persons List, Sectoral Sanctions Identifications List or Foreign Sanctions Evaders List, the U.S. Department of Commerce’s Bureau of Industry and Security Denied Persons List, Unverified List, Entity List, or Military End User List or otherwise subject to U.S. economic sanctions or export restrictions; or

(ii) for any purpose prohibited by Sanctions and Export Control Laws, including nuclear, chemical or biological weapons proliferation or development of missile technology.

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(d) There is no Proceeding with respect to a violation of any applicable Trade Compliance Laws or Sanctions and Export Control Laws that is now pending or, to the Company’s Knowledge, as of the date of this Agreement has been threatened (in writing) with respect to any Group Company or its Affiliates. During the past three years, no Group Company nor any of their Affiliates have made any voluntary disclosure with respect to a possible violation of Trade Compliance Laws or Sanctions and Export Control Laws to any Governmental Entity. During the past three years, the Group Companies, including their respective officers, directors or employees or any of their other Representatives, have not violated any Trade Compliance Laws or Sanctions and Export Control Laws.

(e) The Group Companies, any of their respective officers, directors or employees or any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing will not directly or indirectly use any part of the Aggregate Transaction Proceeds or any other proceeds related to the Agreement in violation of any Sanctions and Export Control Laws or Anti-Corruption Laws.

(f) Each Group Company has implemented all reasonable or necessary policies and procedures applicable to all Persons manufacturing or sourcing any products for any Group Company, and all Persons supplying raw materials, work in progress and other suppliers to such Persons (collectively “Suppliers”), required to ensure compliance with applicable Laws, including all applicable Trade Compliance Laws, Sanctions and Export Control Laws, and Anti-Corruption Laws, and any standards marketed by any Group Company to customers or the public. The Company has no Knowledge of any violation of such policies and procedures by any Suppliers.

Section 3.23 Customers and Suppliers. Section 3.23 of the Company Disclosure Schedules sets forth a list of (a) the Group Companies’ top ten customers for each of its material business lines, based on amounts paid for goods or services to the relevant Group Companies on a consolidated basis for the period from January 1, 2023 through December 31, 2023 (each such customer, a “Material Customer”) and (b) the top ten suppliers and vendors of goods and services with respect to each material business line of the Group Companies based on amounts paid to the relevant Group Companies on a consolidated basis for goods or services for the period from January 1, 2023 through December 31, 2023 (each such supplier, a “Material Supplier”). No Material Customer or Material Supplier has (i) terminated or threatened in writing to terminate its relationship with any of the Group Companies, (ii) as of the date hereof, materially reduced its business with any of the Group Companies, or (iii) as of the date hereof, notified in writing any of the Group Companies of its intention to materially reduce its business with any of the Group Companies.

Section 3.24 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Group Companies expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing SPAC Shareholders or at the time of the SPAC Shareholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, notwithstanding the foregoing provisions of this Section 3.24, no representation or warranty is made by either the Group Companies with respect to information or statements made or incorporated by reference in the Registration Statement / Proxy Statement that were not supplied by or on behalf of the Group Companies for use therein.

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Section 3.25 Corporate Records. The corporate records of the Group Companies, including such Group Companies’ governing or constitutional documents, minute books, registers, share certificate books and all other similar documents and records (“Corporate Records”) are complete and accurate and all corporate proceedings and actions (including all meetings, passing of resolutions, transfers, elections and appointments) are reflected in the Corporate Records and have been conducted or taken in compliance with all applicable Laws and in accordance with the governing or constitutional documents of such Group Companies, except in each case as would not have or reasonably be expected to have a Company Material Adverse Effect. A true and complete in all material respects copy of the Corporate Records has been made available to SPAC.

Section 3.26 Significant Subsidiaries. Section 3.26 of the Company Disclosure Schedules sets forth a true and complete list of all Subsidiaries of the Company that would qualify as “significant subsidiary” pursuant to Rule 1-02(w) of Regulation S-X.

Section 3.27 Investigation; Non-Reliance; No Other Representations.

(a) The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the SPAC Parties.

(b) In entering into this Agreement, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 4 and no other representations or warranties of any SPAC Party or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 4, none of the SPAC Parties or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement or the Transactions. Neither the Company nor any of its Affiliates is relying on any representations and warranties in connection with the Transactions except the representations and warranties set forth in Article 4. Notwithstanding anything to the contrary in this Agreement, claims against the SPAC Parties shall not be limited in any respect in the event of Fraud.

(c) Except as provided in this Article 3 (as modified by the Schedules), neither the Group Companies, nor any Company Shareholder, nor their respective Representatives, nor any other Person has made, or is making, any representation or warranty whatsoever in respect of the Group Companies or any Company Shareholder. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, neither the Group Companies, nor any Company Shareholder, nor any of their respective Representatives, nor any other Person has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts or estimates or budgets made available to SPAC, its Affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Group Companies, whether or not included in any management presentation or in any other information made available to SPAC, its Affiliates or any of their respective Representatives, and that any such representations or warranties are expressly disclaimed.

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES RELATING TO THE SPAC PARTIES

Except (a) as set forth on the SPAC Disclosure Schedules (which will only qualify the representations and warranties set forth in this Article 4 in the manner set forth in Section 8.8), or (b) as set forth in any SPAC SEC Reports publicly filed with the SEC prior to the date of this Agreement (excluding (x) any disclosures in any “risk factors” section, disclosures in any forward-looking statements disclaimers, or (y) any information incorporated by reference into the SPAC SEC Reports (other than from other SPAC SEC Reports)), each SPAC Party hereby represents and warrants to the Company, in each case, as of the date of this Agreement and as of the Closing, as follows.

Section 4.1 Organization and Qualification. Each SPAC Party is an exempted company, corporation, limited liability company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of organization, incorporation or formation (as applicable). The Governing Documents of each SPAC Party are in full force and effect, and no SPAC Party is in breach or violation of any provision set forth in its Governing Documents.

Section 4.2 Authority. Each SPAC Party has the requisite exempted company, corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and each Ancillary Document to which it is (or, in the case of any Ancillary Document contemplated hereby to be entered into after the date of this Agreement, will be) a party and, subject to (a) the receipt of the SPAC Shareholder Approvals, and (b) the Required Merger Sub Approval, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement, the Ancillary Documents to which any SPAC Party is or will be a party, the performance of any SPAC Party’s obligations hereunder and thereunder and the consummation of the Transactions have been duly and validly authorized and unanimously approved by the SPAC Board (including that, as of the date hereof, the SPAC Board has unanimously made, and has not revoked, the SPAC Board Recommendation) and upon receipt of the Required SPAC Shareholder Approvals, and the Required Merger Sub Approval, no other corporate or equivalent action or proceeding on the part of any holder of SPAC capital stock, SPAC or Merger Sub is necessary to authorize this Agreement or such Ancillary Documents, the performance of any SPAC Party’s obligations hereunder or thereunder or the consummation of the Transactions (including the Domestication). This Agreement and each Ancillary Document to which any SPAC Party is contemplated hereby to be a party as of the date hereof has been (and each Ancillary Document to which any SPAC Party is contemplated hereby to be a party following the execution of this Agreement, will be upon execution thereof), duly and validly executed and delivered by such SPAC Party and constitutes (or, with respect to each Ancillary Document contemplated to be executed after the execution of this Agreement, will constitute upon execution thereof), a valid, legal and binding agreement of such SPAC Party (assuming this Agreement has been and the Ancillary Documents to which such SPAC Party is or is contemplated to be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto), enforceable against such SPAC Party in accordance with their respective terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). The Required SPAC Shareholder Approvals, and the Required Merger Sub Approval are the only votes or consents of the holders of any class or series of capital stock of SPAC or Merger Sub required to approve and adopt this Agreement, the Ancillary Documents to which any SPAC Party is or is contemplated to be a party, the performance of the SPAC Parties’ obligations hereunder and thereunder and the consummation of the Transactions (including the Domestication and the Merger).

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Section 4.3 Consents and Requisite Governmental Approvals; No Violations.

(a) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of any SPAC Party with respect to such SPAC Party’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the Transactions, except for:

(i) applicable requirements of the HSR Act (including the expiration of the required waiting period thereunder) and any other applicable Antitrust Law,

(ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the Transactions,

(iii) such filings with and approvals of Approved Stock Exchange to permit the SPAC Shares to be issued in connection with the Transactions and the other Ancillary Documents to be listed on such Approved Stock Exchange,

(iv) such filings required in connection with the Domestication,

(v) the filing of the Certificate of Merger, or

(vi) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a SPAC Material Adverse Effect.

(b) None of the execution or delivery by any SPAC Party of this Agreement or any Ancillary Document to which it is or will be a party, the performance by any SPAC Party of its obligations hereunder or thereunder or the consummation by any SPAC Party of the Transactions will, directly or indirectly (with or without due notice or lapse of time or both)

(i) result in a violation or breach of any provision of the Governing Documents of any SPAC Party,

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(ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which a SPAC Party is a party,

(iii) violate, or constitute a breach or default under, any Order, Law, or other restriction of any Governmental Entity to which any such SPAC Party or any of its properties or assets are subject or bound, or

(iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any SPAC Party,

except in the case of any of clauses (ii) through (iv) above, as would not have a SPAC Material Adverse Effect.

Section 4.4 Brokers. Except as set forth on Section 4.4 of the SPAC Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by or on behalf of any SPAC Party or any of its Affiliates for which any SPAC Party has any obligation.

Section 4.5 Information Supplied. None of the information supplied or to be supplied by or on behalf of either SPAC Party expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing SPAC Shareholders or at the time of the SPAC Shareholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, notwithstanding the foregoing provisions of this Section 4.5, no representation or warranty is made by either SPAC Party with respect to information or statements made or incorporated by reference in the Registration Statement / Proxy Statement that were not supplied by or on behalf of the SPAC Parties for use therein.

Section 4.6 Capitalization of the SPAC Parties.

(a) Section 4.6(a) of the SPAC Disclosure Schedules sets forth a true and complete statement of the number and class or series (as applicable) of the issued and outstanding SPAC Shares as of the date of this Agreement. All outstanding SPAC Shares (except to the extent such concepts are not applicable under the applicable Law of SPAC’s jurisdiction of organization, incorporation or formation, as applicable, or other applicable Law) have been duly authorized and validly issued and are fully paid and non-assessable. Such Equity Securities (x) were not issued in violation of the Governing Documents of SPAC or in violation of any other Contracts to which SPAC is a party or otherwise bound, in each case, in any material respect, (y) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of SPAC) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person and (z) have been offered, sold and issued in compliance with applicable Law, including Securities Laws, in each case under clauses (y) and (z), in all material respects. Except for the SPAC Shares set forth on Section 4.6(a) of the SPAC Disclosure Schedules (taking into account, for the avoidance of doubt, any changes or adjustments to the SPAC Shares as a result of, or to give effect to, the Domestication), immediately prior to Closing and before giving effect to any Financing and the SPAC Shareholder Redemption, there shall be no other Equity Securities of SPAC issued and outstanding.

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(b) Immediately after the Effective Time, all of the issued and outstanding SPAC Shares (i) will be duly authorized, validly issued, fully paid and nonassessable, (ii) will have been issued in compliance with applicable Law, including Securities Laws, and (iii) will not have been issued in breach or violation of any preemptive rights or Contract to which SPAC is a party or bound, in each case under clause (ii) and clause (iii), in any material respect.

(c) Except:

(i) as set forth on Section 4.6(a) of the SPAC Disclosure Schedules,

(ii) for the issuance of the SPAC Shares as expressly contemplated by this Agreement or any Financing or the entry into the applicable Ancillary Documents,

(iii) as permitted to be issued, granted or entered into, as applicable, pursuant to Section 5.10(g) (including as set forth in Section 5.10(g) of the SPAC Disclosure Schedules) in accordance with Section 5.10(g), or

(iv) for the capital stock of Merger Sub owned by SPAC,

there are no outstanding Equity Securities of any SPAC Party or any Equity Securities of which any SPAC Party has any obligations that could require any SPAC Party to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities. There are no outstanding bonds, debentures, notes or other Indebtedness of any SPAC Party having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which holders of SPAC Shares may vote. There are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any SPAC Party’s Equity Securities between any SPAC Party and any other Person. The SPAC Parties are not a party to any shareholders agreement, or registration rights agreement relating to SPAC Shares or any other Equity Securities of SPAC, other than the Registration Rights Agreement, dated December 19, 2022.

(d) The Equity Securities of Merger Sub outstanding as of the date of this Agreement (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with applicable Law, including Securities Laws, in each case under clause (ii), in all material respects and (iii) were not issued in breach or violation of any preemptive rights or Contract to which Merger Sub is a party or bound. All of the outstanding Equity Securities of Merger Sub are owned directly by SPAC free and clear of all Liens (other than transfer restrictions under applicable Securities Law or under the Governing Documents of Merger Sub). As of the date of this Agreement, SPAC has no Subsidiaries other than Merger Sub and does not own, directly or indirectly, any Equity Securities in any Person other than Merger Sub. Merger Sub was formed solely for the purpose of consummating the Transactions.

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(e) Except for the ownership of SPAC of the Equity Securities of Merger Sub, no SPAC Party owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Security, and no SPAC Party is a partner or member of any partnership, limited liability company or joint venture.

Section 4.7 SEC Filings.

(a) SPAC has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to applicable Securities Laws since its initial public offering (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “SPAC SEC Reports”), and, as of the Closing, will have filed or furnished all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to applicable Securities Laws through the Closing (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, but excluding the Registration Statement / Proxy Statement, the “Additional SPAC SEC Reports”).

(b) Each of the SPAC SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied and each of the Additional SPAC SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, will comply, in all material respects, with the applicable requirements of the applicable Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the SPAC SEC Reports or the Additional SPAC SEC Reports (for purposes of the Additional SPAC SEC Reports, assuming that the representation and warranty set forth in Section 3.24 is true and correct in all respects with respect to all information supplied by or on behalf of the Group Companies expressly for inclusion or incorporation by reference therein).

(c) As of their respective dates of filing, the SPAC SEC Reports did not, and the Additional SPAC SEC Reports will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading (other than with respect to all information supplied by or on behalf of the Group Companies expressly for inclusion or incorporation by reference therein). As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SPAC SEC Reports.

Section 4.8 Investment Company Act. No SPAC Party is required to be registered as an “investment company” and is not a Person directly or indirectly “controlled” by or acting on behalf of a Person subject to registration and regulation as an “investment company”, in each case, within the meaning of the Investment Company Act of 1940.

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Section 4.9 Trust Account; Financial Ability. As of June 30, 2024, SPAC has an amount in cash in the Trust Account equal to at least $52,216,909. The funds held in the Trust Account are held in trust pursuant to that certain Investment Management Trust Agreement, dated December 19, 2022 (the “Trust Agreement”), between SPAC and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”). There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SPAC SEC Reports to be inaccurate or that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) the Pre-Closing SPAC Shareholders who shall have elected to redeem their SPAC Shares pursuant to the Governing Documents of SPAC or (iii) if SPAC fails to complete a business combination within the allotted time period set forth in the Governing Documents of SPAC and liquidates the Trust Account, subject to the terms of the Trust Agreement, SPAC (in limited amounts to permit SPAC to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of SPAC) and then the Pre-Closing SPAC Shareholders). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of SPAC and the Trust Agreement. As of the date hereof, SPAC has performed all material obligations required to be performed by it, and is not in material breach or default, or delinquent in performance in any material respect, under the Trust Agreement. As of the date of this Agreement, there are no Proceedings pending, or to SPAC’s knowledge, threatened with respect to the Trust Account. Upon the consummation of the Transactions (including the distribution of assets from the Trust Account (a) in respect of deferred underwriting commissions or Taxes or (b) to the Pre-Closing SPAC Shareholders who have elected to redeem their SPAC Shares pursuant to the Governing Documents of SPAC, each in accordance with the terms of and as set forth in the Trust Agreement), SPAC shall have no further obligation under either the Trust Agreement or the Governing Documents of SPAC to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

Section 4.10 Transactions with Affiliates. Section 4.10 of the SPAC Disclosure Schedules sets forth all Contracts (x) between (a) SPAC, on the one hand, and (b) SPAC Sponsor, any employee, officer, director, equityholder or Affiliate of SPAC or SPAC Sponsor, or any spouse, child or member of the same household of any officer, director or employee of SPAC, SPAC Sponsor or any of their respective Affiliates, on the other hand (each Person identified in this clause (b), a “SPAC Affiliated Party”), and (y) relating to the ownership, transfer or voting of securities of SPAC, other than (i) Contracts with respect to a SPAC Affiliated Party’s employment with, or the provision of services to, SPAC entered into in the ordinary course of business (including benefit plans, indemnification arrangements and other ordinary course compensation), (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.10 (including as set forth in Section 5.10 of the SPAC Disclosure Schedules) or entered into in accordance with Section 5.10, (iii) Contracts with respect to a Person’s status as a holder of SPAC Shares and (iv) customary director and officer indemnification agreements that have been made available to the Company or are in the form that is publicly filed with the SEC. No SPAC Affiliated Party (A) owns any material interest in any material asset or property used in the business of SPAC, or (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a Material Supplier, vendor, partner, customer, lessor or other material business relation of SPAC. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.10 (including, for the avoidance of doubt, pursuant to the second sentence of this Section 4.10) are referred to herein as “SPAC Affiliated Party Transactions”.

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Section 4.11 Litigation. There is no Proceeding pending or, to SPAC’s knowledge, threatened against any SPAC Party or concerning any SPAC Party’s assets, properties or business, or, to SPAC’s knowledge, pending or threatened against any SPAC Party’s managers, officers, directors or employees (in their capacity as such), that, if adversely decided or resolved, has been or would reasonably be expected to have a SPAC Material Adverse Effect. To SPAC’s Knowledge, there are no facts or circumstances that could form the basis for such a Proceeding that would reasonably be expected to have a SPAC Material Adverse Effect. None of the SPAC Parties nor any of their respective properties or assets is subject to any Order. There are no Proceedings by any SPAC Party pending against any other Person.

Section 4.12 Compliance with Applicable Law. Each SPAC Party (a) is in compliance with all applicable Laws, and (b) as of the date of this Agreement, has not received any written communications or, to SPAC’s knowledge, any other communications from a Governmental Entity that alleges that any SPAC Party is not in compliance with any Law or Order, except in each case of except in the case of clauses (a) and (b) as is not and would not reasonably be expected, individually or in the aggregate, to have a SPAC Material Adverse Effect.

Section 4.13 SPAC Party Activities.

(a) Merger Sub was organized solely for the purpose of entering into a business combination, and has not engaged in any activities or business, other than (i) in connection with or incidental or related to its incorporation or continuing corporate (or similar) existence, (ii) directed toward the accomplishment of a business or similar combination, including those incident or related to or incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Documents or the consummation of the Transactions or (iii) those that are administrative, ministerial or otherwise immaterial in nature. SPAC owns 100% of the outstanding Equity Securities of Merger Sub.

(b) Since its incorporation, SPAC has not conducted any business activities other than activities (i) in connection with or incidental or related to its incorporation or continuing corporate (or similar) existence, (ii) directed toward the accomplishment of a business or similar combination, including those incident or related to or incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Documents or the consummation of the Transactions or (iii) those that are administrative, ministerial or otherwise immaterial in nature.

Section 4.14 Internal Controls; Listing; Financial Statements.

(a) Except as is not required in reliance on exemptions from various reporting requirements by virtue of SPAC’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) SPAC has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of SPAC’s financial reporting and the preparation of SPAC’s financial statements for external purposes in accordance with GAAP and (ii) SPAC has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to SPAC is made known to SPAC’s principal executive officer and principal financial officer by others within SPAC.

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(b) SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act. There are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC.

(c) Since its initial public offering SPAC has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. The SPAC Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. As of the date of this Agreement, there is no Proceeding pending or, to SPAC’s knowledge, threatened against SPAC by Nasdaq or the SEC with respect to any intention by such entity to deregister SPAC Shares or prohibit or terminate the listing of SPAC Shares on Nasdaq. SPAC has not taken any action that is designed to terminate the registration of SPAC Shares under the Exchange Act.

(d) The SPAC SEC Reports contain true and complete copies of the applicable SPAC Financial Statements. The SPAC Financial Statements (i) fairly present in all material respects the financial position of SPAC as at the respective dates thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of notes thereto), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods indicated (except, in the case of any audited financial statements, as may be indicated in the notes thereto) and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of notes thereto, (iii) in the case of the audited SPAC Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(e) SPAC has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for SPAC’s and its Subsidiaries’ assets. SPAC maintains and, for all periods covered by the SPAC Financial Statements, has maintained books and records of SPAC in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of SPAC in all material respects.

(f) Since its incorporation, SPAC has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of SPAC, (ii) a “material weakness” in the internal controls over financial reporting of SPAC or (iii) fraud, whether or not material, that involves management or other employees of SPAC who have a significant role in the internal controls over financial reporting of SPAC.

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Section 4.15 No Undisclosed Liabilities. No SPAC Party has Liabilities, except for the Liabilities:

(a) set forth in Section 4.15(a) of the SPAC Disclosure Schedules;

(b) SPAC Expenses reasonably incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Document, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, including Liabilities incurred in connection with the payment of such reasonable SPAC Expenses;

(c) incurred in connection with or incident or related to a SPAC Party’s organization, incorporation or formation, as applicable, or continuing corporate (or similar) existence of either SPAC Party, in each case, which are immaterial in nature;

(d) that are immaterial and incurred in connection with activities that are administrative or ministerial in nature;

(e) set forth on (or in the notes to) the balance sheet of SPAC contained in the Quarterly Report on Form 10-Q, filed with the SEC on May 20, 2024 (the “Latest SPAC Balance Sheet”);

(f) that have arisen since the date of the Latest SPAC Balance Sheet in the ordinary course of business (excluding any Liabilities directly or indirectly related to a breach of Contract, breach of warranty, tort, Proceeding or violation of, or non-compliance with, Law); or

(g) that are first incurred after the date hereof, expressly permitted pursuant to the terms Section 5.10 (including as set forth in Section 5.10 of the SPAC Disclosure Schedules) or incurred in connection with the activities contemplated by Section 5.21.

Section 4.16 Employee Benefit Plans. SPAC and Merger Sub have never maintained, sponsored, contributed to or had any direct liability under, and do not currently maintain, sponsor, contribute to or have any direct liability under, any “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), nonqualified deferred compensation plan subject to Section 409A of the Code, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control compensation, fringe benefit, sick pay and vacation plans or arrangements or other employee benefit plans, programs or arrangements. Neither the execution and delivery of this Agreement and any Ancillary Document nor the consummation of the Transactions will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of SPAC, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

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Section 4.17 Tax Matters.

(a) SPAC has prepared and filed all material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and SPAC has paid all material Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return.

(b) SPAC has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party.

(c) As of the Domestication, SPAC does not have any current or accumulated sub-chapter C earnings and profits.

(d) SPAC is not currently the subject of a Tax Proceeding and has not been informed in writing of the commencement or anticipated commencement of any Tax Proceeding that has not been resolved or completed, in each case with respect to material Taxes. SPAC has never been delinquent in the payment of any Tax, and there are no claimed, proposed, or asserted Tax deficiencies or assessments of Tax that have not been fully paid.

(e) SPAC has not consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(f) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to any SPAC Party which agreement or ruling would be effective after the Closing Date.

(g) None of the SPAC Parties is or has participated in any “reportable transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. Income Tax Law).

(h) None of the SPAC Parties are or have been a “passive foreign investment company” within the meaning of Section 1297(a) of the Code or a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

(i) Each SPAC Party is a Tax resident only in its jurisdiction of organization, incorporation or formation, as applicable.

(j) As of the date of this Agreement, none of the SPAC Parties has taken or agreed to take any action not contemplated by this Agreement or any Ancillary Documents that could reasonably be expected to prevent the Merger or the Domestication from qualifying for the Intended Tax Treatment. To the knowledge of SPAC, no facts or circumstances exist as of the date of this Agreement that could reasonably be expected to prevent the Merger or the Domestication from qualifying for the Intended Tax Treatment.

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Section 4.18 Broker Dealer Matters.

(a) Neither SPAC nor any of its Affiliates, nor any person that is so “associated” with SPAC or its Affiliates, as that term is defined in section 3(a)(18) of the Exchange Act is subject to a “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act, or is subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of the SPAC or any Affiliate.

(b) Neither SPAC nor any of its controlled Affiliates, nor, to the knowledge of the SPAC, any person that must be taken into account for purposes of Rule 506(d) of Regulation D under the Securities Act, is subject to any event listed in Rule 506(d)(1)(i) through (viii) (each, a “Disqualifying Event”), or a Disqualifying Event that must be disclosed pursuant to Rule 506(e) under the Securities Act in order to comply with the exemption from registration with the SEC provided by Regulation D (other than, in the case of (b), such event that would not prevent reliance on such exemption from registration in accordance with Rule 506(e) under the Securities Act).

(c) Neither SPAC nor any of its controlled Affiliates has committed any “Reportable Event,” as defined in 808-10:460 of the Kentucky Administrative Regulations, as amended, within the past 10 years.

(d) Neither SPAC nor any of its controlled Affiliates has committed any “Reportable Act,” as defined in Rule 69W-200.001 of the Florida Administrative Code, as amended, within the past 10 years.

Section 4.19 Payments; Anti-Money Laundering; Hedging.

(a) Each SPAC Party has at all times since January 1, 2021 complied in all material respects with (i) all AML Laws, (ii) the Bank Secrecy Act of 1970 and its implementing regulations, and (iii) any other applicable Law relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, terrorist financing prevention, proliferation financing prevention, foreign assets control, or other Sanctions and Export Control Laws.

(b) No SPAC Party nor any of its Affiliates is: (i) a registered entity, swap dealer, major swap participant or other type of entity (as such terms are defined in the U.S. Commodity Exchange Act or the rules and regulations thereunder) required to register with the Commodity Futures Trading Commission; (ii) a broker, dealer, security-based swap dealer, major security-based swap participant or national securities exchange (as such terms are defined in the Exchange Act or the rules and regulations thereunder) required to register with the SEC; or (iii) any similar type of entity required to register with any similar type of Governmental Entity in any jurisdiction other than the United States.

Section 4.20 International Trade and Anti-Corruption.

(a) None of the SPAC Parties, any of their respective officers, directors or employees or any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing, is:

(i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity;

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(ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws that bar a U.S. person generally from transacting with such Person (at the time of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, DNR and LNR) areas of Ukraine);

(iii) an entity owned or controlled, directly or indirectly, by one or more Persons described in clause (i) or (ii); or

(iv) otherwise engaging in unlawful dealings with or for the benefit of any Person described in clauses (i) through (iii) or any country or territory which is the subject of or target of any Sanctions and Export Control Laws.

(b) None of the SPAC Parties, nor any of their respective officers, directors or employees or any of their other Representatives or any other Persons while acting for or on behalf of any of the foregoing, has directly or indirectly (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or anything of value to or from any Person with corrupt intent to obtain or retain an improper business advantage, (ii) made or paid any contributions to a domestic or foreign political party or candidate or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment or anything of value, in each case in violation of any Anti-Corruption Laws.

(c) No SPAC Party has, directly or indirectly, unlawfully exported, re-exported, transferred, released, shipped, transmitted or otherwise provided money, monetary value, goods, Technology, Software, or services to:

(i) any individual, entity, country or region prohibited by Sanctions and Export Control Laws, including the prohibition against such exports (A) into, or to a national or resident of, any country or region subject to Sanctions and Export Control Laws (e.g., Cuba, Iran, North Korea, Syria, or the Crimea, DNR, and LNR areas of Ukraine), or (B) to anyone on OFAC’s Specially Designated Nationals and Blocked Persons List, Sectoral Sanctions Identifications List or Foreign Sanctions Evaders List, the U.S. Department of Commerce’s Bureau of Industry and Security Denied Persons List, Unverified List, Entity List, or Military End User List or otherwise subject to U.S. economic sanctions or export restrictions; or

(ii) for any purpose prohibited by Sanctions and Export Control Laws, including nuclear, chemical or biological weapons proliferation or development of missile technology.

(d) There is no Proceeding with respect to a violation of any applicable Trade Compliance Laws or Sanctions and Export Control Laws that is now pending or, to the Company’s Knowledge, as of the date of this Agreement has been threatened with respect to any SPAC Party or its Affiliates. No SPAC Party nor any of their Affiliates have made any voluntary disclosure with respect to a possible violation of Trade Compliance Laws or Sanctions and Export Control Laws to any Governmental Entity. During the past five years, the SPAC Parties, including their respective officers, directors or employees or any of their other Representatives, have not violated any Trade Compliance Laws or Sanctions and Export Control Laws.

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(e) The SPAC Parties, any of their respective officers, directors or employees or any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing will not directly or indirectly use any proceeds related to the Agreement in violation of any Sanctions and Export Control Laws or Anti-Corruption Laws.

(f) To the SPAC Parties’ knowledge, all Suppliers to any SPAC Party are and have at all times conducted business in accordance with, and have acted in compliance with, all applicable Trade Compliance Laws, Sanctions and Export Control Laws and Anti- Corruption Laws. Each SPAC Party has implemented all reasonable or necessary policies and procedures applicable to the foregoing Persons required to ensure compliance with applicable Laws, including all applicable Trade Compliance Laws, Sanctions and Export Control Laws, and Anti-Corruption Laws, and any standards marketed by any SPAC Party to customers or the public.

Section 4.21 Investigation; Non-Reliance; No Other Representations.

(a) Each SPAC Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects, of the Group Companies.

(b) In entering into this Agreement, each SPAC Party has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 3 and no other representations or warranties of the Company or any other Person, either express or implied, and each SPAC Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 3, neither the Company nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement or the Transactions. Neither the SPAC Parties nor any of their Affiliates is relying on any representations and warranties in connection with the Transactions except the representations and warranties set forth in Article 3. Notwithstanding anything to the contrary in this Agreement, claims against the Group Companies shall not be limited in any respect in the event of Fraud.

(c) Except as provided in this Article 4 (as modified by the Schedules), neither the SPAC Parties, nor their respective Representatives, nor any other Person has made, or is making, any representation or warranty whatsoever in respect of the SPAC Parties.

ARTICLE 5

COVENANTS

Section 5.1 Conduct of Business of the Company.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(a) of the Company Disclosure Schedules, or as consented to in writing by SPAC, (i) operate the business of the Group Companies in the ordinary course of business and (ii) maintain and preserve intact the business organization, assets, properties and business relations of the Group Companies consistent with past practices.

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(b) Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall and shall cause the other Group Companies to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(b) of the Company Disclosure Schedules or as consented to in writing by SPAC (which shall not be unreasonably conditioned, withheld or delayed), not do, or agree to do, any of the following:

(i) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of any Group Company or repurchase or redeem any outstanding Equity Securities of any Group Company, in each case, other than repurchases of Equity Securities of the Company in connection with the termination of services and other than dividends or distributions, declared, set aside or paid by any of the Group Companies to the Company or any other Group Company;

(ii) (A) merge, consolidate, combine or amalgamate any Group Company with any Person (other than any Group Company) or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof (other than any Group Company);

(iii) adopt any amendments, supplements, restatements or modifications to any Group Company’s Governing Documents;

(iv) (A) sell, assign, allow to go abandoned, lease, exclusively license, grant non-exclusive licenses outside the ordinary course of business, or otherwise dispose of any material assets or properties of the Group Companies (including any Company Owned Intellectual Property), other than (x) obsolete equipment in the ordinary course of business, or (y) patents that expire in accordance with their statutory term, or (B) subject any material assets or properties of the Group Companies to any Lien (other than any Permitted Liens); in each case of (A) and (B), other than as deemed no longer necessary for the operation of the business of the Group Companies as determined in the Group Companies’ reasonable discretion;

(v) transfer, issue, sell, grant or otherwise dispose of, or subject to a Lien, (A) any Equity Securities of any Group Company or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating any Group Company to issue, deliver or sell any Equity Securities of any Group Company, other than the issuance of equity incentive awards and Company Shares upon the exercise or settlement of any Company Equity Awards outstanding as of the date of this Agreement in accordance with the terms of the Company Equity Plan and the underlying grant, award or similar agreement and other than the issuance of Company Equity Awards;

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(vi) (A) incur, create or assume any Indebtedness, other than (x) ordinary course trade payables or (y) any Indebtedness in an amount not to exceed $100,000 in the aggregate or (B) guarantee any Liability of any Person other than another Group Company;

(vii) make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than reimbursements of expenses of directors, officers, employees, consultants and representatives, or advancements of such expenses, extensions of trade credits to customers, and prepayments to and deposits with vendors, in each case, in the ordinary course of business;

(viii) (A) amend or modify, in either case in a manner materially adverse to the Company, or terminate any Material Contract, (B) waive any material benefit or right under any Material Contract or (C) enter into any Contract that would, if in effect as of the date hereof, have constituted a Material Contract or take any of the actions described in clause (A) or (B) with respect to any Contract entered into after the date hereof that would, if in effect as of the date hereof, have constituted a Material Contract;

(ix) except as required under the terms of any Company Benefit Plan set forth in Section 3.11(a) of the Company Disclosure Schedules, (A) amend, modify, adopt or enter into any Company Benefit Plan or any benefit or compensation plan, fund, policy, program, practice, Contract or arrangement that would be a Company Benefit Plan if in effect as of the date of this Agreement (excluding any employment or consulting agreements entered into in the ordinary course of business with any newly hired or newly engaged service providers of or to any Group Company each of whose compensation would not exceed, on an annualized basis $100,000 per year), (B) increase the compensation or benefits payable to any current or former director, manager, officer, or senior management-level employee, other than in the ordinary course of business, (C) take any action to accelerate any payments (whether individually or in the aggregate), right to payment or benefit, or the funding of any payment or benefit, right to payments (whether individually or in the aggregate), payable or to become payable to any current or former employee, director, manager, officer, consultant, individual independent contractor or other service provider of or to any Group Company other than any such acceleration in the ordinary course of business, or (D) waive or release any noncompetition, non-solicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former employee, director, manager, officer, consultant, individual independent contractor or other service provider of or to any Group Company;

(x) make, change or revoke any material election concerning Taxes other than in the ordinary course of business consistent with past practice, enter into any Tax closing agreement, surrender any right to claim a Tax refund, offset or other reduction in Tax Liability, amend any Tax Return, settle any Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any Tax claim or assessment;

(xi) enter into any settlement, conciliation or similar Contract the performance of which would involve payment by the Group Companies in excess of $100,000, in the aggregate;

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(xii) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction (other than, for the avoidance of doubt, the transactions expressly contemplated by this Agreement) involving any Group Company;

(xiii) change any Group Company’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards or are required by a change in GAAP or applicable Law;

(xiv) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions or any Ancillary Document; or

(xv) enter into any Contract to make a Company Transaction Payment that is not set forth on Section 3.2(g) of the Company Disclosure Schedules or to make any payment with respect to a Company Affiliated Party Transaction that is not set forth on Section 5.1(b)(xiv) of the Company Disclosure Schedules.

Notwithstanding anything in this Section 5.1 or this Agreement to the contrary, nothing set forth in this Agreement shall give SPAC, directly or indirectly, the right to control or direct the operations of the Group Companies prior to the Closing.

Section 5.2 Efforts to Consummate; Transaction Litigation.

(a) General Efforts and Consents. Subject to the terms and conditions set forth herein, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the Transactions (including by using reasonable best efforts to cause the satisfaction, but not waiver, of the closing conditions set forth in Article 6) and, in the case of any Ancillary Document to which such Party (or Affiliate of such Party) is contemplated hereby to be a party after the date of this Agreement, to execute and deliver (or to obtain the execution and delivery from an Affiliate of) such Ancillary Document when required pursuant to this Agreement. In furtherance and not in limitation of the foregoing, each of the Parties shall use reasonable best efforts to, and each of the Parties shall cause its controlled Affiliates to, obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities or other Persons necessary, proper or advisable to consummate the Transactions or the Ancillary Documents.

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(b) Antitrust and other Governmental Filings and Consents. Each Party shall (i) make any appropriate filings pursuant to the HSR Act and any other applicable Antitrust Law with respect to the Transactions promptly (and in any event within 15 Business Days of the date hereof in connection with any filings pursuant to the HSR Act) following the date of this Agreement, and (ii) respond as promptly as reasonably practicable to any requests by any Governmental Entity for additional information and documentary material that may be requested pursuant to the HSR Act or any other applicable Antitrust Law. Without limiting the foregoing, the Parties agree to request early termination of the applicable waiting period under the HSR Act. Further, each Party and their respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or any other Antitrust Law or enter into any agreement with any Governmental Entity not to consummate any of the Transactions, except with the prior written consent of SPAC and the Company. From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, each of SPAC and Merger Sub, on the one hand, and the Company, on the other hand shall cooperate with the other Party or Parties (as applicable) in connection with any filing with or submission to any Governmental Entity and in connection with any investigation or other inquiry by any Governmental Entity, including by (1) promptly furnishing to the other Party or Parties (as applicable) such necessary information and reasonable assistance as the other party may request in connection with the foregoing, (2) promptly informing the other Party or Parties (as applicable) of any communication from any Governmental Entity regarding any of the Transactions and (3) providing the other Party or Parties (as applicable) with copies of all filings made by such Party, and all substantive correspondence (or summaries of any substantive verbal communications) between such Party (and its advisors) with any Governmental Entity and any other information supplied by such Party and such Party’s Affiliates to a Governmental Entity or received from such a Governmental Entity in connection with the Transactions. Each Party shall, subject to applicable Law, permit the other Party or Parties (as applicable) to review in advance, and consider in good faith the views of the other Party or Parties (as applicable) in connection with, any proposed substantive communication to any Governmental Entity in connection with the Transactions. To the extent practicable, each Party agrees not to participate, or to permit their respective Affiliates or advisors to participate, in any substantive meeting or discussion, either in person or by telephone, with any Governmental Entity in connection with the Transactions unless it consults with the other Party or Parties (as applicable) in advance and, to the extent not prohibited by such Governmental Entity, gives the other Party or Parties (as applicable) the opportunity to attend and participate. Notwithstanding anything in this Agreement to the contrary, any materials required to be provided pursuant to this Section 5.2(b) may be provided on an outside-antitrust-counsel-only basis and redacted (x) to remove references concerning the valuation of any Party or any of its respective Affiliates, Subsidiaries or assets, (y) as necessary to comply with contractual arrangements and (z) as necessary to address reasonable privilege or confidentiality concerns; provided, however, that each Party shall use reasonable best efforts to otherwise address any such privilege or confidentiality concerns (including using reasonable best efforts to obtain the consent of a third party to provide such materials) prior to redaction of such materials. SPAC will, in reasonable and good faith consultation with the Company, determine strategy, lead all Proceedings and coordinate all activities with respect to seeking any actions, consents, approvals or waivers of any Governmental Entity as contemplated hereby.

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(c) Transaction Litigation. From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, SPAC, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder Proceedings (including derivative claims) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of SPAC, any of the SPAC Parties or any of their respective Representatives (in their capacity as a Representative of a SPAC Party) or, in the case of the Company, any other Group Company or any of their respective Representatives (in their capacity as a Representative of a Group Company). From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, SPAC shall notify the Company in writing promptly after learning of any other Proceedings, including derivative claims, that are not Transaction Litigation (collectively, the “Other Litigation”) commenced against, or otherwise involving, any of the SPAC Parties or any of their respective Representatives (in their capacity as a Representative of a SPAC Party). SPAC and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other. The Company may, upon written notice to SPAC, assume and control the defense, settlement and compromise of any Transaction Litigation commenced against, or otherwise involving, any of the SPAC Parties or any of their respective Representatives (in their capacity as a Representative of a SPAC Party); provided, that for any Transaction Litigation for which the Company provides such written notice, the Company shall be solely responsible for the payment of, and does fully indemnify the SPAC Parties in respect of, all costs and expenses in connection with the defense, settlement, and compromise of such Transaction Litigation, including all fees of legal counsel to the Company and the SPAC Parties (including any counsel reasonably necessary for the Representatives of the SPAC Parties), and the payment of any amounts in settlement or compromise of or imposed by any court in respect of such Transaction Litigation; provided, further, that the Company may not agree to any non-monetary penalties or restrictions on any SPAC Party or their Representatives in settlement or compromise of any Transaction Litigation. In no event shall any of the SPAC Parties or any of their respective Representatives settle or compromise any Transaction Litigation without the Company’s prior written consent (not to be unreasonably withheld).

(d) Cooperation. If a suit or other Action is threatened or instituted by any Governmental Entity or any other entity challenging the validity or legality or seeking to restrain the consummation of the transactions contemplated by this Agreement, SPAC shall use its reasonable best efforts to avoid, resist, resolve or, if necessary, defend such suit or Action and shall afford the Company a reasonable opportunity to participate therein.

(e) Lock-Ups. With a view to establishing an orderly trading market for the SPAC Shares following the Closing, the Company and SPAC will use commercially reasonable efforts to cause the Company Shareholders to enter into the Lock-Up Agreements.

(f) Other Public Disclosure and Filings. Except for the Signing Press Release, Signing Filing, Closing Press Release and Closing Filing (which are governed by Section 5.4), any filings or submissions to a Governmental Entity under the HSR Act or other Antitrust Laws (which are governed by Section 5.2(b)), and the Registration Statement / Proxy Statement (which is governed by Section 5.8):

(i) SPAC and the Company will, in consultation with each other, prepare and timely file, issue or submit or publicly disclose any other filings, notices, statements, reports or other documents required under, and in accordance with, the Exchange Act, the Securities Act, applicable securities exchange listing rules and any other Laws relating to the Transactions (collectively, the “Other Filings”).

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(ii) At a reasonable time prior to the filing, issuance or other submission or public disclosure of any Other Filing or of any press release or other document containing information about the Transactions, SPAC and/or the Company, as applicable, shall be given an opportunity to review and comment upon drafts of such Other Filing or such press release or other document, with all reasonable comments to be accepted and incorporated by the Party of whom such Other Filing is required, and no Other Filing or press release or other document shall be filed, issued or submitted or publicly disclosed without the prior written consent of SPAC and/or Company to the form thereof, such consent not to be unreasonably withheld, conditioned or delayed.

Section 5.3 Confidentiality and Access to Information.

(a) The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the Transactions is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference, and that the Confidentiality Agreement will continue in full force and effect. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 5.3(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained in this Agreement or any Ancillary Document that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained in this Agreement or such Ancillary Document, as applicable, shall govern and control to the extent of such conflict.

(b) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company and SPAC shall (i) continue to provide, or cause to be provided, to the other Party and its Representatives access to its directors, officers, offices, properties, books and records, (ii) furnish to the other Party and its Representatives such information relating to the business of the Company or SPAC and (iii) cause its respective Representatives to cooperate with the other party in such other Party’s investigation of its business, in each case as the other Party may reasonably request in connection with the Transactions; provided, that any request or investigation pursuant to this Section 5.3(b) shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Group Company or SPAC. Notwithstanding anything to the contrary in this Agreement, neither Party shall be required to provide the access described above or disclose any information if doing so is reasonably likely in the opinion of the disclosing party to (A) result in a waiver of attorney client privilege, work product doctrine or similar privilege or (B) violate any Contract to which it is a party or to which it is subject or applicable Law.

Section 5.4 Public Announcements. Subject to Section 5.2 and Section 5.8, none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the Transactions without the prior written consent of the Company and SPAC; provided, however, that each Party, the SPAC Sponsor and their respective Representatives may make any such announcement or other communication:

(a) if such press release, announcement or other communication is required by applicable Law, in which case the disclosing Person shall, to the extent permitted by such applicable Law, use reasonable best efforts to consult with the other Party (that is, if the disclosing Person is any SPAC Party, the SPAC Sponsor or any of their respective Representatives, the Company, and if the disclosing Person is the Company or any of its Representatives, SPAC) and give the other Party the opportunity to review such announcement or communication and comment thereon and then consider such comments in good faith;

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(b) to the extent such press release, announcement or other communication contains only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 5.4; or

(c) to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or the Transactions; provided, such communication is made in accordance with Section 5.2.

The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and SPAC (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or SPAC, as applicable) and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement. Promptly after the execution of this Agreement, SPAC shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and SPAC shall consider such comments in good faith. The Company, on the one hand, and SPAC, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or SPAC, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date, the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four Business Days after the Closing), SPAC shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws. In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing.

Section 5.5 Tax Matters.

(a) Tax Treatment.

(i) The Parties intend that the Domestication shall constitute a transaction treated as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code and SPAC shall, and shall cause its respective Affiliates to, use reasonable best efforts to cause it to so qualify. The Parties intend that the Merger shall constitute a transaction treated as a “reorganization” within the meaning of Section 368(a) of the Code, and each Party shall, and shall cause its respective Affiliates to, use reasonable best efforts to cause the Merger to so qualify. The Parties shall file all Tax Returns and other required information consistent with and take no position inconsistent with (whether in any Tax Proceeding, Tax Returns or otherwise), the Intended Tax Treatment unless required to do so pursuant to a “determination” that is final within the meaning of Section 1313(a) of the Code. Notwithstanding the forgoing and anything else in this Agreement, the Parties hereto acknowledge and agree that, depending upon certain facts to be in existence at the time of the Closing, the Merger may qualify as a transaction governed by Section 351 of the Code. If the Merger so qualifies, the Parties agree that it may be reported as such in accordance with applicable Law.

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(ii) SPAC and the Company hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). The Parties shall not, and shall not permit or cause their respective Affiliates to, take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede, (a) the Merger qualifying for the Intended Tax Treatment, and (b) in the case of SPAC, the Domestication qualifying for the Intended Tax Treatment.

(iii) If, in connection with the preparation and filing of the Registration Statement / Proxy Statement, the SEC requests or requires that tax opinions be prepared and submitted in such connection (each, a “Tax Opinion”), each Party shall each use commercially reasonable efforts to execute and deliver customary Tax representation letters as the applicable Tax advisor may reasonably request in form and substance reasonably satisfactory to such advisor to enable such advisor to deliver any tax opinions requested or required by the SEC to be submitted in connection therewith.

(b) Tax Matters Cooperation. Each of the Parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, and any Tax Proceeding. Such cooperation shall include the retention and (upon the other Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any Tax Proceeding, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and using commercially reasonable efforts to make available to the Pre-Closing SPAC Shareholders information reasonably necessary to compute any income of any such holder (or its direct or indirect owners) arising (i) if applicable, as a result of SPAC’s status as a “passive foreign investment company” within the meaning of Section 1297(a) of the Code or a “controlled foreign corporation” within the meaning of Section 957(a) of the Code for any Taxable period ending on or prior to the Closing Date, including timely providing (a) a PFIC Annual Information Statement to enable such holders to make a “Qualified Electing Fund” election under Section 1295 of the Code for such Taxable period, and (b) information to enable applicable holders to report their allocable share of “subpart F” income under Section 951 of the Code for such Taxable period and (ii) under Section 367(b) of the Code and the Treasury Regulations promulgated thereunder as a result of the Domestication.

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Section 5.6 Company Exclusive Dealing.

(a) The Company shall, and shall cause its Subsidiaries, controlled Affiliates and their respective Representatives to, immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted on or prior to the date hereof with respect to any proposal that constitutes or may be reasonably expected to constitute or lead to a Company Competing Acquisition. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause its controlled Affiliates and their respective Representatives not to, directly or indirectly:

(i) solicit, initiate, knowingly induce, knowingly encourage, facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or would reasonably be expected to lead to, a Company Competing Acquisition;

(ii) furnish or disclose any non-public information to any Person in connection with, or that would reasonably be expected to lead to, a Company Competing Acquisition;

(iii) enter into any Contract or other arrangement or understanding (whether or not binding) regarding a Company Competing Acquisition or publicly announce an intention to do so;

(iv) make any filings or submissions with the SEC in connection with a public offering of any Equity Securities, or other securities, of any Group Company;

(v) approve, endorse or recommend any Company Competing Acquisition; or

(vi) otherwise cooperate in any way with, or assist or participate in any negotiations or discussions with, any Person in connection any Company Competing Acquisition or a transaction of the type in clause (iv).

(b) The Company agrees to (i) notify SPAC promptly upon receipt by any Group Company of any inquiry, indication of interest, proposal or offer (written or oral) that constitutes, is related to, or would reasonably be expected to lead to, a Company Competing Acquisition, and to provide the material terms and conditions of any such inquiry, indication of interest, proposal or offer (including the identity of the Persons making such indication of interest, proposal or offer and a copy thereof) and (ii) keep SPAC reasonably informed on a current basis of the status with respect to and any material modifications to such inquiry, indication of interest, proposal or offer.

Section 5.7 SPAC Exclusive Dealing.

(a) SPAC shall, and shall cause its Subsidiaries, controlled Affiliates and their respective Representatives to, immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted on or prior to the date hereof with respect to any proposal that constitutes or may be reasonably expected to constitute or lead to a SPAC Competing Acquisition. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, each SPAC Party shall not, and shall use reasonable best efforts to cause its Affiliates, including the SPAC Sponsor, and their respective officers and directors to not, directly or indirectly:

(i) solicit, initiate, knowingly induce, knowingly encourage, facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or could reasonably be expected to lead to, a SPAC Competing Acquisition;

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(ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a SPAC Competing Acquisition;

(iii) enter into any Contract or other arrangement or understanding (whether or not binding) regarding a SPAC Competing Acquisition or publicly announce an intention to do so;

(iv) make any filings or submissions with the SEC in connection with a public offering of any Equity Securities, or other securities, of any SPAC Party, other than any such filings or submissions in connection with the Transactions or the Ancillary Documents;

(v) approve, endorse or recommend any SPAC Competing Acquisition; or

(vi) otherwise cooperate in any way with, or assist or participate in any negotiations or discussions with, any Person in connection any SPAC Competing Acquisition or a transaction of the type in clause (iv).

(b) SPAC agrees to (i) notify the Company promptly upon receipt by SPAC of any inquiry, indication of interest, proposal or offer that constitutes, is related to, or could reasonably be expected to lead to, a SPAC Competing Acquisition, and to describe the material terms and conditions of any such inquiry, indication of interest, proposal or offer in reasonable detail (including the identity of the Persons making such SPAC Competing Acquisition) and (ii) keep the Company reasonably informed on a current basis of the status with respect to and any material modifications to such inquiry, indication of interest, proposal or offer.

Section 5.8 Preparation of Registration Statement / Proxy Statement.

(a) As promptly as reasonably practicable following the date of this Agreement, SPAC and the Company shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either of SPAC or the Company, as applicable), and SPAC shall file with the SEC, the Registration Statement / Proxy Statement (it being understood that the Registration Statement / Proxy Statement shall include a proxy statement / prospectus of SPAC that will be used for the SPAC Shareholders Meeting to adopt and approve the Transaction Proposals, provide its applicable shareholders with the opportunity to elect to effect the SPAC Shareholder Redemption, and other matters reasonably related to the Transaction Proposals, all in accordance with and as required by SPAC’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and Nasdaq). The Registration Statement / Proxy Statement shall register the issuance of the Exchange Share Consideration to the extent permitted by applicable law. No filing of, or amendment or supplement to the Registration Statement / Proxy Statement will be made by SPAC without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).

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(b) Each of SPAC and the Company shall use its reasonable best efforts to:

(i) cause the Registration Statement / Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC, including, with respect to the Group Companies, the provision of financial statements of, and any other information with respect to, the Group Companies for all periods, and in the form required to be included in the Registration Statement / Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC;

(ii) promptly notify the others of, reasonably cooperate with each other with respect to, mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either of SPAC or the Company, as applicable) and respond promptly to any comments of or other communications from the SEC or its staff;

(iii) have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and

(iv) keep the Registration Statement / Proxy Statement effective through the Closing in order to permit the consummation of the Transactions.

(c) The Company and its legal counsel shall be given reasonable opportunity to review and comment on the Registration Statement / Proxy Statement, including all amendments and supplements thereto, prior to the filing thereof with the SEC, and on the response to any comments of or other communications from the SEC prior to the filing thereof with the SEC. SPAC, on the one hand, and the Company, on the other hand, shall use reasonable best efforts to promptly furnish, or cause to be furnished, to the other all information concerning such Party and its Representatives that may be required or reasonably requested or advisable in connection with any action contemplated by this Section 5.8 or for inclusion or incorporation by reference in any other statement, filing, notice or application made by or on behalf of SPAC to the SEC or any Approved Stock Exchange in connection with the Transactions or the Ancillary Documents. If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement / Proxy Statement, then

(i) such Party shall promptly inform, in the case of any SPAC Party, the Company, or, in the case of the Company, SPAC, thereof;

(ii) such Party shall prepare and mutually agree upon with, in the case of SPAC, the Company, or, in the case of the Company, SPAC (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), an amendment or supplement to the Registration Statement / Proxy Statement;

(iii) SPAC shall file such mutually agreed upon amendment or supplement with the SEC; and

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(iv) the Parties shall reasonably cooperate, if appropriate, in mailing such amendment or supplement to the Pre-Closing SPAC Shareholders.

(d) SPAC shall as promptly as reasonably practicable advise the Company of the time of effectiveness of the Registration Statement / Proxy Statement or any supplement or amendment, the issuance of any stop order relating thereto or the suspension of the qualification of SPAC Shares for offering or sale in any jurisdiction, the initiation or written threat of any proceeding for any such purpose, and SPAC and the Company shall each use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties shall use reasonable best efforts to ensure that none of the information related to such Party or any of such Party’s Representatives, supplied by or on the Party’s behalf for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, at the time the Registration Statement / Proxy Statement is initially filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(e) If at any time prior to the Closing, SPAC or the Company becomes aware (i) that the Registration Statement / Proxy Statement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or (ii) any other information that is required to be set forth in an amendment or supplement to the Registration Statement / Proxy Statement so that it would not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, the Company or SPAC (as applicable) shall promptly inform the other Party and each shall cooperate with the other in filing with the SEC or mailing to SPAC’s shareholders an amendment or supplement to the Registration Statement / Proxy Statement. Each of the Company and SPAC shall use its commercially reasonable efforts to cause their and their Subsidiaries’ managers, directors, officers and employees to be reasonably available to SPAC, the Company and their respective counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

(f) SPAC will advise the Company, reasonably promptly (and in any event within one Business Day) after SPAC receives notice thereof, of any request by the SEC for the amendment or supplement of the Registration Statement / Proxy Statement or for additional information. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Registration Statement / Proxy Statement each time before any such document is filed with the SEC by SPAC and SPAC shall accept any reasonable comments made by the Company and its counsel. Each of SPAC and the Company shall provide each other and their counsel with (i) any comments or other communications, whether written or oral, that such party or its counsel may receive from time to time from the SEC or its staff with respect to the Registration Statement / Proxy Statement promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the response of such party to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with the other parties or their counsel in any discussions or meetings with the SEC. Unless required by applicable Law, no amendment to the Registration Statement / Proxy Statement shall be filed with the SEC and no other written response to any comments from the SEC or the staff of the SEC relating to Registration Statement / Proxy Statement will be made by SPAC or the Company without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), and without providing the other Party a reasonable opportunity to review and comment thereon.

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Section 5.9 SPAC Shareholder Meeting.

(a) As promptly as reasonably practicable following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, SPAC shall:

(i) (x) duly give notice of an extraordinary general meeting of the SPAC shareholders (the “SPAC Shareholders Meeting”) to be held within 40 days following the date of effectiveness, unless adjourned for such reasos as the SPAC or the Board may reasonably determine, (y) cause the Registration Statement / Proxy Statement to be mailed to the SPAC shareholders, and (z) duly convene and hold the SPAC Shareholders Meeting, in each case, in accordance with the Governing Documents of SPAC and applicable Law, for the purposes of obtaining the SPAC Shareholder Approvals;

(ii) use reasonable best efforts to solicit proxies from the holders of SPAC Shares to vote in favor of each of the Transaction Proposals; and

(iii) in connection with the mailing of the Registration Statement / Proxy Statement and the SPAC Shareholders Meeting, provide the applicable SPAC shareholders with the opportunity to elect to participate in the SPAC Shareholder Redemption in accordance with the Governing Documents of SPAC.

(b) SPAC shall recommend to its shareholders, each of the following (the “SPAC Board Recommendation”):

(i) the adoption and approval of this Agreement and the Transactions (including the Merger) (the “Business Combination Proposal”);

(ii) the adoption and the approval of the Domestication in accordance with applicable Law (the “Domestication Proposal”);

(iii) the adoption and approval of the issuance of the SPAC Shares in connection with the Transactions as required by Nasdaq listing requirements (the “Nasdaq Proposal”);

(iv) the adoption and approval of the SPAC Certificate of Incorporation and the proposed SPAC Bylaws (the “Governing Document Proposal”);

(v) the adoption and approval of the SPAC Incentive Equity Plan (the “Incentive Equity Plan Proposal”);

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(vi) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement / Proxy Statement or in correspondence related thereto;

(vii) the adoption and approval of each other proposal reasonably agreed to by SPAC and the Company as necessary or appropriate in connection with the consummation of the Transactions; and

(viii) the adoption and approval of a proposal for the adjournment of the SPAC Shareholders Meeting, if necessary or convenient, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing;

(such proposals in (i) through (viii), collectively, the “Transaction Proposals”). Notwithstanding the foregoing or anything to the contrary herein, SPAC may adjourn or postpone the SPAC Shareholders Meeting (1) to solicit additional proxies because there are not sufficient votes to constitute the SPAC Shareholder Approvals, (2) for the absence of a quorum, (3) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that SPAC (or the Company) has reasonably determined in good faith, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Pre-Closing SPAC Shareholders prior to the SPAC Shareholders Meeting, (4) if the holders of SPAC Shares have elected to redeem a number of SPAC Shares as of such time that would reasonably be expected to result in the condition set forth in Section 6.1(g) not being satisfied, or (5) with the prior written consent of the Company; provided, however, that, without the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), in no event shall SPAC adjourn or postpone the SPAC Shareholders Meeting for more than 15 Business Days later than the most recently adjourned or postponed meeting and in no event later than the Termination Date.

(c) The Registration Statement / Proxy Statement shall include the SPAC Board Recommendation. Neither SPAC nor the SPAC Board nor any committee of the SPAC Board shall

(i) change, withdraw, withhold, qualify, amend or modify, or publicly propose to change, or by formal action of the SPAC Board, any committee of the SPAC Board or SPAC, withdraw, withhold, qualify, amend or modify, in a manner adverse to the Company, the SPAC Board Recommendation or any other recommendation by the SPAC Board or SPAC of the proposals set forth in the Registration Statement / Proxy Statement,

(ii) adopt, approve, recommend or declare advisable to the Pre-Closing SPAC Shareholders, or publicly propose to adopt, approve, recommend or declare advisable, any SPAC Competing Acquisition or

(iii) fail to include the SPAC Board Recommendation in the Registration Statement / Proxy Statement.

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Section 5.10 Conduct of Business of SPAC. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, SPAC shall not, and shall cause its Subsidiaries not to, as applicable, except as expressly contemplated by this Agreement or any Ancillary Document (including, for the avoidance of doubt, in connection with the Domestication), as required by applicable Law, as set forth on Section 5.10 of the SPAC Disclosure Schedules or as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), do or agree to do any of the following:

(a) adopt any material amendments, supplements, restatements or modifications to the Trust Agreement or the Governing Documents of any SPAC Party, other than to effect a SPAC Extension;

(b) acquire (including by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or enter into or complete any strategic joint ventures, partnerships or alliances with any other Person or any business combination, or make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person;

(c) (i) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, its, or any of its Subsidiaries’, Equity Securities, or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any outstanding of its, or any of its Subsidiaries’, Equity Securities, or (ii) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving any SPAC Party;

(d) split, combine or reclassify any of its, or any of its Subsidiaries’, capital stock or other Equity Securities or issue any other security in respect of, in lieu of or in substitution for shares of its, or any of its Subsidiaries’, capital stock;

(e) incur, create or assume any Indebtedness or SPAC Liability, or guarantee any Indebtedness or other Liability of any Person, other than Indebtedness or SPAC Liabilities incurred (i) in the ordinary course of SPAC’s business as conducted to date, (ii) to maintain SPAC’s corporate existence, (iii) to maintain SPAC’s stock exchange listing, or (iv) in furtherance of consummation of the Transactions;

(f) make any loans or advances to, or capital contributions in, any other Person, other than to, or in, SPAC or any of its Subsidiaries;

(g) issue any Equity Securities, other than pursuant to any Financing or the Domestication, or amend, waive, supplement or otherwise modify the terms of any outstanding Equity Securities;

(h) enter into, or permit any of the assets owned or used by SPAC or any of its Subsidiaries to become bound by, or amend in any material respect, any Contract, other than Contracts (i) to maintain SPAC’s corporate existence, (ii) to maintain SPAC’s stock exchange listing, or (iii) in furtherance of consummation of the Transactions;

(i) (i) amend, modify or renew any SPAC Affiliated Party Transaction, or make any material payment to any SPAC Affiliated Party (other than pursuant to the Contracts set forth on Section 4.10 of the SPAC Disclosure Schedules), or (ii) enter into any Contract that would constitute a SPAC Affiliated Party Transaction if entered into prior to the execution of this Agreement;

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(j) make, change or revoke any election concerning Taxes or Tax accounting method other than in the ordinary course of business consistent with past practice (other than the Domestication), file any Tax Return in a manner inconsistent with past practices, amend any Tax Return, enter into any Tax closing agreement or any Tax sharing or similar agreement, surrender any right to claim a Tax refund, offset or other reduction in Tax Liability, settle any Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any Tax claim or assessment;

(k) change any SPAC Party’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards or are required by a change in GAAP or applicable Law;

(l) enter into any settlement, conciliation or similar Contract that by its terms will impose any obligations on SPAC or any of its Affiliates after the Closing, including any Group Company, or would require any payment from the Trust Account, other than obligations that constitute SPAC Expenses;

(m) engage in any activities or business, other than activities or business (i) in connection with or incident or related to such Person’s organization, incorporation or formation, as applicable, or continuing corporate (or similar) existence, (ii) contemplated by, or incident or related to, this Agreement, any Ancillary Document, the performance of covenants or agreements hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or (iii) those that are administrative or ministerial, in each case, which are immaterial in nature;

(n) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

(o) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement or otherwise, other than amendments to existing agreements with any such parties; or

(p) enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.10.

Notwithstanding anything in this Section 5.10 or this Agreement to the contrary, but without limiting the terms of this Section 5.10, nothing set forth in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of any SPAC Party.

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Section 5.11 Approved Stock Exchange Listing; SPAC Public Filings.

(a) Approved Stock Exchange Listing. SPAC shall use its reasonable best efforts to cause (i) SPAC’s initial listing application with an Approved Stock Exchange in connection with the Transactions to be approved, (ii) the SPAC Shares issuable in accordance with this Agreement, including the Domestication and the Merger, to be approved for listing on such Approved Stock Exchange, subject to official notice of issuance thereof, and (iii) to satisfy any of SPAC’s applicable initial and continuing listing requirements of such Approved Stock Exchange, in each case as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time. The Company shall use reasonable best efforts, and shall use reasonable best efforts to cause its Representatives, to cooperate with SPAC and its Representatives in connection with the foregoing provisions of this Section 5.11(a), as reasonably requested by SPAC.

(b) SPAC Public Filings. From the date hereof through the Closing, SPAC will file all annual and quarterly reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws, and SPAC will use commercially reasonable efforts to provide the Company and its counsel reasonable notice prior to any filing, which shall be no shorter than two Business Days, so that the Company and its counsel may review and comment upon any such document prior to its filing, and SPAC shall consider such comments in good faith.

Section 5.12 Trust Account. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 6 and provision of notice thereof to the Trustee,

(a) at the Closing, SPAC shall

(i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and

(ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the Public Shareholders of SPAC pursuant to the SPAC Shareholder Redemption, (B) pay the unpaid SPAC Expenses (other than those to be paid or reimbursed by the SPAC Sponsor), including the amounts due to the underwriters of SPAC’s initial public offering for their deferred underwriting commissions as set forth in the Trust Agreement, and the Unpaid Company Expenses and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to SPAC, or as designated by SPAC and agreed to by the Company, in accordance with the Trust Agreement, and

(b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 5.13 Company Shareholder Approval.

(a) As promptly as reasonably practicable following the date on which the Registration Statement / Proxy Statement is declared effective under the Securities Act, and in any event, no later than the date of the SPAC Shareholders Meeting (the “Company Shareholder Written Consent Deadline”), the Company shall use reasonable best efforts to deliver a form of written consent, in form and substance reasonably acceptable to SPAC, together with a copy of the Registration Statement / Proxy Statement, to a sufficient number of Company Shareholders to effect the Company Required Shareholder Approval and to request that such Company Shareholders execute such written consent. Upon receipt of written consents from a sufficient number of Company Shareholders to effect the Company Required Shareholder Approval, the Company shall deliver to SPAC a true and correct copy of such duly executed and delivered written consents (collectively, the “Company Shareholder Written Consent”).

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(b) As soon as practicable following the receipt of the Company Required Shareholder Approval, the Company shall prepare and deliver to each Company Shareholder who has not executed and delivered the Company Shareholder Written Consent an information statement, in form and substance required under the RCW and otherwise reasonably satisfactory to SPAC, which information statement shall include (i) copies of this Agreement and the Registration Statement / Proxy Statement, (ii) a description of any dissenters’ rights of the Company Shareholders available under Section 23B.13 of the RCW and any other disclosure with respect to dissenters’ rights required by applicable Law and (iii) in accordance with the requirements of Section RCW, notice to any Company Shareholder who has not executed and delivered the Company Shareholder Written Consent of the corporate action by those Company Shareholders who did execute the Company Shareholder Written Consent.

Section 5.14 Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that (i) all rights to indemnification or exculpation existing as of the date of this Agreement and in effect immediately prior to the Effective Time (but, for the avoidance of doubt, following the Domestication) in favor of the directors and officers of each Party, as provided in the applicable Party’s Governing Documents or director and officer indemnification agreements in effect as of the date hereof, in either case, solely with respect to any matters occurring on or prior to the Effective Time, shall survive the Transactions and shall continue in full force and effect from and after the Effective Time for a period of six years and (ii) SPAC will perform and discharge, or cause to be performed and discharged, all obligations to provide such indemnity and exculpation during such six-year period. Without limiting the foregoing, to the maximum extent permitted by applicable Law, during such six-year period, SPAC shall advance, or cause to be advanced, expenses in connection with such indemnification as provided in the applicable Party’s Governing Documents or other applicable agreements as in effect immediately prior to the Effective Time. The indemnification and liability limitation or exculpation provisions of the Parties’ Governing Documents shall not, during such six-year period, be amended, repealed or otherwise modified following the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time, or at any time prior to such time, were directors or officers of any Party (the “D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to the Effective Time and relating to the fact that such D&O Person was a director or officer of any Party on or prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b) None of SPAC or the Group Companies shall have any obligation under this Section 5.14 to any D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such D&O Person in the manner contemplated hereby is prohibited by applicable Law.

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(c) SPAC shall obtain, at or prior to the Closing, and SPAC shall maintain, or cause to be maintained, in effect for a period of six years following the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of SPAC in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time, which may be satisfied by an existing D&O insurance policy of SPAC, providing the aforementioned coverage set forth in this Section 5.14(c) (including via a prepaid or previously acquired “tail” that automatically takes effect at the Closing). Such “tail” coverage shall provide coverage on terms (with respect to coverage and amount) that are no less favorable in the aggregate to the Persons covered thereby than the coverage provided under SPAC’s directors’ and officers’ liability insurance policies as of the date of this Agreement; provided, that none of the Company, SPAC or any their respective Affiliates shall pay a premium for any “tail” policy, if any, in excess of 250% of the most recent annual premium paid by SPAC prior to the date of this Agreement.

(d) The Company may purchase, at or prior to the Closing, and if purchased, SPAC shall maintain, or cause to be maintained, in effect for a period of six years following the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the Group Companies in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time, providing the aforementioned coverage set forth in this Section 5.14(d). Such “tail” coverage may provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the Persons covered thereby) the coverage provided under the Group Companies’ directors’ and officers’ liability insurance policies as of the date of this Agreement; provided, that none of the Company, SPAC or any their respective Affiliates shall pay a premium for any “tail” policy, if any, in excess of 250% of the most recent annual premium paid by the Group Companies prior to the date of this Agreement.

(e) The Persons entitled to the indemnification, liability limitation, exculpation or insurance coverage set forth in this Section 5.14 are intended to be third-party beneficiaries of this Section 5.14. This Section 5.14 shall survive the consummation of the Transactions and shall be binding on all successors and assigns of SPAC.

Section 5.15 Post-Closing Directors and Officers.

(a) The Parties shall take all such action as may be necessary or reasonably appropriate such that as of the Effective Time:

(i) the SPAC Board shall consist of a number of directors, not to exceed nine, as determined by the Company;

(ii) SPAC shall appoint one member of the SPAC Board pursuant to Section 5.15(b), who shall be independent as defined under the rules of the Approved Stock Exchange;

(iii) the Company shall appoint the remainder of the SPAC Board pursuant to Section 5.15(c); and

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(iv) the officers of SPAC (the “Officers”) shall be the individuals determined in accordance with Section 5.15(e).

(b) The individual identified on Section 5.15(b) of the SPAC Disclosure Schedules shall be a director on the SPAC Board immediately after the Effective Time (the “SPAC Designee”). Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the SPAC Sponsor may, by giving the Company and SPAC written notice, replace the SPAC Designee with any individual, subject to the written consent of the Company (which may not be unreasonably withheld, conditioned or delayed), and, upon the SPAC Sponsor so giving notice of the replacement of such SPAC Designee and the receipt of such consent, Section 5.15(b) of the SPAC Disclosure Schedules shall automatically be deemed amended to include such replacement individual in lieu of the individual so replaced.

(c) As promptly as practicable following the date of this Agreement, the Company shall appoint the remaining individuals (each, a “Company Designee”) to serve as directors on the SPAC Board immediately after the Effective Time. Notwithstanding the foregoing or anything to the contrary herein, there must be sufficient Company Designees that qualify as “independent directors” (as defined in Nasdaq rule 5605(a)(2)) to meet the number and qualifications to serve on all independent committees required by Nasdaq (whether as a result of the replacement of any Company Designee as contemplated by this Section 5.15(c) or otherwise).

(d) The SPAC Board shall be divided into three classes, with the SPAC Designee serving in Class I.

(e) The individuals identified on Section 5.15(e) of the Company Disclosure Schedules shall be Officers immediately after the Effective Time, with each such individual holding the title set forth opposite his or her name. In the event that any such individual identified on Section 5.15(e) of the Company Disclosure Schedules is unwilling or unable (whether due to death, disability, termination of service, or otherwise) to serve as an Officer, then, prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Company may replace such individual with another individual to serve as such Officer and, upon the Company so giving notice of such replacement, Section 5.15(e) of the Company Disclosure Schedules shall automatically be deemed amended to include such replacement individual as an Officer in lieu of, and to serve with the same title as, the individual so replaced.

Section 5.16 PCAOB Financials.

(a) The Company shall deliver to SPAC:

(i) as promptly as reasonably practicable following the date of this Agreement, (x) the audited consolidated balance sheets of the Company as of December 31, 2022 and 2023, and the related audited consolidated statements of operations, stockholders’ equity (deficit) and cash flows of the Company for each of the years then ended and (y) the unaudited consolidated balance sheets as of June 30, 2024 and 2023, and the related unaudited consolidated statements of operations, stockholders’ equity (deficit) and cash flows of the Company for each of the six months then ended (the “Initial Company Financial Statements”), and shall use reasonable best efforts to so deliver the Initial Company Financial Statements no later than November 30, 2024, and

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(ii) as promptly as reasonably practicable following the end of any fiscal quarter, unless not required to be included in any report, statement or other document to be filed or submitted with the Commission, (x) if the end of such fiscal quarter is the end of a fiscal year, the audited consolidated balance sheets of the Company as of such fiscal year end and the prior fiscal year end, and the related audited consolidated statements of operations, stockholders’ equity (deficit) and cash flows of the Company for each of the years then ended, and (y) otherwise, the unaudited consolidated balance sheets as of such fiscal quarter end and the same fiscal quarter end in the prior year, and the related unaudited consolidated statements of operations, stockholders’ equity (deficit) and cash flows of the Company for the year-to-date period through such fiscal quarter end and the same fiscal quarter end in the prior year (the financial statements described in this clause (ii) collectively with the Initial Company Financial Statements, the “Closing Company Financial Statements”), and shall use reasonable best efforts to so deliver such financial statements no later than later than three (3) months after the end of such fiscal year or two (2) months after the end of such other fiscal quarter.

The Company shall cause the Closing Company Financial Statements (A) to be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except, as may be specifically indicated in the notes thereto and subject, in the case of any unaudited financial statements, subject to normal year-end audit adjustments and the absence of notes thereto), (B) in the case of any audited financial statements, to be audited in accordance with the standards of the PCAOB and to contain a report of the Company’s auditor and (C) to comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates of delivery (including Regulation S-X or Regulation S-K, as applicable).

(b) Each of SPAC and the Company shall use their respective reasonable best efforts (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of the Group Companies or SPAC, as applicable, SPAC and the Company, as applicable, in causing to be prepared in a timely manner any financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement / Proxy Statement and any other filings to be made by SPAC with the SEC in connection with the Transactions or any Ancillary Document and (ii) to obtain the consents of their respective auditors with respect thereto as may be required by applicable Law or requested by the SEC.

Section 5.17 Incentive Equity Actions. Prior to the SPAC Shareholders Meeting, the SPAC Board shall approve and adopt (a) an equity incentive plan, in form and substance reasonably satisfactory to SPAC and the Company (the “SPAC Incentive Equity Plan”), in the manner prescribed under applicable Laws, effective as of immediately prior to the Closing. The SPAC Incentive Equity Plan shall have an initial share reserve of 5% of the issued and outstanding equity of the SPAC and shall include a customary evergreen provision.

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Section 5.18 Bylaws. Prior to the occurrence of the Effective Time, SPAC shall adopt, or cause to be adopted, the SPAC Bylaws in accordance with applicable Law.

Section 5.19 Company Change of Name. On or prior to the Closing Date, the Company shall cause its name to be changed to a name designated by the Company in its sole discretion and provide evidence of the same to SPAC.

Section 5.20 Extension of Time to Consummate a Business Combination.

(a) Unless the Closing has occurred or the Company has consented in writing to the deferral or waiver of the obligations under this Section 5.20, not less than 45 days prior to the expiration of the period of time SPAC is afforded under its Governing Documents to consummate its initial business combination, SPAC shall file with the SEC a proxy statement reasonably acceptable in form and substance to the Company (such proxy statement, together with any amendments or supplements thereto, the “Extension Proxy Statement”) to amend the SPAC Governing Documents, on terms and conditions agreed by the Parties, to extend the period of time SPAC is afforded under its Governing Documents to consummate its initial business combination (such amendment, the “Extension Proposal”). SPAC shall cooperate and provide the Company (and its counsel) with a reasonable opportunity to review and comment on any amendments or supplements to the Extension Proxy Statement, and any responses to comments from the SEC or its staff or the provision of additional information in connection therewith, prior to filing or delivery of the same with or to the SEC. SPAC, with the assistance of the Company, will promptly respond to any SEC comments on the Extension Proxy Statement and will use all commercially reasonable efforts to cause the Extension Proxy Statement to be cleared by the SEC as promptly as practicable after such filing. SPAC will advise the Company promptly after: (i) the time when the Extension Proxy Statement has been filed; (ii) in the event the Extension Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; (iii) in the event the preliminary Extension Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC; (iv) the filing of any supplement or amendment to the Extension Proxy Statement; (v) any request by the SEC for amendment of the Extension Proxy Statement; (vi) any comments from the SEC relating to the Extension Proxy Statement and responses thereto (and shall provide the Company with a copy or, in the case of oral communications, summary of such comments); (vii) requests by the SEC for additional information (and shall provide the Company with a copy or, in the case of oral communications, a summary of such request); and (viii) any other communication, whether written or oral, from the SEC in respect thereof (and shall provide the Company with a copy or, in the case of oral communications, a summary of such communication).

(b) Each Party shall promptly correct any information provided by it for use in the Extension Proxy Statement if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws.

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(c) As promptly as practicable after the Extension Proxy Statement is cleared by the SEC (or, if the SEC does not provide any comments thereon, not later than ten calendar days after the initial filing thereof with the SEC), SPAC shall distribute the Extension Proxy Statement to SPAC’s shareholders and (i) having, prior to the distribution of the Extension Proxy Statement, established the record date therefor, shall duly call and give notice of special meeting of its shareholders (each an “Extension Shareholders’ Meeting”) in accordance with its Governing Documents and the Cayman Islands Companies Act (As Revised)for a date no later than 30 days after such notice, subject to SPAC’s right to adjourn the Extension Shareholders’ Meeting as provided in this Agreement, (ii) shall solicit proxies from SPAC’s shareholders to vote in favor of the Extension Proposal, and shall duly convene and hold the Extension Shareholders’ Meeting, (iii) shall use its commercially reasonable efforts to obtain, from the holders of the SPAC Shares, the approval of the Extension Proposal, and (iv) shall provide its shareholders with the opportunity to elect to convert their SPAC Shares into a pro rata portion of the Trust Account in connection with the extension as provided for in the SPAC Governing Documents.

(d) SPAC may adjourn the Extension Shareholders’ Meeting, (i) to solicit additional proxies for the purpose of obtaining approval of the Extension Proposal or to allow reasonable time for the SPAC Board to accept reversals of elections from the holders that elect to convert their SPAC Shares into a pro rata portion of the Trust Account, (ii) if a quorum is not present (either in person or by proxy) at the Extension Shareholders’ Meeting, for the purpose of obtaining such a quorum, (iii) to amend the Extension Proposal, (iv) to allow reasonable time for the SPAC Board to accept reversals of elections to redeem SPAC Shares, (v) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that SPAC has determined, in good faith after consultation with outside legal counsel and the Company, is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by shareholders of SPAC prior to the Extension Shareholders’ Meeting, or (vi) otherwise with the prior written consent of the Company; provided, however, that, without the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), in no event shall SPAC adjourn or postpone the SPAC Shareholders Meeting for more than 5 Business Days later than the most recently adjourned or postponed meeting and in no event later than the Termination Date.

(e) SPAC shall comply in all material respects with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the Cayman Islands Companies Act (As Revised) in the preparation, filing and distribution of the Extension Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Extension Shareholders’ Meeting. Without limiting the foregoing, SPAC and the Company shall each ensure that the Extension Proxy Statement does not, as of the date on which it is first distributed to SPAC shareholders, and as of the date of the Extension Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading (provided that no Party shall be responsible for the accuracy or completeness of any information relating to another Party or any other information furnished by another Party for inclusion in the Extension Proxy Statement).

(f) SPAC, acting through the SPAC Board, shall include in the Extension Proxy Statement the recommendation of the SPAC Board that SPAC’s shareholders vote in favor of the Extension Proposal, and shall otherwise use commercially reasonable efforts to obtain approval thereof.

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(g) For the avoidance of doubt, all filing fees, fees and disbursements of SPAC legal counsel, fees of SPAC’s accountants, and other costs, and expenses of SPAC for and in relation to any extension of the period of time SPAC is afforded under its Governing Documents to consummate its initial business combination, including the Extension Proxy Statement and Extension Shareholders’ Meeting, including any cash deposited into the Trust Account by SPAC, the SPAC Sponsor or any of their respective Affiliates in connection with the Extension Shareholder Meeting or at any time after the Extension Shareholder Meeting until the Effective Time (each such cash deposit, an “Extension Deposit”) shall be a SPAC Expense.

Section 5.21 Financing.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, at the request of the Company, SPAC shall, and shall cause its Representatives to, use commercially reasonable efforts to provide such cooperation and assistance to the Company for the private placement of Equity Securities of SPAC and/or the Company, in each case, on terms and with counterparties and otherwise satisfactory to the Company in its sole discretion (collectively, the “Financing”); provided, that any such Financing involving Equity Securities of the SPAC shall not be consummated prior to the Closing Date.

(b) Other than as expressly permitted by this Agreement, none of the SPAC Parties shall enter into any Contract with respect to any Equity Security of any SPAC Party without the Company’s prior written consent, which may be granted or withheld in the Company’s sole discretion.

Section 5.22 Effect of Certain Delays. Notwithstanding any other terms in this Agreement to the contrary, in the event that: (a) the Initial Company Financial Statements are not delivered on or before November 30, 2024 (an “Audit Delay”), or (b) any other necessary financial or regulatory or governmental Consent set forth in Section 5.22 of the Company Disclosure Schedule is not completed or obtained prior to November 30, 2024 (“Regulatory Delay”), the Company shall be responsible for paying any extension fees and all other fees or expenses actually incurred by or on behalf of SPAC, the Company or any of their Affiliates in connection with such Audit Delay or Regulatory Delay, to the extent (i) such Audit Delay or Regulatory Delay is not primarily the result of any action or inaction by the SPAC Parties, and (ii) such extension fees and any other fees or expenses are actually incurred by or on behalf of SPAC, the Company or any of their Affiliates after the date of such Audit Delay or Regulatory Delay.

ARTICLE 6

CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS

Section 6.1 Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, written waiver by all of the Parties, of the following conditions:

(a) (i) each applicable waiting period (and any extension thereof) under the HSR Act or any applicable Antitrust Law shall have expired or been terminated and (ii) any approval or Consent under any applicable Antitrust Law shall have been obtained (or deemed, by applicable Law, to have been obtained), as applicable;

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(b) no Order, Law or other legal restraint or prohibition issued by any court of competent jurisdiction or other Governmental Entity of competent jurisdiction enjoining or prohibiting the consummation of the Domestication or the Merger shall be in effect;

(c) the Registration Statement / Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement / Proxy Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

(d) the Company Required Shareholder Approval shall have been obtained;

(e) the Required SPAC Shareholder Approvals shall have been obtained; and

(f) the Domestication shall have been consummated at least one Business Day prior to the Closing Date in accordance with Section 2.1(a) and a time-stamped copy of the certificate issued by the Secretary of State of the State of Delaware in relation thereto shall have been delivered to SPAC.

Section 6.2 Other Conditions to the Obligations of the SPAC Parties. The obligations of the SPAC Parties to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, written waiver by SPAC (on behalf of itself and the other SPAC Parties) of the following further conditions:

(a) (i) the Company Fundamental Representations shall be true and correct in all respects (other than Section 3.2 (Capitalization), which shall be true and correct in all but de minimis respects) as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and

(ii) the representations and warranties of the Company set forth in Article 3 (other than the Company Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), in each case, except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect;

(b) the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing; provided, that, for purposes of this Section 6.2(b), the Company shall only be deemed to have not performed or complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing if the Company has materially breached such covenant or agreement and, after having received written notice of such breach, failed to cure by one Business Day prior to the Termination Date);

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(c) each of the Ancillary Documents required to be delivered by the Company at or prior to the Closing shall have been fully executed by each of the parties thereto, other than any SPAC Party or the SPAC Sponsor, and be in full force and effect, fully binding on each of the parties thereto, other than any SPAC Party or the SPAC Sponsor;

(d) at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to SPAC the following documents:

(i) a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 6.2(a) and Section 6.2(b) are satisfied, in a form and substance reasonably satisfactory to SPAC;

(ii) a certificate, duly executed by the Company, complying with Treasury Regulations Section 1.1445-2(c)(3), together with (i) the required notice to the Internal Revenue Service in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), in each case, in a form and substance reasonably acceptable to SPAC, and (ii) written authorization for SPAC to deliver such notice and a copy of such certificate to the Internal Revenue Service on behalf of the Company upon the Closing in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), in each case, in a form and substance reasonably acceptable to SPAC; and

(iii) the Closing Company Financial Statements.

Section 6.3 Other Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, written waiver by the Company of the following further conditions:

(a) (i) the SPAC Fundamental Representations shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and

(ii) the representations and warranties of the SPAC Parties (other than the SPAC Fundamental Representations) contained in Article 4 of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a SPAC Material Adverse Effect;

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(b) each SPAC Party shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing; provided, that, for purposes of this Section 6.3(b), a SPAC Party shall only be deemed to have not performed or complied in all material respects with the covenants and agreements required to be performed or complied with by such SPAC Party under this Agreement at or prior to the Closing if such SPAC Party has materially breached such covenant or agreement and, after having received written notice of such breach, failed to cure by one Business Day prior to the Termination Date);

(c) SPAC’s initial listing application with an Approved Stock Exchange in connection with the Transactions shall have been conditionally approved and, immediately following the Effective Time, SPAC shall, after giving effect to the SPAC Shareholder Redemption, and the Domestication, satisfy any applicable initial and continuing listing requirements of such Approved Stock Exchange, and SPAC shall not have received any notice of non-compliance therewith that has not been cured prior to, or would not be cured at or immediately following, the Effective Time, and the SPAC Shares (including the SPAC Shares to be issued hereunder) shall have been approved for listing on such Approved Stock Exchange;

(d) no action, suit or proceeding shall be pending or threatened before any Governmental Entity which (i) would prevent consummation of any of the Transactions, (ii) would cause any of the Transactions to be rescinded following consummation or (iii) would affect materially and adversely or otherwise encumber the title of the SPAC Shares to be issued by SPAC in connection with the Merger, and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect;

(e) each of the Ancillary Documents required to be delivered by any of the SPAC Parties at or prior to the Closing shall have been fully executed by each of the parties thereto, other than the Company or any Company Shareholder, and be in full force and effect, fully binding on each of the parties thereto, other than the Company or any Company Shareholder;

(f) at or prior to the Closing, SPAC shall have delivered, or caused to be delivered, to the Company:

(i) a certificate duly executed by an authorized officer of SPAC, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a), Section 6.3(b), and Section 6.3(c) are satisfied, in a form and substance reasonably satisfactory to the Company; and

(ii) written resignations of all the officers of SPAC and members of the SPAC Board, other than the resignation as a director of the individual identified on Section 5.15(b) of the SPAC Disclosure Schedules, effective as of the Effective Time.

Section 6.4 Frustration of Closing Conditions. Neither the Company nor any SPAC Party may rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by such Party’s breach of its obligations under this Agreement, including a breach of its obligations to use reasonable best efforts to cause the Closing to occur as required by Section 5.2.

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ARTICLE 7

TERMINATION

Section 7.1 Termination. This Agreement may be validly terminated and the Transactions may be abandoned at any time prior to the Closing only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) by mutual written agreement of SPAC and the Company;

(b) by either SPAC or the Company, if there shall be in effect any (i) Law or (ii) Order (other than, for the avoidance of doubt, a temporary restraining order), that (x) in the case of each of clauses (i) and (ii), permanently restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Merger, and (y) in the case of clause (ii) such Order shall have become final and non-appealable;

(c) by either SPAC or the Company, if the Effective Time has not occurred by 11:59 p.m., New York City time, on December 22, 2024 (the “Termination Date”); provided, however, that if the SEC has not declared the Registration Statement / Proxy Statement effective on or prior to December 22, 2024, the Termination Date shall be automatically extended to June 30, 2025; and provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(c) will not be available to any Party whose material breach of any provision of this Agreement caused or resulted in the failure of the Merger to be consummated by such time;

(d) by either SPAC or the Company, if SPAC fails to obtain the Required SPAC Shareholder Approvals upon vote taken thereon at the SPAC Shareholders Meeting (including any adjournment or postponement thereof); provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any Party if such Party has materially breached Section Section 5.8 or Section 5.9;

(e) by SPAC, if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) to be satisfied at the Closing and (ii) is not capable of being cured by the Company by the Termination Date or, if capable of being cured by the Company by the Termination Date, is not cured by the Company before the earlier of (x) the third (3rd) Business Day immediately prior to the Termination Date and (y) the forty-fifth (45th) day following receipt of written notice from SPAC of such breach or failure to perform; provided that SPAC shall not have the right to terminate this Agreement pursuant to this Section 7.1(e) if it is then in material breach of any of its representations, warranties, covenants or other agreements contained in this Agreement;

(f) by the Company, if a SPAC Party has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) to be satisfied at the Closing and (ii) is not capable of being cured by the Termination Date or, if capable of being cured by the SPAC Party by the Termination Date, is not cured by the SPAC Party before the earlier of (x) the 3rd (third) Business Day immediately prior to the Termination Date and (y) the 45th (forty-fifth) day following receipt of written notice from the Company of such breach or failure to perform; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(f) if it is then in material breach of any of its representations, warranties, covenants or other agreements contained in this Agreement; or

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(g) by SPAC, by written notice to the Company, if the Company fails to deliver the Company Shareholder Written Consent by the Company Shareholder Written Consent Deadline; provided that SPAC shall have no right to terminate this Agreement pursuant to this Section 7.1(g) at any time following the delivery of the Company Shareholder Written Consent, even if the Company Shareholder Written Consent is delivered following the Company Shareholder Written Consent Deadline.

Section 7.2 Effect of Termination.

(a) Any termination of this Agreement pursuant to Section 7.1 will be effective immediately upon the delivery of written notice of the terminating Party to each of the other Parties hereto. In the event of the termination of this Agreement pursuant to Section 7.1, (i) this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Representatives, other than as expressly set forth in this Agreement), with the exception of Article 1 (solely to the extent applicable to the following sections), Section 5.3(a), this Section 7.2 and Article 8, each of which shall survive such termination and remain valid and binding obligations of the Parties (the “Surviving Provisions”) and (ii) the Confidentiality Agreement, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with their respective terms.

(b) Notwithstanding the foregoing or anything to the contrary herein, the termination of this Agreement pursuant to Section 7.1 shall not affect (i) any Liability on the part of any Party for Fraud or (ii) any Person’s Liability under any Confidentiality Agreement.

ARTICLE 8
MISCELLANEOUS

Section 8.1 Non-Survival. The representations and warranties, and each of the agreements and covenants (to the extent such agreement or covenant contemplates or requires performance at or prior to the Effective Time) in this Agreement shall terminate at the Effective Time, such that no claim for breach of any such representation, warranty, agreement or covenant, detrimental reliance, fraud or other right or remedy (whether in contract, in tort, at law, in equity or otherwise) may be brought with respect thereto after the Effective Time against any Party, any Company Affiliated Party or any SPAC Affiliated Party. Each covenant and agreement contained herein that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms.

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Section 8.2 Entire Agreement; Assignment. This Agreement (together with the Ancillary Documents and the Confidentiality Agreement) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of SPAC and the Company; provided, however, that to the extent any such assignment following the Closing relates to the SPAC Sponsor Specified Provisions, the assigning Party shall continue to be bound by its obligations under such provisions. Any attempted assignment of this Agreement not in accordance with the terms of this Section 8.2 shall be void, ab initio.

Section 8.3 Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by SPAC and the Company; provided, however, that any such amendment or modification following the Closing with respect to the SPAC Sponsor Specified Provisions shall also require the written consent of the SPAC Sponsor. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8.3 shall be void, ab initio.

Section 8.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given when delivered (i) by delivery in person, (ii) by e-mail, without receipt of an “error” or a similar message that such e-mail was not deliverable or not received by such intended recipient, or (iii) by nationally recognized overnight delivery service to the other Parties as follows, or to such other address as the Party to whom notice is given may have furnished following the date of this Agreement and prior to such notice to the others in writing in the manner set forth herein.

(a) If to any SPAC Party, to:

AlphaVest Holding, LP

420 Lexington Ave, Suite 2446

New York, New York 10170

Attention: David Yan

Email: David.yan@alphavestacquisition.com

with a copy to:

Winston & Strawn LLP

800 Capitol Street, Suite 2400

Houston, Texas 77002

Attention: Michael J. Blankenship

Email: mblankenship@winston.com

(b) If to the Company, to:

AMC Corporation

4794 231st Place S.E.

Sammamish, WA 98075-7226

Attention: Min Ma

Email: minma@amcsec.com

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with a copy to:

Graubard Miller

405 Lexington Avenue, 44th Floor

New York, New York 10174

Attention: Jeffrey M. Gallant, David Alan Miller

Email: jgallant@graubard.com, dmiller@graubard.com

Section 8.5 Governing Law. This Agreement and the Ancillary Documents, and any rights or claims arising from or relating to this Agreement, the Ancillary Documents or the Transactions (including the Merger), shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of New York (except that the Laws of the Cayman Islands shall also apply to the Domestication and the laws of the State of Washington shall also apply to the Merger).

Section 8.6 Fees and Expenses. Except as otherwise set forth in this Agreement or as otherwise mutually agreed by the Company and SPAC, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the Transactions, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided that, if the Merger and the Closing occur, the Surviving Company shall be responsible for and shall pay, or cause to be paid, all Unpaid Company Expenses and all Unpaid SPAC Liabilities (other than those to be paid or reimbursed by the SPAC Sponsor, including those to be reimbursed by the SPAC Sponsor related to the contemplated transaction between SPAC and Wanshun Technology Industrial Group Ltd), in accordance with their terms and the terms of this Agreement. The Company shall advance to SPAC or pay on behalf of SPAC (the “Advances”) all SPAC Liabilities, including operating expenses, incurred after September 30, 2024 and prior to the earlier of the Effective Time and the termination of this Agreement in accordance with Article 7, as and when they become due. The Advances shall be forgiven by the Company, upon either the Closing or the termination by SPAC of this Agreement pursuant to Section 7.1(e). The Advances shall be repayable by SPAC on demand by the Company, without interest, upon any other termination of this Agreement.

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Section 8.7 Construction; Interpretation. The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (k) the words “made available” (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to SPAC, any documents or other materials posted to the electronic data room located at https://drive.google.com/drive/folders/1SAmheXmnqjKN_e9XJoddv9zTFdzMbqkA?usp=drive_link as of at least two hours prior to the execution of this Agreement; (l) the phrase “ordinary course of business” means the ordinary course of business; (m) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (n) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement). If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 8.8 Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the SPAC Disclosure Schedules corresponding to any Section or subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the SPAC Disclosure Schedules), respectively, shall be deemed to have been disclosed with respect to every other section and subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the SPAC Disclosure Schedules), respectively, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the section or subsections of Article 3 or Article 4 may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature.

Section 8.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 5.14, the last sentence of this Section 8.9 and Section 8.13, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. The SPAC Sponsor shall be an express third-party beneficiary of Section 5.14, Section 8.2, Section 8.3, this Section 8.9, Section 8.13 and Section 8.14 (collectively, the “SPAC Sponsor Specified Provisions”).

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Section 8.10 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

Section 8.11 Counterparts; Electronic Signatures. This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts (including facsimile, DocuSign or other electronic counterparts), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by e-mail, electronic signature or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

Section 8.12 Knowledge of Company; Knowledge of SPAC. For all purposes of this Agreement, the phrases “to the Company’s Knowledge”, “to the Company’s knowledge” and “known by the Company” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12 of the Company Disclosure Schedules, assuming reasonable due inquiry of such individual’s direct reports. For all purposes of this Agreement, the phrase “to SPAC’s knowledge” and “to the knowledge of SPAC” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12 of the SPAC Disclosure Schedules, assuming reasonable due inquiry and investigation of such individual’s direct reports. For the avoidance of doubt, none of the individuals set forth on Section 8.12 of the Company Disclosure Schedules or Section 8.12 of the SPAC Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.

Section 8.13 No Recourse. Without limiting any rights of any party against any other party to an Ancillary Document to the extent of the terms and subject to the conditions thereunder or the Liabilities of any party to an Ancillary Document to the extent arising from a claim against such party by another party to such agreement on the terms and subject to the conditions thereunder, (i) this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought by and against, the Parties, and then only with respect to the specific covenants, agreements, obligations, representations and warranties set forth herein with respect to such Party; and (ii) (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or Representative or Affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or Representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, SPAC or Merger Sub under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the Transactions.

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Section 8.14 Extension; Waiver. Any Party may (a) extend the time for the performance of any of the obligations or other acts of any other Party set forth herein, (b) waive any inaccuracies in the representations and warranties of any other Party set forth herein or (c) waive compliance by any other Party with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights. Notwithstanding the foregoing or anything to the contrary in this Agreement, any extension or waiver following the Closing with respect to the SPAC Sponsor Specified Provisions shall also require the written consent of the SPAC Sponsor.

Section 8.15 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (i) ARISING UNDER, FOR ENFORCEMENT OR BREACH OF, OR RELATING TO THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THIS AGREEMENT, TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH OF THE PARTIES HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.

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Section 8.16 Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts situated in the State of New York, for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under, for enforcement or breach of, or relating to this Agreement or any Ancillary Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the Transactions or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of jurisdiction and venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under, for enforcement or breach of, or relating to this Agreement or any Ancillary Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the Transactions or any of the transactions contemplated thereby, (a) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 8.16 for any reason, (b) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 8.4 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

Section 8.17 Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Transactions) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

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Section 8.18 Trust Account Waiver. Reference is made to SPAC’s final prospectus (File No. 333-268188), dated December 19, 2022 and filed with the SEC on December 20, 2022 (the “Prospectus”). The Company and Merger Sub hereby represent and warrant that they understand that SPAC has established a trust account (the “Trust Account”) containing the proceeds of SPAC’s initial public offering (“IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of SPAC’s public shareholders (the “Public Shareholders”) and that, except as otherwise described in the Prospectus, SPAC may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their SPAC Shares in connection with the consummation of its initial business combination (as such term is used in the Prospectus) (“Business Combination”) or in connection with a shareholder vote to amend SPAC’s Governing Documents to modify the substance or timing of SPAC’s obligation to provide holders of SPAC Shares the right to have their shares redeemed in connection with a Business Combination or to redeem 100% of the SPAC Shares if SPAC does not complete a Business Combination within the time period set forth in SPAC’s Governing Documents or with respect to any other provision relating to the rights of holders of SPAC Shares, (b) to the Public Shareholders if SPAC fails to consummate a Business Combination within to the time period set forth in SPAC’s Governing Documents, and (c) to SPAC after the consummation of a Business Combination, in each case, subject to the Trust Agreement. For and in consideration of SPAC entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, except for the funds released to SPAC as described in clause (c) above, neither of the Company nor any of its Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account, or make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between SPAC or any of its Representatives, on the one hand, and the Company or any of its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Company, on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that the Company or any of its Affiliates may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with SPAC or its Representatives and will not seek recourse against the Trust Account, except for the funds released to SPAC as described in clause (c) above, for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with SPAC or its Affiliates). The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC to induce SPAC to enter in this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against such Party and each of its Affiliates under applicable Law. Notwithstanding anything herein to the contrary, (A) the Company and its Affiliates may commence any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to SPAC, Merger Sub or their respective Representatives, which proceeding seeks, in whole or in part, monetary relief against SPAC, Merger Sub or their respective Representatives, against assets or funds held outside of the Trust Account (including any funds released from the Trust Account and assets that are acquired with such funds); provided that such claim shall not permit the Company or any of its Affiliates (or any Person claiming on any of their behaves or in lieu of them) to have any claim against the Trust Account or any amounts contained therein, and (B) nothing herein shall limit or prohibit the Company or any of its Affiliates from pursuing a claim against SPAC or Merger Sub for specific performance or other equitable relief. This Section 8.18 shall survive termination of this Agreement for any reason.

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Section 8.19 Conflicts and Privilege.

(a) SPAC and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), hereby agree that, in the event a dispute with respect to this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby arises after the Closing between or among (x) the shareholders or holders of other equity interests of the Company and/or any of their respective directors, members, partners, officers, employees or Affiliates, other than the Surviving Company (collectively, the “Company Designated Persons”), on the one hand, and (y) the Surviving Company, the SPAC Sponsor, the shareholders or holders of other equity interests of SPAC or the SPAC Sponsor and/or any of their respective directors, members, partners, officers, employees or Affiliates, other than the Surviving Company, on the other hand, any legal counsel, including Graubard Miller (“Graubard”) that represented the Company prior to the Closing may represent any Company Designated Person in such dispute (any such representation, the “Company Post-Closing Representation”), even though the interests of such Company Designated Persons may be directly adverse to the Surviving Company, and even though such counsel may have represented SPAC and/or the Company in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Company. Each of SPAC and the Company, on behalf of their respective successors and assigns, hereby consents to the Company Post-Closing Representation and irrevocably waives (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto. SPAC and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or action arising out of or relating to, this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby) between or among the Company and/or any Company Designated Person, on the one hand, and Graubard, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the Company Designated Persons after the Closing, and shall not pass to or be claimed or controlled by the Surviving Company. Notwithstanding the foregoing, any privileged communications or information shared by SPAC or SPAC Sponsor prior to the Closing with the Company under a common interest agreement shall remain the privileged communications or information of the Surviving Company.

(b) SPAC and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), hereby agree that, in the event a dispute with respect to this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby arises after the Closing between or among (x) the SPAC Sponsor, the shareholders or holders of other equity interests of SPAC or SPAC Sponsor and/or any of their respective directors, members, partners, officers, employees or Affiliates, other than the Surviving Company (collectively, the “SPAC Designated Persons”), on the one hand, and (y) the Surviving Company, the shareholders or holders of other equity interests of the Company and/or any of their respective directors, members, partners, officers, employees or Affiliates, other than the Surviving Company, on the other hand, any legal counsel, including Winston & Strawn LLP (“Winston”) that represented SPAC or the SPAC Sponsor prior to the Closing may represent any SPAC Designated Person in such dispute (any such representation, the “SPAC Post-Closing Representation”), even though the interests of such Persons may be directly adverse to the Surviving Company, and even though such counsel may have represented SPAC and/or the Company in a matter substantially related to such dispute, or may be handling ongoing matters for SPAC, the SPAC Sponsor or the Surviving Company. Each of SPAC and the Company, on behalf of their respective successors and assigns, hereby consents to the SPAC Post-Closing Representation and irrevocably waives (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto. SPAC and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or action arising out of or relating to, this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby) between or among the SPAC and/or any SPAC Designated Person, on the one hand, and Winston, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the SPAC Designated Persons after the Closing, and shall not pass to or be claimed or controlled by the Surviving Company. Notwithstanding the foregoing, any privileged communications or information shared by the Company prior to the Closing with SPAC or SPAC Sponsor under a common interest agreement shall remain the privileged communications or information of the Surviving Company.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the date first written above.

ALPHAVEST ACQUISITION CORP.

By:	/s/ Yong Yan
Name:	Yong Yan
Title:	CEO

AV MERGER SUB

By:	/s/ Pengfei Zheng
Name:	Pengfei Zheng
Title:	Manager

AMC CORPORATION

By:	/s/ Sean Da
Name:	Sean Da
Title:	Chairman

[Signature Page to Business Combination Agreement]

ANNEX B

ANNEX C

ANNEX D

ANNEX E

Docusign Envelope ID: EEE65CA2-240C-413E-8D6D-BF9DDABC947A

NEWBRIDGE
SECURITIES CORPORATION
MEMBER FINRA·SIPC

August 16th, 2024

PRIVATE & CONFIDENTIAL

For the Board of Directors of AlphaVest Acquisition Corp. (NASDAQ:ATMV)
420 Lexington Avenue, Suite 2446 | New York, NY | 10170 | United States

Newbridge Securities Corporation ("Newbridge," "we," "us" or "our") understands that AlphaVest Acquisition Corp. (NASDAQ:ATMV), a publicly traded blank check company incorporated as a Cayman Islands exempted company ("ATMV"), is considering a business combination with AMC Corporation, ("AMC", or the "Company"), a Cayman Islands exempted company (and together, with ATMV, collectively, the "Parties").

- Pursuant to the terms of that certain business combination agreement, by and among AMC, ATMV and the other parties thereto, the Parties intend to effect a business combination transaction (the "Merger") whereby (a) ATMV will transfer from a Cayman Islands exempted company and domesticate to a Delaware corporation, (b) AV Merger Sub, a Washington limited liability company and a wholly owned subsidiary of ATMV, will merge with and into the Company, with the Company surviving as the wholly-owned subsidiary of ATMV ("Pubco") and the publicly listed company after the closing of the Merger, as a result of which, (i) the Pubco shall become a wholly-owned subsidiary of ATMV and (ii) each issued and outstanding security of the Company immediately prior to the Merger shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of ATMV, and (b) ATMV shall (i) acquire all of the issued and outstanding shares of the Company from the stockholders of the Company in exchange for common shares ("ATMV Shares") of ATMV (the "Share Exchange", and together with the Merger and the other transactions contemplated by the Business Combination Agreement, the "Transactions").
- In full payment for the purchased shares, the stockholders of AMC shall collectively be entitled to receive from ATMV, a number of ATMV Shares with an aggregate value equal to **One Hundred and Seventy-Five Million U.S. Dollars ($175,000,000)** (the "Merger Consideration").

The Board of Directors of ATMV has retained Newbridge to render an opinion (the "Opinion") as to whether, on the date of such Opinion, (i) the Merger Consideration is fair, from a financial point of view, to ATMV and ATMV's public stockholders and (ii) the Company has an aggregate fair market value equal to at least eighty percent (80.0%) of the assets held by ATMV in its trust account (the "Trust Account") for the benefit of ATMV's public stockholders (excluding taxes payable on the interest earned on the Trust Account).

We have not been requested to opine on, and our Opinion does not in any manner address, the underlying business decision of ATMV to proceed with the Transactions. In addition, we have not been requested to explore any alternatives to the Transactions. Further, our Opinion does not address the relative merits of the Transactions as compared to any alternative business strategy that might exist for ATMV.

Newbridge, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, going private transactions, related-party transactions, negotiated underwritings, secondary distributions of listed and unlisted securities, debt restructurings, private placements, related-party transactions, and valuations for corporate and other purposes. We do not perform tax, accounting or legal services, nor do we render such advice.

Investment Advisory Services offered through Newbridge Financial Services Group, Inc. an SEC Registered Investment Advisor
1200 North Federal Highway, Suite 400, Boca Raton, FL 33432 | Telephone: 561.395.1220 Fax: 561.229.1531
www.newbridgesecurities.com

E-1

Docusign Envelope ID: EEE65CA2-240C-413E-8D6D-BF9DDABC947A

Newbridge will receive a fee and reimbursement of its expenses for such services. In addition, ATMV has agreed to indemnify Newbridge for certain liabilities arising out of its engagement, including the rendering of this Opinion.

Newbridge has not participated in, or provided advice with respect to, the pricing determination, structuring or negotiation of the Transactions.

In the ordinary course of business, Newbridge, certain customer accounts held at Newbridge, and certain of our affiliates, as well as investment funds in which we or our affiliates may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in equity, debt, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, ATMV and its successor entities.

In connection with the review and analysis performed to render our Opinion, among other things, we have undertaken the following:

In forming our Opinion, we have had full access to, and full cooperation from, the management teams of both ATMV and AMC to ask questions and receive answers to those questions. Our Opinion is solely and necessarily based on economic, financial and market conditions as they exist and can be evaluated as of the date hereof.

In connection with our review and analysis and in arriving at our Opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information provided to us or publicly available and have not attempted to verify independently any such information (in accordance with reasonable industry practice).

Investment Advisory Services offered through Newbridge Financial Services Group, Inc. an SEC Registered Investment Advisor
1200 North Federal Highway, Suite 400, Boca Raton, FL 33432 | Telephone: 561.395.1220 Fax: 561.229.1531
www.newbridgesecurities.com

Docusign Envelope ID: EEE65CA2-240C-413E-8D6D-BF9DDABC947A

With respect to certain financial information, including financial analyses and projections, relating to the business and prospects of ATMV and AMC provided to us, we have assumed that the financial information has been reasonably prepared on a basis reflecting reasonable and good faith estimates and good faith judgments of the management teams of both ATMV and AMC as to the future financial performance of the combined parties without and subsequent to a potential business combination.

This Opinion is solely for the use of the Board of Directors of ATMV, and is not to be publicly disclosed, used, excerpted, reproduced or disseminated, quoted or referred to at any time, in any manner or for any purpose, without the prior written consent of Newbridge, except that this Opinion may be reproduced in full in, and references to this Opinion and to Newbridge and its relationship with ATMV may be included in, filings made by ATMV with the U.S. Securities and Exchange Commission and in any registration statement, prospectus, proxy statement or similar disclosure document delivered to shareholders of ATMV.

We have tried to apply objective measures of value in rendering our Opinion. You understand, however, that such a valuation necessarily is based on some subjective interpretations of value. We understand that we are not obligated to review our Opinion due to events and fluctuating economic conditions occurring subsequent to the date of this Opinion.

Based upon and subject to the foregoing, it is our Opinion that, as of the date hereof, (i) the Merger Consideration is fair, from a financial point of view, to ATMV and ATMV's public stockholders and (ii) the Company has an aggregate fair market value equal to at least eighty percent (80.0%) of the assets held in the Trust Account (excluding taxes payable on the income earned on the Trust Account).

Sincerely,

Newbridge Securities Corporation

DocuSigned by:

Chad Champion

9296674F36C3495...

Chad D. Champion
Senior Managing Director
Head of Equity Capital Markets & Investment Banking

Investment Advisory Services offered through Newbridge Financial Services Group, Inc. an SEC Registered Investment Advisor
1200 North Federal Highway, Suite 400, Boca Raton, FL 33432 | Telephone: 561.395.1220 Fax: 561.229.1531
www.newbridgesecurities.com

ANNEX F

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Surviving PubCo’s certificate of incorporation and bylaws will provide for indemnification of its directors, officers, employees and other agents to the fullest extent permitted by the DGCL.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. Surviving PubCo’s certificate of incorporation provides for such limitation of liability to the extent permitted by the DGCL.

In addition, effective upon the consummation of the Business Combination, as defined in Part I of this registration statement, Surviving PubCo will enter into indemnification agreements with directors, officers, and key employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements will require Surviving PubCo, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

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Item 21. Exhibits and Financial Statement Schedules

(a)	Exhibits. The following exhibits are filed as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 19, 2022, by and between AlphaVest Acquisition Corp. and EarlyBirdCapital, Inc., as representative of the underwriters (incorporated by reference to Exhibit 1.1 to our Current Report on Form 8-K, filed with the SEC on December 22, 2022).
2.1*	Business Combination Agreement, dated as of August 16, 2024, by and among (i) AlphaVest Acquisition Corp., (ii) AV Merger Sub, and (iii) AMC Corporation (included as Annex A to the proxy statement/prospectus contained in this registration statement).
3.1	Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to our Registration Statement (No. 333-268188) filed with the SEC on December 13, 2022).
3.2	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on December 22, 2022).
3.3	Second Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on December 28, 2023).
3.4**	Form of Certificate of Domestication of AlphaVest Acquisition Corp., to be filed with the Secretary of State of Delaware.
3.5**	Form of Certificate of Incorporation of Surviving Pubco, to become effective upon the Domestication (included as Annex B to the proxy statement/ prospectus contained in this registration statement).
3.6**	Form of Bylaws of Surviving Pubco, to become effective upon the Domestication (included as Annex C to the proxy statement/ prospectus contained in this registration agreement).
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to our Registration Statement (No. 333-268188) filed with the SEC on December 13, 2022).
4.2	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to our Registration Statement (No. 333-268188) filed with the SEC on December 13, 2022).
4.3	Specimen Rights Certificate (incorporated by reference to Exhibit 4.3 to our Registration Statement (No. 333-268188) filed with the SEC on December 13, 2022).
4.4	Rights Agreement, dated December 19, 2022, by and between AlphaVest Acquisition Corp. and Continental Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on December 22, 2022).
4.5**	Specimen Common Stock Certificate of Surviving Pubco.
5.1**	Opinion of Winston & Strawn LLP.
5.2**	Opinion of Ogier, Cayman Islands legal counsel to AlphaVest Acquisition Corp.
8.1**	Opinion of Winston & Strawn LLP regarding tax matters.
10.1	Promissory Note, dated June 3, 2022, issued to AlphaVest Management LLC (incorporated by reference to Exhibit 10.1 to our Registration Statement (No. 333-268188) filed with the SEC on December 13, 2022).
10.2	Letter Agreement, dated December 19, 2022, by and among AlphaVest Acquisition Corp., its executive officers, its directors and AlphaVest Holding LP. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on December 22, 2022).
10.3	Investment Management Trust Agreement, dated December 19, 2022, by and between AlphaVest Acquisition Corp. and Continental Stock Transfer & Trust Company, as trustee. (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K, filed with the SEC on December 22, 2022).
10.4	Registration Rights Agreement, dated December 19, 2022, by and among the AlphaVest Acquisition Corp., AlphaVest Holding, LP and EarlyBirdCapital, Inc. (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K, filed with the SEC on December 22, 2022).
10.5	Securities Subscription Agreement, between AlphaVest Acquisition Corp. and AlphaVest Holding, LP, dated February 7, 2022 (incorporated by reference to Exhibit 10.5 to our Registration Statement (No. 333-268188) filed with the SEC on December 13, 2022).
10.6	Securities Subscription Agreement, between AlphaVest Acquisition Corp. and EarlyBirdCapital, Inc. dated July 11, 2022 (incorporated by reference to Exhibit 10.6 to our Registration Statement (No. 333-268188) filed with the SEC on December 13, 2022).
10.7	Private Placement Unit Purchase Agreement, dated December 19, 2022, by and between the AlphaVest Acquisition Corp. and AlphaVest Holding LP (incorporated by reference to Exhibit 10.4 to our Current Report on Form 8-K, filed with the SEC on December 22, 2022).
10.8	Private Placement Units Purchase Agreement, dated December 19, 2022, by and between the Alphavest Acquisition Corp. and EarlyBirdCapital, Inc. (incorporated by reference to Exhibit 10.5 to our Current Report on Form 8-K, filed with the SEC on December 22, 2022).
10.9	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.9 to our Registration Statement (No. 333-268188) filed with the SEC on December 13, 2022).
10.10	Administrative Services Agreement, dated December 19, 2022, by and between AlphaVest Acquisition Corp. and AlphaVest Holding, LP. (incorporated by reference to Exhibit 10.8 to our Current Report on Form 8-K, filed with the SEC on December 22, 2022).
10.11	Share Escrow Agreement, dated December 19, 2022, by and among AlphaVest Acquisition Corp., Continental Stock Transfer & Trust Company and the initial shareholders party thereto (incorporated by reference to Exhibit 10.6 to our Current Report on Form 8-K, filed with the SEC on December 22, 2022).
10.12	A Business Combination Marketing Agreement, dated December 19, 2022, by and between AlphaVest Acquisition Corp. and EarlyBirdCapital, Inc. (incorporated by reference to Exhibit 10.7 to our Current Report on Form 8-K, filed with the SEC on December 22, 2022)
10.13	Amendment to the Investment Management Trust Agreement, dated December 21, 2023, by and between AlphaVest Acquisition Corp and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on December 28, 2023).
10.14	Form of Sponsor Support Agreement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on August 22, 2024).
10.15	Form of Transaction Support Agreement (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on August 22, 2024).
10.16	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on August 22, 2024).
10.17**	Amended and Restated Promissory Note dated April 15, 2024 by and between AlphaVest Acquisition Corp and AlphaVest Holding, LP.
10.18*	Promissory Note, dated May 2, 2024, by and between AlphaVest Acquisition Corp. and AMC Corporation.
10.19*	Promissory Note, dated May 2, 2024, by and between AlphaVest Acquisition Corp. and AMC Corporation.
10.20*	Promissory Note, dated October 11, 2024, by and between AlphaVest Acquisition Corp. and AMC Corporation.
21.1**	List of Subsidiaries of the Registrant
23.1**	Consent of Winston & Strawn LLP (included in Exhibit 5.1 and 8.1).
23.2**	Consent of Ogier (included in Exhibit 5.2).
23.3*	Consent of UHY LLP to Alphavest Acquisition Corp.
23.4*	Consent of UHY LLP to AMC Corporation
23.5*	Consent of Newbridge Securities Corporation
24.1*	Power of Attorney (included on signature page hereto).
99.1**	Consent of Felix Danciu to be named as a director nominee.
99.2**	Consent of Hongfei Zhang to be named as a director nominee.
99.3**	Consent of Wendy Hayes to be named as a director nominee.
99.4**	Consent of Shengwei (Sean) Da to be named as a director nominee.
99.5*	Fairness Opinion of Newbridge Securities Corporation dated August 16, 2024 (included as Annex E to the proxy statement/ prospectus contained in this registration statement).
99.6**	Form of Proxy Card (included as Annex F to the proxy statement/prospectus contained in this registration statement).
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107*	Filing Fee Table

* Filed herewith.

** To be filed by amendment.

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Item 22. Undertakings.

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effectiveamendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7) That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Cayman Islands, on the 12th day of November, 2024.

AlphaVest Acquisition Corp

By:	/s/ Yong (David) Yan
Yong (David) Yan
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yong (David) Yan and Song (Steve) Jing as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Pengfei Zheng	Chairman	November 12, 2024
Pengfei Zheng

/s/ Yong (David) Yan	Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2024
Yong (David) Yan

/s/ Song (Steve) Jing	Chief Financial Officer (Principal Financial and Accounting Officer)	November 12, 2024
Song (Steve) Jing

/s/ Shu Wang	Director Nominee	November 12, 2024
Shu Wang

/s/ Li (Helen) Wei	Director Nominee	November 12, 2024
Li (Helen) Wei

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Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sammamish, State of Washington, on the 12th day of November, 2024.

AMC CORPORATION

By:	/s/ Shengwei (Sean) Da
Name:	Shengwei (Sean) Da
Title:	Chairman

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Shengwei (Sean) Da his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the co-registrant and in the capacities and on the dates indicated.

Name	Position	Date

/s/ Shengwei (Sean) Da	Sole Director, Principal Executive Officer, and Principal Financial Officer	November 12, 2024
Shengwei (Sean) Da

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